        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 12, 1999
                                                      REGISTRATION NO. 333-82711

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------


                    SECURITY FIRST TECHNOLOGIES CORPORATION


             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                               7379                              58-2395199
  (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER IDENTIFICATION NO.)
   INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)

                            ------------------------

                    SECURITY FIRST TECHNOLOGIES CORPORATION
                      3390 PEACHTREE ROAD, NE, SUITE 1700
                               ATLANTA, GA 30326
                                 (404) 812-6200
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                              ROBERT F. STOCKWELL
                            CHIEF FINANCIAL OFFICER
                    SECURITY FIRST TECHNOLOGIES CORPORATION
                      3390 PEACHTREE ROAD, NE, SUITE 1700
                               ATLANTA, GA 30326
                                 (404) 812-6200
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:


  STUART G. STEIN, ESQ.        LAWRENCE M. LEVY, ESQ.         GORDON K. DAVIDSON, ESQ.         DAVID E. BROWN, JR.
 STEVEN E. BALLEW, ESQ.       COLIN HUGH BUCKLEY, ESQ.     KATHERINE TALLMAN SCHUDA, ESQ.       ALSTON & BIRD LLP
   KEVIN L. VOLD, ESQ.     BROWN, RUDNICK, FREED & GESMER      DOUGLAS N. COGEN, ESQ.      601 PENNSYLVANIA AVENUE, NW
 HOGAN & HARTSON L.L.P.            STANMORE HOUSE              PHYLLIS E. ANDES, ESQ.      NORTH BUILDING, 11TH FLOOR
555 THIRTEENTH STREET, NW     29-30 ST. JAMES'S STREET           FENWICK & WEST LLP           WASHINGTON, DC 20004
  WASHINGTON, DC 20004        LONDON SW1A 1HB, ENGLAND          TWO PALO ALTO SQUARE             (202) 756-3345
     (202) 637-5600            (011) 44 171 925-1888            PALO ALTO, CA 94306
                                                                   (650) 494-0600


                            ------------------------


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon consummation of the transactions described herein.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

================================================================================

                                                                                        PROPOSED MAXIMUM
                                                                     PROPOSED MAXIMUM      AGGREGATE        AMOUNT OF
               TITLE OF CLASS OF                    AMOUNT TO BE     AGGREGATE PRICE        OFFERING       REGISTRATION
          SECURITIES BEING REGISTERED              REGISTERED (1)    PER COMMON SHARE     PRICE (1)(2)     FEE(1)(2)(3)
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per share.........    32,330,682           $     (2)        $ 97,330,265       $27,058
=======================================================================================================================




(1) Based upon the maximum number of shares of common stock, par value $0.01 per share, of Security First Technologies Corporation that may be issued pursuant to the acquisitions of Edify Corporation (7,481,844 shares), FICS Group N.V. (18,500,000 shares) and VerticalOne Corporation (6,348,838 shares).


(2) Computed pursuant to Rules 457(f)(1) and (c) based on the average of the high and low per share prices ($12.125) of shares of common stock, par value $0.001 per share, of Edify Corporation on the Nasdaq National Market on October 8, 1999; computed pursuant to Rule 457(f)(2) based on one-third of the aggregate stated value per share ($.33) of outstanding securities of FICS Group N.V. on June 30, 1999; and computed pursuant to Rule 457(f)(2) based on the book value per share ($.08) of outstanding securities of VerticalOne Corporation on June 30, 1999;


(3) A registration fee of $28,132, was previously paid in connection with the original filing of this registration statement, therefore no additional fee is required herewith.

                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   [S1 LOGO]

To Our Stockholders:


     You are cordially invited to attend a special meeting of stockholders of Security First Technologies Corporation, or S1, to be held at the Swissotel, 3391 Peachtree Road, NE, Atlanta, GA 30326, on November 10, 1999 at 8:00 a.m., Eastern time.



     At the meeting, you will be asked to approve the issuance by S1 of common stock in three proposed transactions. In the proposed transactions:



     - a subsidiary of S1 will acquire FICS Group N.V.;



     - another subsidiary of S1 will merge with Edify Corporation; and



     - a third subsidiary of S1 will merge with VerticalOne Corporation.



     After the transactions, FICS, Edify and VerticalOne will each become subsidiaries of S1. Please review the proposed transactions, which are described in detail in the attached notice of special meeting of stockholders and prospectus/proxy statement.



     After careful consideration, S1's board of directors has approved S1's acquisitions of FICS, Edify and VerticalOne and determined all three of the transactions to be fair to and in the best interests of S1 and its stockholders. S1's board of directors has approved the issuances of shares of S1 common stock in these transactions and recommends that you vote in favor of the issuances.



     You will also be asked to approve a proposal to change the name of the combined company from "Security First Technologies Corporation" to "S1 Corporation." Your board of directors has determined that this name change more accurately reflects the vision and mission of the combined company and recommends that you vote in favor of this proposal, as well.


     It is important that you use this opportunity to take part in the affairs of S1 by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. YOUR VOTE IS VERY IMPORTANT. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.


     PLEASE READ THE SECTION ENTITLED "RISK FACTORS" ON PAGE 30 BEFORE COMPLETING YOUR PROXY CARD.


                                   Sincerely,

                                   /s/ JAMES S. MAHAN


                                   James S. Mahan, III

                                   Chairman of the Board,
                                   President and
                                   Chief Executive Officer


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


S1's common stock is listed on the Nasdaq National Market under the ticker symbol "SONE."


This prospectus/proxy statement is dated October 12, 1999 and was first mailed to stockholders on or about October 13, 1999.

                                   [S1 LOGO]

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


To Be Held November 10, 1999 at 8:00 a.m. Eastern time


To Our Stockholders:


     Notice is hereby given that a special meeting of stockholders of Security First Technologies Corporation, or S1, will be held at the Swissotel, 3391 Peachtree Road, NE, Atlanta, GA 30326, on November 10, 1999 at 8:00 a.m. Eastern time, for the following purposes:



     1. To consider the issuance of shares of S1 common stock in S1's acquisition of FICS Group N.V., a Belgian corporation. If the S1 stockholders approve the issuance, S1 will issue up to 10,000,000 shares of S1 common stock for all or substantially all outstanding shares of FICS stock. In addition, if the FICS transaction closes, S1 may issue up to 4,500,000 additional shares of S1 common stock in an "earn-out" if FICS meets specified performance targets while operating as an S1 subsidiary. S1 has also agreed to assume outstanding options to purchase FICS common stock which will convert into options to purchase approximately 1,200,000 shares of S1 common stock, and to grant approximately 2,800,000 additional options to purchase S1 common stock. The FICS transaction is discussed in more detail in the sections of the attached prospectus/proxy statement entitled "The FICS Transaction" and "The FICS Agreements."



     2. To consider the issuance of shares of S1 common stock in S1's acquisition by merger of Edify Corporation. If you approve the issuance and Edify's stockholders approve the merger, S1 will issue 0.330969 shares of S1 common stock for each share of outstanding Edify common stock, or a total of approximately 5,941,901 shares of S1 common stock. S1 has also agreed to assume outstanding options to purchase Edify common stock which will convert into options to purchase approximately 1,539,943 shares of S1 common stock. The Edify transaction is discussed in more detail in the sections of the attached prospectus/proxy statement entitled "The Edify Transaction" and "The Edify Agreements."



     3. To consider the issuance of shares of S1 common stock in S1's acquisition by merger of VerticalOne Corporation. If you approve the issuance and VerticalOne's stockholders approve the merger, S1 will issue 0.2 shares of S1 common stock for each outstanding share of VerticalOne stock, or a total of approximately 3,860,000 shares of S1 common stock. S1 has also agreed to assume outstanding options to purchase VerticalOne common stock which will convert into options to purchase approximately 500,000 shares of S1 common stock, and to grant approximately 2,000,000 additional options to employees of VerticalOne in connection with the VerticalOne transaction. The VerticalOne transaction is discussed in more detail in the sections of the attached prospectus/proxy statement entitled "The VerticalOne Transaction" and "The VerticalOne Agreements."



     4. To consider a proposed amendment to S1's charter to change the name of S1 from "Security First Technologies Corporation" to "S1 Corporation."



     None of the proposed transactions can be completed unless the holders of a majority of the votes cast, either in person or by proxy, at the S1 meeting approve the issuance of common stock for that transaction. The proposed charter amendment cannot be approved unless the holders of a majority of the shares of S1 common stock eligible to vote at the S1 meeting approve it.



     Only stockholders of record at the close of business on October 1, 1999, the record date, are entitled to notice of and to vote at the meeting or any adjournment of the meeting.


                                   By Order of the Board of Directors
                                   of Security First Technologies Corporation

                                   /s/ NANCY K. KENLEY

                                   Nancy Kenley
                                   Secretary and Corporate Counsel

Atlanta, Georgia


October 12, 1999


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE.

              [EDIFY LOGO]

              Edify Corporation
              2840 San Tomas Expressway
              Santa Clara, California 95051


Dear Stockholders:



     We will hold a special meeting of our stockholders at Edify's headquarters located at 2840 San Tomas Expressway, Santa Clara, California, on November 10, 1999 at 10:00 a.m., Pacific time.



     At the meeting, you will be asked to consider and vote to approve and adopt a merger agreement with Security First Technologies Corporation, or S1, that will cause Edify to become a wholly owned subsidiary of S1.


     You will be entitled to receive in the merger 0.330969 shares of S1's common stock for each share of Edify common stock you own.

     AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS UNANIMOUSLY APPROVED THIS TRANSACTION AND CONCLUDED THAT IT IS IN THE BEST INTERESTS OF EDIFY AND ITS STOCKHOLDERS. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS TRANSACTION.

     Attached is a notice of a special meeting of stockholders and a prospectus/proxy statement relating to the merger. This document describes the merger in detail. We encourage you to read it carefully.


     THE MERGER AND AN INVESTMENT IN SHARES OF S1 STOCK INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE DISCUSSION IN THE SECTION ENTITLED "RISK FACTORS" ON PAGE 30 OF THIS PROSPECTUS/PROXY STATEMENT.


     We cordially invite you to attend the meeting. However, whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy and return it to us in the enclosed envelope. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy. YOUR VOTE IS VERY IMPORTANT.

     PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME.

                                   Sincerely,

                                   /s/ JEFFREY M. CROWE


                                   Jeffrey M. Crowe

                                   President and
                                   Chief Executive Officer


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


S1's common stock is listed on the Nasdaq National Market under the ticker symbol "SONE."


This prospectus/proxy statement is dated October 12, 1999 and was first mailed to stockholders on or about October 13, 1999.

                [EDIFY LOGO]


                Edify Corporation
                2840 San Tomas Expressway
                Santa Clara, California 95051

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                            ------------------------

To Our Stockholders:


     A special meeting of stockholders of Edify Corporation will be held at 10:00 a.m., Pacific time, on November 10, 1999, at Edify's headquarters located at 2840 San Tomas Expressway, Santa Clara, California, to consider and vote on a proposal to approve and adopt a merger agreement with Security First Technologies Corporation, or S1, and approve a merger that will cause Edify to become a wholly owned subsidiary of S1.


     No other business will be considered at the meeting.

     These proposals are more fully described in the prospectus/proxy statement that accompanies this notice, which you should read carefully.


     We have fixed the close of business on October 1, 1999 as the record date for the determination of our stockholders entitled to vote at this meeting. A complete list of stockholders entitled to vote at this meeting will be available for examination by any stockholder for any purpose relevant to the meeting, at Edify's offices at 2840 San Tomas Expressway, Santa Clara, California, during Edify's ordinary business hours for 10 days before the meeting.


                                          By Order of the Board of Directors
                                          of Edify Corporation


                                          /s/ JEFFREY M. CROWE



                                          Jeffrey M. Crowe


                                          President and


                                          Chief Executive Officer


Santa Clara, California


October 12, 1999


TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

             [VERTICALONE LOGO]

             VerticalOne Corporation


             Two Concourse Parkway, Suite 700


             Atlanta, Georgia 30328



Dear Stockholders:



    We will hold a special meeting of our stockholders at VerticalOne's headquarters, located at Two Concourse Parkway, Suite 700, Atlanta, Georgia, on November 10, 1999 at 8:00 a.m., Eastern time.



    At the meeting, you will be asked to consider and vote to approve and adopt a merger agreement with Security First Technologies Corporation, or S1, that will cause VerticalOne to become a wholly owned subsidiary of S1.



    The exchange ratio in the merger is 0.2 shares of S1's common stock for each share of VerticalOne common stock you own or into which the shares of VerticalOne preferred stock you own may be converted. Of such amount, at closing each share of VerticalOne common stock you own will be converted into 0.1903 shares of S1 common stock. In addition, you may also receive up to 0.0097 shares of S1's common stock for each share of VerticalOne common stock you own approximately one year after the merger is completed if specified conditions are met.



    AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS UNANIMOUSLY APPROVED THIS TRANSACTION AND CONCLUDED THAT IT IS IN THE BEST INTERESTS OF VERTICALONE AND ITS STOCKHOLDERS. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS TRANSACTION.



    Attached is a notice of a special meeting of stockholders and a prospectus/proxy statement relating to the merger. This document describes the merger in detail. Please read it carefully.



    THE MERGER AND AN INVESTMENT IN SHARES OF S1 STOCK INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE DISCUSSION IN THE SECTION ENTITLED "RISK FACTORS" ON PAGE 30 OF THE PROSPECTUS/PROXY STATEMENT.


    We cordially invite you to attend the meeting. However, whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy and return it to us in the enclosed envelope. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy. YOUR VOTE IS VERY IMPORTANT.

    PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME.

                                   Sincerely,

                                   /s/ GREGG S. FREISHTAT


                                   Gregg S. Freishtat


                                   Chairman and

                                   Chief Executive Officer


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


S1's common stock is listed on the Nasdaq National Market under the ticker symbol "SONE."


This prospectus/proxy statement is dated October 12, 1999 and was first mailed to stockholders on or about October 13, 1999.

                [VERTICALONE LOGO]

                VerticalOne Corporation


                Two Concourse Parkway, Suite 700


                Atlanta, Georgia 30328


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                            ------------------------

To Our Stockholders:


     A special meeting of stockholders of VerticalOne Corporation will be held at 8:00 a.m., Eastern time, on November 10, 1999, at our headquarters located at Two Concourse Parkway, Suite 700, Atlanta, Georgia, to consider and vote on a proposal to approve and adopt a merger agreement with Security First Technologies Corporation, or S1, pursuant to which VerticalOne will merge with a newly formed subsidiary of S1, and become a wholly owned subsidiary of S1.


     No other business will be considered at the meeting.

     These proposals are more fully described in the prospectus/proxy statement that accompanies this notice, which you should read carefully.


     We have fixed the close of business on October 8, 1999 as the record date for the determination of our stockholders entitled to vote at this meeting. A complete list of stockholders entitled to vote at this meeting will be available for examination by any stockholder for any purpose relevant to the meeting, at VerticalOne's offices at Two Concourse Parkway, Suite 700, Atlanta, Georgia 30328, during VerticalOne's ordinary business hours for 10 days before the meeting.


                                          By Order of the Board of Directors

                                          of VerticalOne Corporation


                                          /s/ J. STEPHEN HUFFORD


                                          J. Stephen Hufford


                                          Vice President and Secretary



Atlanta, Georgia



October 12, 1999


TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.


     Stockholders of VerticalOne are entitled to dissenters' rights under
Section 262 of the Delaware General Corporation Law, a copy of which is attached as Annex I to the prospectus/proxy statement.

                               TABLE OF CONTENTS


                                                                PAGE
                                                                ----
QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS................      1
SUMMARY OF THE PROSPECTUS/PROXY STATEMENT...................      8
  The Companies.............................................      8
  Summary of the Transactions...............................      9
  S1's Management Following the Transactions................     10
  Benefits of the Transactions..............................     10
  The FICS Transaction......................................     11
     What FICS Stockholders Will Receive....................     11
     Votes Required for Approval of the FICS Transaction....     11
     Termination of the FICS Transaction....................     11
     The S1 Stockholders' FICS Voting Agreement.............     12
     Opinion of S1's Financial Advisor......................     12
     Accounting Treatment of the FICS Transaction...........     13
     Interests of Certain Persons in the FICS Transaction...     13
  The Edify Transaction.....................................     13
     What Edify Stockholders Will Receive...................     13
     Votes Required for Approval of the Edify Transaction...     13
     Termination of the Edify Transaction...................     14
     Breakup Fee for the Edify Transaction..................     15
     The Stock Option Agreement.............................     15
     The Voting Agreements..................................     15
     Opinions of Financial Advisors.........................     16
     Accounting Treatment of the Edify Transaction..........     17
     Interests of Certain Persons in the Edify
      Transaction...........................................     17
     Comparative Per Share Market Price Information.........     17
  The VerticalOne Transaction...............................     17
     What VerticalOne Stockholders Will Receive.............     17
     Votes Required for Approval of the VerticalOne
      Transaction...........................................     18
     Termination of the VerticalOne Transaction.............     19
     Strategic Marketing and Sales Agency Agreement.........     19
     The Warrant Agreement..................................     20
     Series C Preferred Stock Purchase Agreement............     20
     The Share Retention Agreements.........................     20
     Opinion of S1's Financial Advisor......................     21
     Accounting Treatment of the VerticalOne Transaction....     21
     Interests of Certain Persons in the VerticalOne
      Transaction...........................................     21
  Pro Forma Combined Comparative Per Share Data.............     22
  Selected Consolidated Financial Data......................     23
RISK FACTORS................................................     30
  Risks Related to the Transactions.........................     30
     Because the number of shares of S1 common stock to be
      issued in the proposed transactions is fixed, holders
      of FICS, Edify and VerticalOne stock may receive less
      value for their shares if the market price of the S1
      common stock declines before the closings of the
      proposed transactions.................................     30
     S1 will face technical, operational and strategic
      challenges that may prevent S1 from successfully
      integrating FICS, Edify and VerticalOne with S1.......     30
     Because the transactions are not conditioned on each
      other, if S1 fails to close one or more of the
      transactions the value of the S1 common stock could
      decline...............................................     31

                                                                PAGE
                                                                ----
     Officers and directors of S1, FICS, Edify and
      VerticalOne have different interests from yours, and
      could exert their influence over the proposed
      transactions in a way that may not benefit you........     31
  Risks Related to the Combined Company's Business..........     32
     We do not expect to achieve profitable operations for
      the foreseeable future, and this may negatively impact
      the value of your S1 common stock.....................     32
     The combined company's quarterly operating results may
      fluctuate, and any fluctuations could adversely affect
      the price of your S1 common stock.....................     32
     The combined company will have four primary product
      lines and our revenues will depend on demand for these
      products..............................................     33
     System failures or performance problems with the
      combined company's products could cause demand for
      these products to decrease, require the combined
      company to make significant capital expenditures or
      impair client relations...............................     34
     The combined company will depend on a limited number of
      clients for most of its revenue and, if any of those
      clients terminate their contracts, the combined
      company's revenues and financial performance would
      decline...............................................     34
     The transactions could harm key third party
      relationships.........................................     34
     The combined company's failure to develop and expand
      its distribution channels would impede revenue
      growth................................................     35
     The combined company's market is highly competitive and
      if it is unable to keep pace with evolving technology,
      its revenue and future prospects may decline..........     35
     A significant portion of the combined company's clients
      are in the financial services industry which is
      subject to economic changes and is rapidly
      consolidating, which could reduce demand for the
      combined company's products and services..............     35
     Infringement of the combined company's proprietary
      technology could adversely affect its competitive
      position and income potential.........................     36
     The combined company may become involved in litigation
      over proprietary rights, which may be costly and time
      consuming.............................................     36
     If the combined company is unable to attract and retain
      technical employees, it may not be able to compete....     36
     If the combined company is unable to effectively manage
      its expected growth, it will not be able to
      successfully implement its business plan..............     37
     If the combined company fails to adequately address the
      year 2000 issue, it may lose revenue or incur
      significant additional costs..........................     37
     Internet-related laws could adversely affect our
      business..............................................     37
     The combined company depends on external sources of
      capital for future growth.............................     37
     Future sales of the combined company's common stock in
      the public market could adversely affect its stock
      price and its ability to raise funds in new stock
      offerings.............................................     38
     Ownership of common stock by the combined company's
      officers, directors and principal stockholders may
      prevent a change in control...........................     38
     Market volatility may cause the price of your stock to
      decline...............................................     38
     International operations and currency exchange rate
      fluctuations may adversely affect the combined
      company...............................................     39
FORWARD LOOKING STATEMENTS IN THIS PROSPECTUS/PROXY
  STATEMENT.................................................     39
THE COMPANIES...............................................     41
  Security First Technologies Corporation...................     41
  FICS Group N.V............................................     41
  Edify Corporation.........................................     42
  VerticalOne Corporation...................................     42
THE S1 MEETING..............................................     43
  Date, Time, Place and Purpose of S1's Meeting.............     43

                                                                PAGE
                                                                ----
  Record Date and Outstanding Shares........................     43
  Vote and Quorum Required..................................     43
  Abstentions; Broker Non-Votes.............................     43
  Stock Ownership of Management and Principal
     Stockholders...........................................     43
  Expenses of Proxy Solicitation............................     44
  Voting of Proxies.........................................     44
  No Appraisal Rights.......................................     44
PARTICIPATING IN THE FICS TRANSACTION.......................     44
THE EDIFY MEETING...........................................     45
  Date, Time, Place and Purpose of Edify's Meeting..........     45
  Record Date and Outstanding Shares........................     45
  Vote Required.............................................     45
  Abstentions; Broker Non-Votes.............................     45
  Stock Ownership of Management and Principal
     Stockholders...........................................     45
  Expenses of Proxy Solicitation............................     45
  Voting of Proxies.........................................     46
  No Appraisal Rights.......................................     46
THE VERTICALONE MEETING.....................................     46
  Date, Time, Place and Purpose of VerticalOne's Meeting....     46
  Record Date and Outstanding Shares........................     46
  Vote and Quorum Required..................................     47
  Abstentions...............................................     47
  Stock Ownership of Management and Principal
     Stockholders...........................................     47
  Voting of Proxies.........................................     47
  Appraisal Rights..........................................     48
BACKGROUND OF THE TRANSACTIONS..............................     48
THE FICS TRANSACTION........................................     54
  S1's Reasons for the FICS Transaction.....................     54
  Recommendation of S1's Board of Directors.................     55
  Recommendation of FICS's Board of Directors...............     55
  Opinion of S1's Financial Advisor.........................     55
  Interests of Certain Persons in the FICS Transaction......     62
  Completion and Effectiveness of the FICS Transaction......     62
  Structure of the FICS Transaction and Conversion of FICS
     Common Stock...........................................     63
  The Earn-out..............................................     63
  Material United States Federal Income Tax Consequences of
     the FICS Transaction...................................     64
  Accounting Treatment of the FICS Transaction..............     65
  Regulatory Filings and Approvals Required to Complete the
     FICS Transaction.......................................     65
  Restrictions on Sales of Shares by Affiliates of FICS and
     S1.....................................................     66
  Listing on the Nasdaq National Market of S1 Common Stock
     to be Issued in the FICS Transaction...................     66
  Operations after the FICS Transaction.....................     66
THE FICS AGREEMENTS.........................................     66
  Parties to the Agreements.................................     67
  Representations and Warranties............................     67
  FICS's Conduct of Business before Completion of the FICS
     Transaction............................................     68
  FICS Stockholders' Conduct of Business before Completion
     of the FICS Transaction................................     68
  S1's Conduct of Business before Completion of the FICS
     Transaction............................................     68
  Conditions to Completion of the FICS Transaction..........     69
  Termination of the FICS Agreements........................     70
  Expenses; No Breakup Fee..................................     70

                                                                PAGE
                                                                ----
  Extension, Waiver and Amendment of the FICS Agreements....     70
  Related FICS Agreements...................................     70
     S1 Stockholder Voting Agreements.......................     70
     The Loan Agreements and Promissory Notes...............     71
THE EDIFY TRANSACTION.......................................     71
  S1's Reasons for the Edify Transaction....................     72
  Recommendation of S1's Board of Directors.................     73
  Edify's Reasons for the Edify Transaction.................     73
  Recommendation of Edify's Board of Directors..............     74
  Opinion of S1's Financial Advisor.........................     75
  Opinion of Edify's Financial Advisor......................     83
  Interests of Certain Persons in the Edify Transaction.....     90
  Completion and Effectiveness of the Edify Transaction.....     90
  Structure of the Edify Transaction and Conversion of Edify
     Common Stock...........................................     91
  Exchange of Edify Stock Certificates for S1 Stock
     Certificates...........................................     91
  Material United States Federal Income Tax Consequences of
     the Edify Transaction..................................     91
  Accounting Treatment of the Edify Transaction.............     93
  Regulatory Filings and Approvals Required to Complete the
     Edify Transaction......................................     93
  Restrictions on Sales of Shares by Affiliates of Edify and
     S1.....................................................     94
  Listing on the Nasdaq National Market of S1 Common Stock
     to be Issued in the Edify Transaction..................     94
  Delisting and Deregistration of Edify Common Stock after
     the Edify Transaction..................................     94
  Operations after the Edify Transaction....................     94
THE EDIFY AGREEMENTS........................................     94
  The S1-Edify Merger Agreement.............................     94
     Representations and Warranties.........................     94
     Edify's Conduct of Business before Completion of the
      Edify Transaction.....................................     95
     S1's Conduct of Business before Completion of the Edify
      Transaction...........................................     96
     Edify's Employee Benefit Plans.........................     96
     Treatment of Edify Stock Options and Warrants; Grant of
      S1 Stock Options......................................     96
     Conditions to Completion of the Edify Transaction......     97
     Termination of the S1-Edify Merger Agreement...........     98
     Expenses; Breakup Fee..................................     99
     Extension, Waiver and Amendment of the S1-Edify Merger
      Agreement.............................................     99
  Related Agreements........................................    100
     The Stock Option Agreement.............................    100
     Edify Stockholders' Voting Agreements..................    101
     S1 Stockholders' Voting Agreements.....................    101
THE VERTICALONE TRANSACTION.................................    103
  S1's Reasons for the VerticalOne Transaction..............    103
  Recommendation of S1's Board of Directors.................    104
  VerticalOne's Reasons for the VerticalOne Transaction.....    104
  Recommendation of VerticalOne's Board of Directors........    106
  Opinion of S1's Financial Advisor.........................    106
  Interests of Certain Persons in the VerticalOne
     Transaction............................................    112
  Completion and Effectiveness of the VerticalOne
     Transaction............................................    113
  Structure of the VerticalOne Transaction and Conversion of
     VerticalOne Common Stock and Preferred Stock...........    113
  Exchange of VerticalOne Stock Certificates for S1 Stock
     Certificates...........................................    113
  Material United States Federal Income Tax Consequences of
     the VerticalOne Transaction............................    114

                                                                PAGE
                                                                ----
  Certain Tax Consequences to Holders of Options............    116
  Accounting Treatment of the VerticalOne Transaction.......    116
  Regulatory Filings and Approvals Required to Complete the
     VerticalOne Transaction................................    116
  Restrictions on Sales of Shares by Affiliates of
     VerticalOne and S1.....................................    116
  Listing on the Nasdaq National Market of S1 Common Stock
     to be Issued in the VerticalOne Transaction............    117
  Operations after the VerticalOne Transaction..............    117
THE VERTICALONE AGREEMENTS..................................    117
  The S1-VerticalOne Merger Agreement.......................    117
     Representations and Warranties.........................    117
     VerticalOne's Conduct of Business before Completion of
      the VerticalOne Transaction...........................    118
     VerticalOne's Employee Benefit Plans...................    119
     Treatment of VerticalOne Stock Options and Warrants;
      Grant of S1 Stock Options.............................    119
     Conditions to Completion of the VerticalOne
      Transaction...........................................    119
     Termination of the S1-VerticalOne Merger Agreement.....    121
     Expenses...............................................    122
     Extension, Waiver and Amendment of the S1-VerticalOne
      Merger Agreement......................................    122
  Related Agreements........................................    122
     The Escrow Agreement...................................    122
     Strategic Marketing and Sales Agency Agreement.........    123
     Warrant Agreement......................................    124
     Series C Preferred Stock Purchase Agreement............    124
     VerticalOne Share Retention Agreements.................    125
COMPARATIVE PER SHARE MARKET PRICE DATA.....................    127
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS.................    128
COMPARISON OF STOCKHOLDER RIGHTS............................    168
  S1 Stockholder Rights.....................................    168
     Directors..............................................    168
     Indemnification and Limitation of Liability of
      Directors.............................................    168
     Call of Special Stockholder Meetings...................    169
     Stockholder Action without a Meeting...................    169
     Quorum for Stockholder Meetings........................    169
     General Vote...........................................    169
     Authorized and Outstanding Common Stock................    169
     Authorized and Outstanding Preferred Stock.............    169
  FICS Stockholder Rights...................................    170
     Directors..............................................    170
     Indemnification and Limitation of Liability of
      Directors.............................................    170
     Call of Special Stockholder Meetings...................    171
     Stockholder Action without a Meeting...................    171
     General Vote and Quorum Requirements for Stockholder
      Meetings..............................................    171
     Authorized and Outstanding FICS Securities.............    171
     Preferred Stockholder Rights...........................    172
  Edify Stockholder Rights..................................    172
     Directors..............................................    172
     Indemnification and Limitation of Liability of
      Directors.............................................    172
     Call of Special Stockholder Meetings...................    173
     Stockholder Action without a Meeting...................    173
     Quorum for Stockholder Meetings........................    173
     General Vote...........................................    173

                                                                PAGE
                                                                ----
     Authorized and Outstanding Common Stock................    173
     Authorized and Outstanding Preferred Stock.............    173
     Stockholder Rights Plan................................    174
  VerticalOne Stockholder Rights............................    174
     Directors..............................................    174
     Indemnification and Limitation of Liability of
      Directors.............................................    174
     Call of Special Stockholder Meetings...................    174
     Stockholder Action without a Meeting...................    175
     Quorum for Stockholder Meetings........................    175
     General Vote...........................................    175
     Authorized and Outstanding Common Stock................    175
     Authorized and Outstanding Preferred Stock.............    175
     Appraisal Rights.......................................    175
ADDITIONAL MATTERS BEING SUBMITTED TO A VOTE OF ONLY S1
  STOCKHOLDERS..............................................    176
  Proposal No. 1 -- Change of Corporate Name................    176
INFORMATION ABOUT FICS GROUP N.V............................    176
  Description of FICS's Business............................    176
     The FICS Solution......................................    177
     Products and Services..................................    178
     Professional Services..................................    181
     FICS Customers.........................................    182
     Case Studies...........................................    182
     Sales and Marketing....................................    183
     Research and Development...............................    183
     Competition............................................    184
     Proprietary Rights.....................................    184
     Employees..............................................    185
     Facilities.............................................    185
     Legal Proceedings......................................    186
  Presentation of Financial and Other Information...........    186
  Exchange Rates............................................    186
  FICS Management's Discussion and Analysis of Financial
     Condition and Results of Operations....................    187
  Share Ownership by Principal Stockholders, Management and
     Directors of FICS......................................    203
  New S1 Directors..........................................    204
INFORMATION ABOUT VERTICALONE CORPORATION...................    204
  Description of VerticalOne's Business.....................    204
  The VerticalOne Solution..................................    205
  VerticalOne's Strategy....................................    206
  VerticalOne's Service.....................................    207
  Revenue Model.............................................    208
  Technology and Product Development........................    208
  Proprietary Rights........................................    208
  Employees.................................................    208
  Facilities................................................    209
  Legal Proceedings.........................................    209
  VerticalOne Management's Discussion and Analysis of
     Financial Condition and Results of Operations..........    209
  Share Ownership by Principal Stockholders, Management and
     Directors of VerticalOne...............................    212
  New S1 Director...........................................    215
  Related Party Transactions................................    215

                                                                PAGE
                                                                ----
LEGAL OPINIONS..............................................    215
EXPERTS.....................................................    215
DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS/PROXY
  STATEMENT.................................................    216
WHERE YOU CAN FIND MORE INFORMATION.........................    217
DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR INCLUSION
  IN PROXY STATEMENT........................................    217
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS..................    F-1
Annex A -- Share Purchase Agreement, as amended -- FICS
  Transaction...............................................    A-1
Annex B -- Stock Purchase Agreement, as amended -- FICS
  Transaction...............................................    B-1
Annex C -- Agreement and Plan of Merger -- Edify
  Transaction...............................................    C-1
Annex D -- Agreement and Plan of Merger -- VerticalOne
  Transaction...............................................    D-1
Annex E -- Opinion of BancBoston Robertson Stephens,
  Financial Advisor to S1 -- FICS Transaction...............    E-1
Annex F -- Opinion of BancBoston Robertson Stephens,
  Financial Advisor to S1 -- Edify Transaction..............    F-1
Annex G -- Opinion of Goldman, Sachs & Co., Financial
  Advisor to Edify -- Edify Transaction.....................    G-1
Annex H -- Opinion of Goldman, Sachs & Co., Financial
  Advisor to S1 -- VerticalOne Transaction..................    H-1
Annex I -- Section 262 of the Delaware General Corporation
  Law -- Dissenters' Rights of Appraisal....................    I-1

                  QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS


Q: I UNDERSTAND THAT SECURITY FIRST TECHNOLOGIES CORPORATION HAS AGREED TO MAKE THREE STRATEGIC ACQUISITIONS. CAN YOU TELL ME MORE ABOUT S1'S PROPOSED DEALS?



A: S1 has agreed that its Belgian subsidiary will acquire all or substantially all of the issued and outstanding securities of FICS Group N.V. As a result, FICS will become an indirect subsidiary of S1. FICS is a Belgium-based software company that develops remote electronic banking and regulatory financial reporting software products. FICS has operations in 10 countries: Belgium, Luxembourg, the Netherlands, France, the United Kingdom, Spain, Portugal, the United States, Australia and Singapore. FICS concentrates on two core activities: Electronic Services Delivery and Financial Reporting Systems. Electronic Services Delivery products provide solutions for electronic banking, both retail and corporate, running on Microsoft Windows operating systems and via the internet. Electronic Services Delivery products offer end-to-end functionality for account reporting, cash management, custody and trade finance, and embrace all forms of electronic banking, from conventional "electronic delivery systems" to internet, telephone, fax, hand-held computing and mobile phone services. Financial Reporting Systems offer banks, insurance companies, pension funds, mutual investment funds and brokers an international solution for legal, financial and risk management reporting. We refer to the transactions involved in this acquisition as the "FICS Transaction."



     In addition, S1 has agreed that an S1 subsidiary will merge with Edify Corporation. As a result, Edify will become a wholly owned subsidiary of S1. Edify provides enterprise self service software products that enable organizations to automate, integrate and personalize interactions with customers through multiple channels, including the internet, corporate intranets and the telephone, yielding stronger, more profitable relationships. Edify's products enable organizations to develop more and better service to customers and employees while containing costs, capitalizing on emerging interactive media and leveraging existing investments. Edify's products are designed to support both the telephone-based self service features found in traditional, standalone interactive voice response, or "IVR," systems, and the broad range of interactive services that can be provided through the internet or an enterprise intranet. We refer to this merger as the "Edify Transaction."



     Finally, in the third proposed transaction, S1 has agreed that an S1 subsidiary will merge with VerticalOne Corporation. As a result, VerticalOne will become a wholly owned subsidiary of S1. VerticalOne's technology provides users confidential viewing and access to personal account information like bank and investment information, credit card balances, household bills, travel rewards programs, and e-mail. We refer to this merger as the "VerticalOne Transaction."



Q: DO I GET TO VOTE ON THE FICS TRANSACTION, THE EDIFY TRANSACTION OR THE VERTICALONE TRANSACTION?



A: If you held common stock in S1 at the close of business on October 1, 1999, you may vote on S1's proposed issuances of common stock in each of the three proposed transactions.



     If you are a holder of any FICS securities, you may participate in the FICS Transaction and receive shares of S1 common stock if you elect to sign the share purchase agreement and the stock purchase agreement attached as Annex A and Annex B. FICS stockholders will not vote on the Edify Transaction or the VerticalOne Transaction.



     If you held Edify common stock at the close of business on October 1, 1999, you may vote on Edify's approval and adoption of the S1-Edify merger agreement and approval of the Edify Transaction. Edify's stockholders will not vote on the FICS Transaction or the VerticalOne Transaction.

     If you held VerticalOne common or preferred stock at the close of business on October 8, 1999, you may vote for VerticalOne's approval and adoption of the S1-VerticalOne merger agreement. VerticalOne stockholders will not vote on the FICS Transaction or the Edify Transaction.



Q: IF STOCKHOLDERS OF S1 APPROVE THE ISSUANCES OF S1 COMMON STOCK IN EACH OF THE THREE PROPOSED TRANSACTIONS, EDIFY STOCKHOLDERS APPROVE THE EDIFY TRANSACTION AND VERTICALONE STOCKHOLDERS APPROVE THE VERTICALONE TRANSACTION, WHAT WILL HAPPEN?



A: FICS will become a subsidiary of a Belgian subsidiary of S1, Edify will become a wholly owned subsidiary of S1 and VerticalOne will become a wholly owned subsidiary of S1. The combined company will continue to operate as "S1."



Q: ARE THE FICS TRANSACTION, THE EDIFY TRANSACTION AND THE VERTICALONE TRANSACTION CONDITIONED ON EACH OTHER?



A:   No. None of the proposed transactions is conditioned on any other.



Q: IF THE TRANSACTIONS CLOSE, WHAT PERCENTAGE OF THE COMBINED COMPANY WILL S1, FICS, EDIFY AND VERTICALONE STOCKHOLDERS OWN?



A: Based on the capitalization of S1, FICS, Edify and VerticalOne as of September 30, 1999, the existing S1 stockholders, the former stockholders of FICS, the former stockholders of Edify and the former stockholders of VerticalOne will own the following percentages of S1 common stock, calculated on a fully diluted basis, if one or more of the transactions close:



                                                 S1            FICS          EDIFY       VERTICALONE
      TRANSACTION COMPLETED                 STOCKHOLDERS   STOCKHOLDERS   STOCKHOLDERS   STOCKHOLDERS
      ---------------------                 ------------   ------------   ------------   ------------
      All Three...........................      64%            18%            11%             7%
      FICS and Edify Only.................      69%            20%            11%            N/A
      FICS and VerticalOne Only...........      71%            21%            N/A             8%
      Edify and VerticalOne Only..........      78%            N/A            13%             9%
      FICS Only...........................      78%            22%            N/A            N/A
      Edify Only..........................      86%            N/A            14%            N/A
      VerticalOne Only....................      90%            N/A            N/A            10%



     For a more complete description of the transactions, see the sections entitled "The FICS Transaction" on page 54, "The Edify Transaction" on page 71 and "The VerticalOne Transaction" on page 103.



Q:   WHAT WILL FICS STOCKHOLDERS RECEIVE IN THE FICS TRANSACTION?



A: FICS stockholders participating in the FICS Transaction will receive a pro rata portion of the 10,000,000 shares of S1 common stock to be issued in the FICS Transaction, and a pro rata portion of up to 4,500,000 earn-out shares that are issued, if any, in proportion to their current percentage of ownership of FICS's issued and outstanding equity securities and securities convertible into equity securities.



     Holders of options to purchase shares of FICS securities will hold options to purchase shares of S1 common stock after completion of the FICS Transaction.



     For a more complete description of what FICS stockholders will receive in the FICS Transaction, see the section entitled "The FICS
     Transaction -- Structure of the FICS Transaction and Conversion of FICS Common Stock" on page 63 and "The FICS Transaction -- The Earn-out" on page 63.


Q:   WHAT WILL EDIFY STOCKHOLDERS RECEIVE IN THE EDIFY TRANSACTION?


A: Edify stockholders will receive 0.330969 shares of S1 common stock for each share of Edify common stock they own.

     Holders of options or warrants to purchase shares of Edify common stock will hold options or warrants as appropriate to purchase shares of S1 common stock after completion of the Edify Transaction.




     For a more complete description of what you will receive in the Edify Transaction, see the section entitled "The Edify Transaction -- Structure of the Edify Transaction and Conversion of Edify Common Stock" on page 91.



Q:   WHAT WILL VERTICALONE STOCKHOLDERS RECEIVE IN THE VERTICALONE TRANSACTION?



A: Holders of VerticalOne common stock will receive up to 0.2 shares of S1 common stock for each share of VerticalOne common stock they own. Of this amount, at closing, each share of VerticalOne common stock will be converted into 0.1903 shares of S1 common stock. In addition, holders of VerticalOne common stock will have a contingent right to receive up to
     0.0097 shares of S1 common stock to be placed in an escrow account and to be used to offset any claims for indemnification made by S1 during the one year following completion of the VerticalOne Transaction. After that time, any amount remaining in escrow and not being contested will be distributed to the former VerticalOne stockholders.





     VerticalOne Series A and Series B preferred stock will be converted into the number of shares of S1 common stock equal to the number of whole shares of VerticalOne common stock into which their preferred stock could be converted multiplied by 0.2 of which 0.1903 will be delivered at closing and 0.0097 will be delivered into the escrow account. The conversion ratio for conversion into shares of VerticalOne common stock for both the VerticalOne Series A and Series B preferred stock is one-to-one. The shares of VerticalOne Series C preferred stock outstanding are held by S1 and will be cancelled in the transaction.



     S1 will not issue fractional shares of stock. VerticalOne stockholders will receive cash based on a per share price of S1 common stock of $40.41875.



     Holders of options or warrants to purchase shares of VerticalOne common stock will hold options or warrants as appropriate to purchase shares of S1 common stock after completion of the VerticalOne Transaction.



     For a more complete description of what you will receive in the VerticalOne Transaction, see the section entitled "The VerticalOne Transaction -- Structure of the VerticalOne Transaction and Conversion of VerticalOne Common Stock and Preferred Stock" on page 113.



Q:   WHAT WILL THE S1 COMMON STOCK BE WORTH WHEN THE TRANSACTIONS CLOSE?



A: The number of shares of S1 common stock to be issued in the FICS, Edify and VerticalOne Transactions is fixed and will not be adjusted based upon changes in the market value of S1 common stock. As a result, the value of the shares received in the FICS, Edify and VerticalOne Transactions will not be known prior to the closing of those transactions and will go up or down as the market price of S1 common stock goes up or down.



     Since S1 reorganized in September 1998, S1's stock price has been volatile. The following table shows, as of the last trading day of the last ten calendar months, the closing sale price per share of S1 common stock on the Nasdaq National Market. This table also shows the value to be received in the Edify Transaction for each share of Edify common stock, calculated by multiplying the closing price per share of S1 common stock by the exchange ratio of 0.330969 shares of S1 common stock for each share of Edify common stock. In addition, this table reflects the value to be received in the VerticalOne Transaction for each share of VerticalOne common stock, calculated by multiplying the closing price per share of S1 common stock by an exchange ratio of 0.2 shares of S1 common stock for each share of VerticalOne common stock.

     These numbers have been adjusted to give effect to a two-for-one split of S1's common stock that was paid on May 7, 1999.



                              CLOSING SALE PRICE   VALUE PER SHARE   VALUE PER SHARE
                                 PER SHARE OF         OF EDIFY       OF VERTICALONE
      DATE                     S1 COMMON STOCK      COMMON STOCK      COMMON STOCK
      ----                    ------------------   ---------------   ---------------
      September 30, 1999....        $38.88             $12.87            $ 7.78
      August 31, 1999.......         37.00              12.25              7.40
      July 30, 1999.........         34.88              11.54              6.98
      June 30, 1999.........         45.13              14.93              9.03
      May 28, 1999..........         38.38              12.70              7.68
      April 30, 1999........         59.53              19.70             11.91
      March 31, 1999........         36.75              12.16              7.35
      February 26, 1999.....         32.81              10.86              6.56
      January 29, 1999......         16.50               5.46              3.30
      December 31, 1998.....         15.25               5.05              3.05



Q: DOES THE S1 BOARD OF DIRECTORS RECOMMEND VOTING IN FAVOR OF THE ISSUANCES OF S1 COMMON STOCK IN THE THREE PROPOSED TRANSACTIONS?



A: Yes. After careful consideration, the S1 board of directors unanimously recommends that its stockholders vote in favor of the issuances of S1 common stock in the three proposed transactions. For a more complete description of the recommendation of the S1 board of directors, see the sections entitled "The FICS Transaction -- S1's Reasons for the FICS Transaction" on page 54, "The Edify Transaction -- S1's Reasons for the Edify Transaction" on page 72, "The VerticalOne Transaction -- S1's Reasons for the VerticalOne Transaction" on page 103, and "The FICS
     Transaction -- Recommendation of S1's Board of Directors" on page 55, "The Edify Transaction -- Recommendation of S1's Board of Directors" on page 73 and "The VerticalOne Transaction -- Recommendation of S1's Board of Directors" on page 104.



Q: DOES THE EDIFY BOARD OF DIRECTORS RECOMMEND VOTING IN FAVOR OF THE EDIFY TRANSACTION?



A: Yes. After careful consideration, Edify's board of directors unanimously recommends that its stockholders vote in favor of the S1-Edify merger agreement and the Edify Transaction. For a more complete description of the recommendation of the Edify board of directors, see the sections entitled "The Edify Transaction -- Edify's Reasons for the Edify Transaction" on page 73 and "The Edify Transaction -- Recommendation of Edify's Board of Directors" on page 74.



Q: DOES THE VERTICALONE BOARD OF DIRECTORS RECOMMEND VOTING IN FAVOR OF THE VERTICALONE TRANSACTION?



A: Yes. After careful consideration, VerticalOne's board of directors unanimously recommends that its stockholders vote in favor of the S1-VerticalOne merger agreement. For a more complete description of the recommendation of the VerticalOne board of directors, see the sections entitled "The VerticalOne Transaction -- VerticalOne's Reasons for the VerticalOne Transaction" on page 104 and "The VerticalOne
     Transaction -- Recommendation of VerticalOne's Board of Directors" on page 106.


Q:   ARE THERE RISKS I SHOULD CONSIDER IN MAKING MY VOTE?


A: Yes. For example, the number of shares of S1 common stock that you will receive at closing will not change even if the market price of S1 common stock increases or decreases before the completion of the proposed transactions. WE URGE YOU TO OBTAIN CURRENT MARKET QUOTATIONS OF S1 COMMON STOCK. EDIFY STOCKHOLDERS SHOULD ALSO OBTAIN CURRENT MARKET QUOTATIONS OF EDIFY COMMON STOCK.



     In evaluating the proposed transactions, you should carefully consider these and other factors discussed in the section entitled "Risk Factors" on page 30.

Q:   WHAT DO I NEED TO DO NOW?


A: If you are an S1, Edify or VerticalOne stockholder, mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at your meeting. If you do not include instructions on how to vote your properly signed proxy, your shares will be voted "FOR" approval of the proposals on which you are entitled to vote.



     For a more complete description of voting at your company's meeting, see the sections entitled "The S1 Meeting -- Voting of Proxies" on page 44, "The Edify Meeting -- Voting of Proxies" on page 46 and "The VerticalOne Meeting -- Voting of Proxies" on page 47.



Q: HOW CAN FICS STOCKHOLDERS WHO ARE NOT PARTIES TO THE SHARE PURCHASE AGREEMENT AND THE STOCK PURCHASE AGREEMENT PARTICIPATE IN THE FICS TRANSACTION?



A: If you are a FICS stockholder and you wish to participate in the FICS Transaction, indicate your acceptance of the share purchase agreement and the stock purchase agreement by signing and mailing the enclosed signature pages for the agreements in the enclosed return envelope so that they are received by FICS on or before November 10, 1999. If you do not mail your signed acceptances of the agreements, you will not be able to receive shares of S1 common stock in the FICS Transaction, but will continue to hold your FICS securities.



     For a more complete description of how you can participate in the FICS Transaction, FICS stockholders should see the section entitled "Participating in the FICS Transaction" on page 44.


Q:   WHAT DO I DO IF I WANT TO CHANGE MY VOTE?


A: Stockholders of S1, Edify and VerticalOne may change their votes before or at their company's meetings. If you want to change your vote, send the secretary of your company a later-dated, signed proxy card before your meeting or attend your meeting in person. You may also revoke your proxy by sending written notice to the secretary of your company before your meeting.



     For a more complete description of how to change your vote, S1 stockholders should see the section entitled "The S1 Meeting -- Voting of Proxies" on page 44, Edify stockholders should see the section entitled "The Edify Meeting -- Voting of Proxies" on page 46 and VerticalOne stockholders should see the section entitled "The VerticalOne Meeting -- Voting of Proxies" on page 47.



     FICS will not be holding a meeting because the FICS stockholders participating in the FICS Transaction are selling their securities directly to S1's Belgian subsidiary. If you are a stockholder of FICS and would like to participate in the FICS Transaction, you must sign the share purchase agreement and stock purchase agreement. Once you have signed the agreements, you will be obligated by the terms of the share purchase agreement and the stock purchase agreement and may terminate those agreements only as provided in the agreements.



     We urge you to read in detail the share purchase agreement and the stock purchase agreement attached as Annexes A and B. For a more complete description of how you can participate in the FICS Transaction, FICS stockholders should see the section entitled "Participating in the FICS Transaction" on page 44.



Q: IF MY S1 OR EDIFY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?


A: Your broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.


     For a more complete description of voting shares held in "street name," see the section entitled "The S1 Meeting -- Voting of Proxies" on page 44 and "The Edify Meeting -- Voting of Proxies" on page 46.



Q:   SHOULD I SEND IN MY STOCK CERTIFICATES NOW?



A: No. After the transaction is completed, we will send written instructions to Edify and VerticalOne stockholders for exchanging your stock certificates for S1 stock certificates. FICS securities holders will sell their securities directly to S1's Belgian subsidiary. FICS common stock is uncertificated and the sale will be accomplished by noting the transfer on FICS's share registry.


Q:   WHEN DO YOU EXPECT THE TRANSACTIONS TO BE COMPLETED?


A: We are working toward completing the transactions as quickly as possible. Although the proposed transactions are independent of one another, we hope to complete them during the fourth quarter of 1999.



     For a more complete description of the conditions to the transactions, see the sections entitled "The FICS Agreements -- Conditions to Completion of the FICS Transaction" on page 69, "The Edify Agreements -- The S1-Edify Merger Agreement -- Conditions to Completion of the Edify Transaction" on page 97 and "The VerticalOne Agreements -- The S1-VerticalOne Merger Agreement -- Conditions to Completion of the VerticalOne Transaction" on page 119.



Q:   WILL I RECOGNIZE A GAIN OR A LOSS ON THE FICS TRANSACTION?



A: As a general matter, United States individual stockholders should not recognize a gain or a loss for United States federal income tax purposes. However, different tax consequences may apply to you because of your individual circumstances or because special tax rules apply to you. For example, different tax consequences may apply if you are a non-United States person.



     For a more complete description of the tax consequences, see the section entitled "The FICS Transaction -- Material United States Federal Income Tax Consequences of the FICS Transaction" on page 64.



Q: WILL I RECOGNIZE A GAIN OR A LOSS ON THE EDIFY TRANSACTION OR THE VERTICALONE TRANSACTION?



A: You will not recognize a gain or a loss for federal income tax purposes if you receive shares of S1 common stock in exchange for shares of Edify common stock in the Edify Transaction or shares of VerticalOne stock in the VerticalOne Transaction, except to the extent you receive cash instead of fractional shares or, for VerticalOne stockholders, if you dissent from the VerticalOne Transaction and receive cash equal to the fair value of your shares. Further, for Vertical One stockholders, you may recognize gain or loss if the shares of S1 common stock you are otherwise entitled to receive that are placed in escrow are used to satisfy any indemnification obligations. Different tax consequences may apply to you because of your individual circumstances or because special tax rules apply to you. For example, different tax consequences may apply if you:


     - are a tax-exempt organization;

     - are a dealer in securities;

     - are a financial institution;

     - are an insurance company;

     - are a non-United States person;


     - acquired your shares of Edify common stock or VerticalOne stock from the exercise of options or otherwise as compensation or through a qualified retirement plan; or



     - hold shares of Edify common stock or VerticalOne stock as part of a straddle, hedge, or conversion transaction.



     For a more complete description of the tax consequences of the Edify and VerticalOne Transactions, see the sections entitled "The Edify Transaction -- Material United States Federal Income Tax Consequences of the Edify Transaction" on page 91 and "The VerticalOne Transaction -- Material United States Federal Income Tax Consequences of the VerticalOne Transaction" on page 114.



Q:   AM I ENTITLED TO APPRAISAL RIGHTS?



A: Under Delaware law, holders of S1 common stock and holders of Edify common stock are not entitled to appraisal rights.



     Under Delaware law, holders of VerticalOne stock are entitled to appraisal rights in the VerticalOne Transaction. For more information regarding how VerticalOne stockholders may exercise and perfect these rights, VerticalOne stockholders should read the section of this prospectus/proxy statement captioned "The VerticalOne Meeting -- Appraisal Rights" on page 48.


Q:   WHOM SHOULD I CALL WITH QUESTIONS?


A: S1 stockholders should call S1 Investor Relations at 404-812-6200 with any questions about the transactions. FICS stockholders should call Steven Sipowicz at +32 2 714 4211 with any questions about the transactions. Edify stockholders should call Edify Investor Relations at 408-982-4000 with any questions about the transactions. VerticalOne stockholders should call Steve Hufford at VerticalOne at 678-443-7900 with any questions about the transactions.



     You may also obtain additional information about S1 and Edify from documents S1 and Edify file with the Securities and Exchange Commission by following the instructions in the section entitled "Where You Can Find More Information" on page 217.

                   SUMMARY OF THE PROSPECTUS/PROXY STATEMENT

     This summary may not contain all of the information that is important to you. You should read carefully this entire document, including the Annexes and the other documents we refer to for a more complete understanding of the transactions.


     In addition, we incorporate important business and financial information about S1 and Edify into this prospectus/proxy statement by reference. See "Documents Incorporated by Reference in This Prospectus/Proxy Statement" on page
216. You may obtain the information incorporated into this prospectus/proxy statement by reference without charge by following the instructions in the section entitled "Where You Can Find More Information" on page 217.


THE COMPANIES

[S1 LOGO]

SECURITY FIRST TECHNOLOGIES CORPORATION
3390 Peachtree Road, NE, Suite 1700
Atlanta, GA 30326
404-812-6200
http://www.s1.com

     S1 develops integrated, brandable internet applications that enable financial services companies to create their own financial portals. S1's Virtual Financial Manager suite of software applications integrates banking, investment, loan and credit card accounts at an institution, with content such as news, weather and sports personalized by the end-user. We license our Virtual Financial Manager software, provide installation and integration services and offer outsourced internet transaction processing through our data center. We target organizations that view providing their products and services on the internet as a strategic competitive advantage and an integral component of their business.

[FICS LOGO]


FICS GROUP N.V.
Excelsiorlaan 87
1930 Zaventem, Belgium
+32-2-714-4211


     FICS is a leading software provider for the global financial services industry. FICS designs, develops, markets and supports software products that enable banks and financial institutions to interact electronically with their customers. The FICS Electronic Services Delivery products include both corporate and retail banking solutions. FICS's corporate banking products enable banks and financial institutions to offer cash management, trade finance, custody and other corporate banking services over the internet and/or through a direct connection to the bank or financial institution. FICS's retail banking products enable banks and financial institutions to offer checking, savings, portfolio management and other retail banking services over the internet. FICS's Financial Reporting Systems products enable banks and financial institutions to meet regulatory reporting requirements and perform internal information management and consolidation activities in 22 countries.

[EDIFY LOGO]


EDIFY CORPORATION
2840 San Tomas Expressway
Santa Clara, CA 95051
(408) 982-2000
http://www.edify.com



     Edify Corporation is a global provider of internet and voice electronic commerce portal solutions that enable organizations to intelligently manage customer relationships. The company's software offers organizations the means to automate, integrate, and personalize interactions with customers through multiple channels, yielding stronger, more profitable relationships. Originally, Edify's self service solutions enabled organizations to contain costs, to capitalize on emerging interactive media, and to leverage investments in enterprise systems and communications infrastructure. Over the past seven years, Edify has licensed its Electronic Workforce application development and runtime platform to over 1,300 customers for custom development of automated internet and telephone applications such as bank account inquiries and call center applications. Since 1996, Edify has also licensed its software application product, the Electronic Banking System, to enable financial institutions the means to deploy a suite of automated banking services over the internet.


[VERTICALONE LOGO]


VERTICALONE CORPORATION


Two Concourse Parkway, Suite 700


Atlanta, GA 30328


(678) 443-7900



     VerticalOne provides an internet-based service that consolidates, organizes and presents consumers' personal account information in a single, easy-to-use interface, saving them the inconvenience of having to log onto the web sites of multiple account providers. VerticalOne's service enables users of internet portals and other destination sites to allow access to a variety of personal accounts at one location. Through a secure, reliable and private information source, VerticalOne's service provides access to such personal account information as bank and investment information, credit card balances, household bills, travel rewards programs and e-mail.


SUMMARY OF THE TRANSACTIONS


     In the FICS Transaction, a Belgian subsidiary of S1 will purchase all or substantially all of the issued and outstanding securities of FICS from participating FICS stockholders for cash. These FICS stockholders will then use this cash to purchase up to 10,000,000 shares of S1 common stock. In addition, the FICS stockholders participating in the transaction may be able to obtain up to an additional 4,500,000 shares of S1 common stock in an "earn-out" if FICS meets specified performance criteria while operating as an S1 subsidiary. S1 has also agreed to assume current options to purchase FICS stock which will convert into options to purchase approximately 1,200,000 shares of S1 common stock, and to grant approximately 2,800,000 additional options to purchase S1 common stock, for an aggregate total of 4,000,000 options to purchase S1 common stock. As a result of the FICS Transaction, FICS will become an indirect subsidiary of S1.



     The agreements for the FICS Transaction are attached to this prospectus/proxy statement as Annexes A and B. We encourage you to read these agreements carefully. The FICS agreements are more fully discussed on page 66.



     In the Edify Transaction, Edify and a wholly owned subsidiary of S1 will merge. As a result, Edify will become a wholly owned subsidiary of S1. The merger agreement for the Edify Transaction is attached to this prospectus/proxy statement as Annex C. We encourage you to read the S1-Edify merger agreement carefully. The S1-Edify merger agreement is more fully discussed on page 94.



     In the VerticalOne Transaction, a subsidiary of S1 and VerticalOne will merge. As a result, VerticalOne will become a wholly owned subsidiary of S1. The merger agreement for the VerticalOne Transaction is attached to this prospectus/proxy statement as Annex D. We encourage you to read the S1-VerticalOne merger agreement carefully. The S1-VerticalOne merger agreement is more fully discussed on page 117.


S1'S MANAGEMENT FOLLOWING THE TRANSACTIONS


     If the FICS Transaction closes, Michel Akkermans, FICS's Chairman of the Board and Chief Executive Officer, and one other individual designated by Mr. Akkermans will be appointed to three-year terms on S1's Board of Directors. In addition, Mr. Akkermans has agreed to become the President and Chairman of the Board of Directors of S1 if the FICS Transaction closes. James S. Mahan III will continue as Chief Executive Officer of S1.



     If the Edify Transaction closes, Jeffrey M. Crowe, the President and Chief Executive Officer of Edify, will be appointed to a three-year term on the S1 board of directors. Mr. Crowe has also agreed to serve as Vice Chairman of the Board of Directors of S1 if the Edify Transaction closes.



     If the VerticalOne Transaction closes, Gregg S. Freishtat, the Chairman and Chief Executive Officer of VerticalOne, will be appointed to a three-year term on the S1 board of directors. Mr. Freishtat has also agreed to continue to serve as chief executive officer of VerticalOne if the VerticalOne Transaction closes.


BENEFITS OF THE TRANSACTIONS


     We believe the three transactions will provide the combined company with the opportunity to realize several benefits, including:


     - combining our operations into a single company that is well positioned to take advantage of potential growth in online financial services

     - enhancing S1's products to span the full range of a financial institution's enterprise, from

        - consumer banking, brokerage and insurance applications, to

        - small business and corporate electronic banking products, to

        - financial reporting solutions


     - expanding delivery of S1's solutions across additional delivery channels like the internet, wireless communication devices and interactive voice response systems



     - increasing the appeal of online financial services to consumers by permitting our customers to access consolidated, personalized information from multiple accounts through a single web site



     - expanding S1's international presence


     - adding sales and marketing personnel

     - growing the number of bank relationships to 26 of the 50 top banks in the United States, and 35 of the 100 top financial institutions worldwide

     - increasing the total number of employees to approximately 1,500

     There are potential detriments to the three transactions, including:



     - technical, operational and strategic challenges to the integration of S1, FICS, Edify and VerticalOne


     - the effect of the transactions on key third party relationships

     - the effect of the transactions on key customer relationships


     - pending the transactions, there could be disruption of the business of S1, FICS, Edify or VerticalOne caused by employee uncertainty, customer or supplier confusion or interruption of, or a loss of momentum in, the activities of each of their businesses, which could cause quarterly operating results to be lower than expected



     The potential benefits of the transactions may not be achieved. See the sections entitled "Risk Factors" on page 30, "The FICS Transaction -- S1's Reasons for the FICS Transaction" on page 54, "The Edify Transaction -- S1's Reasons for the Edify Transaction" on page 72, "The Edify Transaction -- Edify's Reasons for the Edify Transaction" on page 73, "The VerticalOne
Transaction -- S1's Reasons for the VerticalOne Transaction" on page 103, and "The VerticalOne Transaction -- VerticalOne's Reasons for the VerticalOne Transaction" on page 104.


THE FICS TRANSACTION

  What FICS Stockholders Will Receive


     In acquiring FICS, S1 expects to issue up to 10,000,000 shares of S1 common stock to the former FICS stockholders participating in the FICS Transaction, if S1's stockholders approve this issuance. The former FICS stockholders may also be able to obtain up to an additional 4,500,000 shares of S1 common stock over approximately a two-year period if FICS meets specified criteria while operating as a subsidiary of S1. S1 has also agreed to assume current options to purchase FICS stock which will convert into options to purchase approximately 1,200,000 shares of S1 common stock, and to grant approximately 2,800,000 additional options to purchase S1 common stock, for an aggregate total of 4,000,000 options to purchase S1 common stock.



  Votes Required for Approval of the FICS Transaction



     Approval of the issuance of S1 common stock in the FICS Transaction requires the affirmative vote of a majority of the votes cast, either in person or by proxy, at the S1 meeting. S1 stockholders are entitled to cast one vote per share of S1 common stock.



     The directors and executive officers of S1, who held 7% of the outstanding S1 common stock as of the record date, have agreed to vote in favor of the FICS Transaction. The number of shares held does not include 72,800 shares beneficially owned by Andersen Consulting LLP or its affiliate, AC II Technology (ACT II) B.V. Jackson L. Wilson, Jr., a director of S1, is Managing
Partner -- Global Markets of Andersen Consulting.



     No vote of the Edify stockholders or VerticalOne stockholders is required to approve the FICS Transaction.



     For a more complete description of the vote required for approval by S1 stockholders of the issuance of S1 common stock in the FICS Transaction see the section entitled "The S1 Meeting -- Vote and Quorum Required" on page 43.



  Termination of the FICS Transaction


     The stock purchase agreements making up the FICS Transaction may be terminated under some circumstances at any time before the completion of the FICS Transaction, as summarized below.

     The stock purchase agreements may be terminated by the mutual consent of the parties.

     The stock purchase agreements may also be terminated by either the FICS stockholders or S1 if, with some qualifications, the conditions to completion of the FICS Transaction would not be satisfied (1) because of a material breach of an agreement in the agreements by the other or (2) subject to a materiality qualification, because a representation or warranty of the other in the agreements becomes untrue.


     In addition, with some qualifications, the stock purchase agreements may be terminated by a party under any of the following circumstances:

     - if the FICS Transaction is not completed by March 31, 2000

     - if a final court order prohibiting the FICS Transaction is issued and is not appealable

     - if the S1 stockholders do not approve the issuance of shares in the FICS Transaction at the S1 meeting


     The stock purchase agreements may be terminated by the FICS stockholders if, without the consent of the FICS stockholders, S1 engages in an extraordinary transaction, such as (1) the sale, issuance or delivery of more than 50% of S1's outstanding voting capital stock, (2) the acquisition or purchase by a third party of more than 50% of any class or series of S1's capital stock or S1's assets, (3) any lease or sale of more than 50% of S1's assets, or (4) any liquidation or dissolution of S1.



     For a more complete description of the manner in which the stock purchase agreements may be terminated, see the section entitled "The FICS
Agreements -- Termination of the FICS Agreements" on page 70.


  The S1 Stockholders' FICS Voting Agreement


     FICS stockholders holding 99.54% of the issued and outstanding FICS securities have agreed to participate in the FICS Transaction and executed the stock purchase agreements. The remaining FICS stockholders may choose to participate in the FICS Transaction before its closing.



     In addition, S1 stockholders James S. Mahan III, Robert F. Stockwell, Daniel H. Drechsel, Robert W. Copelan, D.V.M., Dorsey R. Gardner, Joseph S. McCall, Howard J. Runnion, Jr. and Jackson L. Wilson, Jr. entered into a voting agreement with the FICS stockholders. The voting agreement requires these S1 stockholders to vote all shares of S1 common stock which they may vote in favor of the issuance of shares of common stock of S1 in the FICS Transaction. These S1 stockholders were not paid additional consideration in connection with the voting agreements.



     The S1 stockholders who entered into this voting agreement held approximately 7% of the outstanding S1 common stock as of the record date. The number of shares held does not include 72,800 shares beneficially owned by Andersen Consulting LLP or its affiliate, AC II Technology (ACT II) B.V. Jackson
L. Wilson, Jr., a director of S1, is Managing Partner -- Global Markets of Andersen Consulting.



     For a more complete description of S1 stockholder voting agreements see the section entitled "The FICS Agreements -- Related FICS Agreements -- S1 Stockholder Voting Agreements" on page 70.


  Opinion of S1's Financial Advisor


     In deciding to approve the FICS Transaction, S1's board of directors considered an opinion from its financial advisor, BancBoston Robertson Stephens Inc. or "Robertson Stephens." On September 19, 1999 Robertson Stephens delivered its oral opinion to the board of directors of S1, which was subsequently confirmed in writing as of September 21, 1999, that as of that date the exchange ratio in the FICS Transaction was fair from a financial point of view to S1. The opinion of Robertson Stephens does not constitute a recommendation as to how any S1 stockholder should vote with respect to the FICS Transaction. The full text of the written opinion of Robertson Stephens, dated September 21, 1999, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex E. S1 stockholders should read this opinion in its entirety. A more detailed summary of the opinion is included in the section entitled "The FICS
Transaction -- Opinion of S1's Financial Advisor" on page 55.


  Accounting Treatment of the FICS Transaction

     S1 intends to account for the FICS Transaction as a "purchase" for financial accounting purposes, in accordance with generally accepted accounting principles.


     For a more complete description of the accounting treatment of the FICS Transaction see the section entitled "The FICS Transaction -- Accounting Treatment of the FICS Transaction" on page 65.



  Interests of Certain Persons in the FICS Transaction



     You should be aware that certain FICS directors and officers have interests in the FICS Transaction that are different from, or are in addition to, yours. These interests include:



     - Michel Akkermans, the Chairman and Chief Executive Officer of FICS, will become Chairman and a member of the S1 board of directors and President of S1 after the FICS Transaction.



     - Some FICS executives have been granted stock options that will, if the FICS Transaction closes, be assumed by S1. In addition, S1 has agreed, if the FICS Transaction closes, to grant additional options to purchase S1 common stock to FICS employees.



     For a more complete description of the interests of persons in the FICS Transaction, see the section entitled "The FICS Transaction -- Interests of Certain Persons in the FICS Transaction" on page 62.


THE EDIFY TRANSACTION

  What Edify Stockholders Will Receive

     Holders of outstanding Edify common stock will receive 0.330969 shares of S1 common stock for each Edify share they own. S1 will not issue fractional shares of stock. Edify stockholders will receive cash based on the market price of S1 common stock instead of any fractional shares. For example, a holder of 100 shares of Edify common stock will receive 33 shares of S1 common stock and an amount of cash equal to .0969 times the average daily closing price of S1 common stock for the twenty trading days ending three days before closing.

     Holders of options or warrants to purchase shares of Edify common stock will hold options or warrants as appropriate to purchase shares of S1 common stock after completion of the Edify Transaction.

     The number of shares of S1 common stock to be issued for each share of Edify common stock is fixed and will not be adjusted based upon changes in the value of these shares. As a result, the value of the shares Edify stockholders will receive in the Edify Transaction will not be known prior to the closing time of the Edify Transaction and will go up or down as the market price of S1 common stock goes up or down. Edify may not terminate its obligations to complete the Edify Transaction or resolicit the vote of its stockholders based solely on changes in the value of S1 common stock.


  Votes Required for Approval of the Edify Transaction



     Approval of the issuance of S1 common stock in the Edify Transaction requires the affirmative vote of a majority of the votes cast, either in person or by proxy, at the S1 meeting. S1 stockholders are entitled to cast one vote per share of S1 common stock.



     The directors and executive officers of S1, who held 7% of the outstanding S1 common stock as of the record date, have agreed to vote in favor of the Edify Transaction. The number of shares held does not include 72,800 shares beneficially owned by Andersen Consulting LLP or its affiliate, AC II Technology (ACT II) B.V. Jackson L. Wilson, Jr., a director of S1, is Managing Partner -- Global Markets of Andersen Consulting.



     The holders of a majority of the outstanding shares of Edify common stock must approve and adopt the S1-Edify merger agreement and approve the Edify Transaction. Edify stockholders are entitled to cast one vote per share of Edify common stock owned as of October 1, 1999, the record date.



     Directors and executive officers of Edify and their affiliates, who held approximately 5% of the outstanding Edify common stock as of the record date, have agreed to vote in favor of the Edify Transaction.



     For a more complete description of the votes required for approval of the transactions see the sections entitled "The S1 Meeting -- Vote and Quorum Required" on page 43 and "The Edify Meeting -- Vote Required" on page 45.


  Termination of the Edify Transaction


     The S1-Edify merger agreement may be terminated under some circumstances at any time before the completion of the Edify Transaction, as summarized below.



     The S1-Edify merger agreement may be terminated by the mutual consent of the parties.



     The S1-Edify merger agreement may also be terminated by either S1 or Edify if, with some qualifications, the conditions to completion of the Edify Transaction would not be satisfied (1) because of a material breach of an agreement in the S1-Edify merger agreement by the other or (2) subject to a materiality qualification, because a representation or warranty of the other in the S1-Edify merger agreement becomes untrue.



     In addition, subject to qualifications, the S1-Edify merger agreement may be terminated by either of us under any of the following circumstances:


     - if the Edify Transaction is not completed by March 31, 2000

     - if a final court order prohibiting the Edify Transaction is issued and is not appealable


     - if the Edify stockholders do not approve and adopt the S1-Edify merger agreement and approve the Edify Transaction at the Edify special meeting


     - if the S1 stockholders do not approve the issuance of shares in the Edify Transaction.


     The S1-Edify merger agreement may be terminated by S1 if the Edify board either:



     - fails to recommend that Edify stockholders approve and adopt the S1-Edify merger agreement


     - makes any recommendation or approval of certain "extraordinary transactions" involving Edify and a party other than S1, such as a merger or a sale of 20% or more of Edify's assets or stock


     The S1-Edify merger agreement may be terminated by Edify if:


     - the S1 board fails to recommend that S1 stockholders approve the issuance of shares in the Edify transaction

     - on or after December 1, 1999, Edify's board authorizes Edify to enter into an extraordinary transaction, such as a merger or a sale of 20% or more of Edify's assets or stock, with a party other than S1 that the Edify board determines is more favorable to Edify's stockholders than the Edify Transaction, and S1 does not, upon notice of such decision, meet or exceed the competing proposal.

     For a more complete description of the manner in which the S1-Edify merger agreement may be terminated, see the section entitled "The Edify
Agreements -- The S1-Edify Merger Agreement -- Termination of the S1-Edify Merger Agreement" on page 98.


  Breakup Fee for the Edify Transaction


     If the S1-Edify merger agreement is terminated because either the S1 stockholders do not approve the issuance of S1 common stock in the Edify Transaction or the Edify stockholders do not approve and adopt the S1-Edify merger agreement and approve the Edify Transaction, the party that did not approve the S1-Edify merger agreement will pay the other $1 million in addition to up to $500,000 in costs and expenses. If the S1-Edify merger agreement is terminated (1) because of a material breach of an agreement in the S1-Edify merger agreement by the other, (2) subject to a materiality qualification, because a representation or warranty of the other in the S1-Edify merger agreement becomes untrue, or (3) because the board of directors of one party fails to recommend to its stockholders to approve and adopt the S1-Edify merger agreement, the party in breach will pay the other $5 million in addition to up to $500,000 in costs and expenses. If Edify terminates the S1-Edify merger agreement because its board of directors has authorized entering into an extraordinary transaction of the nature specified in the S1-Edify merger agreement, such as a merger or sale of assets to a party other than S1, Edify will pay S1 $5 million in addition to up to $500,000 in costs and expenses.



     For a more complete description of the payment of the termination fee, see the section entitled "The Edify Agreements -- The S1-Edify Merger
Agreement -- Expenses; Breakup Fee" on page 99.



  The Stock Option Agreement


     Edify entered into a stock option agreement with S1 which grants S1 the option, under certain conditions, to buy up to a number of shares of Edify common stock equal to 19.9% of the issued and outstanding shares of Edify common stock as of the first date, if any, upon which the option may be exercised. The exercise price of the option is $17.87 per share.

     The option is not currently exercisable and S1 may only exercise the option under the following circumstances:


     - if Edify's board of directors takes or fails to take specified actions inconsistent with its recommendation in favor of the adoption and approval of the S1-Edify merger agreement and approval of the Edify Transaction


     - upon the acquisition by any person or group of 20% or more of the outstanding voting securities of Edify


     - upon termination of the S1-Edify merger agreement:



        - by S1 due to an intentional, material breach by Edify of a representation, warranty or covenant made by Edify in the S1-Edify merger agreement


        - by Edify after Edify's board authorizes Edify to enter into an extraordinary transaction, such as a merger or a sale of significant assets, with someone other than S1.


     S1 required Edify to grant the option as a prerequisite to entering into the S1-Edify merger agreement. The option may discourage third parties who are interested in acquiring a significant stake in Edify and is intended by S1 to increase the likelihood that the Edify Transaction will be completed.



     For a more complete description of the stock option agreement see the section entitled "The Edify Agreements -- Related Agreements -- The Stock Option Agreement" on page 100.


  The Voting Agreements

     Edify stockholders Alvin S. Begun, Joseph G. Brown, Jeffrey M. Crowe, Charles H. Jolissant, Steven S. Pollock, William A. Soward, Jimmy A. Sutton, Patricia A. Tomlinson, Stephen M.

Berkley, Kelly D. Conway, Tench Coxe, Donald R. Hollis and Stewart A. Schuster entered into voting agreements with S1. The voting agreements require these Edify stockholders to vote in favor of the S1-Edify merger agreement and approval of the Edify Transaction. These Edify stockholders were not paid additional consideration in connection with the voting agreements.



     The Edify stockholders who entered into the voting agreements collectively held approximately 5% of the outstanding Edify common stock as of the record date.



     For a more complete description of the Edify stockholders' voting agreements see the section entitled "The Edify Agreements -- Related Agreements -- Edify Stockholders' Voting Agreements" on page 101.



     In addition, S1 stockholders James S. Mahan, III, Robert F. Stockwell, Daniel H. Drechsel, Robert W. Copelan, D.V.M., Dorsey R. Gardner, Joseph S. McCall and Howard J. Runnion, Jr. entered into voting agreements with Edify. The voting agreements require these S1 stockholders to vote all shares of S1 common stock they may vote in favor of the issuance of shares of common stock of S1 in the Edify Transaction. These S1 stockholders were not paid additional consideration in connection with the voting agreements.



     The S1 stockholders who entered into the voting agreements held approximately 7% of the outstanding S1 common stock as of the record date. The number of shares held does not include 72,800 shares beneficially owned by Andersen Consulting LLP or its affiliate, AC II Technology (ACT II) B.V. Jackson
L. Wilson, Jr., a director of S1, is Managing Partner -- Global Markets of Andersen Consulting.



     For a more complete description of S1 stockholder voting agreements see the section entitled "The Edify Agreements -- Related Agreements -- S1 Stockholders' Voting Agreements" on page 101.


  Opinions of Financial Advisors


     In deciding to approve the Edify Transaction, the S1 and Edify boards of directors considered opinions from their financial advisors. On May 16, 1999, Robertson Stephens delivered its oral opinion, subsequently confirmed in writing, to the board of directors of S1 that, as of such date, the exchange ratio in the Edify Transaction is fair from a financial point of view to S1. On May 16, 1999, Goldman, Sachs & Co. delivered its oral opinion, subsequently confirmed in writing, to the board of directors of Edify, that, as of such date, the exchange ratio in the Edify Transaction was fair from a financial point of view to holders of Edify common stock. The opinions of Robertson Stephens and Goldman, Sachs & Co. do not constitute recommendations as to how any S1 or Edify stockholder should vote with respect to the Edify Transaction. Goldman, Sachs & Co. has confirmed its May 16 opinion as of the date of this prospectus/proxy statement by delivery of its written opinion to the Edify board, dated the date of this prospectus/proxy statement. The full texts of the written opinion of Robertson Stephens, dated May 16, 1999, and the written opinion of Goldman, Sachs & Co. dated as of the date of this prospectus/proxy statement are attached as Annex F and Annex G. These opinions set forth assumptions made, matters considered and limitations on the review undertaken by Robertson Stephens and Goldman, Sachs & Co. S1 stockholders should read the Robertson Stephens opinion in its entirety and Edify stockholders should read the Goldman, Sachs & Co. opinion in its entirety. More detailed summaries of the opinions are included in the sections entitled "The Edify Transaction -- Opinion of S1's Financial Advisor" on page 75 and "The Edify Transaction -- Opinion of Edify's Financial Advisor" on page 83.



     Goldman, Sachs & Co. rendered a fairness opinion to the S1 board of directors in connection with the VerticalOne Transaction. The opinion of Goldman, Sachs & Co. does not constitute a recommendation as to how any S1 stockholder should vote with respect to the VerticalOne Transaction.

  Accounting Treatment of the Edify Transaction


     S1 intends to account for the Edify Transaction as a "purchase" for financial accounting purposes, in accordance with generally accepted accounting principles.



     For a more complete description of the accounting treatment of the transactions, please see the section entitled "The Edify
Transaction -- Accounting Treatment of the Edify Transaction" on page 93.


  Interests of Certain Persons in the Edify Transaction

     When considering the recommendations of S1's and Edify's boards of directors, you should be aware that certain S1 and Edify directors and officers have interests in the Edify Transaction that are different from, or are in addition to, yours. These interests include:

     - Jeffrey M. Crowe, the President and Chief Executive Officer of Edify, will become Vice Chairman and a member of the S1 board of directors and an executive officer of S1 after the Edify Transaction.

     - Some of the other executives of Edify will become executive officers of S1.


     - As of the S1 record date, directors and executive officers of S1 and their affiliates held approximately 7% of the outstanding shares of S1 common stock. The number of shares beneficially owned does not include 72,800 shares beneficially owned by Andersen Consulting LLP or its affiliate, AC II Technology (ACT II) B.V. Jackson L. Wilson, Jr., a director of S1, is Managing Partner -- Global Markets of Andersen Consulting. As of the Edify record date, directors and executive officers of Edify and their affiliates held approximately 5% of the outstanding shares of Edify common stock.


     - Some Edify executives have recently been granted stock options that will, if the Edify Transaction closes, be assumed by S1. In addition, S1 has agreed, if the Edify Transaction closes, to grant additional options to purchase S1 common stock to some Edify executives.

     - Some Edify executives will be paid substantial severance packages if the Edify Transaction closes and their employment is terminated.


     For a more complete description of the interests of persons in the Edify Transaction, see the section entitled "The Edify Transaction -- Interests of Certain Persons in the Edify Transaction" on page 90.


  Comparative Per Share Market Price Information


     Shares of both S1 common stock and Edify common stock are listed on the Nasdaq National Market. On May 14, 1999, the last full trading day prior to the public announcement of the proposed Edify Transaction, S1's common stock closed at $54.00 per share, and Edify's common stock closed at $15.56 per share. On October 1, 1999, S1's common stock closed at $37.75 per share, and Edify's common stock closed at $11.88 per share. We urge you to obtain current market quotations.



     For a more complete description of market price information see the section entitled "Comparative Per Share Market Price Data" on page 127.



THE VERTICALONE TRANSACTION



  What VerticalOne Stockholders Will Receive



     Holders of VerticalOne common stock will receive up to 0.2 shares of S1 common stock for each share of VerticalOne common stock they own. Of this amount, at closing, each share of VerticalOne common stock will be converted into 0.1903 shares of S1 common stock. In addition, holders of VerticalOne common stock will have a contingent right to receive up to 0.0097 shares of S1 common stock to be placed in an escrow account and to be used to offset any claims for indemnification made by S1 during the one year following completion of the VerticalOne Transaction. After that time, any amount remaining in escrow and not being contested will be distributed to the former VerticalOne stockholders.



     VerticalOne Series A and Series B preferred stock will be converted into the number of shares of S1 common stock equal to the number of whole shares of VerticalOne common stock into which their preferred stock could be converted multiplied by 0.2, of which 0.1903 will be delivered at closing and 0.0097 will be delivered into the escrow account. Both the Series A and Series B preferred stock have a conversion ratio for conversion into shares of VerticalOne common stock of one-to-one. The shares of VerticalOne Series C preferred stock outstanding are held by S1 and will be cancelled in the transaction.



     S1 will not issue fractional shares of stock. VerticalOne stockholders will receive cash based on a per share price of S1 common stock of $40.41875.



     Holders of options or warrants to purchase shares of VerticalOne common stock will hold options or warrants as appropriate to purchase shares of S1 common stock after completion of the VerticalOne Transaction. The number of shares of S1 common stock subject to an option or warrant will equal the number of shares of VerticalOne common stock subject to the option or warrant multiplied by 0.2.



  Votes Required for Approval of the VerticalOne Transaction



     Approval of the issuance of S1 common stock in the VerticalOne Transaction requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the S1 meeting. S1 stockholders are entitled to cast one vote per share of S1 common stock.



     The directors and executive officers of S1, who held 7% of the outstanding S1 common stock as of the record date, have indicated that they intend to vote in favor of the issuance of S1 common stock in the VerticalOne Transaction. The number of shares held does not include 72,800 shares beneficially owned by Andersen Consulting LLP or its affiliate, AC II Technology (ACT II) B.V. Jackson
L. Wilson, Jr., a director of S1, is Managing Partner -- Global Markets of Andersen Consulting.



     The holders of a majority of the outstanding shares of VerticalOne common stock, VerticalOne Series A preferred stock and VerticalOne Series B preferred stock, voting together as a single class, and the holders of a majority of the Series B preferred stock, voting as a separate class, must approve and adopt the S1-VerticalOne merger agreement. VerticalOne stockholders are entitled to cast one vote per share of VerticalOne common stock owned as of October 8, 1999, the record date. Holders of VerticalOne Series A preferred stock and VerticalOne Series B preferred stock owned as of the record date are entitled to cast one vote for every share of VerticalOne common stock into which the preferred stock is convertible as of the record date.



     VerticalOne stockholders are entitled to perfect their dissenters' rights under Section 262 of the Delaware General Corporation Law. If a holder of VerticalOne common stock, VerticalOne Series A preferred stock or VerticalOne Series B preferred stock perfects its dissenters' rights, VerticalOne will pay that holder in accordance with Section 262 of the Delaware General Corporation Law.



     As of the record date, holders of approximately 89% of the VerticalOne common stock, 51% of the VerticalOne Series A preferred stock and 79% of the VerticalOne Series B preferred stock had agreed to vote in favor of the VerticalOne Transaction.



     For a more complete description of the votes required for approval of the VerticalOne Transaction see the sections entitled "The S1 Meeting -- Vote and Quorum Required" on page 43 and "The VerticalOne Meeting -- Vote and Quorum Required" on page 47. For a more complete description of the dissenters' rights available to VerticalOne stockholders, please see the section of this prospectus/proxy statement entitled "The VerticalOne Meeting -- Appraisal Rights" on page 48, and Section 262 of the Delaware General Corporation Law, attached as Annex I.



  Termination of the VerticalOne Transaction



     The S1-VerticalOne merger agreement may be terminated under some circumstances at any time before the completion of the VerticalOne Transaction, as summarized below.



     The S1-VerticalOne merger agreement may be terminated by mutual consent of the parties.



     The S1-VerticalOne merger agreement may also be terminated by one of the parties if, with some qualifications, the conditions to completion of the VerticalOne Transaction would not be satisfied (1) because of a material breach of any of the covenants or agreements in the S1-VerticalOne merger agreement by the other party or (2) subject to a materiality qualification, because a representation or warranty of the other party in the S1-VerticalOne merger agreement becomes untrue.



     In addition, subject to some qualifications, the S1-VerticalOne merger agreement may be terminated under any of the following circumstances:



     - if the VerticalOne Transaction is not completed by January 10, 2000, unless extended up to March 1, 2000 because needed regulatory approvals have not been received or S1 has entered into a further proposed acquisition or business combination



     - if a final court order or other governmental ruling prohibiting the VerticalOne Transaction is issued and is not appealable



     - if the VerticalOne stockholders do not approve and adopt the S1-VerticalOne merger agreement and approve the VerticalOne Transaction at the VerticalOne special meeting



     - if the S1 stockholders do not approve the issuance of shares of S1 common stock in the VerticalOne Transaction



     The S1-VerticalOne merger agreement may be terminated by S1 if the VerticalOne board either:



     - fails to call and hold a special meeting of stockholders to vote on the VerticalOne Transaction



     - fails to recommend that VerticalOne stockholders approve and adopt the S1-VerticalOne merger agreement



     - makes any recommendation or approval of various "extraordinary transactions" involving VerticalOne and a party other than S1, such as a merger or a sale of 20% or more of VerticalOne's assets or stock



     The S1-VerticalOne merger agreement may be terminated by VerticalOne if:



     - the S1 board fails to call and hold a special meeting of stockholders to vote on the issuance of shares in the VerticalOne Transaction



     - the S1 board fails to recommend that S1 stockholders approve the issuance of shares in the VerticalOne Transaction



     For a more complete description of the manner in which the S1-VerticalOne merger agreement may be terminated, see the section entitled "The VerticalOne Agreements -- The S1-VerticalOne Merger Agreement -- Termination of the S1-VerticalOne Merger Agreement" on page 121.



  Strategic Marketing and Sales Agency Agreement



     VerticalOne has also entered into a strategic marketing and sales agency agreement with S1 effective September 23, 1999 for a term of three years. Except under specified circumstances, S1 will act as a non-exclusive sales agent to market, provide and support the VerticalOne services to existing S1 customers and other financial institutions in the U.S.

     VerticalOne will compensate S1 with warrants described in the next section and a share of the revenue from sales of VerticalOne services by S1. For a more complete description of the marketing and sales agency agreement, see the section entitled "The VerticalOne Agreements -- Related Agreements -- Strategic Marketing and Sales Agency Agreement" on page 123.



     VerticalOne may continue to sell its services or authorize a third party to furnish the VerticalOne services except that it may not provide the VerticalOne services to a customer of S1 unless the customer purchased the services through S1 or the customer declined S1's offer to buy the services. S1 will not solicit any financial institutions that are not S1 customers unless S1 confirms that VerticalOne has not been in contact with the institutions in the preceding six months.



     Until September 23, 2000, VerticalOne will be S1's sole provider of the VerticalOne services as made available by VerticalOne. During this period, S1 may not offer to financial institutions any other products or technology with functions and features similar to those of the VerticalOne services.



  The Warrant Agreement



     The warrant agreement between VerticalOne and S1 grants S1 the right to buy up to 1,000,000 shares of VerticalOne common stock at an exercise price of $2.50 per share if those rights become exercisable as explained in the next paragraph.



     The warrant is not currently exercisable and will only become exercisable upon the termination of the S1-VerticalOne merger agreement. Should it become exercisable, the warrant may be exercised in ten tranches: 100,000 shares for every 100,000 new end-users of VerticalOne services brought to VerticalOne by S1 pursuant to the marketing and sales agency agreement discussed above. The warrant may be exercised by S1, if at all, only up to September 23, 2001.



     For a more complete description of the warrant agreement see the section entitled "The VerticalOne Agreements -- Related Agreements -- Warrant Agreement" on page 124.



  Series C Preferred Stock Purchase Agreement



     VerticalOne and S1 entered into a stock purchase agreement on September 23, 1999 whereby VerticalOne sold 2,608,242 shares of VerticalOne Series C preferred stock to S1 at a purchase price of $5.751 per share or $15,000,000. The sale was completed on September 24, 1999.



     Unlike the S1-VerticalOne merger agreement, the stock purchase agreement does not require stockholder approval. Although entered into at the same time as the S1-VerticalOne merger agreement, it is an independent investment. S1 has the right to have a representative attend meetings of VerticalOne's board of directors and to receive information provided to board members. The Series C preferred stock will be cancelled when the VerticalOne Transaction is completed.



     If the VerticalOne Transaction is not completed, the holders of the VerticalOne Series C preferred stock will have voting rights based on the number of shares of common stock into which the Series C preferred stock may be converted. The holders of the Series C preferred stock will vote together along with the holders of the VerticalOne common stock, Series A preferred stock and Series B preferred stock as one class. If the VerticalOne Transaction is not completed, S1 will have the right to name one person to serve on the board of directors of VerticalOne.



     For a more complete description of the Series C preferred stock purchase agreement see the section entitled "The VerticalOne Agreements -- Related Agreements -- Series C Preferred Stock Purchase Agreement" on page 124.



  The Share Retention Agreements



     S1 entered into a series of share retention and voting agreements with holders of VerticalOne common stock, VerticalOne Series A preferred stock and VerticalOne Series B preferred stock by which these stockholders agreed to vote in favor of the VerticalOne Transaction. The stockholders were not paid additional consideration in connection with the voting agreements.



     The VerticalOne stockholders who entered into the voting agreements collectively held approximately 89% of the outstanding VerticalOne common stock, 51% of the outstanding VerticalOne Series A preferred stock and 79% of the outstanding VerticalOne Series B preferred stock as of the record date.



     Pursuant to the S1-VerticalOne merger agreement, the holders of the VerticalOne Series A preferred stock and Series B preferred stock cannot sell any shares of S1 common stock received in the VerticalOne Transaction for 180 days after the completion of the merger with some exceptions that would permit them to sell earlier. In addition, VerticalOne has agreed to use its best efforts to have holders of VerticalOne common stock, enter into an agreement with S1 not to sell their S1 common stock received in the VerticalOne Transaction for limited periods after the completion of the merger. The stockholders will not be paid additional consideration in connection with the share retention agreement.



     For a more complete description of the VerticalOne share retention agreements see the section of this prospectus/proxy statement entitled "The VerticalOne Agreements -- Related Agreements -- VerticalOne Share Retention Agreements" on page 125.



  Opinion of S1's Financial Advisor



     In deciding to approve the VerticalOne Transaction, the S1 board of directors considered an opinion from its financial advisor. On September 23, 1999, Goldman, Sachs & Co. delivered its oral opinion, subsequently confirmed in writing, to the board of directors of S1 that, as of such date, the exchange ratio in the VerticalOne Transaction is fair from a financial point of view to S1. The opinion of Goldman, Sachs & Co. does not constitute a recommendation as to how any S1 or VerticalOne stockholder should vote with respect to the S1-VerticalOne merger agreement. The full text of the written opinion of Goldman, Sachs & Co., dated September 23, 1999, is attached as Annex H. This opinion sets forth assumptions made, matters considered and limitations on the review undertaken by Goldman, Sachs & Co. S1 stockholders should read the Goldman, Sachs & Co. opinion in its entirety. For a more detailed summary of the opinion see the section entitled "The VerticalOne Transaction -- Opinion of S1's Financial Advisor" on page 106.



     Goldman, Sachs & Co. rendered a fairness opinion to the board of directors of Edify in connection with the Edify Transaction.



  Accounting Treatment of the VerticalOne Transaction



     S1 intends to account for the VerticalOne Transaction as a "purchase" for financial accounting purposes, in accordance with generally accepted accounting principles.



     For a more complete description of the accounting treatment of the transactions see the section entitled "The VerticalOne Transaction -- Accounting Treatment of the VerticalOne Transaction" on page 116.



  Interests of Certain Persons in the VerticalOne Transaction



     When considering the recommendations of S1's and VerticalOne's boards of directors, you should be aware that certain S1 and VerticalOne directors and officers have interests in the VerticalOne Transaction that are different from, or are in addition to, yours. These interests include:



     - Gregg S. Freishtat, Chairman and Chief Executive Officer of VerticalOne, will become a member of the S1 board of directors.



     - The executive officers of VerticalOne are expected to remain the executive officers of VerticalOne after completion of the VerticalOne Transaction.

     - As of the S1 record date, directors and executive officers of S1 and their affiliates held approximately 7% of the outstanding shares of S1 common stock. The number of shares held does not include 72,800 shares of S1 common stock beneficially owned by AC II Technology (ACT II) B.V., an affiliate of Andersen Consulting LLP. Jackson L. Wilson, Jr. is Managing Partner -- Global Markets of Andersen Consulting. As of the VerticalOne record date, directors and executive officers of VerticalOne and its affiliates held approximately 99% of the outstanding shares of VerticalOne common stock, 39% of the outstanding shares of VerticalOne Series A preferred stock and 89% of the outstanding shares of VerticalOne Series B preferred stock.



     - Some VerticalOne officers and employees will be granted options to acquire up to approximately 2.0 million shares of S1 common stock.



     - Any employee of VerticalOne who is terminated during the two-year period following the completion of the merger at the request of S1 but over the objection of the current chairman and chief executive officer of VerticalOne or his designee will be paid a one-time severance payment equal to his or her then current salary for 90 days and any unvested options that would vest in the following 12 month period shall vest.



     For a more complete description of the interests of persons in the VerticalOne Transaction see the section entitled "The VerticalOne
Transaction -- Interests of Certain Persons in the VerticalOne Transaction" on page 112.



PRO FORMA COMBINED COMPARATIVE PER SHARE DATA



     The table below presents comparative selected historical per share data of S1, FICS, Edify and VerticalOne, pro forma combined per share data for S1, FICS, Edify and VerticalOne and equivalent pro forma per share data for FICS, Edify and VerticalOne. The financial data is based on, and should be read in conjunction with, the historical consolidated financial statements and the notes to those financial statements of S1, FICS, Edify and VerticalOne. The pro forma combined data is not necessarily indicative of results which will be obtained on a combined basis. FICS equivalent pro forma combined per share amounts are calculated by multiplying the pro forma combined per share amounts by 68.211893. Edify equivalent pro forma combined per share amounts are calculated by multiplying the pro forma combined per share amounts by an exchange ratio of
0.330969. VerticalOne equivalent pro forma combined per share amounts are calculated by multiplying the pro forma combined per share amounts by an exchange ratio of 0.2.



     None of S1, FICS, Edify or VerticalOne has ever paid cash dividends on its capital stock, except that S1's predecessor paid distributions to its parent holding company before its public spin-off in May 1996. Under the terms of the proposed transactions, none of Edify, FICS or VerticalOne will pay cash dividends pending the completion of the transactions without the written consent of S1. The S1 board of directors intends to retain its earnings for use in its business rather than to pay cash dividends following completion of the proposed transactions.



                                                 AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1999
                                    --------------------------------------------------------------------------
                                                           FICS        EDIFY      VERTICALONE     PRO FORMA
                                      S1 HISTORICAL     HISTORICAL   HISTORICAL   HISTORICAL       COMBINED
                                          DATA             DATA         DATA         DATA       PER SHARE DATA
                                      -------------     ----------   ----------   -----------   --------------
Book value per common share.......       $ 2.65          E(234.36)     $ 2.48       $(0.32)         $20.90
Basic and diluted net loss per
  common share from continuing
  operations......................       $(0.21)         E (62.04)     $(0.51)      $(0.28)         $(3.85)

                                                    AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1999
                                              ------------------------------------------------------------
                                                                                             EQUIVALENT
                                              EQUIVALENT FICS PRO   EQUIVALENT EDIFY PRO   VERTICALONE PRO
                                                FORMA COMBINED         FORMA COMBINED      FORMA COMBINED
                                              -------------------   --------------------   ---------------
Book value per common share.................       $1,425.63               $ 6.92              $ 4.18
Basic and diluted net loss per common share
  from continuing operations................       $ (262.62)              $(1.27)             $(0.77)



                                                 AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1998
                                   --------------------------------------------------------------------------
                                                          FICS        EDIFY      VERTICALONE     PRO FORMA
                                     S1 HISTORICAL     HISTORICAL   HISTORICAL   HISTORICAL       COMBINED
                                         DATA             DATA         DATA         DATA       PER SHARE DATA
                                     -------------     ----------   ----------   -----------   --------------
Book value per common share......       $ 0.22          E(134.20)     $ 2.98       $(0.02)         $30.64
Basic and diluted net loss per
  common share from continuing
  operations.....................       $(1.30)         E (73.44)     $(0.39)      $(0.09)         $(8.32)



                                                     AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1998
                                              ------------------------------------------------------------
                                                                                             EQUIVALENT
                                              EQUIVALENT FICS PRO   EQUIVALENT EDIFY PRO   VERTICALONE PRO
                                                FORMA COMBINED         FORMA COMBINED      FORMA COMBINED
                                              -------------------   --------------------   ---------------
Book value per common share.................       $2,090.01               $10.14              $ 6.13
Basic and diluted net loss per common share
  from continuing operations................       $ (567.52)              $(2.75)             $(1.66)



SELECTED CONSOLIDATED FINANCIAL DATA


     Shown on the following pages are:


     - selected historical financial data of S1, FICS, Edify and VerticalOne



     - selected unaudited pro forma financial data of S1 after giving effect to the FICS Transaction, the Edify Transaction and the VerticalOne Transaction



     - selected unaudited pro forma financial data of S1 after giving effect to the FICS Transaction and the Edify Transaction, assuming the VerticalOne Transaction is not consummated



     - selected unaudited pro forma financial data of S1 after giving effect to the FICS Transaction and the VerticalOne Transaction, assuming the Edify Transaction is not consummated



     - selected unaudited pro forma financial data of S1 after giving effect to the Edify Transaction and the VerticalOne Transaction, assuming the FICS Transaction is not consummated



     - selected unaudited pro forma financial data of S1 after giving effect to the FICS Transaction, assuming neither the Edify Transaction nor the VerticalOne Transaction closes



     - selected unaudited pro forma financial data of S1 after giving effect to the Edify Transaction, assuming neither the FICS Transaction nor the VerticalOne Transaction closes and



     - selected unaudited pro forma financial data of S1 after giving effect to the VerticalOne Transaction, assuming neither the FICS Transaction nor the Edify Transaction closes



     The selected historical financial data should be read in conjunction with the historical audited and unaudited financial statements of S1 and Edify and related notes that are incorporated into this proxy statement/prospectus by reference and the historical audited and unaudited financial statements of FICS and VerticalOne which are included elsewhere in this proxy statement/prospectus. The selected unaudited pro forma data should be read in conjunction with the section entitled "Pro Forma Consolidated Financial Statements" appearing elsewhere in this prospectus/proxy statement.



     The selected historical financial data of S1, FICS and Edify presented below for, and as of the end of, each of the years in the three-year period ended December 31, 1998 are derived from audited consolidated financial statements of S1, FICS and Edify. The selected historical financial data for

VerticalOne as of December 31, 1998 and for the period from inception through December 31, 1998 are derived from the audited financial statements of VerticalOne. S1 financial data as of and for periods prior to September 30, 1998 reflect the historical financial data of S1's predecessor, Security First Network Bank. The selected historical financial data for FICS for, and as of the end of, each of the years in the two-year period ended December 31, 1995 are derived from FICS's unaudited consolidated financial statements, which have been prepared by FICS's management on the same basis as FICS's audited consolidated financial statements. The selected historical financial data for Edify for, and as of the end of, each of the years in the two-year period ended December 31, 1995 are derived from audited consolidated financial statements of Edify. The selected historical financial data of S1, FICS and Edify for, and as of the end of, the six-month periods ended June 30, 1998 and 1999, are derived from the unaudited interim consolidated financial statements of S1, FICS and Edify, which have been prepared by management on the same basis as the audited consolidated financial statements. For VerticalOne, the selected financial information for and as of the six-month period ended June 30, 1999 is derived from unaudited interim financial statements of VerticalOne which have been prepared by management on the same basis as the audited financial statements. In the opinion of management of each of the companies, the unaudited consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, that management considers necessary for a fair presentation of the financial position and results of operations for these unaudited periods. Results of operations of interim periods are not necessarily indicative of the results to be expected for the final year.



     Amounts for FICS have been restated from the prior reporting currency, Belgian Francs (BEF) to euro (E), using the fixed exchange rate of BEF 40.3399 to E1.00. Translations of euro amounts into U.S. dollars have been made at the rate of $1.0325 to E1.00 (the daily average rate on June 30, 1999) for amounts at June 30, 1999 and at the rate of $1.08961 to E1.00 (the average of the daily average rates for the six-month period ended June 30, 1999) for amounts for the six-month period ended June 30, 1999.


                    SECURITY FIRST TECHNOLOGIES CORPORATION

                       SELECTED HISTORICAL FINANCIAL DATA


                                                     SIX MONTHS ENDED
                                                         JUNE 30,               YEAR ENDED DECEMBER 31,
                                                    ------------------   -------------------------------------
                                                     1999       1998       1998       1997       1996     1995
                                                    -------   --------   --------   --------   --------   ----
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues..........................................  $27,675   $  7,977   $ 24,180   $ 10,830   $  1,267   $ --
Loss from continuing operations...................   (5,420)   (16,219)   (28,558)   (27,302)   (17,823)    55
Basic net loss per common share from continuing
  operations......................................    (0.21)     (0.76)     (1.30)     (1.53)     (1.52)    --
Diluted net loss per common share from continuing
  operations......................................    (0.21)     (0.76)     (1.30)     (1.53)     (1.52)    --
Cash dividends declared...........................       --         --         --         --      3,000    300



                                                                                     DECEMBER 31,
                                                              JUNE 30,   ------------------------------------
                                                                1999      1998      1997      1996      1995
                                                              --------   -------   -------   -------   ------
                                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
Total assets................................................  $119,755   $48,293   $36,192   $45,941   $3,948
Capital lease obligations, excluding current portion........        54       159        --        --       --
Book value per common share.................................      2.65      0.22      1.07      2.35     0.71

                                FICS GROUP N.V.

                       SELECTED HISTORICAL FINANCIAL DATA



                                        SIX MONTHS ENDED
                                            JUNE 30,                      YEAR ENDED DECEMBER 31,
                                      ---------------------   ------------------------------------------------
                                        1999        1998        1998      1997      1996      1995      1994
                                      ---------   ---------   --------   -------   -------   -------   -------
                                           (UNAUDITED)                                          (UNAUDITED)
                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues............................  E  25,755   E  22,906   E 49,753   E35,681   E23,706   E16,372   E11,976
Income (loss) from continuing
  operations........................     (9,120)     (6,323)   (10,076)   (3,495)   (3,653)     (902)    1,294
Basic net income (loss) per common
  share from continuing
  operations........................     (62.04)     (46.49)    (73.44)   (26.61)   (29.17)    (8.33)    12.94
Diluted net income (loss) per common
  share from continuing
  operations........................     (62.04)     (46.49)    (73.44)   (26.61)   (29.17)    (8.33)    12.94



                                                                               DECEMBER 31,
                                                   JUNE 30,   -----------------------------------------------
                                                     1999       1998      1997      1996      1995      1994
                                                   --------   --------   -------   -------   -------   ------
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
Total assets.....................................  E 30,966   E 34,611   E16,701   E14,032   E17,657   E8,053
Short-term debt, current portion of long-term
  debt and capital lease obligations.............    11,266      7,682     3,322     1,515       759      218
Long-term debt and capital lease obligations, net
  of current portion.............................     6,628        710       488       639     1,961    1,270
Book value per common share......................   (234.36)   (134.20)   (48.74)   (21.70)    13.89    17.82


                               EDIFY CORPORATION

                       SELECTED HISTORICAL FINANCIAL DATA



                                           SIX MONTHS ENDED
                                               JUNE 30,                      YEAR ENDED DECEMBER 31,
                                         ---------------------   -----------------------------------------------
                                           1999        1998       1998      1997      1996      1995      1994
                                         ---------   ---------   -------   -------   -------   -------   -------
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues...............................   $36,137     $31,619    $70,886   $57,052   $33,017   $16,003   $ 8,363
Income (loss) from continuing
  operations...........................    (8,998)     (1,837)    (6,675)    3,952      (755)     (104)   (1,744)
Basic net income (loss) per common
  share from continuing operations.....     (0.51)      (0.11)     (0.39)     0.24     (0.07)    (0.05)       --
Diluted net income (loss) per common
  share from continuing operations.....     (0.51)      (0.11)     (0.39)     0.22     (0.07)    (0.05)       --



                                                                                  DECEMBER 31,
                                                     JUNE 30,   ------------------------------------------------
                                                       1999       1998       1997      1996      1995      1994
                                                     --------   ---------   -------   -------   -------   ------
                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
Total assets.......................................  $62,227     $67,004    $68,480   $60,721   $15,372   $6,214
Capital lease obligations, excluding current
  portion..........................................        1          20        277       674       510      148
Book value per common share........................     2.48        2.98       3.36      3.05     (5.64)   (6.07)

                            VERTICALONE CORPORATION


                       SELECTED HISTORICAL FINANCIAL DATA



                                                                                 PERIOD FROM INCEPTION
                                                                                   (OCTOBER 8, 1998)
                                                          SIX MONTHS ENDED              THROUGH
                                                           JUNE 30, 1999           DECEMBER 31, 1998
                                                          ----------------       ---------------------
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues................................................      $    --                   $    --
Income (loss) from continuing operations................       (2,083)                     (167)
Basic net income (loss) per common share from continuing
  operations............................................        (0.28)                    (0.09)
Diluted net income (loss) per common share from
  continuing operations.................................        (0.28)                    (0.09)



                                                              JUNE 30, 1999       DECEMBER 31, 1998
                                                              -------------       -----------------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
Total assets................................................     $15,689               $   209
Short-term debt, current portion of long-term debt and
  capital lease obligations.................................          --                   200
Long-term debt and capital lease obligations, net of current
  portion...................................................         534                    --
Book value per common share.................................       (0.32)                (0.02)



  SELECTED UNAUDITED PRO FORMA FINANCIAL DATA -- S1, FICS, EDIFY, VERTICALONE



                                                              SIX MONTHS ENDED         YEAR ENDED
                                                               JUNE 30, 1999        DECEMBER 31, 1998
                                                              ----------------      -----------------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues....................................................     $  84,565              $ 131,091
Loss from continuing operations before amortization of
  intangible assets and acquisition charges.................       (26,435)               (55,505)
Loss from continuing operations.............................      (173,511)              (347,604)
Basic and diluted loss per common share from continuing
  operations before amortization of intangible assets and
  acquisition charges.......................................         (0.59)                 (1.33)
Basic and diluted loss per common share from continuing
  operations................................................         (3.85)                 (8.32)



                                                               JUNE 30,
                                                                 1999
                                                              ----------
BALANCE SHEET DATA:
Total assets................................................  $1,086,288
Short-term debt, current portion of long-term debt and
  capital lease obligations.................................      12,190
Long-term debt and capital lease obligations, excluding
  current portion...........................................       1,433
Book value per common share.................................       20.90

         SELECTED UNAUDITED PRO FORMA FINANCIAL DATA -- S1, FICS, EDIFY



                                                              SIX MONTHS ENDED         YEAR ENDED
                                                               JUNE 30, 1999        DECEMBER 31, 1998
                                                              ----------------      -----------------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues....................................................     $  84,565              $ 131,091
Loss from continuing operations before amortization of
  intangible assets and acquisition charges.................       (24,352)               (55,338)
Loss from continuing operations.............................      (146,984)              (298,549)
Basic and diluted loss per common share from continuing
  operations before amortization of intangible assets and
  acquisition charges.......................................         (0.59)                 (1.46)
Basic and diluted loss per common share from continuing
  operations................................................         (3.56)                 (7.88)



                                                               JUNE 30,
                                                                 1999
                                                              ----------
BALANCE SHEET DATA:
Total assets................................................  $  927,432
Short-term debt, current portion of long-term debt and
  capital lease obligations.................................      12,190
Long-term debt and capital lease obligations, excluding
  current portion...........................................         899
Book value per common share.................................       19.14



      SELECTED UNAUDITED PRO FORMA FINANCIAL DATA -- S1, FICS, VERTICALONE



                                                              SIX MONTHS ENDED         YEAR ENDED
                                                               JUNE 30, 1999        DECEMBER 31, 1998
                                                              ----------------      -----------------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues....................................................     $  55,738              $  82,235
Loss from continuing operations before amortization of
  intangible assets and acquisition charges.................       (14,730)               (35,735)
Loss from continuing operations.............................      (108,466)              (222,534)
Basic and diluted loss per common share from continuing
  operations before amortization of intangible assets and
  acquisition charges.......................................         (0.38)                 (1.00)
Basic and diluted loss per common share from continuing
  operations................................................         (2.76)                 (6.20)



                                                              JUNE 30,
                                                                1999
                                                              --------
BALANCE SHEET DATA:
Total assets................................................  $698,829
Short-term debt, current portion of long-term debt and
  capital lease obligations.................................    12,098
Long-term debt and capital lease obligations, excluding
  current portion...........................................     1,432
Book value per common share.................................     14.97

     SELECTED UNAUDITED PRO FORMA FINANCIAL DATA -- S1, EDIFY, VERTICALONE



                                                              SIX MONTHS ENDED         YEAR ENDED
                                                               JUNE 30, 1999        DECEMBER 31, 1998
                                                              ----------------      -----------------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues....................................................      $ 56,502              $  73,036
Loss from continuing operations before amortization of
  intangible assets and acquisition charges.................       (18,752)               (44,111)
Loss from continuing operations.............................       (96,998)              (202,695)
Basic and diluted loss per common share from continuing
  operations before amortization of intangible assets and
  acquisition charges.......................................         (0.53)                 (1.39)
Basic and diluted loss per common share from continuing
  operations................................................         (2.76)                 (6.38)



                                                              JUNE 30,
                                                                1999
                                                              --------
BALANCE SHEET DATA:
Total assets................................................  $666,070
Short-term debt, current portion of long-term debt and
  capital lease obligations.................................       558
Long-term debt and capital lease obligations, excluding
  current portion...........................................       589
Book value per common share.................................     16.05



            SELECTED UNAUDITED PRO FORMA FINANCIAL DATA -- S1, FICS



                                                              SIX MONTHS ENDED         YEAR ENDED
                                                               JUNE 30, 1999        DECEMBER 31, 1998
                                                              ----------------      -----------------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues....................................................      $ 55,738              $  82,235
Loss from continuing operations before amortization of
  intangible assets and acquisition charges.................       (12,647)               (35,568)
Loss from continuing operations.............................       (81,933)              (173,467)
Basic and diluted loss per common share from continuing
  operations before amortization of intangible assets and
  acquisition charges.......................................         (0.36)                 (1.11)
Basic and diluted loss per common share from continuing
  operations................................................         (2.32)                 (5.41)



                                                               JUNE 30,
                                                                 1999
                                                              ----------
BALANCE SHEET DATA:
Total assets................................................  $  539,973
Short-term debt, current portion of long-term debt and
  capital lease obligations.................................      12,098
Long-term debt and capital lease obligations, excluding
  current portion...........................................         898
Book value per common share.................................       12.32

            SELECTED UNAUDITED PRO FORMA FINANCIAL DATA -- S1, EDIFY



                                                              SIX MONTHS ENDED         YEAR ENDED
                                                               JUNE 30, 1999        DECEMBER 31, 1998
                                                              ----------------      -----------------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues....................................................      $ 56,502              $  73,036
Loss from continuing operations before amortization of
  intangible assets and acquisition charges.................       (16,669)               (43,944)
Loss from continuing operations.............................       (70,471)              (153,640)
Basic and diluted loss per common share from continuing
  operations before amortization of intangible assets and
  acquisition charges.......................................         (0.53)                 (1.57)
Basic and diluted loss per common share from continuing
  operations................................................         (2.26)                 (5.51)



                                                              JUNE 30,
                                                                1999
                                                              --------
BALANCE SHEET DATA:
Total assets................................................  $507,214
Short-term debt, current portion of long-term debt and
  capital lease obligations.................................       558
Long-term debt and capital lease obligations, excluding
  current portion...........................................        55
Book value per common share.................................     13.20



         SELECTED UNAUDITED PRO FORMA FINANCIAL DATA -- S1, VERTICALONE



                                                              SIX MONTHS ENDED         YEAR ENDED
                                                               JUNE 30, 1999        DECEMBER 31, 1998
                                                              ----------------      -----------------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues....................................................      $ 27,675              $ 24,180
Loss from continuing operations before amortization of
  intangible assets and acquisition charges.................        (7,047)              (24,341)
Loss from continuing operations.............................       (31,947)              (77,613)
Basic and diluted loss per common share from continuing
  operations before amortization of intangible assets and
  acquisition charges.......................................         (0.24)                (0.94)
Basic and diluted loss per common share from continuing
  operations................................................         (1.09)                (3.00)



                                                              JUNE 30,
                                                                1999
                                                              --------
BALANCE SHEET DATA:
Total assets................................................  $278,611
Short-term debt, current portion of long-term debt and
  capital lease obligations.................................       466
Long-term debt and capital lease obligations, excluding
  current portion...........................................       588
Book value per common share.................................      7.33

                                  RISK FACTORS


     The transactions involve a high degree of risk. By electing to participate in, or voting in favor of, the proposed transactions, holders of FICS, Edify and VerticalOne securities will be choosing to invest in S1 common stock. An investment in S1 common stock involves a high degree of risk. In addition to the other information contained or incorporated by reference in this prospectus/proxy statement, you should carefully consider the following risk factors in making your investment decision.


RISKS RELATED TO THE TRANSACTIONS


  Because the number of shares of S1 common stock to be issued in the proposed transactions is fixed, holders of FICS, Edify and VerticalOne stock may receive less value for their shares if the market price of the S1 common stock declines before the closings of the proposed transactions



     Edify stockholders will receive a fixed ratio of 0.330969 shares of S1 common stock for each Edify share they own. VerticalOne stockholders will receive a fixed ratio of up to 0.2 shares of S1 common stock for each share of VerticalOne common stock they own or into which their shares of VerticalOne preferred stock may be converted, of which 0.1903 shares of S1 common stock will be delivered at closing and the remaining up to 0.0097 additional shares of S1 common stock to be delivered if specified conditions are met. FICS securities holders will receive a pro rata portion of 10,000,000 shares, based on ownership of FICS, and a pro rata portion of any earn-out shares. There will be no adjustment to these exchange ratios, even if the value of the S1 common stock declines. The specific dollar value of S1 common stock that FICS, Edify and VerticalOne stockholders will receive upon completion of the particular transaction will depend on the market value of S1 common stock at the time of completion of the transaction. The share price of S1 common stock fluctuates in the market and has experienced significant volatility. We cannot predict the market prices for S1 common stock at any time before or after the completion of the transactions. We encourage you to obtain current market quotations for S1 common stock before making your decision on the proposed transactions. Edify stockholders should also obtain current market quotations for Edify common stock before making their investment decision.



  S1 will face technical, operational and strategic challenges that may prevent S1 from successfully integrating FICS, Edify and VerticalOne with S1



     The transactions involve risks related to the integration and management of acquired technology, operations and personnel. S1's integration of FICS, Edify and VerticalOne will involve strategic and operational challenges. S1's integration of FICS and Edify will be a complex, time consuming and expensive process and may disrupt S1's business if not completed in a timely and efficient manner. Following the transactions, S1 must operate as a combined organization utilizing common information and communication systems, operating procedures, financial controls and human resources practices. S1 may encounter substantial difficulties, costs and delays involved in integrating the acquired operations with S1's own, including:


     - potential incompatibility of business cultures;


     - potential difficulties in coordinating geographically separated organizations, with FICS's operations primarily abroad, Edify's operations in Silicon Valley and VerticalOne's and S1's own operations headquartered in Atlanta;


     - perceived adverse changes in business focus;

     - potential conflicts in third-party relationships; and

     - the loss of key employees and diversion of the attention of management from other ongoing business concerns.


     In addition, pending the transactions, there could be disruption of the business of S1, FICS, Edify or VerticalOne caused by employee uncertainty, customer or supplier confusion or interruption of, or a loss of momentum in, the activities of each of their businesses. These transitional issues could cause quarterly operating results to be lower than expected.



  Because the transactions are not conditioned on each other, if S1 fails to close one or more of the transactions the value of the S1 common stock could decline



     Each of the transactions may not receive required stockholder approvals, or some other condition may not be satisfied. None of the transactions is conditioned on the other. As a result, one or more of the transactions may close, even though the others do not. If S1 fails to close one or more transactions, this failure could be perceived negatively by the market, which in turn could adversely affect S1, its future prospects or the price of the S1 common stock.



  Officers and directors of S1, FICS, Edify and VerticalOne have different interests from yours, and could exert their influence over the proposed transactions in a way that may not benefit you



     The directors and officers of S1, FICS, Edify and VerticalOne have interests in the proposed transactions and may participate in arrangements that are different from, or are in addition to, those of stockholders generally. These include:



     - Michel Akkermans, the Chairman of the Board and Chief Executive Officer of FICS will become the President and Chairman of the Board of S1 upon closing of the FICS Transaction. In addition, Mr. Akkermans will be able to designate another person to serve for a three-year term on the S1 board of directors if the FICS Transaction closes.



     - Jeffrey M. Crowe, the President and Chief Executive Officer of Edify will become Vice Chairman and a member of the S1 board of directors and an executive officer of S1 upon closing of the Edify Transaction.



     - Gregg S. Freishtat, the Chairman and Chief Executive Officer of VerticalOne, will be appointed to serve for a three-year term on the S1 board of directors upon closing of the VerticalOne Transaction. Mr. Freishtat has also agreed to continue to serve as chief executive officer of VerticalOne after closing.



     - The executive officers of VerticalOne are expected to remain the executive officers of VerticalOne after completion of the merger.



     - S1 has agreed to grant additional options to purchase S1 common stock if the FICS Transaction closes.



     - Edify has recently granted options to some of its key executives. As of October 1, 1999, 648,594 shares of Edify common stock are subject to unvested options which could vest if holders of those options are not retained by S1 after closing of the Edify Transaction.



     - Some officers and directors of VerticalOne hold options to purchase VerticalOne common stock. If the VerticalOne Transaction is completed, those options will be converted into options to purchase shares of S1 common stock.



     - Some VerticalOne officers and employees will be granted options to acquire up to approximately 2.0 million shares of S1 common stock if the VerticalOne Transaction closes.



     - As of the S1 record date, directors and executive officers of S1 and their affiliates held approximately 7% of the outstanding shares of S1 common stock. The number of shares held does not include 72,800 shares beneficially owned by Andersen Consulting LLP or its affiliate, AC II Technology (ACT II) B.V. Jackson L. Wilson, Jr., a director of S1, is Managing Partner -- Global Markets of Andersen Consulting.



     - As of the Edify record date, directors and executive officers of Edify and their affiliates held approximately 5% of the outstanding shares of Edify common stock.

     - As of the VerticalOne record date, directors and executive officers of VerticalOne and its affiliates held approximately 99% of the outstanding shares of VerticalOne common stock, 39% of its Series A preferred stock and 89% of its Series B preferred stock.



     - Some Edify executives will receive severance packages if the Edify Transaction closes and their employment is terminated.



     - Any employee of VerticalOne who is terminated during the two-year period following the completion of the S1-VerticalOne merger at the request of S1 but over the objection of Gregg S. Freishtat, the current Chairman and Chief Executive Officer of VerticalOne or his designee, will be paid a one-time severance payment equal to his or her then current salary for 90 days and any unvested options that would vest in the following 12 month period will vest.



     - S1, FICS, Edify and VerticalOne officers and directors have continuing indemnification against specified liabilities.



     As a result, these executive officers and directors could be more likely to vote to approve the proposed transactions than if they did not have these interests.


RISKS RELATED TO THE COMBINED COMPANY'S BUSINESS

  We do not expect to achieve profitable operations for the foreseeable future, and this may negatively impact the value of your S1 common stock


     Each of S1, FICS, Edify and VerticalOne incurred operating losses in 1998 and in the six months ended June 30, 1999. In addition, as a result of the transactions, S1 expects to record approximately $870 million of goodwill and other intangible assets. Therefore, we expect to record amortization expense of approximately $287 million annually. Moreover, we expect that the combined company's expenses associated with sales, marketing, research and development, customer support and executive offices will continue to increase over the near term, even though its revenues may not keep pace with these expenses. As a result, we expect to continue to incur net losses for the foreseeable future.


     The combined company's future operating results will depend on many factors, including:


     - the demand for our products



     - our success in attracting and retaining motivated and qualified personnel


     - the amount of price and product competition we face as a result of the growth of financial services activity on the internet.

  The combined company's quarterly operating results may fluctuate, and any fluctuations could adversely affect the price of your S1 common stock


     The quarterly operating results of S1, FICS, Edify and VerticalOne have each fluctuated significantly to date. If the combined company fails to meet the expectations of securities analysts or investors as a result of any future fluctuations in our quarterly operating results, the market price of the S1 common stock would likely decrease. We expect that the combined company may experience fluctuations in the future because:


     - We cannot accurately predict the number and timing of contracts we will sign, in part because the budget constraints and internal review processes of existing and potential clients are not within our control.

     - Our clients' orders tend to be relatively large and in any given period a substantial portion of our revenues may be attributable to a few clients.

     - If we fail to introduce new or enhanced products, or if our competitors introduce new or enhanced products, sales of our products and services may not achieve expected levels and may even decline.

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

     - Our ability to expand the mix of distribution channels through which our products are sold may be limited.

     - Our sales may be constrained by the timing of releases of third party software that works with our products.

     - A significant percentage of our expenses is relatively fixed and we may be unable to reduce expenses if revenues decrease.


  The combined company will have four primary product lines and our revenues will depend on demand for these products



     Prior to the transactions, S1 derived substantially all of its revenue from licenses of its Virtual Financial Manager software suite and fees for services related to those licenses. We expect these licenses and the related service fees to account for a substantial portion of the combined company's total revenue for the foreseeable future. After the transactions, we will also derive substantial portions of our total revenue from FICS's Financial Reporting Systems and Corporate Internet Banking products and services and Edify's IVR and Electronic Banking System products and services. VerticalOne has not generated any material revenue from its service. A decline in demand for, or a failure to achieve broad market acceptance of, Virtual Financial Manager or the other products offered by the combined company would negatively impact our revenue and our ability to grow our revenue.


     The combined company's product demand also relies on continued internet expansion. Factors which will impact acceptance, improvement and growth in use of the internet are:


     - the development or adoption of technical standards and protocols designed to support increased activity



     - the development and availability of high speed access to the internet through broadband mediums such as cable television



     - consumer and business concerns regarding the performance and reliability of the internet, especially in light of highly publicized outages and temporary down-times recently experienced by large internet brokerage firms



     - consumer and business concerns about privacy and the ability of products like those offered by the combined company to develop and maintain individual profiles based on activity over the internet



     - consumer and business concerns about internet security, especially as it relates to providing a secure and confidential way for people to take care of their personal financial needs



     - government regulation of the internet and internet banking, particularly the possibility that new laws or regulations could decrease acceptance of the internet as a communications and commercial medium, or require us to modify our products and services or incur other compliance costs



     - the cost of internet access, including any access fees which may in the future be imposed by the FCC


     If any of these or other factors adversely impact development of the internet or demand for financial services on the internet, demand for Virtual Financial Manager and S1's data center services, as well as the other internet-related products and services offered by the combined company, will likely decline.

  System failures or performance problems with the combined company's products could cause demand for these products to decrease, require the combined company to make significant capital expenditures or impair client relations

     There are many factors which could adversely affect the performance, quality and desirability of the combined company's products and could delay or prevent the combined company's products from gaining market acceptance. These factors include:


     - extraordinary end-user volumes or other events could cause systems to fail or to operate at an unacceptably low speed, causing transaction delays for end-users



     - the combined company's products could contain errors, or "bugs," which could impair the services the combined company provides



     - despite the combined company's security measures, its software products may be vulnerable to break-ins and similar disruptive problems which could compromise the security of information stored in or transmitted through the computer systems of its clients



     - during the initial implementation of some products, S1, FICS and Edify each experienced significant delays integrating software and bringing banks online, and the combined company may experience similar difficulties or delays in connection with future implementations and upgrades to new versions



     - many of the combined company's products require integration with third-party products and systems, and we may not be able to integrate these products with new or existing products


     The occurrence of any of these problems could reduce product demand from potential customers and cause existing customers to terminate their license or data center contracts with the combined company. These problems could also require us to spend significant capital to remedy any failure and could subject the combined company to costly litigation with clients or their end-users.

  The combined company will depend on a limited number of clients for most of its revenue and, if any of those clients terminate their contracts, the combined company's revenues and financial performance would decline


     The combined company's business success depends on its relationships with a limited number of large clients. On a pro forma basis, assuming consummation of all three proposed transactions, the combined company had one client in 1998 which accounted for 13% of revenue for that year. On a pro forma basis, assuming consummation of all three proposed transactions, the combined company had one client which accounted for 15% of revenue for the six months ended June 30, 1999. We expect that a significant portion of the combined company's revenue will depend on a limited number of clients in the future.


     The combined company's clients may terminate their contracts for any reason at any time. Early termination of a contract by a significant client would likely cause the combined company's revenue to decrease.

  The transactions could harm key third party relationships


     The present and potential future relationships of the combined company with customers, resellers and third party product and service providers may be harmed if the combined company decides to discontinue products or services the four companies currently provide. As a result, customers, resellers and product and service providers which currently have relationships with S1, FICS, Edify or VerticalOne may alter or terminate their relationships with the combined company. Any changes in these relationships could harm the combined company's business following the closing of the transactions.

  The combined company's failure to develop and expand its distribution channels would impede revenue growth


     An integral part of the combined company's strategy is to develop multiple distribution channels, including a field sales force, value added resellers and original equipment manufacturers. The combined company intends to continue to expend resources to develop the reseller channel. Value added resellers and original equipment manufacturers are not, however, under any minimum purchase or resale requirements and could cease marketing the combined company's products at any time. Many of them also offer competing products that they produce or that are produced by third parties. The combined company's existing resellers could cease to provide an acceptable level of services and technical support to the combined company's customers, could fail to transition smoothly to sales of new products or enhancements of existing products, or could emphasize their own or third-party products to the detriment of the combined company's products. The loss of resellers, their failure to perform under agreements with the combined company, or the inability of the combined company to attract and retain new resellers with the technical, industry and application expertise required to market the combined company's products successfully in the future could harm the combined company's business. To the extent that the combined company is successful in increasing its sales through resellers, those sales will be at discounted rates, and revenue to the combined company for each sale will be less than if the combined company had licensed the same products to the customer directly.


     Expansion of the combined company's direct distribution channel depends upon the increased productivity of existing field sales forces and the combined company's ability to integrate and train new sales personnel. The cost of these efforts could exceed the revenue generated and the combined company's sales and marketing organization may not be able to compete successfully against the significantly more extensive and well-funded sales and marketing operations of many of the combined company's current or potential competitors.

  The combined company's market is highly competitive and if it is unable to keep pace with evolving technology, its revenue and future prospects may decline

     The market for the combined company's products and services is characterized by rapidly changing technology, intense competition and evolving industry standards. The combined company has many competitors who offer various components of its suite of applications or who use a different technology platform to accomplish similar tasks. In some cases the combined company's existing clients also use some of its competitors' products. The combined company's future success will depend on its ability to develop, sell and support enhancements of current products and new software products in response to changing client needs. For example, S1 believes that some potential clients may not license the combined company's products until it completes the next major version of its software. If the completion of the next version of any of the combined company's products is delayed, its revenue and future prospects could be harmed. In addition, competitors may develop products or technologies that the industry considers more attractive than those offered by the combined company or that render the combined company's technology obsolete.

  A significant portion of the combined company's clients are in the financial services industry which is subject to economic changes and is rapidly consolidating, which could reduce demand for the combined company's products and services

     For the foreseeable future, the combined company expects to derive most of its revenue from products and services it provides to the banking industry and other financial services firms such as insurance companies. Changes in economic conditions and unforeseen events, like recession or inflation, could occur and reduce consumers' use of bank services. Any event of this kind, or implementation for any reason by banks of cost reduction measures, could result in significant decreases in demand for the combined company's products and services.

     Mergers and acquisitions are pervasive in today's banking industry. The combined company's existing clients may be acquired by or merged into other financial institutions which already have their own financial internet software solution or which decide to terminate their relationships with the combined company for other reasons. As a result, the combined company's sales could decline if an existing client is merged into or acquired by another company.


  Infringement of the combined company's proprietary technology could adversely affect its competitive position and income potential



     The combined company's success depends upon its proprietary technology and information. It relies on a combination of patent, copyright, trademark and trade secret laws and confidentiality procedures to protect its proprietary technology and information. Because it is difficult to police unauthorized use of software, the steps we have taken to protect our services and products may not prevent misappropriation of the combined company's technology. Any misappropriation of the combined company's proprietary technology or information could reduce any competitive advantages it may have as a result of ownership of its technology or result in costly litigation if necessary to protect its technology.


     The combined company will also have a significant international presence. The laws of some foreign countries, including the laws of Belgium, where FICS is headquartered, may not protect the combined company's proprietary technology to the extent of the laws of the United States. The combined company's means of protecting our proprietary technology abroad may not be adequate and our competitors may independently develop comparable or superior technologies.

  The combined company may become involved in litigation over proprietary rights, which may be costly and time consuming

     In the past, Edify has received communications from other parties asserting that Edify's products, trademarks or other proprietary rights require a license of intellectual property rights or infringe, or may infringe, on their property rights. Edify may receive additional communications of this nature in the future. S1 expects software to be increasingly subject to third-party infringement claims as the number of competitors grows and the functionality of products in different industry segments overlaps. Third parties may have, or may eventually be issued, patents that would be infringed by the combined company's products or technology. Any of these third parties could make a claim of infringement against the combined company with respect to its products or technology.

     Any claims, with or without merit, could be time consuming, result in costly litigation, cause product shipment delays or require the combined company to enter into royalty or licensing agreements. Royalty or licensing agreements, if required, may not be available on terms acceptable to the combined company, or at all, which could harm the combined company's business, financial condition and results of operations. Litigation to determine the validity of any claims could result in significant expense to the combined company and divert the efforts of the combined company's technical and management personnel from productive tasks, whether or not the litigation is determined in favor of the combined company. In the event of an adverse ruling, the combined company may be required to pay substantial damages, discontinue the use and sale of infringing products, expend significant resources to develop non-infringing technology, or obtain licenses to infringing technology. The failure of the combined company to develop or license a substitute technology could significantly harm the combined company's business, financial condition and results of operations.

  If the combined company is unable to attract and retain technical employees, it may not be able to compete


     Based on the significant growth in operations S1, FICS, Edify and VerticalOne have experienced, we believe that the combined company's future success will depend in large part on the combined company's ability to attract and retain highly skilled technical personnel. Because the development of the combined company's software requires knowledge of computer hardware as well as a variety of software applications, we need to attract and retain technical personnel who are proficient in all these disciplines. There is substantial competition for employees with the technical skills we require. If we cannot hire and retain talented technical personnel, this failure could adversely affect the combined company's growth prospects and future success.

  If the combined company is unable to effectively manage its expected growth, it will not be able to successfully implement its business plan


     S1 expects the combined company to grow rapidly. The combined company's growth will place additional demands on its management, operational capacity and financial resources, including its ability to recruit non-technical personnel for management, sales, marketing and delivery positions. In addition, the combined company's systems, procedures, controls and resources, particularly its client service resources, may not be adequate to support continued expansion of operations. Because many of its implementation and service engagements are large in scale, the combined company must maintain numerous teams of qualified technical personnel to serve its clients efficiently. The combined company's failure to manage its growth effectively could impair its ability to successfully implement its business plan.



  If the combined company fails to adequately address the year 2000 issue, it may lose revenue or incur significant additional costs



     The year 2000 problem relates to the inability of computer hardware and software that use only the last two digits of a year to recognize and correctly process date data for years beginning after December 31, 1999. The failure of the combined company's software on or after January 1, 2000 would reduce its revenue and could subject it to litigation and damage its reputation in the market. Also, the need to address the year 2000 problem will require a significant portion of the combined company's implementation resources, thereby adversely impacting its ability to service new clients.



  Internet-related laws could adversely affect our business



     Laws and regulations which apply to communications and commerce over the internet are becoming more prevalent. For example, a recent session of the United States Congress resulted in internet laws regarding copyrights, taxation and the transmission of certain types of material. The European Union recently enacted its own privacy regulations, and is currently considering other internet-related legislation. The law of the internet, however, remains largely unsettled, even in areas where there has been some legislative action. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy, libel and taxation apply to the internet. In addition, the growth and development of the market for online financial services, including online banking, may prompt calls for more stringent consumer protection laws, both in the United States and abroad, that may impose additional burdens on companies conducting business online. The adoption or modification of laws or regulations relating to the internet, or interpretations of existing law, could adversely affect the combined company's business.


  The combined company depends on external sources of capital for future growth

     Following the closing of the transactions, the combined company may require additional financing to support its continued operations and for general corporate purposes. The combined company may not be able to fund all of its future capital needs from income from operations. The combined company therefore may have to rely on third party sources of capital which may not be available to it on favorable terms, if at all. The combined company's access to third party sources of capital depends on a number of factors, including the market's perception of its growth potential and its present and future revenue. It may also pursue equity investments from strategic partners in the future. If it pursues additional equity offerings, its existing stockholders' interests will be diluted. Debt financing, should the combined company elect to pursue it, may subject it to onerous limits on its range of operations.


  Future sales of the combined company's common stock in the public market could adversely affect its stock price and its ability to raise funds in new stock offerings



     If the combined company's stockholders sell substantial amounts of S1 common stock, including shares issued upon the exercise of options and warrants or upon the conversion of shares of our preferred stock into common stock, in the public market following this offering, the market price of the S1 common stock could fall. These sales also might make it more difficult for the combined company to sell equity or equity-related securities in the future at a time and price that it deems appropriate. As a condition to completing the FICS Transaction, S1 has agreed to facilitate the resale by Michel Akkermans of S1 common stock yielding net proceeds of at least (1) 18% of the value of the S1 common stock he will receive at closing of the FICS Transaction, plus (2) $15 million. Some executive officers and directors of S1 may also sell shares of S1 common stock in that sale.



     Including S1 common stock issued in the transactions, after the closing of the transactions, the combined company will have 47,405,755 shares of common stock outstanding, assuming no exercise of outstanding options or warrants.



     As of the date of this prospectus/proxy statement, holders of 2,029,106 of these shares have rights to require the combined company to register their shares with the SEC. By exercising their registration rights and causing a large number of shares to be sold in the public market, these stockholders could cause the market price of the S1 common stock to fall. In addition, if these stockholders demand to include their shares in one of S1's registration statements, the combined company's ability to raise needed capital could be adversely affected.



     As of September 30, 1999, there were outstanding options to purchase 13,234,708 shares of S1 common stock, warrants to acquire 1,000,000 shares of S1 common stock, and 1,356,054 shares of preferred stock convertible into an aggregate of 2,282,990 shares of S1 common stock. The common stock issuable after vesting and upon exercise of these options and warrants and upon conversion of this preferred stock will be eligible for sale in the public market from time to time. The options and warrants generally have exercise prices significantly below the current market price of the S1 common stock. The possible sale of a significant number of these shares may cause the market price of the S1 common stock to fall.


  Ownership of common stock by the combined company's officers, directors and principal stockholders may prevent a change in control


     After the closings of the transactions, the combined company's directors, executive officers, principal stockholders and their affiliates will beneficially own a significant percentage of the S1 common stock. This concentration of ownership may delay, defer or prevent a change in control, impede a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control, and may cause the market price of the combined company's common stock to fall.


  Market volatility may cause the price of your stock to decline

     The stock market in general, and the market for technology and internet-related stocks in particular, have experienced extreme volatility that often has been unrelated to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the trading price or the combined company's common stock regardless of the combined company's actual operating performance.

  International operations and currency exchange rate fluctuations may adversely affect the combined company

     The combined company will conduct its business worldwide and may be affected by changes in demand resulting from:


     - fluctuations in currency exchange rates



     - governmental currency controls


     - other risks associated with international sales, including:


          - changes in various regulatory requirements



          - political and economic changes and disruptions



          - export/import controls



          - tariff regulations



          - difficulties in staffing and managing foreign sales and support operations



          - greater difficulties in trade accounts receivable collection



          - possible adverse tax consequences


     In addition, the combined company will maintain a set of international executive offices and a significant portion of its maintenance, consulting, and research and development operations in Belgium. Therefore, the combined company's operations may also be affected by economic conditions in Belgium. These risks associated with international operations may harm the combined company's business.

         FORWARD LOOKING STATEMENTS IN THIS PROSPECTUS/PROXY STATEMENT


     This prospectus/proxy statement and the documents incorporated into this prospectus/proxy statement by reference contain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act. These statements include statements with respect to S1's, FICS's, Edify's and VerticalOne's financial condition, results of operations and business and on the expected impact of the FICS Transaction, the Edify Transaction and the VerticalOne Transaction on S1's financial performance. Words such as anticipates, expects, intends, plans, believes, seeks, estimates and similar expressions identify forward-looking statements.


     These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include:


     - the possibility that the value of the S1 common stock to be issued in the proposed transactions will increase or decrease prior to completion of the proposed transactions



     - the possibility that the proposed transactions will not be consummated



     - the possibility that the anticipated benefits from the proposed transactions will not be fully realized



     - the possibility that costs or difficulties related to the integration of our businesses will be greater than expected



     - the possibility that, pending the transactions, there could be disruption of the business of S1, FICS, Edify or VerticalOne caused by employee uncertainty, customer or supplier confusion or interruption of, or a loss of momentum in, the activities of each of their businesses, which could cause quarterly operating results to be lower than expected



     - our dependence on the timely development, introduction and customer acceptance of new internet services

     - rapidly changing technology and shifting demand requirements and internet usage patterns



     - other risks and uncertainties, including the impact of competitive services, products and prices, the unsettled conditions in the internet and other high-technology industries and the ability to attract and retain key personnel



     - other risk factors as may be detailed from time to time in Edify's and S1's public announcements and filings with the SEC



     In evaluating the transactions, you should carefully consider the discussion of these and other factors in the section entitled "Risk Factors" on page 30.

                                 THE COMPANIES

SECURITY FIRST TECHNOLOGIES CORPORATION

     S1 develops integrated, brandable internet applications that enable financial services companies to create their own financial portals. S1's Virtual Financial Manager suite of software applications integrates banking, investment, loan and credit card accounts at an institution, with content such as news, weather and sports personalized by the end-user. S1 licenses its Virtual Financial Manager software, provides installation and integration services and offers outsourced internet transaction processing through our data center. S1 targets organizations that view providing their products and services on the internet as a strategic competitive advantage and an integral component of their business.

     In recent years, as use of the internet has grown, internet commerce, including banking, insurance and securities trading, has increased in popularity. An April 1998 report by the U.S. Department of Commerce estimated that approximately 4.5 million households were banking online in 1997 and projected that number to increase to between 10 and 16 million households by 2000. To capitalize on this trend, S1 believes financial institutions need an integrated internet solution that satisfies the service demands of their customers while providing the financial institutions with a channel to market additional products and services directly to their customers. Because of the technological challenges, development times and risks associated with building internet solutions internally, many financial institutions are seeking third-party software providers to implement internet solutions.

     S1's Virtual Financial Manager addresses the requirements of both financial institutions and end-users by integrating multiple financial applications in one comprehensive product suite that can also include personalized information. Virtual Financial Manager creates a powerful financial portal through which end-users can conduct many of their daily financial, commercial and personal activities online. At the same time, Virtual Financial Manager allows S1's clients to perform one-to-one marketing to their customers through a branded, secure internet solution.

     S1's principal executive offices are located at 3390 Peachtree Road, NE, Suite 1700, Atlanta, Georgia 30326, and its telephone number is (404) 812-6200. S1's web site is www.s1.com. That web site is not a part of this prospectus/proxy statement.

FICS GROUP N.V.

     FICS is a leading software solutions provider for the global financial services industry. FICS designs, develops, markets and supports corporate and retail banking solutions that enable banks and financial institutions to interact electronically with their customers. FICS believes that its products are among the most technologically advanced electronic banking solutions available. FICS sells these products as pre-packaged solutions and also customizes these solutions to specific customer requirements.

     The FICS Electronic Services Delivery products include both corporate and retail banking solutions. FICS's corporate banking products enable banks and financial institutions to offer cash management, trade finance, custody and other corporate banking services over the internet and/or through a direct connection to the bank or financial institution. FICS's retail banking products enable banks and financial institutions to offer checking, savings, portfolio management and other retail banking services over the internet. FICS's Financial Reporting Systems products enable banks and financial institutions to meet regulatory reporting requirements and perform internal information management and consolidation activities in 22 countries.

     FICS was founded in 1989 and until 1995 provided primarily software services for banks and financial institutions. In 1995, FICS began developing its Electronic Services Delivery products, and in 1998, introduced its internet-enabled Electronic Services Delivery products. As of March 31, 1999, FICS had sold Electronic Services Delivery products and services to approximately 50 customers and had sold Financial Reporting Systems products to more than 600 customers in more than 20 countries, including many of the world's largest financial institutions.

EDIFY CORPORATION


     Edify Corporation is a global provider of internet and voice electronic commerce portal solutions that enable organizations to intelligently manage customer relationships. The company's software offers organizations the means to automate, integrate, and personalize interactions with customers through multiple channels, yielding stronger, more profitable relationships. Originally, Edify's self service solutions enabled organizations to contain costs, to capitalize on emerging interactive media, and to leverage investments in enterprise systems and communications infrastructure. Over the past seven years, Edify has licensed its Electronic Workforce application development and runtime platform to over 1,300 customers for custom development of automated internet and telephone applications such as bank account inquiries and call center applications. Since 1996, Edify has also licensed its software application product, the Electronic Banking System, to enable financial institutions the means to deploy a suite of automated banking services over the internet.



     Edify's Electronic Workforce is a full-featured, scalable and flexible application development and runtime system that enables organizations to create and deploy custom internet and voice electronic commerce applications through which users can conveniently and easily obtain access to a broad range of valuable information and services. Electronic Workforce's object-oriented architecture allows the incorporation of multiple media, enabling service applications through internet browsers, telephones, facsimiles, electronic mail and alphanumeric pagers. It also facilitates interaction with information content assembled from a variety of sources, including mainframe and client/server applications and relational databases. Electronic Workforce also includes a "visual" development environment that enables rapid development and adaptation of application without writing lines of code.



     Edify's Electronic Banking System is a software application product which offers financial institutions the means to deploy a suite of automated banking services via the internet to both retail and small business customers. The Electronic Banking System offers a fully integrated application suite, multiple access options including the internet and telephone and visual customization tools for rapid customization and integration with a wide range of back-office systems. The Electronic Banking System is built on Edify's Electronic Workforce and utilizes internet browser, Java and other technologies that address the customization requirements necessary for the application products market.



VERTICALONE CORPORATION



     VerticalOne provides an internet-based service that consolidates, organizes and presents consumers' personal account information in a single, easy-to-use interface, saving them the inconvenience of having to log onto the web sites of multiple account providers. VerticalOne's service enables users of internet portals and other destination sites to allow access to various personal accounts at one location. Through a secure, reliable and private information source, VerticalOne's service provides access to such personal account information as bank and investment information, credit card balances, household bills, travel rewards programs, and e-mail.



     VerticalOne was founded in October 1998, and its service was launched in August 1999, with three internet destination sites offering the initial beta release. Product development continued with the final release of version 1.0 in October 1999. Version 2.0 is scheduled to be released in early 2000.


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

                                 THE S1 MEETING

DATE, TIME, PLACE AND PURPOSE OF S1'S MEETING


     The special meeting of stockholders of S1 will be held at 8:00 a.m., Eastern time, on November 10, 1999 at the Swissotel, 3391 Peachtree Road, NE, Atlanta, GA 30326. At the meeting, stockholders at the close of business on October 1, 1999 will be asked:



          1. To approve the issuance of shares of S1 common stock in the FICS Transaction. The agreements for the FICS Transaction are attached as Annexes A and B to this prospectus/proxy statement.



          2. To approve the issuance of shares of S1 common stock in the Edify Transaction. The S1-Edify merger agreement is attached as Annex C to this prospectus/proxy statement.



          3. To consider the issuance of shares of S1 common stock in S1's acquisition by merger of VerticalOne corporation. The S1-VerticalOne merger agreement is attached as Annex D to this prospectus/proxy statement.



          4. To approve a proposed amendment to S1's charter to change the corporate name of S1 from "Security First Technologies Corporation" to "S1 Corporation."


RECORD DATE AND OUTSTANDING SHARES


     Only holders of record of S1 common stock at the close of business on the record date are entitled to notice of and to vote at the meeting. As of the close of business on the record date, there were 27,703,089 shares of S1 common stock outstanding and entitled to vote, held of record by approximately 395 stockholders.


VOTE AND QUORUM REQUIRED

     Holders of S1's common stock are entitled to one vote for each share held as of the record date. S1's bylaws require a quorum of one-third of the outstanding shares of S1 stock eligible to vote be present, either in person or by proxy, at any stockholder meeting.


     Approval of the issuances of S1 common stock in the FICS, Edify and VerticalOne Transactions requires the affirmative vote of a majority of the votes cast, either in person or by proxy, at the S1 meeting.



     Approval of the proposed amendment to S1's charter to change S1's name to "S1 Corporation" requires the affirmative vote of the majority of the shares of S1 common stock eligible to vote at the stockholder meeting.


ABSTENTIONS; BROKER NON-VOTES


     Abstentions will be included in determining the number of shares present and voting at the meeting and will have the same effect as votes against the proposals. If a broker, bank, custodian, nominee or other record holder of S1 common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, which we call a "broker non-vote," those shares will not be considered for purposes of determining the number of shares entitled to vote with respect to a particular proposal on which the broker has expressly not voted, but will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.


STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS


     On the record date, directors, executive officers and affiliates of S1 as a group held approximately 7% of all of the outstanding S1 common stock, as of the record date. The number of shares held does not include 72,800 shares beneficially owned by Andersen Consulting LLP or its affiliate, AC II Technology (ACT II) B.V. Jackson L. Wilson, Jr., a director of S1, is Managing

Partner -- Global Markets of Andersen Consulting. At the time of executing the agreements giving rise to the proposed transactions, executive officers and directors then in office executed voting agreements in which they have agreed to vote all shares of S1 common stock owned by them in favor of the FICS Transaction, the Edify Transaction and the VerticalOne Transaction.


EXPENSES OF PROXY SOLICITATION


     S1 will pay the expenses of soliciting proxies to be voted at the S1 meeting. Following the original mailing of the proxies and other soliciting materials, S1 and its agents also may solicit proxies by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, S1 will request brokers, custodians, nominees and other record holders of S1 common stock to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of S1 common stock and to request authority for the exercise of proxies. In these cases, S1 upon the request of the record holders, will reimburse them for their reasonable expenses.


VOTING OF PROXIES

     The proxy accompanying this prospectus/proxy statement is solicited on behalf of the S1 board of directors for use at the meeting. Please complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to S1. All properly signed proxies that S1 receives prior to the vote at the meeting and that are not revoked will be voted at the meeting according to the instructions indicated on the proxies or, if no direction is indicated, to approve the issuances of S1 common stock in the two transactions and in favor of the name change. You may revoke it at any time before it is exercised at the meeting by taking any of the following actions:

     - delivering to the secretary of S1, by any means, including facsimile, a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked,

     - signing and delivering a proxy relating to the same shares and bearing a later date prior to the vote at the meeting, or

     - attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.

     Please note, however, that if your shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares.

     S1's board of directors does not know of any matter that is not referred to in this prospectus/ proxy statement to be presented for action at the meeting. If any other matters are properly brought before the meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

NO APPRAISAL RIGHTS

     Holders of S1 common stock are not entitled to dissenters' rights or appraisal rights with respect to the transactions to be considered at the meeting.


                     PARTICIPATING IN THE FICS TRANSACTION



     Only holders of securities issued by FICS may participate in the FICS Transaction and join the stock purchase agreements. If you wish to participate in the FICS Transaction, please read carefully this prospectus/proxy statement including the Annexes, including the share purchase agreement and the stock purchase agreement which are attached as Annex A and Annex B. If you agree to the terms of these agreements, please indicate your acceptance by signing the enclosed signature pages accompanying this prospectus/proxy statement and return them in the enclosed envelope. If you wish to participate in the FICS Transaction, you must send to FICS your signed signature pages for both the share purchase agreement and the stock purchase agreements on or before November 10, 1999.



     IF YOU WISH TO PARTICIPATE IN THE FICS TRANSACTION, YOU MUST RETURN YOUR EXECUTED SIGNATURE PAGES TO FICS ON OR BEFORE NOVEMBER 10, 1999.


                               THE EDIFY MEETING

DATE, TIME, PLACE AND PURPOSE OF EDIFY'S MEETING


     The special meeting of stockholders of Edify will be held at 10:00 a.m., Pacific time, on November 10, 1999 at Edify's headquarters located at 2840 San Tomas Expressway, Santa Clara, CA 95051. At the meeting, stockholders at the close of business on October 1, 1999 will be asked to approve and adopt the S1-Edify merger agreement and approve the Edify Transaction.



     The S1-Edify merger agreement is attached to this prospectus/proxy statement as Annex C.


RECORD DATE AND OUTSTANDING SHARES


     Only holders of record of Edify common stock at the close of business on the record date are entitled to notice of and to vote at the meeting. As of the close of business on the record date, there were 17,953,043 shares of Edify common stock outstanding and entitled to vote, held of record by approximately 275 stockholders. Each stockholder is entitled to one vote for each share of Edify common stock held as of the record date. A majority of the shares outstanding on the record date will constitute a quorum for the transaction of business at the meeting.


VOTE REQUIRED


     The affirmative vote of a majority of the outstanding shares of Edify common stock is required to approve and adopt the S1-Edify merger agreement and to approve the Edify Transaction.


ABSTENTIONS; BROKER NON-VOTES

     Abstentions will be included in determining the number of shares present and voting at the meeting and will have the same effect as votes against the Edify Transaction. Broker non-votes will have the same effect as votes against the Edify Transaction.

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS


     On the record date, directors, executive officers and affiliates of Edify as a group held 873,410 shares of Edify common stock. These shares constituted approximately 5% of the outstanding shares of Edify common stock on that date. At the time of executing the agreement, giving rise to the Edify Transaction, executive officers and directors executed voting agreements in which they agreed to vote all shares of Edify common stock owned by them in favor of the Edify Transaction. See the section entitled "The Edify Agreements -- Related Agreements -- Edify Stockholders' Voting Agreements" on page 101.


EXPENSES OF PROXY SOLICITATION


     S1 has agreed to pay the expenses of soliciting proxies to be voted at the Edify meeting. S1 has retained a proxy solicitation firm, Corporate Investor Communications, Inc., to aid it in the solicitation process. S1 will pay that firm a fee of $4,500 plus an additional amount for each stockholder contacted by Corporate Investor Communications, Inc., plus expenses. Following the original mailing of the proxies and other soliciting materials, Edify will request brokers, custodians, nominees and other record holders of Edify common stock to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Edify common stock and to request authority for the exercise of proxies. In these cases, S1 upon the request of the record holders, will reimburse them for their reasonable expenses.

VOTING OF PROXIES

     The proxy accompanying this prospectus/proxy statement is solicited on behalf of the Edify board of directors for use at the meeting. Please complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to Edify. All properly signed proxies that Edify receives before the vote at the meeting and that are not revoked will be voted at the meeting according to the instructions indicated on the proxies or, if no direction is indicated, to approve the Edify Transaction. You may revoke your proxy at any time before it is exercised at the meeting, by taking any of the following actions:

     - delivering to the secretary of Edify, by any means, including facsimile, a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked,

     - signing and delivering a proxy relating to the same shares and bearing a later date prior to the vote at the meeting, or

     - attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.

     Please note, however, that if your shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares.


     Edify's board of directors does not know of any matter that is not referred to in this prospectus/ proxy statement to be presented for action at the meeting. If any other matters are properly brought before the meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.


NO APPRAISAL RIGHTS

     Holders of Edify common stock are not entitled to dissenters' rights or appraisal rights with respect to the Edify Transaction.

     HOLDERS OF EDIFY COMMON STOCK SHOULD NOT SEND ANY CERTIFICATES REPRESENTING EDIFY COMMON STOCK. FOLLOWING THE EFFECTIVE TIME OF THE EDIFY TRANSACTION, HOLDERS OF EDIFY COMMON STOCK WILL RECEIVE INSTRUCTIONS FOR THE SURRENDER AND EXCHANGE OF THEIR STOCK CERTIFICATES.


                            THE VERTICALONE MEETING



DATE, TIME, PLACE AND PURPOSE OF VERTICALONE'S MEETING



     The special meeting of stockholders of VerticalOne will be held at 8:00 a.m., Eastern time, on November 10, 1999 at VerticalOne's headquarters located at Two Concourse Parkway, Suite 700 Atlanta, Georgia 30328. At the meeting, stockholders at the close of business on October 8, 1999, the record date, will be asked to approve and adopt the S1-VerticalOne merger agreement.



     The S1-VerticalOne merger agreement is attached to this prospectus/proxy statement as Annex D.


RECORD DATE AND OUTSTANDING SHARES


     Holders of record of VerticalOne common stock, Series A preferred stock and Series B preferred stock at the close of business on the record date are entitled to notice of and to vote at the meeting. As of the close of business on the record date, there were 7,552,400 shares of VerticalOne common stock outstanding and entitled to vote, held of record by approximately 17 stockholders. As of the close of business on the record date, there were 3,919,243 shares of VerticalOne Series A preferred stock outstanding and entitled to vote held of record by approximately 71 stockholders. As of the close of business on the record date, there were 7,716,050 shares of VerticalOne Series B preferred stock outstanding and entitled to vote, held of record by approximately 61 stockholders. Each holder of VerticalOne common stock is entitled to one vote for each share of VerticalOne common stock held as of the record date. Holders of VerticalOne Series A preferred stock and Series B preferred stock are entitled to cast one vote for every share of VerticalOne common stock into which the preferred stock is convertible as of the record date.



VOTE AND QUORUM REQUIRED



     To constitute a quorum, a majority of the holders of VerticalOne common stock, Series A preferred stock and Series B preferred stock, taken together, and a majority of the holders of VerticalOne Series B preferred stock, separately, must be present in person or by proxy at the VerticalOne meeting. The holders of a majority of the outstanding shares of VerticalOne common stock, VerticalOne Series A preferred stock and VerticalOne Series B preferred stock, voting together as a single class, and the holders of a majority of the Series B preferred stock, voting as a separate class, must approve and adopt the S1-VerticalOne merger agreement. Holders of VerticalOne common stock are entitled to cast one vote per share of VerticalOne common stock owned as of October 8, 1999, the record date. Holders of VerticalOne preferred stock are entitled to cast one vote for every share of VerticalOne common stock into which the preferred stock may be converted on the record date. The conversion ratio for both VerticalOne Series A and Series B preferred stock is one-to-one.



ABSTENTIONS





     Abstentions will be included in determining the number of shares present and voting at the meeting and will have the same effect as votes against the VerticalOne Transaction.


STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS


     As of the record date, holders of approximately 89% of the VerticalOne common stock, 51% of the VerticalOne Series A preferred stock and 79% of the VerticalOne Series B preferred stock had agreed to vote in favor of the VerticalOne Transaction. See the section entitled "The VerticalOne
Agreements -- Related Agreements -- VerticalOne Share Retention Agreements" on page 125.



VOTING OF PROXIES



     The proxy accompanying this prospectus/proxy statement is solicited on behalf of the VerticalOne board of directors for use at the meeting. Please complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to VerticalOne. All properly signed proxies that VerticalOne receives before the vote at the meeting and that are not revoked will be voted at the meeting according to the instructions indicated on the proxies or, if no direction is indicated, to approve the VerticalOne Transaction. You may revoke your proxy at any time before it is exercised at the meeting, by taking any of the following actions:



     - delivering to the secretary of VerticalOne, by any means, including facsimile, a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked,


     - signing and delivering a proxy relating to the same shares and bearing a later date prior to the vote at the meeting, or

     - attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.


     Please note, however, that if your shares are held of record by a bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the bank or other nominee confirming your beneficial ownership of the shares.



     VerticalOne's board of directors does not know of any matter that is not referred to in this prospectus/proxy statement to be presented for action at the meeting. If any other matters are properly brought before the meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgement.


APPRAISAL RIGHTS



     Under Section 262 of the Delaware General Corporation Law, a copy of which is included as Annex I to this prospectus/proxy statement, each holder of VerticalOne stock will be entitled to dissent and demand an appraisal of the "fair value" of VerticalOne stock held by the holder if, before the vote at the VerticalOne meeting, the holder files with VerticalOne a written demand for appraisal. If you hold VerticalOne stock and wish to exercise your appraisal rights, you should send your written demand for appraisal to VerticalOne at Two Concourse Parkway, Suite 700, Atlanta, GA 30328. If you fail to comply with these requirements, you will be bound by the terms of the S1-VerticalOne merger agreement.



     Within 10 days after the date on which the VerticalOne Transaction is completed, VerticalOne shall notify each stockholder exercising appraisal rights in compliance with Section 262 that the S1-VerticalOne merger has become effective. At any time within 60 days after the effective date for the S1-VerticalOne merger, any stockholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered in the S1-VerticalOne merger agreement.



     Within 120 days after the effective date, VerticalOne or any VerticalOne stockholder who has perfected his or her appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of all dissenting stockholders. At the hearing on the petition, the chancery court shall determine the VerticalOne stockholders who have complied with Section 262 and who have become entitled to appraisal rights. The chancery court may require the dissenting stockholders to submit their certificates of stock, if any, to the Register in Chancery for notation of the pendency of the appraisal proceedings. If any stockholder fails to comply with that direction, the chancery court may dismiss the proceedings as to that stockholder.



     After determining the VerticalOne stockholders entitled to an appraisal, the chancery court shall appraise the shares as to their fair value. In determining fair value, the chancery court shall take into account all relevant factors. The chancery court shall direct the payment of the fair value of the shares, together with interest, if any, by VerticalOne to the VerticalOne stockholders entitled to payment. The costs of the proceeding may be determined by the chancery court and assessed against either VerticalOne or the VerticalOne stockholders, or both.



     The foregoing constitutes a summary of the rights of VerticalOne stockholders requesting appraisal. It contains material information relating to the exercise of appraisal rights but does not purport to be a complete statement of the procedures to be followed by VerticalOne stockholders desiring to exercise their rights of appraisal. The preservation and exercise of appraisal rights are conditioned on strict adherence to the applicable provisions of
Section 262 of the Delaware General Corporation Law. Each VerticalOne stockholder desiring to exercise appraisal rights should refer to Section 262 for a complete statement of the VerticalOne stockholder's rights and the steps which must be followed in connection with the exercise of those rights.



     For further information relating to the exercise of appraisal rights, please see Annex I to this prospectus/proxy statement.



     HOLDERS OF VERTICALONE STOCK SHOULD NOT SEND ANY CERTIFICATES REPRESENTING VERTICALONE STOCK. FOLLOWING THE EFFECTIVE TIME OF THE VERTICALONE TRANSACTION, HOLDERS OF VERTICALONE STOCK WILL RECEIVE INSTRUCTIONS FOR THE SURRENDER AND EXCHANGE OF THEIR STOCK CERTIFICATES.


                         BACKGROUND OF THE TRANSACTIONS

     Since S1 began its operations in 1996, it has consistently looked to strategic alliances and equity agreements to solidify its market presence and acquire resources for operations. On March 25, 1999,

Frederick Dumas, the head of FICS's United States subsidiary, met with James S. Mahan, III, President and Chief Executive Officer of S1, to discuss possible strategic alliances, including joint marketing and product development efforts. As those discussions progressed, Mr. Mahan suggested that a better strategy might be for the companies to consider a merger.



     Following the March 25, 1999 meeting, Mr. Mahan contacted Michel Akkermans, President and Chief Executive Officer of FICS to discuss whether S1 and FICS should consider a merger transaction. Separately, and without discussing the possibility of a transaction with FICS, Mr. Mahan also contacted Jeffrey M. Crowe, President and Chief Executive Officer of Edify, regarding the possibility of a business combination between S1 and Edify. Based on the call to Mr. Akkermans, a meeting of S1 personnel and FICS personnel was arranged for the following week in Brussels.



     On March 30, 1999, Mr. Mahan, along with Dan Dreschel, Chief Operating Officer of S1, and Jeffrey Lunsford, Senior Vice President of S1, went to Brussels to meet with Mr. Akkermans and other executives of FICS. At that time, FICS was in the process of preparing for an initial public offering of capital stock. As a result of those preliminary discussions, the parties determined to further explore a possible merger transaction. On March 31, 1999, FICS and S1 executed a confidentiality agreement, providing for the confidential treatment by each party of the other's non-public information. Nonetheless, FICS continued to work toward its initial public offering. S1 also contacted its investment advisor, Robertson Stephens, to assist in analyzing a possible transaction, as well as to assist in S1's corporate diligence of FICS.


     On April 1 and 2, 1999, Mr. Mahan and Mr. Crowe continued to have discussions regarding the possibility of exploring a business combination.

     On April 2, 1999, the S1 board met to discuss and review in detail the various strategic alternatives being pursued by management.

     At a meeting of the Edify board held on April 4, 1999, Mr. Crowe reported on his discussions with Mr. Mahan and the Edify board instructed Mr. Crowe to pursue further discussions with S1. Mr. Crowe informed Mr. Mahan that Edify was interested in pursuing merger discussions.

     This decision of the Edify board was consistent with previous actions of the Edify board, which in the Spring of 1999 had begun to review potential strategic alternatives involving Edify, including a potential business combination transaction. On March 19, 1999, Edify engaged Goldman, Sachs & Co. as its exclusive financial advisor to assist the Edify board and management in evaluating strategic alternatives. In late March and early April 1999, Mr. Crowe held a series of meetings with executives of another company interested in acquiring Edify's server-based applications and potentially entering into a business combination with Edify. These preliminary discussions continued through April 16, 1999, when they were discontinued by the parties due to valuation issues.

     On April 6, 1999, Messrs. Mahan and Drechsel, along with Robert F. Stockwell, Chief Financial Officer of S1, went to Brussels for further meetings with and investigation of FICS. Following those meetings, Mr. Akkermans, along with Steven Sipowicz, Chief Financial Officer of FICS, and representatives of FICS's investment advisor, Credit Suisse First Boston, went to Atlanta, Georgia to meet with S1 executives and to begin FICS's corporate investigation of S1.

     Also following his return from Brussels, on April 10, 1999, Mr. Mahan called Mr. Crowe to discuss further a merger transaction. For the first time, Mr. Mahan also discussed with Mr. Crowe the possibility of a transaction with FICS.

     From April 11 through April 13, 1999, Mr. Crowe, William A. Soward, Vice President of Business Development of Edify, and Charles H. Jolissaint, Vice President and Chief Technology Officer of Edify, as well as Messrs. Akkermans and Sipowicz, met extensively with the officers of S1. These meetings also were attended by various legal, financial and other advisors of the parties. Preliminary financial and other terms of transactions with each of Edify and FICS were discussed.

     The Edify board, at a meeting held on April 11, reviewed with Messrs. Crowe, Soward and Jolissaint the issues raised by these discussions and encouraged Edify's management to continue to evaluate such a transaction. On April 12, 1999, Edify and S1 executed a confidentiality agreement providing for the confidential treatment by each party of the other's non-public information.

     The S1 board, at a meeting held on April 14, reviewed the discussions to date and the possible transactions with S1's management team, along with counsel, financial and other advisors. The S1 board also met with Mr. Akkermans. The board, after an extensive review of various transaction scenarios, authorized management to proceed with discussions on the basis of terms and conditions discussed by the board at that meeting. The board also gave direction on a broad diligence review of FICS and Edify.

     On April 14 and 15, 1999, the Edify board held meetings to review the status of discussions with S1, as well as with the other party interested in pursuing a business combination with Edify. The board also discussed extensively the pursuit of an independent business strategy for Edify and the potential execution risks and stockholder values associated with each course.

     On April 16, the S1 board met to review the status of discussions and possible deal terms. The board also reviewed extensively the potential risks to S1 and potential stockholder values associated with each transaction.

     Messrs. Crowe and Soward met with Messrs. Mahan and Lunsford in Menlo Park, California on April 19, 1999, to discuss issues relating to the transaction, including Edify's valuation and the integration of the companies. Messrs. Crowe and Mahan had numerous telephone conversations regarding various issues over the following few days.

     On April 22, 1999, the Edify board held a meeting to discuss the status of the S1 transaction. Goldman, Sachs & Co. made an extensive presentation regarding a business combination of S1 and Edify. Following discussion, the Edify board authorized management to continue discussions with S1.

     From April 26 to April 28, 1999, Mr. Soward and representatives of Edify's legal counsel and financial advisors met with Messrs. Mahan, Stockwell, Drechsel and Lunsford of S1, and representatives of S1's legal counsel and financial advisors at S1's headquarters in Atlanta, to discuss various issues in a business combination between the companies, and to perform due diligence reviews of the other party. From April 29 to May 1, representatives of Edify's financial advisors conducted a due diligence review of FICS at its headquarters in Belgium. Also during late April and early May of 1999, special Belgian counsel to Edify conducted a legal due diligence investigation of FICS.

     Commencing May 1, 1999, under the direction of Messrs. Drechsel and Stockwell, a team of financial and technology officers of S1 went to Brussels and other FICS locations to complete due diligence. They were joined by S1's legal counsel, including Belgian counsel, and financial advisors.

     On April 30, 1999, S1's legal counsel sent to FICS's and Edify's legal counsels draft acquisition agreements and ancillary agreements. The terms of these agreements were negotiated by the parties and their counsel over the course of the next two weeks.

     On May 2, 1999, the Edify board held a meeting to review the ongoing negotiations regarding the terms of the Edify Transaction, as well as the results to date of the due diligence investigation of S1 and FICS.

     From May 3 through May 5, 1999, Edify executives and technical staff met with S1 executives and technical staff at S1's headquarters in Atlanta to review financial, business and technical issues related to the proposed transactions. On May 5 and 6, 1999, Edify technical staff performed a due diligence review of FICS's technology at FICS's facilities in Belgium. The Edify board met on May 7, 1999, to review with Edify management and legal and financial advisors the status of the open issues in the transaction agreements and the business, operational and technical issues involved in integrating the companies.

     Also during that first week of May 1999, under the direction of Messrs. Lunsford and Michael Karlin, a team of financial and technology officers of S1 went to Edify's offices to complete due diligence. They were joined by S1's legal counsel and financial advisors.

     On May 4 and 5, 1999, S1 legal counsel met with FICS's legal counsel to negotiate terms of the transaction documents.

     On May 6, 1999, the S1 board met and held extensive discussions regarding the financial terms and conditions of the proposed transactions. They also discussed integration and execution issues. There was extensive review by management of the status of the due diligence investigations of Edify and FICS.

     On May 7, 1999, the FICS board met in North Carolina to discuss the possible transaction. Mr. Mahan attended part of the meeting to discuss S1's proposal.

     From May 10 through May 12, 1999, S1 executives and their legal counsel met with Edify executives and their legal counsel in Menlo Park to negotiate terms of the transaction documents and discuss issues regarding the integration of the companies. On May 14, Messrs. Crowe and Soward met with S1 executives in Atlanta to discuss aspects of the proposed transaction.

     At a meeting of the Edify board held on May 14, 1999, the board reviewed the results of legal counsels' due diligence investigation of S1 and FICS. Legal counsel reviewed in detail the principal terms of the draft merger agreement, stock option agreement and related agreements. Representatives of Goldman, Sachs & Co. presented to the board a detailed financial analysis of the proposed transactions.


     Throughout May 14, 15 and 16, 1999, legal and financial advisers to the FICS stockholders and S1 continued to negotiate the terms and structure of the transaction with the FICS stockholders. The structure of the proposed transaction was agreed upon late on May 15, 1999, and the parties continued to negotiate the final terms and conditions through May 16, 1999.



     At a meeting of the S1 board held on May 14, 1999, the S1 board reviewed the results of the legal and business due diligence investigation of Edify and FICS. Legal counsel reviewed in detail the principal terms of the draft transaction and related agreements. Representatives of Robertson Stephens presented to the board a detailed financial analysis of the proposed transactions.



     Mr. Mahan and other S1 executives met with Mr. Crowe and Edify's executives on May 15 and 16, 1999, in Menlo Park to negotiate the remaining unresolved issues in the Edify Transaction. The parties and their legal counsel finalized all of the transaction documents during the evening of May 16, 1999.



     The Edify board held a meeting on the evening of May 16, 1999. Representatives of Goldman, Sachs & Co. rendered its oral opinion to the Edify board, subsequently confirmed in writing, that the exchange ratio to be received by Edify stockholders in the Edify Transaction was fair from a financial point of view to the holders of Edify common stock. Following a discussion, the Edify board of directors unanimously resolved that the Edify Transaction was fair to, and in the best interests of, Edify's stockholders, approved the final terms of the S1-Edify merger agreement, stock option agreement and related agreements and transactions, and determined to recommend that the S1-Edify merger agreement be approved and adopted and the Edify Transaction be approved by Edify's stockholders.



     The S1 board also held a meeting on the evening of May 16, 1999. Legal counsel reviewed in detail the final forms of agreements and understandings of the parties. Robertson Stephens delivered its oral opinions to the S1 board of directors, which it subsequently confirmed in writing, that, as of such date and based on the assumptions made, matters considered and limits on the review undertaken as set forth in its opinions, (i) the then-agreed exchange consideration in the proposed FICS acquisition was fair from a financial point of view to S1 and (ii) the exchange ratio in the

Edify Transaction was fair from a financial point of view to S1. Following a discussion, the S1 board of directors unanimously resolved that the transactions were fair to, and in the best interests of, S1's stockholders, approved the final terms of the various agreements and transactions, and determined to recommend that the issuance of S1 common stock in the transactions be approved by S1's stockholders.

     The parties, including each of the FICS stockholders, executed the transaction agreements late in the evening of May 16, 1999 and in the early morning hours of May 17, 1999. The parties publicly announced the transactions on May 17, 1999.


     In June 1999, VerticalOne decided to proceed with a strategic round of private financing and began seeking new strategic alliances. In that regard, in late June 1999, Gregg Freishtat, VerticalOne's Chairman and Chief Executive Officer, met with Michael Karlin, a former officer and large stock and option holder of S1, to discuss obtaining Mr. Karlin's assistance in obtaining financing from S1 or certain other potential partners in the financial industry. In early August 1999, VerticalOne finalized an arrangement with Mr. Karlin pursuant to which he would earn warrants to purchase 90,000 shares of common stock of VerticalOne in the event VerticalOne entered into a strategic transaction, either a financing or a business combination, with a party introduced by Mr. Karlin to VerticalOne.



     In early August 1999, Mr. Karlin introduced Mr. Freishtat and Neal McEwen, VerticalOne's President and Chief Financial Officer, to Mr. Lunsford. At this meeting, Messrs. Freishtat and McEwen explained the VerticalOne service and discussed the possibility of S1 investing in VerticalOne. The parties also discussed a potential commercial relationship between VerticalOne and S1, the terms of which would include warrants to purchase shares of VerticalOne common stock that would become exercisable by S1 if it generated certain numbers of users of the VerticalOne service.



     On August 20, 1999, Messrs. Freishtat, McEwen and Marc Gorlin, VerticalOne's Executive Vice President, met at the offices of S1 with Messrs. Mahan and Lunsford. At this meeting, Messrs. Mahan and Lunsford broached the subject of a possible acquisition of VerticalOne by S1. Discussions among Messrs. Freishtat, Mahan and Lunsford continued over the next several days. On August 24 and 25, 1999, representatives of one of S1's outside investment banking firms and its outside legal counsel came to VerticalOne for purposes of completing their due diligence. On August 24, 1999, S1 informed VerticalOne that it was inclined to make an investment in the company rather than pursue an acquisition, given the other strategic initiatives pending before S1.



     Also in early August 1999, S1 received financial information from FICS with respect to its operations through June 30, 1999. Messrs. Mahan, Stockwell and Lunsford spent several days reviewing the FICS information and discussing S1's operating plan and strategy with respect to both FICS and VerticalOne.



     On August 18, 1999, the S1 board met to discuss and review in detail the FICS financial reports. Based on their evaluation, the S1 board decided that management should further investigate the financial performance of FICS in light of the then-pending acquisition.



     On August 28, 1999, Messrs. Mahan, Stockwell and Lunsford went to Brussels and met with Mr. Akkermans and the rest of the FICS management team for several days to review in detail FICS's operations. Following that meeting, S1 management began to formulate terms for discussions with FICS. Discussions among Messrs. Mahan, Lunsford, Stockwell, Akkermans and Sipowicz continued via telephone for several days.



     While these discussions continued, Messrs. Mahan and Lunsford continued to gather more information about VerticalOne. After further discussions with its investment bankers and meetings with certain of S1's large banking customers about VerticalOne, on or about September 3, 1999, Messrs. Freishtat and Mahan resumed discussions concerning a business combination. In particular, Mr. Mahan reported that the customers of S1 that had seen VerticalOne's account aggregation system had been impressed by it and were prepared to use the service in S1's data center if S1 were to offer the service in that manner.



     On September 5 and 6, 1999, Messrs. Mahan and Stockwell and S1's legal counsel, along with FICS's legal counsel and certain FICS stockholders held discussions in which the parties began to negotiate terms for a new agreement among S1 and the FICS stockholders. On September 6, 1999, the S1 Board of Directors met to discuss the new terms, and on September 7, 1999, S1 announced that it was in discussions regarding new terms of the FICS Transaction which would involve reducing the aggregate number of shares of S1 common stock that would be issued in the transaction as well as creating an earn-out for a percentage of the shares. At that time, legal counsel for S1 and FICS began the preparation of documents to reflect the new terms of the FICS Transaction.



     Later that same day, Messrs. Mahan and Lunsford met with Messrs. Freishtat, Gorlin and Steve Hufford, VerticalOne's Vice President of Strategic Development, at the offices of Goldman, Sachs & Co., S1's investment banker for the VerticalOne Transaction, to preview the VerticalOne service and discuss a potential combination.



     From September 7, 1999 until September 21, 1999, officers of FICS and S1, and their respective legal counsel and investment banking representatives, met by phone and in person to discuss the various aspects of the proposed new transaction.



     Meanwhile, on September 8, 1999, Messrs. Freishtat, McEwen and Hufford met in Atlanta with several members of the management of S1, Edify and FICS. The VerticalOne personnel later that day met with Messrs. Mahan, Lunsford and Stockwell to further discuss a potential business combination. Mr. Mahan reported that Goldman, Sachs & Co. was still reviewing the potential transaction and VerticalOne's business model, but was likely to be supportive of the transaction. At this meeting, Messrs. Freishtat and Mahan reviewed the key terms of the transaction.



     From September 9, 1999 until September 23, 1999, officers of VerticalOne and S1, and their respective legal counsel and investment banking representatives, met by phone and in person to discuss the various aspects of the proposed business combination, as well as the terms of the preferred stock investment and strategic marketing and sales agency arrangement.



     The S1 board held a meeting on the evening of September 19, 1999. The S1 board reviewed the final forms of agreements and understandings of the parties to the FICS Transaction and received the oral opinion of Robertson Stephens, subsequently confirmed in writing as of September 21, 1999, that the exchange ratio in the FICS Transaction was, as of that date, fair from a financial point of view to S1. Following a discussion, the S1 board of directors unanimously resolved that the transaction was fair to, and the best interests of, S1's stockholders, and approved the termination of the May 16, 1999 agreements and the final terms of the agreements for the new FICS Transaction, and determined to recommend that the issuance of S1 common stock in the FICS Transaction be approved by S1's stockholders. Final discussions among the parties were concluded and the documents related to the FICS Transaction were finalized on September 21, 1999, at which time the May 16, 1999 agreements were terminated and the new stock purchase agreements and related documents were signed. The termination of the May 16, 1999 agreements and the terms of the new FICS Transaction were publicly announced the next morning.



     On September 23, 1999, the VerticalOne board held a meeting at which they considered the final forms of the agreements and the understandings of the parties and voted unanimously to approve the VerticalOne Transaction.



     On the afternoon of September 23, 1999, the S1 board of directors held another meeting. Legal counsel reviewed in detail the final forms of agreements and understandings of the parties to the VerticalOne Transaction. Goldman, Sachs & Co. delivered its oral opinion to the S1 board of directors, which it subsequently confirmed in writing, that, as of such date and based on the assumptions made, matters considered and limits on the review undertaken as set forth in its opinion, the exchange ratio in the VerticalOne Transaction was fair from a financial point of view to S1. Following a discussion, the S1 board of directors unanimously resolved that the VerticalOne Transaction was fair to, and in the best interests of, S1's stockholders, approved the final terms of the S1-VerticalOne merger agreement and the VerticalOne Transaction, and determined to recommend that the issuance of S1 common stock in the VerticalOne Transaction be approved by S1's stockholders. Final discussions were concluded and the documents related to the VerticalOne Transaction were finalized at almost midnight on September 23, 1999, at which time the S1-VerticalOne merger agreement and related documents were signed. The VerticalOne Transaction was publicly announced the next morning.


                              THE FICS TRANSACTION


     This section of the prospectus/proxy statement describes certain aspects of the proposed transaction with FICS. While we believe that the description covers the material terms of the transaction and the related transactions, this summary may not contain all of the information that is important to you. You should read this entire document and the other documents we refer to carefully for a more complete understanding of the transaction. In addition, we incorporate important business and financial information about each of us into this prospectus/proxy statement by reference. See the section entitled "Documents Incorporated by Reference in This Prospectus/Proxy Statement" on page 216. You may obtain the information incorporated by reference into this prospectus/proxy statement without charge by following the instructions in the section entitled "Where You Can Find More Information" on page 217.


S1'S REASONS FOR THE FICS TRANSACTION


     At a meeting held on September 19, 1999, the board of directors of S1 concluded that the FICS Transaction was in the best interests of S1 and its stockholders and determined to recommend that the stockholders approve the stockholder proposals relating to the FICS Transaction.


     In its evaluation of the FICS Transaction, the S1 board reviewed several factors. The material factors are summarized as follows:

     - historical information concerning S1's and FICS's respective businesses, financial performance and condition, operations, technology and management, including reports concerning results of operations during the most recent fiscal year and fiscal quarter for each company filed with the SEC;

     - S1 management's view of the financial condition, results of operations and businesses of S1 and FICS before and after giving effect to the FICS Transaction and the S1 board's determination of the FICS Transaction's effect on stockholder value;

     - current financial market conditions and historical market prices, volatility and trading information;

     - the consideration FICS stockholders will receive in the FICS Transaction in light of comparable transactions;


     - the opinion of Robertson Stephens that, as of the date of its opinion and subject to the considerations described in the opinion, the exchange ratio in the FICS Transaction is fair from a financial point of view to S1;


     - S1 management's belief that the terms of the stock purchase agreements are reasonable;

     - the impact of the FICS Transaction on S1's customers and employees;

     - reports from management, legal, financial and accounting advisors as to the results of the due diligence investigation of FICS; and

     - the expectation that the FICS Transaction will be accounted for as a purchase.

     The S1 board also identified and considered a number of potentially negative factors in its deliberations concerning the FICS Transaction including the following:

     - the risk that the potential benefits of the FICS Transaction may not be realized;

     - the possibility that the FICS Transaction may not be consummated, even if approved by S1's stockholders;

     - the effect of the public announcement of the FICS Transaction on FICS's current and potential business;

     - the risk of management and employee disruption associated with the FICS Transaction, including the risk that despite the efforts of the combined company, key technical, sales and management personnel might not remain employed by the combined company;

     - the risk that the FICS Transaction could adversely affect S1's relationship with certain of its customers and strategic partners; and

     - other applicable risks described in this prospectus/proxy statement under "Risk Factors."


     The board concluded, however, that, on balance, the potential benefits to S1 and its stockholders of the FICS Transaction outweighed the risks associated with the FICS Transaction.


     The discussion of the information and factors considered by the S1 board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the FICS Transaction, the S1 board did not find it practicable to, and did not quantify or otherwise assign relative weight to, the specific factors considered in reaching its determination.

RECOMMENDATION OF S1'S BOARD OF DIRECTORS

     AFTER CAREFUL CONSIDERATION, THE S1 BOARD OF DIRECTORS HAS DETERMINED THE FICS AGREEMENTS AND THE FICS TRANSACTION TO BE FAIR TO AND IN THE BEST INTERESTS OF THE S1 STOCKHOLDERS. IN CONNECTION WITH THE FICS TRANSACTION, S1'S BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ISSUANCE OF SHARES OF S1 COMMON STOCK IN THE FICS TRANSACTION AS DESCRIBED IN THIS PROSPECTUS/PROXY STATEMENT.


     In considering the recommendation of the S1 board of directors with respect to the FICS Transaction, you should be aware that certain directors and officers of S1 have certain interests in the FICS Transaction that are different from, or are in addition to, the interests of S1 stockholders generally. Please see the section entitled "The FICS Transaction -- Interests of Certain Persons in the FICS Transaction" on page 62.



RECOMMENDATION OF FICS'S BOARD OF DIRECTORS



     The FICS board of directors made no recommendation to FICS stockholders regarding the FICS Transaction. Under Belgian law, the FICS board of directors is not required to make any such determination. Nevertheless, each of the directors or, in the case of directors who represent a FICS stockholder on the board, the related FICS stockholder, has signed the share purchase agreement and stock purchase agreement.


OPINION OF S1'S FINANCIAL ADVISOR


     Pursuant to an engagement letter dated February 24, 1999, as amended on May 28, 1999, S1 engaged Robertson Stephens to, among other things, render an opinion as to the fairness of the exchange ratio in the FICS Transaction, from a financial point of view, to S1. For purposes of the Robertson Stephens opinion and the summary of the opinion set forth in this section, the exchange ratio in the FICS Transaction refers to the 68.21189342574 shares of S1 common stock to be issued in exchange for each ordinary share of FICS, or equivalent thereof, at the closing of the FICS Transaction, as such number may be adjusted to account for the issuance, where applicable, of up to 4,500,000 additional shares of S1 common stock under the earn-out provisions included in the FICS Transaction. The additional shares that may be issued under the earn-out provisions are sometimes referred to as the earn-out shares. Based upon the closing price of shares of S1 common stock on September 21, 1999, Robertson Stephens noted that the exchange ratio in the FICS Transaction implied an equity valuation for FICS of approximately $382 million without regard to the earn-out shares.



     On September 19, 1999 at a meeting of the S1 board held to evaluate the proposed FICS Transaction, Robertson Stephens delivered to the S1 board its oral opinion, which was subsequently confirmed as a written opinion dated September 21, 1999, that, as of the date of such opinion and based on the assumptions made, the matters considered and the limitations on the review undertaken described in the opinion, the exchange ratio in the FICS Transaction was fair to S1 from a financial point of view. No limitations were imposed by the S1 board on Robertson Stephens with respect to the investigations made or procedures followed by it in furnishing its opinion. The exchange consideration in the FICS Transaction was determined through negotiations between the respective managements of S1 and FICS. Although Robertson Stephens did assist the management of S1 in those negotiations, it was not asked by, and did not recommend to, S1 that any specific exchange consideration constituted the appropriate exchange consideration for the FICS Transaction. Robertson Stephens also assisted S1's management in the negotiations leading to an agreement on principal structural terms of the FICS Transaction.



     THE FULL TEXT OF THE ROBERTSON STEPHENS OPINION, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX E AND IS INCORPORATED IN THIS PROSPECTUS/PROXY STATEMENT BY REFERENCE. STOCKHOLDERS OF S1 ARE URGED TO READ THE ROBERTSON STEPHENS OPINION IN ITS ENTIRETY. THE ROBERTSON STEPHENS OPINION WAS PREPARED FOR THE BENEFIT AND USE OF THE S1 BOARD IN ITS CONSIDERATION OF THE FICS TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO STOCKHOLDERS OF S1 AS TO HOW THEY SHOULD VOTE UPON, OR TAKE ANY OTHER ACTION WITH RESPECT TO THE FICS TRANSACTION. THE ROBERTSON STEPHENS OPINION DOES NOT ADDRESS:


     - THE RELATIVE MERITS OF THE FICS TRANSACTION AND THE OTHER BUSINESS STRATEGIES THAT THE S1 BOARD HAS CONSIDERED OR MAY BE CONSIDERING; OR

     - THE UNDERLYING BUSINESS DECISION OF THE S1 BOARD TO PROCEED WITH THE FICS TRANSACTION.


     THE SUMMARY OF THE ROBERTSON STEPHENS OPINION SET FORTH IN THIS PROSPECTUS/PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE ROBERTSON STEPHENS OPINION.



     In connection with the preparation of the Robertson Stephens opinion, Robertson Stephens, among other things:



     - reviewed certain publicly available financial statements and other business and financial information of S1 and FICS;


     - reviewed certain internal financial statements and other financial and operating data concerning S1 and FICS, including information relating to certain strategic, financial and operational benefits anticipated from the FICS Transaction, prepared by the managements of S1 and FICS;


     - reviewed certain financial forecasts and other forward looking financial information prepared by the managements of S1 and FICS;



     - held discussions with the managements of S1 and FICS concerning the businesses, past and current operations, financial condition and future prospects of S1 and FICS, independently and combined, including discussions with the managements of S1 and FICS concerning cost savings and other synergies that are expected to result from the FICS Transaction, as well as their views regarding the strategic rationale for the FICS Transaction;



     - reviewed the financial terms and conditions set forth in the FICS stock purchase agreements;

     - reviewed the stock price and trading history of S1 common stock;


     - compared the financial performance of S1 and FICS and the prices and trading activity of S1 common stock with that of certain other publicly traded companies comparable with S1 and FICS;



     - compared the financial terms of the FICS Transaction with the financial terms, to the extent publicly available, of other transactions Robertson Stephens deemed relevant;



     - reviewed the pro forma impact of the FICS Transaction on S1's revenue per share;



     - reviewed and considered information prepared by members of the respective managements of S1 and FICS relating to the relative contributions of S1 and FICS to the combined company;


     - prepared a discounted cash flow analysis of FICS;

     - participated in discussions and negotiations among representatives of S1 and FICS and their financial and legal advisors; and


     - made such other studies and inquiries, and reviewed such other data and performed such other analyses, as Robertson Stephens deemed relevant.



     In its review and analysis, and in arriving at its opinion, Robertson Stephens considered that S1 was also entering into the Edify merger agreement providing for the Edify Transaction. S1 informed Robertson Stephens that the Edify Transaction could occur at approximately the same time as the FICS Transaction, but that neither the FICS Transaction nor the Edify Transaction was contingent upon the other occurring. As a result, Robertson Stephens conducted certain pro forma analyses as if the FICS Transaction and the Edify Transaction were both consummated, based upon the information that was provided to Robertson Stephens and reviewed by it related to Edify, and also as if the FICS Transaction was consummated and the Edify Transaction was not consummated. Robertson Stephens did not consider any potential effects of the subsequently announced VerticalOne Transaction.



     In its review and analysis, and in arriving at its opinion, Robertson Stephens assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it, including information furnished to it orally or otherwise discussed with it by management of S1, FICS and Edify, or publicly available and neither attempted to verify, nor assumed responsibility for verifying, any of such information. Robertson Stephens relied upon the assurances of management of S1, FICS and Edify that they were not aware of any facts that would make such information inaccurate or misleading. Furthermore, Robertson Stephens did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets or liabilities, contingent or otherwise, of S1, FICS or Edify, nor was Robertson Stephens furnished with any such evaluation or appraisal.



     With respect to the financial forecasts and projections, and the assumptions and the bases therefor, for each of S1, FICS and Edify that Robertson Stephens reviewed, upon the advice of the managements of S1, FICS and Edify, Robertson Stephens assumed that such forecasts and projections:


     - had been reasonably prepared in good faith on the basis of reasonable assumptions;

     - reflected the best available estimates and judgments as to the future financial condition and performance of S1, FICS and Edify, respectively; and


     - will be realized in the amounts and in the time periods currently estimated.



     In this regard, Robertson Stephens noted that each of S1, FICS and Edify face exposure to the Year 2000 problem. Robertson Stephens did not undertake any independent analysis to evaluate the reliability or accuracy of the assumptions made by the managements of S1, FICS and Edify with respect to the potential effect that the Year 2000 problem might have on their respective forecasts.

     In addition, Robertson Stephens assumed that:


     - the FICS Transaction will be consummated in accordance with the terms set forth in the FICS transaction agreements, including, among other things, that the FICS Transaction will be accounted for as a "purchase" business combination in accordance with U.S. generally accepted accounting principles, or "GAAP;"

     - the Edify Transaction will be consummated in accordance with the terms set forth in the Edify merger agreement, including that the Edify Transaction will be accounted for as a "purchase" business combination in accordance with GAAP;

     - each of the FICS Transaction and the Edify Transaction will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended; and

     - the historical financial statements of each of S1, FICS and Edify reviewed by it have been prepared and fairly presented in accordance with GAAP consistently applied.


     Robertson Stephens relied as to all legal matters relevant to rendering its opinion on the advice of counsel.



     Although developments following the date of the Robertson Stephens opinion may affect the opinion, Robertson Stephens assumed no obligation to update, revise or reaffirm its opinion. The Robertson Stephens opinion is necessarily based upon financial, market, economic and other conditions as in effect on, and information made available to Robertson Stephens as of, the date of the Robertson Stephens opinion. It should be understood that subsequent developments may affect the conclusion expressed in the Robertson Stephens opinion and that Robertson Stephens disclaims any undertaking or obligation to advise any person of any change in any matter affecting the opinion which may come or be brought to its attention after the date of the opinion. The Robertson Stephens opinion is limited to the fairness, from a financial point of view and as of the date thereof, of the exchange consideration to S1. Robertson Stephens does not express any opinion as to:



     - the value of any employee agreements or other employee arrangements entered into in connection with the FICS Transaction;



     - any tax or other consequences that might result from the FICS Transaction; or



     - what the value of S1 common stock will be when issued to FICS' stockholders pursuant to the FICS Transaction or the price at which the shares of S1 common stock that are issued pursuant to the FICS Transaction may be traded in the future.



     The following is a summary of the material financial analyses performed by Robertson Stephens in connection with rendering the Robertson Stephens opinion. The following summary of the financial analyses is not a complete description of all of the analyses performed by Robertson Stephens. Certain of the information in this section is presented in a tabular form. IN ORDER TO BETTER UNDERSTAND THE FINANCIAL ANALYSIS PERFORMED BY ROBERTSON STEPHENS, THESE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE ROBERTSON STEPHENS OPINION IS BASED UPON THE TOTALITY OF THE VARIOUS ANALYSES PERFORMED BY ROBERTSON STEPHENS AND NO PARTICULAR PORTION OF THE ANALYSES HAS ANY MERIT STANDING ALONE.



     CONTRIBUTION ANALYSIS. Based upon S1 management estimates for S1 and FICS management estimates for FICS, Robertson Stephens analyzed the respective contributions of S1 and FICS to the estimated revenues of the combined company for fiscal years 2000 and 2001, without giving effect to the Edify Transaction, using for FICS both a base case of FICS management estimates (the "base case") and estimates that would result in FICS meeting the revenue earnout targets for fiscal year 2001 (the "earnout case").

     Based on the closing price of S1 common stock on September 21, 1999 of $35.75, this analysis indicated:



     For the base case:



     - implied equity values for FICS ranging from approximately $966 million to $1,138 million; and



     - implied exchange ratios per FICS share ranging from approximately 172.3x to 203.0x.



     For the earnout case:



     - implied equity values for FICS ranging from approximately $994 million to $1,138 million; and



     - implied exchange ratios per FICS share ranging from approximately 177.3x to 203.0x.



     COMPARABLE COMPANIES ANALYSIS. Using publicly available information, Robertson Stephens analyzed, among other things, the market values plus net debt, or "total capitalization," and trading multiples of FICS and selected publicly traded companies that have similar business and operating profiles, including:



     - Brokat Infosystems AG


     - Broadvision, Inc.

     - Fundtech LTD.

     - Transaction System Architects, Inc.


     Multiples compared by Robertson Stephens included total capitalization to revenues or estimated revenues for calendar years 1999 and 2000. All multiples were based on closing stock prices as of September 21, 1999.



     Using FICS management estimates and ranges of multiples derived by Robertson Stephens from the comparable companies of 14.0x - 18.0x for the estimated 1999 revenues of FICS and 7.5x - 10.0x for the estimated 2000 revenues of FICS, the following equity values for FICS and exchange ratios per FICS share are implied:



                                                                        IMPLIED EXCHANGE RATIO PER
                                            IMPLIED FICS EQUITY VALUE           FICS SHARE
                                            -------------------------   --------------------------
1999 estimated revenues...................    $970 - $1,250 million           173.0x - 223.0x
2000 estimated revenues...................    $ 671 - $ 898 million           119.7x - 160.2x



     PRECEDENT TRANSACTION ANALYSIS. Using publicly available information, Robertson Stephens analyzed the consideration offered plus net debt assumed, or debt less cash on hand, and implied transaction value multiples paid or proposed to be paid in 18 selected acquisition transactions in the internet content and service industry since August 1998.



     In analyzing these "precedent transactions," Robertson Stephens compared, among other things, the total consideration in such transactions as a multiple of the preceding twelve months ("LTM") revenues and next twelve months ("NTM") revenues.



     All multiples for the precedent transactions were based on public information available at the time of the announcement. Based on this information, FICS management estimates and other publicly available information, the following tables illustrate implied equity values for FICS and implied exchange ratios per FICS share derived from applying a range of multiples from the precedent transactions of LTM revenues and of NTM revenues:


                                                                                IMPLIED EXCHANGE
                                                                                 RATIO PER FICS
                               MULTIPLE RANGE     IMPLIED FICS EQUITY VALUE           SHARE
                               --------------   -----------------------------   -----------------
Multiples of LTM revenues....  17.5x - 25.0x       $1,081 - $1,548 million        192.9x - 276.3x
Multiples of NTM revenues....  10.0x - 15.0x       $  846 - $1,274 million        150.9x - 227.3x


     No company, business or transaction compared in the comparable companies analysis or precedent transaction analysis is identical to S1 or FICS. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading and other values of the comparable companies, precedent transactions or the business segment, company or transactions to which they are being compared.


     DISCOUNTED CASH FLOW ANALYSIS. Robertson Stephens performed a discounted cash flow analysis of FICS management estimates of the after-tax free cash flows of FICS in the earnout and base scenario using a range of earnings estimates for FICS for the calendar years 1999 through 2003. Robertson Stephens first discounted the projected, after-tax free cash flows through December 31, 2003 using discount rates ranging from 14% to 18%. FICS free cash-flows were calculated as the after-tax operating earnings of FICS adjusted to add back non-cash expenses and deduct uses of cash not reflected in the income statement. Robertson Stephens then added to the present value of the cash flows the terminal value of FICS at December 31, 2003, discounted back at the same discount rate to represent a present value. The terminal value was computed by multiplying the projected EBIT for FICS in fiscal 2003 by terminal multiples ranging from 20.0x to 25.0x. The range of terminal multiples selected reflect Robertson Stephens' judgment as to an appropriate range of multiples at the end of the referenced period. The following tables summarize the resulting implied FICS equity valuations and exchange ratios per FICS share:



     For the base case:



                                                                    IMPLIED EXCHANGE RATIO PER
           DISCOUNT RATES             IMPLIED FICS EQUITY VALUE             FICS SHARE
           --------------             -------------------------   -------------------------------
14% - 18%...........................     $490 - $708 million               87.4x - 126.4x



     For the earnout case:



                                                                    IMPLIED EXCHANGE RATIO PER
           DISCOUNT RATES             IMPLIED FICS EQUITY VALUE             FICS SHARE
           --------------             -------------------------   -------------------------------
14% - 18%...........................     $516 - $744 million               92.1x - 132.8x



     PRO FORMA ANALYSES. Robertson Stephens analyzed certain pro forma effects resulting from each of (i) the FICS Transaction considered on a stand-alone basis and (ii) the FICS Transaction and the Edify Transaction considered together, including, among other things, the impact of such transactions on the projected revenues per share and projected cash earnings per share of the combined company for fiscal years 2000 and 2001.



     Pro Forma Analysis - Without Giving Effect to the Edify Transaction. Robertson Stephens analyzed certain pro forma effects resulting from the FICS Transaction without giving effect to the Edify Transaction, including, among other things, the impact of the FICS Transaction on the projected revenues per share of the resulting combined company for fiscal years 2000 and 2001. The following tables summarize the results of such analysis, based on management estimates:



     Pro Forma Analysis-Base Case Without Giving Effect to the Edify Transaction



Fiscal Year 2000 revenue per share accretion................   42.0%
Fiscal Year 2001 revenue per share accretion................   31.8%

     Pro Forma Analysis - Earnout Case Without Giving Effect to the Edify Transaction



Fiscal year 2000 revenue per share accretion................   36.0%
Fiscal year 2001 revenue per share accretion................   27.8%



     The actual results achieved by the combined company may vary from projected results and the variations may be material.



     Pro Forma Analysis - Giving Effect to the Edify Transaction. Robertson Stephens also analyzed certain pro forma effects resulting from the FICS Transaction and the Edify Transaction considered together, including, among other things, the impact of such transactions on the projected revenues per share and projected cash earnings per share of the resulting combined company for fiscal years 2000 and 2001. The following tables summarize the results of such analysis:



     Pro Forma Analysis -- Base Case Giving Effect to the Edify Transaction



Fiscal year 2000 revenue per share accretion................   85.9%
Fiscal year 2001 revenue per share accretion................   62.1%



     Pro Forma Analysis -- Earnout Case Giving Effect to the  Edify Transaction


Fiscal year 2000 revenue per share accretion................   78.9%
Fiscal year 2001 revenue per share accretion................   57.3%



     The actual results achieved by the combined company may vary from projected results and the variations may be material.



     While the foregoing summary describes certain analyses and factors that Robertson Stephens deemed material in its presentation to the S1 board, it is not a comprehensive description of all analyses and factors considered by Robertson Stephens. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Robertson Stephens believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying the Robertson Stephens opinion. Several analytical methodologies were employed and no one method of analysis should be regarded as critical to the overall conclusion reached by Robertson Stephens. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusions reached by Robertson Stephens are based on all analyses and factors taken as a whole and also on application of Robertson Stephens' own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. Robertson Stephens therefore gives no opinion as to the value or merit standing alone of any one or more parts of the analysis it performed. In performing its analyses, Robertson Stephens considered general economic, market and financial conditions and other matters, many of which are beyond the control of S1 and FICS. The analyses performed by Robertson Stephens are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Accordingly, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business actually may be purchased. Furthermore, no opinion is being expressed as to the prices at which shares of S1 common stock may be traded at any future time. None of the parties makes any representations or warranties that the assumptions used by Robertson Stephens were or are correct.



     The engagement letter between S1 and Robertson Stephens provides that, for its services, Robertson Stephens is entitled to receive, contingent upon consummation of the FICS Transaction, a transaction fee of $4,500,000 and a $500,000 fee payable in respect of the delivery of the Robertson

Stephens opinion. S1 has also agreed to reimburse Robertson Stephens for certain of its out-of-pocket expenses, including legal fees, and to indemnify and hold harmless Robertson Stephens and its affiliates and any director, employee or agent of Robertson Stephens or any of its affiliates, or any person controlling Robertson Stephens or its affiliates for certain losses, claims, damages, expenses and liabilities relating to or arising out of services provided by Robertson Stephens as financial advisor to S1. The terms of the fee arrangement with Robertson Stephens, which S1 and Robertson Stephens believe are customary in transactions of this nature, were negotiated at arm's length between S1 and Robertson Stephens, and the S1 board was aware of such fee arrangements, including the fact that a significant portion of the fees payable to Robertson Stephens is contingent upon completion of the FICS Transaction. Robertson Stephens has provided certain investment banking services to S1 for which it has been or will be paid fees, including delivering an opinion to S1 in connection with the Edify Transaction and acting as S1's exclusive financial advisor in connection with an investment in S1 by Intuit, Inc. Robertson Stephens has also provided certain investment banking services to FICS in the past, including acting as co-managing underwriter in connection with a potential initial public offering of FICS in the first half of this year.



     Robertson Stephens was retained based on Robertson Stephens' experience as a financial advisor in connection with mergers and acquisitions and in securities valuations generally, as well as Robertson Stephens' investment banking relationship and familiarity with S1.



     Robertson Stephens is an internationally recognized investment banking firm. As part of its investment banking business, Robertson Stephens is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. In the ordinary course of its business, Robertson Stephens may actively trade the debt and equity securities of S1 and Edify for its own account and for the account of its customers and, accordingly, may at any time hold a long or short position in such securities.



INTERESTS OF CERTAIN PERSONS IN THE FICS TRANSACTION



     You should be aware that the directors and officers of S1 and FICS have certain interests in the FICS Transaction and have certain arrangements that are different from, or are in addition to, those of S1 and FICS stockholders generally. These include:



     - Employment. Michel Akkermans, the Chairman and Chief Executive Officer of FICS will become Chairman and a member of the S1 board of directors after the FICS Transaction.



     - Options. Some FICS executives have been granted stock options that will, if the FICS Transaction closes, be assumed by S1. In addition, S1 has agreed, if the FICS Transaction closes, to grant additional options to purchase S1 common stock to some FICS employees.


COMPLETION AND EFFECTIVENESS OF THE FICS TRANSACTION


     The FICS Transaction will be completed when all of the conditions to completion of the FICS Transaction are satisfied or waived, including approval of the issuance of shares of S1 common stock by the S1 stockholders. One of the conditions to completion of the FICS Transaction requires S1 to arrange for the resale of a number of shares of S1 common stock that Michel Akkermans will receive at the closing of the FICS Transaction yielding net proceeds of at least
(1) 18% of the market value of the shares Mr. Akkermans will receive plus (2) $15 million, either:



     - by filing a registration statement with the Securities and Exchange Commission registering the resale shares and arranging for the resale to occur through an underwritten transaction on reasonable and customary terms; or



     - by making arrangements for Michel Akkermans to sell the shares in a private placement exempt from registration under the Securities Act of 1933 with a purchase agreement containing substantially similar terms to those he would have received had he conducted the resale through an underwritten public offering.



     Some executive officers and directors of S1 may also sell shares of S1 common stock in that sale.


STRUCTURE OF THE FICS TRANSACTION AND CONVERSION OF FICS COMMON STOCK


     The FICS Transaction consists of two separate agreements. Under the terms of the first agreement, S1 Europe Holdings N.V., a Belgian subsidiary of S1, will purchase for cash all or substantially all of the issued and outstanding securities of FICS from the FICS stockholders who elect to participate in the FICS Transaction. Under the terms of the second agreement, the participating FICS stockholders will use the proceeds of the sale of their FICS shares to purchase S1 common stock. Under the terms of the earn-out, described in more detail in the next section, the selling stockholders of FICS may also obtain a certain amount of cash from S1 Europe Holdings to purchase additional shares of S1 common stock.



     As a result of the FICS Transaction, FICS will become a subsidiary of S1 Europe Holdings. S1, in connection with the FICS Transaction, expects to:



     - issue the participating FICS stockholders up to 10,000,000 shares of S1 common stock at closing;



     - issue up to 4,500,000 additional shares of S1 common stock if FICS meets specified performance criteria while operating as an S1 subsidiary in accordance with the terms of the earn-out;



     - assume current options to purchase FICS stock which will convert into options to purchase approximately 1,200,000 shares of S1 common stock; and



     - grant approximately 2,800,000 additional options to purchase S1 common stock.



THE EARN-OUT



     As part of the FICS Transaction, an additional 4,500,000 shares of S1 common stock, referred to as the "earn-out shares," are eligible to be obtained by the former FICS stockholders. Earn-out shares can be obtained by FICS meeting specified revenue targets and/or partially by signing contracts with specified large banks and financial institutions during the earn-out period, which runs from September 21, 1999 through the date 30 days after S1 files with the SEC its annual report on Form 10-K for fiscal year ended December 31, 2001. In a typical year, the earn-out period will end on approximately April 30.



     In general, one half of the earn-out shares can be obtained by meeting the revenue targets for each of 2000 and 2001. The revenue targets for fiscal years 2000 and 2001 are $89 million and $123 million, respectively. The revenue targets may be adjusted based on FICS's fourth quarter 1999 revenues and other factors related to ongoing business operations of FICS. For earn-out shares to be obtained based on revenue targets, FICS must also adhere to expense budgets and satisfy gross margin tests. At least 80% of the revenue targets must be achieved for each fiscal year to obtain any earn-out shares based on revenue targets. For 2000, if at least 80% of the revenue target is achieved, then a number of earn-out shares will be obtained for that year and, if less than 100% of the revenue target is achieved, the earn-out shares not so earned shall be carried over to 2001. If less than 80% of the revenue target for 2000 is achieved, then no earn-out shares will be obtained for that year and a number of earn-out shares will be carried over to 2001.



     Earn-out shares can be also be partially obtained by signing contracts with certain large banks and financial institutions. If FICS enters into a contract with a large bank or financial institution during the earn-out period, up to an additional 225,000 earn-out shares can be obtained for each of up to ten contracts with different large banks and financial institutions. Large banks and financial institutions are generally limited to the top 200 largest banks worldwide by asset size and the top 100 world financial institutions by market capitalization, which do not already have a contractual relationship with S1.



     Any earn-out shares which are obtained will be issued in one of two separate distributions, each no later than 30 calendar days following the filing of S1's annual report on Form 10-K for each of fiscal years 2000 and 2001. The earn-out shares may be obtained earlier if S1 is acquired by a third party or if Mr. Akkermans is removed from his position as Chairman of the Board of Directors of S1 without cause and without his consent. All disputes regarding the earn-out that cannot be resolved by mutual agreement of the parties will be resolved by binding arbitration.



     The terms of the earn-out are complicated. You should read the above summary together with the more detailed description of the earn-out in the share purchase agreement attached at Annex A.



MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE FICS TRANSACTION



     The following discussion sets forth the United States federal income tax consequences of the FICS Transaction. The discussion is based on the Internal Revenue Code of 1986, as amended, referred to in this section as the Code, applicable U.S. Treasury regulations under the Code, administrative foregoing authorities are subject to change and any change could affect the continuing validity of this summary. This discussion does not address any consequences arising under the tax laws of any state, locality or foreign jurisdiction.



     One of the conditions for the FICS Transaction to take place is that certain U.S. stockholders of FICS receive an opinion as to the tax free nature of the FICS Transaction. The opinion must be reasonably satisfactory to such FICS stockholders. S1, FICS and specified U.S. stockholders of FICS expect to receive an opinion from KPMG LLP that the FICS Transaction should be treated for federal income tax purposes as a tax-free reorganization within the meaning of
Section 368(a) of the Code. The opinion of KPMG LLP will be based on the Code, the U.S. Treasury regulations promulgated under the Code and related administrative interpretations and judicial decisions, all as in effect as of the effective time of the FICS Transaction, and will assume that the FICS Transaction takes place as described in the stock and share purchase agreements, and on factual representations to be provided to KPMG LLP that relate to the satisfaction of specific requirements to a reorganization within the meaning of
Section 368(a) of the Code.



     The opinion will be based, in part, upon the understanding that:



        (1) All of the FICS shareholders will have a legally binding obligation to purchase a predetermined number of voting shares of S1 for the same dollar amount that S1 Europe Holdings N.V. purchased the FICS securities;



        (2) The purchase of the S1 common stock by the FICS stockholders will occur on the date of the acquisition;


        (3) Any interest earned on the funds before being used to extinguish the debt belongs to S1 or its subsidiary and not the FICS shareholders;


        (4) S1 will be legally bound to immediately contribute the cash received from FICS shareholders to S1 Europe Holdings N.V.; and,


        (5) There are no agreements limiting the voting rights associated with the S1 voting stock distributed in the FICS Transaction.


     Unlike a ruling from the Internal Revenue Service, the opinion of KPMG LLP is not binding on the Internal Revenue Service and there can be no assurance that the Internal Revenue Service will not take a position contrary to one or more of the positions reflected in the opinion or that these positions will be upheld by the courts if challenged by the Internal Revenue Service. If, as concluded in the opinion of KPMG LLP, the FICS Transaction qualifies as a reorganization within the meaning of Section 368(a) of the Code, then:


        (1) The form and substance of the exchange should constitute a reorganization for U.S. federal income tax purposes and that no gain or loss should be recognized for U.S. federal income tax purposes by the shareholders of FICS on their receipt of shares of S1 common stock and,



        (2) No gain or loss should be recognized for U.S. federal income tax purposes by S1, S1 Europe Holdings N.V., S1's newly formed Belgian subsidiary used to consummate the exchange, or FICS, as parties to the reorganization.



     The determination that the FICS Transaction qualifies as a tax-free reorganization is primarily relevant only to certain FICS shareholders. Whether the FICS Transaction constitutes a tax-free reorganization for U.S. tax purposes, S1, S1 Europe Holdings N.V., or shareholders of S1 should recognize no gain or loss for U.S. federal income tax purposes.



     This section is only a general discussion of the United States federal income tax consequences of the FICS Transaction. The tax consequences of the FICS Transaction to the shareholders of FICS may be different from those summarized above, based on your individual situation.



     This section also does not address the tax consequences to FICS stockholders under the laws of any country other than the United States. In particular, this section does not address the tax consequences to FICS stockholders who are residents of Belgium for tax purposes, are organized under Belgian law, or have a "permanent establishment" or a fixed base in Belgium.


ACCOUNTING TREATMENT OF THE FICS TRANSACTION

     We intend to account for the FICS Transaction as a purchase for financial reporting and accounting purposes, under generally accepted accounting principles. After the FICS Transaction, the results of operations of FICS will be included in the consolidated financial statements of S1. The purchase price, i.e., the aggregate transaction consideration, will be allocated based on the fair values of the assets acquired and the liabilities assumed. Any excess of cost over fair value of the net tangible assets of FICS acquired will be recorded as goodwill and other intangible assets and will be amortized by charges to operations under generally accepted accounting principles. These allocations will be made based upon valuations and other studies that have not yet been finalized.

REGULATORY FILINGS AND APPROVALS REQUIRED TO COMPLETE THE FICS TRANSACTION


     S1's sale of S1 common stock to three of the FICS stockholders is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act. The HSR Act prevents certain transactions from being completed until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission, and the applicable waiting periods are terminated or expire. S1 has filed the required information and materials with the Antitrust Division and the FTC. The applicable waiting periods were terminated early, effective July 26, 1999. The notifications under the HSR Act remain effective and permit closing of the FICS Transaction within one year from the expiration or termination of the waiting periods.



     The Antitrust Division or the FTC may challenge the FICS Transaction on antitrust grounds after expiration of the waiting periods. Accordingly, before or after the completion of the FICS Transaction either the Antitrust Division or the FTC, or private persons, could take action under the antitrust laws, including seeking to enjoin the FICS Transaction. In addition, before or after the completion of the FICS Transaction, whether or not the waiting periods have ended or expired, one or more states could take action under the antitrust laws. We may not prevail if a challenge is made.


     Neither S1 nor FICS is aware of any other material governmental or regulatory approval required for completion of the FICS Transaction, other than the effectiveness of the registration statement of which this prospectus/proxy statement is a part, and compliance with applicable corporate law of Delaware and Belgium.


RESTRICTIONS ON SALES OF SHARES BY AFFILIATES OF FICS AND S1


     Affiliates of FICS and S1 will have restrictions on their ability to sell shares of S1 common stock acquired in the FICS Transaction. Persons who may be deemed to be affiliates of S1 include individuals or entities that control, are controlled by, or are under common control of either S1 or FICS, and may include some of the officers, directors and principal stockholders of S1 and FICS. Affiliates may not sell their shares of S1 common stock received in the FICS Transaction except pursuant to:



     - an effective registration statement under the Securities Act covering the resale of those shares; or



     - an exemption under the Securities Act.



     Five FICS stockholders holding approximately 88% of the issued and outstanding FICS securities have agreed not to sell any of the shares of S1 common stock they receive at closing, except with respect to a specified number of shares to be sold by Michel Akkermans, for 180 days following the closing of the FICS Transaction. Some executive officers and directors of S1 may also sell shares of S1 common stock in that sale.


LISTING ON THE NASDAQ NATIONAL MARKET OF S1 COMMON STOCK TO BE ISSUED IN THE FICS TRANSACTION

     It is a condition to the closing of the FICS Transaction that the shares of S1 common stock to be issued in the FICS Transaction be approved for listing on the Nasdaq National Market, subject to official notice of issuance.

OPERATIONS AFTER THE FICS TRANSACTION


     Following the FICS Transaction, FICS will continue its operations as a subsidiary of S1 Europe Holdings, a subsidiary of S1. The stockholders of FICS will become stockholders of S1, and their rights as stockholders will be governed by the S1 amended and restated certificate of incorporation, the S1 amended and restated bylaws and the laws of the State of Delaware.


                              THE FICS AGREEMENTS


     This section of the prospectus/proxy statement describes the agreements related to the FICS Transaction. The FICS Transaction consists of a share purchase agreement, attached as Annex A, in which S1 Europe Holdings, a Belgian subsidiary of S1, will purchase all or substantially all of the issued and outstanding securities of FICS from the FICS stockholders who choose to participate in the FICS Transaction, and a stock purchase agreement, attached as Annex B, in which those selling FICS stockholders will use the proceeds from their sale of the FICS securities to purchase up to 10,000,000 shares of S1 common stock at a price of $35.75 per share of S1 common stock.



     In addition, the FICS stockholders participating in the FICS Transaction may be able to obtain up to 4,500,000 additional shares of S1 common stock in an earn-out if certain conditions, described more fully in the section entitled "The FICS Transaction -- The Earn-out," on page 63, are fulfilled. S1 has also agreed to assume current options to purchase FICS stock which will convert into options to purchase approximately 1,200,000 shares of S1 common stock, and to grant approximately 2,800,000 additional options to purchase S1 common stock to individuals designated by Michel Akkermans, in consultation with S1, for a total of 4,000,000 options to purchase S1 common stock. Upon completion of the FICS Transaction, FICS will be a subsidiary of S1's Belgian subsidiary, and the former FICS stockholders participating in the FICS Transaction will be S1 stockholders. S1 stockholders are being asked to vote on the issuance of S1 common stock in the FICS Transaction.

     While we believe that this description covers the material terms of the agreements, this summary may not contain all of the information that is important to you. The share purchase agreement and the stock purchase agreement are attached as Annex A and Annex B and we urge you to read them both carefully.



PARTIES TO THE AGREEMENTS



     As of the date this prospectus/proxy statement is being sent out, the share purchase agreement attached at Annex A has been signed by S1 Europe Holdings, FICS stockholders who hold in the aggregate 99.54% of the FICS common stock, and, for limited purposes, S1 and FICS, and the stock purchase agreement attached at Annex B has been signed by S1, the same FICS stockholders and, for limited purposes, FICS. The FICS Transaction has been structured so that any other FICS stockholders may participate in the FICS Transaction by joining these agreements before closing. For more information about participating in the FICS Transaction, see the section entitled "Participating in the FICS Transaction" on page 44.


REPRESENTATIONS AND WARRANTIES


     S1, S1 Europe Holdings, FICS and the FICS stockholders each made a number of representations and warranties in the agreements regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the FICS Transaction. The representations and warranties of S1, on the one hand, and FICS and the FICS stockholders on the other, address the same topics, which include the following:


     - corporate organization and qualification to do business and identification of affiliates

     - certificate of incorporation and bylaws

     - capitalization

     - financial statements

     - taxes, employee benefit plans and insurance policies

     - material contracts

     - title to properties owned and leased

     - liabilities and litigation

     - changes in business since December 31, 1998

     - compliance with industrial regulatory requirements and environmental laws

     - securities, antitrust and other commercial regulatory approvals


     - compliance with applicable laws



     - intellectual property rights



     In addition, S1 made representations and warranties to FICS and the FICS stockholders regarding filings and reports with the Securities and Exchange Commission, authorization of the various agreements and approval of the FICS Transaction by the S1 board of directors pending stockholder approval.



     FICS and the FICS stockholders also made representations and warranties to S1 regarding information supplied by FICS in this prospectus/proxy statement and the related registration statement to be filed by S1.

FICS'S CONDUCT OF BUSINESS BEFORE COMPLETION OF THE FICS TRANSACTION


     The stockholders of FICS agreed that, until the completion of the FICS Transaction or unless S1 consents in writing, they would cause FICS and its subsidiaries to use their commercially reasonable efforts consistent with past practices and policies to:


     - preserve intact their present business organization

     - keep available the services of their present employees

     - preserve their relationships with customers and others with which they have business dealings

     The stockholders of FICS also agreed that, until the completion of the FICS Transaction or unless S1 consents in writing, FICS and its subsidiaries would conduct their business in compliance with certain specific restrictions relating to the following:

     - the issuance of dividends or other distributions

     - the issuance and redemption of securities


     - modification of FICS's governing documents



     - the liquidation or restructuring of, or merger involving, FICS


     - capital expenditures


     - entrance into any new line of business


     - entrance into or modification of contracts

     - the acquisition of assets or other entities

     - actions affecting the representations and warranties in the FICS Transaction

     - accounting policies and procedures

     - employees and employee benefits


     - changes in FICS's options or restricted stock purchase plans


     - the incurrence of indebtedness

     - sale, purchase, lease or relocation of any office

     - investments and other dispositions of FICS's assets or real estate


     The agreements related to the conduct of FICS's business in the stock purchase agreements are complicated and not easily summarized. You are urged to carefully read the section of the share purchase agreement attached as Annex A entitled "Covenants relating to FICS."


FICS STOCKHOLDERS' CONDUCT OF BUSINESS BEFORE COMPLETION OF THE FICS TRANSACTION


     The participating FICS stockholders agreed that they would not, directly or indirectly, solicit, initiate or encourage submissions of proposals for competing offers, and waived all existing rights to receive or purchase additional FICS securities.


S1'S CONDUCT OF BUSINESS BEFORE COMPLETION OF THE FICS TRANSACTION


     S1 has incorporated its Belgian subsidiary, S1 Europe Holdings N.V. and has agreed to take all actions for S1 Europe Holdings to comply with the FICS Transaction. S1 has also agreed for three years from the date of the last payment, if any, under the earn-out not to sell, transfer or assign the FICS stock from S1 Europe Holdings and to maintain S1 Europe Holdings as an operating subsidiary of S1.

CONDITIONS TO COMPLETION OF THE FICS TRANSACTION


     The obligations of S1, S1 Europe Holdings and the FICS stockholders to complete the FICS Transaction and the other transactions contemplated by the agreements are subject to the satisfaction or waiver of each of the following conditions before completion of the FICS Transaction:


     - the issuance of shares of S1 common stock must be approved by a majority of S1 common stock represented in person or by proxy at the S1 stockholder meeting

     - the shares of S1 common stock to be issued must be authorized for listing on the Nasdaq Stock Market, subject to notice of issuance


     - the registration statement filed with the Securities and Exchange Commission that contains this prospectus/proxy statement must have been declared effective



     - S1 must provide for the resale by Michel Akkermans of a number of shares of S1 common stock yielding net proceeds of at least (1) 18% of the value of the S1 common stock he will receive at the closing of the FICS Transaction, plus (2) $15 million. Some executive officers and directors of S1 may also sell shares of S1 common stock in that sale.



     - Either S1 may arrange for these resale shares to be sold under an exemption from the Securities Act, or S1 will prepare and file a registration statement with the Securities and Exchange Commission for the resale of these shares of S1 common stock and use its commercially reasonable efforts to declare this registration statement effective, and an underwriting agreement will have been prepared and executed by S1 and the lead underwriter for this offering


     - all applicable waiting periods, if any, under applicable antitrust and competition laws must have expired or been terminated

     - no law, regulation or order must be enacted or issued which has the effect of making the FICS Transaction illegal or otherwise prohibiting completion of the FICS Transaction substantially on the terms contemplated by the agreements


     - the FICS stockholders shall deliver to S1 Europe Holdings a "comfort letter" from FICS's independent public accountants, PricewaterhouseCoopers & Co. Bedrijfsrevisoren



     - three FICS stockholders holding approximately 28% of the issued and outstanding FICS securities will have received an opinion as to the tax-free nature of the FICS Transaction



     - S1 Europe Holdings must obtain, no later than October 15, 1999, evidence that financing is available to it to purchase all or substantially all of the issued and outstanding FICS securities to complete the FICS Transaction



     The parties also agreed that their obligations to complete the FICS Transaction and the other transactions contemplated by the agreements are subject to the satisfaction or waiver of each of the following additional conditions by the other party before completion of the FICS Transaction:



     - the other party's representations and warranties must have been true and correct as of September 21, 1999 and at and as of the date the FICS Transaction is to be completed as if made at and as of such time except to the extent the representations and warranties address matters only as of a particular date, in which case they must be true and correct as of that date


     - the other party must perform or comply in all material respects with all of its agreements and covenants required by the agreements to be performed or complied with by it at or before completion of the FICS Transaction


     - no material adverse effect must have occurred with respect to either S1 or FICS before the completion of the FICS Transaction

TERMINATION OF THE FICS AGREEMENTS


     Any party may terminate the agreements if any representation or warranty is materially incorrect or for failure to fulfill any condition or agreement set forth in the agreements. In addition, the FICS stockholders may terminate the agreements if S1 engages in certain extraordinary transactions in which 50% or more of its common stock or assets are acquired by a third party. The FICS stockholders may also terminate the agreement if there is any breach of the representations and warranties that cannot be cured within 30 days and that has or is likely to have a material adverse effect on S1.



     A material adverse effect is a condition, event, change or occurrence that is, or is reasonably likely to be, materially adverse to the ability of S1, S1 Europe Holdings or the FICS stockholders to perform its obligations under the relevant agreement or materially adverse to the business, customers, assets (including intangible assets), capitalization, financial condition or results of operations of either S1 or FICS taken as a whole with its subsidiaries, except to the extent that any such change, event, violation, inaccuracy, circumstance or effect directly and primarily results from the following:


     - the direct effect of the public announcement, pendency or consummation of the FICS Transaction

     - changes in general economic conditions or changes affecting the industry generally in which such entity operates

     - changes in trading prices for such entity's capital stock


     In addition, a material adverse effect occurs with respect to FICS and the FICS stockholders if, before closing the FICS Transaction, FICS's revenues for the third fiscal quarter of 1999 are less than $10 million or FICS's revenues for the fourth fiscal quarter of 1999 are less than $12 million.


EXPENSES; NO BREAKUP FEE


     Each party will bear its own expenses. No breakup fee will be paid by any of the parties if the FICS Transaction is not closed. S1 Europe Holdings has agreed to indemnify the FICS stockholders for all liability due to a breach by S1 Europe Holdings.


EXTENSION, WAIVER AND AMENDMENT OF THE FICS AGREEMENTS


     S1, S1 Europe Holdings, FICS and the participating FICS stockholders may amend the agreements before completion of the FICS Transaction provided all comply with applicable law in so doing.


     Any of the parties may, in writing, extend the other's time for the performance of any of the obligations or other acts under the agreements, waive any inaccuracies in the other's representations and warranties and waive compliance by the other with any of the agreements or conditions contained in the agreements.

RELATED FICS AGREEMENTS


  S1 Stockholder Voting Agreements



     The FICS stockholders required S1 stockholders James S. Mahan, III, Robert
F. Stockwell, Daniel H. Drechsel, Robert W. Copelan, D.V.M., Dorsey R. Gardner, Joseph S. McCall, Howard J. Runnion, Jr. and Jackson L. Wilson, Jr. to enter into voting agreements. The S1 stockholder voting agreements require these S1 stockholders to vote all of their shares of S1 common stock in favor of the FICS Transaction.



     As of the record date, these S1 stockholders held approximately 7% of the outstanding S1 common stock. The number of shares held does not include 72,800 shares beneficially owned by Andersen Consulting LLP or its affiliate, AC II Technology (ACT II) B.V. Jackson L. Wilson, Jr., a director of S1, is Managing Partner -- Global Markets of Andersen Consulting. These S1 stockholders were not paid additional consideration in connection with their respective voting agreements.

     Under the S1 stockholder voting agreements, until the termination of the voting agreement or the record date, these S1 stockholders agreed not to transfer any shares of S1 stock unless the person to whom such shares or options are to be transferred agrees to be bound by the terms of the S1 stockholder voting agreements.

     The S1 stockholder voting agreements will terminate upon the earliest to occur of:

     - the termination of the agreements in accordance with their terms

     - the completion of the FICS Transaction


  The Loan Agreements and Promissory Notes



     As discussed in the section entitled "Background of the Transactions" on page 48, each of the share purchase agreement and the stock purchase agreement attached as Annex A and Annex B was signed on September 21, 1999. All agreements related to the previously announced May 1999 transaction have been terminated, with the exception of a loan that was previously made by S1 to FICS.



     On May 16, 1999, S1 agreed to loan FICS up to $10 million. As of September 30, 1999, FICS had borrowed the full $10 million available under this loan. Interest on the loan is accruing and will continue to accrue at a fixed rate determined by the London Interbank Offered Rate on May 16, 1999 plus 1/2% per year. The loan will mature on the earlier of (1) September 26, 2000 or (2) the date of FICS's initial public offering. At maturity, FICS may pay this loan either in cash or in a number of its ordinary shares equal to the amount of the indebtedness divided by $6,000. The parties to the May 1999 agreements intended that this loan be used to provide FICS with working capital until that transaction had closed.



     In connection with the execution of the new agreements, on September 21, 1999, S1 agreed to extend a second loan in the amount of $15 million. In this second loan, S1 advanced $6 million of the $15 million in cash upon execution of the agreements in September 1999, and will advance another $2 million within 30 days of the first advance. FICS may continue to obtain advances thereafter up to the $15 million limit in amounts not to exceed $1 million per month. Interest on the loan will accrue at a fixed rate determined by the London Interbank Offered Rate on September 21, 1999 plus 1/2% per year. If the FICS Transaction does not close, the line of credit will mature on the earlier of (1) September 26, 2000 or (2) the date of FICS's initial public offering, if any. If either the share purchase agreement or the stock purchase agreement is terminated, FICS must pay this loan either in cash or by issuing to S1 a number of its ordinary shares equal to the amount of the indebtedness divided by an exchange ratio of $2,438.54. This exchange ratio will be adjusted if either the share purchase agreement or the stock purchase agreement is terminated for any reason other than default or breach by S1, and FICS raises equity capital within one year of termination at a valuation of less than $2,438.54 per ordinary share of FICS then outstanding.


                             THE EDIFY TRANSACTION


     This section of the prospectus/proxy statement describes certain aspects of the Edify Transaction, including the S1-Edify merger agreement and the stock option agreement. While we believe that the description covers the material terms of the Edify Transaction and the related transactions, this summary may not contain all of the information that is important to you. You should read this entire document and the other documents we refer to carefully for a more complete understanding of the Edify Transaction. In addition, we incorporate important business and financial information about each of us into this prospectus/proxy statement by reference. See "Documents Incorporated by Reference in This Prospectus/Proxy Statement" on page 216. You may obtain the information incorporated by reference into this prospectus/proxy statement without charge by following the instructions in the section entitled "Where You Can Find More Information" on page 217.


S1'S REASONS FOR THE EDIFY TRANSACTION

     At a meeting held on May 16, 1999, the board of directors of S1 concluded that the Edify Transaction was in the best interests of S1 and its stockholders and determined to recommend that the stockholders approve the stockholder proposals relating to the Edify Transaction.

     In its evaluation of the Edify Transaction, the S1 board reviewed several factors, including, but not limited to, the following:

     - historical information concerning S1's and Edify's respective businesses, financial performance and condition, operations, technology and management, including reports concerning results of operations during the most recent fiscal year and fiscal quarter for each company filed with the SEC

     - S1 management's view of the financial condition, results of operations and businesses of S1 and Edify before and after giving effect to the Edify Transaction and the S1 board's determination of the Edify Transaction's effect on stockholder value

     - current financial market conditions and historical market prices, volatility and trading information

     - the consideration Edify stockholders will receive in the Edify Transaction in light of comparable transactions


     - the opinion of Robertson Stephens that, as of the date of its opinion and subject to the considerations described in the opinion, the exchange ratio in the Edify Transaction is fair from a financial point of view to S1



     - the belief that the terms of the S1-Edify merger agreement and the stock option agreement are reasonable


     - the impact of the Edify Transaction on S1's customers and employees

     - reports from management, legal, financial and accounting advisors as to the results of the due diligence investigation of Edify

     - the expectation that the Edify Transaction will be accounted for as a purchase

     The S1 board also identified and considered a number of potentially negative factors in its deliberations concerning the Edify Transaction including the following:

     - the risk that the potential benefits of the Edify Transaction may not be realized

     - the possibility that the Edify Transaction may not be consummated, even if approved by S1's and Edify's stockholders

     - the effect of the public announcement of the Edify Transaction on Edify's sales

     - the risk of management and employee disruption associated with the Edify Transaction, including the risk that despite the efforts of the combined company, key technical, sales and management personnel might not remain employed by the combined company

     - the risk that the Edify Transaction could adversely affect S1's relationship with certain of its customers and strategic partners

     - other applicable risks described in this prospectus/proxy statement under "Risk Factors"

     The board concluded however, that, on balance, the potential benefits to S1 and its stockholders of the Edify Transaction outweighed the risks associated with the Edify Transaction.

     The discussion of the information and factors considered by the S1 board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Edify Transaction, the S1 board did not find it practicable to, and did not quantify or otherwise assign relative weight to, the specific factors considered in reaching its determination.

RECOMMENDATION OF S1'S BOARD OF DIRECTORS


     AFTER CAREFUL CONSIDERATION, THE S1 BOARD OF DIRECTORS HAS DETERMINED THE S1-EDIFY MERGER AGREEMENT AND THE EDIFY TRANSACTION TO BE FAIR TO AND IN THE BEST INTERESTS OF THE S1 STOCKHOLDERS. S1'S BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ISSUANCE OF SHARES OF S1 COMMON STOCK IN THE EDIFY TRANSACTION AS DESCRIBED IN THIS PROSPECTUS/PROXY STATEMENT.



     In considering the recommendation of the S1 board of directors with respect to the Edify Transaction, you should be aware that certain directors and officers of S1 have certain interests in the Edify Transaction that are different from, or are in addition to the interests of S1 stockholders generally. Please see the section entitled "The Edify Transaction -- Interests of Certain Persons in the Edify Transaction" on page 90.


EDIFY'S REASONS FOR THE EDIFY TRANSACTION


     At a meeting held on May 16, 1999, the board of directors of Edify concluded that the Edify Transaction is fair to, and in the best interests of, the stockholders of Edify, and authorized Edify to enter into the S1-Edify merger agreement, the stock option agreement and related transactions. The Edify board recommends that Edify stockholders approve and adopt the S1-Edify merger agreement and approve the Edify Transaction. The Edify board's decision was the result of its careful consideration of the factors, both positive and negative, related to the Edify Transaction, as well as its consideration of alternatives, including the pursuit of a long-term independent business strategy for Edify.



     The Edify Board believes that the Edify Transaction represents the best strategic alternative for Edify and the best transaction available to Edify stockholders. In reaching its determination, the Edify board considered the premium represented by the exchange ratio and historical business, financial and operating information regarding S1. The Edify board concluded that the exchange ratio and the price per Edify share implied by it compare favorably according to a number of applicable valuation methodologies, including an analysis of companies comparable to Edify and transactions comparable to the Edify Transaction. The Edify board considered the volatility of S1 common stock, and the potential for S1 common stock to appreciate in the near- and long-term, in agreeing to a fixed exchange ratio in the S1-Edify merger agreement. The Edify board also reviewed the regulatory approvals required to consummate the Edify transaction, and the likelihood of obtaining such approvals on a timely basis.



     The Edify board believes that the Edify Transaction, and, if also consummated, the FICS Transaction combined with the Edify Transaction, will create a company with a compelling suite of product and service offerings to financial institutions and other businesses. The Edify board believes that S1's internet banking products and data center management services and Edify's automated service software applications will complement each other and allow the combined company to cross-market a range of services in various media to its customers.


     In making its determination, the Edify board considered a number of factors, including:

     - the consideration to be received by Edify stockholders in the Edify Transaction

     - Edify's and S1's financial and operating performance over historical periods, and the expected synergies and benefits to be obtained by the Edify Transaction versus the pursuit of an independent business strategy for Edify

     - Edify management's view of the industry in which Edify competes, and its analysis of Edify's business, operations and financial results on a stand-alone basis and after giving effect to the Edify Transaction

     - the results of the due diligence review conducted by Edify's management, and Edify's legal and financial advisors, regarding S1's, and FICS's, business, technologies, operations, financial results and competitive position

     - the opinion of Goldman, Sachs & Co., delivered on May 16, 1999, that, as of the date of such opinion, the exchange ratio in the Edify Transaction is fair from a financial point of view to holders of Edify common stock


     - the terms of the S1-Edify merger agreement and stock option agreement, and, in particular, the limitations on the ability of Edify to negotiate with other companies regarding an alternative transaction, the provisions regarding the ability of Edify to terminate the S1-Edify merger agreement in certain events, the payment of a termination fee by Edify in certain events, and the terms of the stock option granted to S1, and the potential that these features would discourage other transactions which could be superior to the Edify transaction. Because the Edify board and its financial advisor conducted an extensive review of those companies which the board and its financial advisor believed could potentially be interested in pursuing a business combination with Edify, including contacting a number of such companies regarding a transaction, and because S1 required these provisions in order to enter into the S1-Edify merger agreement, the Edify board determined that the value for Edify stockholders represented by the Edify transaction justified these requirements.


     The Edify board also considered a number of negative factors related to the Edify transaction, including:

     - the risk that because the exchange ratio will not be adjusted for changes in the market price of S1 common stock or Edify common stock, the per share value of the consideration to be received by Edify stockholders might be significantly less than the price per share implied by the exchange ratio immediately prior to the announcement of the Edify Transaction

     - the risk that the Edify Transaction may not be consummated, even if approved by Edify's stockholders

     - the risk that the benefits sought to be achieved by the Edify transaction will not be realized

     - the potential loss of revenues and business opportunities for Edify as a result of confusion in the marketplace as a result of the announcement of the Edify transaction, and the exploitation of that confusion by Edify's competitors

     - the difficulties in integrating the operations of Edify and S1, and potentially, FICS as well, and the potential loss of management personnel or focus during the integration period

     - the other applicable risks described in this prospectus/proxy statement under "Risk Factors"

RECOMMENDATION OF EDIFY'S BOARD OF DIRECTORS


     AFTER CAREFULLY EVALUATING THESE FACTORS, BOTH POSITIVE AND NEGATIVE, THE BOARD OF DIRECTORS OF EDIFY HAS DETERMINED THAT THE EDIFY TRANSACTION IS IN THE BEST INTERESTS OF EDIFY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT EDIFY STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE S1-EDIFY MERGER AGREEMENT AND APPROVAL OF THE EDIFY TRANSACTION.



     In considering the recommendation of the Edify board of directors with respect to the Edify Transaction, you should be aware that certain directors and officers of Edify have certain interests in the Edify Transaction that are different from, or are in addition to the interests of Edify stockholders generally. Please see the section entitled "The Edify Transaction -- Interests of Certain Persons in the Edify Transaction" on page 90.

OPINION OF S1'S FINANCIAL ADVISOR


     Pursuant to an engagement letter dated February 24, 1999, as amended on May 28, 1999, S1 engaged Robertson Stephens Inc. to render an opinion as to the fairness of the exchange ratio in the Edify Transaction, from a financial point of view, to S1.



     On May 16, 1999 at a meeting of the S1 board held to evaluate the proposed Edify Transaction, Robertson Stephens delivered to the S1 board its oral opinion, which was subsequently confirmed as a written opinion dated May 16, 1999, that, as of the date of such opinion and based on the assumptions made, the matters considered and the limitations on the review undertaken described in the opinion, the exchange ratio in the Edify Transaction of 0.330969 shares of S1 common stock for each share of Edify common stock was fair from a financial point of view to S1. No limitations were imposed by the S1 board on Robertson Stephens with respect to the investigations made or procedures followed by it in furnishing its opinion. The exchange ratio in the Edify Transaction was determined through negotiations between the respective managements of S1 and Edify. Robertson Stephens was not asked by, and did not recommend to, S1 that any specific exchange ratio constituted the appropriate exchange ratio for the Edify Transaction. Robertson Stephens was engaged by S1 solely to render an opinion to the S1 board in connection with the Edify Transaction. Robertson Stephens was not engaged to assist S1's management in the negotiations of, or the structuring of, the Edify Transaction.



     THE FULL TEXT OF THE ROBERTSON STEPHENS OPINION, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX F AND IS INCORPORATED IN THIS PROSPECTUS/PROXY STATEMENT BY REFERENCE. STOCKHOLDERS OF S1 ARE URGED TO READ THE ROBERTSON STEPHENS OPINION IN ITS ENTIRETY. THE ROBERTSON STEPHENS OPINION WAS PREPARED FOR THE BENEFIT AND USE OF THE S1 BOARD IN ITS CONSIDERATION OF THE EDIFY TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO STOCKHOLDERS OF S1 AS TO HOW THEY SHOULD VOTE UPON, OR TAKE ANY OTHER ACTION WITH RESPECT TO, THE EDIFY TRANSACTION. THE ROBERTSON STEPHENS OPINION DOES NOT ADDRESS:


     - THE RELATIVE MERITS OF THE EDIFY TRANSACTION AND THE OTHER BUSINESS STRATEGIES THAT THE S1 BOARD HAS CONSIDERED OR MAY BE CONSIDERING; OR

     - THE UNDERLYING BUSINESS DECISION OF THE S1 BOARD TO PROCEED WITH THE EDIFY TRANSACTION.


THE SUMMARY OF THE ROBERTSON STEPHENS OPINION SET FORTH IN THIS PROSPECTUS/PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE ROBERTSON STEPHENS OPINION.



     In connection with the preparation of the Robertson Stephens opinion, Robertson Stephens, among other things:


     - reviewed certain publicly available financial statements and other business and financial information of S1 and Edify, respectively;

     - reviewed certain internal financial statements and other financial and operating data concerning S1 and Edify, including information relating to certain strategic, financial and operational benefits anticipated from the Edify Transaction, prepared by the managements of S1 and Edify;

     - reviewed certain financial forecasts and other forward looking financial information prepared by the managements of S1 and Edify, respectively;

     - held discussions with the respective managements of S1 and Edify concerning the businesses, past and current operations, financial condition and future prospects of S1 and Edify, independently and combined, including discussions with the managements of S1 and Edify concerning cost savings and other synergies that are expected to result from the Edify Transaction, as well as their views regarding the strategic rationale for the Edify Transaction;

     - reviewed the financial terms and conditions set forth in the merger agreement;

     - reviewed the stock price and trading history of S1 common stock and Edify common stock;

     - compared the financial performance of S1 and Edify and the prices and trading activity of S1 common stock and Edify common stock with that of certain other publicly traded companies comparable with S1 and Edify, respectively;

     - compared the financial terms of the Edify Transaction with the financial terms, to the extent publicly available, of other transactions it deemed relevant;

     - reviewed the pro forma impact of the Edify Transaction on S1's earnings per share;

     - reviewed and considered in the analysis information prepared by members of management of S1 and Edify relating to the relative contributions of S1 and Edify to the combined company;

     - prepared a discounted cash flow analysis of Edify;

     - participated in discussions and negotiations among representatives of S1 and Edify and their financial and legal advisors; and


     - made such other studies and inquiries, and reviewed such other data and performed such other analyses, as Robertson Stephens deemed relevant.



     In its review and analysis, and in arriving at its opinion, Robertson Stephens considered that S1 or affiliates of S1 were also entering into agreements providing for the FICS Transaction on the terms agreed on May 16, 1999. S1 informed Robertson Stephens that the FICS Transaction could occur at approximately the same time as the Edify Transaction, but that neither the Edify Transaction nor the FICS Transaction was contingent upon the other occurring. As a result, Robertson Stephens conducted certain pro forma analyses as if the Edify Transaction and the FICS Transaction (on the terms agreed on May 16, 1999) were both consummated, based upon the information that was provided to Robertson Stephens and reviewed by it related to FICS as of such date, and also as if the Edify Transaction was consummated and the FICS Transaction was not consummated. For purposes of its opinion related to the Edify Transaction, Robertson Stephens did not consider any potential effects related to the subsequently amended terms of the FICS Transaction of the subsequently announced VerticalOne Transaction.



     In its review and analysis, and in arriving at its opinion, Robertson Stephens assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it, including information furnished to it orally or otherwise discussed with it by management of S1, Edify or FICS, or publicly available and neither attempted to verify, nor assumed responsibility for verifying, any of such information. Robertson Stephens relied upon the assurances of management of S1, Edify and FICS that they were not aware of any facts that would make such information inaccurate or misleading. Furthermore, Robertson Stephens did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets or liabilities, contingent or otherwise, of S1, Edify or FICS, nor was Robertson Stephens furnished with any such evaluation or appraisal.



     With respect to the financial forecasts and projections, and the assumptions and bases therefor, for each of S1, Edify and FICS that Robertson Stephens reviewed, upon the advice of the managements of S1, Edify and FICS, Robertson Stephens assumed that such forecasts and projections:


     - had been reasonably prepared in good faith on the basis of reasonable assumptions;

     - reflected the best available estimates and judgments as to the future financial condition and performance of S1, Edify and FICS; and

     - will be realized in the amounts and in the time periods estimated.

In this regard, Robertson Stephens noted that each of S1, Edify and FICS face exposure to the Year 2000 problem. Robertson Stephens did not undertake any independent analysis to evaluate the reliability or accuracy of the assumptions made by the managements of S1, Edify and FICS with respect to the potential effect that the Year 2000 problem might have on their respective forecasts.



     In addition, Robertson Stephens assumed that:


     - the Edify Transaction will be consummated in accordance with the terms set forth in the Edify merger agreement, including, among other things, that the Edify Transaction will be accounted for as a "purchase" business combination in accordance with GAAP;


     - the FICS Transaction will be consummated in accordance with the terms set forth in the FICS transaction agreements as of May 16, 1999, including, among other things, that the FICS Transaction will be accounted for as a "purchase" business combination in accordance with GAAP;


     - each of the Edify Transaction and the FICS Transaction will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended; and

     - the historical financial statements of each of S1, Edify and FICS reviewed by it have been prepared and fairly presented in accordance with GAAP consistently applied.


     Robertson Stephens relied as to all legal matters relevant to rendering its opinion on the advice of counsel.



     Although developments following the date of the Robertson Stephens opinion may affect the opinion, Robertson Stephens assumed no obligation to update, revise or reaffirm its opinion. The Robertson Stephens opinion is necessarily based upon financial, market, economic and other conditions as in effect on, and information made available to Robertson Stephens as of, the date of the Robertson Stephens opinion. It should be understood that subsequent developments may affect the conclusion expressed in the Robertson Stephens opinion and that Robertson Stephens disclaims any undertaking or obligation to advise any person of any change in any matter affecting the opinion which may come or be brought to its attention after the date of the opinion. The Robertson Stephens opinion is limited to the fairness, from a financial point of view and as of the date thereof, of the exchange ratio to S1. Robertson Stephens does not express any opinion as to:


     - the value of any employee agreements or other employee arrangements entered into in connection with the Edify Transaction;

     - any tax or other consequences that might result from the Edify Transaction; or

     - what the value of S1 common stock will be when issued to Edify's stockholders pursuant to the Edify Transaction or the price at which the shares of S1 common stock that are issued pursuant to the Edify Transaction may be traded in the future.


     The following is a summary of the material financial analyses performed by Robertson Stephens in connection with rendering the Robertson Stephens opinion. The summary of the financial analyses is not a complete description of all of the analyses performed by Robertson Stephens. Certain of the information in this section is presented in a tabular form. IN ORDER TO BETTER UNDERSTAND THE FINANCIAL ANALYSES PERFORMED BY ROBERTSON STEPHENS, THESE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE ROBERTSON STEPHENS OPINION IS BASED UPON THE TOTALITY OF THE VARIOUS ANALYSES PERFORMED BY ROBERTSON STEPHENS AND NO PARTICULAR PORTION OF THE ANALYSES HAS ANY MERIT STANDING ALONE.

     EXCHANGE RATIO ANALYSIS. Robertson Stephens reviewed the historical ratios of the price of Edify common stock to the price of S1 common stock over various periods ending May 14, 1999. The following table sets forth the average ratios of closing prices of Edify common stock to S1 common stock for the various periods ending May 14, 1999:


                             RATIO OF CLOSING PRICES OF EDIFY
PERIOD ENDING MAY 14, 1999   COMMON STOCK TO S1 COMMON STOCK
--------------------------   --------------------------------
          10 days                         0.243x
          20 days                         0.199x
          30 days                         0.171x
          60 days                         0.176x
          90 days                         0.281x
         253 days                         0.765x


     CONTRIBUTION ANALYSIS. Based upon S1 management estimates for S1 and Edify management estimates for Edify, Robertson Stephens analyzed the respective contributions of S1 and Edify to the revenues and estimated revenues of the combined company for fiscal years 1998, 1999, 2000 and 2001, without giving effect to the FICS Transaction. The table below sets forth the approximate relative contributions of S1 and Edify:


                  RELATIVE CONTRIBUTIONS OF S1 AND EDIFY
                  --------------------------------------
                                                               S1     EDIFY
                                                               --     -----
Revenues:
  1998......................................................  28.4%   71.6%
  1999......................................................  47.8%   52.2%
  2000......................................................  52.8%   47.2%
  2001......................................................  60.8%   39.2%

     Based on the closing price of S1 common stock on May 14, 1999 of $54.00, this analysis indicated:

     - implied equity valuations for Edify ranging from approximately $1,325 million to $5,076 million;

     - an implied Edify share price ranging from $67.23 to $257.52; and

     - implied exchange ratios ranging from approximately 1.245 to 4.769.


     Robertson Stephens also analyzed the respective contributions of S1 and Edify to the revenues and estimated revenues of the combined company, without giving effect to the FICS Transaction, for fiscal years 1998, 1999, 2000 and 2001 and to the earnings before interest and taxes and net income of the combined company, without giving effect to the FICS Transaction, for fiscal years 2000 and 2001, based upon financial analyst estimates, or "street estimates," for S1 and Edify. The table below sets forth the approximate relative contributions of S1 and Edify on this basis:


                  RELATIVE CONTRIBUTIONS OF S1 AND EDIFY
                  --------------------------------------
                                                               S1     EDIFY
                                                               --     -----
Revenues:
  1998......................................................  28.4%   71.6%
  1999......................................................  42.6%   57.4%
  2000......................................................  51.6%   48.4%
  2001......................................................  55.2%   44.8%

                  RELATIVE CONTRIBUTIONS OF S1 AND EDIFY
                  --------------------------------------
                                                               S1     EDIFY
                                                               --     -----
Earnings Before Interest and Taxes:
  2000......................................................  84.3%   15.7%
  2001......................................................  86.1%   13.9%
Net Income:
  2000......................................................  80.3%   19.7%
  2001......................................................  82.5%   17.5%

     Based on the closing price of S1 common stock on May 14, 1999 of $54.00, this analysis indicated:

     - implied equity valuations for Edify ranging from approximately $356 million to $5,076 million;

     - an implied Edify equity value per share ranging from $18.09 to $257.52;
       and

     - implied exchange ratios ranging from approximately 0.335 to 4.769.


     In considering these analyses, Robertson Stephens noted that Edify stockholders would own approximately 14.7% of the shares of S1 common stock to be outstanding after consummation of the Edify Transaction, without giving effect to the FICS Transaction.



     COMPARABLE COMPANIES ANALYSIS. Using publicly available information, Robertson Stephens analyzed, among other things, the market values plus net debt, or "total capitalization," and trading multiples of Edify and selected publicly traded companies that have similar business and operating profiles, including:


     - Bottomline Technologies, Inc.

     - Broadvision, Inc.

     - Fundtech LTD.

     - Sanchez Computer Associates, Inc.

     - Transaction System Architects, Inc.


     Multiples compared by Robertson Stephens included total capitalization to revenues or estimated revenues for calendar years 1998, 1999 and 2000, total capitalization to earnings before interest and taxes, or "EBIT," or estimated EBIT for calendar years 1998, 1999 and 2000, price/earnings multiples for calendar years 1998, 1999 and 2000 and price/earnings to growth rate multiples for calendar year 1998 and 1999. All multiples were based on closing stock prices as of May 14, 1999.



     Using Edify management estimates and ranges of multiples derived by Robertson Stephens from the comparable companies of 10.0x - 15.0x for 1998 revenues, 7.5x - 12.5x for estimated 1999 revenues and 5.0x - 10.0x for estimated 2000 revenues, the following Edify equity values, Edify values per share and exchange ratios are implied:


                                                              IMPLIED EDIFY EQUITY   IMPLIED EXCHANGE
                                  IMPLIED EDIFY EQUITY VALUE    VALUE PER SHARE           RATIO
                                  --------------------------  --------------------   ----------------
1998 revenues...................         $642 - $946 million       $33 - $48          0.603 - 0.889
1999 estimated revenues.........         $596 - $971 million       $30 - $49          0.560 - 0.912
2000 estimated revenues.........       $533 - $1,033 million       $27 - $52          0.501 - 0.971

     Using street estimates for Edify, the same ranges of multiples of 1998, 1999 and 2000 revenues and ranges of multiples of 40.0x-90.0x for estimated 2000 EBIT and 60.0x-100.0x for estimated 2000 net income, the following Edify equity values, Edify values per share and exchange ratios are implied:

                                                                  IMPLIED EDIFY
                                                                 EQUITY VALUE PER     IMPLIED EXCHANGE
                                  IMPLIED EDIFY EQUITY VALUE          SHARE                RATIO
                                  --------------------------     ----------------     ----------------
1998 revenues...................     $642 - $946 million            $33 - $48          0.603 - 0.889
1999 estimated revenues.........     $527 - $856 million            $27 - $43          0.495 - 0.805
2000 estimated revenues.........     $442 - $851 million            $22 - $43          0.415 - 0.800
2000 estimated EBIT.............     $150 - $296 million             $8 - $15          0.141 - 0.279
2000 estimated net income.......     $150 - $250 million             $8 - $13          0.141 - 0.235


     PRECEDENT TRANSACTION ANALYSIS. Using publicly available information, Robertson Stephens analyzed the consideration offered plus net debt assumed, or debt less cash on hand, and implied transaction value multiples paid or proposed to be paid in 27 selected acquisition transactions in the internet content and services industry since November 1995 and 51 selected acquisition transactions in the enterprise application software industry since January 1998.



     In analyzing these "precedent transactions," Robertson Stephens compared, among other things, the total consideration in such transactions as a multiple of the preceding twelve months ("LTM") revenues and next twelve months ("NTM") revenues.


     All multiples for the precedent transactions were based on public information available at the time of the announcement. Based on this information and other publicly available information, the following tables illustrate implied Edify equity valuations, Edify equity valuations per share and exchange ratios derived from applying a range of multiples derived from the precedent transactions of LTM revenues and of NTM revenues:

                         IMPLIED EDIFY EQUITY VALUATION
                    (BASED UPON EDIFY MANAGEMENT ESTIMATES)

                                                                               IMPLIED EDIFY
                                                          IMPLIED EDIFY        EQUITY VALUE      IMPLIED
                                    MULTIPLE RANGE      EQUITY VALUATION         PER SHARE    EXCHANGE RATIO
                                    --------------      ----------------       -------------  --------------
Internet Content and Services
  Industry:
  Multiples of LTM revenues.......  11.0x - 13.0x        $727 - $853 million     $37 - $43    0.683 - 0.802
  Multiples of NTM revenues.......  17.0x - 21.0x    $1,308 - $1,608 million     $66 - $82    1.229 - 1.511
Enterprise Applications Industry:
  Multiples of LTM revenues.......    5.0x - 6.0x        $349 - $412 million     $18 - $21    0.328 - 0.387
  Multiples of NTM revenues.......    3.0x - 4.0x        $258 - $333 million     $13 - $17    0.243 - 0.313

                         IMPLIED EDIFY EQUITY VALUATION
                    (BASED UPON STREET ESTIMATES FOR EDIFY)

                                                                               IMPLIED EDIFY
                                                          IMPLIED EDIFY        EQUITY VALUE      IMPLIED
                                    MULTIPLE RANGE      EQUITY VALUATION         PER SHARE    EXCHANGE RATIO
                                    --------------      ----------------       -------------  --------------
Internet Content and Services
  Industry:
  Multiples of LTM revenues.......  11.0x - 13.0x        $727 - $853 million     $37 - $43    0.683 - 0.802
  Multiples of NTM revenues.......  17.0x - 21.0x    $1,228 - $1,509 million     $62 - $77    1.154 - 1.418
Enterprise Applications Industry:
  Multiples of LTM revenues.......    5.0x - 6.0x        $349 - $412 million     $18 - $21    0.328 - 0.387
  Multiples of NTM revenues.......    3.0x - 4.0x        $244 - $314 million     $12 - $16    0.229 - 0.295

     No company, business or transaction compared in the comparable companies analysis or precedent transaction analysis is identical to S1 or Edify. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading and other values of the comparable companies, precedent transactions or the business segment, company or transactions to which they are being compared.


     DISCOUNTED CASH FLOW ANALYSIS. Robertson Stephens performed a discounted cash flow analysis of the after-tax free cash flows of Edify using a range of earnings estimates for Edify for calendar years 1999 through 2004. Robertson Stephens first discounted the projected, after-tax free cash flows through December 31, 2004 using discount rates ranging from 14% to 16%. Edify after-tax free cash-flows were calculated as the after-tax operating earnings of Edify adjusted to add back non-cash expenses and deduct uses of cash not reflected in the statement of operations. Robertson Stephens then added to the present value of the cash flows the terminal value of Edify at December 31, 2004, discounted back at the same discount rate to represent a present value. The terminal value was computed by multiplying the projected EBIT for Edify in calendar year 2004 by terminal multiples ranging from 15.0x to 17.0x. The range of terminal multiples selected reflect Robertson Stephens' judgment as to an appropriate range of multiples at the end of the reference period. The following table summarizes the resulting implied Edify equity valuation, implied Edify equity value per share and implied exchange ratio:


                                          IMPLIED EDIFY      IMPLIED EDIFY EQUITY
           DISCOUNT RATES               EQUITY VALUATION       VALUE PER SHARE      IMPLIED EXCHANGE RATIO
           --------------              -------------------   --------------------   ----------------------
14% - 16%............................  $356 - $434 million        $18 - $22             0.334 - 0.408


     PRO FORMA ANALYSES. Robertson Stephens analyzed certain pro forma effects resulting from each of (i) the Edify Transaction considered on a stand-alone basis and (ii) the Edify Transaction and the FICS Transaction considered together, including, among other things, the impact of such transactions on the projected revenues per share and projected cash earnings per share of the combined company for fiscal years 2000 and 2001.



     Pro Forma Analysis -- Without Giving Effect to the FICS Transaction. Robertson Stephens analyzed certain pro forma effects resulting from the Edify Transaction without giving effect to the FICS Transaction (on the terms agreed as of May 16, 1999 and based on the information that was provided to Robertson Stephens as of such date), including, among other things, the impact of the Edify Transaction on the projected revenues per share and projected cash earnings per share of the resulting combined company for fiscal years 2000 and 2001. The following tables summarize the results of such analysis:

Pro Forma Analysis -- Without Giving Effect to the FICS
  Transaction
  (based upon management estimates)
Fiscal year 2000 revenue per share accretion................  62.0%
Fiscal year 2001 revenue per share accretion................  41.0%

Pro Forma Analysis -- Without Giving Effect to the FICS
  Transaction
  (based upon street estimates)
Fiscal year 2000 revenue per share accretion................  65.8%
Fiscal year 2000 cash earnings per share accretion..........   4.9%
Fiscal year 2001 revenue per share accretion................  55.4%
Fiscal year 2001 cash earnings per share accretion..........   2.8%

The actual results achieved by the combined company may vary from projected results and the variations may be material.


     Pro Forma Analysis -- Giving Effect to the FICS Transaction. Robertson Stephens analyzed certain pro forma effects resulting from the Edify Transaction and the FICS Transaction (on the terms agreed as of May 16, 1999 and based on the information that was provided to Robertson Stephens as of such date) considered together, including, among other things, the impact of such transactions on the projected revenues per share and projected cash earnings per share of the resulting combined company for fiscal years 2000 and 2001. The following tables summarize the results of such analysis:


Pro Forma Analysis -- Giving Effect to the FICS Transaction
  (based upon management estimates)
Fiscal year 2000 revenue per share accretion................  78.1%
Fiscal year 2001 revenue per share accretion................  45.6%

Pro Forma Analysis -- Giving Effect to the FICS Transaction
  (based upon street estimates)
Fiscal year 2000 revenue per share accretion................  87.2%
Fiscal year 2000 cash earnings per share accretion..........  (5.5)%
Fiscal year 2001 revenue per share accretion................  76.8%
Fiscal year 2001 cash earnings per share accretion..........  26.4%

     The actual results achieved by the combined company may vary from projected results and the variations may be material.


     OTHER FACTORS AND COMPARATIVE ANALYSES. In rendering its opinion, Robertson Stephens considered certain other factors and conducted certain other comparative analyses, including, among other things, a review of:


     - the history of trading prices and volume for S1 common stock and Edify common stock, for the period from May 14, 1998 to May 14, 1999; and

     - selected published analysts' reports on S1 and Edify.


     While the foregoing summary describes certain analyses and factors that Robertson Stephens deemed material in its presentation to the S1 board, it is not a comprehensive description of all analyses and factors considered by Robertson Stephens. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Robertson Stephens believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying the Robertson Stephens opinion. Several analytical methodologies were employed and no one method of analysis should be regarded as critical to the overall conclusion reached by Robertson Stephens. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusions reached by Robertson Stephens are based on all analyses and factors taken as a whole and also on application of Robertson Stephens' own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. Robertson Stephens therefore gives no opinion as to the value or merit standing alone of any one or more parts of the analysis it performed. In performing its analyses, Robertson Stephens considered general economic, market and financial conditions and other matters, many of which are beyond the control of S1 and Edify. The analyses performed by Robertson Stephens are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Accordingly, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business actually may be purchased. Furthermore, no opinion is being expressed as to the prices at which shares of Edify common stock or S1 common stock may be traded at any future time. None of the parties makes any representations or warranties that the assumptions used by Robertson Stephens were or are correct.



     The engagement letter between Robertson Stephens and S1 provides that, for its services, Robertson Stephens is entitled to receive a $500,000 fee payable upon delivery of its opinion. In a separate agreement, Robertson Stephens agreed to allow S1 to defer the payment of the opinion fee until the closing of the Edify Transaction. S1 has also agreed to reimburse Robertson Stephens for certain of its out-of-pocket expenses, including legal fees, and to indemnify and hold harmless Robertson Stephens and its affiliates and any director, employee or agent of Robertson Stephens or any of its affiliates, or any person controlling Robertson Stephens or its affiliates for certain losses, claims, damages, expenses and liabilities relating to or arising out of services provided by Robertson Stephens as financial advisor to S1. The terms of the fee arrangement with Robertson Stephens, which S1 and Robertson Stephens believe are customary in transactions of this nature, were negotiated at arm's length between S1 and Robertson Stephens, and the S1 board was aware of such fee arrangements. Robertson Stephens has provided certain investment banking services to S1 for which it has been or will be paid fees, including acting as S1's exclusive financial advisor in connection with the FICS Transaction and an investment in S1 by Intuit, Inc. Robertson Stephens has also provided certain investment banking services to FICS in the past, including acting as co-managing underwriter in connection with a potential initial public offering of FICS in the first half of this year.



     Robertson Stephens was retained based on Robertson Stephens' experience as a financial advisor in connection with mergers and acquisitions and in securities valuations generally, as well as Robertson Stephens' investment banking relationship and familiarity with S1.



     Robertson Stephens is an internationally recognized investment banking firm. As part of its investment banking business, Robertson Stephens is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. In the ordinary course of its business, Robertson Stephens may actively trade the debt and equity securities of S1 and Edify for its own account and for the account of its customers and, accordingly, may at any time hold a long or short position in such securities.


OPINION OF EDIFY'S FINANCIAL ADVISOR


     Goldman, Sachs & Co. has acted as financial advisor to Edify in connection with the Edify Transaction. On May 16, 1999, Goldman Sachs delivered its opinion, subsequently confirmed in writing, to the Edify board of directors that, as of the date of such opinion, the exchange ratio of 0.330969 pursuant to the S1-Edify merger agreement was fair from a financial point of view to the holders of Edify common stock. Goldman Sachs has confirmed its May 16 opinion as of the date of this prospectus/proxy statement by delivery of its written opinion to the Edify board, dated the date of this prospectus/proxy statement.



     THE FULL TEXT OF THE GOLDMAN SACHS OPINION DATED THE DATE OF THIS PROSPECTUS/PROXY STATEMENT IS ATTACHED AS ANNEX G TO THIS PROSPECTUS/PROXY STATEMENT AND IS INCORPORATED INTO THIS PROSPECTUS/ PROXY STATEMENT BY REFERENCE. STOCKHOLDERS OF EDIFY ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY.



     In connection with its opinion, Goldman Sachs reviewed, among other things:



     - the S1-Edify merger agreement;


     - the share purchase agreement and the stock purchase agreement;


     - the S1-VerticalOne merger agreement;



     - the annual reports to stockholders and Annual Reports on Form 10-K of Edify for the three years ended December 31, 1998 and S1 for the two years ended December 31, 1998;


     - certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Edify and S1;

     - audited historical financial statements of FICS for the two years ended December 31, 1998;

     - certain other communications from Edify and S1 to their respective stockholders;


     - certain internal financial analyses and forecasts for Edify, S1 and FICS prepared by their respective managements and certain financial analyses and forecasts for VerticalOne prepared by the management of S1; and



     - certain pro forma combined financial analyses and forecasts for Edify, S1, FICS and VerticalOne prepared by the managements of Edify, S1 and FICS, including certain cost savings and operating synergies projected by the managements of Edify, S1 and FICS to result from the Edify Transaction, the FICS Transaction and the VerticalOne Transaction.



     Goldman Sachs also held discussions with members of the senior management of Edify, S1 and FICS regarding past and current business operations, financial condition and future prospects of their respective companies and the strategic rationale for, and the potential benefits of, the Edify Transaction and the FICS Transaction, and with members of the senior management of S1 and Edify regarding the strategic rationale for, and the potential benefits of, the VerticalOne Transaction. In addition, Goldman Sachs reviewed the reported price and trading activity for the Edify common stock and the S1 common stock, compared certain financial and stock market information for Edify and S1 with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the software industry and performed such other studies and analyses as it considered appropriate.



     Goldman Sachs assumed the accuracy and completeness of all of the financial and other information reviewed by it for purposes of rendering its opinion. Goldman Sachs assumed, with the consent of the Edify board, that the financial forecasts, including the pro forma combined financial analyses and forecasts for Edify, S1, FICS and VerticalOne, referred to above have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of Edify, S1 and FICS, as the case may be. Goldman Sachs also assumed, with the consent of the Edify board, that (1) if the FICS Transaction and the VerticalOne Transaction are consummated, the pro forma analyses and forecasts referenced in the immediately preceding sentence will be realized in the amounts and time periods contemplated thereby and (2) if one or more of the FICS Transaction and the VerticalOne Transaction are not consummated, the applicable forecasts for S1, FICS and VerticalOne, as the case may be, will be realized in the amounts and time periods contemplated thereby. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Edify, S1, FICS or VerticalOne or any of their respective subsidiaries and Goldman Sachs was not furnished with any such evaluation or appraisal. The Goldman Sachs opinion was provided for the information and assistance of the Edify board in connection with its consideration of the transactions contemplated by the S1-Edify merger agreement. The Goldman Sachs opinion does not constitute a recommendation as to how any holder of Edify common stock should vote with respect to such transaction.



     The following is a summary of the material financial analyses presented by Goldman Sachs to the Edify board on May 16, 1999. Goldman Sachs utilized substantially the same type of financial analyses in connection with providing the written opinion dated the date of this prospectus/proxy statement and attached to this prospectus/proxy statement as Annex G. SOME OF THE SUMMARIES OF THE FINANCIAL ANALYSES INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. THE TABLES MUST BE READ TOGETHER WITH THE TEXT ACCOMPANYING EACH SUMMARY.


     Historical Stock Trading Analysis. Goldman Sachs reviewed the historical trading prices and volumes for the Edify common stock and the S1 common stock. Such analysis indicated the following historical average closing prices for the specified period prior to May 14, 1999:

PERIOD                                                        EDIFY      S1
------                                                        ------   ------
One Year....................................................  $ 7.70   $17.56
6 Months....................................................    7.66    27.92
3 Months....................................................    7.35    41.66
20 Days.....................................................   10.42    53.23
10 Days.....................................................   12.45    51.47
May 14, 1999................................................   15.56    54.00

     Selected Companies Analysis. Goldman Sachs compared certain financial information of Edify and S1 with publicly-available information of a group of companies in the following industries:


       FINANCIAL SERVICES --                     COMMUNICATIONS/TELECOM
         FOCUSED COMPANIES                         SOFTWARE COMPANIES
------------------------------------  ---------------------------------------------
Advent Software, Inc.                 Aspect Telecommunications Corporation
Brokat Infosystems AG                 Genesys Telecommunications Laboratories, Inc.
Checkfree Corporation                 GeoTel Communications Corporation
Intuit Inc.                           InterVoice, Inc.
Pegasystems, Inc.                     Periphonics Corporation
Towne Services, Inc.
Transaction Systems Architects, Inc.
          INTERNET RELATED
         SOFTWARE COMPANIES                  INSURANCE PROCESSORS COMPANIES
------------------------------------  ---------------------------------------------
BroadVision, Inc.                     Fiserv, Inc.
Check Point Software Technologies,    The BISYS Group, Inc.
  Ltd.
Concur Technologies, Inc.             Policy Management Systems
Inktomi Corporation
VeriSign, Inc.
  FINANCIAL OUTSOURCING COMPANIES
------------------------------------
Paychex, Inc.
Equifax, Inc.
Ceridian Corporation
HNC Software Inc.
Fair, Isaac and Company,
  Incorporated

     The following table presents projected year 1999 and 2000 revenue as a multiple of equity capitalization, stock price to projected year 1999 and 2000 earnings per share ("EPS") multiples, stock price to projected year 2000 EPS as a multiple of 1999-2000 year over year EPS growth and stock price to projected year 2000 EPS as a multiple of projected five year EPS growth. The analysis was performed using stock prices on May 14, 1999. EPS and EPS growth rate information for the selected companies and the five year projected EPS growth rates for Edify and S1 are from estimates provided by Institutional Brokers Estimate System ("IBES"). Revenue information for the selected companies are from the latest research reports with respect to such companies. EPS, 1999-2000 EPS growth rate and revenue information for Edify and S1 are from estimates provided by their respective managements. "P/E" refers to stock price divided by EPS.


                                                                                                      YEAR 2000       YEAR 2000
                                                                                                       P/E TO          P/E TO
                                                                                                       GROWTH          GROWTH
                                   1999 REVENUE     2000 REVENUE                                    AS A MULTIPLE   AS A MULTIPLE
                                  AS A MULTIPLE    AS A MULTIPLE     STOCK PRICE     STOCK PRICE    OF YEAR OVER       OF IBES
                                    OF EQUITY        OF EQUITY      AS A MULTIPLE   AS A MULTIPLE     YEAR EPS         5-YEAR
                                  CAPITALIZATION   CAPITALIZATION    OF 1999 EPS     OF 2000 EPS       GROWTH        GROWTH RATE
                                  --------------   --------------   -------------   -------------   -------------   -------------
Edify...........................        3.9x             2.6x              *            194.5x          (1.7)x          7.1x
Edify-implied transaction price
  (based on exchange ratio of
  0.33097)......................        4.6              3.0               *            223.4           (2.0)            8.1
S1..............................       33.2             18.2               *            385.7              *             7.7
Financial services -- focused
  software companies (median)...        6.5              4.8           54.7x             29.8            0.9             0.9
Communications/Telecom software
  companies (median)............        2.5              1.4            19.4             16.2            0.6             1.4
Internet related software
  companies (median)............       18.6             10.1               *            153.9            2.6             1.8
Insurance processor companies
  (median)......................        2.7              2.3            23.6             20.5            1.4             1.0
Financial outsourcing companies
  (median)......................        3.4              2.8            27.5             21.3            1.2             1.1

-------------------------
* Not meaningful

     It should be noted that no company utilized in the analysis above is identical to either Edify or S1. In evaluating the selected companies, Goldman Sachs made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Edify or S1, such as the impact of competition on the business of Edify or S1 and the industry generally, industry growth and the absence of any material change in the financial condition and prospects of Edify or S1 or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using selected company data.

     Discounted Equity Value. Goldman Sachs performed an analysis of the present value per share of Edify on a standalone basis based on a range of P/E multiples and discount rates. Goldman Sachs observed that utilizing projections of year 2000 earnings provided by management of Edify and based on forward year 2000 estimated P/E ratios ranging from 20x to 45x and discount rates ranging from 30.0% to 50.0%, the present value per share of Edify common stock on a standalone basis ranged from $6.20 to $15.52.

     Goldman Sachs also performed an analysis of the pro forma present equity value of the combined company after giving effect to the completion of the Edify Transaction and the FICS Transaction. Goldman Sachs observed that based on pro forma revenue for the calendar years 2000 and 2001 projected by management of Edify and S1 with input from FICS for the combined company, forward revenue multiples ranging from 12x to 22x and discount rates ranging from 25.0% to 45.0%, the present equity value of the combined company ranged from $2,584 million to $5,295 million using the calendar year 2000 revenue estimates and $2,718 million to $6,461 million using the calendar year 2001 revenue estimates. Based on pro forma ownership of Edify stockholders of the combined company of approximately 10.7%, the present value per share of the combined company common stock to be received by Edify stockholders in the transaction ranged from $14.02 to $28.73 using the calendar year 2000 revenue estimates and from $14.75 to $35.06 using the calendar year 2001 revenue estimates.

     In addition, Goldman Sachs observed that based on pro forma net income for the calendar year 2001 projected by management of Edify and S1 with input from FICS for the combined company, forward P/E multiples ranging from 50x to 75x and discount rates ranging from 25.0% to 45.0%, the present equity value of the combined company ranged from $1,538 million to $2,991 million. Based on pro forma ownership of Edify stockholders of the combined company of approximately 10.7%, the present value per share of the combined company common stock to each Edify stockholder ranged from $8.35 to $16.23.

     Finally, Goldman Sachs also performed an analysis of the pro forma present equity value of the combined company after giving effect to the completion of only the Edify Transaction. Goldman Sachs observed that based on pro forma revenue for the calendar year 2000 projected by management of Edify and S1 for the combined company, revenue multiples ranging from 12x to 22x and discount rates ranging from 25.0% to 45.0%, the present equity value of the combined company ranged from $2,105 million to $4,314 million. Based on pro forma ownership of Edify stockholders of the combined company of approximately 15.1%, the present value per share of the combined company common stock to each Edify stockholder in the transaction ranged from $16.12 to $33.03.

     Exchange Ratio History. Goldman Sachs reviewed the implied market exchange ratio for shares of Edify common stock and S1 common stock on a weekly basis for the period from May 24, 1996 to May 14, 1999, determined by dividing the weekly average closing price for Edify common stock by the weekly average closing price for S1 common stock for each week during the period. The weekly implied market exchange ratio over this period ranged from approximately 5.50 to 0.18 with a three month weekly implied average exchange ratio of 0.18, a 20-day weekly implied average exchange ratio of 0.20 and a 10-day weekly implied average exchange ratio of 0.24.

     Transaction Premium Analysis. Goldman Sachs compared the historical stock prices of Edify common stock and S1 common stock on the basis of the respective closing prices per share on March 14, 1999, and the respective closing stock prices and period averages for the prior five days, 10 days, 20 days, 30 days and 60 days. The following table presents the premiums over Edify common stock prices (at a point in time and an average of such prices for each of the periods covered) implied by the exchange ratio of the Edify Transaction and the S1 common stock price as of May 14, 1999:

                                    PREMIUM PAID (BASED   PREMIUM PAID (BASED
                                    ON CLOSING PRICE AT   ON AVERAGE CLOSING
PERIOD                                POINT IN TIME)      PRICE OVER PERIOD)
------                              -------------------   -------------------
May 14, 1999......................          14.8%                 14.8%
 5 day............................          20.2                  23.3
10 day............................          76.5                  43.6
20 day............................         120.0                  71.6
30 day............................         225.0                 100.9
60 day............................         186.0                 142.7

     The following table presents the premiums over Edify common stock implied by the exchange ratio of the Edify Transaction and based on (1) the implied exchange ratio between the closing stock price of Edify common stock and S1 common stock at a point in time for each of the periods covered and (2) the implied exchange ratio between the average closing stock price of Edify common stock and S1 common stock for each of the periods covered:


                            IMPLIED                                   IMPLIED
                        EXCHANGE RATIO       PREMIUM PAID         EXCHANGE RATIO           PREMIUM PAID
                           (BASED ON           (BASED ON             (BASED ON               (BASED ON
                        CLOSING PRICES      CLOSING PRICES        AVERAGE CLOSING         AVERAGE CLOSING
PERIOD                 AT POINT IN TIME)   AT POINT IN TIME)   PRICES DURING PERIOD)   PRICES DURING PERIOD)
------                 -----------------   -----------------   ---------------------   ---------------------
May 14, 1999.........       0.2882x               14.8%               0.2882x                  14.8%
 5 day...............       0.3043                 8.7                0.2739                   20.9
10 day...............       0.1802                83.7                0.2418                   36.9
20 day...............       0.1776                86.4                0.1950                   69.1
30 day...............       0.1217               171.9                0.1692                   95.6
60 day...............       0.2584                28.1                0.1727                   91.6



     Comparable Transaction Premium Analysis. Goldman Sachs analyzed certain information relating to 105 selected transactions. The transactions were chosen because they involved software companies since 1991. The following table presents the ranges and the median of the premiums paid in the transactions in relation to the closing price of the target the day before the transaction was announced and the 52-week high closing price of the target prior to the announcement. The premium was calculated based on the equity consideration paid for the target by the acquiror in the transactions.


                                                 SELECTED TRANSACTIONS
                                                ------------------------
                                                     RANGE        MEDIAN
                                                ----------------  ------
Premium to day prior closing price............  (13.0)% - 196.2%   23.8%
Premium to 52-week high.......................   (74.6) - 52.5     (2.9)

     Those comparable transactions also provided the following range and median for consideration paid as a trailing multiple of latest 12 month sales, earnings before interest and taxes ("EBIT") and net income:

                                                     SELECTED TRANSACTIONS
                                                    -----------------------
                                                          RANGE      MEDIAN
                                                    ---------------  ------
Multiple of LTM sales.............................     0.6x - 29.8x   4.7x
Multiple of LTM EBIT..............................    12.2  - 210.9   39.7
Multiple of LTM net income........................     9.5  - 194.6   58.9


     Based in part on Edify management projections of revenues, EBIT and net income for the years 1999 and 2000, which projections are based on a "stand-alone" model for Edify, the Edify Transaction provides the following ratios of equity consideration to latest 12 month revenues, as well as projected 1999 and 2000 revenues, EBIT and net income:


                                                              MULTIPLE
                                                              --------
LTM revenues................................................     4.5x
Projected 1999 revenues.....................................     4.1
Projected 2000 revenues.....................................     2.7
Projected 1999 EBIT.........................................       *
Projected 2000 EBIT.........................................    46.7
Projected 1999 net income...................................       *
Projected 2000 net income...................................    42.9

-------------------------
* Not meaningful

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible of partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs's opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Edify, S1 or FICS or the Edify Transaction or the Edify Transaction together with the FICS Transaction and the VerticalOne Transaction.



     The analyses were prepared solely for purposes of Goldman Sachs's providing its opinion to the Edify board as to the fairness from a financial point of view of the exchange ratio pursuant to the S1-Edify merger agreement to the holders of Edify common stock. The analyses do not purport to be appraisals or necessarily reflect the prices at which the business or securities actually may be sold. Analyses based upon forecasts of future results and assumptions with respect to industry performance, business and economic conditions and other matters, which are inherently subject to uncertainty and are beyond the control of Edify, S1, FICS and Goldman Sachs, are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. None of the parties makes any representations as to the assumptions employed by Goldman Sachs in its analyses.



     As described above, Goldman Sachs's opinion to the Edify board was one of many factors taken into consideration by the Edify board in making its determination to approve the S1-Edify merger agreement. The foregoing summary describes material financial analyses used by Goldman Sachs in connection with providing its opinion to Edify's board of directors on May 16, 1999. Goldman Sachs utilized substantially the same types of financial analyses in connection with providing its opinion dated the date of this prospectus/proxy statement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with such opinions and is qualified by reference to such opinions including the written opinion of Goldman Sachs set forth in Annex G.


     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Edify selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Edify Transaction.


     Goldman Sachs is familiar with Edify having provided certain investment banking services to Edify from time to time, including having acted as lead managing underwriter of the initial public offering of 2,875,000 shares of Edify common stock in May 1996, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the S1-Edify merger agreement. With the consent of the Edify board, Goldman Sachs has acted as financial advisor to S1 in connection with the VerticalOne Transaction and may provide investment banking services to S1 in the future.



     Goldman Sachs provides a full range of financial advisory and securities services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of Edify or S1 for its own account and for the accounts of customers. As of October 12, 1999, Goldman Sachs had a long position of 963,882 shares of Edify common stock.


     Pursuant to a letter agreement dated March 19, 1999, Edify engaged Goldman Sachs to act as its financial advisor in connection with a potential transaction involving S1 or a third party. Edify has agreed to pay Goldman Sachs a transaction fee equal to $2.5 million and 2% of the aggregate consideration paid in the Edify Transaction in excess of $150 million upon consummation of the

Edify Transaction. Edify has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorney's fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

INTERESTS OF CERTAIN PERSONS IN THE EDIFY TRANSACTION


     When considering the recommendations of S1's and Edify's boards of directors, you should be aware that the directors and officers of S1 and Edify have certain interests in the Edify Transaction and have certain arrangements that are different from, or are in addition to, those of S1 and Edify stockholders generally. These include:


     - Employment. Jeffrey M. Crowe, the President and Chief Executive Officer of Edify will become Vice Chairman and a member of the S1 board of directors after the Edify Transaction. In addition, some other executive officers of Edify will become executive officers of S1.

     - Indemnification. S1 and Edify officers and directors have customary rights to indemnification against specified liabilities.


     - Options. Some Edify executives have recently been granted stock options. As of October 1, 1999, 4,652,831 shares of Edify common stock are subject to unvested options granted under Edify's option plans. Of these options, vesting of 648,594 shares would accelerate if holders of these options are not retained by S1 after the closing of the Edify Transaction. S1 will assume these Edify options if the Edify Transaction closes. In addition, S1 has agreed, if the Edify Transaction closes, to grant additional options to purchase S1 common stock to some Edify executives.



     - Severance. Some Edify executives will be paid substantial severance packages if the Edify Transaction closes and their employment with S1 or Edify is terminated. The severance benefits and stock option acceleration are provided in Edify's Retention and Severance Plan, which was adopted by the Edify board on May 16, 1999. The benefits are due if the employee is terminated by S1 or resigns for good reason within 12 months after the Edify Transaction or, in the case of employees who are not officers or directors of Edify, during the time starting 30 days before the Edify Transaction and ending 12 months after the Edify Transaction. Good reason means a decrease in compensation, relocation, or job duties that are not functionally equivalent to the employee's job immediately after the Edify Transaction or, in the case of Jeffery M. Crowe, the President and Chief Executive Officer of Edify, and most of the vice presidents of Edify, immediately before the Edify Transaction. Mr. Crowe is entitled to a payment of two years of base salary, plus 100% of his target annual bonus for the year of termination of employment, and full acceleration of the vesting of his unvested options. All vice presidents of Edify that report directly to Mr. Crowe are entitled to a payment of one year of base salary, plus 50% of the target annual bonus for the year of termination of employment, and 12 months acceleration of the vesting of unvested options. All other vice presidents and directors of Edify are entitled to a payment of six months of base salary, plus 25% of the target annual bonus for the year of termination of employment, and six months acceleration of the vesting of unvested options. All other employees of Edify are entitled to a payment of three months base salary plus one week of base salary for each year or partial year of the particular employee's service to Edify.



     As a result, these executive officers and directors could be more likely to vote to approve the S1-Edify merger agreement and the Edify Transaction than if they did not hold these interests.


COMPLETION AND EFFECTIVENESS OF THE EDIFY TRANSACTION


     The Edify Transaction will be completed when all of the conditions to completion of the Edify Transaction are satisfied or waived, including approval and adoption of the S1-Edify merger agreement and approval of the Edify Transaction by the stockholders of Edify and approval of the issuance of shares of S1 common stock by the S1 stockholders. The Edify Transaction will become effective upon the filing of a certificate of merger with the State of Delaware.

STRUCTURE OF THE EDIFY TRANSACTION AND CONVERSION OF EDIFY COMMON STOCK

     Sahara Strategy Corp., a newly formed and wholly owned subsidiary of S1, will be merged with and into Edify. As a result of the Edify Transaction, the separate corporate existence of Sahara will cease and Edify will survive the Edify Transaction as a wholly owned subsidiary of S1.


     Upon completion of the Edify Transaction, each outstanding share of Edify common stock, other than shares held by Edify and its subsidiaries, together with each associated Edify preferred stock purchase right, will be converted into the right to receive 0.330969 shares of fully paid and nonassessable S1 common stock. The number of shares of S1 common stock issuable in the Edify Transaction will be proportionately adjusted for any stock split, stock dividend or similar event with respect to Edify common stock or S1 common stock effected between the date of the S1-Edify merger agreement and the completion of the Edify Transaction.


     No certificate or scrip representing fractional shares of S1 common stock will be issued in connection with the Edify Transaction. Instead Edify stockholders will receive cash, without interest, in lieu of a fraction of a share of S1 common stock.

EXCHANGE OF EDIFY STOCK CERTIFICATES FOR S1 STOCK CERTIFICATES

     When the Edify Transaction is completed, S1's exchange agent will mail to Edify stockholders a letter of transmittal and instructions for use in surrendering Edify stock certificates in exchange for S1 stock certificates. When you deliver your Edify stock certificates to the exchange agent along with an executed letter of transmittal and any other required documents, your Edify stock certificates will be canceled and you will receive S1 stock certificates representing the number of full shares of S1 common stock to which you are entitled under the merger agreement. Edify stockholders will receive payment in cash, without interest, in lieu of any fractional shares of S1 common stock which would have been otherwise issuable to you in the Edify Transaction.

     YOU SHOULD NOT SUBMIT YOUR EDIFY STOCK CERTIFICATES FOR EXCHANGE UNLESS AND UNTIL YOU RECEIVE THE TRANSMITTAL INSTRUCTIONS AND A FORM OF LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

     Edify stockholders are not entitled to receive any dividends or other distributions on S1 common stock until the Edify Transaction is completed and they have surrendered their Edify stock certificates in exchange for S1 stock certificates.

     Subject to the effect of applicable laws, promptly following surrender of Edify stock certificates and the issuance of the corresponding S1 certificates, Edify stockholders will be paid the amount of dividends or other distributions, without interest, with a record date after the completion of the Edify Transaction which were previously paid with respect to their whole shares of S1 common stock. At the appropriate payment date, Edify stockholders will also receive the amount of dividends or other distributions, without interest, with a record date after the completion of the Edify Transaction and a payment date after they exchange their Edify stock certificates for S1 stock certificates.

     S1 will only issue Edify stockholders an S1 stock certificate or a check in lieu of a fractional share in a name in which the surrendered Edify stock certificate is registered. If you wish to have your certificate issued in another name you must present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that you paid any applicable stock transfer taxes.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EDIFY TRANSACTION

     The following summary discusses the material federal income tax consequences of the Edify Transaction. The summary is based on the Internal Revenue Code of 1986, as amended, referred to in this section as the Code, applicable U.S. Treasury regulations under the Code, administrative rulings and judicial authority, all as of the date of this proxy statement/prospectus. All of the foregoing authorities are subject to change, and any change could affect the continuing validity of this summary. The summary assumes that the holders of shares of Edify common stock hold their shares as a capital asset. The summary does not address the tax consequences that may be applicable to particular Edify stockholders in light of their individual circumstances or to Edify stockholders who are subject to special tax rules, like tax-exempt organizations, dealers in securities, financial institutions, insurance companies, non-United States persons, stockholders who acquired shares of Edify common stock from the exercise of options or otherwise as compensation or through a qualified retirement plan and stockholders who hold shares of Edify common stock as part of a straddle, hedge, or conversion transaction. This summary also does not address any consequences arising under the tax laws of any state, locality, or foreign jurisdiction.


     One of the conditions for the Edify Transaction to take place is that S1 and Edify must receive an opinion from Hogan & Hartson L.L.P., S1's special counsel, that the Edify Transaction will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. The opinion must be reasonably satisfactory to S1 and Edify. The opinion of Hogan & Hartson L.L.P. will be based on the Code, the U.S. Treasury regulations promulgated under the Code and related administrative interpretations and judicial decisions, all as in effect as of the effective time of the merger, on the assumption that the Edify Transaction takes place as described in the S1-Edify merger agreement, and on factual representations to be provided to Hogan & Hartson L.L.P. by S1 and Edify that relate to the satisfaction of specific requirements to a reorganization within the meaning of Section 368(a) of the Code, including limitations on repurchases by S1 of shares of S1 common stock to be issued upon the merger. If Hogan & Hartson L.L.P. does not render this opinion, this condition in the S1-Edify merger agreement may be satisfied if Fenwick & West L.L.P., Edify's counsel, renders this opinion, relying upon the same representations. Unlike a ruling from the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service and there can be no assurance that the Internal Revenue Service will not take a position contrary to one or more of the positions reflected in the opinion or that these positions will be upheld by the courts if challenged by the Internal Revenue Service. If this opinion is not received, or if the material tax consequences described in the opinion materially differ from the consequences stated below, Edify will not waive this condition and the Edify Transaction will not occur unless Edify resolicits its stockholders.


     If, as concluded in the opinion of counsel, the Edify Transaction qualifies as a tax-free reorganization within the meaning of Section 368(a) of the Code, then:

          (1) Except as discussed in (4) below regarding cash received instead of a fractional share of S1 common stock, an Edify stockholder will recognize no gain or loss upon the exchange of Edify common stock for S1 common stock in the merger.


          (2) The tax basis of S1 common stock received by an Edify stockholder in the merger will be the same as the stockholder's aggregate tax basis in Edify common stock surrendered in exchange therefor.


          (3) The holding period of S1 common stock received by a Edify stockholder in the merger will include the holding period of Edify common stock surrendered in exchange therefor, assuming Edify common stock was held as a capital asset.

          (4) The receipt by an Edify stockholder of cash instead of fractional shares of S1 common stock will be treated as if the fractional shares were distributed as part of the Edify Transaction and then were redeemed by S1. These cash payments will be treated as distributions in full payment in exchange for the stock redeemed, subject to the conditions and limitations of Section 302(a) of the Code.

          (5) Neither S1 nor Edify will recognize any gain or loss as a result of the Edify Transaction.

     THIS DISCUSSION IS ONLY A GENERAL SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE EDIFY TRANSACTION. THE TAX CONSEQUENCES OF THE EDIFY TRANSACTION TO YOU MAY BE DIFFERENT FROM THOSE SUMMARIZED ABOVE, BASED ON YOUR INDIVIDUAL SITUATION. THE STOCKHOLDERS OF EDIFY ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE EDIFY TRANSACTION, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS, AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.


     Holders of options to purchase Edify common stock that are outstanding at the effective time of the Edify Transaction will have their Edify options converted into options to purchase shares of S1 common stock. See the section entitled "The Edify Agreements -- The S1-Edify Merger Agreement -- Treatment of Edify Stock Options and Warrants; Grant of S1 Stock Options" on page 96. The assumption of the options by S1 should not be a taxable event and former holders of Edify options who hold options to purchase S1 common stock after the Edify Transaction should be subject to the same federal income tax treatment upon exercise of those options as would have applied if they had exercised their Edify options.


     HOLDERS OF EDIFY OPTIONS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, AVAILABLE ELECTIONS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS, AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

ACCOUNTING TREATMENT OF THE EDIFY TRANSACTION

     We intend to account for the Edify Transaction as a purchase for financial reporting and accounting purposes, under generally accepted accounting principles. After the Edify Transaction, the results of operations of Edify will be included in the consolidated financial statements of S1. The purchase price, i.e., the aggregate transaction consideration, will be allocated based on the fair values of the assets acquired and the liabilities assumed. Any excess of cost over fair value of the net tangible assets of Edify acquired will be recorded as goodwill and other intangible assets and will be amortized by charges to operations under generally accepted accounting principles. These allocations will be made based upon valuations and other studies that have not yet been finalized.

REGULATORY FILINGS AND APPROVALS REQUIRED TO COMPLETE THE EDIFY TRANSACTION


     The Edify Transaction is subject to the requirements of the HSR Act. S1 filed the required information and materials with the Antitrust Division and the FTC. The applicable waiting period was terminated early, effective July 19, 1999. The notification under the HSR Act remains effective and permits closing of the Edify Transaction within one year from the termination of the waiting period.



     The Antitrust Division or the FTC may challenge the Edify Transaction on antitrust grounds after expiration of the waiting period. Accordingly, before or after the completion of the Edify Transaction, either the Antitrust Division or the FTC, or private persons, could take action under the antitrust laws, including seeking to enjoin the Edify Transaction. In addition, before or after the completion of the Edify Transaction, even though the waiting period has ended, one or more states could take action under the antitrust laws. We may not prevail if a challenge is made.


     Neither S1 nor Edify is aware of any other material governmental or regulatory approval required for completion of the Edify Transaction, other than the effectiveness of the registration statement of which this prospectus/proxy statement is a part, and compliance with applicable corporate law of Delaware.

RESTRICTIONS ON SALES OF SHARES BY AFFILIATES OF EDIFY AND S1

     The shares of S1 common stock to be issued in the Edify Transaction will be registered under the Securities Act. These shares will be freely transferable under the Securities Act, except for shares of S1 common stock issued to any person who is an affiliate of either of us. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control of either of us and may include some of our officers and directors, as well as our principal stockholders. Affiliates may not sell their shares of S1 common stock acquired in the Edify Transaction except pursuant to (1) an effective registration statement under the Securities Act covering the resale of those shares, (2) an exemption under paragraph (d) of Rule 145 under the Securities Act or (3) any other applicable exemption under the Securities Act.

LISTING ON THE NASDAQ NATIONAL MARKET OF S1 COMMON STOCK TO BE ISSUED IN THE EDIFY TRANSACTION

     It is a condition to the closing of the Edify Transaction that the shares of S1 common stock to be issued in the Edify Transaction be approved for listing on the Nasdaq National Market, subject to official notice of issuance.

DELISTING AND DEREGISTRATION OF EDIFY COMMON STOCK AFTER THE EDIFY TRANSACTION

     If the Edify Transaction is completed, Edify common stock will be delisted from the Nasdaq National Market and will be deregistered under the Securities Exchange Act.

OPERATIONS AFTER THE EDIFY TRANSACTION


     Following the Edify Transaction, Edify will continue its operations as a wholly owned subsidiary of S1. The stockholders of Edify will become stockholders of S1, and their rights as stockholders will be governed by the S1 amended and restated certificate of incorporation, the S1 amended and restated bylaws and the laws of the State of Delaware. See the section entitled "Comparison of Stockholder Rights -- Edify Stockholder Rights" on page 172.


                              THE EDIFY AGREEMENTS


THE S1-EDIFY MERGER AGREEMENT



     This section of the prospectus/proxy statement describes the S1-Edify merger agreement. While we believe that the description covers the material terms of the S1-Edify merger agreement, this summary may not contain all of the information that is important to you. The S1-Edify merger agreement is attached to this prospectus/proxy statement as Annex A and we urge you to read it carefully.


  Representations and Warranties


     Each company made a number of representations and warranties in the S1-Edify merger agreement regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the Edify Transaction. Representations and warranties of both companies address the same topics, which include the following:


     - corporate organization and qualification to do business and identification of affiliates

     - certificate of incorporation and bylaws

     - capitalization

     - authorization of the various agreements, approval of the Edify Transaction by the board of directors and pending stockholder approval

     - financial statements

     - taxes, employee benefit plans and insurance policies

     - material contracts

     - title to properties owned and leased

     - intellectual property

     - liabilities and litigation

     - changes in business since December 31, 1998

     - compliance with regulatory requirements and environmental laws

     - securities, antitrust and other commercial regulatory approvals

     - filings and reports with the Securities and Exchange Commission

     - compliance with applicable laws

     - the fairness opinion received by each party from its financial advisor

     - information supplied by each party in this prospectus/proxy statement and the related registration statement filed by S1

     Edify also made representations and warranties to S1 regarding the following:

     - Edify's ownership of S1 stock

     - payments, if any, required to be made by Edify to employees and directors on account of the Edify Transaction

     - the inapplicability of the relevant Delaware takeover statute

     - the inapplicability of Edify's stockholders rights agreement, or poison pill, to the Edify Transaction


     The representations and warranties in the S1-Edify merger agreement are complicated and not easily summarized. You are urged to carefully read the articles of the S1-Edify merger agreement entitled "Representations and Warranties of Edify" and "Representations and Warranties of S1."


  Edify's Conduct of Business before Completion of the Edify Transaction

     Edify agreed that until the completion of the Edify Transaction or unless S1 consents in writing, Edify and its subsidiaries will use their commercially reasonable efforts consistent with past practices and policies to:

     - preserve intact their present business organization

     - keep available the services of their present employees

     - preserve their relationships with customers and others with which they have business dealings


     Edify also agreed that until the completion of the Edify Transaction or unless S1 consents in writing, Edify and its subsidiaries would conduct their business in compliance with specific restrictions relating to the following:


     - the payment of dividends or other distributions

     - the issuance and redemption of securities

     - modification of Edify's certificate of incorporation and bylaws

     - capital expenditures

     - entrance into or modification of contracts

     - the acquisition of assets or other entities


     - actions affecting the representations and warranties in the S1-Edify merger agreement


     - accounting policies and procedures

     - employees and employee benefits

     - the incurrence of indebtedness

     - sale, purchase, lease or relocation of any office

     - investments and other dispositions of Edify's assets or real estate

     - changes in Edify's options or restricted purchase plans

     - Edify's intellectual property

     - changes in Edify's stockholders rights agreement, or poison pill


     - solicitation or negotiation of a business combination or similar transaction involving Edify and a party other than S1, although Edify may enter into negotiations regarding a business combination transaction with a party other than S1 if Edify's board determines in the exercise of its fiduciary duties that it should do so



     The agreements related to the conduct of Edify's business in the S1-Edify merger agreement are complicated and not easily summarized. You are urged to carefully read the section of the S1-Edify merger agreement entitled "Covenants of Edify."


  S1's Conduct of Business before Completion of the Edify Transaction


     S1 agreed that until the completion of the Edify Transaction or unless Edify consents in writing, S1 and its subsidiaries will not take any action to affect their ability to complete, or which would materially delay completion of, the Edify Transaction or take any action that would be expected to violate the representations and warranties made in the S1-Edify merger agreement.



     The agreements related to the conduct of S1's business in the S1-Edify merger agreement are complicated and not easily summarized. You are urged to carefully read the section of the S1-Edify merger agreement entitled "Covenants of S1."


  Edify's Employee Benefit Plans

     Individuals who are employed by Edify when the Edify Transaction is completed will become employees of S1 or one of S1's subsidiaries, although S1 may terminate these employees at any time. S1 and Edify will work together to agree upon mutually acceptable employee benefit, compensation, severance, separation and retention arrangements so as to provide benefits to Edify employees generally equivalent to those provided to these employees prior to the Edify Transaction.

  Treatment of Edify Stock Options and Warrants; Grant of S1 Stock Options

     Upon completion of the Edify Transaction, each outstanding option to purchase Edify common stock shall be converted automatically into an option to purchase the number of shares of S1 common stock equal to 0.330969 times the number of shares of Edify common stock subject to the option, rounded down to the nearest share. The exercise price will be equal to the exercise price per share of Edify common stock subject to the option before conversion divided by 0.330969, rounded up to the nearest cent.

     The other terms of each option and the Edify option plans referred to above under which the options were issued will continue to apply in accordance with their terms, including any provisions providing for acceleration. Upon completion of the Edify Transaction, each outstanding award, including restricted stock, stock equivalents and stock units, under any employee incentive or benefit plans, programs or arrangements maintained by Edify which provide for grants of equity-based awards will be amended or converted into a similar instrument of S1, with certain adjustments to preserve their value. The other terms of each Edify award, and the plans or agreements under which they were issued, will continue to apply in accordance with their terms, including any provisions providing for acceleration.

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

     S1 also agreed, upon completion of the Edify Transaction, to grant options to purchase S1 common stock to some senior executives of Edify.

  Conditions to Completion of the Edify Transaction


     The respective obligations of S1 and Edify to complete the Edify Transaction and the other transactions contemplated by the S1-Edify merger agreement are subject to the satisfaction or waiver of each of the following conditions:


     - the issuance of shares of S1 common stock must be approved by a majority of the shares of S1 common stock represented in person or by proxy at the S1 stockholder meeting


     - the S1-Edify merger agreement and Edify Transaction must be approved and adopted by a majority of the outstanding shares of Edify common stock


     - the shares of S1 common stock to be issued must be authorized for listing on Nasdaq, subject to notice of issuance

     - S1's registration statement must be effective, no stop order suspending its effectiveness will be in effect and no proceedings for suspension of its effectiveness will be pending before or threatened by the Securities and Exchange Commission


     - no law, regulation or order must be enacted or issued which has the effect of making the Edify Transaction illegal or otherwise prohibiting completion of the Edify Transaction substantially on the terms contemplated by the S1-Edify merger agreement


     - all applicable waiting periods, if any, under applicable antitrust and competition laws must have expired or been terminated


     - S1 and Edify must each receive from Hogan & Hartson L.L.P., S1's special counsel, an opinion to the effect that the Edify Transaction will constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code. However, if Hogan & Hartson L.L.P. does not render this opinion, this condition will be satisfied if Fenwick & West LLP, Edify's counsel, renders the opinion



     We also agreed that our obligations to complete the Edify Transaction and the other transactions contemplated by the S1-Edify merger agreement are subject to the satisfaction or waiver of each of the following additional conditions by the other party before completion of the Edify Transaction:


     - the other party's representations and warranties must be true and correct as of May 16, 1999 and at and as of the date the Edify Transaction is to be completed as if made at and as of such time except to the extent the representations and warranties address matters only as of a particular date, they must be true and correct as of that date

     - if any of these representations and warranties are not true and correct but the effect in each case, or in the aggregate, of the inaccuracies of these representations and breaches of these warranties, is not and does not have a material adverse effect on the party making the representations and warranties, then this condition will be deemed satisfied


     - the other party must perform or comply with all of its agreements and covenants required by the S1-Edify merger agreement to be performed or complied with by it at or before completion of the Edify Transaction, except where the nonperformance does not or would not have a material adverse effect on Edify (before or after the Edify Transaction) or S1



     - no material adverse effect with respect to the other party, taken as a whole with its subsidiaries, shall have occurred and be continuing



     A material adverse effect is a condition, event, change or occurrence that has had or would have a material adverse effect on the ability of S1 or Edify to perform its obligations under the S1-Edify merger agreement or on S1 or Edify, and its respective subsidiaries, taken as a whole, taking into account the business, customers, assets, capitalization, financial condition and results of operations of the entity, except to the extent that the change, event, violation, inaccuracy, circumstance or effect primarily results from the following:

     - the direct effect of the public announcement, pendency or consummation of the Edify Transaction

     - changes in general economic conditions or changes affecting the industry generally in which such entity operates

     - changes in trading prices for such entity's capital stock

     S1's obligation to complete the Edify transaction is also subject to the satisfaction or waiver of each of the following conditions:

     - any consent to the Edify Transaction of a third party arising under an agreement between that party and Edify, which, if not obtained would have a material adverse effect on Edify, must be obtained

     - no governmental agency shall have started or threatened to start a proceeding seeking an injunction to prevent completion of the merger

     - S1 will have received letters from KPMG LLP, Edify's independent public accountants, regarding the financial data regarding Edify contained in this prospectus/proxy statement


  Termination of the S1-Edify Merger Agreement



     The S1-Edify merger agreement may be terminated at any time prior to completion of the Edify Transaction, whether before or after approval and adoption of the S1-Edify merger agreement and approval of the Edify Transaction by Edify stockholders or approval of the issuance of shares of common stock by S1 stockholders:


     - by mutual consent of S1 and Edify

     - by S1 or Edify, if there is any final and nonappealable order of a court or governmental authority having jurisdiction over either company permanently enjoining, restraining or prohibiting the completion of the Edify Transaction


     - by S1 or Edify, if the Edify Transaction is not completed before March 31, 2000 except that this right to terminate the S1-Edify merger agreement is not available to any party whose action or failure to act has resulted in the failure of the Edify Transaction to occur on or before March 31, 2000


     - by S1 or Edify, if the issuance of stock pursuant to the Edify Transaction fails to receive the requisite vote for approval by the stockholders of S1 at the S1 stockholder meeting


     - by S1 or Edify, if the S1-Edify merger agreement and Edify Transaction fail to receive the requisite vote for approval and adoption by the stockholders of Edify at the Edify special meeting



     - by S1 or Edify, if there has been a breach of the S1-Edify merger agreement by the other party which breach has had or is reasonably likely to have a material adverse effect on the breaching party, in the case of a representation or warranty, or on Edify or S1, in the case of a covenant, and the breach is not cured within 30 days or cannot be cured within 30 days of notifying the breaching party of the breach



     - by S1, if Edify's board of directors (a) fails to call and hold an Edify stockholder meeting within 45 days of registration of the shares to be issued by S1 with the Securities and Exchange Commission, (b) withdraws or amends or modifies in a manner adverse to S1 or fails to recommend approval of the S1-Edify merger agreement to its stockholders, (c) approves an extraordinary transaction inconsistent with the S1-Edify merger agreement,

       (d) fails to recommend rejection of a tender offer commenced by another party not related to S1 within ten business days of the tender offer, or
       (e) violates its agreement not to solicit or negotiate an extraordinary transaction

     - by Edify, if S1's board of directors (a) fails to call and hold the S1 stockholder meeting within 45 days of registration of the shares to be issued by S1 with the Securities and Exchange Commission, or (b) withdraws or amends or modifies in a manner adverse to S1 or fails to recommend approval of the issuance of S1 common stock in the Edify Transaction to its stockholders

     - by Edify, if on or after December 1, 1999, Edify's board authorizes Edify to enter into an extraordinary transaction, such as a merger or sale of 20% or more of Edify's assets or stock, with a party other than S1 which the Edify board determines is more favorable to Edify's stockholders than the Edify Transaction, and S1 does not, upon notice of such decision, meet or exceed the other proposal

  Expenses; Breakup Fee


     The S1-Edify merger agreement generally provides for S1 and Edify to pay their own expenses relating to the S1-Edify merger agreement, with S1 paying the filing and other fees paid to the Securities and Exchange Commission. However, if the S1-Edify merger agreement is terminated by S1 or Edify as a result of a material breach of a representation, warranty, covenant or other agreement contained in the S1-Edify merger agreement by the other party, or if either S1 or Edify terminates the S1-Edify merger agreement because the other party (1) fails to hold its stockholder meeting on a timely basis, (2) fails to recommend to its stockholders approval of the Edify Transaction, or, in the case of a termination by S1, (3) fails to oppose any third party proposal that is inconsistent with the S1-Edify merger agreement, or (4) violates the S1-Edify merger agreement's restriction on discussions and negotiations with third parties regarding extraordinary transactions, the S1-Edify merger agreement provides for the non-terminating party to pay all reasonable expenses of the terminating party up to $500,000, plus a fee of $5 million. If either party fails to obtain the approval of its stockholders for the Edify Transaction, the party failing to obtain approval will pay the other all reasonable expenses up to $500,000, plus a fee of $1 million. If Edify terminates the S1-Edify merger agreement because it has authorized entering into an extraordinary transaction with a party other than S1, Edify will pay all reasonable expenses of S1 up to $500,000, plus a fee of $5 million.



     Some of the events described in this section that would permit a party to terminate the S1-Edify merger agreement would constitute purchase events under the option agreement. The option agreement provides that if S1 exercises the option for shares of Edify common stock granted to S1 by Edify and sells the option or shares acquired by exercise of the option, expenses and any fee paid by Edify to S1 under the S1-Edify merger agreement could be refunded partially or fully to Edify. See the section entitled "The Edify Agreements -- Related Agreements -- The Stock Option Agreement."



  Extension, Waiver and Amendment of the S1-Edify Merger Agreement



     S1 and Edify may amend the S1-Edify merger agreement before completion of the Edify Transaction provided both comply with applicable state law in so doing.



     Either S1 or Edify may extend the other's time for the performance of any of the obligations or other acts under the S1-Edify merger agreement, waive any inaccuracies in the other's representations and warranties and waive compliance by the other with any of the agreements or conditions contained in the S1-Edify merger agreement.


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

RELATED AGREEMENTS


     This section of the prospectus/proxy statement describes agreements related to the S1-Edify merger agreement, including the stock option agreement, the Edify stockholders' voting agreements and the S1 stockholders' voting agreements. While we believe that these descriptions cover the material terms of these agreements, these summaries may not contain all of the information that is important to you.


  The Stock Option Agreement


     The stock option agreement grants S1 the option to buy up to a number of shares of Edify common stock equal to 19.9% of the issued and outstanding shares of Edify common stock as of the first date, if any, upon which the option is exercisable, at an exercise price of $17.87 per share. The number of shares issuable upon exercise of the option and the exercise price of the option are subject to adjustment to prevent dilution. Based on the number of shares of Edify common stock outstanding on October 1, 1999, the option would be exercisable for approximately 4,460,244 shares of Edify common stock. S1 required Edify to grant this stock option as a prerequisite to entering into the S1-Edify merger agreement.


     The option is intended to increase the likelihood that the Edify Transaction will be completed. Aspects of the stock option agreement may have the effect of discouraging persons who might now or at any time be interested in acquiring all or a significant interest in Edify or its assets before completion of the Edify Transaction.

     S1 may exercise the option, in whole or part, and from time to time, up to 12 months following the occurrence of any one of the following:

     - Edify enters into a letter of intent or agreement or otherwise negotiates or recommends to its stockholders a transaction that will either result in the acquisition of 20% or more of the outstanding shares by a third party, or results in an extraordinary transaction not involving S1, or a third party acquires 20% or more of Edify's outstanding stock


     - S1 terminates the S1-Edify merger agreement because of Edify's (a) failure to call a timely stockholder meeting, (b) withdrawal in a manner adverse to S1 of its recommendation of the Edify Transaction to Edify stockholders, (c) approval of an extraordinary transaction inconsistent with the Edify Transaction, (d) failure to recommend rejection of a third-party tender offer under certain conditions, or (e) violation of its covenant regarding the solicitation of, or negotiation with, an extraordinary transaction with another buyer



     - S1 terminates the S1-Edify merger agreement because of a willful or intentional breach by Edify of the representations, warranties or covenants in the S1-Edify merger agreement which would have a material adverse effect on Edify, in the case of a representation or warranty, or Edify or S1, in the case of a covenant



     - Edify terminates the S1-Edify merger agreement because it has authorized entering into an extraordinary transaction with a party other than S1


     The option will terminate and not become exercisable upon the earliest of any of the following:

     - completion of the Edify Transaction


     - the termination of the S1-Edify merger agreement by consent of both parties



     - the termination of the S1-Edify merger agreement by either party due to a governmental order, decree, ruling or other action



     - the termination of the S1-Edify merger agreement by either party due to failure to complete the Edify Transaction by March 31, 2000

     - the termination of the S1-Edify merger agreement by Edify because of S1's breach of its representations, warranties or conditions, or S1's failure to timely call the S1 stockholder meeting or support the Edify Transaction



     - the termination by either party based on a failure to receive stockholder approval for the S1-Edify merger agreement or the Edify Transaction except if, prior to the Edify stockholders meeting, an event which would permit the option to be exercised has occurred


     - 12 months after a third party acquires 20% or more of Edify's outstanding common stock, files a public offer for 20% or more of Edify's shares or otherwise enters into an extraordinary transaction with Edify


     - 12 months after termination of the S1-Edify merger agreement by S1 because of Edify's willful and intentional breach of its representations, warranties or conditions, or Edify's failure to call the Edify stockholder meeting or support the Edify Transaction



     The stock option agreement grants registration rights to S1 with respect to the shares of Edify common stock represented by the option. If S1 receives proceeds in connection with any sales or other dispositions of the option or Edify shares purchased pursuant to the option, and any dividends on such shares, in excess of the price paid by S1 upon exercise of the option, plus any breakup fee received by S1, which together exceed $18.2 million, S1 must promptly remit to Edify in cash the excess of such amount.


  Edify Stockholders' Voting Agreements

     S1 required Edify stockholders Alvin S. Begun, Joseph G. Brown, Jeffrey M. Crowe, Charles H. Jolissant, Steven S. Pollock, William A. Soward, Jimmy A. Sutton, Patricia A. Tomlinson, Stephen M. Berkley, Kelly D. Conway, Tench Coxe, Donald R. Hollis and Stewart A. Schuster to enter into voting agreements. These voting agreements require these Edify stockholders to vote all of the shares of Edify common stock beneficially owned by them in favor of the Edify Transaction.


     As of the record date, the Edify stockholders who entered into voting agreements collectively held shares of Edify common stock which represented approximately 5% of the outstanding Edify common stock. None of the Edify stockholders who are parties to the voting agreements were paid additional consideration in connection with them.


     Each Edify stockholder who is a party to a voting agreement agreed not to sell the Edify stock owned by that person until the completion of the Edify Transaction, except that each stockholder may sell up to 25% of that person's Edify shares before the completion of the Edify Transaction. In addition, officers of Edify who are parties to the voting agreement agreed not to sell the shares of S1 common stock received in the Edify transaction for their Edify stock for six months following completion of the Edify Transaction, unless their employment with Edify or S1 ends earlier than such time. They may also sell their S1 stock during that period in a registered public offering to the extent that S1's executive officers do so.


     The Edify stockholders' voting agreements will terminate upon the termination of the S1-Edify merger agreement in accordance with its terms.



  S1 Stockholders' Voting Agreements



     Edify required S1 stockholders James S. Mahan, III, Robert F. Stockwell, Daniel H. Drechsel, Robert W. Copelan, D.V.M., Dorsey R. Gardner, Joseph S. McCall and Howard J. Runnion, Jr. to enter into voting agreements. The S1 stockholder voting agreements require these S1 stockholders to vote all of the shares of S1 common stock beneficially owned by them in favor of the issuance of shares of common stock in the Edify Transaction.



     As of the record date, these S1 stockholders held shares of S1 common stock which represented approximately 7% of the outstanding S1 common stock. These S1 stockholders were not paid additional consideration in connection with their respective voting agreements. The number of shares held does not include 72,800 shares beneficially owned by Andersen Consulting LLP or its affiliate, AC II Technology (ACT II) B.V. Jackson
L. Wilson, Jr., a director of S1, is Managing Partner -- Global Markets of Andersen Consulting.



     The S1 stockholder voting agreements will terminate upon the termination of the S1-Edify merger agreement in accordance with its terms.




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                          THE VERTICALONE TRANSACTION



     This section of the prospectus/proxy statement describes certain aspects of the VerticalOne Transaction, including the S1-VerticalOne merger agreement, the escrow agreement, the strategic marketing and sales agency agreement, the warrant agreement, the Series C preferred stock purchase agreement and the share retention agreements. While we believe that the description covers the material terms of the VerticalOne Transaction and the related agreements, this summary may not contain all of the information that is important to you. You should read this entire document and the other documents we refer to carefully for a more complete understanding of the VerticalOne Transaction.



S1'S REASONS FOR THE VERTICALONE TRANSACTION



     At a meeting held on September 23, 1999, the board of directors of S1 concluded that the VerticalOne Transaction was advisable and in the best interests of S1 and its stockholders and determined to recommend that the stockholders approve the proposals relating to the VerticalOne Transaction.



     In its evaluation of the VerticalOne Transaction, the S1 board reviewed several factors, including, but not limited to, the following:



     - historical information concerning S1's and VerticalOne's respective businesses, financial performance and condition, operations, technology and management, including reports concerning results of operations during the most recent fiscal year and fiscal quarter for each company



     - S1 management's view of the financial condition, results of operations and businesses of S1 and VerticalOne before and after giving effect to the VerticalOne Transaction and the S1 board's determination of the VerticalOne Transaction's effect on stockholder value



     - current financial market conditions and historical market prices, volatility and trading information



     - the consideration VerticalOne stockholders will receive in the VerticalOne Transaction in light of comparable transactions



     - the opinion of Goldman, Sachs & Co. that, as of the date of its opinion and subject to the considerations described in the opinion, the exchange ratio in the VerticalOne Transaction is fair from a financial point of view to S1



     - the belief that the terms of the S1-VerticalOne merger agreement are reasonable



     - the impact of the VerticalOne Transaction on S1's customers and employees



     - reports from management, legal, financial and accounting advisors as to the results of the due diligence investigation of VerticalOne



     - the expectation that the VerticalOne Transaction will be accounted for as a purchase



     The S1 board also identified and considered a number of potentially negative factors in its deliberations concerning the VerticalOne Transaction including the following:



     - the risk that the potential benefits of the VerticalOne Transaction may not be realized



     - the possibility that the VerticalOne Transaction may not be consummated, even if approved by S1's and VerticalOne's stockholders



     - the effect of the public announcement of the VerticalOne Transaction on VerticalOne's sales



     - the risk of management and employee disruption associated with the VerticalOne Transaction, including the risk that despite the efforts of the combined company, key technical, sales and management personnel might not remain employed by the combined company

     - the risk that the VerticalOne Transaction could adversely affect S1's relationship with certain of its customers and strategic partners



     - other applicable risks described in this prospectus/proxy statement under "Risk Factors"



     The board concluded however, that, on balance, the potential benefits to S1 and its stockholders of the VerticalOne Transaction outweighed the risks associated with the VerticalOne Transaction.



     The discussion of the information and factors considered by the S1 board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the VerticalOne Transaction, the S1 board did not find it practicable to, and did not quantify or otherwise assign relative weight to, the specific factors considered in reaching its determination.



RECOMMENDATION OF S1'S BOARD OF DIRECTORS



     After careful consideration, the S1 board of directors has determined the S1-VerticalOne merger agreement and the VerticalOne Transaction to be fair to and in the best interests of the S1 stockholders. S1's board of directors recommends approval of the issuance of shares of S1 common stock in the VerticalOne Transaction as described in this prospectus/proxy statement.



     In considering the recommendation of the S1 board of directors with respect to the VerticalOne Transaction, you should be aware that certain directors and officers of S1 have certain interests in the VerticalOne Transaction that are different from, or are in addition to the interests of S1 stockholders generally. Please see the section entitled "The VerticalOne
Transaction -- Interests of Certain Persons in the VerticalOne Transaction" on page 112.



VERTICALONE'S REASONS FOR THE VERTICALONE TRANSACTION



     At a meeting held on September 23, 1999, the board of directors of VerticalOne concluded that the VerticalOne Transaction was advisable and in the best interests of the stockholders of VerticalOne, and authorized VerticalOne to enter into the S1-VerticalOne merger agreement and related transactions. The VerticalOne board recommends that VerticalOne stockholders approve and adopt the S1-VerticalOne merger agreement. The VerticalOne board's decision was the result of its careful consideration of the factors, both positive and negative, related to the VerticalOne Transaction, as well as its consideration of alternatives, including the pursuit of a long-term independent business strategy for VerticalOne.



     The VerticalOne board believes that the VerticalOne Transaction represents the best strategic alternative for VerticalOne. In reaching its determination, the VerticalOne board considered the stock value represented by the VerticalOne exchange ratio and historical business, financial and operating information regarding VerticalOne and S1, including taking into account effects of the FICS Transaction and the Edify Transaction on S1. The VerticalOne board considered the volatility of S1 common stock, and the potential for S1 common stock to appreciate in the near- and long-term, in agreeing to a fixed exchange ratio in the S1-VerticalOne merger agreement. The VerticalOne board also reviewed the regulatory approvals required to consummate the VerticalOne Transaction, and the likelihood of obtaining such approvals on a timely basis.



     The VerticalOne board believes that the VerticalOne Transaction, and, if also consummated, the FICS Transaction and the Edify Transaction combined with the VerticalOne Transaction, will create a company with highly competitive product and service offerings to financial institutions and other businesses. The VerticalOne board believes that S1's internet banking products and data center management services and VerticalOne's internet-based account aggregation and presentation service will complement each other and allow the combined company to cross-market a range of products and services in various media to its customers.

     In making its determination, the VerticalOne board considered a number of factors. The VerticalOne board did not rank these factors in order of importance or assign any particular weight to any particular factor. The material factors considered by the VerticalOne board were the following:



     - the consideration to be received by VerticalOne stockholders in the VerticalOne Transaction



     - the improved liquidity for VerticalOne stockholders, even given the restrictions on the resale of S1 common stock described under the heading "The VerticalOne Transaction -- Restrictions on Sales of Shares by Affiliates of VerticalOne and S1" on page 116



     - VerticalOne's and S1's financial and operating performance over historical periods, and the expected synergies and benefits to be obtained by the VerticalOne Transaction versus the pursuit of an independent business strategy for VerticalOne



     - VerticalOne management's view of the industry in which VerticalOne competes, and its analysis of S1's business, operations and financial results on a stand-alone basis and after giving effect to the VerticalOne Transaction



     - the results of the due diligence review conducted by VerticalOne's management, and VerticalOne's legal and financial advisors, regarding S1's, Edify's and FICS's business, technologies, operations, financial results and competitive position



     - the business benefits expected to be derived from the VerticalOne Transaction, including:



          Enhanced credibility with providers of account information. Banks and other financial institutions are the sources of some of the most sensitive and private individual account information of VerticalOne users. By affiliating with S1, VerticalOne will be able to approach financial institutions with the credibility already established by S1.



          Complementary business models. Both S1's and VerticalOne's strategies involve providing brandable content to web sites accessed by end users. VerticalOne's service for aggregating many user accounts may be offered to financial institutions as an extension of existing S1 products or as a stand-alone product that can be easily adapted to a financial institution's existing web site.



          Access to capital. S1's position as a publicly traded company will provide VerticalOne with enhanced access to capital for its ongoing capital needs.



          Added depth of resources. VerticalOne will benefit from the established project management and technical resources of S1 when potential customers desire to customize the VerticalOne service to specific requirements.



          Potential international expansion. VerticalOne may be able to work with existing S1 customers or with S1 operations in foreign countries to take advantage of international expansion opportunities.



     The VerticalOne board also considered a number of negative factors related to the VerticalOne Transaction, including:



     - the risk that because the exchange ratio will not be adjusted for changes in the market price of S1 common stock, the per share value of the consideration to be received by VerticalOne stockholders might be significantly less than the price per share implied by the exchange ratio immediately prior to the announcement of the VerticalOne Transaction



     - the risk that the portion of the consideration to be placed in escrow may never be paid to VerticalOne stockholders



     - the restrictions on resale of S1 common stock received by VerticalOne stockholders and the risk that such shares may not be sold for an extended period of time and that the price of S1 common stock may decline during the period such restrictions are applicable

     - the risk that the VerticalOne Transaction may not be consummated, even if approved by VerticalOne's stockholders



     - the risk that the benefits sought to be achieved by the VerticalOne Transaction will not be realized



     - the potential loss of revenues and business opportunities for VerticalOne as a result of confusion in the marketplace as a result of the announcement of the VerticalOne Transaction, and the exploitation of that confusion by VerticalOne's competitors



     - the potential difficulties in integrating the operations of VerticalOne and S1, and S1's potential difficulties in integrating Edify and FICS as well, and the potential loss of key personnel or focus during the integration period



     - the other applicable risks described in this prospectus/proxy statement under "Risk Factors"



RECOMMENDATION OF VERTICALONE'S BOARD OF DIRECTORS



     After carefully evaluating these factors, both positive and negative, the board of directors of VerticalOne has determined that the VerticalOne Transaction is advisable and in the best interests of VerticalOne and its stockholders and unanimously recommends that VerticalOne stockholders vote for approval and adoption of the S1-VerticalOne merger agreement. In considering the recommendation of the VerticalOne board of directors with respect to the VerticalOne Transaction, you should be aware that some directors and executive officers of VerticalOne have some interests in the VerticalOne Transaction that are different from, or are in addition to, the interests of VerticalOne stockholders generally. Please see the section entitled "The VerticalOne Transaction -- Interests of Certain Persons in the VerticalOne Transaction" on page 112.



OPINION OF S1'S FINANCIAL ADVISOR



     Goldman, Sachs & Co. has acted as financial advisor to S1 in connection with the VerticalOne Transaction. On September 23, 1999, Goldman Sachs delivered its opinion, subsequently confirmed in writing, to the S1 board of directors that, as of the date of such opinion, the exchange ratio of 0.200 pursuant to the S1-VerticalOne merger agreement, was fair from a financial point of view to S1. Goldman Sachs understands that S1 also intends to consummate both the FICS Transaction and the Edify Transaction.



     THE FULL TEXT OF THE GOLDMAN SACHS OPINION IS ATTACHED AS ANNEX H TO THIS PROSPECTUS/PROXY STATEMENT AND IS INCORPORATED INTO THIS PROSPECTUS/PROXY STATEMENT BY REFERENCE. STOCKHOLDERS OF S1 ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY.



     In connection with its opinion, Goldman Sachs reviewed, among other things:



     - the S1-VerticalOne merger agreement;



     - Annual Reports to Stockholders and Annual Reports on Form 10-K of S1 for the two years ended December 31, 1998 and of Edify for the three years ended December 31, 1998;



     - the form of Registration Statement on Form S-4 dated July 9, 1999, which S1 informed Goldman Sachs was not yet effective;



     - certain interim reports to stockholders and Quarterly Reports on Form 10-Q of S1 and Edify;



     - certain other communications from S1 and Edify to their respective stockholders;



     - certain financial and other information of VerticalOne with respect to its operations on and after November 1998, the date of its organization;



     - audited historical financial statements of FICS for the two years ended December 31, 1998;



     - certain internal financial analyses and forecasts for S1 prepared by the management of S1 on a pro forma basis for the Edify Transaction and the FICS Transaction;

     - certain internal financial analyses and forecasts for VerticalOne prepared by the management of VerticalOne; and



     - certain financial analyses and forecasts for VerticalOne prepared by the management of S1, including certain cost savings and operating synergies projected by the managements of S1 and VerticalOne to result from the transaction contemplated by the S1-VerticalOne merger agreement.



     Goldman Sachs also held discussions with members of the senior management of S1 and VerticalOne regarding the strategic rationale for, and the potential benefits of, the transaction contemplated by the S1-VerticalOne merger agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, Goldman Sachs reviewed the reported price and trading activity for S1 shares, compared certain financial and stock market information for S1 with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations, and performed such other studies and analyses as Goldman Sachs considered appropriate.



     Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information reviewed by Goldman Sachs and assumed such accuracy and completeness for purposes of rendering its opinion. In that regard, Goldman Sachs assumed, with the consent of S1's board of directors, that the internal financial analyses and forecasts prepared by the management of S1 were reasonably prepared on a basis reflecting the best currently available estimates and judgments of S1 and that such analyses and forecasts will be realized in the amounts and time periods contemplated thereby. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of S1 or VerticalOne or any of their respective subsidiaries and was not furnished with any such evaluation or appraisal. The advisory services and opinion of Goldman Sachs referred to in this prospectus/proxy statement with respect to the VerticalOne Transaction were provided for the information and assistance of S1's board of directors in connection with its consideration of the transaction contemplated by the S1-VerticalOne merger agreement and that opinion does not constitute a recommendation as to how any stockholder should vote with respect to such transaction.



     The following is a summary of the material financial analyses presented by Goldman Sachs to the S1 board on September 23, 1999. Goldman Sachs utilized substantially the same type of financial analyses in connection with providing its written opinion attached to this prospectus/proxy statement as Annex H. The following summaries of financial analyses include information presented in tabular format. The tables must be read together with the text accompanying each summary.



(1) Selected Companies Analysis -- S1



     Goldman Sachs reviewed and compared selected financial information, ratios and public market multiples relating to S1 to corresponding information for fifteen other publicly traded companies providing financial services over the
Internet:



    ONLINE BROKERS       ONLINE BANK  ONLINE LENDER  ONLINE INSURANCE     OTHER E-FINANCIAL
-----------------------  -----------  -------------  ----------------  -----------------------
Charles Schwab           Telebanc     NextCard       InsWeb            Intuit
E*TRADE                  Net.Bank     E-LOAN         QuoteSmith        Knight Trimark
TD Waterhouse                                                          CheckFree
Ameritrade                                                             Wit Capital
DLJdirect



     Goldman Sachs's analysis for these selected companies compared the following to the results of S1 using the closing price of the selected shares on September 20, 1999:



     - Market capitalization, which is the market value of common equity;



     - Share price, as a percentage of the highest price over the preceding 52 weeks and as a multiple of earnings and pre-marketing earnings;

     - Enterprise value as a multiple of revenues. "Enterprise value" is defined as market capitalization plus net debt if net debt is greater than zero; otherwise, enterprise value equals market capitalization; and



     - Revenue Growth between 1998 and 1999 and between 1999 and 2000.



     The results of this analysis are summarized below (throughout this section of this document, entries in tables that are not meaningful are denoted with "N.M."; estimated information is denoted with "E"; and annualized last quarter information is denoted with "LQA"):



                                                                   PRICE/PRE-MKT.    ENTERPRISE VALUE/NET
                                                 PRICE/EARNINGS      EARNINGS(A)           REVENUES
                                                 ---------------   --------------    ---------------------
                                                 1999E    2000E    1999E    2000E     LQA    1999E   2000E
                                                 ------   ------   ------   ------   -----   -----   -----
S1(b)..........................................   N.M.      N.M.     N.M.     N.M.      N.M.   N.M.    8.0x
S1(c)..........................................   N.M.      N.M.     N.M.     N.M.     21.7x  22.4x   11.8
Median-Online Brokers..........................  51.1x     52.3x    40.7x    27.4x      8.7    7.6     5.4
Median-Online Banks............................   N.M.     64.2     47.4     21.9      30.1   16.0     7.9
Median-Online Lenders..........................   N.M.      N.M.     N.M.     N.M.    102.5   95.7    25.7
Median-Online Insurance........................   N.M.      N.M.     N.M.    13.1      36.9   43.9    18.2


---------------

(a) Assumes a tax rate of 35.0%.



(b) Includes the pro forma impact of the Edify Transaction and the FICS Transaction.



(c) Excludes the pro forma impact of the Edify Transaction and the FICS Transaction.



(2) Selected Companies Analysis -- VerticalOne



     Goldman Sachs reviewed and compared selected financial information and ratios relating to VerticalOne to corresponding information for thirteen publicly traded companies and S1 providing business-to-business e-commerce services:



Inktomi                        CheckFree                      pcOrder
Exodus                         Sterling Commerce              Harbinger
Ariba Inc.                     VerticalNet                    RoweCom
Healtheon                      AboveNet Communications
Commerce One Inc.              Chemdex



     Goldman Sachs's analysis for these selected companies compared the following to the results of VerticalOne using the closing price of the selected shares on September 20, 1999:



     - Market capitalization;



     - Share price, as a percentage of the highest price over the preceding 52 weeks;



     - Enterprise value as a multiple of revenues; and



     - Revenue Growth between 1998 and 1999 and between 1999 and 2000.



     The results of this analysis are summarized below:



                                                              ENTERPRISE VALUE/NET
                                                                    REVENUES
                                                              --------------------
                                                              LQA    1999E   2000E
                                                              ----   -----   -----
S1(a).......................................................   N.M.   N.M.    8.0x
S1(b).......................................................  21.7x  22.4x   11.8
Median......................................................  57.1   44.0    21.2


---------------

(a) Includes the pro forma impact of the Edify Transaction and the FICS Transaction.



(b) Excludes the pro forma impact of the Edify Transaction and the FICS Transaction.

(3) Transaction Multiple Analysis



     Goldman Sachs calculated, for selected periods ended on September 20, 1999:



     - the ratios of the price offered by S1 for VerticalOne shares on the basis of a 0.200 exchange ratio to the average market price of S1 shares; and



     - the average market price of S1 shares.



     The results are shown below:



                                                                                         AVERAGE
                                                                 FIXED EXCHANGE      MARKET PRICE OF
                                                                     RATIO              S1 SHARES
                           PERIOD                             --------------------   ---------------
1 Week......................................................         0.201               $40.15
2 Weeks.....................................................         0.200                40.42
1 Month.....................................................         0.205                39.37
3 Months....................................................         0.210                38.50
6 Months....................................................         0.196                41.30
1 Year......................................................         0.284                28.46



     The 0.200 exchange ratio also implied a market value of VerticalOne equal to the following estimated multiples of VerticalOne revenues as of September 20, 1999:



                                   S1 MANAGEMENT PROJECTIONS   VERTICALONE MANAGEMENT PROJECTIONS
                                   -------------------------   ----------------------------------
2000E                                         8.7x                            10.0x
2001E                                         2.9                              2.0



(4) Analysis of the VerticalOne Transaction



     Goldman Sachs performed an analysis of the accretion/dilution per share for S1 common stock expected to result from the VerticalOne Transaction. Based on such analysis, the VerticalOne Transaction would be accretive to S1 shareholders in the year 2001 on each of the bases examined below.



     On the basis of VerticalOne Projections both with and without adjustments by S1 management, accretion/dilution in revenue, EBITDA and cash earnings per share of S1 common stock for the years 2000 and 2001 was estimated as follows:



                                             VERTICALONE PROJECTIONS
                                          WITH S1 MANAGEMENT ADJUSTMENTS          VERTICALONE PROJECTIONS
                                          ------------------------------          -----------------------
                                                                   CASH                                CASH
                                         REVENUE      EBITDA     EARNINGS     REVENUE     EBITDA     EARNINGS
                                        PER SHARE    PER SHARE   PER SHARE   PER SHARE   PER SHARE   PER SHARE
                                        ----------   ---------   ---------   ---------   ---------   ---------
2000E.................................     (0.6)%      (44.4)%      N.M          (1.5)%     (70.4)%       N.M.
2001E.................................      5.9          7.4       3.5%         12.3        41.5        43.0%



     Goldman Sachs also performed an analysis of the accretion/dilution per share for S1 common stock that would result in the event that one or both of the FICS Transaction and the Edify Transaction were not consummated. The range of estimates that resulted from the set of potential alternative outcomes is as follows:



                                          RANGE OF VERTICALONE PROJECTIONS WITH S1 MANAGEMENT ADJUSTMENTS
                                         -----------------------------------------------------------------
                                         REVENUE PER SHARE    EBITDA PER SHARE    CASH EARNINGS PER SHARE
                                         ------------------   -----------------   ------------------------
2000E..................................   4.1%-(0.6)%         (25.8)%-(44.4)%       (41.2)%-(118.2)%
2001E..................................    18.7%-5.9%            10.5%-4.4%            6.0%-1.5%

(5) Review of Selected Transactions Involving Internet Companies



     Goldman Sachs reviewed eighteen acquisitions (including six that are currently pending) involving Internet-related companies since September 1998. Goldman Sachs's analysis of these selected transactions included the following information:



     - equity consideration;



     - target pro forma ownership percentage of acquirer;



     - premium paid over the 5-day average of daily closing prices for 30 days prior to announcement and over the highest price for the preceding 52 weeks; and



     - latest twelve-month ("LTM") and next twelve-month ("NTM") multiples of sales and gross margins.



     The results of this analysis are summarized below:



                                                       PREMIUM        PREMIUM           MULTIPLE OF
                                                         OVER           OVER       ---------------------
                                                      UNAFFECTED      52-WEEK         LTM         NTM
                                                     SHARE PRICE        HIGH         SALES       SALES
                                                     ------------   ------------   ---------   ---------
Median.............................................      45.6%         (13.2)%        23.9x       25.5x
Mean...............................................      59.3          (19.4)         61.0        44.7
High...............................................     195.5           38.1         243.7       143.6
Low................................................      11.0          (79.3)          1.9         1.6



(6) Contribution Analysis



     Goldman Sachs reviewed S1 and VerticalOne management projections for 2000 and 2001 concerning S1, VerticalOne and the pro forma combined company. The analysis indicated that holders of VerticalOne common stock would receive 6.8% of the outstanding common equity of the combined company, while S1 stockholders would retain 93.2% of the outstanding common equity of the combined company. The analysis also indicated the following contributions by S1 and VerticalOne to the combined company:



                                                                                     VERTICALONE
                                                               S1 MANAGEMENT          MANAGEMENT
                                                                PROJECTIONS          PROJECTIONS
                                                             ------------------   ------------------
                                                              S1    VERTICALONE    S1    VERTICALONE
                                                             ----   -----------   ----   -----------
Revenues
  2000E....................................................  93.7%      6.3%      94.5%      5.5%
  2001E....................................................  88.0      12.0       82.9      17.1
EBITDA
  2001E....................................................  86.7      13.3       65.7      34.3
Cash Earnings
  2001E....................................................  90.9       9.1       65.2      34.8
Pro Forma % Ownership......................................  93.2       6.8       93.2       6.8
                                                             ----      ----       ----      ----

     Goldman Sachs also performed an analysis of the contributions that would result in the event that one or both of the FICS Transaction and the Edify Transaction were not consummated. The range of estimates that resulted from the set of potential alternative outcomes is as follows:



                                                        RANGE OF S1 MANAGEMENT PROJECTIONS
                                                        ----------------------------------
                                                              S1             VERTICALONE
                                                        --------------      --------------
Revenues
  2000E...............................................    93.7%-86.0%          14.0%-6.3%
  2001E...............................................    88.0%-75.4%         24.6%-12.0%
EBITDA
  2001E...............................................    87.9%-81.2%         22.1%-12.9%
Cash Earnings
  2001E...............................................    92.3%-86.5%          13.5%-8.7%
Pro Forma % Ownership.................................    93.2%-89.6%          10.4%-6.8%



(7) Discounted Cash Flow Analysis



     Goldman Sachs performed a discounted cash flow analysis of S1 and VerticalOne management projections for the calendar years 1999 through 2002. Goldman Sachs first discounted the projected, after-tax free cash flows through December 31, 2001 using discount rates ranging from 30% to 40%. VerticalOne free cash-flows were calculated as the after-tax operating earnings of VerticalOne adjusted to add back non-cash expenses and deduct uses of cash not reflected in the income statement. Goldman Sachs then added to the present value of the cash flows the terminal value of VerticalOne at December 31, 2001 discounted back at the same discount rate to represent a present value. The terminal value was computed by multiplying the projected revenue in fiscal 2002 by terminal multiples ranging from 4.0x to 8.0x. The range of terminal multiples selected reflect Goldman Sachs's judgment as to an appropriate range of multiples at the end of the referenced period. The following table summarizes the resulting implied VerticalOne equity valuations:



                                                                             VERTICALONE
                                                  S1 MANAGEMENT              MANAGEMENT
                                                   PROJECTIONS               PROJECTIONS
                                               -------------------       -------------------
Discount Rates...............................        30%-40%                   30%-40%
Terminal Multiples...........................       4.0x-8.0x                 4.0x-8.0x
Implied Equity Value.........................   $210-$508 million        $444-$1,033 million



     The preparation of a fairness opinion is a complex process and is not necessarily susceptible of partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs's opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to S1 or VerticalOne or the VerticalOne Transaction.



     The analyses were prepared solely for purposes of Goldman Sachs's providing its opinion to the S1 board as to the fairness from a financial point of view of the exchange ratio pursuant to the S1-VerticalOne merger agreement to S1. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results and assumptions with respect to industry performance, business and economic conditions and other matters, which are inherently subject to uncertainty and are beyond the control of S1, VerticalOne and Goldman Sachs, are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. None of the parties makes any representations as to the assumptions employed by Goldman Sachs in its analyses.

     As described above, Goldman Sachs's opinion to the S1 board was one of many factors taken into consideration by the S1 board in making its determination to approve the S1-VerticalOne merger agreement. The foregoing summary describes material financial analyses used by Goldman Sachs in connection with providing its opinion to S1's board of directors on September 23, 1999, but does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with such opinion and is qualified by reference to the written opinion of Goldman Sachs set forth in Annex H.



     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. S1 selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the VerticalOne Transaction.



     Goldman Sachs is familiar with S1, having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the S1-VerticalOne merger agreement. Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold positions in the securities or options on securities of S1 or VerticalOne for its own account and for the accounts of customers. Edify has retained Goldman Sachs as its financial advisor in connection with the Edify Transaction. S1 has consented to Goldman Sachs acting as financial advisor to Edify in connection with the Edify Transaction and to Goldman Sachs acting as financial advisor to S1 in connection with the VerticalOne Transaction.



     Pursuant to a letter agreement dated September 13, 1999, S1 engaged Goldman Sachs to act as its exclusive financial advisor in connection with a possible purchase of all or a portion of VerticalOne. S1 has agreed to pay Goldman Sachs a transaction fee which is based on the actual outcome of the VerticalOne Transaction. If the VerticalOne Transaction is consummated, a transaction fee of $2 million will be paid. If the VerticalOne Transaction is not consummated, a mutually acceptable transaction fee will be paid. S1 has agreed to pay such amount in cash upon consummation of the VerticalOne Transaction. S1 also has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.



INTERESTS OF CERTAIN PERSONS IN THE VERTICALONE TRANSACTION



     When considering the recommendations of S1's and VerticalOne's boards of directors, you should be aware that the directors and officers of S1 and VerticalOne have interests in the VerticalOne Transaction and have several arrangements that are different from, or are in addition to, those of S1 and VerticalOne stockholders generally. These include:



     - Employment. Gregg S. Freishtat, Chairman and Chief Executive Officer of VerticalOne will become a member of the S1 board of directors after the VerticalOne Transaction. The executive officers of VerticalOne are expected to remain the executive officers of VerticalOne after the merger.



     - Indemnification. S1 and VerticalOne officers and directors have customary rights to indemnification against specified liabilities.



     - Warrants and Options. As of September 23, 1999, 2,546,500 shares of VerticalOne common stock were subject to unvested options granted under VerticalOne's option plan and warrants. S1 will assume these VerticalOne options and warrants if the VerticalOne Transaction closes. Outstanding options under the VerticalOne option plan which terminate unexercised may be regranted. Further, S1 has made available options to purchase 2.0 million shares for grant. In each such case, Mr. Freishtat, or an employee representative he designates, shall select the optionee and the number of shares subject to the option, subject to ratification by S1's board of directors, not to be unreasonably withheld.



     - Severance. Some VerticalOne employees may be paid severance packages if the VerticalOne Transaction closes and their employment with S1 or VerticalOne is terminated. If an employee is terminated over the objections of Mr. Freishtat, the current Chairman and Chief Executive Officer of VerticalOne or the employee representative, during the two years following the closing, the employee will be paid a one-time severance payment equal to his or her then current salary for 90 days. In addition, any options granted to the employee which are unvested but will vest within 12 months will automatically vest upon the termination.



     As a result, these executive officers and directors could be more likely to vote to approve the S1-VerticalOne merger agreement than if they did not hold these interests.



COMPLETION AND EFFECTIVENESS OF THE VERTICALONE TRANSACTION



     The VerticalOne Transaction will be completed when all of the conditions to completion of the VerticalOne Transaction are satisfied or waived, including approval and adoption of the S1-VerticalOne merger agreement by the stockholders of VerticalOne and approval of the issuance of shares of S1 common stock by the S1 stockholders. The VerticalOne Transaction will become effective upon the filing of a certificate of merger with the State of Delaware.



STRUCTURE OF THE VERTICALONE TRANSACTION AND CONVERSION OF VERTICALONE COMMON STOCK AND PREFERRED STOCK



     VerticalOne Acquisition Corporation, a newly formed and wholly owned subsidiary of S1, will be merged with and into VerticalOne. As a result of the VerticalOne Transaction, the separate corporate existence of VerticalOne Acquisition will cease and VerticalOne will survive the VerticalOne Transaction as a wholly owned subsidiary of S1.



     Holders of VerticalOne common stock will receive up to 0.2 shares of S1 common stock for each share of VerticalOne common stock they own. Of this amount, at closing, each share of VerticalOne common stock will be converted into 0.1903 shares of S1 common stock. In addition, holders of VerticalOne common stock will have a contingent right to receive up to 0.0097 shares of S1 common stock to be placed in an escrow account and to be used to offset any claims for indemnification made by S1 during the one year following completion of the VerticalOne Transaction. After that time, any amount remaining in escrow and not being contested will be distributed to the former VerticalOne stockholders.



     VerticalOne Series A and Series B preferred stock will be converted into the number of shares of S1 common stock equal to the number of whole shares of VerticalOne common stock into which their preferred stock could be converted multiplied by 0.2, of which 0.1903 will be delivered at closing and 0.0097 will be delivered into the escrow account. The conversion ratio for both the VerticalOne Series A and Series B preferred stock for conversion into VerticalOne common stock is one-to-one. The shares of VerticalOne Series C preferred stock outstanding are held by S1 and will be cancelled in the transaction.



     S1 will not issue fractional shares of stock. In lieu of fractional shares, VerticalOne stockholders will receive cash equal to the fraction of a share of S1 common stock to which the VerticalOne stockholder would otherwise be entitled multiplied by $40.41875.



EXCHANGE OF VERTICALONE STOCK CERTIFICATES FOR S1 STOCK CERTIFICATES



     When the VerticalOne Transaction is completed, S1's exchange agent will mail to VerticalOne stockholders a letter of transmittal and instructions for use in surrendering VerticalOne stock certificates in exchange for S1 stock certificates. When you deliver your VerticalOne stock certificates to the exchange agent along with an executed letter of transmittal and any other required documents, your VerticalOne stock certificates will be canceled and you will receive S1 stock certificates representing the number of full shares of S1 common stock to which you are entitled under the merger agreement. VerticalOne stockholders will receive payment in cash, without interest, in lieu of any fractional shares of S1 common stock which would have been otherwise issuable to you in the VerticalOne Transaction.



YOU SHOULD NOT SUBMIT YOUR VERTICALONE STOCK CERTIFICATES FOR EXCHANGE UNLESS AND UNTIL YOU RECEIVE THE TRANSMITTAL INSTRUCTIONS AND A FORM OF LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.



     VerticalOne stockholders are not entitled to receive any dividends or other distributions on S1 common stock until the VerticalOne Transaction is completed and they have surrendered their VerticalOne stock certificates in exchange for S1 stock certificates.



     Subject to the effect of applicable laws, promptly following surrender of VerticalOne stock certificates and the issuance of the corresponding S1 certificates, VerticalOne stockholders will be paid the amount of dividends or other distributions, without interest, with a record date after the completion of the VerticalOne Transaction which were previously paid with respect to their whole shares of S1 common stock. At the appropriate payment date, VerticalOne stockholders will also receive the amount of dividends or other distributions, without interest, with a record date after the completion of the VerticalOne Transaction and a payment date after they exchange their VerticalOne stock certificates for S1 stock certificates.



     S1 will only issue VerticalOne stockholders a S1 stock certificate or a check in lieu of a fractional share in a name in which the surrendered VerticalOne stock certificate is registered. If you wish to have your certificate issued in another name, you must present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that you paid any applicable stock transfer taxes.



MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE VERTICALONE TRANSACTION



     The following summary discusses the material federal income tax consequences of the VerticalOne Transaction. The summary is based on the Internal Revenue Code of 1986, as amended, referred to in this section as the Code, applicable U.S. Treasury regulations under the Code, administrative rulings and judicial authority, all as of the date of this prospectus/proxy statement. All of the foregoing authorities are subject to change, and any changes could affect the continuing validity of this summary. The summary assumes that the holders of shares of VerticalOne common and preferred stock hold their shares as a capital asset. The summary does not address the tax consequences that may be applicable to particular VerticalOne stockholders in light of their individual circumstances or to VerticalOne stockholders who are subject to special tax rules, like tax-exempt organizations, dealers in securities, financial institutions, insurance companies, non-United States persons, stockholders who acquired shares of VerticalOne stock from the exercise of options or otherwise as compensation or through a qualified retirement plan and stockholders who hold shares of VerticalOne stock as part of a straddle, hedge, or conversion transaction. This summary also does not address any consequences arising under the tax laws of any state, locality, or foreign jurisdiction.



  Tax Opinion as to Certain Tax Consequences



     One of the conditions for the VerticalOne Transaction to take place is that S1 and VerticalOne must receive an opinion from Alston & Bird LLP, VerticalOne's special counsel, that the VerticalOne Transaction will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. The opinion must be reasonably satisfactory to S1 and VerticalOne. The opinion of Alston & Bird LLP will be based on the Code, the U.S. Treasury regulations promulgated under the Code and related administrative interpretations and judicial decisions, all as in effect as of the effective time of the merger, on the assumption that the VerticalOne Transaction takes place as


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described in the merger agreement, and on factual representations to be provided to Alston & Bird LLP by S1 and VerticalOne that relate to the satisfaction of specific requirements to a reorganization within the meaning of Section 368(a) of the Code, including limitations on repurchases by S1 of shares of S1 common stock to be issued upon the merger. If Alston & Bird LLP does not render this opinion, this condition in the merger agreement may be satisfied if Hogan & Hartson L.L.P., VerticalOne's counsel, renders this opinion, relying upon the same representations. Unlike a ruling from the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service and there can be no assurance that the Internal Revenue Service will not take a position contrary to one or more of the positions reflected in the opinion or that these positions will be upheld by the courts if challenged by the Internal Revenue Service. If this opinion is not received, or if the material tax consequences described in the opinion materially differ from the consequences stated below, VerticalOne will not waive this condition and the VerticalOne Transaction will not occur unless VerticalOne resolicits its stockholders.



     If, as concluded in the opinion of counsel, the VerticalOne Transaction qualifies as a tax-free reorganization within the meaning of Section 368(a) of the Code, then:



          (1) Except as discussed in (4) below regarding cash received instead of a fractional share of S1 common stock, a VerticalOne stockholder will recognize no gain or loss upon the exchange of VerticalOne common or preferred stock for S1 common stock in the merger.



          (2) The tax basis of S1 common stock received by a VerticalOne stockholder in the merger will be the same as the stockholder's aggregate tax basis in VerticalOne common and preferred stock surrendered in exchange therefor.



          (3) The holding period of S1 common stock received by a VerticalOne stockholder in the merger will include the holding period of VerticalOne common and preferred stock surrendered in exchange therefor, assuming VerticalOne common and preferred stock was held as a capital asset.



          (4) The receipt by a VerticalOne stockholder of cash instead of fractional shares of S1 common stock will be treated as if the fractional shares were distributed as part of the VerticalOne Transaction and then were redeemed by S1. These cash payments will be treated as distributions in full payment in exchange for the stock redeemed, subject to the conditions and limitations of Section 302(a) of the Code.



          (5) Neither S1 nor VerticalOne will recognize any gain or loss as a result of the VerticalOne Transaction.



  Limitations on Tax Opinion



     Notwithstanding the foregoing, if the shares of stock placed in escrow are used to satisfy any indemnification obligations, such an application of the escrowed shares could result in gain or loss to the VerticalOne stockholders otherwise entitled to receive such shares. The opinions described above do not bind the Internal Revenue Service nor preclude it from adopting a contrary position. These opinions are subject to qualifications, are conditioned upon assumptions and are based upon factual representations made to Alston & Bird LLP by the parties to the merger agreement. The opinions may not be relied upon if these factual representations are incorrect or incomplete.



THIS DISCUSSION IS ONLY A GENERAL SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE VERTICALONE TRANSACTION. THE TAX CONSEQUENCES OF THE VERTICALONE TRANSACTION TO YOU MAY BE DIFFERENT FROM THOSE SUMMARIZED ABOVE, BASED ON YOUR INDIVIDUAL SITUATION. THE STOCKHOLDERS OF VERTICALONE ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE VERTICALONE TRANSACTION, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS, AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.


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CERTAIN TAX CONSEQUENCES TO HOLDERS OF OPTIONS



     Holders of options to purchase VerticalOne common stock that are outstanding at the effective time of the VerticalOne Transaction will have their VerticalOne options converted into options to purchase shares of S1 common stock. See "The VerticalOne Agreements -- The S1-VerticalOne Merger
Agreement -- Treatment of VerticalOne Stock Options and Warrants; Grant of S1 Stock Options" on page 119. Assumption of the options by S1 should not be a taxable event.



HOLDERS OF VERTICALONE OPTIONS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, AVAILABLE ELECTIONS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS, AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.



ACCOUNTING TREATMENT OF THE VERTICALONE TRANSACTION



     We intend to account for the VerticalOne Transaction as a purchase for financial reporting and accounting purposes, under generally accepted accounting principles. After the VerticalOne Transaction, the results of operations of VerticalOne will be included in the consolidated financial statements of S1. The purchase price, i.e., the aggregate transaction consideration, will be allocated based on the fair values of the assets acquired and the liabilities assumed. Any excess of cost over fair value of the net tangible assets of VerticalOne acquired will be recorded as goodwill and other intangible assets and will be amortized by charges to operations under generally accepted accounting principles. These allocations will be made based upon valuations and other studies that have not yet been finalized.



REGULATORY FILINGS AND APPROVALS REQUIRED TO COMPLETE THE VERTICALONE
TRANSACTION



     The VerticalOne Transaction is subject to the requirements of the HSR Act. S1 and VerticalOne intend to file the required information and materials with the Antitrust Division and the FTC. The waiting period will expire 30 days after both parties have filed acceptable notifications unless terminated earlier or extended by issuance of a request for additional information. The notification under the HSR Act will remain effective and will permit closing of the VerticalOne Transaction within one year from the expiration or termination of the waiting period.



     The Antitrust Division or the FTC may challenge the VerticalOne Transaction on antitrust grounds before or after expiration of the waiting period. Accordingly, before or after the completion of the VerticalOne Transaction, either the Antitrust Division or the FTC, or private persons, could take action under the antitrust laws, including seeking to enjoin the VerticalOne Transaction. In addition, before or after the completion of the VerticalOne Transaction, even though the waiting period has ended, one or more states could take action under the antitrust laws. We may not prevail if a challenge is made.



     Neither S1 nor VerticalOne is aware of any other material governmental or regulatory approval required for completion of the VerticalOne Transaction, other than the effectiveness of the registration statement of which this prospectus/proxy statement is a part, and compliance with applicable corporate law of Delaware.



RESTRICTIONS ON SALES OF SHARES BY AFFILIATES OF VERTICALONE AND S1



     The shares of S1 common stock to be issued in the VerticalOne Transaction will be registered under the Securities Act. These shares will be freely transferable under the Securities Act, except for shares of S1 common stock issued to any person who is an affiliate of either of us. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control of either of us and may include some of our officers and directors, as well as our principal stockholders. Affiliates may not sell their shares of S1 common stock acquired in the VerticalOne Transaction except pursuant to (1) an effective registration statement under the


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


Securities Act covering the resale of those shares, (2) an exemption under paragraph (d) of Rule 145 under the Securities Act or (3) any other applicable exemption under the Securities Act.



     In addition, VerticalOne stockholders will be subject to additional restrictions on the transfer of the S1 common stock they receive in the VerticalOne Transaction. See the section entitled "The VerticalOne
Agreements -- Related Agreements -- VerticalOne Share Retention Agreements" on page 125.



LISTING ON THE NASDAQ NATIONAL MARKET OF S1 COMMON STOCK TO BE ISSUED IN THE


VERTICALONE TRANSACTION



     It is a condition to the closing of the VerticalOne Transaction that the shares of S1 common stock to be issued in the VerticalOne Transaction be approved for listing on the Nasdaq National Market, subject to official notice of issuance.



OPERATIONS AFTER THE VERTICALONE TRANSACTION



     Following the VerticalOne Transaction, VerticalOne will continue its operations as a wholly owned subsidiary of S1. The board of directors of the new VerticalOne subsidiary of S1 will consist of the current directors of S1 and Gregg S. Freishtat, the current Chairman of VerticalOne's board of directors. The officers of VerticalOne before the VerticalOne Transaction are expected to continue as officers of the new VerticalOne subsidiary of S1. The stockholders of VerticalOne will become stockholders of S1, and their rights as stockholders will be governed by the S1 amended and restated certificate of incorporation, the S1 amended and restated bylaws and the laws of the State of Delaware. See the section entitled "Comparison of Stockholder Rights" on page 168.



                           THE VERTICALONE AGREEMENTS



THE S1-VERTICALONE MERGER AGREEMENT



     This section of the prospectus/proxy statement describes the S1-VerticalOne merger agreement. While we believe that the description covers the material terms of the S1-VerticalOne merger agreement, this summary may not contain all of the information that is important to you. The S1-VerticalOne merger agreement is attached to this prospectus/proxy statement as Annex D and we urge you to read it carefully.


  Representations and Warranties


     Each company made a number of representations and warranties in the S1-VerticalOne merger agreement regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the VerticalOne Transaction. Representations and warranties of both companies include the following:


     - corporate organization and qualification to do business and identification of affiliates

     - certificate of incorporation and bylaws

     - capitalization


     - authorization of the various agreements, approval of the VerticalOne Transaction by the board of directors and pending stockholder approval



     - non-contravention


     - financial statements


     - taxes


     - liabilities and litigation


     - changes in business since December 31, 1998


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


     - securities, antitrust and other commercial regulatory approvals



     - compliance with applicable laws



     VerticalOne also made representations and warranties to S1 regarding the following:



     - information supplied by each party in this prospectus/proxy statement and the related registration statement filed by S1



     - material contracts



     - intellectual property



     - title to properties owned or leased



     - directors, officers and employees



     - fees and expenses of brokers and others



     - employee benefit plans



     - books and records



     S1 also made representations and warranties to VerticalOne regarding S1's filings and reports with the Securities and Exchange Commission.



     The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to carefully read the articles of the S1-VerticalOne merger agreement entitled "Representations and Warranties of VerticalOne" and "Representations and Warranties of S1."



  VerticalOne's Conduct of Business before Completion of the VerticalOne Transaction



     VerticalOne agreed that until the completion of the VerticalOne Transaction or unless S1 consents in writing, VerticalOne and its subsidiaries will use their commercially reasonable efforts consistent with past practices and policies to:


     - preserve intact their present business organization

     - keep available the services of their present employees

     - preserve their relationships with customers and others with which they have business dealings


     VerticalOne also agreed that until the completion of the VerticalOne Transaction or unless S1 consents in writing, VerticalOne and its subsidiaries would conduct their business in compliance with specific restrictions relating to the following:


     - the payment of dividends or other distributions

     - the issuance and redemption of securities


     - modification of VerticalOne's certificate of incorporation and bylaws


     - capital expenditures


     - entrance into or modification of material contracts



     - the acquisition of a material amount of assets or other entities


     - actions affecting the representations and warranties in the merger agreement

     - accounting policies and procedures

     - employees and employee benefits

     - the incurrence of indebtedness


     - sale, purchase, lease or relocation of any office, except for an office to be located in Northern California


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


     - investments and other dispositions of VerticalOne's assets or real estate



     - changes in VerticalOne's options or restricted purchase plans



     - VerticalOne's intellectual property



     - solicitation or negotiation of a business combination or similar transaction involving VerticalOne and a party other than S1



     The agreements related to the conduct of VerticalOne's business in the S1-VerticalOne merger agreement are complicated and not easily summarized. You are urged to carefully read the section of the S1-VerticalOne merger agreement entitled "Covenants of VerticalOne."



  VerticalOne's Employee Benefit Plans



     Individuals who are employed by VerticalOne when the VerticalOne Transaction is completed are expected to remain employees of VerticalOne, although S1 may terminate these employees at any time, subject to a severance payment if Gregg S. Freishtat or the employee representative objects. S1 and VerticalOne will work together to agree upon mutually acceptable employee benefit, compensation, severance, separation and retention arrangements so as to provide benefits to VerticalOne employees generally equivalent to those provided to employees of S1 prior to the VerticalOne Transaction, as long as these benefits are not materially less favorable than those available to the employees of VerticalOne immediately before the VerticalOne Transaction.



  Treatment of VerticalOne Stock Options and Warrants; Grant of S1 Stock Options



     Upon completion of the VerticalOne Transaction, each outstanding option to purchase VerticalOne common stock shall be converted automatically into an option to purchase the number of shares of S1 common stock equal to 0.2 times the number of shares of VerticalOne common stock subject to the option, rounded down to the nearest share. The exercise price will be equal to the exercise price per share of VerticalOne common stock subject to the option before conversion divided by 0.2, rounded up to the nearest cent.



     The other terms of each option and the VerticalOne option plans referred to above under which the options were issued will continue to apply in accordance with their terms, including any provisions providing for acceleration. Upon completion of the VerticalOne Transaction, each outstanding award, including restricted stock, stock equivalents and stock units, under any employee incentive or benefit plans, programs or arrangements maintained by VerticalOne which provide for grants of equity-based awards will be amended or converted into a similar instrument of S1, with certain adjustments to preserve their value. The other terms of each VerticalOne award, and the plans or agreements under which they were issued, will continue to apply in accordance with their terms, including any provisions providing for acceleration.



     S1 has made available options to purchase 2.0 million shares of S1 common stock for grant to employees of VerticalOne. The selection of the optionees and the number of shares subject to each such option shall be made by Gregg S. Freishtat or the employee representative and ratified by the S1 board of directors, such ratification not to be unreasonably withheld.



  Conditions to Completion of the VerticalOne Transaction



     The respective obligations of S1 and VerticalOne to complete the VerticalOne Transaction and the other transactions contemplated by the S1-VerticalOne merger agreement are subject to the satisfaction or waiver of each of the following conditions:



     - the issuance of shares of S1 common stock in connection with the VerticalOne Transaction must be approved by a majority of the shares of S1 common stock represented in person or by proxy at the S1 stockholder meeting


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


     - the S1-VerticalOne merger agreement must be approved and adopted by a collective majority of the outstanding shares of VerticalOne common stock, VerticalOne Series A preferred stock and VerticalOne Series B preferred stock, and by a majority of the outstanding shares of VerticalOne Series B preferred stock voting as a separate class.


     - the shares of S1 common stock to be issued must be authorized for listing on Nasdaq, subject to notice of issuance


     - S1's registration statement must be effective, no stop order suspending its effectiveness will be in effect and no proceedings for suspension of its effectiveness may be pending before or threatened by the Securities and Exchange Commission



     - no law, regulation or order must be enacted or issued which has the effect of making the VerticalOne Transaction illegal or otherwise prohibiting completion of the VerticalOne Transaction substantially on the terms contemplated by the S1-VerticalOne merger agreement



     - no governmental agency shall have started or threatened to start a proceeding seeking an injunction to prevent completion of the merger


     - all applicable waiting periods, if any, under applicable antitrust and competition laws must have expired or been terminated


     - S1 and VerticalOne must each receive from Alston & Bird LLP, VerticalOne's special counsel, an opinion to the effect that the VerticalOne Transaction will constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code. However, if Alston & Bird LLP does not render this opinion, this condition will be satisfied if Hogan & Hartson L.L.P., S1's counsel, renders the opinion.



     We also agreed that our obligations to complete the VerticalOne Transaction and the other transactions contemplated by the S1-VerticalOne merger agreement are subject to the satisfaction or waiver of each of the following additional conditions by the other party before completion of the VerticalOne Transaction:



     - the other party's representations and warranties must be true and correct as of September 23, 1999 and at and as of either the date the VerticalOne Transaction is to be completed or January 10, 2000, whichever occurs sooner, as if made at and as of such time except to the extent the representations and warranties address matters only as of a particular date, they must be true and correct as of that date


     - if any of these representations and warranties are not true and correct but the effect in each case, or in the aggregate, of the inaccuracies of these representations and breaches of these warranties, is not and does not have a material adverse effect on the party making the representations and warranties, then this condition will be deemed satisfied


     - the other party must perform or comply with all of its agreements and covenants required by the S1-VerticalOne merger agreement to be performed or complied with by it at or before completion of the VerticalOne Transaction or January 10, 2000, whichever occurs sooner, except where the nonperformance does not or would not have a material adverse effect on VerticalOne (before or after the VerticalOne Transaction) or S1


     - no material adverse effect with respect to the other party, taken as a whole with its subsidiaries, shall have occurred and be continuing.


     A material adverse effect is a condition, event, change or occurrence that has had or would have a material adverse effect on the ability of S1 or VerticalOne to perform its obligations and to consummate the transaction contemplated under the S1-VerticalOne merger agreement or on VerticalOne or S1, and its subsidiaries, taken as a whole, taking into account the business, customers, assets, capitalization, financial condition and results of operations of the entity, except to the extent


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

that the change, event, violation, inaccuracy, circumstance or effect primarily results from the following:


     - the direct effect of the public announcement, pendency or consummation of the VerticalOne Transaction


     - changes in general economic conditions or changes affecting the industry generally in which such entity operates


     - changes in trading prices for S1 common stock



     S1's obligation to complete the VerticalOne transaction is also subject to the satisfaction or waiver of each of the following conditions:



     - any consent to the VerticalOne Transaction of a third party arising under an agreement between that party and VerticalOne, which, if not obtained would have a material adverse effect on VerticalOne, must be obtained



     - S1 will have received letters from KPMG LLP, VerticalOne's independent public accountants, regarding the financial data regarding VerticalOne contained in this prospectus/proxy statement



  Termination of the S1-VerticalOne Merger Agreement



     The S1-VerticalOne merger agreement may be terminated at any time prior to completion of the VerticalOne Transaction, whether before or after approval and adoption of the S1-VerticalOne merger agreement and approval of the VerticalOne Transaction by VerticalOne stockholders or approval of the issuance of shares of common stock by S1 stockholders:



     - by mutual written consent of S1 and VerticalOne



     - by S1 or VerticalOne, if there is any final and nonappealable order of a court or governmental authority having jurisdiction over either company permanently enjoining, restraining or prohibiting the completion of the VerticalOne Transaction



     - by S1 or VerticalOne, if the VerticalOne Transaction is not completed before January 10, 2000 unless extended up to March 1, 2000 because needed regulatory approvals have not been received or S1 has entered into a further proposed acquisition or business combination, except that this right to terminate the S1-VerticalOne merger agreement is not available to any party whose action or failure to act has resulted in the failure of the VerticalOne Transaction to occur on or before January 10, 2000;



     - by S1 or VerticalOne, if the issuance of stock pursuant to the VerticalOne Transaction fails to receive the requisite vote for approval by the stockholders of S1 at the S1 stockholder meeting



     - by S1 or VerticalOne, if the S1-VerticalOne merger agreement and VerticalOne Transaction fail to receive the requisite vote for approval and adoption by the stockholders of VerticalOne at the VerticalOne special meeting



     - by S1 or VerticalOne, if there has been a breach of the S1-VerticalOne merger agreement by the other party which breach has had or is reasonably likely to have a material adverse effect on the breaching party, in the case of a representation or warranty, or on VerticalOne or S1, in the case of a covenant, and the breach is not cured within 30 days or cannot be cured within 30 days of notifying the breaching party of the breach



     - by S1, if VerticalOne's board of directors (a) fails to call and hold a VerticalOne stockholder meeting within 45 days of registration of the shares to be issued by S1 with the Securities and Exchange Commission,
       (b) withdraws or amends or modifies in a manner adverse to S1 or fails to recommend approval of the S1-VerticalOne merger agreement to its stockholders, (c) approves an acquisition transaction inconsistent with the S1-VerticalOne merger


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


       agreement, (d) fails to recommend rejection of a tender offer commenced by another party not related to S1 within ten business days of the tender offer, or (e) violates its agreement not to solicit or negotiate an acquisition transaction



     - by VerticalOne, if S1's board of directors (a) fails to call and hold the S1 stockholder meeting within 45 days of registration of the shares to be issued by S1 with the Securities and Exchange Commission, or (b) withdraws or amends or modifies in a manner adverse to S1 or fails to recommend approval of the issuance of S1 common stock in the VerticalOne Transaction to its stockholders



  Expenses





     The S1-VerticalOne merger agreement generally provides for S1 and VerticalOne to pay their own expenses relating to the merger agreement, with S1 paying the filing and other fees paid to the Securities and Exchange Commission.



  Extension, Waiver and Amendment of the S1-VerticalOne Merger Agreement



     S1 and VerticalOne may amend the S1-VerticalOne merger agreement before completion of the VerticalOne Transaction provided both comply with applicable law in so doing, even after approval of the S1 and VerticalOne stockholders.



     After the VerticalOne stockholders' approval of the S1-VerticalOne merger agreement, no amendments can be made without further VerticalOne stockholder approval, which (a) alter or change the amount or kind of shares or cash to be received by VerticalOne stockholders, (b) alter or change any term of the certificate of incorporation of VerticalOne or (c) alter or change any terms or conditions of the S1-VerticalOne merger agreement in such a way as to have an adverse effect on holders of VerticalOne common and preferred stock.



RELATED AGREEMENTS



  The Escrow Agreement



     Creation of the Escrow Account. Under the S1-VerticalOne merger agreement, each share of VerticalOne stock will be converted into a number of shares of S1 common stock and a contingent right to receive a number of shares of S1 common stock. At the time the VerticalOne Transaction is completed, the shares of S1 common stock issuable pursuant to that contingent right will be placed into an escrow account. The terms of the escrow account are governed by the provisions of an escrow agreement, attached as Exhibit B to the S1-VerticalOne merger agreement, entered into by S1 and VerticalOne with American Stock Transfer & Trust Company serving as escrow agent. Subject to the terms of the escrow agreement, the shares of S1 common stock placed in the escrow account shall be used, if necessary, to indemnify S1 for any loss suffered as a result of a breach of any of the representations and warranties or covenants and agreements of VerticalOne set forth in the S1-VerticalOne merger agreement.



     Distribution of Shares of S1 Common Stock Held in Escrow. The shares of S1 common stock placed in the escrow account shall be held until (1) all of the shares of S1 common stock held in escrow are distributed to satisfy the indemnifiable losses of S1 or (2) the remaining shares are distributed to the former stockholders of VerticalOne one year from the earlier of (A) the date the VerticalOne Transaction is completed or (B) if S1 has requested that the completion of the merger be extended beyond January 10, 2000, the date that VerticalOne certifies the accuracy of its representations and warranties and the performance of its covenants and agreements pursuant to the S1-VerticalOne merger agreement.



     Threshold Amount for Indemnifiable Losses. Notwithstanding the foregoing, no obligation to indemnify will exist under the escrow agreement until the aggregate indemnifiable losses of S1 under the escrow agreement equal $750,000. Once this threshold amount of indemnifiable losses has been


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


reached, S1 will be indemnified against all indemnifiable losses incurred over and above the threshold amount. While the shares of S1 common stock are held in escrow, all cash dividends or other property with respect to the shares held in escrow will be placed in the escrow account and distributed to the former VerticalOne stockholders of S1 pursuant to the terms of the escrow agreement. The VerticalOne stockholders have the right to direct the voting of the shares of S1 common stock held in escrow to which they have a contingent right. In the event of any stock split or stock dividend with respect to S1 common stock that becomes effective during the term of the escrow agreement, the additional shares issued with respect to the shares held in escrow shall be added to the shares held in escrow and the terms of the escrow agreement will be adjusted accordingly to account for such additional shares.



     Dispute Resolution. If there is a dispute about whether a particular loss is indemnifiable under the escrow agreement, it shall first be referred jointly to designated senior executives of S1 and VerticalOne. If the senior executives are unable to resolve the dispute, they may either refer it to outside mediation by a neutral adviser or to formal binding arbitration. If the parties choose outside mediation and are still unable to resolve the dispute, the parties' only recourse is to then refer the dispute to formal binding arbitration.



     VerticalOne Stockholder Representative. The stockholder representative representing the former VerticalOne stockholders after the completion of the VerticalOne Transaction will have full power and authority to represent the VerticalOne stockholders with respect to all matters arising under the escrow agreement. All action taken by the stockholder representative under the escrow agreement shall be binding upon VerticalOne stockholders.



  Strategic Marketing and Sales Agency Agreement



     VerticalOne has entered into a strategic marketing and sales agency agreement with S1, appointing S1 as VerticalOne's non-exclusive sales agent. Under the agreement, VerticalOne grants S1:



     - the right to market, provide and support the account aggregation and consolidation service which we refer to as the VerticalOne services



     - the personal, nontransferable, non-exclusive right and license to sell the VerticalOne services to S1 customers and other financial institutions



     S1 will be responsible for collecting all implementation and integration fees, advertising revenue and subscriber fees from its customers for their use of the VerticalOne services. S1 will be compensated through the warrants described in the next section and a 50% revenue share of certain fees and advertising revenue paid by customers to S1.



     VerticalOne may continue to sell its services or authorize a third party to furnish the VerticalOne services except that it may not provide the VerticalOne services to a customer of S1 unless the customer purchased the services through S1 or the customer declined S1's offer to buy the services. S1 will not solicit any financial institutions that are not S1 customers unless S1 confirms that VerticalOne has not been in contact with the institutions in the preceding six months.



     Until September 23, 2000, VerticalOne will be S1's sole provider of the VerticalOne services as made available by VerticalOne. During this period, S1 may not offer to financial institutions any other products or technology with functions and features similar to those of VerticalOne services.



     Both S1 and VerticalOne represent and warrant that they have the right to enter into, and perform their obligations under, the agreement and have obtained all necessary consents, approvals and authorizations necessary to enter into, and perform their obligations under, the agreement. However, both S1 and VerticalOne expressly disclaim all other warranties.

     The agreement will be in effect until September 23, 2002. VerticalOne has the right to terminate the agreement upon 30 days' notice after September 23, 2000 if VerticalOne is no longer S1's exclusive provider of account aggregation and consolidation services. Both S1 and VerticalOne have the right to terminate if:



     - either party is involved in any voluntary or involuntary bankruptcy proceedings or any proceedings involving insolvency, dissolution, cessation of operations or reorganization of indebtedness that is not dismissed within 60 days



     - either party cannot pay its debts as they mature in the ordinary course of business or makes an assignment for the benefit of its creditors



     - either party is in material default of any provision of the agreement



     S1 and VerticalOne have agreed to settle disputes arising under the agreement by arbitration and to indemnify each other for liabilities and expenses that arise in the following circumstances:



     - the negligent performance or nonperformance of their respective obligations under the agreement



     - real or tangible personal property and/or bodily injury arising from the negligent or willful misconduct of their employees or agents



     - any infringement or alleged infringement by the VerticalOne Services on the intellectual property rights of any third party



     - any third party claim arising out of an end-users' use of the VerticalOne Services or a third party information provider that VerticalOne does not have the right to access on-line data



  Warrant Agreement



     As part of the strategic marketing and sales agency agreement, VerticalOne issued to S1 a warrant that grants S1 the option to buy up to 1,000,000 shares of VerticalOne common stock at an exercise price of $2.50 per share. The warrant will become exercisable in ten separate tranches of 100,000 shares.



     The warrant is not currently exercisable and will never become exercisable if the S1-VerticalOne merger is completed. If that merger is not completed, for every 100,000 new end-users of the VerticalOne services which S1 brings to VerticalOne pursuant to the strategic marketing and sales agency agreement between September 23, 1999 and March 31, 2001, 100,000 warrant shares become exercisable. The warrants must be exercised by September 23, 2001. The exercise price and conversion ratio are protected by antidilution provisions.



     To exercise the warrants, S1 must deliver to VerticalOne a notice of exercise and a payment of the aggregate price for the warrant shares being purchased. The shares purchased pursuant to the warrant will not be registered and cannot be resold freely, but are entitled to the same rights to require registration as the other VerticalOne stockholders.



     The warrants are transferable, in whole or in part, subject to applicable legal restrictions under the securities laws. Prior to the exercise of the warrant, S1 will not have any rights as a stockholder.



  Series C Preferred Stock Purchase Agreement



     VerticalOne entered into a stock purchase agreement with S1 by which S1 bought 2,608,242 shares of VerticalOne Series C preferred stock for a total of $15,000,000. The sale was completed on September 24, 1999. Although entered into at the same time as the S1-VerticalOne merger agreement, the stock purchase agreement is an independent investment and does not require stockholder approval.



     VerticalOne made representations and warranties in this agreement similar to those made in the S1-VerticalOne merger agreement.

     S1 represented and warranted:



     - S1 has full power and authority to enter into the agreement



     - S1 is buying VerticalOne Series C preferred stock for its own investment and not with the intent to resell it



     - S1 is a sophisticated purchaser and can evaluate risks



     - S1 understands that the securities cannot be transferred unless they are registered, sold in connection with Rule 144, or exempt under Regulation A or another registration exemption and that there is no public market for the securities



     - S1's access to data about VerticalOne



     - S1's liquidity



     - S1 is duly authorized to purchase and hold the securities



     - S1 has relied only on information provided in writing by VerticalOne or in VerticalOne's books and records



     The representations and warranties in the stock purchase agreement are complicated and not easily summarized. You are urged to carefully read the articles of the stock purchase agreement entitled "Representations and Warranties of the Company" and "Representations and Warranties of the Purchaser."



     VerticalOne and S1 agreed that the following conditions had to be fulfilled before completion of the stock purchase:



     - the representations are warranties for each party were true on the day the purchase was completed and each party has performed its obligations thereunder



     - an agreement granting S1 registration rights had been executed and delivered



     - the securities were exempt from registration under applicable securities laws



     - a restated certificate was adopted by VerticalOne and filed with the Secretary of State of the State of Delaware



     - an existing stockholders' agreement should be joined by S1



     - the stockholder agreement and the strategic marketing and sales agency agreement were executed.



     The VerticalOne Series C preferred stock will be cancelled upon completion of the VerticalOne Transaction. However, if the VerticalOne Transaction is not completed, the holders of VerticalOne Series C preferred stock will have voting rights based on the number of whole shares of common stock into which the Series C preferred stock may be converted. The holders of Series C preferred stock will vote together with the holders of common stock, Series A preferred stock and Series B preferred stock as one class. Also, at such time, S1 will have the right to name one person to serve on the board of directors of VerticalOne.



  VerticalOne Share Retention Agreements



     S1 entered into a share retention and voting agreement with the holders of 51% of the VerticalOne common stock, 79% of the VerticalOne Series A preferred stock and 89% of the VerticalOne Series B preferred stock. These holders of the VerticalOne common and preferred stock agreed to vote in favor of the VerticalOne Transaction. In addition, each stockholder has agreed to sign or given power of attorney to S1 to execute and deliver a proxy allowing S1 to vote in favor of the S1-VerticalOne merger agreement. These stockholders were not paid additional consideration in connection with the voting agreement.

     These stockholders also agreed not to transfer, pledge, sell or otherwise dispose of or encumber their shares of VerticalOne stock. In addition, they agreed that all such shares acquired after the signing of the agreement but prior to the completion of the VerticalOne Transaction would be subject to the terms and conditions of the agreement.



     Each stockholder executing the voting agreement has made the following representations and warranties:



     - the stockholder has full power and legal capacity to execute and deliver the voting agreement, to perform its obligations under the agreement and to consummate the transactions contemplated in the agreement



     - the stockholder will not solicit or negotiate a business combination, sale involving more than 20% of the assets or capital stock of VerticalOne or a similar transaction involving VerticalOne and a party other than S1



     - the stockholder will not transfer its shares to a third party or provide a third party with the right to vote the stockholder's shares unless the third party complies with the terms of this agreement



     The VerticalOne stockholders who signed this voting agreement have waived all appraisal rights which arise out of Section 262 of the Delaware General Corporation Law.



     Pursuant to the S1-VerticalOne merger agreement, the holders of VerticalOne Series A preferred stock and VerticalOne Series B preferred stock cannot sell any of their shares of S1 common stock for 180 days after closing. However, if any of the following occurs, the holders of VerticalOne preferred stock may sell half of their shares 90 days after completion of the VerticalOne Transaction and all of their shares 180 days thereafter:



          - if S1 does not give notice within 90 days after the merger of its intention to register shares for a public offering; or



          - if S1 does not file a registration statement regarding a sale of securities within 21 days of giving notice of its intention to register shares; or



          - if a registration is filed but subsequently withdrawn or the offering is abandoned or terminated.



     During the 180 days following the merger, the original holders of VerticalOne preferred stock, if permitted to sell, may not sell more than 25,000 shares of S1 common stock per day, except in certain limited instances.



     In addition, VerticalOne has agreed to use its best efforts to have stockholders of VerticalOne common stock enter into an agreement with S1 not to sell their new S1 common stock for the following time periods:



     - up to 33% may be sold six months after the completion of the VerticalOne Transaction;



     - up to 66% may be sold 12 months after completion of the VerticalOne Transaction; and



     - up to 100% may be sold 18 months after completion of the VerticalOne Transaction.

                    COMPARATIVE PER SHARE MARKET PRICE DATA

     S1 common stock has been traded on the Nasdaq National Market under the symbol SONE since October 1998, the date of S1's reorganization into its current technology operations. Edify common stock has been traded on the Nasdaq National Market under the symbol EDFY since May 1996, the date of Edify's initial public offering.

     The following table sets forth, for the calendar quarters indicated, the high and low sale prices per share of S1 common stock and Edify common stock as reported on the Nasdaq National Market. These numbers have been adjusted to give effect to a two-for-one split of S1's common stock that was paid on May 7, 1999.


                                             SECURITY FIRST
                                              TECHNOLOGIES                  EDIFY
                                               CORPORATION               CORPORATION
                                           -------------------       -------------------
                                            HIGH         LOW          HIGH         LOW
                                           ------       ------       ------       ------
1997
-----------------------------------------
First Quarter............................  $ 7.13       $ 4.00       $16.25       $10.13
Second Quarter...........................    4.88         2.63        15.00         8.88
Third Quarter............................    7.00         3.31        18.75        11.75
Fourth Quarter...........................    5.69         2.81        22.13        14.13
1998
-----------------------------------------
First Quarter............................  $ 6.94       $ 3.19       $20.88       $14.63
Second Quarter...........................    7.88         3.75        20.19         8.06
Third Quarter............................   13.81         5.38        11.63         4.88
Fourth Quarter...........................   18.88         4.63         9.75         4.63
1999
-----------------------------------------
First Quarter............................  $38.00       $14.50       $11.00       $ 4.88
Second Quarter...........................   79.25        27.59        16.88         3.81
Third Quarter............................   50.25        25.13        14.50         7.56
Fourth Quarter (through October 8,
  1999)..................................   41.00        37.00        12.94        11.69


     Edify and S1 believe that Edify common stock presently trades on the basis of the value of the S1 common stock expected to be issued in exchange for the Edify common stock in the Edify Transaction, discounted primarily for the uncertainties associated with the Edify Transaction and the FICS Transaction. Apart from the publicly disclosed information concerning S1 which is included and incorporated by reference in this prospectus/proxy statement, S1 cannot state with certainty what factors account for changes in the market price of the S1 common stock.

     The table below presents the per share closing prices of S1 common stock and Edify common stock on the Nasdaq National Market and the pro forma equivalent market value of S1 common stock to be issued for Edify common stock in the Edify Transaction as of the dates specified. May 14, 1999 was the last trading date before announcement of the Edify Transaction. Edify's pro forma equivalent market value was determined by multiplying the closing prices of the S1 common stock as of the specified dates by the exchange ratio of 0.330969. October 8, 1999 was the most recent practicable date before the date of this proxy statement/prospectus.



                                                                      EDIFY COMMON
                                           LAST REPORTED SALE PRICE      STOCK
                                           ------------------------    PRO FORMA
                                           S1 COMMON   EDIFY COMMON    EQUIVALENT
                  DATE                       STOCK        STOCK          VALUE
                  ----                     ---------   ------------   ------------
May 14, 1999.............................   $54.00        $15.56         $17.87
October 8, 1999..........................   $40.00        $12.38         $13.24


     Edify stockholders are advised to obtain current market quotations for S1 common stock and Edify common stock. No assurance can be given as to the market prices of S1 common stock or Edify common stock at any time before the consummation of the merger or as to the market price of S1 common stock at any time after the merger. Because the exchange ratio is fixed, the exchange ratio will not be adjusted to compensate Edify stockholders for decreases in the market price of S1 common stock which could occur before the merger becomes effective. In the event the market price of S1 common stock decreases or increases prior to the consummation of the merger, the value of the S1 common stock to be received in the merger in exchange for Edify common stock would correspondingly decrease or increase.


                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)


     The following unaudited pro forma consolidated financial statements shown below as of June 30, 1999 and for the six-month period ended June 30, 1999 and the year ended December 31, 1998 give effect to the Edify, FICS and VerticalOne Transactions as if they occurred on June 30, 1999 with respect to the unaudited pro forma consolidated balance sheet and on January 1, 1999 and 1998 with respect to the unaudited pro forma consolidated statements of operations for the six-month period ended June 30, 1999 and the year ended December 31, 1998, respectively. The pro forma information gives effect to the Edify, FICS and VerticalOne Transactions under the purchase method of accounting and to the assumptions and adjustments described in the accompanying notes to the unaudited pro forma consolidated financial statements which appear under the columns "Pro Forma Adjustments (Edify)," "Pro Forma Adjustments (FICS)," "Pro Forma Adjustments (VerticalOne)," "Pro Forma Adjustments (Combined - Edify/FICS)," "Pro Forma Adjustments (Combined - Edify/ VerticalOne)," "Pro Forma Adjustments (Combined - FICS/VerticalOne)," and "Pro Forma Adjustments
(Combined - Edify/FICS/VerticalOne)."



     S1 intends to proceed with each transaction that is approved by stockholders. Accordingly, in addition to the accompanying unaudited pro forma consolidated financial statements reflecting the Edify, FICS and VerticalOne Transactions, stockholders are encouraged to read the accompanying unaudited pro forma consolidated financial statements separately reflecting (i) the Edify and FICS Transactions only, (ii) the Edify and VerticalOne Transactions only, (iii) the FICS and VerticalOne Transactions only, (iv) the Edify Transaction only, (v) the FICS Transaction only and (vi) the VerticalOne Transaction only.



     The unaudited pro forma consolidated financial statements should be read in conjunction with the historical audited consolidated financial statements and related notes of S1, Edify, FICS and VerticalOne, included elsewhere or incorporated by reference in this prospectus/proxy statement. VerticalOne was formed on October 8, 1998 and, accordingly, the 1998 statement of operations only includes results for the period from inception (October 8, 1998) through December 31, 1998.


     These unaudited pro forma consolidated financial statements are presented for informational purposes only, are based on preliminary estimates of purchase price allocations and are not necessarily indicative of the results that would actually have occurred had the transactions been consummated at the dates indicated, nor are they necessarily indicative of future operating results or financial position of S1.

     The unaudited pro forma consolidated financial statements reflect only results from continuing operations and thus do not include the operations of Edify's Employee Relationship Management Group assets nor do they include the gain on the sale of these assets.


     Translations of euro amounts into U.S. dollars have been made at the rate of $1.0325 to E1.00 (the daily average rate on June 30, 1999) for amounts at June 30, 1999 and at the rate of $1.08961 to E1.00 (the average of the daily average rates for the six-month period ended June 1999) for amounts for the six-month period ended June 30, 1999.

               PRO FORMA CONSOLIDATED BALANCE SHEET -- UNAUDITED


                              AS OF JUNE 30, 1999


                                 (IN THOUSANDS)



                                                                                  PRO FORMA        PRO FORMA
                                                   HISTORICAL                    ADJUSTMENTS     CONSOLIDATED
                                  --------------------------------------------   (FICS/EDIFY/   (S1/FICS/EDIFY/
                                     S1        FICS      EDIFY     VERTICALONE   VERTICALONE)    VERTICALONE)
                                  --------   --------   --------   -----------   ------------   ---------------
                                                    ASSETS
CURRENT ASSETS:
  Cash, cash equivalents, and
    short-term investments......  $ 70,862   $  1,478   $ 46,826     $12,926       $(23,450)(1)   $  108,642
  Investment securities
    available-for-sale..........     9,071         --         --          --                           9,071
  Accounts receivable, net......    17,028     19,320     20,167          --                          56,515
  Prepaid expenses and other
    current assets..............     4,091      3,821      2,904         462                          11,278
                                  --------   --------   --------     -------       --------       ----------
    Total current assets........   101,052     24,619     69,897      13,388        (23,450)         185,506
  Premises and equipment, net...     7,093      4,553      6,859       2,184                          20,689
  Intangible assets, net........     2,546      2,800         --          --        870,265(1)       875,611
  Notes receivable..............     7,500         --         --          --         (6,000)(2)        1,500
  Other assets..................     1,564         --      1,301         117                           2,982
                                  --------   --------   --------     -------       --------       ----------
    Total assets................  $119,755   $ 31,972   $ 78,057     $15,689       $840,815       $1,086,288
                                  ========   ========   ========     =======       ========       ==========

                                     LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..............  $  3,127   $  8,035   $  3,689     $ 1,052                      $   15,903
  Accrued expenses..............     7,324      6,099     10,664          28                          24,115
  Deferred revenues.............    14,423      3,462      4,587          --                          22,472
  Borrowings under line of
    credit......................        --     11,415         --          --                          11,415
  Current portion of capital
    lease obligation............       466        217         92          --                             775
  Other current liabilities.....        --        246         --          --                             246
                                  --------   --------   --------     -------                      ----------
    Total current liabilities...    25,340     29,474     19,032       1,080                          74,926
  Deferred revenues.............     9,609         --         --          --                           9,609
  Deferred rent.................        --         --         68          --                              68
  Capital lease obligation,
    excluding current portion...        54        844          1          --                             899
  Convertible note payable......        --      6,000         --          --       $ (6,000)(2)           --
  Borrowings under line of
    credit......................        --         --         --         534                             534
                                  --------   --------   --------     -------       --------       ----------
    Total liabilities...........    35,003     36,318     19,101       1,614         (6,000)          86,036
                                  --------   --------   --------     -------       --------       ----------
  Series B Preferred Stock
    (Redeemable)................        --         --         --      12,606        (12,606)(1)           --

STOCKHOLDERS' EQUITY:
  Preferred stock...............    23,136     18,971         --          39        (19,010)(1)       23,136
  Common stock..................       276        616         18           8           (445)(1)          473
  Additional paid-in-capital....   156,582      2,932     70,335       3,849        897,487(1)     1,131,185
  Receivable from the sale of
    stock.......................   (11,279)        --         --          --             --          (11,279)
  Accumulated deficit...........   (88,260)   (26,420)   (11,397)     (2,427)       (19,056)(1)     (147,560)
  Accumulated other
    comprehensive income........     4,297       (445)        --          --            445(1)         4,297
                                  --------   --------   --------     -------       --------       ----------
    Total stockholders'
      equity....................    84,752     (4,346)    58,956       1,469        859,421        1,000,252
                                  --------   --------   --------     -------       --------       ----------
    Total liabilities and
      stockholders' equity......  $119,755   $ 31,972   $ 78,057     $15,689       $840,815       $1,086,288
                                  ========   ========   ========     =======       ========       ==========

          PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS -- UNAUDITED


                         SIX MONTHS ENDED JUNE 30, 1999


                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                  PRO FORMA        PRO FORMA
                                                    HISTORICAL                   ADJUSTMENTS     CONSOLIDATED
                                    ------------------------------------------   (FICS/EDIFY/   (S1/FICS/EDIFY/
                                      S1       FICS      EDIFY     VERTICALONE   VERTICALONE)    VERTICALONE)
                                    -------   -------   --------   -----------   ------------   ---------------
Revenues:
  Software licenses...............  $ 4,638   $ 7,209   $ 16,173     $    --                       $  28,020
  Professional services...........   19,446    20,854     12,654          --                          52,954
  Data center.....................    3,591        --         --          --                           3,591
                                    -------   -------   --------     -------                       ---------
    Total revenues................   27,675    28,063     28,827          --                          84,565
                                    -------   -------   --------     -------                       ---------
Direct costs:
  Software licenses...............      232        51      1,756          --                           2,039
  Professional services...........   12,118    17,697     12,476          --                          42,291
  Data center.....................    3,716        --         --          --                           3,716
                                    -------   -------   --------     -------                       ---------
    Total direct costs............   16,066    17,748     14,232          --                          48,046
                                    -------   -------   --------     -------                       ---------
    Gross margin..................   11,609    10,315     14,595          --                          36,519
                                    -------   -------   --------     -------                       ---------
Operating expenses:
  Selling and marketing...........    2,253     5,522     15,938         423                          24,136
  Product development.............    8,889     8,378      5,593       1,123                          23,983
  General and administrative......    3,724     3,129      2,695         578                          10,126
  Depreciation and amortization...    2,461       985      2,644          58                           6,148
  Amortization of intangible
    assets and acquisition
    charges.......................      456     2,254        690          --      $ 143,676(3)       147,076
                                    -------   -------   --------     -------      ---------        ---------
    Total operating expenses......   17,783    20,268     27,560       2,182        143,676          211,469
                                    -------   -------   --------     -------      ---------        ---------
    Operating loss................   (6,174)   (9,953)   (12,965)     (2,182)      (143,676)        (174,950)
Interest income, net..............      754        17        666          99                           1,536
                                    -------   -------   --------     -------      ---------        ---------
    Loss before income taxes......   (5,420)   (9,936)   (12,299)     (2,083)      (143,676)        (173,414)
Provision for income taxes........       --        (1)       (96)         --                             (97)
                                    -------   -------   --------     -------      ---------        ---------
    Loss from continuing
      operations..................  $(5,420)  $(9,937)  $(12,395)    $(2,083)     $(143,676)       $(173,511)
                                    =======   =======   ========     =======      =========        =========
Basic and diluted loss per common
  share from continuing
  operations......................                                                                 $   (3.85)
                                                                                                   =========
Weighted average common shares
  outstanding.....................                                                                    45,105
                                                                                                   =========

          PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS -- UNAUDITED


                     TWELVE MONTHS ENDED DECEMBER 31, 1998


                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                PRO FORMA        PRO FORMA
                                                 HISTORICAL                    ADJUSTMENTS     CONSOLIDATED
                                --------------------------------------------   (FICS/EDIFY/   (S1/FICS/EDIFY/
                                   S1        FICS      EDIFY     VERTICALONE   VERTICALONE)    VERTICALONE)
                                --------   --------   --------   -----------   ------------   ---------------
Revenues:
  Software licenses...........  $  4,781   $ 12,837   $ 28,685      $  --                        $  46,303
  Professional services.......    16,218     45,218     20,171         --                           81,607
  Data center.................     3,181         --         --         --                            3,181
                                --------   --------   --------      -----                        ---------
    Total revenues............    24,180     58,055     48,856         --                          131,091
                                --------   --------   --------      -----                        ---------
Direct costs:
  Software licenses...........       503        464      1,240         --                            2,207
  Professional services.......    10,527     36,833     17,225         --                           64,585
  Data center.................     7,218         --         --         --                            7,218
                                --------   --------   --------      -----                        ---------
    Total direct costs........    18,248     37,297     18,465         --                           74,010
                                --------   --------   --------      -----                        ---------
    Gross margin..............     5,932     20,758     30,391         --                           57,081
                                --------   --------   --------      -----                        ---------
Operating expenses:
  Selling and marketing.......     4,723      6,194     27,529         37                           38,483
  Product development.........    14,625     14,247     10,902         86                           39,860
  General and
    administrative............     5,994     10,423      3,921         44                           20,382
  Intellectual property
    settlement................        --         --      5,000         --                            5,000
  Depreciation and
    amortization..............     5,347      1,343      4,489         --                           11,179
  Amortization of intangible
    assets and acquisition
    charges...................     4,384        363         --         --       $ 287,352(3)       292,099
                                --------   --------   --------      -----       ---------        ---------
    Total operating
      expenses................    35,073     32,570     51,841        167         287,352          407,003
                                --------   --------   --------      -----       ---------        ---------
    Operating loss............   (29,141)   (11,812)   (21,450)      (167)       (287,352)        (349,922)
Interest income, net..........       583        127      1,805         --                            2,515
                                --------   --------   --------      -----       ---------        ---------
    Loss before income
      taxes...................   (28,558)   (11,685)   (19,645)      (167)       (287,352)        (347,407)
Provision for income taxes....        --        (72)      (125)        --                             (197)
                                --------   --------   --------      -----       ---------        ---------
    Loss from continuing
      operations..............  $(28,558)  $(11,757)  $(19,770)     $(167)      $(287,352)       $(347,604)
                                ========   ========   ========      =====       =========        =========
Basic and diluted loss per
  common share from continuing
  operations..................                                                                   $   (8.32)
                                                                                                 =========
Weighted average common shares
  outstanding.................                                                                      41,763
                                                                                                 =========

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


                                  (UNAUDITED)


                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



     THE FOLLOWING ADJUSTMENTS ARE REFLECTED IN THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS AND UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS UNDER THE COLUMN HEADED "PRO FORMA ADJUSTMENTS
(FICS/EDIFY/VERTICALONE)":



     1. The pro forma acquisition costs of FICS, Edify and Vertical One are allocated as follows:



                                            FICS        EDIFY      VERTICALONE     TOTAL
                                         ----------   ----------   -----------   ----------
Shares of S1 stock to be issued........  10,000,000    5,869,007    3,857,538    19,726,545
Estimated market price of S1 common
  stock(A).............................  $    37.89   $    52.54    $   37.47
                                         ----------   ----------    ---------    ----------
Estimated market price of S1 common
  stock issued.........................  $  378,900   $  308,358    $ 144,542    $  831,800
Fair value of options issued...........      43,000       80,000       20,000       143,000
Estimated transaction costs............       3,850        3,700        2,500        10,050
Purchase of preferred stock............          --           --       15,000        15,000
                                         ----------   ----------    ---------    ----------
          Total purchase price.........     425,750      392,058      182,042       999,850
Less:
  Book value of net assets acquired....      (4,346)      58,956       14,075        68,685
  Adjustment to book value of net
     assets acquired for purchase of
     preferred
     stock.............................          --           --       15,000        15,000
  Adjustment to book value for
     transaction costs paid by Edify,
     FICS and VerticalOne..............      (5,400)      (6,800)      (1,200)      (13,400)
                                         ----------   ----------    ---------    ----------
  Adjusted book value of net assets
     acquired..........................      (9,746)      52,156       27,875        70,285
                                         ----------   ----------    ---------    ----------
  Excess purchase price over net book
     value of assets acquired..........  $  435,496   $  339,902    $ 154,167    $  929,565
Allocated to:
  In process research & development
     (B)...............................  $   32,000   $   20,000    $   7,300    $   59,300

  Developed technology.................  $   22,000   $   13,000    $  22,000    $   57,000
  Assembled work force.................      10,000       10,000          500        20,500
  Customer list........................      16,000       11,000           --        27,000
  Fair value of options issued.........      43,000       80,000       20,000       143,000
  Residual excess purchase cost
     (goodwill)........................     312,496      205,902      104,367       622,765
                                         ----------   ----------    ---------    ----------
          Total intangible assets......  $  403,496   $  319,902    $ 146,867    $  870,265
                                         ----------   ----------    ---------    ----------


------------------


     (A) The estimated market value of S1 common stock for the transactions was based on the average market price of the stock three days before and after the acquisition was agreed to and announced.



     (B) The amount allocated to in process research and development of $59,300 has been reflected as a charge to the accumulated deficit in the pro forma consolidated balance sheet and has been omitted from the pro forma consolidated statements of operations.



     2. The pro forma adjustment reflects the elimination of amounts advanced under a loan agreement between S1 and FICS.

     3. The pro forma adjustments reflect the effects of the increase in the amortization expense due to the increase in intangible assets resulting from the Edify, FICS and VerticalOne Transactions. The intangible assets consist of the following assets and amortization periods:



                                              ESTIMATED
                                               USEFUL       MONTHLY
        INTANGIBLE ASSETS           AMOUNT      LIFE      AMORTIZATION   6 MONTHS   12 MONTHS
        -----------------          --------   ---------   ------------   --------   ---------
Developed technology.............  $ 57,000       3         $ 1,583      $  9,498   $ 18,996
Assembled work force.............    20,500       5             342         2,052      4,104
Customer list....................    27,000       3             750         4,500      9,000
Fair value of options issued.....   143,000       3           3,972        23,832     47,664
Residual excess purchase cost
  (goodwill).....................   622,765       3          17,299       103,794    207,588
                                   --------                 -------      --------   --------
          TOTAL ALLOCATION.......  $870,265                 $23,946      $143,676   $287,352
                                   --------                 -------      --------   --------



     4. The weighted average number of shares outstanding used in the computation of pro forma net loss per share consists of the following:



                                                      SIX MONTHS ENDED   TWELVE MONTHS ENDED
                                                       JUNE 30, 1999      DECEMBER 31, 1998
                                                      ----------------   -------------------
Weighted average number of shares of S1 common stock
  outstanding.......................................     25,378,877          22,036,652
Adjustment for S1 common stock issued in connection
  with the Edify Transaction........................      5,869,007           5,869,007
Adjustment for S1 common stock issued in connection
  with the FICS Transaction.........................     10,000,000          10,000,000
Adjustment for S1 common stock issued in connection
  with the VerticalOne Transaction..................      3,857,538           3,857,538
                                                         ----------          ----------
Average number of common shares outstanding.........     45,105,422          41,763,197



The unaudited pro forma consolidated statements of operations are presented as if the acquisitions or transactions took place at the beginning of the periods presented; thus, the stock issuances referred to above are considered outstanding as of the beginning of the periods presented for purposes of per share calculations.



     5. Certain reclassifications have been made to the Edify and FICS historical information to conform with the S1 presentation.



     6. The unaudited pro forma consolidated statements of operations reflect only results from continuing operations and thus do not include the operations of Edify's Employee Relationship Management Group which Edify sold to Workscape, Inc. in July 1999, nor do they include the gain on the sale of these assets. The unaudited pro forma consolidated balance sheet reflects the proceeds from the sale and the gain on the sale of Edify's Employee Relationship Management Group.



     7. On May 17, 1999, S1 and Intuit entered into a strategic relationship to deliver online financial software and services to financial institutions through cross-licensing various technologies for multi-year periods. In addition, Intuit agreed to make a $50 million investment in S1 and received an option for 3,629,187 additional shares of S1 stock with an option price of $51.50 per share which will become exercisable if S1 completes the Edify Transaction. The option also provides that if S1 had completed the transaction with FICS contemplated by the May agreements, the number of option shares would have increased by 1,800,000. The May agreements were terminated, and therefore the increase in option shares will not become effective. However, S1 intends to amend its option with Intuit to provide for additional option shares if the FICS Transaction is completed. On May 27, 1999, Intuit completed its $50 million investment in S1 by purchasing 970,813 shares of S1 common stock at a price of $52.50 per share. S1 expects to record purchased technology for the fair value of the option which will be measured on the closing of the Edify Transaction and the FICS Transaction. The amount of the purchased technology is currently estimated at approximately $230 million and will fluctuate as S1's stock price changes. The Intuit options have not been reflected in the pro forma presentation.

               PRO FORMA CONSOLIDATED BALANCE SHEET -- UNAUDITED


                              AS OF JUNE 30, 1999


                                 (IN THOUSANDS)



                                                     HISTORICAL              PRO FORMA        PRO FORMA
                                           ------------------------------   ADJUSTMENTS     CONSOLIDATED
                                              S1        FICS      EDIFY     (FICS/EDIFY)   (S1/FICS/EDIFY)
                                           --------   --------   --------   ------------   ---------------
                                                  ASSETS
CURRENT ASSETS:
  Cash, cash equivalents, and short-term
    investments..........................  $ 70,862   $  1,478   $ 46,826     $(19,750)(1)    $  99,416
  Investment securities
    available-for-sale...................     9,071         --         --                         9,071
  Accounts receivable, net...............    17,028     19,320     20,167                        56,515
  Prepaid expenses and other current
    assets...............................     4,091      3,821      2,904                        10,816
                                           --------   --------   --------     --------        ---------
    Total current assets.................   101,052     24,619     69,897      (19,750)         175,818
  Premises and equipment, net............     7,093      4,553      6,859                        18,505
  Intangible assets, net.................     2,546      2,800         --      723,398(1)       728,744
  Notes receivables......................     7,500         --         --       (6,000)(2)        1,500
  Other assets...........................     1,564         --      1,301                         2,865
                                           --------   --------   --------     --------        ---------
    Total assets.........................  $119,755   $ 31,972   $ 78,057     $697,648        $ 927,432
                                           ========   ========   ========     ========        =========

                                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable.......................  $  3,127   $  8,035   $  3,689                     $  14,851
  Accrued expenses.......................     7,324      6,099     10,664                        24,087
  Deferred revenues......................    14,423      3,462      4,587                        22,472
  Borrowings under line of credit........        --     11,415         --                        11,415
  Current portion of capital lease
    obligation...........................       466        217         92                           775
  Other current liabilities..............        --        246         --                           246
                                           --------   --------   --------                     ---------
    Total current liabilities............    25,340     29,474     19,032                        73,846
  Deferred revenues......................     9,609         --         --                         9,609
  Deferred rent..........................        --         --         68                            68
  Capital lease obligation, excluding
    current portion......................        54        844          1                           899
  Convertible note payable...............        --      6,000         --     $ (6,000)(2)           --
                                           --------   --------   --------     --------        ---------
    Total liabilities....................    35,003     36,318     19,101       (6,000)          84,422
                                           --------   --------   --------     --------        ---------

STOCKHOLDERS' EQUITY:
  Preferred stock........................    23,136     18,971         --      (18,971)(1)       23,136
  Common stock...........................       276        616         18         (476)(1)          434
  Additional paid-in-capital.............   156,582      2,932     70,335      736,833(1)       966,682
  Receivable from the sale of stock......   (11,279)        --         --           --          (11,279)
  Accumulated deficit....................   (88,260)   (26,420)   (11,397)     (14,183)(1)     (140,260)
  Accumulated other comprehensive
    income...............................     4,297       (445)        --          445(1)         4,297
                                           --------   --------   --------     --------        ---------
    Total stockholders' equity...........    84,752     (4,346)    58,956      703,648          843,010
                                           --------   --------   --------     --------        ---------
    Total liabilities and stockholders'
      equity.............................  $119,755   $ 31,972   $ 78,057     $697,648        $ 927,432
                                           ========   ========   ========     ========        =========

          PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS -- UNAUDITED


                         SIX MONTHS ENDED JUNE 30, 1999


                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                      HISTORICAL             PRO FORMA        PRO FORMA
                                             ----------------------------   ADJUSTMENTS     CONSOLIDATED
                                               S1       FICS      EDIFY     (FICS/EDIFY)   (S1/FICS/EDIFY)
                                             -------   -------   --------   ------------   ---------------
Revenues:
  Software licenses........................  $ 4,638   $ 7,209   $ 16,173                     $  28,020
  Professional services....................   19,446    20,854     12,654                        52,954
  Data center..............................    3,591        --         --                         3,591
                                             -------   -------   --------                     ---------
    Total revenues.........................   27,675    28,063     28,827                        84,565
                                             -------   -------   --------                     ---------
Direct costs:
  Software licenses........................      232        51      1,756                         2,039
  Professional services....................   12,118    17,697     12,476                        42,291
  Data center..............................    3,716        --         --                         3,716
                                             -------   -------   --------                     ---------
    Total direct costs.....................   16,066    17,748     14,232                        48,046
                                             -------   -------   --------                     ---------
    Gross margin...........................   11,609    10,315     14,595                        36,519
                                             -------   -------   --------                     ---------
Operating expenses:
  Selling and marketing....................    2,253     5,522     15,938                        23,713
  Product development......................    8,889     8,378      5,593                        22,860
  General and administrative...............    3,724     3,129      2,695                         9,548
  Depreciation and amortization............    2,461       985      2,644                         6,090
  Amortization of intangible assets and
    acquisition charges....................      456     2,254        690    $ 119,232(3)       122,632
                                             -------   -------   --------    ---------        ---------
    Total operating expenses...............   17,783    20,268     27,560      119,232          184,843
                                             -------   -------   --------    ---------        ---------
    Operating loss.........................   (6,174)   (9,953)   (12,965)    (119,232)        (148,324)
Interest income, net.......................      754        17        666           --            1,437
                                             -------   -------   --------    ---------        ---------
  Loss before income taxes.................   (5,420)   (9,936)   (12,299)    (119,232)        (146,887)
Provision for income taxes.................       --        (1)       (96)          --              (97)
                                             -------   -------   --------    ---------        ---------
    Loss from continuing operations........  $(5,420)  $(9,937)  $(12,395)   $(119,232)       $(146,984)
                                             =======   =======   ========    =========        =========
Basic and diluted loss per common share
  from continuing operations...............                                                   $   (3.56)
                                                                                              =========
Weighted average common shares
  outstanding..............................                                                      41,248
                                                                                              =========

          PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS -- UNAUDITED


                     TWELVE MONTHS ENDED DECEMBER 31, 1998


                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                     HISTORICAL              PRO FORMA        PRO FORMA
                                           ------------------------------   ADJUSTMENTS     CONSOLIDATED
                                              S1        FICS      EDIFY     (FICS/EDIFY)   (S1/FICS/EDIFY)
                                           --------   --------   --------   ------------   ---------------
Revenues:
  Software licenses......................  $  4,781   $ 12,837   $ 28,685                     $  46,303
  Professional services..................    16,218     45,218     20,171                        81,607
  Data center fees.......................     3,181         --         --                         3,181
                                           --------   --------   --------                     ---------
    Total revenues.......................    24,180     58,055     48,856                       131,091
                                           --------   --------   --------                     ---------
Direct costs:
  Software licenses......................       503        464      1,240                         2,207
  Professional services..................    10,527     36,833     17,225                        64,585
  Data center............................     7,218         --         --                         7,218
                                           --------   --------   --------                     ---------
    Total direct costs...................    18,248     37,297     18,465                        74,010
                                           --------   --------   --------                     ---------
    Gross margin.........................     5,932     20,758     30,391                        57,081
                                           --------   --------   --------                     ---------
Operating expenses:
  Selling and marketing..................     4,723      6,194     27,529                        38,446
  Product development....................    14,625     14,247     10,902                        39,774
  General and administrative.............     5,994     10,423      3,921                        20,338
  Intellectual property settlement.......        --         --      5,000                         5,000
  Depreciation and amortization..........     5,347      1,343      4,489                        11,179
  Amortization of intangible assets and
    acquisition charges..................     4,384        363         --    $ 238,464(3)       243,211
                                           --------   --------   --------    ---------        ---------
    Total operating expenses.............    35,073     32,570     51,841      238,464          357,948
                                           --------   --------   --------    ---------        ---------
    Operating loss.......................   (29,141)   (11,812)   (21,450)    (238,464)        (300,867)
Interest income, net.....................       583        127      1,805           --            2,515
                                           --------   --------   --------    ---------        ---------
    Loss before income taxes.............   (28,558)   (11,685)   (19,645)    (238,464)        (298,352)
Provision for income taxes...............        --        (72)      (125)          --             (197)
                                           --------   --------   --------    ---------        ---------
    Loss from continuing operations......  $(28,558)  $(11,757)  $(19,770)   $(238,464)       $(298,549)
                                           ========   ========   ========    =========        =========
Basic and diluted loss per common share
  from continuing operations.............                                                     $   (7.88)
                                                                                              =========
Weighted average common shares
  outstanding............................                                                        37,906
                                                                                              =========

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


                                  (UNAUDITED)


                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



     THE FOLLOWING ADJUSTMENTS ARE REFLECTED IN THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS AND UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS UNDER THE COLUMN HEADED "PRO FORMA ADJUSTMENTS (FICS/EDIFY)":



     1. The pro forma acquisition costs of FICS and Edify are allocated as follows:



                                                     FICS         EDIFY        TOTAL
                                                  -----------   ----------   ----------
Shares of S1 stock to be issued.................   10,000,000    5,869,007   15,869,007
Estimated market price of S1 common stock(A)....  $     37.89   $    52.54
                                                  -----------   ----------   ----------
Estimated market price of S1 common stock
  issued........................................  $   378,900   $  308,358   $  687,258
Fair value of options issued....................       43,000       80,000      123,000
Estimated transaction costs.....................        3,850        3,700        7,550
                                                  -----------   ----------   ----------
          Total purchase price..................      425,750      392,058      817,808
Less:
  Book value of net assets acquired.............       (4,346)      58,956       54,610
  Adjustment to book value for transaction costs
     paid by Edify and FICS.....................       (5,400)      (6,800)     (12,200)
                                                  -----------   ----------   ----------
  Adjusted book value of net assets acquired....       (9,746)      52,156       42,410
                                                  -----------   ----------   ----------
  Excess purchase price over net book value of
     assets acquired............................  $   435,496   $  339,902   $  775,398
Allocated to:
  In process research & development (B).........  $    32,000   $   20,000   $   52,000
  Developed technology..........................  $    22,000   $   13,000   $   35,000
  Assembled work force..........................       10,000       10,000       20,000
  Customer list.................................       16,000       11,000       27,000
  Fair value of options issued..................       43,000       80,000      123,000
  Residual excess purchase cost (goodwill)......      312,496      205,902      518,398
                                                  -----------   ----------   ----------
          Total intangible assets...............  $   403,496   $  319,902   $  723,398
                                                  -----------   ----------   ----------


------------------


     (A) The estimated market value of S1 common stock was based on the average market price of the stock three days before and after the acquisition was agreed to and announced.



     (B) The amount allocated to in process research and development of $52,000 has been reflected as a charge to the accumulated deficit in the pro forma consolidated balance sheet and has been omitted from the pro forma consolidated statements of operations.



     2. The pro forma adjustment reflects the elimination of amounts advanced under a loan agreement between S1 and FICS.

     3. The pro forma adjustments reflect the effects of the increase in the amortization expense due to the increase in intangible assets resulting from the Edify and FICS Transactions. The intangible assets consist of the following assets and amortization periods:



                                              ESTIMATED
                                               USEFUL       MONTHLY
        INTANGIBLE ASSETS           AMOUNT      LIFE      AMORTIZATION   6 MONTHS   12 MONTHS
        -----------------          --------   ---------   ------------   --------   ---------
Developed technology.............  $ 35,000       3         $   972      $  5,832   $ 11,664
Assembled work force.............    20,000       5             333         1,998      3,996
Customer list....................    27,000       3             750         4,500      9,000
Fair value of options issued.....   123,000       3           3,417        20,502     41,004
Residual excess purchase cost
  (goodwill).....................   518,398       3          14,400        86,400    172,800
                                   --------                 -------      --------   --------
          TOTAL ALLOCATION.......  $723,398                 $19,872      $119,232   $238,464
                                   --------                 -------      --------   --------



     4. The weighted average number of shares outstanding used in the computation of pro forma net loss per share consists of the following:



                                                      SIX MONTHS ENDED   TWELVE MONTHS ENDED
                                                       JUNE 30, 1999      DECEMBER 31, 1998
                                                      ----------------   -------------------
Weighted average number of shares of S1 common stock
  outstanding.......................................     25,378,877          22,036,652
Adjustment for S1 common stock issued in connection
  with the Edify Transaction........................      5,869,007           5,869,007
Adjustment for S1 common stock issued in connection
  with the FICS Transaction.........................     10,000,000          10,000,000
                                                         ----------          ----------
Average number of common shares outstanding.........     41,247,884          37,905,659



The unaudited pro forma consolidated statements of operations are presented as if the acquisitions or transactions took place at the beginning of the periods presented; thus, the stock issuances referred to above are considered outstanding as of the beginning of the periods presented for purposes of per share calculations.



     5. Certain reclassifications have been made to the Edify and FICS historical information to conform with the S1 presentation.



     6. The unaudited pro forma consolidated statements of operations reflect only results from continuing operations and thus do not include the operations of Edify's Employee Relationship Management Group which Edify sold to Workscape, Inc. in July 1999, nor do they include the gain on the sale of these assets. The unaudited pro forma consolidated balance sheet reflects the proceeds from the sale and the gain on the sale of Edify's Employee Relationship Management Group.



     7. On May 17, 1999, S1 and Intuit entered into a strategic relationship to deliver online financial software and services to financial institutions through cross-licensing various technologies for multi-year periods. In addition, Intuit agreed to make a $50 million investment in S1 and received an option for 3,629,187 additional shares of S1 stock with an option price of $51.50 per share which will become exercisable if S1 completes the Edify Transaction. The option also provides that if S1 had completed the transaction with FICS contemplated by the May agreements, the number of option shares would have increased by 1,800,000. The May agreements were terminated, and therefore the increase in option shares will not become effective. However, S1 intends to amend its option with Intuit to provide for additional option shares if the FICS Transaction is completed. On May 27, 1999, Intuit completed its $50 million investment in S1 by purchasing 970,813 shares of S1 common stock at a price of $52.50 per share. S1 expects to record purchased technology for the fair value of the option which will be measured on the closing of the Edify Transaction and the FICS Transaction. The amount of the purchased technology is currently estimated at approximately $230 million and will fluctuate as S1's stock price changes. The Intuit options have not been reflected in the pro forma presentation.

               PRO FORMA CONSOLIDATED BALANCE SHEET -- UNAUDITED


                              AS OF JUNE 30, 1999


                                 (IN THOUSANDS)



                                                                                  PRO FORMA         PRO FORMA
                                                        HISTORICAL               ADJUSTMENTS       CONSOLIDATED
                                             ---------------------------------      (FICS/          (S1/FICS/
                                                S1        FICS     VERTICALONE   VERTICALONE)      VERTICALONE)
                                             --------   --------   -----------   ------------      ------------
                                                    ASSETS
CURRENT ASSETS:
  Cash, cash equivalents, and short-term
    investments............................  $ 70,862   $  1,478     $12,926       $(12,950)(1)      $ 72,316
  Investment securities
    available-for-sale.....................     9,071         --          --                            9,071
  Accounts receivable, net.................    17,028     19,320          --                           36,348
  Prepaid expenses and other current
    assets.................................     4,091      3,821         462                            8,374
                                             --------   --------     -------       --------          --------
    Total current assets...................   101,052     24,619      13,388        (12,950)          126,109
  Premises and equipment, net..............     7,093      4,553       2,184                           13,830
  Intangible assets, net...................     2,546      2,800          --        550,363 (1)       555,709
  Notes receivable.........................     7,500         --          --         (6,000)(2)         1,500
  Other assets.............................     1,564         --         117                            1,681
                                             --------   --------     -------       --------          --------
    Total assets...........................  $119,755   $ 31,972     $15,689       $531,413          $698,829
                                             ========   ========     =======       ========          ========

                                     LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable.........................  $  3,127   $  8,035     $ 1,052                         $ 12,214
  Accrued expenses.........................     7,324      6,099          28                           13,451
  Deferred revenues........................    14,423      3,462          --                           17,885
  Borrowings under line of credit..........        --     11,415          --                           11,415
  Current portion of capital lease
    obligation.............................       466        217          --                              683
  Other current liabilities................        --        246          --                              246
                                             --------   --------     -------                         --------
    Total current liabilities..............    25,340     29,474       1,080                           55,894
  Deferred revenues........................     9,609         --          --                            9,609
  Capital lease obligation, excluding
    current portion........................        54        844          --                              898
  Convertible note payable.................        --      6,000          --       $ (6,000)(2)            --
  Borrowings under line of credit..........        --         --         534                              534
                                             --------   --------     -------       --------          --------
    Total liabilities......................    35,003     36,318       1,614         (6,000)           66,935
                                             --------   --------     -------       --------          --------
  Series B Preferred Stock (Redeemable)....        --         --      12,606        (12,606)(1)             0

STOCKHOLDERS' EQUITY:
  Preferred stock..........................    23,136     18,971          39       $(19,010)(1)        23,136
  Common stock.............................       276        616           8           (485)(1)           415
  Additional paid-in-capital...............   156,582      2,932       3,849        579,522 (1)       742,885
  Receivable from the sale of stock........   (11,279)        --          --             --           (11,279)
  Accumulated deficit......................   (88,260)   (26,420)     (2,427)       (10,453)(1)      (127,560)
  Accumulated other comprehensive income...     4,297       (445)         --            445 (1)         4,297
                                             --------   --------     -------       --------          --------
    Total stockholders' equity.............    84,752     (4,346)      1,469        550,019           631,894
                                             --------   --------     -------       --------          --------
    Total liabilities and stockholders'
      equity...............................  $119,755   $ 31,972     $15,689       $531,413          $698,829
                                             ========   ========     =======       ========          ========

          PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS -- UNAUDITED


                         SIX MONTHS ENDED JUNE 30, 1999


                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                  PRO FORMA         PRO FORMA
                                                         HISTORICAL              ADJUSTMENTS       CONSOLIDATED
                                               -------------------------------      (FICS/          (S1/FICS/
                                                 S1       FICS     VERTICALONE   VERTICALONE)      VERTICALONE)
                                               -------   -------   -----------   ------------      ------------
Revenues:
  Software licenses..........................  $ 4,638   $ 7,209     $    --                        $  11,847
  Professional services......................   19,446    20,854          --                           40,300
  Data center................................    3,591        --          --                            3,591
                                               -------   -------     -------                        ---------
    Total revenues...........................   27,675    28,063          --                           55,738
                                               -------   -------     -------                        ---------
Direct costs:
  Software licenses..........................      232        51          --                              283
  Professional services......................   12,118    17,697          --                           29,815
  Data center................................    3,716        --          --                            3,716
                                               -------   -------     -------                        ---------
    Total direct costs.......................   16,066    17,748          --                           33,814
                                               -------   -------     -------                        ---------
    Gross margin.............................   11,609    10,315          --                           21,924
                                               -------   -------     -------                        ---------
Operating expenses:
  Selling and marketing......................    2,253     5,522         423                            8,198
  Product development........................    8,889     8,378       1,123                           18,390
  General and administrative.................    3,724     3,129         578                            7,431
  Depreciation and amortization..............    2,461       985          58                            3,504
  Amortization of intangible assets and
    acquisition charges......................      456     2,254          --       $ 91,026(3)         93,736
                                               -------   -------     -------       --------         ---------
    Total operating expenses.................   17,783    20,268       2,182         91,026           131,259
                                               -------   -------     -------       --------         ---------
    Operating loss...........................   (6,174)   (9,953)     (2,182)       (91,026)         (109,335)
Interest income, net.........................      754        17          99             --               870
                                               -------   -------     -------       --------         ---------
    Loss before income taxes.................   (5,420)   (9,936)     (2,083)       (91,026)         (108,465)
Provision for income taxes...................       --        (1)         --             --                (1)
                                               -------   -------     -------       --------         ---------
    Loss from continuing operations..........  $(5,420)  $(9,937)    $(2,083)      $(91,026)        $(108,466)
                                               =======   =======     =======       ========         =========
Basic and diluted loss per common share from
  continuing operations......................                                                       $   (2.76)
                                                                                                    =========
Weighted average common shares outstanding...                                                          39,236
                                                                                                    =========

          PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS -- UNAUDITED


                     TWELVE MONTHS ENDED DECEMBER 31, 1998


                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                  PRO FORMA         PRO FORMA
                                                        HISTORICAL               ADJUSTMENTS       CONSOLIDATED
                                             ---------------------------------      (FICS/          (S1/FICS/
                                                S1        FICS     VERTICALONE   VERTICALONE)      VERTICALONE)
                                             --------   --------   -----------   ------------      ------------
Revenues:
  Software licenses........................  $  4,781   $ 12,837      $  --                         $  17,618
  Professional services....................    16,218     45,218         --                            61,436
  Data center..............................     3,181         --         --                             3,181
                                             --------   --------      -----                         ---------
    Total revenues.........................    24,180     58,055         --                            82,235
                                             --------   --------      -----                         ---------
Direct costs:
  Software licenses........................       503        464         --                               967
  Professional services....................    10,527     36,833         --                            47,360
  Data center..............................     7,218         --         --                             7,218
                                             --------   --------      -----                         ---------
    Total direct costs.....................    18,248     37,297         --                            55,545
                                             --------   --------      -----                         ---------
    Gross margin...........................     5,932     20,758         --                            26,690
                                             --------   --------      -----                         ---------
Operating expenses:
  Selling and marketing....................     4,723      6,194         37                            10,954
  Product development......................    14,625     14,247         86                            28,958
  General and administrative...............     5,994     10,423         44                            16,461
  Depreciation and amortization............     5,347      1,343         --                             6,690
  Amortization of intangible assets and
    acquisition charges....................     4,384        363         --       $ 182,052(3)        186,799
                                             --------   --------      -----       ---------         ---------
    Total operating expenses...............    35,073     32,570        167         182,052           249,862
                                             --------   --------      -----       ---------         ---------
    Operating loss.........................   (29,141)   (11,812)      (167)       (182,052)         (223,172)
Interest income, net.......................       583        127         --              --               710
                                             --------   --------      -----       ---------         ---------
    Loss before income taxes...............   (28,558)   (11,685)      (167)       (182,052)         (222,462)
Provision for income taxes.................        --        (72)        --              --               (72)
                                             --------   --------      -----       ---------         ---------
    Loss from continuing operations........  $(28,558)  $(11,757)     $(167)      $(182,052)        $(222,534)
                                             ========   ========      =====       =========         =========
Basic and diluted loss per common share
  from continuing operations...............                                                         $   (6.20)
                                                                                                    =========
Weighted average common shares
  outstanding..............................                                                            35,894
                                                                                                    =========

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


                                  (UNAUDITED)


                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



     THE FOLLOWING ADJUSTMENTS ARE REFLECTED IN THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS AND UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATION UNDER THE COLUMN HEADED "PRO FORMA ADJUSTMENTS (FICS/VERTICALONE)":



     1. The pro forma acquisition costs of FICS and Vertical One are allocated as follows:



                                                       FICS      VERTICALONE     TOTAL
                                                    ----------   -----------   ----------
Shares of S1 stock to be issued...................  10,000,000    3,857,538    13,857,538
Estimated market price of S1 common stock(A)......  $    37.89    $   37.47
                                                    ----------    ---------    ----------
Estimated market price of S1 common stock
  issued..........................................  $  378,900    $ 144,542    $  523,442
Fair value of options issued......................      43,000       20,000        63,000
Estimated transaction costs.......................       3,850        2,500         6,350
Purchase of preferred stock.......................          --       15,000        15,000
                                                    ----------    ---------    ----------
          Total purchase price....................     425,750      182,042       607,792
Less:
  Book value of net assets acquired...............      (4,346)      14,075         9,729
  Adjustment to book value of net assets acquired
     for purchase of preferred stock..............          --       15,000        15,000
  Adjustment to book value for transaction costs
     paid by FICS and VerticalOne.................      (5,400)      (1,200)       (6,600)
                                                    ----------    ---------    ----------
  Adjusted book value of net assets acquired......      (9,746)      27,875        18,129
                                                    ----------    ---------    ----------
  Excess purchase price over net book value of
     assets acquired..............................  $  435,496    $ 154,167    $  589,663
Allocated to:
  In process research & development (B)...........  $   32,000    $   7,300    $   39,300
  Developed technology............................  $   22,000    $  22,000    $   44,000
  Assembled work force............................      10,000          500        10,500
  Customer list...................................      16,000           --        16,000
  Fair value of options issued....................      43,000       20,000        63,000
  Residual excess purchase cost (goodwill)........     312,496      104,367       416,863
                                                    ----------    ---------    ----------
          Total intangible assets.................  $  403,496    $ 146,867    $  550,363
                                                    ----------    ---------    ----------


------------------


     (A) The estimated market value of S1 common stock for the transactions was based on the average market price of the stock three days before and after the acquisition was agreed to and announced.



     (B) The amount allocated to in process research and development of $39,300 has been reflected as a charge to the accumulated deficit in the pro forma consolidated balance sheet and has been omitted from the pro forma consolidated statements of operations.



     2. The pro forma adjustment reflects the elimination of amounts advanced under a loan agreement between S1 and FICS.

     3. The pro forma adjustments reflect the effects of the increase in the amortization expense due to the increase in intangible assets resulting from the FICS and VerticalOne Transactions. The intangible assets consist of the following assets and amortization periods:



                                               ESTIMATED
                                                USEFUL       MONTHLY
        INTANGIBLE ASSETS            AMOUNT      LIFE      AMORTIZATION   6 MONTHS   12 MONTHS
        -----------------           --------   ---------   ------------   --------   ---------
Developed technology..............  $ 44,000       3         $ 1,222      $ 7,332    $ 14,664
Assembled work force..............    10,500       5             175        1,050       2,100
Customer list.....................    16,000       3             444        2,664       5,328
Fair value of options issued......    63,000       3           1,750       10,500      21,000
Residual excess purchase cost
  (goodwill)......................   416,863       3          11,580       69,480     138,960
                                    --------                 -------      -------    --------
          TOTAL ALLOCATION........  $550,363                 $15,171      $91,026    $182,052
                                    --------                 -------      -------    --------



     4. The weighted average number of shares outstanding used in the computation of pro forma net loss per share consists of the following:



                                                      SIX MONTHS ENDED   TWELVE MONTHS ENDED
                                                       JUNE 30, 1999      DECEMBER 31, 1998
                                                      ----------------   -------------------
Weighted average number of shares of S1 common stock
  outstanding.......................................     25,378,877          22,036,652
Adjustment for S1 common stock issued in connection
  with the FICS Transactions........................     10,000,000          10,000,000
Adjustment for S1 common stock issued in connection
  with the VerticalOne Transactions.................      3,857,538           3,857,538
                                                         ----------          ----------
Average number of common shares outstanding.........     39,236,415          35,894,190



The unaudited pro forma consolidated statements of operations are presented as if the acquisitions or transactions took place at the beginning of the periods presented; thus, the stock issuances referred to above are considered outstanding as of the beginning of the periods presented for purposes of per share calculations.



     5. Certain reclassifications have been made to the FICS historical information to conform with the S1 presentation.



     6. On May 17, 1999, S1 and Intuit entered into a strategic relationship to deliver online financial software and services to financial institutions through cross-licensing various technologies for multi-year periods. In addition, Intuit agreed to make a $50 million investment in S1 and received an option for 3,629,187 additional shares of S1 stock with an option price of $51.50 per share which will become exercisable if S1 completes the Edify Transaction. The option also provides that if S1 had completed the transaction with FICS contemplated by the May agreements, the number of option shares would have increased by 1,800,000. The May agreements were terminated, and therefore the increase in option shares will not become effective. However, S1 intends to amend its option with Intuit to provide for additional option shares if the FICS Transaction is completed. On May 27, 1999, Intuit completed its $50 million investment in S1 by purchasing 970,813 shares of S1 common stock at a price of $52.50 per share. S1 expects to record purchased technology for the fair value of the option which will be measured on the closing of the Edify Transaction and the FICS Transaction. The amount of the purchased technology is currently estimated at approximately $230 million and will fluctuate as S1's stock price changes. The Intuit options have not been reflected in the pro forma presentation.

               PRO FORMA CONSOLIDATED BALANCE SHEET -- UNAUDITED


                              AS OF JUNE 30, 1999


                                 (IN THOUSANDS)



                                                                                    PRO FORMA      PRO FORMA
                                                          HISTORICAL               ADJUSTMENTS    CONSOLIDATED
                                               ---------------------------------     (EDIFY/       (S1/EDIFY
                                                  S1       EDIFY     VERTICALONE   VERTICALONE)   VERTICALONE)
                                               --------   --------   -----------   ------------   ------------
                                                    ASSETS
CURRENT ASSETS:
  Cash, cash equivalents, and short-term
    investments..............................  $ 70,862    $46,826     $12,926       $(14,200)(1)  $ 116,414
  Investment securities available-for-sale...     9,071         --          --                         9,071
  Accounts receivable, net...................    17,028     20,167          --                        37,195
  Prepaid expenses and other current
    assets...................................     4,091      2,904         462                         7,457
                                               --------   --------     -------       --------      ---------
    Total current assets.....................   101,052     69,897      13,388        (14,200)       170,137
  Premises and equipment, net................     7,093      6,859       2,184                        16,136
  Intangible assets, net.....................     2,546         --          --        466,769 (1)    469,315
  Notes receivable...........................     7,500         --          --                         7,500
  Other assets...............................     1,564      1,301         117                         2,982
                                               --------   --------     -------       --------      ---------
    Total assets.............................  $119,755   $ 78,057     $15,689       $452,569      $ 666,070
                                               ========   ========     =======       ========      =========

                                     LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable...........................  $  3,127   $  3,689     $ 1,052                     $   7,868
  Accrued expenses...........................     7,324     10,664          28                        18,016
  Deferred revenues..........................    14,423      4,587          --                        19,010
  Borrowings under line of credit............        --         --          --                            --
  Current portion of capital lease
    obligation...............................       466         92          --                           558
  Other current liabilities..................        --         --          --                            --
                                               --------   --------     -------                     ---------
    Total current liabilities................    25,340     19,032       1,080                        45,452
  Deferred revenues..........................     9,609         --          --                         9,609
  Deferred rent..............................        --         68          --                            68
  Capital lease obligation, excluding current
    portion..................................        54          1          --                            55
  Borrowings under line of credit............        --         --         534                           534
                                               --------   --------     -------                     ---------
    Total liabilities........................    35,003     19,101       1,614                        55,718
                                               --------   --------     -------                     ---------
  Series B Preferred Stock (Redeemable)......        --         --      12,606       $(12,606)(1)         --

STOCKHOLDERS' EQUITY:
  Preferred stock............................    23,136         --          39       $    (39)(1)     23,136
  Common stock...............................       276         18           8             71 (1)        373
  Additional paid-in-capital.................   156,582     70,335       3,849        478,619 (1)    709,385
  Receivable from the sale of stock..........   (11,279)        --          --             --        (11,279)
  Accumulated deficit........................   (88,260)   (11,397)     (2,427)       (13,476)(1)   (115,560)
  Accumulated other comprehensive income.....     4,297         --          --             --          4,297
                                               --------   --------     -------       --------      ---------
    Total stockholders' equity...............    84,752     58,956       1,469        465,175        610,352
                                               --------   --------     -------       --------      ---------
    Total liabilities and stockholders'
      equity.................................  $119,755   $ 78,057     $15,689       $452,569      $ 666,070
                                               ========   ========     =======       ========      =========

          PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS -- UNAUDITED


                         SIX MONTHS ENDED JUNE 30, 1999


                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                    PRO FORMA      PRO FORMA
                                                           HISTORICAL              ADJUSTMENTS    CONSOLIDATED
                                                --------------------------------     (EDIFY/       (S1/EDIFY
                                                  S1       EDIFY     VERTICALONE   VERTICALONE)   VERTICALONE)
                                                -------   --------   -----------   ------------   ------------
Revenues:
  Software licenses...........................  $ 4,638   $ 16,173     $    --                      $ 20,811
  Professional services.......................   19,446     12,654          --                        32,100
  Data center.................................    3,591         --          --                         3,591
                                                -------   --------     -------                      --------
    Total revenues............................   27,675     28,827          --                        56,502
                                                -------   --------     -------                      --------
Direct costs:
  Software licenses...........................      232      1,756          --                         1,988
  Professional services.......................   12,118     12,476          --                        24,594
  Data center.................................    3,716         --          --                         3,716
                                                -------   --------     -------                      --------
    Total direct costs........................   16,066     14,232          --                        30,298
                                                -------   --------     -------                      --------
    Gross margin..............................   11,609     14,595          --                        26,204
                                                -------   --------     -------                      --------
Operating expenses:
  Selling and marketing.......................    2,253     15,938         423                        18,614
  Product development.........................    8,889      5,593       1,123                        15,605
  General and administrative..................    3,724      2,695         578                         6,997
  Depreciation and amortization...............    2,461      2,644          58                         5,163
  Amortization of intangible assets and
    acquisition charges.......................      456        690          --       $ 77,100(2)      78,246
                                                -------   --------     -------       --------       --------
    Total operating expenses..................   17,783     27,560       2,182         77,100        124,625
                                                -------   --------     -------       --------       --------
    Operating loss............................   (6,174)   (12,965)     (2,182)       (77,100)       (98,421)
Interest income, net..........................      754        666          99             --          1,519
                                                -------   --------     -------       --------       --------
    Loss before income taxes..................   (5,420)   (12,299)     (2,083)       (77,100)       (96,902)
Provision for income taxes....................       --        (96)         --             --            (96)
                                                -------   --------     -------       --------       --------
    Loss from continuing operations...........  $(5,420)  $(12,395)    $(2,083)      $(77,100)      $(96,998)
                                                =======   ========     =======       ========       ========
Basic and diluted loss per common share from
  continuing operations.......................                                                      $  (2.76)
                                                                                                    ========
Weighted average common shares outstanding....                                                        35,105
                                                                                                    ========

          PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS -- UNAUDITED


                     TWELVE MONTHS ENDED DECEMBER 31, 1998


                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                  PRO FORMA         PRO FORMA
                                                        HISTORICAL               ADJUSTMENTS       CONSOLIDATED
                                             ---------------------------------     (EDIFY/          (S1/EDIFY
                                                S1       EDIFY     VERTICALONE   VERTICALONE)      VERTICALONE)
                                             --------   --------   -----------   ------------      ------------
Revenues:
  Software licenses........................  $  4,781   $ 28,685      $  --                         $  33,466
  Professional services....................    16,218     20,171         --                            36,389
  Data center..............................     3,181         --         --                             3,181
                                             --------   --------      -----                         ---------
    Total revenues.........................    24,180     48,856         --                            73,036
                                             --------   --------      -----                         ---------
Direct costs:
  Software licenses........................       503      1,240         --                             1,743
  Professional services....................    10,527     17,225         --                            27,752
  Data center..............................     7,218         --         --                             7,218
                                             --------   --------      -----                         ---------
    Total direct costs.....................    18,248     18,465         --                            36,713
                                             --------   --------      -----                         ---------
    Gross margin...........................     5,932     30,391         --                            36,323
                                             --------   --------      -----                         ---------
Operating expenses:
  Selling and marketing....................     4,723     27,529         37                            32,289
  Product development......................    14,625     10,902         86                            25,613
  General and administrative...............     5,994      3,921         44                             9,959
  Intellectual property settlement.........        --      5,000         --                             5,000
  Depreciation and amortization............     5,347      4,489         --                             9,836
  Amortization of intangible assets and
    acquisition charges....................     4,384         --         --       $ 154,200(2)        158,584
                                             --------   --------      -----       ---------         ---------
    Total operating expenses...............    35,073     51,841        167         154,200           241,281
                                             --------   --------      -----       ---------         ---------
    Operating loss.........................   (29,141)   (21,450)      (167)       (154,200)         (204,958)
Interest income, net.......................       583      1,805         --              --             2,388
                                             --------   --------      -----       ---------         ---------
    Loss before income taxes...............   (28,558)   (19,645)      (167)       (154,200)         (202,570)
Provision for income taxes.................        --       (125)        --              --              (125)
                                             --------   --------      -----       ---------         ---------
    Loss from continuing operations........  $(28,558)  $(19,770)     $(167)      $(154,200)        $(202,695)
                                             ========   ========      =====       =========         =========
Basic and diluted loss per common share
  from continuing operations...............                                                         $   (6.38)
                                                                                                    =========
Weighted average common shares
  outstanding..............................                                                            31,763
                                                                                                    =========

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


                                  (UNAUDITED)


                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



     THE FOLLOWING ADJUSTMENTS ARE REFLECTED IN THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS AND UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATION UNDER THE COLUMN HEADED "PRO FORMA ADJUSTMENTS (EDIFY/VERTICALONE)":



     1. The pro forma acquisition costs of Edify and Vertical One are allocated as follows:



                                                       EDIFY      VERTICALONE     TOTAL
                                                     ----------   -----------   ---------
Shares of S1 stock to be issued....................   5,869,007    3,857,538    9,726,545
Estimated market price of S1 common stock(A).......  $    52.54    $   37.47
                                                     ----------    ---------    ---------
Estimated market price of S1 common stock issued...  $  308,358    $ 144,542    $ 452,900
Fair value of options issued.......................      80,000       20,000      100,000
Estimated transaction costs........................       3,700        2,500        6,200
Purchase of preferred stock........................          --       15,000       15,000
                                                     ----------    ---------    ---------
          Total purchase price.....................     392,058      182,042      574,100
Less:
  Book value of net assets acquired................      58,956       14,075       73,031
  Adjustment to book value of net assets acquired
     for purchase of preferred stock...............          --       15,000       15,000
  Adjustment to book value for transaction costs
     paid by Edify and VerticalOne.................      (6,800)      (1,200)      (8,000)
                                                     ----------    ---------    ---------
  Adjusted book value of net assets acquired.......      52,156       27,875       80,031
                                                     ----------    ---------    ---------
  Excess purchase price over net book value of
     assets acquired...............................  $  339,902    $ 154,167    $ 494,069
Allocated to:
  In process research & development (B)............  $   20,000    $   7,300    $  27,300
  Developed technology.............................  $   13,000    $  22,000    $  35,000
  Assembled work force.............................      10,000          500       10,500
  Customer list....................................      11,000           --       11,000
  Fair value of options issued.....................      80,000       20,000      100,000
  Residual excess purchase cost (goodwill).........     205,902      104,367      310,269
                                                     ----------    ---------    ---------
          Total intangible assets..................  $  319,902    $ 146,867    $ 466,769
                                                     ----------    ---------    ---------


------------------


     (A) The estimated market value of S1 common stock for the transactions was based on the average market price of the stock three days before and after the acquisition was agreed to and announced.



     (B) The amount allocated to in process research and development of $27,300 has been reflected as a charge to the accumulated deficit in the pro forma consolidated balance sheet and has been omitted from the pro forma consolidated statements of operations.

     2. The pro forma adjustments reflect the effects of the increase in the amortization expense due to the increase in intangible assets resulting from the Edify and VerticalOne Transactions. The intangible assets consist of the following assets and amortization periods:



                                               ESTIMATED
                                                USEFUL       MONTHLY
        INTANGIBLE ASSETS            AMOUNT      LIFE      AMORTIZATION   6 MONTHS   12 MONTHS
        -----------------           --------   ---------   ------------   --------   ---------
Developed technology..............  $ 35,000       3         $   972      $ 5,832    $ 11,664
Assembled work force..............    10,500       5             175        1,050       2,100
Customer list.....................    11,000       3             306        1,836       3,672
Fair value of options issued......   100,000       3           2,778       16,668      33,336
Residual excess purchase cost
  (goodwill)......................   310,269       3           8,619       51,714     103,428
                                    --------                 -------      -------    --------
          TOTAL ALLOCATION........  $466,769                 $12,850      $77,100    $154,200
                                    --------                 -------      -------    --------



     3. The weighted average number of shares outstanding used in the computation of pro forma net loss per share consists of the following:



                                                      SIX MONTHS ENDED   TWELVE MONTHS ENDED
                                                       JUNE 30, 1999      DECEMBER 31, 1998
                                                      ----------------   -------------------
Weighted average number of shares of S1 common stock
  outstanding.......................................     25,378,877          22,036,652
Adjustment for S1 common stock issued in connection
  with the Edify Transaction........................      5,869,007           5,869,007
Adjustment for S1 common stock issued in connection
  with the VerticalOne Transaction..................      3,857,538           3,857,538
                                                         ----------          ----------
Average number of common shares outstanding.........     35,105,422          31,763,197



The unaudited pro forma consolidated statements of operations are presented as if the acquisitions or transactions took place at the beginning of the periods presented; thus, the stock issuances referred to above are considered outstanding as of the beginning of the periods presented for purposes of per share calculations.



     4. Certain reclassifications have been made to the Edify historical information to conform with the S1 presentation.



     5. The unaudited pro forma consolidated statements of operations reflect only results from continuing operations and thus do not include the operations of Edify's Employee Relationship Management Group which Edify sold to Workscape, Inc. in July 1999, nor do they include the gain on the sale of these assets. The unaudited pro forma consolidated balance sheet reflects the proceeds from the sale and the gain on the sale of Edify's Employee Relationship Management Group.



     6. On May 17, 1999, S1 and Intuit entered into a strategic relationship to deliver online financial software and services to financial institutions through cross-licensing various technologies for multi-year periods. In addition, Intuit agreed to make a $50 million investment in S1 and received an option for 3,629,187 additional shares of S1 stock with an option price of $51.50 per share which will become exercisable if S1 completes the Edify Transaction. The option also provides that if S1 had completed the transaction with FICS contemplated by the May agreements, the number of option shares would have increased by 1,800,000. The May agreements were terminated, and therefore the increase in option shares will not become effective. However, S1 intends to amend its option with Intuit to provide for additional option shares if the FICS Transaction is completed. On May 27, 1999, Intuit completed its $50 million investment in S1 by purchasing 970,813 shares of S1 common stock at a price of $52.50 per share. S1 expects to record purchased technology for the fair value of the option which will be measured on the closing of the Edify Transaction and the FICS Transaction.



     The amount of the purchased technology is currently estimated at approximately $230 million and will fluctuate as S1's stock price changes. The Intuit options have not been reflected in the pro forma presentation.

               PRO FORMA CONSOLIDATED BALANCE SHEET -- UNAUDITED


                              AS OF JUNE 30, 1999


                                 (IN THOUSANDS)



                                                                HISTORICAL         PRO FORMA      PRO FORMA
                                                            -------------------   ADJUSTMENTS    CONSOLIDATED
                                                               S1        FICS       (FICS)        (S1/FICS)
                                                            --------   --------   -----------    ------------
                                                   ASSETS
CURRENT ASSETS:
  Cash, cash equivalents, and short-term investments......  $ 70,862   $  1,478    $ (9,250)(1)   $  63,090
  Investment securities available-for-sale................     9,071         --                       9,071
  Accounts receivable, net................................    17,028     19,320                      36,348
  Prepaid expenses and other current assets...............     4,091      3,821                       7,912
                                                            --------   --------    --------       ---------
    Total current assets..................................   101,052     24,619      (9,250)        116,421
  Premises and equipment, net.............................     7,093      4,553                      11,646
  Intangible assets, net..................................     2,546      2,800     403,496 (1)     408,842
  Notes receivable........................................     7,500         --      (6,000)(2)       1,500
  Other assets............................................     1,564         --                       1,564
                                                            --------   --------    --------       ---------
    Total assets..........................................  $119,755   $ 31,972    $388,246       $ 539,973
                                                            ========   ========    ========       =========

                                    LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable........................................  $  3,127   $  8,035                   $  11,162
  Accrued expenses........................................     7,324      6,099                      13,423
  Deferred revenues.......................................    14,423      3,462                      17,885
  Borrowings under line of credit.........................        --     11,415                      11,415
  Current portion of capital lease obligation.............       466        217                         683
  Other current liabilities...............................        --        246                         246
                                                            --------   --------                   ---------
    Total current liabilities.............................    25,340     29,474                      54,814
  Deferred revenues.......................................     9,609         --                       9,609
  Capital lease obligation, excluding current portion.....        54        844                         898
  Convertible note payable................................        --      6,000    $ (6,000)(2)          --
                                                            --------   --------    --------       ---------
    Total liabilities.....................................    35,003     36,318      (6,000)         65,321
                                                            --------   --------    --------       ---------

STOCKHOLDERS' EQUITY:
  Preferred stock.........................................    23,136     18,971     (18,971)(1)      23,136
  Common stock............................................       276        616        (516)(1)         376
  Additional paid-in-capital..............................   156,582      2,932     418,868 (1)     578,382
  Receivable from the sale of stock.......................   (11,279)        --          --         (11,279)
  Accumulated deficit.....................................   (88,260)   (26,420)     (5,580)(1)    (120,260)
  Accumulated other comprehensive income..................     4,297       (445)        445 (1)       4,297
                                                            --------   --------    --------       ---------
    Total stockholders' equity............................    84,752     (4,346)    394,246         474,652
                                                            --------   --------    --------       ---------
    Total liabilities and stockholders' equity............  $119,755   $ 31,972    $388,246       $ 539,973
                                                            ========   ========    ========       =========

          PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS -- UNAUDITED


                         SIX MONTHS ENDED JUNE 30, 1999


                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                              HISTORICAL        PRO FORMA        PRO FORMA
                                                           -----------------   ADJUSTMENTS      CONSOLIDATED
                                                             S1       FICS       (FICS)          (S1/FICS)
                                                           -------   -------   -----------      ------------
Revenues:
  Software licenses......................................  $ 4,638   $ 7,209                      $ 11,847
  Professional services..................................   19,446    20,854                        40,300
  Data center............................................    3,591        --                         3,591
                                                           -------   -------                      --------
    Total revenues.......................................   27,675    28,063                        55,738
                                                           -------   -------                      --------
Direct costs:
  Software licenses......................................      232        51                           283
  Professional services..................................   12,118    17,697                        29,815
  Data center............................................    3,716        --                         3,716
                                                           -------   -------                      --------
    Total direct costs...................................   16,066    17,748                        33,814
                                                           -------   -------                      --------
    Gross margin.........................................   11,609    10,315                        21,924
                                                           -------   -------                      --------
Operating expenses:
  Selling and marketing..................................    2,253     5,522                         7,775
  Product development....................................    8,889     8,378                        17,267
  General and administrative.............................    3,724     3,129                         6,853
  Depreciation and amortization..........................    2,461       985                         3,446
  Amortization of intangible assets and acquisition
    charges..............................................      456     2,254    $ 66,576(3)         69,286
                                                           -------   -------    --------          --------
    Total operating expenses.............................   17,783    20,268      66,576           104,627
                                                           -------   -------    --------          --------
    Operating loss.......................................   (6,174)   (9,953)    (66,576)          (82,703)
Interest income, net.....................................      754        17          --               771
                                                           -------   -------    --------          --------
    Loss before income taxes.............................   (5,420)   (9,936)    (66,576)          (81,932)
Provision for income taxes...............................       --        (1)         --                (1)
                                                           -------   -------    --------          --------
    Loss from continuing operations......................  $(5,420)  $(9,937)   $(66,576)         $(81,933)
                                                           =======   =======    ========          ========
Basic and diluted loss per common share from continuing
  operations.............................................                                         $  (2.32)
                                                                                                  ========
Weighted average common shares outstanding...............                                           35,379
                                                                                                  ========

          PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS -- UNAUDITED


                     TWELVE MONTHS ENDED DECEMBER 31, 1998


                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                             HISTORICAL         PRO FORMA        PRO FORMA
                                                         -------------------   ADJUSTMENTS      CONSOLIDATED
                                                            S1        FICS       (FICS)          (S1/FICS)
                                                         --------   --------   -----------      ------------
Revenues:
  Software licenses....................................  $  4,781   $ 12,837                     $  17,618
  Professional services................................    16,218     45,218                        61,436
  Data center..........................................     3,181         --                         3,181
                                                         --------   --------                     ---------
    Total revenues.....................................    24,180     58,055                        82,235
                                                         --------   --------                     ---------
Direct costs:
  Software licenses....................................       503        464                           967
  Professional services................................    10,527     36,833                        47,360
  Data center..........................................     7,218         --                         7,218
                                                         --------   --------                     ---------
    Total direct costs.................................    18,248     37,297                        55,545
                                                         --------   --------                     ---------
    Gross margin.......................................     5,932     20,758                        26,690
                                                         --------   --------                     ---------
Operating expenses:
  Selling and marketing................................     4,723      6,194                        10,917
  Product development..................................    14,625     14,247                        28,872
  General and administrative...........................     5,994     10,423                        16,417
  Depreciation and amortization........................     5,347      1,343                         6,690
  Amortization of intangible assets and acquisition
    charges............................................     4,384        363    $ 133,152(3)       137,899
                                                         --------   --------    ---------        ---------
    Total operating expenses...........................    35,073     32,570      133,152          200,795
                                                         --------   --------    ---------        ---------
    Operating loss.....................................   (29,141)   (11,812)    (133,152)        (174,105)
Interest income, net...................................       583        127           --              710
                                                         --------   --------    ---------        ---------
    Loss before income taxes...........................   (28,558)   (11,685)    (133,152)        (173,395)
Provision for income taxes.............................        --        (72)          --              (72)
                                                         --------   --------    ---------        ---------
    Loss from continuing operations....................  $(28,558)  $(11,757)   $(133,152)       $(173,467)
                                                         ========   ========    =========        =========
Basic and diluted loss per common share from continuing
  operations...........................................                                          $   (5.41)
                                                                                                 =========
Weighted average common shares outstanding.............                                             32,037
                                                                                                 =========

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


                                  (UNAUDITED)


                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



     THE FOLLOWING ADJUSTMENTS ARE REFLECTED IN THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS AND UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATION UNDER THE COLUMN HEADED "PRO FORMA ADJUSTMENTS (FICS)":



     1. The pro forma acquisition costs of FICS are allocated as follows:



                                                                 FICS
                                                              ----------
Shares of S1 stock to be issued.............................  10,000,000
Estimated market price of S1 common stock(A)................  $    37.89
                                                              ----------
Estimated market price of S1 common stock issued............  $  378,900
Fair value of options issued................................      43,000
Estimated transaction costs.................................       3,850
Purchase of preferred stock.................................          --
                                                              ----------
          Total purchase price..............................     425,750
Less:
  Book value of net assets acquired.........................      (4,346)
  Adjustment to book value for transaction costs paid by
     FICS...................................................      (5,400)
                                                              ----------
  Adjusted book value of net assets acquired................      (9,746)
                                                              ----------
  Excess purchase price over net book value of assets
     acquired...............................................  $  435,496
                                                              ----------
Allocated to:
  In process research & development (B).....................  $   32,000

  Developed technology......................................  $   22,000
  Assembled work force......................................      10,000
  Customer list.............................................      16,000
  Fair value of options issued..............................      43,000
  Residual excess purchase cost (goodwill)..................     312,496
                                                              ----------
          Total intangible assets...........................  $  403,496
                                                              ----------


------------------


     (A) The estimated market value of S1 common stock was based on the average market price of the stock three days before and after the acquisition was agreed to and announced.



     (B) The amount allocated to in process research and development of $32,000 has been reflected as a charge to the accumulated deficit in the pro forma consolidated balance sheet and has been omitted from the pro forma consolidated statements of operations.



     2. The pro forma adjustment reflects the elimination of amounts advanced under a loan agreement between S1 and FICS.

     3. The pro forma adjustments reflect the effects of the increase in the amortization expense due to the increase in intangible assets resulting from the FICS Transaction. The intangible assets consist of the following assets and amortization periods:



                                               ESTIMATED
                                                USEFUL       MONTHLY
        INTANGIBLE ASSETS            AMOUNT      LIFE      AMORTIZATION   6 MONTHS   12 MONTHS
        -----------------           --------   ---------   ------------   --------   ---------
Developed technology..............  $ 22,000       3         $   611      $ 3,666    $  7,332
Assembled work force..............    10,000       5             167        1,002       2,004
Customer list.....................    16,000       3             444        2,664       5,328
Fair value of options issued......    43,000       3           1,194        7,164      14,328
Residual excess purchase cost
  (goodwill)......................   312,496       3           8,680       52,080     104,160
                                    --------                 -------      -------    --------
          TOTAL ALLOCATION........  $403,496                 $11,096      $66,576    $133,152
                                    --------                 -------      -------    --------



     4. The weighted average number of shares outstanding used in the computation of pro forma net loss per share consists of the following:



                                                      SIX MONTHS ENDED   TWELVE MONTHS ENDED
                                                       JUNE 30, 1999      DECEMBER 31, 1998
                                                      ----------------   -------------------
Weighted average number of shares of S1 common stock
  outstanding.......................................     25,378,877          22,036,652
Adjustment for S1 common stock issued in connection
  with the FICS Transaction.........................     10,000,000          10,000,000
                                                         ----------          ----------
Average number of common shares outstanding.........     35,378,877          32,036,652



The unaudited pro forma consolidated statements of operations are presented as if the acquisitions or transactions took place at the beginning of the periods presented; thus, the stock issuances referred to above are considered outstanding as of the beginning of the periods presented for purposes of per share calculations.



     5. Certain reclassifications have been made to the FICS historical information to conform with the S1 presentation.



     6. On May 17, 1999, S1 and Intuit entered into a strategic relationship to deliver online financial software and services to financial institutions through cross-licensing various technologies for multi-year periods. In addition, Intuit agreed to make a $50 million investment in S1 and received an option for 3,629,187 additional shares of S1 stock with an option price of $51.50 per share which will become exercisable if S1 completes the Edify Transaction. The option also provides that if S1 had completed the transaction with FICS contemplated by the May agreements, the number of option shares would have increased by 1,800,000. The May agreements were terminated, and therefore the increase in option shares will not become effective. However S1 intends to amend its option with Intuit to provide for additional option shares if the FICS Transaction is completed. On May 27, 1999, Intuit completed its $50 million investment in S1 by purchasing 970,813 shares of S1 common stock at a price of $52.50 per share. S1 expects to record purchased technology for the fair value of the option which will be measured on the closing of the Edify Transaction and the FICS Transaction. The amount of the purchased technology is currently estimated at approximately $230 million and will fluctuate as S1's stock price changes. The Intuit options have not been reflected in the pro forma presentation.

               PRO FORMA CONSOLIDATED BALANCE SHEET -- UNAUDITED


                              AS OF JUNE 30, 1999


                                 (IN THOUSANDS)



                                                             HISTORICAL         PRO FORMA        PRO FORMA
                                                         -------------------   ADJUSTMENTS      CONSOLIDATED
                                                            S1       EDIFY       (EDIFY)         (S1/EDIFY)
                                                         --------   --------   -----------      ------------
                                                   ASSETS
CURRENT ASSETS:
  Cash, cash equivalents, and short-term investments...  $ 70,862   $ 46,826    $(10,500)(1)      $107,188
  Investment securities available-for-sale.............     9,071         --                         9,071
  Accounts receivable, net.............................    17,028     20,167                        37,195
  Prepaid expenses and other current assets............     4,091      2,904                         6,995
                                                         --------   --------    --------          --------
    Total current assets...............................   101,052     69,897     (10,500)          160,449
  Premises and equipment, net..........................     7,093      6,859                        13,952
  Intangible assets, net...............................     2,546         --     319,902 (1)       322,448
  Notes receivable.....................................     7,500         --                         7,500
  Other assets.........................................     1,564      1,301                         2,865
                                                         --------   --------    --------          --------
    Total assets.......................................  $119,755   $ 78,057    $309,402          $507,214
                                                         ========   ========    ========          ========

                                    LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable.....................................  $  3,127   $  3,689                      $  6,816
  Accrued expenses.....................................     7,324     10,664                        17,988
  Deferred revenues....................................    14,423      4,587                        19,010
  Current portion of capital lease obligation..........       466         92                           558
                                                         --------   --------    --------          --------
    Total current liabilities..........................    25,340     19,032                        44,372
  Deferred revenues....................................     9,609         --                         9,609
  Deferred rent........................................        --         68                            68
  Capital lease obligation, excluding current
    portion............................................        54          1                            55
                                                         --------   --------    --------          --------
    Total liabilities..................................    35,003     19,101                        54,104
                                                         --------   --------    --------          --------

STOCKHOLDERS' EQUITY:
  Preferred stock......................................    23,136         --                        23,136
  Common stock.........................................       276         18    $     41 (1)           335
  Additional paid-in-capital...........................   156,582     70,335     317,964 (1)       544,881
  Receivable from the sale of stock....................   (11,279)        --                       (11,279)
  Accumulated deficit..................................   (88,260)   (11,397)     (8,603)(1)      (108,260)
  Accumulated other comprehensive income...............     4,297         --                         4,297
                                                         --------   --------    --------          --------
    Total stockholders' equity.........................    84,752     58,956     309,402           453,110
                                                         --------   --------    --------          --------
    Total liabilities and stockholders' equity.........  $119,755   $ 78,057    $309,402          $507,214
                                                         ========   ========    ========          ========

          PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS -- UNAUDITED


                         SIX MONTHS ENDED JUNE 30, 1999


                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                              HISTORICAL        PRO FORMA        PRO FORMA
                                                          ------------------   ADJUSTMENTS      CONSOLIDATED
                                                            S1       EDIFY       (EDIFY)         (S1/EDIFY)
                                                          -------   --------   -----------      ------------
Revenues:
  Software licenses.....................................  $ 4,638   $ 16,173                      $ 20,811
  Professional services.................................   19,446     12,654                        32,100
  Data center...........................................    3,591         --                         3,591
                                                          -------   --------                      --------
    Total revenues......................................   27,675     28,827                        56,502
                                                          -------   --------                      --------
Direct costs:
  Software licenses.....................................      232      1,756                         1,988
  Professional services.................................   12,118     12,476                        24,594
  Data center...........................................    3,716         --                         3,716
                                                          -------   --------                      --------
    Total direct costs..................................   16,066     14,232                        30,298
                                                          -------   --------                      --------
    Gross margin........................................   11,609     14,595                        26,204
                                                          -------   --------                      --------
Operating expenses:
  Selling and marketing.................................    2,253     15,938                        18,191
  Product development...................................    8,889      5,593                        14,482
  General and administrative............................    3,724      2,695                         6,419
  Depreciation and amortization.........................    2,461      2,644                         5,105
  Amortization of intangible assets and acquisition
    charges.............................................      456        690    $ 52,656(2)         53,802
                                                          -------   --------    --------          --------
    Total operating expenses............................   17,783     27,560      52,656            97,999
                                                          -------   --------    --------          --------
    Operating loss......................................   (6,174)   (12,965)    (52,656)          (71,795)
Interest income, net....................................      754        666          --             1,420
                                                          -------   --------    --------          --------
    Loss before income taxes............................   (5,420)   (12,299)    (52,656)          (70,375)
Provision for income taxes..............................       --        (96)         --               (96)
                                                          -------   --------    --------          --------
    Loss from continuing operations.....................  $(5,420)  $(12,395)   $(52,656)         $(70,471)
                                                          =======   ========    ========          ========
Basic and diluted loss per common share from continuing
  operations............................................                                          $  (2.26)
                                                                                                  ========
Weighted average common shares outstanding..............                                            31,248
                                                                                                  ========

          PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS -- UNAUDITED


                     TWELVE MONTHS ENDED DECEMBER 31, 1998


                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                               HISTORICAL         PRO FORMA      PRO FORMA
                                                           -------------------   ADJUSTMENTS    CONSOLIDATED
                                                              S1       EDIFY       (EDIFY)       (S1/EDIFY)
                                                           --------   --------   -----------    ------------
Revenues
  Software licenses......................................  $  4,781   $ 28,685                   $  33,466
  Professional services..................................    16,218     20,171                      36,389
  Data center............................................     3,181         --                       3,181
                                                           --------   --------                   ---------
    Total revenues.......................................    24,180     48,856                      73,036
                                                           --------   --------                   ---------
Direct costs
  Software licenses......................................       503      1,240                       1,743
  Professional services..................................    10,527     17,225                      27,752
  Data center............................................     7,218         --                       7,218
                                                           --------   --------                   ---------
    Total direct costs...................................    18,248     18,465                      36,713
                                                           --------   --------                   ---------
    Gross margin.........................................     5,932     30,391                      36,323
                                                           --------   --------                   ---------
Operating expenses
  Selling and marketing..................................     4,723     27,529                      32,252
  Product development....................................    14,625     10,902                      25,527
  General and administrative.............................     5,994      3,921                       9,915
  Intellectual property settlement.......................        --      5,000                       5,000
  Depreciation and amortization..........................     5,347      4,489                       9,836
  Amortization of intangible assets and acquisition
    charges..............................................     4,384         --    $ 105,312(2)     109,696
                                                           --------   --------    ---------      ---------
    Total operating expenses.............................    35,073     51,841      105,312        192,226
                                                           --------   --------    ---------      ---------
    Operating loss.......................................   (29,141)   (21,450)    (105,312)      (155,903)
Interest income, net.....................................       583      1,805           --          2,388
    Loss before income taxes.............................   (28,558)   (19,645)    (105,312)      (153,515)
Provision for income taxes...............................        --       (125)          --           (125)
                                                           --------   --------    ---------      ---------
    Loss from continuing operations......................  $(28,558)  $(19,770)   $(105,312)     $(153,640)
                                                           ========   ========    =========      =========
Basic and diluted loss per common share from continuing
  operations.............................................                                        $   (5.51)
                                                                                                 =========
Weighted average common shares outstanding...............                                           27,906
                                                                                                 =========

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


                                  (UNAUDITED)


                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



     THE FOLLOWING ADJUSTMENTS ARE REFLECTED IN THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS AND UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATION UNDER THE COLUMN HEADED "PRO FORMA ADJUSTMENTS (EDIFY)":



     1. The pro forma acquisition costs of Edify are allocated as follows:



                                                                EDIFY
                                                              ----------
Shares of S1 stock to be issued.............................   5,869,007
Estimated market price of S1 common stock(A)................  $    52.54
                                                              ----------
Estimated market price of S1 common stock issued............  $  308,358
Fair value of options issued................................      80,000
Estimated transaction costs.................................       3,700
                                                              ----------
          Total purchase price..............................     392,058
Less:
  Book value of net assets acquired.........................      58,956
  Adjustment to book value for transaction costs paid by
     Edify..................................................      (6,800)
                                                              ----------
  Adjusted book value of net assets acquired................      52,156
                                                              ----------
  Excess purchase price over net book value of assets
     acquired...............................................  $  339,902
Allocated to:
  In process research & development (B).....................  $   20,000

  Developed technology......................................  $   13,000
  Assembled work force......................................      10,000
  Customer list.............................................      11,000
  Fair value of options issued..............................      80,000
  Residual excess purchase cost (goodwill)..................     205,902
                                                              ----------
          Total intangible assets...........................  $  319,902
                                                              ----------


------------------


     (A) The estimated market value of S1 common stock was based on the average market price of the stock three days before and after the acquisition was agreed to and announced.



     (B) The amount allocated to in process research and development of $20,000 has been reflected as a charge to the accumulated deficit in the pro forma consolidated balance sheet and has been omitted from the pro forma consolidated statements of operations.

     2. The pro forma adjustments reflect the effects of the increase in the amortization expense due to the increase in intangible assets resulting from the Edify Transaction. The intangible assets consist of the following assets and amortization periods:



                                               ESTIMATED
                                                USEFUL       MONTHLY
        INTANGIBLE ASSETS            AMOUNT      LIFE      AMORTIZATION   6 MONTHS   12 MONTHS
        -----------------           --------   ---------   ------------   --------   ---------
Developed technology..............  $ 13,000       3          $  361      $ 2,166    $  4,332
Assembled work force..............    10,000       5             167        1,002       2,004
Customer list.....................    11,000       3             306        1,836       3,672
Fair value of options issued......    80,000       3           2,222       13,332      26,664
Residual excess purchase cost
  (goodwill)......................   205,902       3           5,720       34,320      68,640
                                    --------                  ------      -------    --------
          TOTAL ALLOCATION........  $319,902                  $8,776      $52,656    $105,312
                                    --------                  ------      -------    --------



     3. The weighted average number of shares outstanding used in the computation of pro forma net loss per share consists of the following:



                                                      SIX MONTHS ENDED   TWELVE MONTHS ENDED
                                                       JUNE 30, 1999      DECEMBER 31, 1998
                                                      ----------------   -------------------
Weighted average number of shares of S1 common stock
  outstanding.......................................     25,378,877          22,036,652
Adjustment for S1 common stock issued in connection
  with the Edify Transaction........................      5,869,007           5,869,007
                                                         ----------          ----------
Average number of common shares outstanding.........     31,247,884          27,905,659



The unaudited pro forma consolidated statements of operations are presented as if the acquisitions or transactions took place at the beginning of the periods presented; thus, the stock issuances referred to above are considered outstanding as of the beginning of the periods presented for purposes of per share calculations.



     4. Certain reclassifications have been made to the Edify historical information to conform with the S1 presentation.



     5. The unaudited pro forma consolidated statements of operations reflect only results from continuing operations and thus do not include the operations of Edify's Employee Relationship Management Group which Edify sold to Workscape, Inc. in July 1999, nor do they include the gain on the sale of these assets. The unaudited pro forma consolidated balance sheet reflects the proceeds from the sale and the gain on the sale of Edify's Employee Relationship Management Group.



     6. On May 17, 1999, S1 and Intuit entered into a strategic relationship to deliver online financial software and services to financial institutions through cross-licensing various technologies for multi-year periods. In addition, Intuit agreed to make a $50 million investment in S1 and received an option for 3,629,187 additional shares of S1 stock with an option price of $51.50 per share which will become exercisable if S1 completes the Edify Transaction. The option also provided that if S1 had completed the transaction with FICS contemplated by the May agreements, the number of option shares would have increased by 1,800,000. The May agreements were terminated, and therefore the increase in option shares will not become effective. However, S1 intends to amend its option with Intuit to provide for additional option shares if the FICS Transaction is completed. On May 27, 1999, Intuit completed its $50 million investment in S1 by purchasing 970,813 shares of S1 common stock at a price of $52.50 per share. S1 expects to record purchased technology for the fair value of the option which will be measured on the closing of the Edify Transaction and the FICS Transaction. The amount of the purchased technology is currently estimated at approximately $230 million and will fluctuate as S1's stock price changes. The Intuit options have not been reflected in the pro forma presentation.

               PRO FORMA CONSOLIDATED BALANCE SHEET -- UNAUDITED


                              AS OF JUNE 30, 1999


                                 (IN THOUSANDS)



                                                           HISTORICAL           PRO FORMA         PRO FORMA
                                                     ----------------------    ADJUSTMENTS       CONSOLIDATED
                                                        S1      VERTICALONE   (VERTICALONE)    (S1/VERTICALONE)
                                                     --------   -----------   -------------    ----------------
                                                    ASSETS
CURRENT ASSETS:
  Cash, cash equivalents, and short-term
    investments....................................  $ 70,862     $12,926       $ (3,700)(1)       $ 80,088
  Investment securities available-for-sale.........     9,071          --                             9,071
  Accounts receivable, net.........................    17,028          --                            17,028
  Prepaid expenses and other current assets........     4,091         462                             4,553
                                                     --------     -------       --------           --------
    Total current assets...........................   101,052      13,388         (3,700)           110,740
  Premises and equipment, net......................     7,093       2,184                             9,277
  Intangible assets, net...........................     2,546          --        146,867 (1)        149,413
  Notes receivable.................................     7,500          --                             7,500
  Other assets.....................................     1,564         117                             1,681
                                                     --------     -------       --------           --------
    Total assets...................................  $119,755     $15,689       $143,167           $278,611
                                                     ========     =======       ========           ========

                                     LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable.................................  $  3,127     $ 1,052                          $  4,179
  Accrued expenses.................................     7,324          28                             7,352
  Deferred revenues................................    14,423          --                            14,423
  Current portion of capital lease obligation......       466          --                               466
                                                     --------     -------       --------           --------
    Total current liabilities......................    25,340       1,080                            26,420
  Deferred revenues................................     9,609          --                             9,609
  Capital lease obligation, excluding current
    portion........................................        54          --                                54
  Borrowings under line of credit..................        --         534                               534
                                                     --------     -------       --------           --------
    Total liabilities..............................    35,003       1,614                            36,617
                                                     --------     -------       --------           --------

  Series B Preferred Stock (Redeemable)............        --      12,606        (12,606)(1)             --

STOCKHOLDERS' EQUITY:
  Preferred stock..................................    23,136          39       $    (39)(1)         23,136
  Common stock.....................................       276           8             31 (1)            315
  Additional paid-in-capital.......................   156,582       3,849        160,654 (1)        321,085
  Receivable from the sale of stock................   (11,279)         --                           (11,279)
  Accumulated deficit..............................   (88,260)     (2,427)        (4,873)(1)        (95,560)
  Accumulated other comprehensive income...........     4,297          --                             4,297
                                                     --------     -------       --------           --------
    Total stockholders' equity.....................    84,752       1,469        155,773            241,994
                                                     --------     -------       --------           --------
    Total liabilities and stockholders' equity.....  $119,755     $15,689       $143,167           $278,611
                                                     ========     =======       ========           ========

          PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS -- UNAUDITED


                         SIX MONTHS ENDED JUNE 30, 1999


                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                            HISTORICAL           PRO FORMA         PRO FORMA
                                                      ----------------------    ADJUSTMENTS       CONSOLIDATED
                                                         S1      VERTICALONE   (VERTICALONE)    (S1/VERTICALONE)
                                                      --------   -----------   -------------    ----------------
Revenues:
  Software licenses.................................  $ 4,638      $    --                          $  4,638
  Professional services.............................   19,446           --                            19,446
  Data center.......................................    3,591           --                             3,591
                                                      -------      -------                          --------
    Total revenues..................................   27,675           --                            27,675
                                                      -------      -------                          --------
Direct costs:
  Software licenses.................................      232           --                               232
  Professional services.............................   12,118           --                            12,118
  Data center.......................................    3,716           --                             3,716
                                                      -------      -------                          --------
    Total direct costs..............................   16,066           --                            16,066
                                                      -------      -------                          --------
    Gross margin....................................   11,609           --                            11,609
                                                      -------      -------                          --------
Operating expenses:
  Selling and marketing.............................    2,253          423                             2,676
  Product development...............................    8,889        1,123                            10,012
  General and administrative........................    3,724          578                             4,302
  Depreciation and amortization.....................    2,461           58                             2,519
  Amortization of intangible assets and acquisition
    charges.........................................      456           --       $ 24,444(2)          24,900
                                                      -------      -------       --------           --------
    Total operating expenses........................   17,783        2,182         24,444             44,409
                                                      -------      -------       --------           --------
    Operating loss..................................   (6,174)      (2,182)       (24,444)           (32,800)
Interest income, net................................      754           99             --                853
                                                      -------      -------       --------           --------
    Loss before income taxes........................   (5,420)      (2,083)       (24,444)           (31,947)
Provision for income taxes..........................       --           --             --                 --
                                                      -------      -------       --------           --------
    Loss from continuing operations.................  $(5,420)     $(2,083)      $(24,444)          $(31,947)
                                                      =======      =======       ========           ========
Basic and diluted loss per common share from
  continuing operations.............................                                                $  (1.09)
                                                                                                    ========
Weighted average common shares outstanding..........                                                  29,236
                                                                                                    ========

          PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS -- UNAUDITED


                     TWELVE MONTHS ENDED DECEMBER 31, 1998


                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                           HISTORICAL           PRO FORMA         PRO FORMA
                                                     ----------------------    ADJUSTMENTS       CONSOLIDATED
                                                        S1      VERTICALONE   (VERTICALONE)    (S1/VERTICALONE)
                                                     --------   -----------   -------------    ----------------
Revenues:
  Software licenses................................  $  4,781     $    --                          $  4,781
  Professional services............................    16,218          --                            16,218
  Data center......................................     3,181          --                             3,181
                                                     --------     -------                          --------
    Total revenues.................................    24,180          --                            24,180
                                                     --------     -------                          --------
Direct costs:
  Software licenses................................       503          --                               503
  Professional services............................    10,527          --                            10,527
  Data center......................................     7,218          --                             7,218
                                                     --------     -------                          --------
    Total direct costs.............................    18,248          --                            18,248
                                                     --------     -------                          --------
    Gross margin...................................     5,932          --                             5,932
                                                     --------     -------                          --------
Operating expenses:
  Selling and marketing............................     4,723          37                             4,760
  Product development..............................    14,625          86                            14,711
  General and administrative.......................     5,994          44                             6,038
  Depreciation and amortization....................     5,347          --                             5,347
  Amortization of intangible assets and acquisition
    charges........................................     4,384          --       $ 48,888(2)          53,272
                                                     --------     -------       --------           --------
    Total operating expenses.......................    35,073         167         48,888             84,128
                                                     --------     -------       --------           --------
    Operating loss.................................   (29,141)       (167)       (48,888)           (78,196)
Interest income, net...............................       583          --             --                583
                                                     --------     -------       --------           --------
    Loss before income taxes.......................   (28,558)       (167)       (48,888)           (77,613)
Provision for income taxes.........................        --          --             --                 --
                                                     --------     -------       --------           --------
    Loss from continuing operations................  $(28,558)    $  (167)      $(48,888)          $(77,613)
                                                     ========     =======       ========           ========
Basic and diluted loss per common share from
  continuing operations............................                                                $  (3.00)
                                                                                                   ========
Weighted average common shares outstanding.........                                                  25,894
                                                                                                   ========

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


                                  (UNAUDITED)


                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



     THE FOLLOWING ADJUSTMENTS ARE REFLECTED IN THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS AND UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATION UNDER THE COLUMN HEADED "PRO FORMA ADJUSTMENTS (VERTICALONE)":



     1. The pro forma acquisition costs of VerticalOne are allocated as follows:



                                                              VERTICALONE
                                                              -----------
Shares of S1 stock to be issued.............................   3,857,538
Estimated market price of S1 common stock(A)................   $   37.47
                                                               ---------
Estimated market price of S1 common stock issued............   $ 144,542
Fair value of options issued................................      20,000
Estimated transaction costs.................................       2,500
Purchase of preferred stock.................................      15,000
                                                               ---------
          Total purchase price..............................     182,042
Less:
  Book value of net assets acquired.........................      14,075
  Adjustment to book value of net assets acquired for
     purchase of preferred stock............................      15,000
  Adjustment to book value for transaction costs paid by
     VerticalOne............................................      (1,200)
                                                               ---------
  Adjusted book value of net assets acquired................      27,875
                                                               ---------
  Excess purchase price over net book value of assets
     acquired...............................................   $ 154,167
Allocated to:
  In process research & development (B).....................   $   7,300
  Developed technology......................................   $  22,000
  Assembled work force......................................         500
  Customer list.............................................          --
  Fair value of options issued..............................      20,000
  Residual excess purchase cost (goodwill)..................     104,367
                                                               ---------
          Total intangible assets...........................   $ 146,867
                                                               ---------


------------------


     (A) The estimated market value of S1 common stock was based on the average market price of the stock three days before and after the acquisition was agreed to and announced.



     (B) The amount allocated to in process research and development of $7,300 has been reflected as a charge to the accumulated deficit in the pro forma consolidated balance sheet and has been omitted from the pro forma consolidated statements of operations.

     2. The pro forma adjustments reflect the effects of the increase in the amortization expense due to the increase in intangible assets resulting from the VerticalOne Transaction. The intangible assets consist of the following assets and amortization periods:



                                               ESTIMATED
                                                USEFUL       MONTHLY
        INTANGIBLE ASSETS            AMOUNT      LIFE      AMORTIZATION   6 MONTHS   12 MONTHS
        -----------------           --------   ---------   ------------   --------   ---------
Developed technology..............  $ 22,000       3          $  611      $ 3,666     $ 7,332
Assembled work force..............       500       5               8           48          96
Fair value of options issued......    20,000       3             556        3,336       6,672
Residual excess purchase cost
  (goodwill)......................   104,367       3           2,899       17,394      34,788
                                    --------                  ------      -------     -------
          TOTAL ALLOCATION........  $146,867                  $4,074      $24,444     $48,888
                                    --------                  ------      -------     -------



     3. The weighted average number of shares outstanding used in the computation of pro forma net loss per share consists of the following:



                                                      SIX MONTHS ENDED   TWELVE MONTHS ENDED
                                                       JUNE 30, 1999      DECEMBER 31, 1998
                                                      ----------------   -------------------
Weighted average number of shares of S1 common stock
  outstanding.......................................     25,378,877          22,036,652
Adjustment for S1 common stock issued in connection
  with the VerticalOne Transaction..................      3,857,538           3,857,538
                                                         ----------          ----------
Average number of common shares outstanding.........     29,236,415          25,894,190



The unaudited pro forma consolidated statements of operations are presented as if the acquisitions or transactions took place at the beginning of the periods presented; thus, the stock issuances referred to above are considered outstanding as of the beginning of the periods presented for purposes of per share calculations.

                        COMPARISON OF STOCKHOLDER RIGHTS



     This section of the prospectus/proxy statement explains the material differences among the rights of the stockholders of each of FICS, Edify and VerticalOne as compared to the rights of S1 stockholders. This summary may not contain all of the information that is important to you. You should ready the subsections below relating to S1 and your company and the other documents we refer to, including the organizational or governing documents of S1 and your company, carefully for a more complete understanding of the differences between the rights of stockholders of S1 and your company. You may obtain the information incorporated by reference into this prospectus/proxy statement without charge by following the instructions in the section entitled "Where You Can Find More Information" on page 217.



     After the completion of each of the transactions, the stockholders of FICS, Edify and VerticalOne will each become stockholders of S1, and the S1 certificate of incorporation, as amended and restated, and the S1 bylaws, as amended and restated, will instead govern their rights. Because S1 is a Delaware corporation, the Delaware General Corporation Law, or the DGCL, will govern the rights of the former FICS, Edify and VerticalOne stockholders after each of the transactions relating to each group of stockholders is completed.



S1 STOCKHOLDER RIGHTS


  Directors


     Some of the provisions of S1's certificate of incorporation and bylaws will impede changes in majority control of S1's board of directors. The S1 bylaws give S1's board of directors the power to set the size of the board of directors anywhere between four and 15 members. S1's board of directors currently numbers six directors. S1's certificate of incorporation provides that the board of directors will be divided into three classes, with directors in each class elected for three-year staggered terms. S1's certificate of incorporation provides that a director may only be removed for cause by an affirmative vote of two-thirds of the voting shares with 30-day notice to the director to be removed. If there is a vacancy on the S1 board of directors because of the addition of a new position, the S1 bylaws provide that the new position will be filled by a majority of the stockholders or a majority of the board of directors even if less than a quorum exists and the new director will serve for the remainder of the full term of the class of directors for which the vacancy existed. If there is a vacancy on the S1 board of directors because of the resignation or removal of a director, a majority of the board of directors shall designate a replacement and the term of the new director will expire at the next election of directors.



     In connection with the FICS Transaction, S1 has agreed that, at the closing of the FICS Transaction, it will appoint Michel Akkermans and another FICS director chosen by Mr. Akkermans to three-year terms on S1's board. In connection with the Edify Transaction, S1 has agreed that, at the closing of the Edify Transaction, it will appoint Jeffrey M. Crowe, if Mr. Crowe is then Chief Executive Officer of Edify and a member of Edify's board, to a three-year term on S1's board. In connection with the VerticalOne Transaction, S1 has agreed that, at the closing of the VerticalOne Transaction, it will appoint Gregg S. Freishtat, if Mr. Freishtat is then Chief Executive Officer of VerticalOne and a member of VerticalOne's board, to a three-year term on S1's board.



  Indemnification and Limitation of Liability of Directors


     S1's certificate of incorporation provides that no director shall be personally liable to S1 or its stockholders for monetary damages for breach of fiduciary duty as a director other than liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (c) for any payment of a dividend or approval of a stock repurchase that is illegal under Section 174 of the DGCL, or (d) for any transaction from which a director derived an improper personal benefit. S1's certificate of incorporation further provides for indemnification for all directors and officers of S1 to the extent permitted by law, and allows indemnification for all employees and agents of S1 to the extent permitted by law. S1's bylaws provide that S1 may purchase and maintain insurance on behalf of any director, officer, employee or agent of S1 against any liability arising from actions in their corporate capacity regardless of whether S1 has the power to indemnify that person.


  Call of Special Stockholder Meetings


     S1's certificate of incorporation provides that special meetings of stockholders relating to changes in control of the corporation or amendments to the certificate of incorporation can only be called by the board of directors. S1's bylaws allow the Chairman, President, or a majority of the board of directors to call a special meeting for any other reason unless prescribed otherwise by law, and require the Chairman, President or Secretary to call a special meeting upon written request of the holders of at least 10% of all outstanding capital stock.


  Stockholder Action without a Meeting



     S1's bylaws provide that stockholders may act without a meeting if the action is taken by stockholders eligible to vote with at least the minimum number of votes that would be needed at a meeting to pass the same action. The action must be consented to in writing and delivered to S1 within 60 days of the earliest consent. Stockholders who do not participate in taking this action must be notified with written notice in accordance with the DGCL.



  Quorum for Stockholder Meetings


     S1's bylaws provide that the holders of one-third of the capital stock issued and outstanding present in person or by proxy and entitled to vote at a meeting constitutes a quorum, except as otherwise required by law or the S1 certificate of incorporation.


  General Vote


     S1's bylaws provide that any matter brought before a meeting of stockholders will be decided in favor of a particular action if a quorum exists and if the votes cast favoring the action exceed the votes cast opposing the action except that directors shall be elected by a plurality of the votes cast by the shares entitled to vote, unless otherwise required by law or S1's certificate of incorporation.


  Authorized and Outstanding Common Stock



     The certificate of incorporation of S1 authorizes 350,000,000 shares of S1's common stock, par value $0.01 per share, of which 27,674,239 shares were outstanding as of August 31, 1999. In addition, as of August 31, 1999, 13,953,024 shares of S1's common stock were reserved for issuance for employee stock plans, of which, options to purchase 8,960,912 shares were currently outstanding.



  Authorized and Outstanding Preferred Stock


     The certificate of incorporation of S1 authorizes the S1 board of directors to designate and issue preferred stock with the characteristics that the board of directors deems necessary. The certificate of incorporation authorizes 25,000,000 shares of S1's preferred stock, par value $0.01 per share. As of August 31, 1999,



     - 1,637,832 shares were designated Series A Convertible Preferred Stock of which 391,450 were outstanding;


     - 749,604 shares were designated Series B Redeemable Convertible Preferred Stock, all of which were outstanding; and

     - 215,000 shares were designated Series C Redeemable Convertible Preferred Stock, all of which were outstanding.


FICS STOCKHOLDER RIGHTS



  Directors



     FICS is managed by a board of directors consisting of a minimum of five and a maximum of ten directors. Three directors are to be nominated by the holders of class A shares; two by the holders of class B shares; and one by the holders of class C shares. The remaining directors are to be "independent" directors, elected from among candidates proposed jointly by a majority of the holders of each of the class A, B and C shares. Board meetings are called by the Chairman of the board or by the Managing Director and must be called whenever two directors request so. The charter of FICS allows for board resolutions to be adopted without the holding of a formal meeting, by having a written document signed by all FICS directors.



     All FICS board resolutions are adopted by a simple majority vote. However, under the charter of FICS, board decisions regarding the following matters require the consent of at least one class B director and at least one class C director:



     - determining the terms of issuance of shares, warrants and other securities of the company and of stock options (special rules apply for the latter);



     - the issuance of shares, warrants and other securities or options to acquire such securities;



     - the issuance of long term loans having a face value in excess of $1,000,000;



     - expenditures in excess of $1,000,000 per transaction not provided for in the annual budget approved by the board;



     - important changes to the company's valuation rules; and



     - the transfer of a branch of activity or substantially all of the company's assets.



  Indemnification and Limitation of Liability of Directors



     Under Belgian Company Law, directors are liable for any faults which they commit in the performance of their duties. Discharge of liability can be granted by the general assembly of shareholders, at the time of approval of the annual accounts for the previous business year. Moreover, directors are jointly and severally liable towards the company and third parties for any damages caused as the result of a violation of Belgian Company Law and/or the charter of FICS.



     The charter of FICS does not provide for any indemnification in favor of the FICS directors.

  Call of Special Stockholder Meetings



     Stockholders' meetings are called by the board of directors or by the statutory auditor(s) and must be called whenever shareholders representing 20% of the total share capital issued and outstanding request so.



  Stockholder Action without a Meeting



     The charter of FICS does not allow for stockholders' resolutions to be adopted without a meeting.



  General Vote and Quorum Requirements for Stockholder Meetings



     Stockholders' resolutions are adopted by a simple majority vote. However, in the event of an amendment to the corporate charter, such as a capital increase or decrease, or a merger or split, a 75% majority vote and a 50% quorum are required and if this quorum is not met, a second meeting must be called at which no quorum will be required. In addition, the following decisions require the affirmative vote of a majority of each class of shares:



     - the issuance of any securities whatsoever of the company, with the exception of shares issued pursuant to a stock option plan for employees and directors, where special rules apply;



     - the issuance of convertible bonds with a face value in excess of $1,000,000;



     - any merger, split or absorption of the company;



     - a change of statutory auditor; and



     - any amendment to the corporate charter.



  Authorized and Outstanding FICS Securities



     The statutory capital of FICS is BEF 36,650,500 represented by 146,602 capital shares, no par value. Each share represents an equal portion of the capital, and the capital is split into classes A, B1, B2, and C. Class A shares are ordinary shares, and the class B and class C shares are preferred shares. As of September 30, 1999,



     - 92,500 shares of class A ordinary shares were outstanding;



     - 42,500 shares of class B1 preferred shares and 2,300 shares of class B2 preferred shares were outstanding; and



     - 9,302 shares of class C preferred shares were outstanding.



     In addition, as of September 30, 1999, 16,500 shares of the class A ordinary shares were reserved for issuance for employee stock plans, of which, options to purchase 12,288.03 of those shares were outstanding.



     FICS has also issued two warrants each to purchase preferred shares. Both of these warrants are automatically exercised upon the occurrence of specified merger or acquisition events, including completion of the FICS Transaction. At the time of the FICS Transaction, one warrant is expected to be automatically exercised for one class C preferred share and one for one class B2 preferred share.

     In general, FICS shares have restrictions on their transferability. Existing stockholders have a right of first refusal over transfers of any FICS shares that operates in the following order:



     - first, to the benefit of the other stockholders of the same class;



     - second, between the stockholders of class B and the stockholders of class C; and



     - third, to the benefit of all other stockholders.



     In addition, the class C preferred shares cannot be transferred for a period of 18 months following their issuance.



     There are two exceptions to these transfer limitations.



     - If a majority of the holders of the class A ordinary shares decides to sell their shares for a price of at least $1,000,000, the holders of the class B preferred shares and the class C preferred shares have the right to take part in that sale in proportion to their interest.



     - In the event of a change of control initiated by the holders of the class A ordinary shares, the holders of the class C preferred shares have the right to request that all of their shares be acquired either by the holders of the class A ordinary shares themselves or by the purchaser of the class A ordinary shares.



  Preferred Stockholder Rights



     In the event that FICS is liquidated, the holders of the class B2 and class C preferred shares enjoy a preferential right to the reimbursement of the capital initially contributed to the company. After this reimbursement has taken place, the holders of the class B1 preferred shares shall be reimbursed by preference over the holders of the class A ordinary shares.



     Preferred stockholders are subject to additional conditions in the event FICS makes a public offering of its stock. In the case of a public offering, the holders of the class B2 and class C preferred shares enjoy preferred flotation rights. In addition, the class B and class C preferred stockholders will no longer have any preferred rights, with the exception of the preferred flotation rights, and their shares will automatically be converted into class A ordinary shares. Furthermore, the right of preferred stockholders to be represented on the FICS board of directors shall be phased out based on their percentage ownership of the total FICS shares issued and outstanding.



EDIFY STOCKHOLDER RIGHTS



  Directors



     The Edify bylaws provide for one or more directors to be determined by resolution of the board of directors. There are currently six members on Edify's board of directors. Directors may resign at any time with written notice and be removed at any time with or without cause by a majority vote of shares. If there is a vacancy of a director position for any reason including addition of a new position, the new position will be filled by a majority of the board of directors even if less than a quorum exists and the term of the new director will expire at the next annual stockholder meeting.



  Indemnification and Limitation of Liability of Directors



     Edify's bylaws provide that any director or officer of Edify shall be indemnified to the full extent permitted by law. The Edify board of directors is authorized to enter into indemnification contracts with any director, officer, employee or agent of Edify, even if those rights are broader than Edify's indemnification power. Edify has entered into indemnification contracts with all of its executive officers and directors.



  Call of Special Stockholder Meetings



     Edify's bylaws allow the Chairman, the Chief Executive Officer, the President or a majority of the board of directors to call a special meeting of stockholders for any purpose and at any time, subject to certain notice requirements. No other person or persons may call a special meeting.



  Stockholder Action without a Meeting



     Edify's certificate of incorporation prohibits stockholder action by written consent.



  Quorum for Stockholder Meetings



     The bylaws of Edify provide that the holders of a majority of the stock present in person or by proxy and entitled to vote at a meeting constitutes a quorum, except as otherwise required by law. Shares of Edify held by Edify either directly or indirectly cannot be used to determine if a quorum is present.



  General Vote



     Edify's bylaws provide that any matter brought before a meeting of stockholders will be decided in favor of a particular action if a quorum exists and if a majority of the stockholders present and voting for or against the action approve the action, except that directors shall be elected by a plurality of the votes cast by the shares entitled to vote, unless otherwise required by law or Edify's certificate of incorporation or bylaws.



  Authorized and Outstanding Common Stock



     The certificate of incorporation of Edify authorizes 55,000,000 shares of Edify's common stock, par value $0.001 per share, of which 17,696,952 shares were outstanding as of May 16, 1999. In addition, as of May 16, 1999,



     - 5,146,790 shares of Edify's common stock were reserved for issuance for officer, director and employee stock plans, of which options to purchase 5,027,283 shares were currently outstanding,



     - 296,885 shares of Edify's common stock were reserved for the Edify 1996 employee stock purchase plan, and



     - sufficient shares of Edify's common stock were reserved in order to permit full exercise of the option granted to S1 in connection with the Edify Transaction.



  Authorized and Outstanding Preferred Stock



     The certificate of incorporation of Edify authorizes the Edify board of directors to designate and issue preferred stock with the characteristics that the board of directors deems necessary. The certificate of incorporation authorizes 5,000,000 shares of Edify's preferred stock, par value $0.001 per share, of which no shares were outstanding as of May 16, 1999. Edify has reserved an aggregate of 500,000 shares of its Series A Junior Participating Preferred Stock which are issuable upon exercise of rights to preferred stock as discussed in "Stockholder Rights Plan" below.

  Stockholder Rights Plan



     Edify's board of directors adopted a stockholder rights plan on August 10, 1998. S1 does not have a comparable plan, nor does it have any present intent to adopt such a plan. Under Edify's stockholder rights plan, each holder of Edify common stock received a dividend of one preferred share purchase right for each share of common stock held by the stockholder. If exercisable, each right entitles the stockholder to purchase shares of Series A Junior Participating Preferred Stock, Edify common stock or the stock of an "acquiring person" under specified circumstances. Those circumstances include if an "acquiring person," including a group, "triggers" the rights by acquiring 20% or more of the Edify's common stock, or announcing an intention to make a tender offer for Edify's common stock which would result in a person or group acquiring 20% or more of Edify's common stock. The rights also will be triggered if Edify is acquired or 50% or more of its assets are sold. The S1 transaction will not trigger the rights plan.



VERTICALONE STOCKHOLDER RIGHTS



  Directors



     The VerticalOne bylaws provide for the number of directors to be determined by resolution of the board of directors. There are currently eight members on VerticalOne's board of directors. Directors may resign at any time with written notice and be removed at any time with or without cause by a majority vote of shares. The holders of VerticalOne Series A preferred stock, voting as a separate class, have the right to elect one director to the VerticalOne board of directors. The holders of VerticalOne Series B preferred stock, voting as a separate class, have the right to elect two directors to the VerticalOne board. If and when the holders of the VerticalOne Series C preferred stock obtain voting rights, they will have the right, voting as a separate class, to elect one director to the VerticalOne board of directors. Other than the directors elected by holders of VerticalOne preferred stock who shall be replaced by the holders of VerticalOne preferred stock, if there is a vacancy of a director position for any reason including the addition of a new position, the new position will be filled by a majority of the board of directors even if less than a quorum exists, and the term of the new director will expire at the next annual stockholder meeting. Vacancies caused by removal may also be filled by a vote of the stockholders entitled to elect the removed director at a special meeting called for that purpose.



  Indemnification and Limitation of Liability of Directors



     VerticalOne's bylaws provide that any director, officer or employee of VerticalOne shall be indemnified to the full extent permitted by law if that director, officer or employee was acting in accordance with a proceeding authorized by the board of directors. The VerticalOne board of directors is authorized to enter into indemnification contracts with any director, officer, employee or agent of VerticalOne, even if those rights are broader than VerticalOne's indemnification power.



  Call of Special Stockholder Meetings



     VerticalOne's bylaws allow the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors, the President or the holders of shares entitled to cast at least ten percent of the votes at a special meeting to call a special meeting of stockholders for any purpose and at any time, subject to certain notice requirements. No other person or persons may call a special meeting. If a meeting is adjourned to reconvene at another date, time or place, additional notice need not be given if the new date, time and place of the meeting is announced at the adjournment of the meeting, the meeting reconvenes within 30 days and a new record date has not been set.

  Stockholder Action without a Meeting



     VerticalOne's bylaws provide that stockholders may act without a meeting if a written consent setting forth the actions taken is signed by the holders of the minimum number of outstanding shares necessary to authorize such action.



  Quorum for Stockholder Meetings



     The bylaws of VerticalOne provide that the holders of a majority of the stock present in person or by proxy and entitled to vote at a meeting constitutes a quorum, except as otherwise required by law or the VerticalOne certificate of incorporation. For quorum purposes, the voting shares of preferred stock are counted based on the number of whole shares of common stock into which they are convertible.



  General Vote



     VerticalOne's bylaws provide that any matter brought before a meeting of stockholders will be decided in favor of a particular action if a quorum exists and if a majority of the stockholders present and voting for or against the action approve the action, except that directors shall be elected by a plurality of the votes cast, unless otherwise required by law or VerticalOne bylaws. For voting purposes, the voting shares of preferred stock are counted based on the number of whole shares of common stock into which they are convertible.



  Authorized and Outstanding Common Stock



     The certificate of incorporation of VerticalOne authorizes 40,000,000 shares of VerticalOne common stock, par value $0.001 per share, of which 7,552,400 shares were outstanding as of October 8, 1999. In addition, as of October 8, 1999,



     - 2,411,500 shares of VerticalOne's common stock were reserved for issuance of options,



     - 14,243,534 shares of VerticalOne's common stock were reserved for conversion of VerticalOne Series A and Series B preferred stock,



     - 135,000 shares of VerticalOne were reserved for warrants granted to Jeffrey Rubin and Michael Karlin,



  Authorized and Outstanding Preferred Stock



     The certificate of incorporation of VerticalOne authorizes the VerticalOne board of directors to designate and issue preferred stock with the characteristics that the board of directors deems necessary. The certificate of incorporation authorizes 15,980,097 shares of VerticalOne's convertible preferred stock, par value $0.01 per share, including 3,919,243 shares of VerticalOne Series A preferred stock, 7,716,050 shares of VerticalOne Series B preferred stock and 4,344,804 shares of VerticalOne Series C preferred stock, and of which 3,919,243 shares of VerticalOne Series A Preferred Stock, 7,716,049 of VerticalOne Series B Preferred Stock, and 2,608,242 of VerticalOne Series C Preferred Stock were outstanding as of October 8, 1999.



  Appraisal Rights



     VerticalOne stockholders have appraisal rights under Section 262 of the Delaware General Corporation Law. If a holder of VerticalOne common stock, VerticalOne Series A preferred stock or

VerticalOne Series B preferred stock exercises its right, VerticalOne will pay that holder in accordance with Section 262 of the Delaware General Corporation Law.



     Stockholders who signed the share retention agreement in the VerticalOne Transaction waived their appraisal rights.



      ADDITIONAL MATTERS BEING SUBMITTED TO A VOTE OF ONLY S1 STOCKHOLDERS


                   PROPOSAL NO. 1 -- CHANGE OF CORPORATE NAME

     Stockholders will be asked to ratify and approve a proposal to amend S1's charter to change the name of S1 from "Security First Technologies Corporation" to "S1 Corporation." S1'S BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THIS PROPOSAL.

                       INFORMATION ABOUT FICS GROUP N.V.

DESCRIPTION OF FICS'S BUSINESS

     FICS is a leading software solutions provider for the global financial services industry. FICS designs, develops, markets and supports corporate and retail banking solutions that enable banks and financial institutions to interact electronically with their customers. FICS sells its products as pre-packaged solutions and also customizes these solutions to specific customer requirements.

     The FICS Electronic Services Delivery products include both corporate and retail banking solutions. FICS's corporate banking products enable banks and financial institutions to offer cash management, trade finance, custody and other corporate banking services over the internet and/or through a direct connection to the bank or financial institution. The FICS retail banking products enable banks and financial institutions to offer checking, savings, portfolio management and other retail banking services over the internet. FICS's Financial Reporting Systems products enable financial institutions to meet regulatory reporting requirements and perform internal information management and consolidation activities in 22 countries.

     FICS was founded in 1989 and until 1995 provided primarily software services for banks and financial institutions. In 1995, FICS began developing its Electronic Services Delivery products, and in 1996 FICS recorded its first Electronic Services Delivery product revenues. In 1998, FICS introduced its internet-enabled Electronic Services Delivery products. As of March 31, 1999, FICS had sold its Electronic Services Delivery products and services to approximately 50 customers and had sold its Financial Reporting Systems products to more than 600 customers in more than 20 countries. FICS's total revenues were E49.8 million in 1998, compared to E35.7 million in 1997. In 1998, the FICS Electronic Services Delivery products and services generated approximately 76% of FICS's total revenues. FICS's customers include ABN AMRO Bank, Bankers Trust, Bank One, Banque National de Paris, Bank of America, Citibank, Commonwealth Bank of Australia, CIBC and United Overseas Bank.

  The FICS Solution

     FICS believes that its solution provides the following key advantages:

     Comprehensive product and services offering

        FICS believes that its product offering is one of the broadest and most comprehensive in the financial services industry. In addition, the FICS customization, enhancement, maintenance, consulting and training services enable its customers to effectively implement its product offering. The FICS Electronic Services Delivery products provide a wide range of electronic banking solutions for both corporate and retail customers, such as transaction processing, payment authentication, account reporting, cash management, portfolio management, custody and trade finance. FICS's Electronic Delivery Server links a bank's or financial institution's back office through multiple delivery channels, including the internet, to a range of front-end communication devices, such as personal computers, hand-held computing devices and telephones. FICS's experience in the banking industry has enabled it to design global products which support multiple languages, currencies and messaging protocols.

     Expertise in the financial services industry

        Since its inception, FICS has developed software solutions exclusively for banks and other financial institutions. In addition, the majority of FICS's senior management team previously worked in the financial services industry and FICS hires its sales and marketing staff principally from that industry. This expertise has enabled FICS to develop leading-edge products which comprehensively address the needs of the financial services industry for electronic banking. Moreover, FICS incorporates its financial regulatory experience in the design and customization of its Financial Reporting Systems products for numerous local markets.

     Products tailored for leading-edge technologies

        FICS uses advanced technologies to develop products that interface with its customers' existing systems. In addition, FICS has successfully recognized emerging technologies, such as Java, before their widespread acceptance and has developed components when available technologies have not been acceptable. FICS's relationships with strategic banking and financial organizations, such as S.W.I.F.T., enable FICS to remain a leader in technological innovation in the financial services industry.

     Scalability

        FICS designs its products with a scalable architecture that allows them to meet the needs of growing banks and financial institutions and to be implemented in banks and financial institutions of various sizes. In addition, as its customers expand their operations, FICS's products accommodate increases in the number of end-users, the addition of users at multiple sites and increases in the number of transactions, without requiring significant modification of the underlying software.

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

     Global reach

        FICS has sold its products and services to banks and financial institutions throughout the world. FICS has offices in Europe, the United States and Asia/Pacific to support its customers as they grow globally. FICS's Electronic Services Delivery products support multiple languages and currencies and its Financial Reporting Systems products support the regulatory schemes in 22 countries.

  Products and Services

     FICS's Electronic Services Delivery products enable banks to provide corporate and retail electronic banking products and services over the internet. These products also provide solutions for connecting a bank's back office to its customers through multiple delivery channels to a range of front-end communications devices, such as personal computers, hand-held computing devices and telephones. FICS's Financial Reporting Systems products assist banks and financial institutions to efficiently satisfy regulatory reporting requirements and to perform internal information management and consolidation activities.

     The FICS solution includes the following products:


             PRODUCT                           DESCRIPTION                             BENEFITS
ELECTRONIC SERVICES DELIVERY
- Corporate Internet Banking       - Enables secure browser-based        - Reduces the cost of delivery and
  (Latest version: Release 2.0,    corporate banking over the internet     maintenance
  June 1999)                       - Provides database support,          - Extends reach to customers and
  Modules:                         broadcast messages, user profiling      enhances range of services
    Core administration services     and billing                         - Supports multiple currencies and
    Balance and transaction        - Provides account balances,            languages
      reporting                    intra-day reporting, transaction      - Enables users to download modules
    Payments                         searching and account               as Java applets
                                     reconciliation                      - Enhances customer branding
                                   - Supports cross-border and local     - Common administration interface
                                     payment processing and transaction  with Retail Internet Banking
                                   initiation                            - Highly scalable

- Retail Internet Banking          - Enables secure browser-based        - Reduces the cost of delivery and
  (Latest version: Release 2.1,    retail banking over the internet        maintenance
  June 1999)                       - Provides cash and portfolio         - Extends reach to customers and
  Modules:                           management with a unified             enhances range of services
    Cash management                  presentation                        - Supports multiple currencies and
    Portfolio management           - Provides account balances and cash    languages
                                   and payment transactions (including   - Enables users to download modules
                                     salary and international payments)  as Java applets
                                   - Supports purchases and sales of     - Enhances customer branding
                                     securities, transaction             - Common administrative interface
                                     simulations and analysis of         with Corporate Internet Banking
                                   multiple portfolio performance        - Highly scalable

             PRODUCT                           DESCRIPTION                             BENEFITS
- Corporate Banking for Windows    - Enables secure client/server-based  - Permits data to be shared across a
  (Latest version: Release 4.1,      corporate banking from remote         corporate intranet
  June 1999)                         locations                           - Requires only a PC and modem
Modules:                           - Provides cash management, trade     - Reduces the cost of delivery and
    Balance and transaction          finance and custody business          maintenance
      reporting                      functions with a unified            - Extends reach to customers and
    Payments                         presentation                          enhances range of services
    Trade finance                  - Provides database support, user     - Supports multiple currencies and
    Custody                          profiling, receiving and sending      languages
                                     e-mail, file import and export,     - Enhances customer branding
                                     task scheduling and billing         - Highly scalable
                                   - Supports cross-border payment
                                     processing, import and export
                                     letters of credit, documentary
                                     collections, bonds and guarantees,
                                     and purchase orders

- Electronic Services Delivery     - Manages transaction processing,     - Enables multiple client channels
Server                               security, audit trails, customer    to use a single point of connection
  (Latest versions: Release Unix     profiling, disaster recovery,         to the bank 24 hours per day/7
  4.3, June 1999, and NT 3.0,        administration and maintenance        days per week
  June 1999)

FINANCIAL REPORTING SYSTEMS
- FiRE                             - Enables automated regulatory        - Supports regulatory reporting in
  (Latest version: Release 1.0,    reporting, internal reporting,          22 countries
  June 1999)                         management reporting and            - Automatically validates reports
                                     consolidation in either a           - Delivers reports electronically to
                                   client/server or stand-alone            regulator
                                     environment                         - Supports report audits
                                   - Provides integrated risk
                                   measurement capabilities


     Electronic Services Delivery Products

     The FICS Electronic Services Delivery products enable banks to provide corporate and retail electronic banking products and services over the internet or through a direct connection. FICS's products provide solutions for connecting a bank's back office via multiple communication channels to its customers through a variety of front-end mechanisms, such as personal computers, hand-held computing devices and telephones.

          Corporate Internet Banking

     Corporate Internet Banking is FICS's latest generation remote electronic banking product. FICS developed Corporate Internet Banking using Java and CORBA technology, which enables browser-based corporate banking through a variety of front-end mechanisms. FICS's customers may configure the Corporate Internet Banking product to deliver banking services through a thin, fat or hybrid architecture, enhancing the delivery of financial services through existing and emerging front-end devices, which may include mobile telephones and interactive television. End-users of FICS's Corporate Internet Banking product can log on to their bank's internet website and conduct financial transactions from different physical locations because the product uses "applets," which are small Java programs that may be incorporated in a web page and downloaded quickly to the user's PC. Corporate Internet Banking is designed to permit end-users to process transactions offline before beginning a communication session with their bank.

     Corporate Internet Banking also provides a suite of business application modules that banks may tailor to their needs as well as to those of their customers. The modules may be downloaded as Java applets with a standard internet browser. Corporate Internet Banking is available in multiple languages and currencies.

          Retail Internet Banking

     Retail Internet Banking is a browser-based product designed to deliver core financial services to residential and small office end-users over the internet. Because the product has been developed using Java, it is supported by all leading browsers and may be downloaded (together with any updates) from the internet.

     FICS's Retail Internet Banking product allows end-users to conduct day-to-day banking operations and to obtain reporting for multiple accounts and in multiple currencies. Retail Internet Banking supports various payment transactions including standing orders, one-time payments, recurrent payments and inter-account transfers. Retail Internet Banking offers services such as buying and selling of securities, simulations of potential transactions, daily reports of security closing prices, transactions and holdings, and graphical portfolio analysis. A bank may promote its own additional products or those of a third party, such as investment services, pension funds, online ticket purchases or home shopping. Customers can e-mail inquiries or requests directly to the bank. In addition, end-users can log on to their bank's internet web site and conduct financial transactions from different physical locations. The bank may also provide information services, including exchange rates, interest rates, marketing materials, mailings and announcements.

     Because of its modular design, banks may tailor the FICS Retail Internet Banking product to their needs as well as those of their customers and may also easily add services or features after their initial purchase of the product. The product is available in multiple languages and currencies.

          Corporate Banking for Windows

     Corporate Banking for Windows is a client/server-based remote electronic banking product. End-users of Corporate Banking for Windows product can log on to their bank's communication server through a direct connection using a personal computer and a modem to conduct financial transactions.

     As with FICS's Corporate Internet Banking and Retail Internet Banking products, Corporate Banking for Windows is a modular system that banks may tailor to their needs and to the needs of their customers by adding modules as their systems grow. It is also available in multiple languages and currencies.

          Electronic Services Delivery Server

     The Electronic Services Delivery Server acts as the middleware and the control center for communication and interaction between a bank's back office and its customers. The server manages security, load balancing, audit trails, customer profiling, disaster recovery, administration and maintenance.

     The Electronic Services Delivery Server acts as a repository for end-user customer data to reduce workload on legacy systems, provide additional business functions and permit greater operational availability. The Electronic Services Delivery Server supports a range of industry standard messaging protocols. The Electronic Services Delivery Server also operates under IBM-AIX, Sun Solaris and Microsoft Windows NT platforms and offers a Java administration interface, which permits bank staff to monitor electronic services with the latest generation browsers.

     Although the Electronic Services Delivery Server is not required for the implementation of FICS's Corporate Internet Banking, Retail Internet Banking or Corporate Banking for Windows products, FICS generally licenses the Electronic Services Delivery Server with its other products.

     Financial Reporting Systems Products


     FICS's primary Financial Reporting Systems product is FiRE, a software product that permits banks and financial institutions to automate and fulfill their regulatory reporting requirements to central banks and regulators, head offices and internal departments. FiRE is a Microsoft Windows-based product that runs both in a client/server and stand-alone environment, integrating (if required) UNIX-based data processing functions under Sun Microsystems, Hewlett Packard, DEC and IBM platforms. It also manages data from different types of relational databases, such as Oracle, Sybase and Microsoft SQL Server. In addition, FiRE is able to link to different networks, including local area networks, the internet and intranets.



     FiRE incorporates a risk measurement tool that provides mathematically generated information for risk-related reports. It calculates complex cash flows, market values, net present values and the sensitivities of financial instruments, such as duration and modified duration for options. The calculator permits financial institutions to generate their own risk measurement models for regulatory reports.


     FICS has developed country-specific modules which satisfy the regulatory requirements in 22 countries. Each module is tailored to the rules and parameters for producing legal financial reports for the local regulator or central bank. FICS develops and maintains these modules in conjunction with specialists in local regulatory reporting.

  Professional Services

     In addition to the products described above, FICS provides the following customization, enhancement, maintenance, consulting and training services:

     Consulting

        FICS offers its customers high-quality consulting services, including industry-specific systems integration, configuration, installation and project development and management services. FICS works closely with customers to identify their unique business needs and to tailor its solution to these needs in an efficient, cost-effective manner. FICS provides ongoing business consulting to help its customers optimize the use of FICS solutions over time.

     Support

        FICS has implemented a comprehensive customer support program to assist its customers to use FICS's products and to identify, analyze and solve any problems that may occur. To provide responsive local service support, FICS maintains service representatives at each of its international offices. To support their efforts, FICS maintains help desks at its offices to address customer issues and inquiries. FICS provides 24 hours per day/7 days per week customer support for its Electronic Services Delivery products.

     Training

        FICS offers a number of educational classes in conjunction with its products, including end-user training and in-depth technical training regarding the implementation and administration of FICS's solutions.

     FICS prices its consulting and customization services based on the time spent and resources used. Maintenance contracts typically run for a year, and are priced at a fixed price of approximately 18% of the underlying list price of the software licensed. Customers of FICS's maintenance services are entitled to receive regularly scheduled maintenance releases, product upgrades and updates. FICS prices training services on a per-class basis.

  FICS Customers


     FICS has sold its products and provided services to over 600 banks and financial institutions. FICS has approximately 50 Electronic Services Delivery customers. Representative Electronic Services Delivery customers who have purchased at least $250,000 of FICS's products and services in the two years ended June 30, 1999, include:



   NORTH AMERICA          EUROPE, MIDDLE EAST & AFRICA                   ASIA/PACIFIC
- BancBoston (U.S.)  - ABN AMRO Bank (The Netherlands)       - Bank Central Asia (Singapore)
- CIBC (Canada)      - ABSA (South Africa)                   - Bank of East Asia (Hong Kong)
- Firstar (U.S.)     - Arab National Bank (Saudi Arabia)     - Commonwealth Bank of Australia
- Fleet Bank (U.S.)  - Artesia Bank (Belgium)                (Australia)
                     - Banco Espirito Santo (Portugal)       - National Australia Bank (Australia)
                     - Banksys (Belgium)                     - United Overseas Bank (Singapore)
                     - Banque Nationale de Paris (France)    - Westpac (Australia)
                     - Coutts & Co. (U.K.)
                     - Credit Commercial de France (France)
                     - Girobank (U.K.)
                     - Robeco Bank Luxembourg
                       (Luxembourg)
                     - SNS Bank (Netherlands)
                     - Standard Chartered Bank (U.K.)
                     - Yapi Kredi Bank (Turkey)


     Representative Financial Reporting Systems customers who have purchased at least $50,000 of FICS's products in the two years ended March 31, 1999, include BancBoston (U.S.), Bank of America (U.S.), Bankers Trust (U.S.), Banque Nationale de Paris (France), Citibank (U.S.), Commerzbank (Germany), J.P. Morgan (U.S.), KBC Bank (Belgium), Lloyds Bank (U.K.), Rabobank (Netherlands) and Royal Bank of Scotland (U.K.).

     In 1998 and the first three months of 1999, sales to ABN AMRO Bank represented approximately 29% and 11%, respectively, of FICS's total revenues. No other single customer accounted for more than 10% of FICS's revenues in these periods.

  Case Studies

     The following case studies describe how certain FICS customers have adopted and are implementing FICS's products. Each of these customers has implemented electronic banking solutions to extend customer reach, improve operational efficiency, reduce costs and enhance their customer services. In each case, the customer selected FICS's Electronic Services Delivery products after a competitive evaluation. There can be no assurance that new or existing customers will achieve any of the potential benefits described below.


     National Australia Bank, based in Melbourne, Australia, needed a secure medium through which to offer global internet-based banking services to its customers. In 1997, the bank chose two of FICS's products as the underlying architecture for the project: FICS's Electronic Services Delivery Server, running under an AIX platform, and a customized version of FICS's Retail Internet Banking product. FICS customized the product to reflect certain local features, including BPAY payments

(the Australian standard for electronic bill payments) and Australian accounting standards. FICS plans to add direct payroll payments, conforming with Australian Payments Clearing Association standards, in the future.

     ABN AMRO Bank, one of the world's largest banks, based in the Netherlands, has been a FICS customer since 1991. FICS has developed an extensive range of international electronic banking solutions for them, including corporate and retail banking products used in 28 countries and trade finance products. FICS has a dedicated development team of 48 people focusing on updating and maintaining the bank's electronic banking products and services. The development team includes personnel with a wide range of expertise that work closely with the bank's IT staff to provide the most up-to-date and complete range of solutions available.

  Sales and Marketing

     FICS markets and licenses its products to banks and other financial institutions using a combination of direct and indirect distribution channels, including a direct salesforce, distributors, and strategic partners. Because the sale of Electronic Services Delivery products is highly technical and requires customization, the sales cycle can be as long as six to eighteen months, varying by product and customer.

     FICS's distributors are systems integrators, value-added resellers or agents. Systems integrators principally distribute Electronic Services Delivery products. Value-added resellers and agents distribute Financial Reporting Systems products. FICS's distributors serve as an integral part of FICS's marketing and service network worldwide. They have contributed significantly to FICS's growth through cross-selling FICS products to their existing client base and extensive marketing and promotion of FICS's name and brands. FICS's distributors include IBM, Compaq and Sun Microsystems, as software integrators of Electronic Services Delivery products, and KPMG and Sungard Data Systems, as value-added resellers of Financial Reporting Systems products. Most of FICS's sales and marketing staff promote sales of Electronic Services Delivery products.

     FICS's backlog consists of work FICS has not yet completed under contracts, in accordance with its revenue recognition policy. Customers generally license FICS's software products and contract for customization, enhancement, maintenance and training services at the same time. FICS typically commences customization and enhancement services on such contracts within 30 days of executing the contract. Contracts for customization and enhancement are typically on a time and materials basis and for maintenance and training services are typically fixed price. Because certain customers may cancel contracts with FICS on short notice with limited penalties, FICS's backlog as of any particular date may not be indicative of its total revenues in any future period.

  Research and Development


     FICS has designed its existing products after extensive consultation with potential customers to assess their needs. FICS also supplements its research and development efforts by reviewing customer feedback on existing products and working with customers and potential customers to anticipate future functionality needs. As of June 30, 1999, FICS's research and development department consisted of 157 employees and subcontractors, of which 109 were located in Brussels, Belgium at FICS's research and development headquarters.


     The goal of FICS's research and development team is to develop practical applications of both mature and emerging electronic banking and reporting technologies. FICS's engineering, marketing, operations and management teams have developed close relationships with many of their customer counterparts and use these relationships to identify market demands and target FICS's research and development efforts to meet those demands.

     FICS's current Electronic Services Delivery research and development projects include:

     - mobile delivery channels for portfolio management and asset management, including personal digital assistants and mobile telephones;

     - security technologies; and

     - smart card and electronic purse applications.

     FICS's research and development expenditures were E6.3 million, E6.3 million and E12.7 million for 1996, 1997 and 1998, respectively.

  Competition

     FICS faces competition in providing electronic banking solutions primarily from:

     - corporate banking solutions providers such as Credo Group (Ireland), ICM Electronic Banking Services (U.S.), Pulitzer & Haney (U.S.), and Omikron Systems (Germany); and


     - retail banking solutions providers such as Brokat Infosystems (Germany).


     Many of FICS's competitors in providing electronic banking solutions have substantially greater resources than FICS does, which could adversely affect FICS's ability to compete successfully.

     Providing financial reporting systems is also highly competitive. FICS faces competition for financial reporting systems on a global level primarily from SOPRA (France) and CMG (U.K.). FICS also faces competition from regional software providers such as Financial Architects (Belgium) as well as competitors that restrict their sales to a single country or a limited group of countries. In addition to FICS competing with third parties, FICS's customers and potential customers may develop, implement and maintain applications rather than purchasing FICS's software products and services.

  Proprietary Rights

     FICS relies upon a combination of contractual rights, trade secrets, copyrights, technical measures, non-disclosure agreements and trademarks to establish and protect its proprietary rights in products and technologies. FICS has no registered patents or pending patent applications. FICS cannot assure that the steps it takes to protect its proprietary rights will be adequate to prevent misappropriation of its technology or independent development or sale by others of software products with features based upon, or otherwise similar to, those of FICS products.

     FICS presently enters into invention assignment and confidentiality agreements with its employees and independent contractors and confidentiality agreements with certain of its customers. FICS also limits access to the source codes for its software and other proprietary information. Due to the rapid pace of innovation within the software industry, FICS believes that the following factors are more important in establishing and maintaining a technological advantage than the various legal protections available for its technology:

     - the technological and creative expertise of FICS personnel;

     - the quality of FICS's solutions, technical support and training services; and

     - the frequency of releases of technology enhancements.

     FICS is not aware that it is infringing any proprietary rights of third parties. FICS relies upon certain software that it licenses from third parties, including software that is integrated with FICS's internally developed software and used in its solutions to perform key functions.

  Employees


     As of June 30, 1999, FICS had 641 employees. The following table sets out the distribution of its employees:



                                                   EUROPE   U.S.   ASIA/PACIFIC   TOTAL
                                                   ------   ----   ------------   -----
Maintenance and Consulting Services..............   307      36         38         381
Research and Development.........................   110      17          6         133
General and Administration.......................    69       8          7          84
Sales and Marketing..............................    35       4          4          43
                                                    ---      --         --         ---
     Total.......................................   521      65         55         641
                                                    ===      ==         ==         ===


     As of December 31, 1996, 1997 and 1998, FICS had approximately 366, 454 and 587 employees, respectively.

     Every industry sector in Belgium has its own Joint Labor Committee in which employee and employer representatives on a national level negotiate certain terms and conditions of employment in the sector, including minimum wages, working hours and work rules. The collective bargaining agreements concluded by the Joint Labor Committee applicable to FICS's industry sector apply to FICS and its employees in Belgium. Moreover, Belgian law requires companies employing a weighted average of 100 or more employees to periodically organize elections with a view to setting up a workers' council, composed of representatives of the company's employees and management. Workers' councils have an advisory function, are entitled to certain corporate, financial, commercial and personnel information, and are involved in cases of collective dismissal procedures.

     The number of employees for purposes of setting up a workers' council is determined based on a one-year period preceding the quarter in which the election procedure must be initiated. FICS does not presently have a workers' council due to the absence of candidates for election.

     In addition, Belgian employment law imposes substantial minimum terms of notice in connection with the termination of employment agreements. The actual length of such terms depends on the age, seniority and salary level of the employee, and in certain instances may exceed one year. In the event that FICS terminates an employee, FICS must pay the employee an amount equal to the salary (including bonuses, vacation and year-end pay and computed by reference to the salary and bonuses that were paid to the relevant employee in the twelve months preceding the termination of his contract) that otherwise would have been payable during the term of notice.

  Facilities

     FICS's principal administrative, sales, marketing, support and research and development facilities are located in approximately 44,600 square feet of space in Zaventem, Belgium. FICS's principal lease expires on January 31, 2000. FICS plans to relocate those facilities to a new location in Zaventem, Belgium with approximately 58,300 square feet, pursuant to a nine-year lease that will expire in 2008. The lease for the new location provides for an option to lease an additional 18,000 square feet. FICS leases approximately 26,200 square feet of space for its United States headquarters in Charlotte, North Carolina under a lease that expires in 2004. FICS currently leases other sales and support offices in Australia, Belgium, France, the Netherlands, Singapore, Spain and the United Kingdom.

  Legal Proceedings

     FICS is not a party to any material legal proceedings. From time to time, FICS may become involved in litigation relating to claims arising out of its operations in the normal course of business.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION


     FICS prepares its consolidated financial statements in euro in accordance with U.S. GAAP. In this prospectus/proxy statement, including the FICS financial statements and notes which accompany them, references to "euro" or "E" are to euro and references to "Belgian francs" and "BEF" are to Belgian francs. The translations of Belgian francs into euro have been made at the fixed exchange rate of BEF 40.3399 to 1.00. These translations should not be construed as a representation that the Belgian franc amounts represent such euro amounts or could be converted into euros at the rate indicated.


EXCHANGE RATES

     FICS publishes its financial statements in euro. FICS published its financial statements prior to 1999 in Belgian francs. A significant portion of FICS's revenues are denominated in U.S. dollars and the majority of its expenses and debt are denominated in euro.

     The Treaty Establishing the European Community, as amended by the Treaty on European Union, commonly referred to as the "Maastricht Treaty," to which the Kingdom of Belgium is a signatory, provided that on January 1, 1999, the euro became legal tender in those member states of the European Economic and Monetary Union that satisfied the convergence criteria set forth in the Maastricht Treaty, including Belgium. The conversion rate between the Belgian franc, which continues to be legal tender through a transition period ending June 30, 2002, at the latest, and the euro was fixed by the Council of the European Union at BEF 40.3399.

     The following tables set forth, for the periods indicated, certain information concerning the noon buying rates expressed in BEF per $1.00. The Average Rate set forth below is the average of the noon buying rates on the last business day of each month during the year. FICS does not use these rates in the preparation of its consolidated financial statements.

                                                                     AVERAGE   END OF
                       YEAR                          HIGH     LOW     RATE     PERIOD
                       ----                          -----   -----   -------   ------
                                                          (BEF PER U.S. DOLLAR)
1994...............................................  36.53   30.73    33.17    31.85
1995...............................................  32.14   27.94    29.28    29.43
1996...............................................  32.27   29.50    31.02    31.71
1997...............................................  38.82   31.76    35.90    37.08
1998...............................................  38.50   33.19    36.29    34.36

     The following table sets forth, for the period indicated, certain information concerning the average daily rate expressed in dollars per euro. The Average Rate set forth below is the average of the average daily rates on each business day of the month. FICS does not use these rates in the preparation of its consolidated financial statements.



                                                                            AVERAGE   END OF
                           MONTH                              HIGH   LOW     RATE     PERIOD
                           -----                              ----   ---    -------   ------
                                                                 (U.S. DOLLARS PER EURO)
January 1999................................................  1.19   1.13    1.16      1.14
February 1999...............................................  1.14   1.09    1.12      1.10
March 1999..................................................  1.11   1.07    1.09      1.07
April 1999..................................................  1.09   1.05    1.07      1.06
May 1999....................................................  1.08   1.04    1.06      1.05
June 1999...................................................  1.06   1.03    1.04      1.03


FICS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion of FICS's financial condition and results of operations should be read in conjunction with its consolidated financial statements and the related notes, and the other financial information included in this prospectus/proxy statement. FICS's consolidated financial statements and its quarterly financial results included in this discussion have been prepared in accordance with U.S. GAAP.

     On January 1, 1999, the euro was introduced as the common legal currency of eleven member states of the European Economic and Monetary Union, including Belgium. FICS has adopted the euro as its reporting currency in its consolidated financial statements and translated all Belgian franc amounts at the fixed exchange rate for Belgian francs to euro. Although these statements depict the same trends as would have been shown had FICS presented them in Belgian francs, you should be aware that they may not be directly comparable to the financial statements of other companies that have also been restated in euro. Prior to the adoption of the euro, the currencies of other countries fluctuated against the Belgian franc, but because the euro did not exist prior to January 1, 1999, historical exchange rates for euro are not available. A comparison of FICS's financial statements and those of another company that had historically used a reporting currency other than the Belgian franc that takes into account actual fluctuations in exchange rates could give you a much different impression than a comparison of FICS's financial statements and those of another company as translated into euro. Note 2 of Notes to FICS's consolidated financial statements explains how the amounts in these statements were translated.

  Overview

     FICS is a leading software solutions provider for the global banking and financial services industry. FICS designs, develops, markets and supports corporate and retail banking solutions that enable banks and financial institutions to interact electronically with their customers.

     FICS was founded in 1989. In its first five years of operation, FICS focused primarily on developing custom software for banks and financial institutions, using fax-based and phone-based banking and DOS-based and Windows-based banking software for PCs. In 1991, FICS formed a joint venture to develop financial reporting systems products and in late 1994, FICS acquired its joint venture partner. Beginning in late 1995, FICS substantially expanded its operations to capitalize on the opportunity within the rapidly emerging market for electronic banking solutions. At that time, FICS invested in its research and development, marketing, domestic and international sales channels and professional services relating to its Electronic Services Delivery products. FICS released its first Electronic Services Delivery products in the third quarter of 1996 and its first internet-enabled versions of those products in the third quarter of 1998. In January 1999, FICS released the latest version of its Corporate Internet Banking product. In addition, the first version of its Financial Reporting Systems product, which supported one country, was introduced in 1993. In December 1998, FICS released the latest version of ABACUS, which currently supports 22 countries.

     The following table illustrates FICS's software license revenues and services revenues for its Electronic Services Delivery products and Financial Reporting Systems products and as a percentage of total revenues for 1996, 1997 and 1998:

                                                           YEAR ENDED DECEMBER 31,
                                        --------------------------------------------------------------
               PRODUCTS                        1996                  1997                  1998
               --------                 ------------------    ------------------    ------------------
                                                (IN THOUSANDS, PERCENTAGES OF TOTAL REVENUES)
Electronic Services Delivery Products
  Software licenses...................  E 3,099     13.1%     E 3,123      8.8%     E 6,759     13.6%
  Services............................   13,384     56.4       23,836     66.8       30,956     62.2
                                        -------     ----      -------     ----      -------     ----
     Total............................   16,483     69.5       26,959     75.6       37,715     75.8
Financial Reporting Systems Products
  Software licenses...................    3,168     13.4        3,036      8.5        4,242      8.5
  Services............................    4,055     17.1        5,686     15.9        7,796     15.7
                                        -------     ----      -------     ----      -------     ----
     Total............................  E 7,223     30.5%     E 8,722     24.4%     E12,038     24.2%
                                        =======     ====      =======     ====      =======     ====

     FICS derives its revenues exclusively from software licenses and services. FICS receives software license revenues from licensing its products directly to its customers and indirectly through resellers. Its license fees are based generally on user count and, in the case of its Electronic Services Delivery products, size and location of the licensee and the number of modules incorporated. During 1998, license fees from its Electronic Services Delivery products ranged from E100,000 to E4.3 million per customer and license fees from its Financial Reporting Systems products averaged approximately E20,000 per customer. FICS receives service revenues from customization and enhancement services, maintenance services, and consulting and training services that FICS performs for customers that license its products either directly from FICS or indirectly through resellers.

     FICS generally recognizes revenues from services and from the licensing of software with significant customization or modification as work is performed under the percentage of completion method, with progress being measured using costs incurred to date compared to total estimated costs to be incurred. This revenue generally includes licensing of software and services (1) which are essential to the functionality of the software, or (2) which include significant customization or modification of the software. FICS recognizes time and materials based revenue as fees are earned, based on hours incurred and expenditures made. FICS generally recognizes revenues from the licensing of software having no significant ongoing obligations upon delivery of the product, provided that FICS has persuasive evidence of an agreement, the fee is fixed and determinable and collectability is probable. Revenues from maintenance services are recognized over the contract term, typically one year. FICS recognizes losses on contracts in the period in which the liability is identified.

     FICS enters into reseller arrangements that typically provide for sublicense fees payable to it based on a percentage of its list price. FICS recognizes sublicense fees as they are reported by the reseller when it re-licenses its products to their customers.

     Capitalization of software development costs begins upon establishment of technological feasibility and ends upon general release of the software to the public. FICS has defined technological feasibility as the completion of a working model. Its time between completion of a working model and general release of the software to the public is short. As a result, its costs qualifying for capitalization are not material and have been expensed.

     In December 1998, FICS acquired HAL5 S.A., a French company, for E2.0 million in cash. At the same time, FICS also acquired Open Systems Interconnection Ingenierie S.A., a French company, for E915,000 in cash. Both companies sell server products to the financial services industry in France. These acquisitions have been accounted for under the purchase method of accounting, and, accordingly, the results of operations of both companies will be included in FICS's consolidated financial statements in the period beginning on January 1, 1999, since the amounts between the date of acquisition and the year end were not significant. In connection with these acquisitions, FICS acquired assets with an estimated fair market value of E84,000. The difference between the net asset value and the purchase price has been recorded as intangible assets in the amount of E2.8 million, of which E302,000 has been written off in its 1998 statement of operations. The remaining amount is to be amortized over an estimated useful life of five years.

     FICS accounts for deferred income taxes using the liability method, which requires deferred taxes to be recognized for all temporary differences between the book and tax basis of assets and liabilities. FICS evaluates deferred tax assets for probable recoverability on the basis of whether it is more likely than not that sufficient taxable income will be generated in the foreseeable future. FICS provides a valuation allowance against any assets which are not likely to be recovered on that basis. As of December 31, 1998, FICS had accumulated tax losses in Belgium and the United Kingdom of approximately E8.0 million, which FICS is permitted to carry forward to future years. A valuation allowance has been established to offset the deferred tax assets for its accumulated tax losses due to uncertainty surrounding the ultimate use of such losses.

     In 1991, ABN AMRO Bank became one of FICS's customers. ABN AMRO Bank accounted for 22.8% of its revenues in 1996, 19.6% of its revenues in 1997, and 28.8% of its revenues in 1998. The substantial majority of these revenues resulted from customization, enhancement and maintenance services.

     FICS has expanded its operations in all major geographic areas, with a significant portion of its revenue growth occurring in North America and Europe. The following table illustrates its revenues for 1996, 1997 and 1998 by customer location.

                                                                YEAR ENDED DECEMBER 31,
                                                              ---------------------------
                                                               1996      1997      1998
                                                              -------   -------   -------
                                                                    (IN THOUSANDS)
Europe, Middle East and Africa..............................  E21,469   E30,523   E39,782
North America...............................................    1,023     3,344     6,770
Asia/Pacific................................................    1,214     1,814     3,201
                                                              -------   -------   -------
     Total..................................................  E23,706   E35,681   E49,753
                                                              =======   =======   =======

     As of December 31, 1998, FICS had an accumulated deficit of E16.5 million.

  Currency and Exchange Rates

     As a result of its multinational operations, FICS's operating results are subject to significant fluctuations based upon changes in the exchange rates of certain currencies, particularly the euro in relation to the U.S. dollar. Its operations in Europe generate revenues denominated primarily in euro. Revenues in North America and in the Asia/Pacific region are denominated to a large extent in U.S. dollars. Fluctuations in the value of the U.S. dollar relative to the euro could harm FICS's business.

     The majority of its expenses are denominated in euro. Some of FICS's subsidiaries use a functional currency other than euro, namely the currency of the country in which the subsidiary is located. FICS's consolidated financial statements reflect a translation from the functional currencies of such operating subsidiaries into euro, its reporting currency, using the current rate method. Accordingly, monetary assets and liabilities are translated at exchange rates in effect at the end of the reporting period, and revenues and expenses are translated at the average exchange rate during the period. The adjustment resulting from translating the financial statements of such subsidiaries is reflected as a separate component of stockholders' equity. Transaction gains or losses are reported in results of operations. Fluctuations in the U.S. dollar and other currencies relative to the euro will affect period-to-period comparisons of its reported results of operations.

     FICS entered into option contracts during 1996 and 1997 to manage its foreign currency exposure, principally resulting from exchange rate fluctuations of the U.S. dollar compared to the Belgian franc. Since 1997, FICS has not entered into any other hedging transactions. FICS may, however, enter into hedging contracts in the future. Its decision not to enter into hedging transactions has been primarily attributable to:

     - its perception of the strength of the U.S. dollar compared to the euro;
       and

     - its receipt of substantial sums of Belgian francs (and currencies which are historically stable against the Belgian franc) from revenues particularly under its agreements with ABN AMRO Bank (which paid us in Dutch guilders) and Banksys (which paid us in Belgian francs).

     Exchange rate fluctuations may harm its business, whether or not FICS enters into hedging transactions.

  Results of Operations

     The following table presents certain consolidated statement of operations data:


                                                    YEAR ENDED            SIX MONTHS ENDED
                                                   DECEMBER 31,               JUNE 30,
                                           ----------------------------   -----------------
                                            1996      1997       1998      1998      1999
                                           -------   -------   --------   -------   -------
                                                                             (UNAUDITED)
                                                            (IN THOUSANDS)
CONSOLIDATED STATEMENT OF OPERATIONS
  DATA:
Revenues
  Software licenses......................  E 6,267   E 6,159   E 11,001   E 3,356   E 6,616
  Services...............................   17,439    29,522     38,752    19,550    19,139
                                           -------   -------   --------   -------   -------
     Total revenues......................   23,706    35,681     49,753    22,906    25,755
                                           -------   -------   --------   -------   -------
Cost of revenues
  Software licenses......................      407       397        398       124        47
  Services...............................   15,651    22,268     32,038    15,981    16,241
                                           -------   -------   --------   -------   -------
     Total cost of revenues..............   16,058    22,665     32,436    16,105    16,288
                                           -------   -------   --------   -------   -------
     Gross profit........................    7,648    13,016     17,317     6,801     9,467
Operating expenses:
  Sales and marketing....................    1,603     3,762      5,401     2,302     5,068
  Research and development...............    6,314     6,325     12,659     6,020     7,689
  General and administrative.............    3,491     5,012      7,829     4,068     3,776
  IPO and merger related.................       --        --         --        --     1,475
  Stock-based compensation...............       --        --      1,241       562       306
  Amortization of intangibles............      294       890        310         3       288
                                           -------   -------   --------   -------   -------
     Total operating expenses............   11,702    15,989     27,440    12,955    18,602
                                           -------   -------   --------   -------   -------
Loss from operations.....................   (4,054)   (2,973)   (10,123)   (6,154)   (9,135)
Interest and other income (expense)......      412      (460)       109      (129)       16
                                           -------   -------   --------   -------   -------
Loss before income taxes.................   (3,642)   (3,433)   (10,014)   (6,283)   (9,119)
Income tax provision.....................       11        62         62        40         1
                                           -------   -------   --------   -------   -------
Net loss.................................  E(3,653)  E(3,495)  E(10,076)  E(6,323)  E(9,120)
                                           =======   =======   ========   =======   =======

     The following table presents certain items in FICS's consolidated statement of operations reflected as a percentage of total revenues:


                                                                                     SIX MONTHS
                                                       YEAR ENDED                       ENDED
                                                      DECEMBER 31,                    JUNE 30,
                                              -----------------------------       -----------------
                                              1996        1997        1998        1998        1999
                                              -----       -----       -----       -----       -----
                                                                                     (UNAUDITED)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenues
  Software licenses.........................   26.4%       17.3%       22.1%       14.7%       25.7%
  Services..................................   73.6        82.7        77.9        85.3        74.3
                                              -----       -----       -----       -----       -----
     Total revenues.........................  100.0       100.0       100.0       100.0       100.0
                                              -----       -----       -----       -----       -----
Cost of revenues Software licenses..........    1.7         1.1         0.8         0.5         0.2
  Services..................................   66.0        62.4        64.4        69.8        63.0
                                              -----       -----       -----       -----       -----
     Total cost of revenues.................   67.7        63.5        65.2        70.3        63.2
                                              -----       -----       -----       -----       -----
     Gross profit...........................   32.3        36.5        34.8        29.7        36.8
Operating expenses:
  Sales and marketing.......................    6.8        10.5        10.9        10.0        19.7
  Research and development..................   26.6        17.7        25.4        26.3        29.9
  General and administrative................   14.7        14.0        15.7        17.8        14.6
  IPO and merger related....................     --          --          --          --         5.7
  Stock-based compensation..................     --          --         2.5         2.5         1.2
  Amortization of intangibles...............    1.2         2.5         0.6          --         1.1
                                              -----       -----       -----       -----       -----
     Total operating expenses...............   49.3        44.7        55.1        56.6        72.2
                                              -----       -----       -----       -----       -----
Loss from operations........................  (17.1)       (8.2)      (20.3)      (26.9)      (35.4)
Interest and other income (expense).........    1.7        (1.3)        0.2        (0.6)         --
                                              -----       -----       -----       -----       -----
Loss before income taxes....................  (15.4)       (9.5)      (20.1)      (27.4)      (35.4)
Income tax provision........................    0.0         0.2         0.1         0.2          --
                                              -----       -----       -----       -----       -----
Net loss....................................  (15.4)%      (9.7)%     (20.2)%     (27.6)%     (35.4)%
                                              =====       =====       =====       =====       =====


YEARS ENDED DECEMBER 31, 1997 AND 1998

  Revenues

     Total revenues, which consist of software license and service revenues, increased 39.5%, from E35.7 million in 1997 to E49.8 million in 1998. Total revenues for Electronic Services Delivery products increased 39.6%, from E27.0 million in 1997 to E37.7 million in 1998, and total revenues for Financial Reporting Systems products increased 37.9%, from E8.7 million in 1997 to E12.0 million in 1998. ABN AMRO Bank accounted for 19.6% of its total revenues in 1997 and 28.8% of its total revenues in 1998. No other single customer accounted for more than 10% of FICS's revenues in 1997 or 1998.

     Software license revenues consist of license revenues of Electronic Services Delivery products and Financial Reporting Systems products. Software license revenues increased 77.4%, from E6.2 million in 1997 to E11.0 million in 1998. The increase in software license revenues was primarily attributable to the introduction of FICS's Corporate Internet Banking product and new versions of its other products. Software license revenues from its Electronic Services Delivery products increased from E3.1 million in 1997 to E6.8 million in 1998 and increased as a percentage of total revenues from 8.8% in 1997 to 13.6% in 1998.

     Service revenues consist of customization, enhancement, maintenance, consulting and training services. Service revenues increased 31.5%, from E29.5 million in 1997 to E38.8 million in 1998. Of this increase, E7.1 million was due to increases in services related to its Electronic Services Delivery products and E2.1 million was due to increases in services related to its Financial Reporting Systems products. The increase in service revenues in absolute terms, but decrease as a percentage of total revenues, reflects an increase in its software license revenues and the overall growth of its installed base of customers during these periods. Service revenues from Electronic Services Delivery products increased from E23.8 million in 1997 to E31.0 million in 1998 and decreased as a percentage of total revenues from 66.8% in 1997 to 62.2% in 1998. Service revenues in 1998 include E2.0 million in non-recurring revenues related to the sub-license of third party software.

     Revenues outside of Europe, the Middle East and Africa increased 92.3% from E5.2 million in 1997 to E10.0 million in 1998. Revenues in North America increased from E3.3 million in 1997 to E6.8 million in 1998. The increase in non-European revenues resulted from its investment in direct sales channels, primarily in North America, Australia and Singapore, in 1998.

  Cost of Revenues

     Cost of license revenues

     Cost of license revenues consists primarily of the cost of product media, duplication and manuals. Cost of license revenues remained essentially the same, E397,000 in 1997 and E398,000 in 1998. Cost of license revenues as a percentage of total revenues was negligible in both 1997 and 1998.

     Cost of service revenues

     Cost of service revenues consists of personnel and third-party service provider costs related to customization, enhancement, maintenance, consulting and training. Cost of service revenues increased 43.5%, from E22.3 million in 1997 to E32.0 million in 1998. This increase resulted primarily from the cost of hiring, training and compensating personnel to support its growing customer base. Cost of service revenues as a percentage of total revenues was 62.4% in 1997 and 64.4% in 1998. The cost of service revenues as a percentage of total revenues may vary between periods for two reasons: (a) the services FICS provides (customization, enhancement, maintenance, consulting and training services) have different cost and pricing structures, and (b) the resources FICS uses to deliver these services (internal versus third parties). The increase in cost of service revenues as a percentage of service revenues reflected the execution of low-margin service contracts to extend or strengthen present customer relationships, provisions to cover potential losses on certain existing contracts, and the early termination of a contract to customize third-party software. In addition, cost of service revenues in 1998 includes E1.8 million in non-recurring fees related to the sub-license of third-party software.

  Operating Expenses

     Sales and marketing

     Sales and marketing expenses consist primarily of salaries, commissions and bonuses earned by sales and marketing personnel, travel and promotional expenses and facility and communication costs for direct sales offices. Sales and marketing expenses increased 42.1%, from E3.8 million in 1997 to E5.4 million in 1998. This increase was attributable to salaries and benefits for additional sales and marketing personnel and salary increases for existing personnel, and other costs associated with the expansion of its worldwide sales and marketing organization.

     Sales and marketing expenses represented 10.5% of its total revenues in 1997 and 10.9% in 1998.

     Research and development

     FICS's research and development expenses consist primarily of salaries, benefits and equipment for software developers, quality assurance personnel, program managers and technical writers and payments to outside contractors. Research and development expenses increased from E6.3 million in 1997 to E12.7 million in 1998. This increase was due to an increase in the number of development personnel, salary increases for existing personnel and an increase in the use of outside contractors to support its product development and testing activities. Research and development costs represented 17.7% of its total revenues in 1997 and 25.4% in 1998. The increase in research and development expenses as a percentage of total revenues reflects primarily the increased investment in its research and development activities necessary to complete its internet-enabled Electronic Services Delivery products.

     General and administrative

     FICS's general and administrative expenses consist primarily of salaries, benefits and related costs for executive, finance, human resources, administrative and information services personnel and professional services fees. General and administrative expenses increased 56.0%, from E5.0 million in 1997 to E7.8 million in 1998. The increase primarily resulted from the opening of new offices in the United Kingdom, Singapore and Australia. The remaining increase resulted from the addition of finance, executive and administrative personnel to support the growth of its business, salary increases for existing personnel, an increase in professional services fees and other administrative expenses. General and administrative costs represented 14.0% of its total revenues in 1997 and 15.7% in 1998.

     Stock-based compensation

     FICS recorded deferred stock-based compensation of E2.2 million in 1998, representing the difference between the exercise prices of options granted to acquire shares of common stock during 1998 and the deemed fair market value for financial reporting purposes of its common stock on the grant dates. FICS amortized stock-based compensation expense of E1.2 million during 1998. Deferred stock-based compensation is amortized over the vesting periods of the options. Amortization of the deferred stock-based compensation balance of E987,000 at December 31, 1998 will be approximately E611,000, E280,000 and E63,000 for 1999, 2000 and 2001, respectively.

     Amortization of intangibles

     Amortization of intangibles decreased 65.2% from E890,000 in 1997 to E310,000 in 1998. In 1997, FICS incurred a charge of E590,000 to reflect a write-down of intangible assets associated with acquisitions made in prior years. In 1998, FICS incurred a charge of E302,000 to reflect a write-down in intangible assets associated with the acquisition of HAL5 S.A. and Open Systems Interconnection Ingenierie S.A. in December 1998. FICS periodically evaluates intangibles to assess recoverability and any permanent impairments are charged to operating results.

     Interest and other income (expense)

     FICS had interest and other expense of E460,000 in 1997 and interest and other income of E109,000 in 1998. The change from an expense position to an income position resulted primarily from E528,000 in other income related to foreign currency exchange gain not fully offset by E509,000 in interest expense associated with increased average borrowings to fund operations.

     Income tax provision

     FICS incurred operating losses in 1997 and 1998 and therefore did not incur any income tax obligations in Belgium for such periods. Its income tax provisions of E62,000 in each of 1997 and 1998 resulted principally from its foreign operations and withholding tax on interest income. See note 9 of notes to FICS's consolidated financial statements.

YEARS ENDED DECEMBER 31, 1996 AND 1997

  Revenues

     Total revenues increased 50.6%, from E23.7 million in 1996 to E35.7 million in 1997. Total revenues from Electronic Services Delivery products increased 63.6%, from E16.5 million in 1996 to E27.0 million in 1997 and total revenues from Financial Reporting Systems products increased 20.8%, from E7.2 million in 1996 to E8.7 million in 1997. ABN AMRO Bank accounted for 22.8% of total revenues in 1996 and 19.6% of total revenues in 1997. No other single customer accounted for more than 10% of total revenues in 1996 or 1997.

     Software license revenues decreased 1.6%, from E6.3 million in 1996 to E6.2 million in 1997. Software license revenues from Electronic Services Delivery products were E3.1 million in 1996 and 1997 and decreased as a percentage of total revenues from 13.1% in 1996 to 8.8% in 1997. This decrease primarily resulted from higher service revenues as a result of services performed on customer specified projects in 1997 that did not generate software license revenues and its preparation in 1997 for future product releases, including the release of its internet-enabled products in 1998.

     Service revenues increased 69.5%, from E17.4 million in 1996 to E29.5 million in 1997. The increase in service revenues reflects an increase in its software application sales and the overall growth of its installed base of customers during these periods. Service revenues represented 73.6% of its total revenues in 1996 and 82.7% in 1997.

     Revenues outside of Europe, the Middle East and Africa totaled E2.2 million in 1996 and E5.2 million in 1997. Revenues in North America increased from E1.0 million in 1996 to E3.3 million in 1997. Principally, this increase resulted from its commencement of marketing of its Electronic Services Delivery products in mid-1996. The increase in non-European revenues resulted from its investment in direct and indirect sales channels, primarily in North America, Australia and Singapore, in 1997.

  Cost of Revenues

     Cost of license revenues

     Cost of license revenues decreased 2.5%, from E407,000 in 1996 to E397,000 in 1997. Cost of license revenues as a percentage of total revenues was negligible in both 1996 and 1997.

     Cost of service revenues

     Cost of service revenues increased 42.0%, from E15.7 million in 1996 to E22.3 million in 1997. The increase was the result of additional costs associated with hiring and training consulting, support and training personnel to support its growing customer base and salary increases for existing personnel. Cost of service revenues as a percentage of total revenues was 66.0% in 1996 and 62.4% in 1997. The decrease in cost of service revenues as a percentage of total revenues reflected increased levels of higher-margin maintenance revenues and higher-margin consulting services.

  Operating Expenses

     Sales and marketing

     Sales and marketing expenses increased from E1.6 million in 1996 to E3.8 million in 1997. This increase was attributable to the expansion of its worldwide sales and marketing organization, including increased salaries and benefits for additional sales and marketing personnel and salary increases for existing personnel, higher sales commissions and bonuses associated with increased revenues, additional facility and communication costs associated with opening and expanding offices domestically and internationally, and increased marketing and promotional activities. Sales and marketing expenses represented 6.8% of its total revenues in 1996 and 10.5% in 1997. The increase in sales and marketing expenses in absolute terms and as a percentage of total revenues reflects primarily the significant investment in its sales and marketing infrastructure compared to the growth of its revenues.

     Research and development

     Research and development expenses were E6.3 million in 1996 and 1997. Research and development costs represented 26.6% of its total revenues in 1996 and 17.7% in 1997. The decrease in research and development expenses as a percentage of total revenues reflects significant research and development expenses in 1996 associated with the development and introduction of initial versions of the Corporate Banking for Windows products, including consulting charges of third-party consultants, and the decline in 1997 of third-party consulting charges as FICS replaced third-party consultants with its employees.

     General and administrative

     General and administrative expenses increased 42.9%, from E3.5 million in 1996 to E5.0 million in 1997. This increase resulted from the addition of finance, executive and administrative personnel to support the growth of its business during these periods. General and administrative costs represented 14.7% of its total revenues in 1996 and 14.0% in 1997.

     Amortization of intangibles

     Amortization of intangibles increased from E294,000 in 1996 to E890,000 in 1997. The increase resulted primarily from a charge of E590,000 in 1997 to reflect a write-down of intangible assets associated with acquisitions made in prior years.

     Interest and other income (expense)

     FICS had interest and other income of E412,000 in 1996 and interest and other expense of E460,000 in 1997. The decrease resulted primarily from foreign currency exchange losses.

     Income tax provision

     FICS incurred operating losses in 1996 and 1997 and therefore did not incur any income tax obligations in Belgium for such periods. Its income tax provision of E11,000 in 1996 and E62,000 in 1997 resulted principally from its foreign operations and withholding tax on interest income. See note 9 of notes to FICS's consolidated financial statements.

SIX MONTHS ENDED JUNE 30, 1998 AND 1999


  Revenues


     Total revenues increased by 12.4% over the prior year period. Software license revenues increased by 97.1% over the prior year period as a result of the introduction of FICS's Corporate Internet Banking product and new versions of its other products. Service revenues increased slightly over the prior year period as a result of increases in services related to its products. Total revenues from Electric Services Delivery products increased 9.7% from E17.3 million for the six months ended June 30, 1998 compared to E18.9 million for the six months ended June 30, 1999. This was due to a significant increase in software license revenue of 201.2% over the prior year period. Services revenue from Electronic Services Delivery products declined by 7.9% against the prior year period. The six months ended June 30, 1999 included no non-recurring revenues related to the sale of third-party software, compared to E2.0 million for the prior year period. Total revenues from Financial Reporting Systems increased 20.7% due to growth in services revenues for maintenance and implementation services. Software license revenue from Financial Reporting Systems increased by 17.7% over the prior year period to E2.3 million for the six months ended June 30, 1999.


  Cost of Revenues

     Cost of license revenues


     FICS's cost of license revenues were lower in the first half of 1999 compared to the prior year period as a result of a decrease in the costs of product media, duplication and manuals attributable to the introduction during 1998 of its Corporate Internet Banking product and new versions of its other products.


     Cost of service revenues


     FICS's cost of service revenues increased for the six months ended June 30, 1998 as a result of increased hiring, training and compensating personnel to support FICS's growing customer base. In addition, the increase in cost of services revenues as a percentage of services revenue reflected the execution of lower margin services contracts to extend and strengthen present customer relationships.


  Operating Expenses

     Sales and marketing


     Sales and marketing expenses have generally been increasing over the quarters presented as a result of salaries and benefits for additional sales and marketing personnel, and other costs associated with the expansions of its worldwide sales and marketing organization. Sales and marketing expenses for the six months ended June 30, 1999 increased by E2.8 million (120.2%) over the prior year period due to continuing expansion.


     Research and development


     Research and development expenses have generally increased each quarter, due primarily to an increase in the number of development personnel, salary increases for existing personnel and an increase in the use of outside contractors to support product development and testing activities. Research and development expenses for the six months ended June 30, 1999 increased by E1.7 million (27.7%) over the prior year period due to increased development.

     General and administrative


     General and administrative expenses decreased in absolute terms and as a percentage of total revenues during the six months ended June 30, 1999 compared to the last year period. The decrease primarily resulted from the effect of costs of opening new offices in the United Kingdom, Singapore and Australia in the first quarter of 1998.



     IPO and Merger Related Expenses



     During the second quarter 1999, FICS incurred E1.5 million in expenses related to the preparation for an initial public offering and the merger with Security First Technologies Corporation. These expenses consisted primarily of legal and accounting professional services. As a result of entering into the merger agreement with S1, the plans for the initial public offering were terminated. Therefore all costs associated with its preparation were expensed in the second quarter.


     Stock-based compensation


     FICS recorded stock-based compensation in each quarter from the first quarter of 1998 through the second quarter of 1999 in connection with the grant of certain stock options in the first quarter of 1998.


     Amortization of intangibles


     Amortization of intangibles in the six months ended June 30, 1999 reflected the amortization of intangible assets associated with the acquisitions of HAL5 S.A. and Open Systems Interconnection Ingenierie S.A. in December 1998.


     Interest and other income (expense)


     FICS had interest expense in the six months ended June 30, 1999 and 1998 amounting to E217,000 and E164,000, respectively. FICS's other income (expense) fluctuates as a result of gains or losses relating to changes in foreign currency exchange rates.


     Income tax provision

     FICS incurred operating losses in 1997 and 1998 and therefore did not incur any income tax obligations in Belgium for such periods. FICS's income tax provision in the quarters presented resulted principally from its foreign operations and withholding tax on interest income.

  FICS Quarterly Results of Operations


     The following table presents FICS's unaudited quarterly results of operations for the ten quarters ended June 30, 1999. You should read the following table in conjunction with FICS's consolidated financial statements and related notes thereto included elsewhere in this prospectus/proxy statement. FICS has prepared this unaudited information on the same basis as its audited consolidated financial statements. This table includes all adjustments, consisting only of normal recurring adjustments, that

FICS considers necessary for a fair presentation of its financial position and operating results for the quarters presented.

                                                                   THREE MONTHS ENDED
                                 ---------------------------------------------------------------------------------------
                                 MAR. 31,   JUNE 30,   SEPT. 30,   DEC. 31,   MAR. 31,   JUNE 30,   SEPT. 30,   DEC. 31,
                                   1997       1997       1997        1997       1998       1998       1998        1998
                                 --------   --------   ---------   --------   --------   --------   ---------   --------
                                                                     (IN THOUSANDS)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenues
  Software licenses............   E1,365     E1,768     E1,646     E 1,380    E 1,749    E 1,607     E 3,665    E 3,980
  Services.....................    6,042      7,257      7,901       8,322      9,598      9,952       9,621      9,581
                                  ------     ------     ------     -------    -------    -------     -------    -------
    Total revenues.............    7,407      9,025      9,547       9,702     11,347     11,559      13,286     13,561
                                  ------     ------     ------     -------    -------    -------     -------    -------
Cost of revenues
  Software licenses............       88        114        106          89         64         60         131        143
  Services.....................    5,095      5,808      5,568       5,797      7,771      8,210       8,081      7,976
                                  ------     ------     ------     -------    -------    -------     -------    -------
    Total cost of revenues.....    5,183      5,922      5,674       5,886      7,835      8,270       8,212      8,119
                                  ------     ------     ------     -------    -------    -------     -------    -------
Gross profit...................    2,224      3,103      3,873       3,816      3,512      3,289       5,074      5,442
Operating expenses:
  Sales and marketing..........      702        709      1,057       1,294        936      1,366       1,311      1,788
  Research and development.....      961      1,263      1,941       2,160      2,800      3,220       3,425      3,214
  General and administrative...      892      1,158      1,290       1,672      2,015      2,053       2,000      1,761
  IPO and merger related.......       --         --         --          --         --         --          --         --
  Stock-based compensation.....       --         --         --          --        281        281         281        398
  Amortization of
    intangibles................      224        226        226         214          1          2           2        305
                                  ------     ------     ------     -------    -------    -------     -------    -------
    Total operating expenses...    2,779      3,356      4,514       5,340      6,033      6,922       7,019      7,466
                                  ------     ------     ------     -------    -------    -------     -------    -------
Loss from operations...........     (555)      (253)      (641)     (1,524)    (2,521)    (3,633)     (1,945)    (2,024)
Interest and other income
  (expense), net...............     (168)       (88)       (89)       (115)       (28)      (101)        (26)       264
                                  ------     ------     ------     -------    -------    -------     -------    -------
Loss before income taxes.......     (723)      (341)      (730)     (1,639)    (2,549)    (3,734)     (1,971)    (1,760)
Income tax provision...........       13          6         13          30         16         24          24         (2)
                                  ------     ------     ------     -------    -------    -------     -------    -------
    Net loss...................   E (736)    E (347)    E (743)    E(1,669)   E(2,565)   E(3,758)    E(1,995)   E(1,758)
                                  ======     ======     ======     =======    =======    =======     =======    =======

                                 THREE MONTHS ENDED
                                 -------------------
                                 MAR. 31,   JUNE 30,
                                   1999       1999
                                 --------   --------
                                   (IN THOUSANDS)
CONSOLIDATED STATEMENT OF OPERA
Revenues
  Software licenses............  E 3,610    E 3,006
  Services.....................    9,649      9,490
                                 -------    -------
    Total revenues.............   13,259     12,496
                                 -------    -------
Cost of revenues
  Software licenses............       34         13
  Services.....................    8,179      8,062
                                 -------    -------
    Total cost of revenues.....    8,213      8,075
                                 -------    -------
Gross profit...................    5,046      4,421
Operating expenses:
  Sales and marketing..........    2,210      2,828
  Research and development.....    3,453      4,236
  General and administrative...    1,587      2,189
  IPO and merger related.......       --      1,475
  Stock-based compensation.....      153        153
  Amortization of
    intangibles................      131        288
                                 -------    -------
    Total operating expenses...    7,534     11,068
                                 -------    -------
Loss from operations...........   (2,488)    (6,647)
Interest and other income
  (expense), net...............     (208)      (224)
                                 -------    -------
Loss before income taxes.......   (2,696)    (6,423)
Income tax provision...........        1         --
                                 -------    -------
    Net loss...................  E(2,697)   E(6,423)
                                 =======    =======

     The following table sets forth unaudited quarterly results of operations as a percentage of revenues for the ten quarters ended June 30, 1999.


                                                                      THREE MONTHS ENDED
                                    ---------------------------------------------------------------------------------------
                                    MAR. 31,   JUNE 30,   SEPT. 30,   DEC. 31,   MAR. 31,   JUNE 30,   SEPT. 30,   DEC. 31,
                                      1997       1997       1997        1997       1998       1998       1998        1998
                                    --------   --------   ---------   --------   --------   --------   ---------   --------
CONSOLIDATED STATEMENT OF
OPERATIONS DATA:
Revenues
  Software licenses...............    18.4%      19.6%       17.2%      14.2%      15.4%      13.9%       27.6%      29.3%
  Services........................    81.6       80.4        82.8       85.8       84.6       86.1        72.4       70.7
                                     -----      -----       -----      -----      -----      -----       -----      -----
    Total revenues................   100.0      100.0       100.0      100.0      100.0      100.0       100.0      100.0
                                     -----      -----       -----      -----      -----      -----       -----      -----
Cost of revenues
  Software licenses...............     1.2        1.3         1.1        0.9        0.6        0.5         1.0        1.1
  Services........................    68.8       64.4        58.3       59.8       68.5       71.0        60.8       58.8
                                     -----      -----       -----      -----      -----      -----       -----      -----
    Total cost of revenues........    70.0       65.7        59.4       60.7       69.1       71.5        61.8       59.9
                                     -----      -----       -----      -----      -----      -----       -----      -----
Gross margin......................    30.0       34.3        40.6       39.3       30.9       28.5        38.2       40.1
Operating expenses:
  Sales and marketing.............     9.5        7.9        11.1       13.3        8.2       11.8         9.9       13.2
  Research and development........    13.0       14.0        20.3       22.3       24.7       27.9        25.8       23.7
  General and administrative......    12.0       12.8        13.5       17.2       17.8       17.8        15.1       13.0
  IPO and merger related..........      --         --          --         --         --         --          --         --
  Stock-based compensation........      --         --          --         --        2.5        2.4         2.1        2.9
  Amortization of intangibles.....     3.0        2.5         2.4        2.2        0.0        0.0         0.0        2.2
                                     -----      -----       -----      -----      -----      -----       -----      -----
    Total operating expenses......    37.5       37.2        47.3       55.0       53.2       59.9        52.9       55.0
                                     -----      -----       -----      -----      -----      -----       -----      -----
Loss from operations..............    (7.5)      (2.9)       (6.7)     (15.7)     (22.3)     (31.4)      (14.6)     (14.9)
Interest and other income
  (expense).......................    (2.3)      (0.9)       (0.9)      (1.2)      (0.2)      (0.9)       (0.2)       1.9
                                     -----      -----       -----      -----      -----      -----       -----      -----
Loss before income taxes..........    (9.8)      (3.8)       (7.6)     (16.9)     (22.5)     (32.3)      (14.8)     (13.0)
Income tax provision..............    (0.2)      (0.1)       (0.1)      (0.3)      (0.1)      (0.2)       (0.2)        --
                                     -----      -----       -----      -----      -----      -----       -----      -----
    Net loss......................   (10.0)%      (3.9)%      (7.7)%    (17.2)%    (22.6)%    (32.5)%     (15.0)%    (13.0)%
                                     =====      =====       =====      =====      =====      =====       =====      =====

                                    THREE MONTHS ENDED
                                    -------------------
                                    MAR. 31,   JUNE 30,
                                      1999       1999
                                    --------   --------
CONSOLIDATED STATEMENT OF
OPERATIONS DATA:
Revenues
  Software licenses...............    27.2%      24.1%
  Services........................    72.8       75.9
                                     -----      -----
    Total revenues................   100.0      100.0
                                     -----      -----
Cost of revenues
  Software licenses...............     0.3        0.1
  Services........................    61.7       64.5
                                     -----      -----
    Total cost of revenues........    62.0       64.6
                                     -----      -----
Gross margin......................    38.0       35.4
Operating expenses:
  Sales and marketing.............    16.7       22.9
  Research and development........    26.0       33.9
  General and administrative......    12.0       17.5
  IPO and merger related..........      --       11.8
  Stock-based compensation........     1.1        1.2
  Amortization of intangibles.....     1.0        1.3
                                     -----      -----
    Total operating expenses......    56.8       88.6
                                     -----      -----
Loss from operations..............   (18.8)     (53.2)
Interest and other income
  (expense).......................    (1.5)       1.8
                                     -----      -----
Loss before income taxes..........   (20.3)     (51.4)
Income tax provision..............       0         --
                                     -----      -----
    Net loss......................    (20.3)%     (51.4)%
                                     =====      =====



     The trends discussed in the annual comparisons of operating results from 1996 to 1997 and from 1997 to 1998 generally apply to the comparison of results of operations for the ten quarters ended June 30, 1999.


     FICS has experienced limited seasonality with respect to revenues. Revenues from services and from the licensing of software with related services is recognized as work is performed. Consequently, a significant portion of license revenues is not recognized upon delivery of the product even though there may be a seasonal impact on order intake.

  Liquidity and Capital Resources


     Since its inception, FICS has primarily financed its operations through private placements of its common and preferred stock and bank borrowings. Through December 31, 1998, net proceeds from private placements of common and preferred stock totaled E20.2 million. To a lesser extent, FICS has financed its operations through equipment financing and traditional financing arrangements. As of December 31, 1998, FICS had cash and cash equivalents of E3.0 million, a decrease of E1.2 million from cash and cash equivalents held as of December 31, 1997. Its working capital at December 31, 1998 was a deficit of E721,000, compared to working capital of E1.5 million at December 31, 1997. At June 30, 1999, FICS had cash and cash equivalents of E1.4 million and its working capital was a deficit of E4.7 million.



     FICS has a credit facility with KBC Bank of E12.7 million that is secured by substantially all of its assets. Under the credit facility, FICS may borrow up to E7.9 million on a short-term basis at an interest rate equal to the bank's daily short-term interest rate, which was 3.1% as of June 30, 1999.

The amount FICS can borrow on a short term basis will be reduced to E2.0 million on December 31, 1999. As of June 30, 1999, FICS had borrowed E2.5 million on a short-term basis under the credit facility. Under the credit facility, FICS may convert amounts borrowed on a short-term basis to notes payable. The notes payable bear interest at EONIA (European Overnight Interest Average) plus 0.5%, which was 3.6% as of June 30, 1999. As of June 30, 1999, FICS had E8.2 million outstanding in notes payable. All interest and principal outstanding under the credit facility is due on June 30, 2002. The credit facility requires FICS to maintain specified financial covenants, including a requirement that FICS maintains certain specified financial ratios. FICS was in compliance with all financial covenants of the credit facility at June 30, 1999.



     FICS's operating activities resulted in net cash outflows of E566,000 in 1996, E2.2 million in 1997 and E10.9 million in 1998. During the six months ended June 30, 1999, its operating activities resulted in net cash outflows of E9.5 million. The operating cash outflows resulted primarily from operating losses due to significant investments in sales, marketing and product development and increases in accounts receivable due to increased revenues. These cash outflows were partially offset by increases in accounts payable, accrued liabilities and deferred revenues.



     Average days' sales outstanding, represented by the ratio of accounts receivable, net of deferred revenue, to total revenues, increased from 72 days at December 31, 1997 to 110 days at December 31, 1998. This increase was due to increased sales activity. At June 30, 1999, average days outstanding was 108 days.



     Investing activities used cash of E953,000 in 1996 and E982,000 in 1997, primarily for the purchase of capital equipment, and E3.2 million in 1998, primarily for the purchase of capital equipment and the acquisition of HAL5 S.A. and Open Systems Interconnection Ingenierie S.A. During the six months ended June 30, 1999, investing activities used cash of E1.4, primarily for the purchase of capital equipment.



     Financing activities in 1996 used cash of E442,000 primarily due to the repayment of long-term indebtedness. Financing activities provided cash of E5.1 million in 1997 and E12.8 million in 1998, primarily through the issuance of capital stock and increased borrowings under its credit facility. During the six months ended June 30, 1999, financing activities provided cash of E9.5 million, primarily as a result of increased borrowings under its credit facility.


  Year 2000 Considerations

     The year 2000 issue is the potential for system and processing failure of date-related data as the result of computer-controlled systems using two digits rather than four to define the applicable year. For example, computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failure or miscalculations. Such failures or miscalculations could disrupt its operations, and, among other things, cause FICS to be temporarily unable to process transactions, send invoices or engage in similar normal business activities.


     FICS believes that its own computer systems and software are Year 2000 compliant. To the extent that FICS implements additional computer systems and software in the future, FICS will assess Year 2000 compliance prior to their implementation. Furthermore, FICS has designed its internet products to be Year 2000 compliant. FICS has not incurred any costs relating to the Year 2000 compliance and does not expect to incur any meaningful costs in the future.

  Share Ownership by Management and Directors of FICS



     The following table presents information about the directors and executive officers of FICS.



                                                  CLASS A                  CLASS B1                 CLASS B2
                                              ORDINARY SHARES          PREFERRED SHARES         PREFERRED SHARES
                                           BENEFICIALLY OWNED AT    BENEFICIALLY OWNED AT    BENEFICIALLY OWNED AT
                                             SEPTEMBER 30, 1999       SEPTEMBER 30, 1999       SEPTEMBER 30, 1999
                                           ----------------------   ----------------------   ----------------------
                                           NUMBER OF   PERCENT OF   NUMBER OF   PERCENT OF   NUMBER OF   PERCENT OF
        NAME                POSITION        SHARES       CLASS       SHARES       CLASS       SHARES       CLASS
        ----           ------------------  ---------   ----------   ---------   ----------   ---------   ----------
Michel Akkermans(1)    Chief Executive       88,620      95.80%           --          --           --          --
                       Officer and
                       Chairman of the
                       Board of Directors
Steven Sipowicz(2)     Chief Financial       822.92       0.88%           --          --           --          --
                       Officer
Herve Couturier(3)     Head of Marketing     324.08       0.35%           --          --           --          --
                       and Product
                       Development
Etienne Castiaux(4)    Chief Technology      311.81       0.34%           --          --           --          --
                       Officer
Frederick Dumas(5)     President of FICS   2,563.18       2.71%           --          --           --          --
                       America
Stephen Chu            Regional Director         --          --           --          --           --          --
                       Asia/Pacific
Goort Gelten           Regional Director      2,500       2.70%           --          --           --          --
                       Europe, Middle
                       East and Africa
Ad van Gageldonk(6)    Director of Human      112.5       0.12%           --          --           --          --
                       Resources
Martin Stein(7)        Director              313.69       0.34%           --          --           --          --
Loek van den Boog(8)   Director              659.08       0.71%           --          --        1,350        100%
Raynier van Outryve    Director                  --          --           --          --           --          --
  d'Ydewalle
Peter Bloom(9)         Director                  --          --       40,000      94.12%          951      41.33%(10)
David Hodgson(9)       Director                  --          --       40,000      94.12%          951      41.33%(10)


------------------

 (1) Includes 25,000 class A ordinary shares held by Pamica N.V., a company controlled by Mr. Akkermans.


 (2) Includes 822.92 class A ordinary shares subject to options exercisable within 60 days of September 30, 1999.


 (3) Includes 324.08 class A ordinary shares subject to options exercisable within 60 days of September 30, 1999.


 (4) Includes 111.81 class A ordinary shares subject to options exercisable within 60 days of September 30, 1999.


 (5) Includes 2,063.18 class A ordinary shares subject to options exercisable within 60 days of September 30, 1999.


 (6) Includes 112.5 class A ordinary shares subject to options exercisable within 60 days of September 30, 1999.

 (7) Includes 313.69 class A ordinary shares subject to options exercisable within 60 days of September 30, 1999.


 (8) Includes 659.08 class A ordinary shares subject to options exercisable within 60 days of September 30, 1999.


 (9) These securities are held by General Atlantic Partners 20, L.P., GAP Coinvestment Partners, L.P. and General Atlantic Partners 52, L.P. The general partner of each of these entities is General Atlantic Partners, LLC, a Delaware limited liability company. The managing members of General Atlantic Partners, LLC are Steven Denning, David Hodgson, Peter Bloom, J. Michael Cline, William Grabe, William Ford and Franchon Smithson. Mr. Hodgson and Mr. Bloom, directors of FICS, are managing members of General Atlantic Partners, LLC. Mr. Hodgson and Mr. Bloom disclaim beneficial ownership of FICS securities held by General Atlantic Partners, LLC except to the extent of their respective pecuniary interest therein.


(10) Includes 1 class B2 preferred share issuable upon conversion of a convertible bond held jointly by GAP Coinvestment Partners, L.P. and General Atlantic Partners 52, L.P.



SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS, MANAGEMENT AND DIRECTORS OF FICS



  Principal Stockholders



     The following table presents information about the principal stockholders of FICS:



                                                                FICS SECURITIES
                                                              SHARES BENEFICIALLY
                                                                     OWNED
                                                              --------------------
                IDENTITY OF PERSON OR GROUP                    NUMBER     PERCENT
                ---------------------------                   --------   ---------
Michel Akkermans(1).........................................   88,620     60.4%
     Excelsiorlaan 87 1930 Zaventem, Belgium
General Atlantic Partners, LLC(2)...........................   40,951     27.9%
     c/o General Atlantic Service Corporation
     3 Pickwick Plaza
     Greenwich, CT 06830
     U.S.A.
GIMV N.V.(3)................................................    9,303      6.3%
     Karel Oomsstraat 37
     B-2018 Antwerp
     Belgium


------------

(1) Includes 25,000 class A ordinary shares held by Pamica N.V., a company controlled by Mr. Akkermans.


(2) Includes 40,000 class B1 preferred shares, 950 class C preferred shares and 1 class B2 preferred share issuable upon conversion of a convertible bond, all of which are convertible to class A ordinary shares on a one-to-one basis in connection with the FICS Transaction. These securities are held by General Atlantic Partners 20, L.P., GAP Coinvestment Partners, L.P. and General Atlantic Partners 52, L.P. The general partner of each of these entities is General Atlantic Partners, LLC, a Delaware limited liability company. The managing members of General Atlantic Partners, LLC are Steven Denning, David Hodgson, Peter Bloom, J. Michael Cline, William Grabe, William Ford and Franchon Smithson. Mr. Hodgson and Mr. Bloom, directors of FICS, are managing members of General Atlantic Partners, LLC. Mr. Hodgson and Mr. Bloom disclaim beneficial ownership of FICS securities held by General Atlantic Partners, LLC except to the extent of their respective pecuniary interest therein.

(3) Includes 9,302 class C preferred shares and 1 class C preferred share issuable upon conversion of a convertible bond, all of which are convertible to class A ordinary shares on a one-to-one basis in connection with the FICS Transaction.



NEW S1 DIRECTORS



     At the closing of the FICS Transaction, S1 will appoint Michel Akkermans and another individual designated by Mr. Akkermans to three-year terms on the S1 board of directors. Mr. Akkermans has also agreed to serve as Chairman of the Board and President of S1 following the closing of the FICS Transaction.



     Mr. Akkermans has been the Chief Executive Officer and Chairman of the board of directors of FICS from its inception in 1989. From 1986 to 1988, Mr. Akkermans was Manager at Econocom Expert N.V., an international financial software consulting company. From 1985 to 1986, Mr. Akkermans was a Project Manager for Continental Bank. From 1984 to 1985, Mr. Akkermans was a Systems Analyst and Project Leader at Morgan Guaranty Trust Company of New York. From 1983 to 1984, Mr. Akkermans conducted research in artificial intelligence at the University of Leuven in Belgium. Mr. Akkermans holds a master's degree in electronic engineering and a master's degree in Management, Economics and Finance from the University of Leuven.



                   INFORMATION ABOUT VERTICALONE CORPORATION



DESCRIPTION OF VERTICALONE'S BUSINESS



     VerticalOne provides an internet-based service that consolidates, organizes and presents consumers' personal account information in a single, easy-to-use interface, saving them the inconvenience of having to log onto the Web sites of multiple account providers. VerticalOne plans to establish relationships with internet portals and other destination sites, and provide VerticalOne's service to users of those sites to allow access to various personal accounts at one location. Through a secure, reliable and private information source, VerticalOne's service provides access to such personal account information as bank and investment information, credit card balances, household bills, travel rewards programs, and e-mail. In the future, VerticalOne plans to add other categories of personal account information to its service.



     VerticalOne was founded in October 1998, and its service was launched in August 1999, with three internet destination sites offering the initial beta release. Product development continued with the final release of version 1.0 in October 1999. Version 2.0 is scheduled for release in early 2000.



     VerticalOne expects to continue making significant investments in product development and operations in order to enhance its existing product, develop additional functionality, add new features, provide support for additional account providers, and support users of the service. Future expenditures in product development will be primarily used to attract additional development personnel with the technological expertise necessary to advance VerticalOne's technology. Future expenditures in operations will be primarily used to provide services and products that will support the projected increase in usage, and to attract the personnel to support customer service and distribution relationships.



     VerticalOne expects to increase its sales and marketing efforts to expand its customer base. The sales and marketing staff, which numbered four at June 30, 1999, is expected to grow through the rest of 1999. VerticalOne will continue to promote its services through public relations, industry events, seminars and trade publications.

     The technology market for internet related products and services is characterized by significant risk as a result of rapid, evolving industry standards, emerging competition and frequent introductions of new products and services. To a great extent, VerticalOne's success will be dependent on completing development of its products and services and the evolution of the markets for internet products and services.



THE VERTICALONE SOLUTION



     VerticalOne's service provides benefits to consumers, destination sites and providers of account information. Consumers are able to obtain personal account information without the inconvenience of having to log onto multiple sites using multiple passwords and user IDs. Destination sites are able to provide their users with content that VerticalOne believes increases the frequency, duration and quality of user visits. Providers of account information also benefit when users receive their account information from VerticalOne's service. Such account providers, which are often "brick and mortar" companies with long-standing customer relationships, are able to extend their internet strategies to their customers at destination sites where their customers have chosen to spend their time on the internet. Thus, VerticalOne believes its solution is a logical intersection of the one-to-many broadcast model of internet destination sites and the one-to-one commerce model that has existed for a long time between consumers and established companies with which they do business.



  Advantages for Destination Sites



     - Increases customer retention. Users are able to obtain a wide variety of personal account information at one place. Such content is expected to increase the frequency, duration and quality of customer visits to destination sites.



     - One-to-one marketing. By working with VerticalOne, destination sites are able to use unique customer profile information to enhance marketing campaigns that might be offered on the destination sites.



     - Branding. Destination sites are able to use their own tradenames and graphics when offering the VerticalOne service, thus presenting valuable multiple account information as a service presented by the destination site.



     - Scalable Technology. VerticalOne has built its service using products of proven technology providers. Scaling its service to accommodate growing numbers of users and large destination sites has been VerticalOne's technological and operational objective since the company was founded.



  Advantages for End-Users



     - Convenience. Consumers who use VerticalOne's service are able to obtain personal account information without the inconvenience of logging onto multiple sites and remembering multiple user IDs and passwords.



     - Extended sense of community. By being able to use VerticalOne's service at a destination site, a consumer is able to extend the community relationship that is already established with a trusted provider of internet content.



     - Continuation of long-standing commercial relationships. Often, a consumer's longest-standing commercial relationships are with banks, credit card companies, brokerage firms and companies such as utility companies that send monthly consumer bills. Using the VerticalOne service at the destination site of choice, a consumer is able to continue these relationships over the internet.



  Advantages for Account Providers



     - Increased traffic from existing customers. VerticalOne believes that providers of account information will benefit from increased visits to their sites of customers who view their account information using VerticalOne's service. Such customers typically visit a destination site more frequently than a site with which they have only a commercial relationship. Consumers choose destination sites because of the content of that site, and they visit such sites regularly to receive updated content.



     - Activation of online customer relationships. Many commercial institutions such as banks, brokerage firms, and airlines, do not have an online relationship with a large percentage of their customers. VerticalOne believes that by extending the reach through VerticalOne's account aggregation service, companies can turn more of their offline customers into online relationships.



     - Customer retention. Many traditional brick-and-mortar companies have lost customers to companies that have aggressively pursued an online strategy. Now, these companies offer online access to accounts, customer service, shopping and other services to their customers. VerticalOne believes that extending the reach of this online relationship will make companies less vulnerable to losing such a relationship to another company with a more advanced online offering.



     - New customer acquisition. It is common for companies to use direct marketing techniques to obtain new customers. VerticalOne's service provides an opportunity for presenting direct marketing messages to potential new customers through the use of anonymous customer profile information or with more direct opt-in customer targeting.



VERTICALONE'S STRATEGY



     Successful internet strategies are measured by the frequency, duration and quality of end-users' visits. The ability of customers to personalize their internet experience enhances the success of these strategies. To date, personalization has focused on customizing generic content such as news, sports, weather and stock quotes. Destination sites command internet traffic by helping consumers manage this wealth of available information. Thousands of brick and mortar, as well as online, companies are now executing their internet strategies to better interact with their customers and to bring their customer interactions online.



     VerticalOne provides a network-based service that it believes increases the frequency, duration and quality of visits to its customers' Web sites by providing the next generation of personalization services. VerticalOne will empower portals and other destination sites to offer their customers a simple, easy-to-use interface to access all of their personal information like bank statements, credit card balances, voice mails, emails, frequent flier balances and other uniquely personal information from companies with which the consumer has an existing and often long-standing business relationship. In essence, VerticalOne will be a wire service of personal information that consolidates, organizes and presents end-users personal account information.



     VerticalOne will simplify the process of accessing this personal information by consolidating, organizing, and presenting it to the end-user in a single, easy-to-access interface. VerticalOne capitalizes upon the fact that well-established companies, all with large numbers of individual customers, are rapidly embracing the internet as an essential medium to interact with their customers. As more and more of these companies provide access to account information on the internet, customers will become overwhelmed or "overloaded" with information. By providing the next generation of personalization services, VerticalOne expects to increase the frequency, duration and quality of visits to our customers' internet sites.



VERTICALONE'S SERVICE



     VerticalOne acts as the agent of an end-user to consolidate, organize and present consumers' personal account information for confidential viewing and access. End-users have to remember only one login and password to access a variety of personal accounts - fundamentally changing the way they use the internet. Personal content and transactions have always taken place with consumers face-to-face or through mail, telephone or fax. VerticalOne's service is a virtual repository for the documents a consumer has traditionally received in his or her mailbox, while also acting as a springboard to engage consumers in e-commerce with their long-standing commercial relationships.



     - Customization. VerticalOne's service is engineered to allow its presentation to reflect the unique look and feel of a destination site partner.



     - Snapshot of end-user account information. A variety of personal accounts are consolidated and presented in one place. Additional categories of accounts are planned to be added in the future. Categories presently offered include banking, investments, credit cards, communications, rewards programs and bills.



     - Access to a large number of accounts. As of late September 1999, over 120 online personal accounts are supported in VerticalOne's beta release. VerticalOne is supporting the availability of new online accounts each week.



     - Online demonstration. VerticalOne provides an online demonstration and an easy-to-use registration process for its service as offered by destination site partners.



     - Account summary. VerticalOne's service provides a one-screen viewing of available online accounts, such as the number of points earned, number of messages received, investment net equity, checking account balance, and bill balances due.



     - Account detail. Each account has a detail screen for showing the history, dates and descriptions of the most recent transactions.



     - Refreshed data. The VerticalOne service allows account data to be refreshed on demand.



     - Quick Link and Quick Login. In order to facilitate an end-user's relationship with account providers. VerticalOne provides "springboard" access to a provider's Web site, allowing the end-user to conduct transactions, receive customer service or view more detailed information without having to perform additional manual logins.



     - Customer service. In the future, VerticalOne will tailor its customer service to match destination sites' customer care strategies, using a combination of toll-free service, chat and e-mail to assist with the registration process for first-time users and ongoing service support.



     - Alternative delivery channels. VerticalOne's service is presently delivered via browser-based internet access. However, the technology is readily adaptable to access via other means. As an example, in October 1999, VerticalOne made its service available via a wireless device.

REVENUE MODEL



     VerticalOne's service was not released in beta versions until August 1999 and produced no revenue prior to June 30, 1999. VerticalOne expects to generate revenue in the future from both destination sites and information providers. Categories of revenue may include advertising revenue, set-up fees, customization and development fees, maintenance fees and user licenses.


VerticalOne believes that portals and other destination sites, as well as information providers with long-standing customer relationships, will be willing to pay for this service because it will enhance customer acquisition and retention by providing a value-added service that will increase the consumer's use of the destination site. VerticalOne also plans to use anonymous profile information, subject to privacy agreements and regulations, to work with destination sites, account providers and others to provide online direct marketing programs.



TECHNOLOGY AND PRODUCT DEVELOPMENT



     The core technology upon which VerticalOne's services have been built is called the Secure Data Mining Architecture, or "SDMA(sm)". The SDMA architecture consists of a traditional batch-oriented data acquisition system and a conventional n-tiered client/server system. The acquisition system harvests data on the user's behalf from a variety of disparate sources utilizing a combination of web-automation techniques and custom business-to-business interfaces. Once the data is harvested, it is stored in a secure data-store that is accessible by the client/server presentation system. Upon user request of the data, the presentation system retrieves the data from the data-store and renders a document formatted with both the distribution partner's brand and the delivery channel in mind. The delivery channel may range from the HTTP application protocol to proprietary wireless protocols. All documents are delivered in a secure manner.



PROPRIETARY RIGHTS



     VerticalOne relies upon a combination of contractual rights, trade secrets, copyrights, technical measures, non-disclosure agreements and trademarks to establish and protect its proprietary rights in products and technologies. VerticalOne has several pending U.S. patent applications. VerticalOne cannot assure that the steps it takes to protect its proprietary rights will be adequate to prevent misappropriation of its technology or independent development or sale by others of software or services with features based upon, or otherwise similar to, those of VerticalOne's software and services. VerticalOne presently enters into invention assignment and confidentiality agreements with its employees and independent contractors and confidentiality agreements with certain of its customers. VerticalOne also limits access to the source codes for its software and other proprietary information.



     VerticalOne is not aware that it is infringing any proprietary rights of third parties. VerticalOne relies upon certain software that it licenses from third parties, including software that is integrated with VerticalOne's internally developed software and used in its solutions to perform key functions.



EMPLOYEES



     As of June 30, 1999, VerticalOne had 65 employees, all of whom are located in VerticalOne's Atlanta offices.

FACILITIES



     VerticalOne's administrative, sales, marketing, support and research and development facilities are located in approximately 20,000 square feet of space in Atlanta, Georgia. VerticalOne's lease expires on February 28, 2001.



LEGAL PROCEEDINGS



     VerticalOne is not a party to any material legal proceedings. From time to time, VerticalOne may become involved in litigation relating to claims arising out of its operations in the normal course of business.



VERTICALONE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND


RESULTS OF OPERATIONS



     The following discussion of VerticalOne's financial condition and results of operations should be read in conjunction with its consolidated financial statements and the related notes, and the other financial information included in this prospectus/proxy statement.



  OVERVIEW



     VerticalOne provides an internet-based service that consolidates, organizes and presents consumers' personal account information in a single, easy-to-use interface, saving them the inconvenience of having to log onto multiple web sites. VerticalOne plans to establish relationships with internet portals and other destination sites, and provide VerticalOne's service to users of those sites to allow access to various personal accounts at one location. Through a secure, reliable and private information source, VerticalOne's service provides access to such personal account information as bank and investment information, credit card balances, household bills, travel rewards programs, and e-mail. In the future, VerticalOne plans to add other categories of personal account information to its service.



     VerticalOne was founded in October 1998, and its service was launched in August 1999, with three internet destination sites offering the initial beta release. Product development continued with the final release of version 1.0 in October 1999. Version 2.0 is scheduled for release in early 2000.



     VerticalOne completed three rounds of equity financing in 1999. VerticalOne issued a total of $3.9 million of Series A preferred stock in January and February 1999, a total of $12.5 million of Series B preferred stock in May and June 1999 and a total of $15.0 million of Series C preferred stock in September 1999. These funds have been used to fund operations and invest in the technology and capital equipment necessary to build and support VerticalOne's services and products. VerticalOne projects that continued investments will be necessary through 1999 and early 2000 on capital equipment and software to build its service infrastructure and data handling capabilities as well as continue and expand its current operations in all areas.



     VerticalOne expects to continue making significant investments in product development and operations in order to enhance its existing product, develop additional functionality, add new features, provide support for additional account providers, and support users of the service. Future expenditures in product development will be primarily used to attract additional development personnel with the technological expertise necessary to advance VerticalOne's technology. Future expenditures in operations will be used primarily to provide the services and products that will support the projected increase in usage, and to employ additional personnel to support customer service and distribution relationships.

     All research and development expenses are expensed as incurred. VerticalOne's policy is to expense all software development costs associated with establishing technological feasibility, which VerticalOne defines as completion of beta testing. Because beta testing was completed only as of the beginning of October 1999, VerticalOne has not capitalized any software development costs.



     VerticalOne has devoted most of its efforts since its inception to activities such as preparing business plans, raising capital, and planning and developing its internet products and services. From inception through June 30, 1999, VerticalOne had not generated any revenues and had incurred an aggregate of $2.4 million of losses, and as of June 30, 1999, had an accumulated deficit of $2.4 million. Since VerticalOne's services are new, and operational with only a limited number of account providers, there can be no assurance that VerticalOne's revenues will grow in future periods to offset these losses, that VerticalOne will achieve profitability in the future or that, if profitability is achieved, it will be sustained.



     The market for internet related products and services is characterized by significant risk as a result of rapid, evolving industry standards, emerging competition and the frequent introduction of new products and services. To a great extent, VerticalOne's success will be dependent on completing development of its products and services and the evolution of the technology markets for internet products and services. Negative developments resulting from any of these factors or others could have a material adverse impact on VerticalOne's financial position and results of operations.



  RESULTS OF OPERATIONS



     The following discussion of VerticalOne's results of operations is based on data derived from the statements of operations contained in VerticalOne's financial statements appearing elsewhere in this prospectus/proxy statement.



  Six Months Ended June 30, 1999



     For the six months ended June 30, 1999, VerticalOne reported no revenues from operations and a net loss of $2.1 million, or $0.10 per common share.



     Selling and Marketing Expenses. Selling and marketing expenses consist primarily of salaries, travel expenses, market research and public relations. Sales and marketing expenses were $423,000, or 19% of total operating expenses, and included $154,000 for market research and public relations. Travel expenses in connection with sales and marketing were $34,000. Selling and marketing expenses are expected to increase through the rest of 1999 as VerticalOne continues to promote its service and increase its sales and marketing activities.



     Product Development. Product development expenses consist of research and product development costs. The expenses consisted primarily of salaries for technical and development personnel, payments to consultants for technology implementation, recruiting fees, and hardware and software expenses. Product development expenses for the six months amounted to $1.1 million, or 51% of total operating expenses. Major expenses were salaries, which amounted to $765,000, and payments to consultants that amounted to $136,000. VerticalOne believes that continued investment in product development is critical to attaining its strategic objectives and, as a result, expects product development expenses to increase during the rest of 1999. Service operations and customer services which were not significant during the six months ended June 30, 1999, but are expected to grow rapidly as a percentage of total operating expenses for the rest of 1999.



     General and Administrative. General and administrative expenses consist of salaries to administrative and operating personnel, lease payments, legal expenses and general corporate expenses. General and administrative expenses were $578,000, which represented 27% of total operating expenses. A major portion of this consists of salaries and professional fees, including legal expenses of approximately $110,000. VerticalOne's general and administrative expenses are expected to grow as it adds administrative personnel and systems to support growth.



     Depreciation and Amortization. Depreciation and amortization expenses were $58,000, or 3% of total operating expenses. As VerticalOne continues to invest in capital equipment necessary to support its growth and usage, depreciation expenses will continue to increase for the rest of 1999.



  Year Ended December 31, 1998



     During 1998, VerticalOne was in a start-up phase with no employees or significant operations until December 1998 when it began to hire employees, purchase capital equipment and technology, and occupy office space to begin operation. For the year beginning at inception in October 1998 and ending December 31, 1998, VerticalOne reported no revenues from operations and a net loss of $167,000, or $0.02 per common share.



     Selling and Marketing Expenses. Selling and marketing expenses amounted to $37,000, or 22% of total operating expenses, and included $24,000 for design and printing of marketing materials.



     Product Development. Product development expenses included research and development expenses and software development costs, all of which have been charged to operations. Product development expenses during 1998 were $86,000, or 51% of total operating expenses. Product development expenses included approximately $35,000 for professional fees related to the search and placement of several key personnel.



     General and Administrative. General and administrative expenses include lease payments, compensation for management and administrative personnel, and general office expenses. General and administrative expenses amounted to $45,000, or 27% of total operating expenses.



     Depreciation and Amortization. VerticalOne did not record any depreciation or amortization expense for the year ended December 31, 1998 because property and equipment was not placed into service until December 1998. In accordance with company policy, depreciation expense is not recorded until the following month after property and equipment has been placed in service.



  LIQUIDITY AND CAPITAL RESOURCES



     Since its inception, VerticalOne has financed its operations primarily through private placements of equity securities and bank borrowings. In January and February 1999, VerticalOne raised approximately $3.9 million by issuing 3,919,243 shares of Series A preferred stock. In May and June 1999, VerticalOne raised $12.5 million by issuing 7,716,049 additional shares of Series B preferred stock. In June 1999, VerticalOne secured a $2.75 million credit facility from a commercial bank to fund capital equipment purchases, of which $533,745 was outstanding as of June 30, 1998. This term loan is payable in three years in the case of loans for the purchase of computer hardware and two years in the case of purchases of licenses for computer software.



     At June 30, 1999, VerticalOne had $12.9 million in cash and cash equivalents to fund future operations and capital purchases. In connection with the execution of the S1-VerticalOne merger agreement on September 23, 1999, VerticalOne issued to S1 $15.0 million of Series C preferred stock. While management believes that VerticalOne has adequate cash resources available to fund operations through the rest of 1999, it is expected that additional capital will be required to fund continued expansion of all areas of the business in 1999 and 2000 before adequate revenues are generated.

  YEAR 2000 CONSIDERATIONS



     The Year 2000 issue arises as the result of computer programs having been written, and systems having been designed, using two digits rather than four to define the applicable year. Consequently, such software has the potential to recognize a date using the "00" as the year 1900, rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.



     VerticalOne believes that its own computer systems and software are Year 2000 compliant. To the extent that VerticalOne implements additional computer systems and software in the future, VerticalOne will assess Year 2000 compliance prior to their implementation. Furthermore, VerticalOne has designed its internet products to be Year 2000 compliant. VerticalOne has not incurred any costs relating to the Year 2000 compliance and does not expect to incur any meaningful costs in the future.



SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS, MANAGEMENT AND DIRECTORS OF
VERTICALONE



  Management



     The following table presents information about the directors and executive officers of VerticalOne.



                                                     NUMBER OF SHARES OF        NUMBER OF SHARES OF       NUMBER OF SHARES OF
                                                     VERTICALONE COMMON        VERTICALONE SERIES A      VERTICALONE SERIES B
                                                     STOCK BENEFICIALLY           PREFERRED STOCK           PREFERRED STOCK
                                                          OWNED AT             BENEFICIALLY OWNED AT     BENEFICIALLY OWNED AT
                                                     SEPTEMBER 30, 1999         SEPTEMBER 30, 1999        SEPTEMBER 30, 1999
                                                  -------------------------   -----------------------   -----------------------
                                                                   PERCENT                   PERCENT                   PERCENT
         NAME               PRESENT POSITION      BENEFICIALLY     OF CLASS   BENEFICIALLY   OF CLASS   BENEFICIALLY   OF CLASS
         ----           ------------------------  ------------     --------   ------------   --------   ------------   --------
Gregg S. Freishtat      Chairman and Chief
                          Executive Officer        4,975,000        65.87%      100,000        2.55%        15,432       0.20%
Jeffrey A.              Director                     775,000        10.23       705,243       17.99        860,891      11.16
  Allred(1)(2)
Tim Cobb(1)             Director                      25,000         0.33        50,000        1.28              0          0
Jarrett Collins(3)      Director                           0            0             0           0      1,234,568       16.0
Jerry Colonna(4)        Director                           0            0             0           0      3,086,420      40.00
John Huntz(5)           Director                           0            0       500,000       12.76        308,642       4.00
Christopher Klaus(1)    Director                      25,000         0.33       100,000        2.55         30,864       0.40
Jack W. Simpson, Sr.    Director                       5,000         0.07        10,000        0.26         41,882       0.54
Neal W. McEwen(6)       President and Chief
                          Financial Officer          405,000         5.33        10,000        0.26         12,346       0.16
Marc J. Gorlin(7)       Executive Vice President     623,487         8.22        10,000        0.26          6,174       0.08
Palaniswamy Rajan       Chief Technology Officer     592,500         7.81        10,000        0.26              0          0
Vikas Rijsinghani(7)    Senior Vice President,
                          Product Development        255,000         3.36        30,000        0.77         15,432       0.20


---------------

(1) Includes the right to acquire 25,000 shares of common stock through the exercise of an option.


(2) Includes 750,000 shares of common stock, 680,243 shares of Series A preferred stock and 837,743 shares of Series B preferred stock held by Premiere Technologies, Inc., of which Mr. Allred is a director and the President and Chief Operating Officer.


(3) Includes 1,234,568 shares held by TTCV, L.L.C.



(4) Includes 61,728 shares held by Flatiron Associates, LLC, 604,938 shares held by The Flatiron Fund 1998/99, LLC, and 2,419,754 shares held by Chase Venture Capital Associates, L.P.



(5) Includes 500,000 shares of Series A preferred stock and 308,642 shares of Series B preferred stock held by Fuqua Venture Partners I, LLC.



(6) Includes the right to acquire 50,000 shares of common stock through the exercise of an option.

(7) Includes the right to acquire 30,000 shares of common stock through the exercise of an option.



  Principal Stockholders



     The following table sets forth certain information concerning the beneficial owners of more than 5.0% of any class of VerticalOne capital stock. Unless otherwise indicated, the person listed is the record owner and has the sole voting and investment power over the shares.



                                                               NUMBER OF SHARES BENEFICIALLY
                                                                OWNED AT SEPTEMBER 30, 1999
                                                               ------------------------------
                                 NAME AND ADDRESS                                  PERCENT
   TITLE OF CLASS               OF BENEFICIAL OWNER              DIRECTLY          OF CLASS
   --------------     ---------------------------------------  -------------     ------------
Common
                      Gregg S. Freishtat                         4,975,000           65.87%
                      VerticalOne Corporation
                      Two Concourse Parkway
                      Suite 700
                      Atlanta, GA 30328
                      Neal W. McEwen                               405,000(1)         5.33
                      VerticalOne Corporation
                      Two Concourse Parkway
                      Suite 700
                      Atlanta, GA 30328
                      Marc J. Gorlin                               623,487(2)         8.22
                      VerticalOne Corporation
                      Two Concourse Parkway
                      Suite 700
                      Atlanta, GA 30328
                      Palaniswamy Rajan                            592,500(3)         7.81
                      VerticalOne Corporation
                      Two Concourse Parkway
                      Suite 700
                      Atlanta, GA 30328
                      Premiere Technologies, Inc.                  750,000            9.93
                      3399 Peachtree Road, N.E.
                      The Lenox Building, Suite 600
                      Atlanta, GA 30326
Series A Preferred
                      PTEKVentures.com, Inc.                       680,243           17.36
                      2597 Mill Street
                      Reno, NV 89502
                      Fuqua Ventures                               500,000           12.76
                      1201 West Peachtree Street
                      One Atlantic Center, Suite 5000
                      Atlanta, GA 30309
                      Kenneth J. and Emily Klawans                 500,000           12.76
                      c/o Coastal Mortgage
                      3706 Crondall Lane, Suite 100
                      Owings Mill, MD 21117

                                                               NUMBER OF SHARES BENEFICIALLY
                                                                OWNED AT SEPTEMBER 30, 1999
                                                               ------------------------------
                                 NAME AND ADDRESS                                  PERCENT
   TITLE OF CLASS               OF BENEFICIAL OWNER              DIRECTLY          OF CLASS
   --------------     ---------------------------------------  -------------     ------------
                      Esher Limited                                350,000            8.93%
                      36 Hilgrove Street
                      St. Hiler
                      Jersey
                      Channel Isles, United Kingdom
                      Steve Gorlin                                 200,000            5.10
                      150 Gulf Shore Drive #601
                      Destin, FL 32541
Series B Preferred
                      PTEKVentures.com, Inc.                       837,743           10.86
                      2597 Mill Street
                      Reno, NV 89502
                      Flatiron Partners(4)                         666,666            8.64
                      257 Park Avenue South
                      12th Floor
                      New York, NY 10010
                      Chase Venture Capital Associates, L.P.     2,419,754           31.36
                      380 Madison Avenue
                      New York, NY 10017
                      Kinetic Ventures                           1,234,568           16.00
                      The South Terraces
                      115 Perimeter Center Place
                      Suite 640
                      Atlanta, GA 30346
                      TTCV, L.L.C.                               1,234,568           16.00
                      One Main Street
                      Cambridge, MA 02142
                      Jerry Colonna(5)                           3,086,420           40.00
                      257 Park Avenue South
                      12th Floor
                      New York, NY 10010
Series C Preferred
                      Security First Technologies Corporation    2,608,242          100.00
                      3390 Peachtree Road, N.E.
                      Suite 1700
                      Atlanta, GA 30326


---------------

(1) Includes the right to acquire 50,000 shares through the exercise of an option.



(2) Includes the right to acquire 30,000 shares through the exercise of an option.



(3) Includes the right to acquire 30,000 shares through the exercise of an option.



(4) Includes 61,728 shares held by Flatiron Associates, LLC and 604,938 shares held by Flatiron Fund.



(5) Includes 61,728 shares held by Flatiron Associates, LLC, 604,938 shares held by The Flatiron Fund 1998/99, LLC, and 2,419,754 shares held by Chase Venture Capital Associates, L.P.

NEW S1 DIRECTOR



     At the closing of VerticalOne Transaction, S1 will appoint Gregg S. Freishtat to a three-year term on the S1 board of directors. Mr. Freishtat has also agreed to continue to serve as the chief executive officer of VerticalOne following the closing of the VerticalOne Transaction. Mr. Freishtat, age 32, has served as Chairman and Chief Executive Officer of VerticalOne since its founding in October 1998. Mr. Freishtat served as Senior Vice President of Premiere Technologies, Inc. from September 1996 until he left Premiere Technologies to found VerticalOne. In 1995, he founded and served as CEO of Telet Communications LLC, which was sold to Premiere Technologies in September 1996. Mr. Freishtat worked with the law firm of Freishtat and Sandler in Baltimore, MD from 1993 until he founded Telet Communications.



     Mr. Freishtat did not receive any compensation from VerticalOne in 1998. In addition, Mr. Freishtat did not hold, and was not granted, any VerticalOne stock options or stock appreciation rights during 1998.



RELATED PARTY TRANSACTIONS



     During 1998, VerticalOne issued to Mr. Freishtat 4,975,000 shares of VerticalOne common stock primarily in consideration for his services as a founder of VerticalOne. In connection with the founding of VerticalOne, Mr. Freishtat loaned VerticalOne $100,000 on a noninterest-bearing basis. In February 1999, VerticalOne issued to Mr. Freishtat 100,000 shares of its Series A preferred stock to retire the loan. Additionally, Mr. Freishtat invested $25,077 in VerticalOne in consideration for 15,432 shares of VerticalOne Series B preferred stock.



                                 LEGAL OPINIONS



     The validity of the shares of S1 common stock offered by this prospectus/proxy statement will be passed upon for S1 by Hogan & Hartson L.L.P., Washington, D.C. Certain United States federal tax matters with respect to the Edify Transaction will be passed upon by Hogan & Hartson L.L.P., Washington, D.C. Certain United States federal tax matters with respect to the VerticalOne Transaction will be passed upon by Alston & Bird LLP, Atlanta, Georgia.


                                    EXPERTS


     The consolidated financial statements and schedule of Security First Technologies Corporation as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been incorporated by reference in this prospectus/proxy statement and the related registration statement in reliance upon the report of KPMG LLP, independent auditors, and upon the authority of said firm as experts in accounting and auditing.



     FICS's consolidated financial statements as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998 included in this prospectus/proxy statement have been so included in reliance on the report of PricewaterhouseCoopers & Co. Bedrijfsrevisoren, independent accountants, given on the authority of said firm as experts in auditing and accounting.



     The consolidated financial statements and schedule of Edify Corporation as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been incorporated by reference in this prospectus/proxy statement and the related registration statement in reliance upon the report of KPMG LLP, independent auditors, and upon the authority of said firm as experts in accounting and auditing.



     The financial statements of VerticalOne Corporation as of December 31, 1998 and 1997, and for the period from inception (October 8, 1998) through December 31, 1998, have been included herein in reliance upon the report of KPMG LLP, independent auditors, and upon the authority of said firm as experts in accounting and auditing.


                  DOCUMENTS INCORPORATED BY REFERENCE IN THIS
                           PROSPECTUS/PROXY STATEMENT


     This prospectus/proxy statement incorporates documents by reference which are not presented in or delivered with this document. You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with any information which is different.


     The following documents, which have been filed by S1 with the Securities and Exchange Commission, are incorporated by reference into this prospectus/proxy statement:

     - S1's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the SEC on March 31, 1999, as amended on May 14, 1999

     - S1's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, filed with the SEC on May 17, 1999


     - S1's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999, filed with the SEC on August 16, 1999



     - S1's Current Reports on Form 8-K filed with the SEC on April 29, 1999, May 21, 1999, August 5, 1999, September 8, 1999, September 23, 1999 and October 1, 1999.


     - S1's Registration Statement on Form 8-A filed with the SEC on September 30, 1998

     The following documents which were filed by Edify with the Securities and Exchange Commission, are incorporated by reference into this prospectus/proxy statement:

     - Edify's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the SEC on March 31, 1999

     - Edify's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, filed with the SEC on May 14, 1999


     - Edify's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999, filed with the SEC on August 16, 1999



     - Edify's Current Reports on Form 8-K filed with the SEC on May 20, 1999 and July 30, 1999



     All documents filed by either S1 or Edify under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, after the date hereof and before the date of the S1 special meeting and the Edify special meeting are deemed to be incorporated by reference into and to be a part of this prospectus/proxy statement from the date of filing of those documents.


     Any statement contained in a document incorporated or deemed to be incorporated in this document by reference will be deemed to be modified or superseded for purposes of this prospectus/proxy statement to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated in this document by reference modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus/proxy statement.

                      WHERE YOU CAN FIND MORE INFORMATION


     The documents incorporated by reference into this prospectus/proxy statement are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus/proxy statement, except for exhibits to the information unless those exhibits are specifically incorporated by reference into this prospectus/proxy statement, to you, without charge, upon written or oral request. You should make any request for documents no later than, November 3, 1999 to ensure timely delivery of the documents.


     Direct your requests for documents relating to S1 to Sandy Mitchelson, Security First Technologies Corporation, 3390 Peachtree Road, NE, Suite 1700, Atlanta, GA 30326, (404) 812-6426. Direct your requests for documents relating to Edify to Karen Boardman, Edify Corporation, 2840 San Tomas Expressway, Santa Clara, CA 95051, (408) 982-2000.

     We file reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information filed electronically by both S1 and Edify. The address of the SEC website is http://www.sec.gov.

     You may also inspect reports, proxy statements and other information concerning S1 and Edify at The National Association of Securities Dealers, 1735 K Street, N.W., Washington, DC 20006.

     S1 has filed a registration statement under the Securities Act with the SEC with respect to S1's common stock to be issued to Edify stockholders in the Edify Transaction. This prospectus/proxy statement constitutes the prospectus of S1 filed as part of the registration statement. This prospectus/proxy statement does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted as provided by the rules and regulations of the SEC. You may inspect and copy the registration statement at the Public Reference Room as described above.

     If you have any questions about the transactions, please call S1's investor relations group at (404) 812-6200. You may also call Edify's investor relations group at (408) 982-4000.

     This document does not constitute an offer to sell, or a solicitation of an offer to purchase, the S1 common stock or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make the offer, solicitation of an offer or proxy solicitation in that jurisdiction. Neither the delivery of this prospectus/proxy statement nor any distribution of securities means, under any circumstances, that there has been no change in the information set forth or incorporated in this document by reference or in our affairs since the date of this prospectus/proxy statement. The information contained in this document with respect to S1 and its subsidiaries was provided by S1. The information contained in this document with respect to FICS Group N.V. and its subsidiaries was provided by FICS. The information contained in this document with respect to Edify and its subsidiaries was provided by Edify.


                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
                        FOR INCLUSION IN PROXY STATEMENT



     Any proposal which an S1 stockholder wishes to have included in our proxy statement and form of proxy for our 2000 annual meeting of stockholders under Rule 14a-8 of the Securities and Exchange Commission must be received by our Secretary at 3390 Peachtree Road, NE, Atlanta, Georgia 30326 by January 8, 2000. Any other proposal for consideration by stockholders at our 2000 annual meeting of stockholders must be delivered to, or mailed to and received by, our Secretary not less than 30 days and not more than 90 days prior to the date of the meeting if we give at least 45 days' notice or prior public disclosure of the date of the meeting. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and form of proxy for the annual meeting any stockholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at the time.

                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
FICS GROUP N.V.:

Report of Independent Accountants...........................   F-2
Consolidated Balance Sheets as of December 31, 1997 and
  1998......................................................   F-3
Consolidated Statements of Operations for the Years ended
  December 31, 1996,
  1997, and 1998............................................   F-4
Consolidated Statements of Cash Flows for the Years ended
  December 31, 1996,
  1997, and 1998............................................   F-5
Consolidated Statements of Stockholders' Equity for the
  Years ended December 31, 1996, 1997, and 1998.............   F-6
Notes to Consolidated Financial Statements..................   F-7
Introductory Note to Unaudited Interim Financial
  Statements................................................  F-18
Unaudited Consolidated Balance Sheet as of December 31, 1998
  and June 30, 1999.........................................  F-19
Unaudited Consolidated Statement of Operations for the Three
  and Six Months Ended June 30, 1998 and 1999...............  F-20
Unaudited Consolidated Statement of Cash Flows for the Six
  Months Ended June 30, 1998 and 1999.......................  F-21

VERTICALONE CORPORATION:

Independent Auditors' Report................................  F-22
Balance Sheet as of December 31, 1998.......................  F-23
Statement of Operations for the Period from Inception
  (October 8, 1998) Through December 31, 1998...............  F-24
Statement of Shareholders' Deficit for the Period from
  Inception (October 8, 1998) Through December 31, 1998.....  F-25
Statement of Cash Flows for the Period from Inception
  (October 8, 1998) Through December 31, 1998...............  F-26
Notes to Financial Statements...............................  F-27
Unaudited Balance Sheet as of June 30, 1999.................  F-33
Unaudited Statements of Operations for the Six-Month Period
  ended June 30, 1999 and for the Period from Inception
  (October 8, 1998) through June 30, 1999...................  F-34
Unaudited Statements of Cash Flows for the Six-Month Period
  ended June 30, 1999 and for the Period from Inception
  (October 8, 1998) through June 30, 1999...................  F-35
Notes to Unaudited Financial Statements.....................  F-36

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of FICS Group N.V.

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of cash flows and of stockholders' equity present fairly, in all material respects, the financial position of FICS Group N.V. and its subsidiaries at December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, all expressed in euro, in conformity with generally accepted accounting principles in the United States of America. These financial statements are the responsibility of FICS Group's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers & Co. Bedrijfsrevisoren


Brussels, Belgium
April 9, 1999, except for note 12,
which is as of October 6, 1999

                                FICS GROUP N.V.

                           CONSOLIDATED BALANCE SHEET
                       (IN THOUSANDS, EXCEPT SHARE DATA)
 (AMOUNTS HAVE BEEN RESTATED FROM THE PRIOR REPORTING CURRENCY, BELGIAN FRANCS,
               TO EURO, USING THE JANUARY 1, 1999 EXCHANGE RATE)

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1997       1998
                                                              -------   --------
ASSETS
Current assets:
  Cash and cash equivalents.................................  E 4,178   E  2,968
  Accounts receivable, net of allowance for doubtful
    accounts of 423 in 1997 and 376 in 1998.................    6,301     22,529
  Unbilled receivables......................................    2,107      1,561
  Other receivables.........................................      775        678
                                                              -------   --------
    Total current assets....................................   13,361     27,736
                                                              -------   --------
Property, plant, and equipment, net (Note 4)................    3,238      4,120
Intangible assets, net......................................      102      2,755
                                                              -------   --------
    Total assets............................................  E16,701   E 34,611
                                                              =======   ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Borrowings under line of credit (Note 5)..................  E 2,665   E  7,094
  Current portion of long-term debt (Note 6)................      657        588
  Accounts payable..........................................    6,409      9,660
  Accrued liabilities.......................................    1,431      3,457
  Income taxes payable......................................       54         98
  Deferred revenue..........................................      653      7,560
                                                              -------   --------
    Total current liabilities...............................   11,869     28,457
                                                              -------   --------
Long-term debt (Note 6).....................................      488        710
                                                              -------   --------
    Total liabilities.......................................   12,357     29,167
                                                              -------   --------
Contingencies and commitments (Note 7)
Stockholders' equity:
  Convertible preferred stock:
    Series B1: 40,000 shares authorized, 25,000 and 40,000
      shares issued and outstanding at December 31, 1997 and
      1998, respectively....................................    9,040      9,040
    Series B2: 950 shares authorized, issued and outstanding
      at December 31, 1998..................................       --        863
    Series C: 9,302 shares authorized, issued and
      outstanding at December 31, 1998......................       --      8,471
  Common stock, 96,350 shares authorized, issued and
    outstanding at December 31, 1997 and 1998,
    respectively............................................      597        597
  Additional paid-in capital................................    1,293      3,521
  Deferred stock-based compensation.........................       --       (987)
  Accumulated deficit.......................................   (6,393)   (16,469)
  Accumulated other comprehensive income (loss).............     (193)       408
                                                              -------   --------
    Total stockholders' equity..............................    4,344      5,444
                                                              -------   --------
    Total liabilities and stockholders' equity..............  E16,701   E 34,611
                                                              =======   ========

See accompanying notes to the consolidated financial statements

                                FICS GROUP N.V.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                       (IN THOUSANDS, EXCEPT SHARE DATA)
 (AMOUNTS HAVE BEEN RESTATED FROM THE PRIOR REPORTING CURRENCY, BELGIAN FRANCS,
               TO EURO, USING THE JANUARY 1, 1999 EXCHANGE RATE)

                                                               YEAR ENDED DECEMBER 31,
                                                            ------------------------------
                                                              1996       1997       1998
                                                            --------   --------   --------
Revenues
  Software licenses.......................................  E  6,267   E  6,159   E 11,001
  Services................................................    17,439     29,522     38,752
                                                            --------   --------   --------
     Total revenues.......................................    23,706     35,681     49,753
                                                            --------   --------   --------
Cost of revenues
  Software licenses.......................................       407        397        398
  Services................................................    15,651     22,268     32,038
                                                            --------   --------   --------
     Total cost of revenues...............................    16,058     22,665     32,436
                                                            --------   --------   --------
     Gross profit.........................................     7,648     13,016     17,317
Operating expenses
  Sales and marketing.....................................     1,603      3,762      5,401
  Research and development................................     6,314      6,325     12,659
  General and administrative..............................     3,491      5,012      7,829
  Stock-based compensation................................        --         --      1,241
  Amortization of intangibles.............................       294        890        310
                                                            --------   --------   --------
     Total operating expenses.............................    11,702     15,989     27,440
                                                            --------   --------   --------
Loss from operations......................................    (4,054)    (2,973)   (10,123)
  Interest income.........................................       112        137         90
  Interest expense........................................      (191)      (120)      (509)
  Other income (expense)..................................       491       (477)       528
                                                            --------   --------   --------
     Loss before income taxes.............................    (3,642)    (3,433)   (10,014)
Income tax provision......................................        11         62         62
                                                            --------   --------   --------
     Net loss.............................................  E (3,653)  E (3,495)  E(10,076)
                                                            ========   ========   ========
Basic and diluted net loss per share......................  E (29.17)  E (26.61)  E (73.44)
                                                            ========   ========   ========
Weighted average shares outstanding.......................   125,210    131,365    137,205
                                                            ========   ========   ========

See accompanying notes to consolidated financial statements.

                                FICS GROUP N.V.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)
 (AMOUNTS HAVE BEEN RESTATED FROM THE PRIOR REPORTING CURRENCY, BELGIAN FRANCS,
               TO EURO, USING THE JANUARY 1, 1999 EXCHANGE RATE)

                                                               YEAR ENDED DECEMBER 31,
                                                             ----------------------------
                                                              1996      1997       1998
                                                             -------   -------   --------
Cash flows from operating activities:
  Net loss.................................................  E(3,653)  E(3,495)  E(10,076)
  Adjustments to reconcile net loss to net cash flow used
     by operating activities:
     Depreciation and amortization.........................    1,390     1,992      1,458
     Amortization of stock-based compensation..............       --        --      1,241
     Decrease (increase) in accounts receivable............    1,006       774    (15,089)
     Decrease (increase) in unbilled receivables...........      154    (1,929)       621
     (Decrease) increase in accounts payable...............     (940)    2,307      2,344
     Increase (decrease) in accrued liabilities and taxes
       payable.............................................    1,920    (1,986)     1,552
     Increase in deferred revenue..........................      119       509      6,916
     (Increase) decrease in other receivables..............     (562)     (404)        97
                                                             -------   -------   --------
          Net cash used in operating activities............     (566)   (2,232)   (10,936)
                                                             -------   -------   --------
Cash flows from investing activities:
  Purchase of property, plant and equipment................     (953)     (982)      (899)
  Acquisition of businesses, net of cash acquired..........       --        --     (2,312)
                                                             -------   -------   --------
          Net cash used in investing activities............     (953)     (982)    (3,211)
                                                             -------   -------   --------
Cash flows from financing activities:
  Increase in borrowings under line of credit..............      713     1,749      4,429
  Repayment of long-term debt..............................     (936)     (130)      (456)
  Proceeds from long-term debt.............................       --        --        935
  Proceeds from issuance of shares, net of offering
     costs.................................................      124     3,753      8,471
  Repayment of obligations under capital leases............     (343)     (264)      (573)
                                                             -------   -------   --------
          Net cash flows provided by (used in) financing
activities.................................................     (442)    5,108     12,806
                                                             -------   -------   --------
Effect of exchange rate changes on cash and cash
  equivalents..............................................        7       (84)       131
(Decrease) increase in cash and cash equivalents...........   (1,954)    1,810     (1,210)
                                                             -------   -------   --------
Cash and cash equivalents at beginning of year.............    4,322     2,368      4,178
                                                             -------   -------   --------
Cash and cash equivalents at end of year...................  E 2,368   E 4,178   E  2,968
                                                             =======   =======   ========
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest...................  E   191   E   120   E    509
  Cash paid during the year for taxes......................  E   150   E    24   E     74
Supplemental disclosure of non-cash information:
  Acquisition of property and equipment under capital
     leases................................................  E   456   E   202   E  1,015

See accompanying notes to consolidated financial statements.

                                FICS GROUP N.V.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)
 (AMOUNTS HAVE BEEN RESTATED FROM THE PRIOR REPORTING CURRENCY, BELGIAN FRANCS,
               TO EURO, USING THE JANUARY 1, 1999 EXCHANGE RATE)

                                       SERIES B1         SERIES B2         SERIES C
                                    PREFERRED STOCK   PREFERRED STOCK   PREFERRED STOCK     COMMON STOCK     ADDITIONAL
                                    ---------------   ---------------   ---------------   ----------------    PAID-IN
                                    SHARES   AMOUNT   SHARES   AMOUNT   SHARES   AMOUNT   SHARES    AMOUNT    CAPITAL
                                    ------   ------   ------   ------   ------   ------   -------   ------   ----------
Balance, January 1, 1996..........  25,000   E6,434     --        --       --        --   100,000    E573      E   46
  Issuance of common shares.......      --       --     --        --       --        --     2,500      16         108
  Net loss........................      --       --     --        --       --        --        --      --          --
  Foreign currency translation
    adjustment....................      --       --     --        --       --        --        --      --          --
                                    ------   ------    ---      ----    -----    ------   -------    ----      ------
Balance, December 31, 1996........  25,000    6,434     --        --       --        --   102,500     589         154
                                    ------   ------    ---      ----    -----    ------   -------    ----      ------
  Issuance of preferred
    shares(1).....................  15,000    2,606     --        --       --        --    (7,500)     --          --
  Issuance of common shares.......      --       --     --        --       --        --     1,350       8       1,139
  Net loss........................      --       --     --        --       --        --        --      --          --
  Foreign currency translation
    adjustment....................      --       --     --        --       --        --        --      --          --
                                    ------   ------    ---      ----    -----    ------   -------    ----      ------
Balance, December 31, 1997........  40,000    9,040     --        --       --        --    96,350     597       1,293
                                    ------   ------    ---      ----    -----    ------   -------    ----      ------
  Issuance of preferred shares and
    Bonds 1 and 2, net of costs of
    99(2).........................      --       --    950      E863    9,302    E8,471        --      --          --
  Deferred stock-based
    compensation..................      --       --     --        --       --        --        --      --       2,228
  Net loss........................      --       --     --        --       --        --        --      --          --
  Foreign currency translation
    adjustment....................      --       --     --        --       --        --        --      --          --
                                    ------   ------    ---      ----    -----    ------   -------    ----      ------
Balance, December 31, 1998........  40,000   E9,040    950      E863    9,302    E8,471    96,350    E597      E3,521
                                    ======   ======    ===      ====    =====    ======   =======    ====      ======

                                                     RETAINED      ACCUMULATED
                                                    EARNINGS/         OTHER           TOTAL
                                      DEFERRED     (ACCUMULATED   COMPREHENSIVE   STOCKHOLDERS'
                                    COMPENSATION     DEFICIT)        INCOME          EQUITY
                                    ------------   ------------   -------------   -------------
Balance, January 1, 1996..........        --         E    756         E  14         E  7,823
  Issuance of common shares.......        --               --            --              124
  Net loss........................        --           (3,653)           --           (3,653)
  Foreign currency translation
    adjustment....................        --               --           (84)             (84)
                                       -----         --------         -----         --------
Balance, December 31, 1996........        --           (2,897)          (70)           4,210
                                       -----         --------         -----         --------
  Issuance of preferred
    shares(1).....................        --               --            --            2,606
  Issuance of common shares.......        --               --            --            1,147
  Net loss........................        --           (3,496)           --           (3,496)
  Foreign currency translation
    adjustment....................        --               --          (123)            (123)
                                       -----         --------         -----         --------
Balance, December 31, 1997........        --           (6,393)         (193)           4,344
                                       -----         --------         -----         --------
  Issuance of preferred shares and
    Bonds 1 and 2, net of costs of
    99(2).........................        --               --            --            9,334
  Deferred stock-based
    compensation..................     E(987)              --            --            1,241
  Net loss........................        --          (10,076)           --          (10,076)
  Foreign currency translation
    adjustment....................        --               --           601              601
                                       -----         --------         -----         --------
Balance, December 31, 1998........     E(987)        E(16,469)        E 408         E  5,444
                                       =====         ========         =====         ========

-------------------------

(1) Includes the issuance of 7,500 shares of Series B1 Preferred Stock and the exchange of 7,500 shares of common stock for 7,500 shares of Series B1 Preferred Stock for net proceeds to FICS Group of E2,606.

(2) Includes the issuance of Bonds 1 and 2 as described in Note 8.

See accompanying notes to the consolidated financial statements

                                FICS GROUP N.V.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
(BALANCES HAVE BEEN RESTATED FROM THE PRIOR REPORTING CURRENCY, BELGIAN FRANCS,
             TO THE EURO, USING THE JANUARY 1, 1999 EXCHANGE RATE)

1. NATURE OF OPERATIONS

     FICS Group N.V. ("FICS Group") provides software products for the global banking and financial services industry. FICS Group designs, develops, markets and supports corporate and retail banking products that enable banks and financial institutions to interact electronically with their customers.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of preparation and principles of consolidation

     The consolidated financial statements are expressed in euro (E), and are prepared in accordance with generally accepted accounting principles in the United States (U.S. GAAP). They include the accounts of all the majority-owned subsidiaries of the FICS Group. All significant intercompany balances and transactions have been eliminated. FICS Group previously presented their accounts in Belgian Francs (BEF). The January 1, 1999 exchange rate was retroactively applied to restate prior-year balances. The exchange rate on such date was BEF 40.3399 to E1.00. The comparative financial statements still reflect the same trends as previously reported. These statements may not be comparable to other companies that are reporting in the euro, if they restated from a different prior reporting currency.

  Revenue recognition

     Revenue from services and from the licensing of software with significant customization or modification is generally recognized as work is performed under the percentage of completion method, with progress being measured using costs incurred to date compared to total estimated costs to be incurred as performance is, in effect, a continuous sale that occurs as the work progresses. Revenue from the licensing of software having no significant ongoing obligations is generally recognized upon delivery of the product. As long as persuasive evidence of an arrangement exists, the fee is fixed and determinable and likely to be collected. Software maintenance revenue is recognized over the contract term, typically one year. Losses are recognized on contracts in the period in which the liability is identified.

     Revenue related to billings on contracts for which the earnings process is not yet complete is deferred and recorded as deferred revenue. Service revenue in 1998 included non-recurring third party license resales of approximately E2,000,000. Cost of services relating to these resales was approximately E1,800,000.

  Concentration of credit risk

     Financial instruments which potentially expose FICS Group to concentration of credit risk include cash, cash equivalents and accounts receivable. FICS Group primarily sells to a broad base of banks and other financial institutions both domestically and internationally.

                                FICS GROUP N.V.

  Fair value of financial instruments

     FICS Group's financial instruments consist of cash, line of credit borrowings and long-term debt. The carrying amounts of these instruments at December 31, 1997 and 1998 approximate their fair values.

  Cash and cash equivalents

     Cash and cash equivalents consist of cash in banks and highly liquid short-term deposits with a remaining maturity of 90 days or less at date of acquisition.

  Unbilled receivables

     Unbilled receivables on fixed-price contracts arise as revenues are recognized under the percentage-of-completion method. These amounts are billable at specified dates, when deliverables are made or at contract completion, which is expected to occur within one year.

  Software development costs

     Statement of Financial Accounting Standards No. 86 (SFAS 86) requires the capitalization of certain software development costs once technological feasibility is established. Such capitalized costs are reported at the lower of cost or net realizable value, and are amortized on a product-by-product basis over the estimated economic life of the product, or on the ratio of current revenues to total projected product revenues, whichever is greater. FICS Group determines technological feasibility based on the working model method. The period between establishment of a working model and the general availability of its software has historically been short and, accordingly, software development costs qualifying for capitalization have been insignificant. As a result, FICS Group has expensed all software development costs.

  Stock-based compensation

     FICS Group has adopted the provisions of Financial Accounting Standards Statement No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), and has elected to account for its employee stock options under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25).

  Loss per share

     FICS Group computes net loss per share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS 128). Basic loss per share is computed using the weighted average number of common shares outstanding during the period. Diluted loss per share is computed using the weighted average number of common shares and dilutive potential common shares outstanding during the period. Dilutive potential shares include employee stock options using the treasury stock method. For all years presented, there was no difference between the basic and diluted net loss per share because all years had a net loss and the effect of the assumed exercises of common stock equivalents would have been anti-dilutive.

     As of December 31, 1998, FICS Group had outstanding options to purchase 9,594 shares of common stock and 6,155 contingently issuable shares as described in Note 8 which are not included in the calculation of diluted earnings per share due to the anti-dilutive nature of these instruments.

                                FICS GROUP N.V.

  Research and development costs

     Costs incurred by FICS Group for research and development projects are expensed as incurred.

  Intangible assets

     Intangible assets consist primarily of the cost in excess of the fair value of net assets acquired in connection with business combinations accounted for under the purchase method. Intangible assets are capitalized and amortized on a straight-line basis over three to five years.

     In the year ended December 31, 1997, a charge of E590,000 was made to reflect a write-down of intangible assets associated with an acquisition in prior years due to impairment of value and was included in amortization of intangibles in the statement of operations.

  Accounting for impairment of long-lived assets

     In accordance with Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed of," FICS Group records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. FICS Group continually monitors conditions that may affect the carrying value of its intangible assets and property, plant and equipment.

  Foreign currency translation

     Assets and liabilities of FICS Group's majority-owned foreign subsidiaries, whose functional currency is the local currency, are translated into Belgian Francs at exchange rates in effect at the balance sheet date. Income and expense items are translated at average exchange rates for the period. The adjustment resulting from translating the financial statements of such foreign subsidiaries is reflected as a separate component of stockholders' equity. Transaction gains or losses, which have not been material, are reported in results of operations.

  Property, plant and equipment

     Property, plant and equipment is recorded at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the respective assets, ranging from three to ten years. Equipment held under capital leases is amortized on a straight-line basis over the shorter of the asset life or the lease term.

  Income taxes

     Deferred income taxes are accounted for using the liability method which requires deferred taxes to be recognized for all temporary differences between the book and tax bases of assets and liabilities. Deferred tax assets are evaluated for probable recoverability on the basis of whether it is more likely than not that sufficient taxable income will be generated in the foreseeable future and a valuation allowance is provided against any assets which are not likely to be recovered on that basis.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts

                                FICS GROUP N.V.

of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the determination of allowances for doubtful accounts, percentage of completion under long-term contracts, deferred tax assets and useful lives for intangible assets.

  Reclassifications

     Certain reclassifications were made to prior year amounts to conform them to the current year presentation.

3. SIGNIFICANT TRANSACTIONS

     In December 1998, FICS Group acquired HAL5 S.A., a French company, for an amount of E1,982,000 in cash. FICS Group also acquired Open Systems Interconnection Ingenierie S.A., a French company, for an amount of E915,000 in cash. Both companies sell server products to the financial services industry in France. These acquisitions have been accounted for under the purchase method of accounting, and, accordingly, the FICS GROUP N.V. results of operations of both companies will be included in the consolidated financial statements beginning in January 1, 1999 since the amounts between the date of acquisition and the year end are not significant. In connection with the acquisitions, FICS Group acquired net assets with an estimated fair value of E84,000. The difference between the net asset fair value and the purchase price has been recorded as intangible assets in the amount of E2,813,000 of which E302,000 has been written off in the 1998 statement of operations. The remaining amount is to be amortized over an estimated useful life of 5 years.

4. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment included the following at December 31 (in thousands):

                                                               1997      1998
                                                              -------   -------
Computer equipment and software.............................  E 3,849   E 4,898
Vehicles....................................................      327       337
Leasehold improvements......................................      405       811
Furniture and equipment.....................................    1,702     2,338
                                                              -------   -------
                                                                6,283     8,384
Less: Accumulated depreciation..............................   (3,045)   (4,264)
                                                              -------   -------
Property, plant and equipment, net..........................  E 3,238   E 4,120
                                                              =======   =======

     Included in the above is computer equipment held under capital leases at December 31, 1997 and 1998 of E406,000 and E692,000, respectively, with related accumulated depreciation of E283,000 and E156,000, respectively.

     Depreciation expense was E1,097,000, E1,102,000 and E1,088,000 for the years ended December 31, 1996, 1997 and 1998, respectively.

                                FICS GROUP N.V.

5. CREDIT LINE

     FICS Group had borrowings outstanding under a line of credit of E2,665,000 and E7,094,000 (E2,285,000 in short term borrowings and E4,809,000 in notes payable) as of December 31, 1997 and 1998, respectively, from KBC Bank in Belgium.

     In February 1999, FICS Group renegotiated its credit facilities with KBC Bank. Under these facilities, KBC Bank extended FICS Group a line of credit in the amount of approximately E12,742,000 in the aggregate including a short-term credit facility of E7,932,000 bearing interest at the bank's daily short-term loans rate (3.66% at December 31, 1998). The amount FICS Group can borrow under the short term credit facility will be reduced to E2,000,000 and borrowings in excess of that amount must be repaid prior to June 30, 1999. FICS Group may convert amounts under the credit facility to notes payable bearing interest at BIBOR (Brussels Interbank Offered Rate) plus 0.50% (3.80% at December 31, 1998). All interest and principal outstanding under the credit facility is due on June 30, 2002. FICS Group has pledged substantially all of its assets as collateral for the facilities. The facility contains certain financial covenants including the maintenance of a tangible net worth ratio. FICS Group was in compliance with such financial covenants as of December 31, 1998.

6. LONG-TERM DEBT

     Long-term debt consists of the following at December 31 (in thousands):

                                                               1997     1998
                                                              ------   ------
Amounts due related to acquisitions.........................  E  456       --
Obligations under capital leases (Note 7)...................     689   E1,131
Other long-term debt........................................      --      167
                                                              ------   ------
     Total long-term debt...................................   1,145    1,298
Less: current portion.......................................     657      588
                                                              ------   ------
                                                              E  488   E  710
                                                              ======   ======

7. CONTINGENCIES AND COMMITMENTS

     FICS Group has operating leases, primarily for office premises and automobiles that expire over the next five years. Total rental expense for operating leases for the years ended December 31, 1996, 1997 and 1998 amounted to approximately E1,872,000, E2,479,000 and E3,768,000, respectively. Obligations under operating leases are included in the table below.

                                FICS GROUP N.V.

     Future payments under capital and operating leases consist of the following at December 31, 1998 (in thousands):

                                                       CAPITAL LEASE   OPERATING LEASE
              YEAR ENDING DECEMBER 31,                  OBLIGATIONS      OBLIGATIONS
              ------------------------                 -------------   ---------------
1999.................................................     E  566           E 4,309
2000.................................................        431             4,071
2001.................................................        151             3,245
2002.................................................         77             2,259
2003.................................................         31             3,925
Thereafter...........................................         --                --
                                                          ------           -------
     Total minimum lease payments....................     E1,256           E17,809
                                                       =============   ===============
Amount representing interest.........................     E (125)
                                                          ------
Present value of capital lease payments..............      1,131
                                                          ------
Current portion......................................        506
                                                          ------
Long-term portion....................................     E  625
                                                          ======

     FICS Group has a contingency regarding potential compensation due to the Belgian Banking Association for licensing of its ABACUS engine software product outside of Belgium. In the opinion of management, the ultimate outcome of this matter will not have a material adverse effect on FICS Group's financial position or results of operations.

8. STOCKHOLDERS' EQUITY

     FICS Group's authorized capital stock consists of 96,350 shares of common stock and 50,252 shares of preferred stock.

     During December 1997, FICS Group adopted the 1997 Stock Option Plan (the "1997 Plan"). Under the 1997 Plan, FICS Group is authorized to issue options to purchase up to 12,500 shares of common stock. During 1998, FICS Group issued options for the purchase of 10,194 shares. During February 1999, FICS Group increased the number of shares authorized under the 1997 Plan to 16,500.

     The maximum term of options granted under the 1997 Plan is 10 years. Options are granted under the 1997 Plan at prices as determined by the board of directors. Options generally vest ratably over a 4 year term.

     In accordance with APB No. 25, FICS Group has recorded a deferred stock-based compensation charge of E2,228,000 with respect to options granted during 1998. FICS Group recognized E1,241,000 of this amount as compensation expense during 1998. FICS Group will recognize the balance of this deferred stock-based compensation over the related vesting period of the options (which is generally 48 months).

                                FICS GROUP N.V.

     The following table sets forth the changes in the number of shares subject to options:

                                                                            WEIGHTED
                                                      NUMBER     OPTION     AVERAGE
                                                     OF SHARES   PRICE    OPTION PRICE
                                                     ---------   ------   ------------
  Outstanding at December 31, 1997.................       --        --          --
  Granted..........................................   10,194      E167        E167
  Exercised........................................       --        --
  Canceled or expired..............................     (600)      167         167
                                                      ------
  Outstanding at December 31, 1998.................    9,594       167         167
                                                      ------
  Available for grant at December 31, 1998.........    2,906
                                                      ------
  Exercisable at December 31, 1998.................    2,942       167
                                                      ======

     The weighted average grant-date fair value of options granted during 1998 was E398 per share. The weighted average remaining contractual life of options outstanding at December 31, 1998 was 9.04 years.

     Pursuant to the requirements of SFAS No. 123, the following disclosures are presented to reflect FICS Group's pro forma net loss and net loss per share, as if FICS Group had elected to use the fair value method of accounting prescribed by SFAS No. 123, rather than continuing to apply the provisions of APB No. 25. In preparing these disclosures, FICS Group has determined the value of all options granted using the average value method, as described in SFAS No. 123, and based on an assumed dividend rate of 0%, a weighted average risk free rate of 6% for 1998, and weighted average expected lives of approximately 4 years. Volatility for 1998 was estimated at 40%.

     Under SFAS No. 123 stock-based compensation costs would have increased the pretax loss by E303,000 (or E2.21 per share) during 1998 if the fair values of such compensation in that year had been recognized as compensation expense over the vesting period of the grant. The pro forma effect on net loss in 1998 is not representative of the pro forma effect on net income or loss in future periods because options vest over several years and additional options are expected to be granted.

  Sale of Preferred Stock

     During December 1998, FICS Group sold 9,300 shares of Series C Convertible Preferred Stock ("Series C") and Convertible Preferred Bond 1 ("Bond 1") as described below for E8,471,000. At the same date, FICS Group received E863,000 in the form of cancellation of a note payable which arose in 1998 by FICS Group in exchange for 950 shares of Series B2 Preferred Stock ("Series B2") and Convertible Preferred Bond 2 ("Bond 2") as described below. FICS Group recorded no gain or loss on the cancellation of the note payable since the price per share was equal to that paid by Series C purchasers.

     Bond 1 and Bond 2 are not repayable in cash, and will convert to Series C and Series B2, respectively. The number of shares that the Bond 1 and Bond 2 will convert into is based upon FICS Group's valuation in a potential initial public offering, sale or merger, or certain performance goals if FICS Group does not complete a public offering, sale or merger within two years from the date of investment. Bond 1 will convert into a minimum of one share or up to a maximum of 5,585 shares of Series C. Bond 2 will convert into one share or up to a maximum of 570 shares of Series B2. Completion of the proposed merger described in Note 12 will result in only the minimum number of

                                FICS GROUP N.V.

shares being issued for Bond 1 and Bond 2. Since the bonds are convertible only into additional preferred shares, FICS has considered this to be additional equity and thus has aggregated the Series C and B2 and Bonds 1 and 2 sale in the consolidated statement of stockholders' equity. Conversion of Bonds 1 and 2 into preferred shares will result in additional Series C and B2 shares being issued for no additional consideration.

  Terms of Preferred Stock

     The following is a summary of the principal rights, preferences and privileges of the Preferred Stock.

     Conversion: The shares of Preferred Stock are convertible into shares of Common Stock on a one-for-one basis, subject to certain antidilution provisions. Such conversion will occur automatically at the time of an initial public offering.

     Liquidation Preference: In the event of a winding up of FICS Group, the available assets are distributed as follows: first, holders of Series B2 and Series C Preferred Stock are paid, in parity, E546,000 and E5,357,000, respectively; then, holders of Series B1 Preferred Stock are paid E9,040,000. The balance would be distributed ratably among the holders of Preferred Stock and Common Stock.

     Dividend Preference: Holders of shares of Preferred Stock are entitled to receive dividends payable prior and in preference to any payment of any dividend on the Common Stock, when, as and if declared by the Board of Directors of FICS Group. The right to such dividends on the Preferred Stock is not cumulative, and no right will accrue to holders of the Preferred Stock by reason of the fact that dividends on such shares are not declared or paid in any prior year.

9. INCOME TAXES

     The components of the pretax loss are as follows (in thousands):

                                                         YEAR ENDED DECEMBER 31,
                                                        -------------------------
                                                         1996     1997     1998
                                                        ------   ------   -------
Belgium...............................................  E1,593   E3,108   E 2,106
Rest of the world.....................................   2,049      325     7,908
                                                        ------   ------   -------
     Total pretax loss................................  E3,642   E3,433   E10,014
                                                        ======   ======   =======

     Income tax expense, currently payable, consists of the following (in thousands):

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                               1996     1997     1998
                                                              ------   ------   ------
Belgium.....................................................    E 2      E19      E11
Rest of the world...........................................      9       43       51
                                                                ---      ---      ---
                                                                E11      E62      E62
                                                                ===      ===      ===

                                FICS GROUP N.V.

     The actual income tax expense differs from the "expected" tax computed by applying the Belgian corporate income tax rate of 40.17% to loss before tax as follows (in thousands):

                                                        YEAR ENDED DECEMBER 31,
                                                      ---------------------------
                                                       1996      1997      1998
                                                      -------   -------   -------
Computed "expected" tax benefit.....................  E(1,463)  E(1,381)  E(4,023)
Permanent differences related to
  Intangible asset amortization.....................      118       358       309
  Stock-based compensation amortization.............       --        --       660
Change in deferred tax valuation allowance..........      462       117       226
Unutilized tax losses...............................      883       905     2,836
Foreign taxes.......................................        9        44        51
Withholding tax on interest income..................        2        19         3
                                                      -------   -------   -------
Provision for income taxes..........................  E    11   E    62   E    62
                                                      =======   =======   =======

     The components of the deferred tax assets and liabilities at December 31 (in thousands):

                                                              1997     1998
                                                              -----   -------
Deferred tax assets
  Operating tax losses......................................  E 809   E 2,832
  Less: Valuation allowance.................................   (345)   (2,142)
                                                              -----   -------
     Total deferred tax assets..............................    464       690
                                                              -----   -------
Deferred tax liabilities
  Depreciation..............................................    167       106
  Foreign exchange..........................................    297       584
                                                              -----   -------
     Total deferred tax liabilities.........................  E 464   E   690
                                                              =====   =======

     Under Belgian law, FICS Group is permitted to carry forward its taxable losses for an indefinite period of time as long as there is no change in ownership. In case of a change in ownership, FICS Group will have to justify the economic and financial reasons for the change to be able to offset the loss in future periods. At December 31, 1998, the total amount of available carry forward losses was approximately E8,000,000.

10. SEGMENT INFORMATION AND MAJOR CUSTOMERS

     FICS Group operates in one business segment providing software and related services to the financial services industry. FICS Group attributes revenues from external customers to individual countries based either upon the country in which the software-related services are performed or the country in which the customer is domiciled.

                                FICS GROUP N.V.

     The following table summarizes financial information by geographic area (in thousands):

                                                       YEAR ENDED DECEMBER 31,
                                                     ----------------------------
                                                      1996      1997       1998
                                                     -------   -------   --------
Revenues:
  Belgium..........................................  E10,294   E13,942   E 12,129
  The Netherlands..................................    7,270     9,549     17,747
  United Kingdom...................................    2,449     4,514      5,647
  Rest of Europe, Middle East and Africa...........    1,456     2,518      4,259
                                                     -------   -------   --------
     Total Europe, Middle East and Africa..........   21,469    30,523     39,782
                                                     -------   -------   --------
  United States....................................    1,023     3,344      6,770
  Asia/Pacific.....................................    1,214     1,814      3,201
                                                     -------   -------   --------
                                                     E23,706   E35,681   E 49,753
                                                     =======   =======   ========
Operating(loss)/income (in thousands of euro):
  Belgium..........................................  E(2,631)  E(1,091)  E   (176)
  The Netherlands..................................       25        19         67
  United Kingdom...................................     (220)   (1,579)    (7,670)
  Rest of Europe, Middle East and Africa...........     (148)      168     (1,600)
                                                     -------   -------   --------
     Total Europe, Middle East and Africa..........   (2,974)   (2,483)    (9,379)
                                                     -------   -------   --------
  United States....................................     (487)      107        403
  Asia/Pacific.....................................     (593)     (598)    (1,147)
                                                     -------   -------   --------
                                                     E(4,054)  E(2,974)  E(10,123)
                                                     =======   =======   ========

                                                               1997      1998
                                                               ----     -------
Identifiable assets (in thousands of euro):
  Belgium...................................................  E 8,917   E12,392
  The Netherlands...........................................    2,995     5,222
  United Kingdom............................................    1,909     3,580
  Rest of Europe, Middle East and Africa....................    1,354     3,662
                                                              -------   -------
     Total Europe, Middle East and Africa...................   15,175    24,856
                                                              -------   -------
  United States.............................................    1,018     8,426
  Asia/Pacific..............................................      508     1,329
                                                              -------   -------
                                                              E16,701   E34,611
                                                              =======   =======

     There was one customer which accounted for more than 10% of total revenues for each of the years presented. Revenue from this customer accounted for 29%, 20% and 23% of total revenues in 1998, 1997 and 1996, respectively.

11. RELATED PARTY TRANSACTIONS

     FICS Group's Chief Executive Officer and Chairman of the board of directors is also the principal stockholder of FICS Group, controls over 60% of the share capital as of December 31, 1998.

                                FICS GROUP N.V.

     In 1998, FICS Group granted a member of the board of directors 787 options to purchase common stock in return for consulting services to be rendered to FICS Group.

     During 1998, FICS Group recorded software license revenues of approximately E200,000 from a customer that was subsequently acquired by FICS Group as described in Note 3.

12. SUBSEQUENT EVENT


     On September 21, 1999, FICS Group entered into a share purchase agreement and a stock purchase agreement with Security First Technologies Corporation, or S1, a U.S. company. Under the terms of the agreements, S1 will, in effect, issue 10,000,000 shares of common stock in exchange for up to 100% of the outstanding shares of FICS Group. Current FICS stock options will convert into options to purchase S1 common stock. In addition, the FICS stockholders will be able to obtain up to 4,500,000 additional shares of S1 common stock if certain earn-out conditions are fulfilled. Consummation of the transaction is subject to certain conditions which, among other items, include the approval by the stockholders of S1. In addition, S1 has made available to FICS Group loans totaling $25,000,000, of which $16,000,000 was received by FICS Group through September 30, 1999. Amounts borrowed under the line are payable following the earlier of September 26, 2000 or the date of the closing of an initial public offering of the common stock of FICS Group. Payment of the loans may be made, at the option of FICS Group, in cash or in shares of its common stock.

          INTRODUCTORY NOTE TO UNAUDITED INTERIM FINANCIAL STATEMENTS



     The unaudited interim consolidated financial statements of FICS Group N.V. (the "Company") include all adjustments of a normal recurring nature which, in the opinion of the management, are necessary for a fair presentation of financial position as of June 30, 1999 and results of operations and cash flows for the interim periods presented. The results of operations of the three and six months ended June 30, 1999 are not necessarily indicative of the results to be expected for the entire year. Certain information and footnotes required by generally accepted accounting principles are not included herein. These interim financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 1998.



     The unaudited interim consolidated financial statements are expressed in euro (E), and are prepared in accordance with generally accepted accounting principles in the United States (U.S. GAAP). The Company previously presented its accounts in Belgian Francs (BEF). The January 1, 1999 exchange rate was retroactively applied to restate prior-period balances. The exchange rate on such date and at June 30, 1999 was BEF 40.3399 to E1.00. The comparative financial statements still reflect the same trends as previously reported. These statements may not be comparable to other companies that are reporting in the euro, if they restated from a different prior reporting currency.

                                FICS GROUP N.V.



                           CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)
                   (IN THOUSANDS OF EURO, EXCEPT SHARE DATA)
 (AMOUNTS HAVE BEEN RESTATED FROM THE PRIOR REPORTING CURRENCY, BELGIAN FRANCS,
                                    TO EURO)



                                                              DECEMBER 31,   JUNE 30,
                                                                  1998         1999
                                                              ------------   ---------
                                        ASSETS
Current assets:
  Cash and cash equivalents.................................    E  2,968     E  1,431
  Accounts receivable, net..................................      22,529       18,712
  Unbilled receivables......................................       1,561        1,739
  Other receivables.........................................         678        1,962
                                                                --------     --------
     Total current assets...................................      27,736       23,844
                                                                --------     --------
Property, plant, and equipment, net.........................       4,120        4,410
Intangible assets, net......................................       2,755        2,712
                                                                --------     --------
     Total assets...........................................    E 34,611     E 30,966
                                                                ========     ========
                         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Borrowings under line of credit...........................    E  7,094     E 11,056
  Current portion of long-term debt.........................         588          210
  Accounts payable..........................................       9,660        7,782
  Accrued liabilities.......................................       3,457        5,931
  Income taxes payable......................................          98          214
  Deferred revenue..........................................       7,560        3,353
                                                                --------     --------
     Total current liabilities..............................      28,457       28,546
                                                                --------     --------
  Long-term debt............................................         710          817
  Convertible note payable -- S1............................          --        5,811
                                                                --------     --------
     Total liabilities......................................      29,167       35,174
                                                                --------     --------
Stockholders' equity:
  Convertible preferred stock:
     Series B1: 40,000 shares authorized, 40,000 shares
      issued and outstanding
       at June 30, 1999.....................................       9,040        9,040
     Series B2: 950 shares authorized, issued and
      outstanding
       at June 30, 1999.....................................         863          863
     Series C: 9,302 shares authorized, issued and
      outstanding
       at June 30, 1999.....................................       8,471        8,471
  Common stock: 96,350 shares authorized, issued and
     outstanding
     at June 30, 1999.......................................         597          597
  Additional paid-in capital................................       3,521        3,521
  Deferred stock-based compensation.........................        (987)        (681)
  Accumulated deficit.......................................     (16,469)     (25,589)
  Accumulated other comprehensive income (loss).............         408         (430)
                                                                --------     --------
     Total stockholders' equity.............................       5,444       (4,208)
                                                                --------     --------
     Total liabilities and stockholders' equity.............    E 34,611     E 30,966
                                                                ========     ========

                                FICS GROUP N.V.



                      CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                   (IN THOUSANDS OF EURO, EXCEPT SHARE DATA)
 (AMOUNTS HAVE BEEN RESTATED FROM THE PRIOR REPORTING CURRENCY, BELGIAN FRANCS,
                                    TO EURO)



                                                  THREE MONTHS ENDED       SIX MONTHS ENDED
                                                       JUNE 30,                JUNE 30,
                                                  ------------------      ------------------
                                                   1998       1999         1998       1999
                                                  -------    -------      -------    -------
Revenues
  Software licenses.............................  E 1,607    E 3,006      E 3,356    E 6,616
  Services......................................    9,952      9,490       19,550     19,139
                                                  -------    -------      -------    -------
     Total revenues.............................   11,559     12,496       22,906     25,755
                                                  -------    -------      -------    -------
Cost of revenues
  Software licenses.............................       60         13          124         47
  Services......................................    8,210      8,062       15,981     16,241
                                                  -------    -------      -------    -------
     Total cost of revenues.....................    8,270      8,075       16,105     16,288
                                                  -------    -------      -------    -------
     Gross profit...............................    3,289      4,421        6,801      9,467
Operating expenses
  Sales and marketing...........................    1,366      2,858        2,302      5,068
  Research and development......................    3,220      4,236        6,020      7,689
  General and administrative....................    2,053      2,189        4,068      3,776
  IPO and merger related........................       --      1,475           --      1,475
  Stock-based compensation......................      281        153          562        306
  Amortization of intangibles...................        2        157            3        288
                                                  -------    -------      -------    -------
     Total operating expenses...................    6,922     11,068       12,955     18,602
                                                  -------    -------      -------    -------
Loss from operations............................   (3,633)    (6,647)      (6,154)    (9,135)
  Interest income...............................        8         16           13         28
  Interest expense..............................     (136)      (122)        (164)      (217)
  Other income (expense)........................       27        330           22        205
                                                  -------    -------      -------    -------
     Loss before income taxes...................   (3,734)    (6,423)      (6,283)    (9,119)
Income tax provision............................       24          0           40          1
                                                  -------    -------      -------    -------
     Net loss...................................   (3,758)    (6,423)      (6,323)    (9,120)
                                                  =======    =======      =======    =======
Basic and diluted net loss per share............   (27.63)    (43.69)      (46.49)    (62.04)
                                                  =======    =======      =======    =======
Weighted average shares outstanding ('000)......      136        147          136        147
                                                  =======    =======      =======    =======

                                FICS GROUP N.V.



                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)
                             (IN THOUSANDS OF EURO)
 (AMOUNTS HAVE BEEN RESTATED FROM THE PRIOR REPORTING CURRENCY, BELGIAN FRANCS,
                                    TO EURO)



                                                              SIX MONTHS ENDED
                                                                  JUNE 30,
                                                              -----------------
                                                               1998      1999
                                                              -------   -------
Cash flows from operating activities:
  Net loss..................................................  E(6,323)  E(9,120)
  Adjustments to reconcile net loss to net cash flow used by operating activities:
     Depreciation and amortization..........................      586     1,193
     Amortization of stock-based compensation...............       --       306
     Decrease (increase) in accounts receivable.............     (694)    3,456
     Decrease (increase) in unbilled receivables............   (1,088)     (178)
     (Decrease) increase in accounts payable................    1,094    (1,878)
     Increase (decrease) in accrued liabilities and taxes
      payable...............................................       12     2,590
     Increase in deferred revenue...........................    1,858    (4,604)
     (Increase) decrease in other receivables...............     (207)   (1,284)
                                                              -------   -------
       Net cash used in operating activities................   (4,762)   (9,519)
                                                              -------   -------
Cash flows from investing activities:
  Purchase of property, plant and equipment.................   (1,035)   (1,440)
                                                              -------   -------
       Net cash used in investing activities................   (1,035)   (1,440)
                                                              -------   -------
Cash flows from financing activities:
  Increase in borrowings under line of credit...............    4,016     3,962
  Proceeds from merger-related convertible debt.............       --     5,811
  Repayment of long-term debt...............................       --       (40)
  Repayments of obligations under capital leases:...........     (443)     (231)
                                                              -------   -------
       Net cash flows provided by (used in) financing
        activities..........................................    3,573     9,502
                                                              -------   -------
Effect of exchange rate changes on cash and cash
  equivalents...............................................       (3)      (80)
(Decrease) increase in cash and cash equivalents............   (2,227)   (1,537)
                                                              -------   -------
Cash and cash equivalents at beginning of period............    4,178     2,968
                                                              -------   -------
Cash and cash equivalents at end of period..................    1,954     1,431
                                                              =======   =======
Supplemental disclosure of cash flow information:
  Cash paid during the period for interest..................      164       217
  Cash paid during the period for taxes.....................       18         1
Supplemental disclosure of non-cash information:
  Acquisition of property and equipment under capital
     leases.................................................       60        57

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
VerticalOne Corporation:



     We have audited the accompanying balance sheet of VerticalOne Corporation (a development stage enterprise) as of December 31, 1998, and the related statements of operations, shareholders' deficit, and cash flows for the period from inception (October 8, 1998) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VerticalOne Corporation (a development stage enterprise) as of December 31, 1998, and the results of its operations and its cash flows for the period from inception (October 8, 1998) through December 31, 1998 in conformity with generally accepted accounting principles.



KPMG LLP



Atlanta, Georgia


September 21, 1999

                            VERTICALONE CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)



                                 BALANCE SHEET
                               DECEMBER 31, 1998



ASSETS
Current assets:
  Cash and cash equivalents.................................  $  75,392
  Prepaid expenses and other current assets.................     59,082
                                                              ---------
     Total current assets...................................    134,474
Property and equipment (Note 4).............................     62,872
Other assets................................................     11,268
                                                              ---------
                                                              $ 208,614
                                                              =========

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Accounts payable..........................................  $  72,215
  Due to shareholder (Note 5)...............................    100,000
  Short-term borrowings (Note 6)............................    100,000
  Accrued expenses and other liabilities....................     95,521
                                                              ---------
     Total liabilities......................................    367,736
                                                              ---------
Shareholders' deficit (Note 8):
  Common stock, $0.001 par value. Authorized 40,000,000
     shares. Issued and outstanding 7,500,000 shares........      7,500
  Additional paid-in capital................................        675
  Accumulated deficit during the development stage..........   (167,297)
                                                              ---------
     Total shareholders' deficit............................   (159,122)
Commitments and contingencies (Note 9)
                                                              ---------
                                                              $ 208,614
                                                              =========



See accompanying notes to financial statements.

                            VERTICALONE CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)



                            STATEMENT OF OPERATIONS
   FOR THE PERIOD FROM INCEPTION (OCTOBER 8, 1998) THROUGH DECEMBER 31, 1998



Revenues....................................................  $     --
                                                              --------
Operating expenses:
  Selling and marketing.....................................    36,928
  Product development.......................................    85,673
  General and administrative................................    44,696
                                                              --------
     Total operating expenses...............................   167,297
                                                              --------
     Net loss...............................................  $167,297
                                                              ========



See accompanying notes to financial statements.

                            VERTICALONE CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)



                       STATEMENT OF SHAREHOLDERS' DEFICIT
   FOR THE PERIOD FROM INCEPTION (OCTOBER 8, 1998) THROUGH DECEMBER 31, 1998



                                              COMMON STOCK      ADDITIONAL                     TOTAL
                                           ------------------    PAID-IN     ACCUMULATED   SHAREHOLDERS'
                                            SHARES     AMOUNT    CAPITAL       DEFICIT        DEFICIT
                                           ---------   ------   ----------   -----------   -------------
Issuance of common stock to founders.....  7,500,000   $7,500      675              --          8,175
Net loss.................................         --       --       --        (167,297)      (167,297)
                                           ---------   ------      ---        --------       --------
Balances at December 31, 1998............  7,500,000   $7,500      675        (167,297)      (159,122)
                                           =========   ======      ===        ========       ========



See accompanying notes to financial statements.

                            VERTICALONE CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)



                            STATEMENT OF CASH FLOWS
   FOR THE PERIOD FROM INCEPTION (OCTOBER 8, 1998) THROUGH DECEMBER 31, 1998



Cash flows from operating activities:
  Net loss..................................................  $(167,297)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Compensation expense for stock issuance................      7,425
     Increase in prepaid expenses and other assets..........    (69,600)
     Increase in:
       Accounts payable.....................................     72,215
       Accrued expenses and other liabilities...............     95,521
                                                              ---------
          Net cash used in operating activities.............    (61,736)
                                                              ---------
Cash flows from investing activities -- capital
  expenditures..............................................    (62,872)
                                                              ---------
Cash flows from financing activities:
  Proceeds from shareholder loan............................    100,000
  Short-term borrowings.....................................    100,000
                                                              ---------
          Net cash provided by financing activities.........    200,000
                                                              ---------
          Net increase in cash and cash equivalents.........     75,392
Cash and cash equivalents at beginning of period............         --
                                                              ---------
Cash and cash equivalents at end of period..................  $  75,392
                                                              =========



See accompanying notes to financial statements.

                            VERTICALONE CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)



                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1998



(1) BUSINESS, BASIS OF PRESENTATION, AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



     (a) BUSINESS AND BASIS OF PRESENTATION



     VerticalOne Corporation (the "Company") was formed on October 8, 1998 to develop, market, and license Internet applications. The Company is a privately-held company which, through its partnerships with Internet portals and other destination sites, provides an easy-to-access interface service that allows Internet users to obtain their personal account information on a single Website in a secure environment.



     In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities as of the date of the balance sheet and revenues and expenses during the reporting period. Actual results could differ from those estimates.



     The technology market for Internet related products and services is characterized by significant risk as a result of rapid, evolving industry standards, emerging competition and frequent new product and service introductions. To a great extent, the Company's success is dependent on completing development of its products and services and the evolution of the technology markets for Internet products and services. Negative developments resulting from any of these factors or others could have a material adverse impact on the Company's financial position and results of operations.



     (b) CASH AND CASH EQUIVALENTS



     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.



     (c) PROPERTY AND EQUIPMENT



     Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment is provided using the straight-line method over the estimated useful lives.



     Leasehold improvements are amortized using the straight-line method over the estimated useful life of the improvement or the lease term, whichever is shorter.



     There was no depreciation expense recorded for the period ended December 31, 1998 because property and equipment was not placed in service until December 1998. In accordance with the Company's policy, depreciation expense is not recorded until the following month after the property and equipment has been placed in service.



     (d) PRODUCT DEVELOPMENT



     Product development includes all research and development expenses and software development costs. All research and development expenses are expensed as incurred. The Company's policy is to expense all software development costs associated with establishing technological feasibility, which the Company defines as completion of beta testing. Because beta testing is not yet complete, the Company has not capitalized any software development costs in the accompanying financial statements.

                            VERTICALONE CORPORATION

     (e) INCOME TAXES



     The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.



     (f) STOCK-BASED COMPENSATION



     The Company accounts for its stock-based awards in accordance with the provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), which encourages entities to recognize as compensation expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25 and related interpretations, and provide pro forma disclosures for employee stock based awards as if the fair-value-based method of SFAS No. 123 has been applied. The Company has elected to continue applying the provisions of APB Opinion No. 25 and provide the pro forma disclosures required by SFAS No. 123.



     (g) IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF



     The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ("SFAS No. 121"). SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.



     (h) COMPREHENSIVE INCOME



     No statements of comprehensive income have been included in the accompanying financial statements for the period ended December 31, 1998 since the Company does not have any "other comprehensive income" to report.



     (i) START-UP ACTIVITIES



     In April 1998, the AICPA issued Statement of Position 98-5, Reporting on the Costs of Start-up Activities. This statement became effective January 1, 1999 and requires that costs of start-up activities and organization costs be expensed as incurred. For financial reporting purposes, the Company has expensed all costs of start-up activities and organization costs. The adoption of this statement will not have an effect on the Company's financial position or results of operations.

                            VERTICALONE CORPORATION

(2) DEVELOPMENT STAGE ENTERPRISE



     The Company was incorporated on October 8, 1998 (inception). The Company has devoted most of its efforts to date to activities such as preparing business plans, raising capital, and planning and developing its Internet products and services. From inception through December 31, 1998, the Company has not generated any revenues and has incurred expenses of $167,297, resulting in an accumulated deficit during the development stage of $167,297 as of December 31, 1998.



(3) LIQUIDITY



     Since inception, the Company has been engaged in preparing business plans, raising capital, and planning and developing its Internet products and services. As a result, the Company has not generated any revenues, and losses from inception through December 31, 1998 have amounted to $167,297.



     Despite these negative cash flows, the Company has been able to secure financing from a variety of sources to support its development to date. These sources have included both equity and debt financing.



     Significant amounts of additional financing will be required to complete development of its Internet products and services and to commence operations. Subsequent to December 31, 1998, the Company completed two rounds of preferred stock financing resulting in additional proceeds of $16.2 million and secured certain equipment financing from a commercial bank (refer to note 11).



     While there is no assurance that additional funding will be available to execute these plans, the Company believes that funding received to date will be sufficient to fund operations for the foreseeable future.



(4) PROPERTY AND EQUIPMENT



     Property and equipment consists of the following at December 31, 1998:



Leasehold improvements......................................  $ 6,400
Computer equipment..........................................   49,149
Computer software...........................................    7,323
                                                              -------
          Property and equipment............................  $62,872
                                                              =======



(5) DUE TO SHAREHOLDER



     In connection with starting the Company, the Company's Chairman and Chief Executive Officer loaned the Company $100,000 on a noninterest-bearing basis. The loan arrangement provided for conversion into Series A preferred stock at the completion of the Series A preferred stock financing. In February 1999, the Company issued 100,000 shares of Series A preferred stock to retire the loan.



(6) SHORT-TERM BORROWINGS



     The Company borrowed $100,000 from a commercial bank to partially fund its start-up. The terms of the loan provide for interest at the prime rate (7.75% at December 31, 1998) payable monthly with outstanding principal due on demand. The loan is secured by all assets of the Company and the personal guarantee of the Company's Chairman and Chief Executive Officer. The loan was repaid in January 1999 from proceeds received from the Series A preferred stock financing.

                            VERTICALONE CORPORATION

(7) INCOME TAXES



     The Company has experienced losses since inception and, therefore, has not incurred any current income tax liabilities. Because of its development stage status, the Company has capitalized for income tax reporting purposes all expenses as either organizational or start-up costs through December 31, 1998. The Company has provided a valuation allowance through December 31, 1998 to fully offset all deferred income tax assets resulting from the capitalization of organizational and start-up costs.



(8) STOCK OPTION PLAN



     In November 1998, the Company adopted the VerticalOne Corporation 1998 Stock Option Plan (the "Plan") to provide a vehicle to attract, retain, and reward the Company's employees. The terms of the Plan provide for 1,176,500 shares of the Company's common stock to be reserved for issuance. As of December 31, 1998, the Company had not made any grants under the terms of the Plan.



(9) COMMITMENTS AND CONTINGENCIES



     (a) LEASE COMMITMENTS



     The Company is obligated under a noncancelable operating lease agreement for office facilities.



     Future minimum lease payments under this noncancelable operating lease agreement in the aggregate and for the next two years are shown as follows:



                  YEAR ENDING DECEMBER 31,
                  ------------------------
1999........................................................  $135,212
2000........................................................   135,212
                                                              --------
                                                              $270,424
                                                              ========



     Rental expense for all cancelable and noncancelable operating leases was $11,268 for the period from inception (October 8, 1998) through December 31, 1998.



     (b) CONTRACTUAL COMMITMENTS



     The Company has entered into contractual commitments to deliver products and services in the ordinary course of business. The Company believes that all such contractual commitments will be met or renegotiated such that no material adverse financial impact on the Company's financial position or results of operations will result from the Company's failure to meet these commitments.



     (c) CONTINGENCIES



     The Company is subject to lawsuits, claims, and other complaints arising out of the ordinary conduct of business. While the ultimate results and outcomes from these matters cannot be determined precisely, management, based in part upon the advice of legal counsel, believes that all matters are adequately covered by insurance or, if not covered, are without merit or are of such amounts as would not have a material adverse effect on the Company's financial position or results of operations.

                            VERTICALONE CORPORATION

     (d) 401(k) PLAN



     On December 4, 1998, the Company adopted a defined contribution 401(k) Profit Sharing Plan and Trust (the "401(k) Plan") for the benefit of all eligible employees. The 401(k) Plan is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986 (the "Code") as amended. Employees can elect to contribute from 1% to 12% of their annual compensation (subject to an annual limit specified in the Code) to the 401(k) Plan on a pretax basis. The 401(k) Plan requires the Company to match participant contributions on a dollar-for-dollar basis up to 3% of the participant's annual compensation. Employees are immediately vested in their elective contributions including the earnings thereon and vest 20% annually in the Company's matching contributions such that employees become fully vested in the Company's matching contribution after their sixth anniversary. The Company did not make any contribution to the 401(k) Plan for the period from inception (October 8, 1998) through December 31, 1998.



     (e) SEPARATION AGREEMENT



     The Company is a party to a separation agreement between the Company's Chairman and Chief Executive Officer and his former employer. The Separation Agreement provides, among other terms, for the former employer's right to maintain a 12.5% ownership interest through additional incremental investments in the Company, provides the former employer with representation on the Company's Board of Directors, and provides for a license agreement and cross-marketing agreement between the Company and the former employer.



(10) YEAR 2000



     The Year 2000 issue arises as the result of computer programs having been written, and systems having been designed, using two digits rather than four to define the applicable year. Consequently, such software has the potential to recognize a date using the "00" as the year 1900, rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.



     The Company believes that its own computer systems and software are Year 2000 compliant. To the extent that the Company implements additional computer systems and software in the future, the Company will assess Year 2000 compliance prior to their implementation. Furthermore, the Company has designed its Internet products to be Year 2000 compliant. The Company has not incurred any costs relating to the Year 2000 compliance.



(11) SUBSEQUENT EVENTS



     (a) EQUITY TRANSACTIONS



     In February 1999, the Company completed the sale of 3,919,243 shares of the Company's Series A preferred stock resulting in proceeds to the Company of $3.8 million.



     In June 1999, the Company completed the sale of 7,716,049 shares of the Company's Series B preferred stock resulting in proceeds to the Company of $12.4 million.

                            VERTICALONE CORPORATION

     Subsequent to December 31, 1998 (and through September 23, 1999), the Company made grants of options and warrants to employees and others in the ordinary course of business enabling them to acquire the Company's common stock as follows:



                                                                             RANGE OF
                         RECIPIENT                             SHARES     EXERCISE PRICES
                         ---------                            ---------   ---------------
Employees...................................................  2,153,500     $0.10-$0.50
Directors...................................................    255,000     $0.10-$0.32
Other.......................................................    140,000     $0.10-$0.32



     (b) BANK FINANCING



     In April 1999, the Company entered into a financing arrangement with a commercial bank which provides for term loan financing up to $2,750,000 for qualifying purchases of property and equipment. The interest rate on the borrowing facility ranges from prime plus 1.75% to prime plus 2% with principal and interest payments due over a 36-month amortization. The facility is secured by substantially all assets of the Company and includes certain financial covenants.



     (c) PENDING ACQUISITION



     On September 23, 1999, the Company entered into agreements which provide for the sale of the Company to Security First Technologies Corporation. The closing of the transaction is subject to customary closing conditions such as regulatory filings and shareholder approval.

                            VERTICALONE CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)



                                 BALANCE SHEET
                                 JUNE 30, 1999


                                  (UNAUDITED)



                                 ASSETS
Current assets:
  Cash and cash equivalents.................................  $12,926,180
  Prepaid expenses and other current assets.................      461,938
                                                              -----------
     Total current assets...................................   13,388,118
Property and equipment, net.................................    2,184,388
Other assets................................................      116,696
                                                              -----------
                                                              $15,689,202
                                                              ===========
                  LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $ 1,051,601
  Accrued expenses and other liabilities....................       28,628
                                                              -----------
     Total current liabilities..............................    1,080,229
  Borrowing under equipment line of credit..................      533,745
                                                              -----------
     Total liabilities......................................    1,613,974
                                                              -----------
Series B preferred stock, convertible and redeemable, $0.01
  par value, $1.62 per share liquidation value. Authorized
  7,716,050 shares. Issued and outstanding 7,716,049
  shares....................................................   12,606,315
Shareholders' equity:
  Series A preferred stock, convertible, $0.01 par value,
     $1.00 per share liquidation value. Authorized
     3,919,243 shares. Issued and outstanding
     3,919,243 shares.......................................       39,192
  Common stock, $0.001 par value. Authorized 40,000,000
     shares. Issued and outstanding 7,527,400 shares........        7,527
  Additional paid-in capital................................    3,849,298
  Accumulated deficit during the development stage..........   (2,427,104)
                                                              -----------
     Total shareholders' equity.............................    1,468,913
Commitments and contingencies...............................
                                                              -----------
                                                              $15,689,202
                                                              ===========

                            VERTICALONE CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)



                            STATEMENT OF OPERATIONS


     SIX-MONTH PERIOD ENDED JUNE 30, 1999 AND FOR THE PERIOD FROM INCEPTION
                               (OCTOBER 8, 1998)
                             THROUGH JUNE 30, 1999


                                  (UNAUDITED)



                                                                 1999       CUMULATIVE
                                                              -----------   ----------
Revenues....................................................  $        --           --
                                                              -----------   ----------
Operating expenses:
  Selling and marketing.....................................      422,882      459,810
  Product development.......................................    1,122,782    1,208,455
  General and administrative................................      578,445      623,141
  Depreciation and amortization.............................       57,891       57,891
                                                              -----------   ----------
     Total operating expenses...............................    2,182,000    2,349,297
                                                              -----------   ----------
     Operating loss.........................................   (2,182,000)  (2,349,297)
Interest income, net........................................       98,606       98,606
                                                              -----------   ----------
     Net loss...............................................  $(2,083,394)  (2,250,691)
                                                              ===========   ==========

                            VERTICALONE CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)



                            STATEMENT OF CASH FLOWS
               SIX MONTHS ENDED JUNE 30, 1999 AND FOR THE PERIOD


             FROM INCEPTION (OCTOBER 8, 1998) THROUGH JUNE 30, 1999


                                  (UNAUDITED)



                                                                 1999       CUMULATIVE
                                                              -----------   -----------
Cash flows from operating activities:
  Net loss..................................................  $(2,083,394)  $(2,250,691)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Consulting expense on stock options issued.............        3,360         3,360
     Compensation expense on stock options issued...........       18,000        25,425
     Depreciation and amortization..........................       57,891        57,891
     Increase (Decrease) in accrued expenses................      (66,893)       28,628
     Increase in:
       Prepaid expenses and other current assets............     (402,856)     (472,456)
       Other assets.........................................     (105,428)     (105,428)
       Accounts payable.....................................      979,386     1,051,601
                                                              -----------   -----------
          Net cash used in operating activities.............   (1,599,934)   (1,661,670)
                                                              -----------   -----------
Cash flows from investing activities -- capital
  expenditures..............................................   (2,179,407)   (2,242,279)
                                                              -----------   -----------
Cash flows from financing activities:
  Proceeds from issuance of Series A preferred stock, less
     offering costs.........................................    3,765,982     3,765,982
  Proceeds from issuance of Series B preferred stock, less
     offering costs.........................................   12,429,902    12,429,902
  Proceeds from equipment financing loan....................      533,745       533,745
  Proceeds from shareholder loan............................           --       100,000
  Proceeds from short-term borrowings.......................           --       100,000
  Repayment of short-term borrowings........................     (100,000)     (100,000)
  Proceeds from exercise of stock options...................          500           500
                                                              -----------   -----------
          Net cash provided by financing activities.........   16,630,129    16,830,129
                                                              -----------   -----------
          Net increase in cash and cash equivalents.........   12,850,788    12,926,180
Cash and cash equivalents at beginning of period............       75,392            --
                                                              -----------   -----------
Cash and cash equivalents at end of period..................  $12,926,180   $12,926,180
                                                              ===========   ===========

                            VERTICALONE CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)



                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                                 JUNE 30, 1999



(1) BASIS OF PRESENTATION



     The accompanying unaudited financial statements represent the accounts of VerticalOne Corporation (the "Company"). These unaudited financial statements have been prepared in accordance with instructions for preparing interim financial information and, therefore, do not include all information and footnotes necessary for a fair presentation of financial position, results of operations, and cash flows in conformity with generally accepted accounting principles. All adjustments, consisting of normal recurring accruals, which, in the opinion of management, are necessary to a fair presentation of financial position and results of operations have been included. The accompanying unaudited financial statements should be read in conjunction with the Company's audited financial statements and related notes appearing elsewhere herein.



(2) DEVELOPMENT STAGE ENTERPRISE



     The Company was incorporated on October 8, 1998 (inception). The Company has devoted most of its efforts to date to activities such as preparing business plans, raising capital, and planning and developing its Internet products and services. From inception through June 30, 1999, the Company has not generated any revenues and has incurred expenses and provided for preferred dividends of $2,427,104 resulting in an accumulated deficit during the development stage of $2,427,104 as of June 30, 1999.



(3) EQUITY TRANSACTIONS AND BANK FINANCING



     (a) EQUITY TRANSACTIONS



     In February 1999, the Company completed the sale of 3,919,243 shares of the Company's Series A preferred stock resulting in proceeds to the Company of $3.8 million.



     In June 1999, the Company completed the sale of 7,716,049 shares of the Company's Series B preferred stock resulting in proceeds to the Company of $12.4 million.



     Subsequent to December 31, 1998 (and through September 23, 1999), the Company made grants of options and warrants to employees and others in the ordinary course of business enabling them to acquire the Company's common stock as follows:



                                                                             RANGE OF
                         RECIPIENT                             SHARES     EXERCISE PRICES
                         ---------                            ---------   ---------------
Employees...................................................  2,153,500     $0.10-$0.50
Directors...................................................    255,000     $0.10-$0.32
Other.......................................................    140,000     $0.10-$0.32



     (b) BANK FINANCING



     In April 1999, the Company entered into a financing arrangement with a commercial bank which provides for term loan financing up to $2,750,000 for qualifying purchases of property and equipment. The interest rate on the borrowing facility ranges from prime plus 1.75% to prime plus 2% with principal and interest payments due over a 36-month amortization. The facility is secured by substantially all assets of the Company and includes certain financial covenants.

                            VERTICALONE CORPORATION

(4) SUBSEQUENT EVENT -- PENDING ACQUISITION



     On September 23, 1999, the Company entered into agreements which provide for the sale of the Company to Security First Technologies Corporation. The closing of the transaction is subject to customary closing conditions such as regulatory filings and shareholder approval.

                                    ANNEXES


                                       TO


                             REGISTRATION STATEMENT

                               TABLE OF CONTENTS



                                                                PAGE
                                                                ----
Annex A -- Share Purchase Agreement, as amended -- FICS
  Transaction...............................................    A-1
Annex B -- Stock Purchase Agreement, as amended -- FICS
  Transaction...............................................    B-1
Annex C -- Agreement and Plan of Merger -- Edify
  Transaction...............................................    C-1
Annex D -- Agreement and Plan of Merger -- VerticalOne
  Transaction...............................................    D-1
Annex E -- Opinion of BancBoston Robertson Stephens,
  Financial Advisor to S1 -- FICS Transaction...............    E-1
Annex F -- Opinion of BancBoston Robertson Stephens,
  Financial Advisor to S1 -- Edify Transaction..............    F-1
Annex G -- Opinion of Goldman, Sachs & Co., Financial
  Advisor to Edify -- Edify Transaction.....................    G-1
Annex H -- Opinion of Goldman, Sachs & Co., Financial
  Advisor to S1 -- VerticalOne Transaction..................    H-1
Annex I -- Section 262 of the Delaware General Corporation
  Law -- Dissenters' Rights of Appraisal....................    I-1

                                                                         ANNEX A



                          SHARE PURCHASE AGREEMENT II


                                  BY AND AMONG


                            S1 EUROPE HOLDINGS N.V.


                                      AND


                              THE STOCKHOLDERS OF


                                FICS GROUP N.V.


                          WHO ARE SIGNATORIES HERETO,


                   AND FOR THE LIMITED PURPOSES STATED HEREIN


                    SECURITY FIRST TECHNOLOGIES CORPORATION


                                      AND


                                FICS GROUP N.V.


                                  DATED AS OF


                              SEPTEMBER 21, 1999,


                                   AS AMENDED

                               TABLE OF CONTENTS



                                                              PAGE
ARTICLE I THE TRANSACTION...................................   A-4
      1.1 The Transaction...................................   A-4
      1.2 Closing...........................................   A-4
      1.3 Purchase Amount...................................   A-5
      1.4 FICS Securities Transfers.........................   A-6
      1.5 Deliveries at Closing.............................   A-6
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE SELLERS....   A-8
      2.1 Organization of Sellers...........................   A-8
      2.2 Authorization of Transaction......................   A-8
      2.3 Noncontravention..................................   A-9
      2.4 Broker's Fees.....................................   A-9
      2.5 FICS Securities...................................   A-9
      2.6 Absence of Bankruptcy Proceedings.................   A-9
ARTICLE III REPRESENTATIONS AND WARRANTIES OF FICS..........   A-9
      3.1 Corporate Organization............................   A-9
      3.2 Capitalization....................................  A-10
      3.3 Authority; No Violation...........................  A-11
      3.4 Consents and Approvals............................  A-11
      3.5 Financial Statements; Books and Records...........  A-11
      3.6 Broker's Fees.....................................  A-12
      3.7 Absence of Certain Changes or Events..............  A-12
      3.8 Legal Proceedings.................................  A-12
      3.9 Taxes and Tax Returns.............................  A-13
     3.10 Employee Plans....................................  A-14
     3.11 Employees.........................................  A-15
     3.12 Certain Contracts.................................  A-15
     3.13 Environmental Matters.............................  A-15
     3.14 Properties and Assets.............................  A-16
     3.15 Insurance.........................................  A-17
     3.16 Compliance with Applicable Laws...................  A-17
     3.17 FICS Information..................................  A-17
     3.18 Intellectual Property.............................  A-17
     3.19 Delivery of FICS Stock Transfer Book..............  A-19
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF S1 HOLDINGS AND
  S1........................................................  A-20
      4.1 Corporate Organization............................  A-20
      4.2 Authority; No Violation...........................  A-20
      4.3 Consents and Approvals............................  A-21
ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS.........  A-21
      5.1 Covenants relating to FICS........................  A-21
      5.2 Covenants of Sellers..............................  A-23
      5.3 Covenants of S1...................................  A-23
      5.4 Compliance with Antitrust Laws....................  A-24

                                                              PAGE
ARTICLE VI ADDITIONAL AGREEMENTS............................  A-24
      6.1 Regulatory Matters................................  A-24
      6.2 Access to Information.............................  A-25
      6.3 Shareholder Meeting...............................  A-26
      6.4 Reserved..........................................  A-26
      6.5 FICS Year 2000 Officer............................  A-26
      6.6 Subsequent Interim Financial Statements...........  A-26
      6.7 Advice of Changes.................................  A-27
      6.8 Current Information...............................  A-27
      6.9 Transaction Expenses of FICS......................  A-27
     6.10 Joinder of Additional Sellers.....................  A-28
ARTICLE VII CONDITIONS PRECEDENT............................  A-28
      7.1 Conditions to Each Party's Obligation To Effect
     the Transaction........................................  A-28
      7.2 Conditions to Obligations of S1 Holdings..........  A-28
      7.3 Conditions to Obligations of the Sellers..........  A-29
ARTICLE VIII TERMINATION AND AMENDMENT......................  A-30
      8.1 Termination.......................................  A-30
      8.2 Effect of Termination.............................  A-31
      8.3 Amendment.........................................  A-32
      8.4 Extension; Waiver.................................  A-32
ARTICLE IX GENERAL PROVISIONS...............................  A-32
      9.1 Expenses..........................................  A-32
      9.2 Notices...........................................  A-32
      9.3 Interpretation....................................  A-34
      9.4 Counterparts......................................  A-34
      9.5 Entire Agreement..................................  A-34
      9.6 Governing Law.....................................  A-34
      9.7 Enforcement of Agreement..........................  A-34
      9.8 Severability......................................  A-35
      9.9 Publicity.........................................  A-35
     9.10 Assignment; Limitation of Benefits................  A-35
     9.11 Additional Definitions............................  A-35
     9.12 Survival..........................................  A-36
     9.13 Cumulative Remedies...............................  A-36
     9.14 Release of Claims.................................  A-36
ARTICLE X INDEMNIFICATION...................................  A-36
      10.1 Indemnification of the Sellers...................  A-36
      10.2 Claim for Indemnification........................  A-37
      10.3 Third Party Claims...............................  A-37
EXHIBITS
     A.           Form of S1 Stockholder Agreement..........  A-41
SCHEDULES
     A.           Schedule of holders of FICS Securities....  A-46

                          SHARE PURCHASE AGREEMENT II



     This SHARE PURCHASE AGREEMENT II, dated as of September 21, 1999, as amended by an Amendment to Share Purchase Agreement II, dated as of October 7, 1999 (this "Agreement"), is entered into by and among S1 Europe Holdings N.V., a Belgian corporation (naamloze vennootschap ("N.V.")) ("S1 Holdings") and a subsidiary of Security First Technologies Corporation, a Delaware corporation ("S1"), each of the stockholders of FICS Group N.V., a Belgian corporation registered with the Brussels Registry of Commerce under number 515450 ("FICS"), who are signatories hereto, and as may be joined by other stockholders from time to time (individually, a "Seller," and collectively, the "Sellers"), and for the limited purposes stated herein, S1 and FICS.



     WHEREAS, the parties hereto and other stockholders of FICS had previously entered into that certain Share Purchase Agreement, dated as of May 16, 1999, by and among S1 Holdings as represented by S1, each of the stockholders of FICS listed on the signature page thereto (the "Former Sellers"), and for the limited purposes stated therein, S1 and FICS (the "Former Agreement");



     WHEREAS, pursuant to Section 8.1(a) of the Former Agreement the parties thereto have terminated the Former Agreement as confirmed by that certain letter agreement from S1 Holdings to the Former Sellers, S1 and FICS, dated as of even date herewith;



     WHEREAS, the Sellers own capital stock of FICS (the "FICS Capital Stock"), and securities otherwise convertible into capital stock of FICS (the "FICS Stock Equivalents," and together with FICS Capital Stock, the "FICS Securities"), in the name and the amounts set forth on Schedule A; and



     WHEREAS, S1 Holdings and each of the Sellers have determined that it is in their best interests to consummate the transactions provided for herein in which, subject to the terms and conditions set forth herein, S1 Holdings will acquire all of the issued and outstanding FICS Securities in exchange for the Transaction Consideration as defined in Section 1.3 hereunder;



     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:



                                   ARTICLE I



                                THE TRANSACTION



     1.1  THE TRANSACTION.



     At the Closing (as defined below at Section 1.2), and subject to the terms and conditions of this Agreement, the Sellers hereby agree to sell to S1 Holdings, and S1 Holdings hereby agrees to purchase from the Sellers, the FICS Securities (the "Transaction").



     1.2  CLOSING.



     Subject to the terms and conditions of this Agreement, the closing of the Transaction (the "Closing") will take place at 10:00 a.m. at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, NW, Washington, DC and, as to the recordation of change of ownership of the FICS Capital Stock, at the offices of Hogan & Hartson L.L.P., Avenue des Arts 41, 1040 Brussels, Belgium, on (i) the fifth business day after the latest to occur of (x) the date the last of any required governmental or regulatory approvals is received and all applicable statutory or regulatory waiting periods have expired or been terminated, and (y) the date on which the approval of S1's stockholders is obtained, or (ii) such other date, place and time as the parties may reasonably determine (the "Closing Date"). Notwithstanding the foregoing, any of Michel Akkermans ("Akkermans"), General

Atlantic Partners 20, L.P., GAP Coinvestment Partners, L.P., General Atlantic Partners 52, L.P., or GIMV N.V. (together the "Majority Sellers"), or S1 Holdings, may extend the Closing Date by up to 90 days (but not later than March 31, 2000) if, in the case of S1 Holdings, any of the conditions set forth at Sections 7.1 and 7.2 are not met as of the date which would otherwise be the Closing Date under the preceding sentence, and, in the case of the Majority Sellers, if any of the conditions set forth at Sections 7.1 and 7.3 are not met as of the date which would otherwise be the Closing Date under the preceding sentence.



     1.3  PURCHASE AMOUNT.



        (a) At the Closing and subject to the terms and conditions of this Agreement, S1 Holdings hereby agrees to purchase the FICS Securities that are issued and outstanding immediately before Closing.



        (b) In consideration for the purchase of all issued and outstanding FICS Securities as contemplated by the terms of this Agreement, S1 Holdings hereby agrees to pay an aggregate amount of cash, except as set forth at Section 1.3(c) hereof (the "Transaction Consideration") at the Closing, and to pay additional compensation if applicable, all as follows:



           (1) Upon the Closing, S1 Holdings shall pay $357,500,000 for all of the FICS Securities (the "Initial Payment");



           (2) At a date to be determined in S1 Holding's sole discretion, but in any case no later than 30 calendar days following the filing of S1's Annual Report on Form 10-K for the fiscal year 2000 (such date the "Second Payment Date") if there is any 2000 Earn-out Payment (as such term is defined and calculated pursuant to Schedule 1.3 hereof), then S1 Holdings shall pay to the Sellers an amount equal to the 2000 Earn-out Payment (the "Second Payment"); and



           (3) At a date to be determined in S1 Holding's sole discretion, but in any case no later than 30 calendar days following the filing of S1's Annual Report on Form 10-K for the fiscal year 2001 (such date the "Third Payment Date", and together with the Initial Payment Date and the Second Payment Date, the "Payment Dates") if there is any 2001 Earn-out Payment (as such term is defined and calculated pursuant to Schedule 1.3 hereof), then S1 Holdings shall pay to the Sellers an amount equal to the 2001 Earn-out Payment (the "Third Payment", and together with the Initial Payment and the Second Payment, the "Payments").



     The amount of the Transaction Consideration to be paid to each of the Sellers on each of the Payment Dates shall be determined by multiplying the amount to be paid at such date by the percentage listed next to such Seller's name (which percentage reflects such Seller's percentage ownership of FICS Securities) at Schedule A hereto and rounded to the nearest whole cent.



        (c). Each of the Payments shall be paid by S1 Holdings in cash into an escrow account at a bank designated by S1 Holdings and held solely for the purpose of purchasing shares of common stock of S1, par value $.01 per share ("S1 Common Stock"), if S1 Holdings is able to arrange or is offered third party financing for such amount on terms that are reasonably acceptable to S1 Holdings. If such third party cash financing is not available or offered with respect to either the Second or Third Payment, S1 Holdings may make such Payment by tendering a bill of exchange issued by S1 Holdings in the amount of such Payment.



        (d). Notwithstanding any other provision of this Section 1.3, if from and after the Closing Date until the Third Payment Date any one or more of the "Acceleration Events" set forth in this Section 1.3(d) shall occur; then (x) S1 Holdings shall not pay either the Second Payment or the Third Payment if the Second Payment Date shall not have occurred, or the Third Payment if the

Third Payment Date shall not have occurred, as of the date of the occurrence of any of the above, and (y) S1 Holdings shall immediately pay the Sellers an aggregate amount of cash, or if third party financing is not available to S1 Holdings, such other type of consideration selected by Akkermans as set forth in
Section 1.3(c) hereof, equal to the product of (i) $35.75 multiplied by (ii) the number of Earn-out Points (as computed pursuant to Schedule 1.3 hereto) which have not then been forfeited. Any such payments of cash under this Section 1.3(d) shall be deemed a "Payment" hereunder and subject to the terms of Section 1.3(c) above, and it is understood that upon occurrence of an Acceleration Event any references hereunder to the Second Payment Date or the Third Payment Date shall be deemed to be references to the date of such Acceleration Event and any references to the Second Payment or the Third Payment shall be deemed to be references to the Payment made on such date, and the amount of such Payment shall constitute the 2000 Earn-out Payment and/or the 2001 Earn-out Payment, as applicable.



     For purposes of this Section 1.3(d), an "Acceleration Event" shall mean (A) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 50% or more of the outstanding shares of common stock of S1, (B) S1 shall consolidate or merge with or into any other person (other than pursuant to a consolidation or merger pursuant to which the common stockholders of S1 immediately prior to the effective time of such consolidation or merger own a majority of the issued and outstanding common stock of the surviving corporation immediately after such effective time), (C) S1 shall sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of S1 and its Subsidiaries, taken as a whole, to any other person,
(D) S1 Common Stock (or any successor security thereto) is no longer quoted on the Nasdaq Stock Market ("Nasdaq") or a "national securities exchange" (as defined in Section 6 of the Exchange Act), (E) S1(or any successor entity thereto) no longer has a class of securities registered under the Exchange Act, or (F) there shall have been an "Akkermans Termination Event," as defined below. For purposes hereof, an "Akkermans Termination Event" shall mean the removal of Akkermans, without Akkermans's consent and other than for cause (as contemplated in the Amended and Restated Certificate of Incorporation of S1), from his position as Chairman of the Board of S1.



     1.4  FICS SECURITIES TRANSFERS.



     Each of the Sellers covenants that it shall not in any way transfer or assign any of its FICS Securities prior to the Closing.



     1.5  DELIVERIES AT CLOSING.



        (a) In addition to the other items required pursuant hereto, including without limitation the documents and items required under Article VII below, at the Closing, each Seller shall deliver or cause a representative of all Sellers (the "Custodian") to deliver, as the case may be, to S1 Holdings the following:



           1. If the Seller is not a natural person, a copy of the resolutions or other corporate documentation, certified by the Secretary (or, if the Seller is a partnership, a general partner) of such Seller as being true, correct and complete and then in full force and effect, authorizing the Transaction, the execution, delivery and performance of this Agreement by the Seller, and the performance of the Seller's obligations hereunder.



           2. A certificate of the Seller certifying that the representations and warranties of such Seller made herein are true, complete and correct as of the date of this Agreement and are true and correct as of the Closing Date, and that such Seller has performed and complied with all covenants and agreements required to be performed or complied with by him or it on or prior to the Closing.

           3. Such other certificates, instruments or documents as S1 Holdings may reasonably request in order to effect and document the transactions contemplated hereby.



           4. The irrevocable instruction of each Seller to record in the share registry of FICS the transfer of its FICS Securities to S1 Holdings.



           5. An update of the Seller Disclosure Schedule reflecting any change required as if the Agreement were being executed as of the date of the Closing.



        (b) In addition to the other items required pursuant hereto, including without limitation the documents and items required under Article VII below, at the Closing, FICS shall deliver, or cause to be delivered, as the case may be, to S1 Holdings the following:



           1. A copy of the resolutions of the Board of Directors of FICS, certified by the Secretary of FICS as being true, correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement by FICS, and the performance of FICS' obligations hereunder.



           2. A certificate of FICS signed by the managing director of FICS certifying that the representations and warranties of FICS made herein are true, complete and correct as of the date of this Agreement and are true and correct as of the Closing Date, and FICS has performed and complied with all covenants and agreements required to be performed or complied with by it on or prior to the Closing.



           3. Such other certificates, instruments or documents as S1 Holdings may reasonably request in order to effect and document the transactions contemplated hereby.



           4. An update of the FICS Disclosure Schedule reflecting any change required as if the Agreement were being executed as of the date of the Closing.



           5. The stock transfer register of FICS, certified by the Managing Director of FICS as then being true, accurate and complete.



        (c) In addition to the other items required pursuant hereto, including without limitation the documents and items required under Article VII below, at the Closing, S1 Holdings shall deliver, or cause to be delivered, as the case may be, to each Seller the following:



           1. A copy of the resolutions of the Board of Directors of S1 Holdings, certified by the Managing Director of S1 Holdings as being true, correct and complete and then in full force and effect, authorizing the Transaction, the execution, delivery and performance of this Agreement by S1 Holdings, and the performance of S1 Holdings' obligations hereunder.



           2. Such other certificates, instruments or documents as the Sellers may reasonably request in order to effect and document the transactions contemplated hereby.



           3. The Initial Payment.



        (d) In addition to the other items required pursuant hereto, including without limitation the documents and items required under Article VII below, at the Closing, S1 shall deliver, or cause to be delivered, as the case may be, to each Seller the following:



           1. A copy of the resolutions of the Board of Directors of S1, certified by the Secretary of S1 as being true, correct and complete and then in full force and effect, authorizing the Transaction, the execution, delivery and performance of this Agreement by S1, and the performance of S1's obligations hereunder.



           2. A certificate of S1 signed by the President of S1 certifying that the representations and warranties of S1 made herein are true, complete and correct as of the date of this Agreement and are true and correct as of the Closing Date, and S1 has performed and complied with all covenants and agreements required to be performed or complied with by it on or prior to the Closing.



           3. Such other certificates, instruments or documents as the Sellers may reasonably request in order to effect and document the transactions contemplated hereby.



                                   ARTICLE II



                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS



     Each of the Sellers severally and not jointly hereby makes the following representations and warranties to S1 Holdings as set forth in this Article II, each of which is being relied upon by S1 Holdings as a material inducement to enter into and perform this Agreement. All of the disclosure schedules of the Sellers referenced below and thereby required of the Sellers pursuant to this Agreement, which disclosure schedules shall be cross-referenced to the specific sections and subsections of this Agreement and delivered herewith, are referred to herein as the "Sellers' Disclosure Schedule."



     2.1  ORGANIZATION OF SELLERS.



     If such Seller is not a natural person, such Seller is duly organized and validly existing under the laws of the jurisdiction of its formation.



     2.2  AUTHORIZATION OF TRANSACTION.



        (a) If such Seller is not a natural person, such Seller has full power and authority to execute and deliver this Agreement and to perform his, her or its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of such Seller and no other proceedings on the part of such Seller are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Seller and (assuming due authorization, execution and delivery by FICS and S1 Holdings of this Agreement) will constitute a valid and legally binding obligation of such Seller, enforceable in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. Except as set forth in Section 2.2(a) of the Sellers' Disclosure Schedule, such Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.



        (b) Such Seller acknowledges that he, she or it has read this Agreement and has been provided with, or been granted access to, all information necessary to make his or her decision to execute this Agreement. Such Seller acknowledges that his, her or its signature on this Agreement shall be deemed his, her or its written consent, in his, her or its capacity as a shareholder of FICS, to the execution of the Agreement by a representative of FICS on behalf of FICS, and to the consummation of all of the transactions contemplated by this Agreement. Such Seller hereby waives any right of first refusal, preemptive right or other right which he, she or it may have (including, without limitation, rights arising under Article 11 of the FICS Restated Articles of Association (Statuten)) to acquire any of the FICS Securities and the FICS Bonds to be sold by any other Seller pursuant to this Agreement.

     2.3  NONCONTRAVENTION.



     Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which such Seller is subject, (B) conflict with, result in a breach of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, note, bond, mortgage, deed of trust, or other arrangement to which such Seller is a party or by which he or it is bound or to which any of his or its assets is subject or
(C) if such Seller is not a natural person, violate any provisions of its organizational documents.



     2.4  BROKER'S FEES.



     Except for the agreement described in Section 3.6, such Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement nor has such Seller created any such liability or obligation which, upon consummation of the Transaction, will become an obligation of FICS or any FICS Subsidiary (defined below), or S1 Holdings or S1.



     2.5  FICS SECURITIES.



     Such Seller holds of record and owns beneficially the FICS Securities set forth next to his, her or its name in Section 2.5 of the Sellers' Disclosure Schedule, free and clear of any restrictions on transfer (other than the rights of S1 Holdings hereunder and the rights in favor of FICS and certain other Sellers which are described in Section 2.5 of the Sellers' Disclosure Schedule), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Such Seller is not a party to any option, warrant, purchase right, call, or other contract or commitment that could require such Seller to sell, transfer, or otherwise dispose of any capital stock of FICS. Except as set forth at Section 2.5 of the Sellers' Disclosure Schedule, such Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of FICS.



     2.6  ABSENCE OF BANKRUPTCY PROCEEDINGS.



     There are no bankruptcy, reorganization or arrangement proceedings pending against, being contemplated by, or threatened against such Seller.



                                  ARTICLE III



                     REPRESENTATIONS AND WARRANTIES OF FICS



     FICS hereby makes the following representations and warranties to S1 Holdings as set forth in this Article III, each of which is being relied upon by S1 Holdings as a material inducement to enter into and perform this Agreement. All of the disclosure schedules of FICS referenced below and thereby required pursuant to this Agreement, which disclosure schedules shall be cross-referenced to the specific sections and subsections of this Agreement and delivered herewith, are referred to herein as the "FICS Disclosure Schedule."



     3.1  CORPORATE ORGANIZATION.



        (a) FICS is a corporation duly organized and validly existing under the laws of Belgium. FICS has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or location of any material properties or assets owned or leased by it makes such licensing or qualification necessary. The Restated Articles of Association (Statuten) of FICS (the "FICS Statuten"), copies of which have previously been delivered to S1, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.



        (b) Each "Subsidiary" (defined below) of FICS (each, a "FICS Subsidiary") and the jurisdiction of its organization is set forth at Section 3.1(b) of the FICS Disclosure Schedule. Each FICS Subsidiary is a corporation duly organized and validly existing under the laws of the jurisdiction of its organization. Each FICS Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or location of any material properties or assets owned or leased by it makes such licensing or qualification necessary. The charter or other constitutive or corporate governance documents of each FICS Subsidiary, copies of which have previously been delivered to S1, are true, correct and complete copies of such documents as in effect as of the date of this Agreement. For purposes of this Agreement, the term "Subsidiary," with respect to any party, means any corporation, partnership or other organization, whether incorporated or unincorporated, (i) which is consolidated with such party for financial reporting purposes, or (ii) in which such party holds a 25% or greater equity, partnership or other capital interest.



     3.2  CAPITALIZATION.



        (a) The capital stock of FICS, all of which is issued and outstanding, is as follows: (i) 96,350 FICS Ordinary Shares, (ii) 40,000 shares of Series B1 preferred stock, no par value per share, (iii) 950 shares of Series B2 preferred stock, no par value per share and (iv) 9,302 shares of Series C preferred stock, no par value per share (the Series B1, B2 and C preferred stock is collectively referred to herein as "FICS Preferred Stock"). The FICS Ordinary Shares and FICS Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except for rights arising pursuant to Article 11 of the FICS Statuten, statutory preferential subscription rights as provided by Belgian law and except as set forth in Section 1.4 of the FICS Disclosure Schedule, there are no preemptive or statutory rights to acquire any FICS Securities, including without limitation, any FICS Ordinary Shares or FICS Preferred Stock. Except for $3,750,000 of FICS Convertible Bond 1 bonds and $383,737 of Convertible Bond 2 bonds, FICS does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any FICS Ordinary Shares or shares of FICS Preferred Stock or any other equity security of FICS or any securities representing the right to purchase or otherwise receive any FICS Ordinary Shares or any other equity security of FICS.



        (b) Except as set forth at Section 3.2(b) of the FICS Disclosure Schedule, FICS owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each FICS Subsidiary, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for 16,500 shares of FICS Option Subsidiary Stock reserved for issuance upon exercise of outstanding stock options or otherwise, pursuant to the FICS Stock Plan (of which options for 15,682.5 shares are currently outstanding), no FICS Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity


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security of such Subsidiary. The names of the optionees, the date of each option to purchase FICS Option Subsidiary Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under the FICS Stock Plan are set forth in Section 3.2(b) of the FICS Disclosure Schedule.



     3.3  AUTHORITY; NO VIOLATION.



        (a) FICS has full corporate power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement has been duly and validly approved by the Board of Directors of FICS. Assuming the due execution hereof by each Seller, no further corporate approvals or consents on the part of FICS, its directors or shareholders are necessary to approve this Agreement, or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by FICS and (assuming due authorization, execution and delivery by S1 and each of the Sellers of this Agreement) will constitute valid and binding obligation of FICS, enforceable against FICS in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.



        (b) Neither the execution and delivery of this Agreement by FICS nor compliance by FICS with any of the terms or provisions hereof, will (i) violate any provision of the Restated Articles of Association of FICS, or (ii) assuming that the consents and approvals referred to in Section 3.4 hereof are duly obtained, (x) violate any Laws (as defined in Section 9.11) applicable to FICS or any FICS Subsidiary, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of FICS or any FICS Subsidiary, under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which FICS or any FICS Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected.



     3.4  CONSENTS AND APPROVALS.



     Except for such filings, notices, authorizations or approvals, as applicable, as may be set forth in Section 3.4 of the FICS Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity"), or with any third party are necessary in connection with (1) the execution and delivery by FICS of this Agreement, and (2) the consummation of the Transaction and the other transactions contemplated hereby, except, in each case, for such consents, approvals or filings, the failure of which to obtain will not have a Material Adverse Effect on the ability of S1 Holdings to consummate the transactions contemplated hereby.



     3.5  FINANCIAL STATEMENTS; BOOKS AND RECORDS.



     FICS has previously delivered to S1 Holdings true, correct and complete copies of the consolidated balance sheets of FICS and its Subsidiaries as of December 31 for the fiscal years 1998 and 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal years 1998, 1997 and 1996, inclusive, as reported in FICS' Registration Statement on Form F-1 filed with the Securities and Exchange Commission (the "SEC") on April 13, 1999, as amended by Amendment No. 1 filed with the SEC on April 30, 1999 (the "Registration Statement") under the U.S. Securities Act of 1933, as amended (the "Securities Act"), in each case accompanied by the audit report of PricewaterhouseCoopers & Co. Bedrijfsrevisoren, independent public


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accountants with respect to FICS, the interim financial statements of FICS as of and for the six months ended June 30, 1999 and 1998. The financial statements referred to in this Section 3.5 (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 6.6 hereof will fairly present (subject, in the case of the unaudited statements, to normal and recurring audit adjustments), the results of the consolidated operations and consolidated financial condition of FICS and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.6 hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.6 hereof will be prepared in accordance with generally accepted accounting principles, as applied in the United States, and consistently applied during the periods involved ("U.S. GAAP"), except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements. The books and records of FICS have been, and are being, maintained in all material respects in accordance with U.S. GAAP and any other applicable legal and accounting requirements. The statutory financial statements of FICS and those of its books and records prepared to conform with the requirements of Belgian law are prepared in accordance with Belgian GAAP. Other than in the previous sentence, references elsewhere in this Agreement to "financial statements and "books and records" do not refer to financial statements and books and records prepared by FICS to conform with the requirements of Belgian law.



     3.6  BROKER'S FEES.



     Neither FICS nor any FICS Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except that FICS has engaged, and will pay a fee or commission to Credit Suisse First Boston ("CSFB") in accordance with the terms of a letter agreement between CSFB and FICS, dated May 16, 1999, a true, complete and correct copy of which has been provided to S1 Holdings.



     3.7  ABSENCE OF CERTAIN CHANGES OR EVENTS.



        (a) Except as set forth at Section 3.7 of the FICS Disclosure Schedule, since December 31, 1998 (i) neither FICS nor any FICS Subsidiary has incurred any material liability, except as contemplated by this Agreement or in the ordinary course of their businesses consistent with their past practices, and
(ii) no event has occurred which has had, or is likely to have, individually or in the aggregate, a Material Adverse Effect on FICS.



        (b) Since December 31, 1998, FICS and each FICS Subsidiary has carried on its respective businesses in the ordinary and usual course consistent with past practices.



     3.8  LEGAL PROCEEDINGS.



        (a) Except as set forth at Section 3.8 of the FICS Disclosure Schedule, neither FICS nor any FICS Subsidiary is a party to any, and there are no pending, or to the knowledge of FICS, threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against FICS or any FICS Subsidiary or which challenge the validity of the transactions contemplated by this Agreement as to which there is a reasonable probability of success.



        (b) There is no injunction, order, judgment, or decree imposed upon FICS, any FICS Subsidiary or the assets of FICS or any FICS Subsidiary.


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     3.9  TAXES AND TAX RETURNS.



        (a) For purposes of this Section 3.9, FICS shall include FICS and each FICS Subsidiary and any other affiliated or related corporation or entity if FICS or any FICS Subsidiary has or could have any material liability for the taxes of such corporation or entity. FICS has duly filed all Tax Returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provision on the financial statements referred to in Sections 3.5 and 6.6 hereof in accordance with U.S. GAAP for the payment of all material Taxes which have been incurred or are due or claimed to be due from it by Taxing Authorities on or prior to the date hereof other than Taxes (a) which (x) are not yet delinquent or (y) are being contested in good faith and set forth in Section 3.9 of the FICS Disclosure Schedule and (b) which have not been finally determined. The charges, accruals, and reserves with respect to Taxes on the books of FICS are adequate (as determined in accordance with U.S. GAAP) and are at least equal to its liability for Taxes. There exists no proposed tax assessment against FICS except as disclosed in the FICS financial statements. No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any property or assets held, acquired, or to be acquired by FICS. All Taxes that FICS is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. All liability with respect to the Tax Returns of FICS and its Subsidiaries has been satisfied for all years to and including 1998. No Taxing Authority has notified FICS of, or otherwise asserted, that there are any material deficiencies with respect to the Tax Returns of FICS subsequent to 1998. There are no material disputes pending, or claims asserted for, Taxes or assessments upon FICS, nor has FICS been requested to give any currently effective waivers extending the statutory period of limitation applicable to any Tax Return for any period. In addition, Tax Returns that are accurate and complete in all material respects have been filed by FICS for all periods for which returns were due with respect to income tax withholding with respect to wages and other income and the amounts shown on such Tax Returns to be due and payable have been paid in full or adequate provision therefor in accordance with U.S. GAAP has been included by FICS in the financial statements referred to in Sections 3.5 and 6.6 hereto. No audit by any relevant Taxing Authority in connection with any FICS Tax Return is pending or has been announced. All deficiencies proposed as a result of any examinations have been paid or settled, for all periods before and including the taxable year ended December 31, 1998. FICS has not consented to any waiver or extension of any statute of limitations with respect to any Tax. FICS has provided or made available to S1 Holdings complete and correct copies of its Tax Returns and all material correspondence and documents, if any, relating directly or indirectly to taxes for each taxable year or other relevant period as to which the applicable statute of limitations has not run on the date hereof. For this purpose, "correspondence and documents" include, without limitation, amended Tax Returns, pending claims for refunds, notices from Taxing Authorities of proposed changes or adjustments to Taxes or Tax Returns that have not been finally resolved, consents to assessment or collection of Taxes, acceptances of proposed adjustments, closing agreements, rulings and determination letters and requests therefor, and all other written communications to or from Taxing Authorities relating to any material Tax liability of FICS.



        (b) For purposes of this Agreement:



           "Tax" means any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Taxing Authority or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.


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


           "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Taxing Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any law, regulation or other legal requirement relating to any Tax.



           "Taxing Authority" means any:



                (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;



                (b) federal, state, local, municipal, foreign, or other government;



                (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);



                (d) multi-national organization or body; or



                (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.



     3.10  EMPLOYEE PLANS.



        (a) For purposes of this Section 3.10: (1) "Employee Benefit Plan" means any plan, agreement or other arrangement (other than plans mandated or provided for by U.S. and foreign statute such as Social Security, workmen's compensation, unemployment compensation and the like) for the providing of retirement or welfare benefits as described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or any other benefit other than cash compensation to employees, including plans which would not be subject to ERISA because all of the participants are non-resident in the United States; (2) the FICS Group means FICS, its Subsidiaries, and any other entity which would be deemed part of a controlled or affiliated group within the meaning of Section 414 of the Code without regard to whether such entities are organized outside the United States.



        (b) Section 10(b) of the FICS Disclosure Schedule sets forth a true and complete list of each Employee Benefit Plan that FICS maintains or contributes to as of the date of this Agreement, or under which FICS has any liability (collectively, the "FICS Plans"). FICS has previously delivered to S1 a true, correct and complete copy of each FICS Plan and all related documents and a written description of any FICS Plan that is not otherwise in writing.



        (c) FICS has performed all of its obligations under all FICS Plans. FICS has made appropriate entries in its financial records and statements for all obligations and liabilities under the FICS Plans that have accrued but are not due. No statement, either written or oral, has been made by FICS with regard to any FICS Plan that was not in accordance with the FICS Plan and that could have a Material Adverse Effect on S1 Holdings. FICS has no material liability to the IRS, the U.S. Pension Benefit Guaranty Corporation or any other governmental or quasi-governmental agency or authority with respect to any FICS Plan.



        (d) Except as set forth at Section 3.10(d) of the FICS Disclosure Schedule, (i) each of the FICS Plans has been operated and administered in all material respects in compliance with applicable Laws, (ii) FICS does not provide health, life insurance or other welfare benefits for any retired or former employee and is not obligated to provide such benefits to any active employee following such employee's retirement or other termination of service, other than coverage mandated by applicable Law, (iii) FICS has incurred no liability under ERISA or any other Law relating to employee benefits or employees or their beneficiaries that has not been satisfied in full or accrued in accordance with U.S. GAAP in the financial statements referred to in Section 3.5 and 6.6 hereof, and


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


no condition exists that presents a material risk of FICS incurring a material liability thereunder, (iv) all contributions or other amounts payable by FICS with respect to each FICS Plan and all other liabilities of FICS with respect to each FICS Plan, in respect of current or prior plan years have been paid or accrued in accordance with U.S. GAAP in the financial statements referred to in Sections 3.5 and 6.6 hereof, (v) to the knowledge of FICS, there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, or behalf of or against any of the plans or any trust related thereto, (vi) all FICS Plans could be terminated as of the Closing without material liability in excess of the amount accrued therefor in the financial statements referred to in Sections 3.5 and 6.6 hereof.



     3.11  EMPLOYEES.



     FICS and each FICS Subsidiary complies with all labor and social security laws, decrees, ordinances and regulations applicable to it.



     3.12  CERTAIN CONTRACTS.



        (a) Except as set forth at Section 3.12 of the FICS Disclosure Schedule, neither FICS nor any FICS Subsidiary is a party to or bound by any contract, arrangement or commitment (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise), except as contemplated by Article I, becoming due from S1, FICS or any of their respective Subsidiaries to any director, officer or employee thereof, (iii) which materially restricts the conduct of any line of business by FICS or any FICS Subsidiary, (iv) with or to a labor union or guild (including any collective bargaining agreement) or (v) except as contemplated by
Article I and as set forth on Section 3.12(a)(v) of the FICS Disclosure Schedule, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (including as to this clause (v), any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan). Except as set forth at Section 3.12 of the FICS Disclosure Schedule, there are no employment, consulting and deferred compensation agreements to which FICS or any FICS Subsidiary is a party. Section 3.12(a) of the FICS Disclosure Schedule sets forth a list of all (i) material contracts (as defined in Item 601(b)(10) of Regulation S-K promulgated under the Securities Act) of FICS and the FICS Subsidiaries and (ii) any other contract to which FICS or any FICS Subsidiary is obligated to pay $15,000 or more in any annual period. Each contract, arrangement or commitment of the type described in this Section 3.12(a), whether or not set forth in Section 3.12(a) of the FICS Disclosure Schedule, is referred to herein as a "FICS Contract," and neither FICS nor any of its Subsidiaries has received notice of, nor do any executive officers of such entities know of, any violation of any FICS Contract.



        (b) (i) Each FICS Contract is valid and binding and in full force and effect, (ii) FICS and each FICS Subsidiary has in all material respects performed all obligations required to be performed by it to date under each FICS Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of FICS or any FICS Subsidiary under any such FICS Contract.



     3.13  ENVIRONMENTAL MATTERS.



        (a) Each of FICS and the FICS Subsidiaries is in compliance in all material respects with all applicable Laws and regulations relating to pollution or protection of the environment (including without limitation, Laws and regulations relating to emissions, discharges, releases and threatened


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


releases of Hazardous Materials (as hereinafter defined)), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.



        (b) There is no suit, claim, action, proceeding, investigation or notice pending or, to the knowledge of FICS and the FICS Subsidiaries, threatened (or past or present actions or events that could form the basis of any such suit, claim, action, proceeding, investigation or notice), in which FICS or any FICS Subsidiary has been or, with respect to threatened suits, claims, actions, proceedings, investigations or notices may be, named as a defendant (x) for alleged material noncompliance (including by any predecessor), with any environmental law, rule or regulation or (y) relating to any material release or threatened release into the environment of any Hazardous Material, occurring at or on a site owned, leased or operated by FICS or any FICS Subsidiary, or to the knowledge of FICS, relating to any material release or threatened release into the environment of any Hazardous Material, occurring at or on a site not owned, leased or operated by FICS or any FICS Subsidiary.



        (c) To the knowledge of FICS and the FICS Subsidiaries, during the period of FICS' or any FICS Subsidiary's ownership or operation of any of its properties, there has not been any material release of Hazardous Materials in, on, under or affecting any such property.



        (d) For purposes of this Agreement, the term "Hazardous Material" means any hazardous waste, petroleum product, polychlorinated biphenyl, chemical, pollutant, contaminant, pesticide, radioactive substance, or other toxic material, or other material or substance (in each such case, other than small quantities of such substances in retail containers) regulated under any applicable environmental or public health statute, law, ordinance, rule or regulation.



     3.14  PROPERTIES AND ASSETS.



     Section 3.14 of the FICS Disclosure Schedule lists (i) all real property, including a description and identification of location, owned by FICS and each FICS Subsidiary; (ii) each real property lease, sublease or installment purchase arrangement to which FICS or any FICS Subsidiary is a party; (iii) a description of each contract for the purchase, sale, or development of real estate to which FICS or any FICS Subsidiary is a party; and (iv) all items of FICS' or any FICS Subsidiary's tangible personal property and equipment with a book value of $50,000 or more or having any annual lease payment of $50,000 or more. Except for (a) items reflected in FICS' consolidated financial statements as of December 31, 1998 referred to in Section 3.5 hereof, (b) exceptions to title that do not interfere materially with FICS' or any FICS Subsidiary's use and enjoyment of owned or leased real property, (c) liens for current real estate taxes not yet delinquent, or being contested in good faith, properly reserved against (and reflected on the financial statements referred to in Section 3.5 above), (d) properties and assets sold or transferred in the ordinary course of business consistent with past practices since December 31, 1998, and (e) items listed in Section 3.14 of the FICS Disclosure Schedule, FICS and each FICS Subsidiary have good and, as to owned real property, marketable and insurable title to all their properties and assets, free and clear of all liens, claims, charges and other encumbrances. FICS and each FICS Subsidiary, as lessees, have the right under valid and subsisting leases to occupy, use and possess all property leased by them, and neither FICS nor any FICS Subsidiary has experienced any material uninsured damage or destruction with respect to such properties since December 31, 1998. All properties and assets used by FICS and each FICS Subsidiary are in good operating condition and repair suitable for the purposes for which they are currently utilized and comply in all material respects with all Laws relating thereto now in effect or scheduled to come into effect. FICS and each FICS Subsidiary enjoy peaceful and undisturbed possession under all leases for the use of all property under which they are the lessees, and all leases to which FICS or any FICS Subsidiary is a party are valid and binding obligations in accordance with the terms thereof. Neither FICS nor any FICS Subsidiary is in material default with respect to any such lease, and there has occurred no default by FICS or any FICS Subsidiary or event which with the lapse of time or the giving of notice, or both, would constitute a material default under any such lease. To the knowledge of FICS, there are no Laws, conditions of record, or other impediments which interfere with the intended use by FICS or any FICS Subsidiary of any of the property owned, leased, or occupied by them.



     3.15  INSURANCE.



     Section 3.15 of the FICS Disclosure Schedule contains a true, correct and complete list of all insurance policies and bonds maintained by FICS and any FICS Subsidiary, including the name of the insurer, the policy number, the type of policy and any applicable deductibles, and all such insurance policies and bonds (or other insurance policies and bonds that have, from time to time, in respect of the nature of the risks insured against and amount of coverage provided, been substantially similar in kind and amount to that customarily carried by parties similarly situated who own properties and engage in businesses substantially similar to that of FICS and any FICS Subsidiary) are in full force and effect and have been in full force and effect since the respective dates each such policies and bonds were first obtained. As of the date hereof, neither FICS nor any FICS Subsidiary has received any notice of cancellation or amendment of any such policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion. The existing insurance carried by FICS and FICS Subsidiaries is and will continue to be, in respect of the nature of the risks insured against and the amount of coverage provided, substantially similar in kind and amount to that customarily carried by parties similarly situated who own properties and engage in businesses substantially similar to that of FICS and the FICS Subsidiaries, and is sufficient for compliance by FICS and the FICS Subsidiaries with all requirements of Law and agreements to which FICS or any of the FICS Subsidiaries is subject or is party. True, correct and complete copies of all such policies and bonds reflected at
Section 3.15 of the FICS Disclosure Schedule, as in effect on the date hereof, have been delivered or made available to S1.



     3.16  COMPLIANCE WITH APPLICABLE LAWS.



     Each of FICS and any FICS Subsidiary has complied in all material respects with all Laws applicable to it or to the operation of its business. Neither FICS nor any FICS Subsidiary has received any notice of any material alleged or threatened claim, violation, or liability under any such Laws that has not heretofore been cured and for which there is any remaining liability.



     3.17  FICS INFORMATION.



     The information relating to FICS and each FICS Subsidiary to be provided by FICS to be contained in a proxy statement to be filed with the SEC in connection with obtaining stockholder approval of the transactions contemplated by this Agreement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.



     3.18  INTELLECTUAL PROPERTY.



     Except, in each case, as set forth in Section 3.18 of the FICS Disclosure
Schedule:



        (a)(i) FICS and each FICS Subsidiary owns, free and clear of liens, orders and arbitration awards, or are licensed or otherwise possess valid and enforceable rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, schematics, technology, know-how, trade secrets, ideas, algorithms, processes, Software (as defined below), and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the business of FICS and the FICS Subsidiaries. "Software" means any and all (i) computer programs and applications, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (iv) the technology supporting any Internet site(s) operated by or on behalf of FICS or any FICS Subsidiary, and (v) all documentation, including user manuals and training materials, relating to any of the foregoing.



           (ii) Except as would not be materially adverse to the business of FICS or any FICS Subsidiary, FICS and the FICS Subsidiaries have taken reasonable steps to protect their Intellectual Property. There is no litigation pending or, to the knowledge of FICS and the FICS Subsidiaries, threatened or any written claim from any person challenging the ownership, use, validity or enforceability of any Intellectual Property, nor is there any basis for the assertion of any such claim or challenge.



           (iii) No material patent, trademark, service mark, copyright, trade secret, computer software or other intellectual property right other than the Intellectual Property set forth on Schedule 3.18 is necessary to conduct the businesses of FICS and its Subsidiaries as presently conducted.



        (b) Schedule 3.18(b) lists all (i) patents, patent applications, registered and unregistered trademarks, trade names and service marks and registered copyrights owned by FICS included in the Intellectual Property, including the jurisdictions in which each such item of Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) material licenses, sublicenses and other agreements as to which FICS and any FICS Subsidiary are a party and pursuant to which any person is authorized to use any Intellectual Property, and
(iii) licenses, sublicenses and other agreements as to which FICS and any FICS Subsidiary are a party and pursuant to which FICS and its Subsidiaries are authorized to use any third party patents, trademarks or copyrights, including Software ("Third Party Intellectual Property Rights") which are incorporated in, are or form a part of any FICS or FICS Subsidiary product.



        (c)(i) To the knowledge of FICS and the FICS Subsidiaries, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of FICS or any FICS Subsidiary, any trade secret material to FICS or its Subsidiaries, or any Intellectual Property right of any third party to the extent licensed by or through FICS or its Subsidiaries, by any employee of FICS or any FICS Subsidiary or third party for whom FICS is responsible. Except as set forth in Schedule 3.18(c), there are no royalties, fees or other payments payable by FICS or its Subsidiaries to any person by reason of the ownership, use, sale or disposition of Intellectual Property.



           (ii) To the knowledge of FICS and its Subsidiaries, there has been no prior use of FICS's registered trademarks by any third party which would confer upon said third party superior rights in such trademarks. FICS and its Subsidiaries have taken reasonable steps to adequately police the trademarks against third party infringement, and the material trademarks registered in the United States and in other jurisdictions where FICS or its Subsidiaries are doing business have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates or any amendment, supplement or office action related thereto.



        (d) FICS and its Subsidiaries are not, nor will they be as a result of the execution and delivery of this Agreement or the performance of their obligations under this Agreement, in breach of any material license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, and the execution and delivery of this Agreement or the


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performance of the obligations under this Agreement by FICS and its Subsidiaries will not result in the loss or impairment of, or give rise to any right of any third party to terminate, any of FICS' or any of its Subsidiaries' rights to own any of its Intellectual Property or their respective rights under any material license agreements, nor require the consent of any Governmental Entity or third party in respect of any such Intellectual Property.



        (e) FICS and its Subsidiaries (i) have no knowledge (including knowledge of any litigation pending or threatened or any written claim from any person) or reason to believe that the conduct of their businesses infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party; and (ii) have not advised any third party that such third party may be infringing any Intellectual Property or breaching any license or agreement involving Intellectual Property and have not brought or threatened any claim against such third party for such conduct.



        (f) The Software owned or purported to be owned by FICS or any of its Subsidiaries, was either (i) developed by employees of FICS or any of its Subsidiaries within the scope of their employment; (ii) developed by independent contractors or consultants who have assigned their rights to FICS or any of its Subsidiaries pursuant to written agreements; or (iii) otherwise acquired by FICS or its Subsidiary from a third party.



        (g) All employees and independent contractors and consultants of FICS and its Subsidiaries have executed and delivered to FICS or its Subsidiaries, as the case may be, agreements regarding the protection of proprietary information and the assignment to FICS or its Subsidiaries of any Intellectual Property arising from services performed for FICS or its Subsidiaries by such persons.



        (h) FICS and its Subsidiaries have obtained or entered into written agreements with their employees and with third parties, in transactions deemed appropriate, in connection with the disclosure to, or use or appropriation by, employees and third parties, of trade secret or proprietary information owned by FICS and its Subsidiaries and not otherwise protected by a patent, a patent application, copyright, trademark, or other registration or legal scheme ("FICS Confidential Information"), and do not know of any situation involving such employee or third party use, disclosure or appropriation of FICS Confidential Information where the lack of such a written agreement is likely to result in any Material Adverse Effect. Except as set forth in Schedule 3.18(h) of the FICS Disclosure Schedule, neither FICS nor any of its Subsidiaries have furnished the source code of any of their Software products to any third party, deposited any such source code in escrow, or otherwise provided access to such source code to any third party.



        (i) Except as would not be materially adverse to the business of FICS or its Subsidiaries, FICS and its Subsidiaries have taken reasonable steps with the intent of ensuring that their products (including existing products and technology and products and technology currently under development) will, when used in accordance with associated documentation on a specified platform or platforms, be capable upon installation of accurately processing, providing, and receiving date data from, into, and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and making leap-year calculations, provided that all other non-FICS or non-FICS Subsidiary products (e.g., hardware, software and firmware) used in or in combination with FICS' or its Subsidiaries' products, are year 2000 compliant and properly exchange data with FICS' and its Subsidiaries products.



     3.19  DELIVERY OF FICS STOCK TRANSFER BOOK.



     FICS has made a notation in its share registry that, prior to the Closing, no transfer of FICS Securities shall be recorded in FICS's share registry from the date hereof, and has delivered such


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


stock transfer book to a Belgian notary, which notary shall hold such stock transfer book until the Closing (or the termination of this Agreement, if earlier).



                                   ARTICLE IV



              REPRESENTATIONS AND WARRANTIES OF S1 HOLDINGS AND S1



     S1 Holdings and S1 hereby make the following representations and warranties to each Seller as set forth in this Article IV, each of which is being relied upon by each Seller as a material inducement to enter into and perform this Agreement. All of the disclosure schedules of S1 referenced below and thereby required of S1 pursuant to this Agreement, which disclosure schedules shall be cross-referenced to the specific sections and subsections of this Agreement and delivered herewith, are referred to herein as the "S1 Disclosure Schedule."



     4.1  CORPORATE ORGANIZATION.



        (a) S1 Holdings is a corporation (N.V.) duly organized and validly existing under the laws of Belgium. S1 Holdings has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as contemplated by this Agreement, and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or location of any material properties or assets owned or leased by it makes such licensing or qualification necessary. The charter and other corporate governance documents of S1 Holdings have previously been made available to FICS and are true, correct and complete copies of such documents as in effect as of the date thereof.



        (b) S1 is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. S1 has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of S1, copies of which have previously been made available to FICS, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.



        (c) S1 owns, directly or indirectly, the issued and outstanding shares of capital stock of S1 Holdings, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares shall be duly authorized and validly issued and shall be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. S1 Holdings is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of S1 Holdings or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of S1 Holdings.



     4.2  AUTHORITY; NO VIOLATION.



        (a) S1 Holdings has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. No other corporate proceedings on the part of S1 Holdings are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by S1 Holdings and (assuming due authorization, execution and delivery by S1 and FICS) will constitute valid and binding obligations of S1 Holdings, enforceable against S1 Holdings in accordance with its terms, except as enforcement may be limited by general principles of equity


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whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar law affecting creditors' rights and remedies generally.



        (b) S1 has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of S1. Except for required approvals of S1 stockholders by the requisite vote of S1's stockholders, no other corporate proceedings on the part of S1 (except for matters related to setting the date, time, place and record date for the special meeting) are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by S1 and (assuming due authorization, execution and delivery by FICS and each of the Sellers) will constitute a valid and binding obligation of S1, enforceable against S1 in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar law affecting creditors' rights and remedies generally.



        (c) Neither the execution and delivery of this Agreement by S1 or S1 Holdings nor the consummation by S1 or S1 Holdings of the transactions contemplated hereby or thereby, nor compliance by S1 or S1 Holdings with any of the terms or provisions hereof or thereof, will (i) violate any provision of (x) the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of S1 or (y) the Articles of Association of S1 Holdings, or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained,
(x) violate any Laws applicable to S1 or S1 Holdings or any of their properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of S1 or S1 Holdings under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which S1 or S1 Holdings is or will be, as the case may be, a party, or by which S1 or S1 Holdings or any of their properties or assets may be bound or affected.



     4.3  CONSENTS AND APPROVALS.



        (a) Except as set forth at Schedule 4.3(a), no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (1) the execution and delivery by S1 or S1 Holdings of this Agreement, and (2) the consummation by S1 and S1 Holdings of the Transaction and the other transactions contemplated hereby, except for such consents, approvals or filings the failure of which to obtain will not have a Material Adverse Effect on the ability of S1 or S1 Holdings to consummate the transactions contemplated thereby.



        (b) S1 hereby represents to the Sellers that it has no knowledge of any reason why approval or effectiveness of any of the applications, notices or filings referred to in Section 4.3(a) cannot be obtained or granted on a timely basis.



                                   ARTICLE V



                   COVENANTS RELATING TO CONDUCT OF BUSINESS



     5.1  COVENANTS RELATING TO FICS.



     During the period from the date of this Agreement and continuing until the Closing, except as expressly contemplated or permitted by this Agreement or with the prior written consent of S1


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


Holdings, the Sellers shall cause FICS and each FICS Subsidiary to carry on their respective businesses in the ordinary course consistent with past practices. The Sellers shall cause FICS to use its reasonable efforts to (x) preserve its business organization and that of each FICS Subsidiary intact, (y) keep available to itself and S1 Holdings the present services of the employees of FICS and each FICS Subsidiary and (z) preserve for itself and S1 Holdings the goodwill of the customers of FICS and each FICS Subsidiary and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth in the FICS Disclosure Schedule or as otherwise contemplated by this Agreement or consented to by S1 Holdings in writing, the Sellers shall not permit FICS or any FICS Subsidiary to:



        (a) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock;



        (b)(i) split, combine or reclassify any shares of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (ii) repurchase, redeem or otherwise acquire, any shares of the capital stock of FICS or any FICS Subsidiary, or any securities convertible into or exercisable for any shares of the capital stock of FICS or any FICS Subsidiary;



        (c) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing;



        (d) amend its Restated Articles of Association (Statuten) or other similar governing documents;



        (e) after the date hereof, directly or indirectly, through any officer, director, employee, agent or otherwise, solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of all or a substantial portion of the assets of, or any equity interest in, FICS or any business combination with FICS (collectively, all such events referred to herein as a "Competing Offer"), or otherwise enter into any agreement or understanding with respect to a Competing Offer (Under any circumstances, the Sellers shall cause FICS to promptly advise S1 Holdings if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made, shall promptly inform S1 Holdings of all the terms and conditions thereof, and shall furnish to S1 Holdings copies of any such written proposal or offer and the contents of any communications by FICS in response thereto.);



        (f) make any capital expenditure in excess of $100,000;



        (g) enter into any new line of business, or, except in the ordinary course of business, (i) enter into any material contract (as defined in Item 601(b)(10) of Regulation S-K), or other contract requiring aggregate payments exceeding $100,000, or (ii) modify, amend or transfer in any material respect or terminate any material contract to which FICS or any of its Subsidiaries is a party or waive, release or assign any material rights or claims thereunder;



        (h) acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in the ordinary course of business;



        (i) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue or in any of the conditions to the Transaction set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;


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


        (j) change its methods of accounting in effect at December 31, 1998 except as required by changes in applicable law or accounting standards, as concurred to by S1 Holdings' independent auditors;



        (k)(i) except as required by applicable law, adopt, amend, renew or terminate any FICS Plan or any agreement, arrangement, plan or policy between FICS or any FICS Subsidiary and one or more of its current or former directors or officers, (ii) increase in any manner the compensation of any employee or director or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares), (iii) enter into, modify or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of compensation or benefits, other than normal annual increases in pay, consistent with past practice, (iv) hire any new employee at an annual compensation in excess of $100,000, (v) promote to a rank of vice president or more senior any employee, or (vi) other than in compliance with agreements in force as of the date hereof, pay any retention or other bonuses to any employees;



        (l) except for short-term borrowings with a maturity of one year or less in the ordinary course of business consistent with past practices, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;



        (m) sell, purchase, enter into a lease, relocate, open or close any office, other than in the ordinary course of business consistent with past practices;



        (n) make any equity investment or commitment to make such an investment in real estate;



        (o) make any investments, other than in the ordinary course of business consistent with past practices;



        (p) sell, purchase or lease any real property; or



        (q) agree or commit to do any of the actions set forth in (a) -- (p) above.



        The consent of S1 Holdings to any action by FICS or any FICS Subsidiary that is not permitted by any of the preceding paragraphs shall be evidenced by a writing signed by an authorized representative of S1 Holdings.



     5.2  COVENANTS OF SELLERS.



        (a) After the date hereof, no Seller shall, directly or indirectly, solicit, initiate or encourage submission of proposals or offers from any person relating to any Competing Offer with respect to FICS. Each Seller shall promptly advise S1 Holdings if any such Competing Offer, or any inquiry or contact with any person with respect thereto, is made, shall promptly inform S1 Holdings of all the terms and conditions thereof, and shall furnish to S1 Holdings copies of any such written proposal or offer and the contents of any communications in response thereto.



        (b) After the date hereof, each Seller hereby waives and refuses any right to purchase, acquire or otherwise obtain any equity securities of FICS pursuant to the Restated Articles of Association of FICS, any preemptive right to acquire such securities, the FICS Stock Plan or otherwise.



     5.3  COVENANTS OF S1.



     S1 unconditionally guarantees (as a principal and not merely as a surety) each and all of the obligations of S1 Holdings under this Agreement. S1 hereby agrees and covenants to take all


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


necessary actions to cause S1 Holdings to perform its obligations in accordance with this Agreement. S1 further agrees for at least three years from the last of the Payment Dates that it will maintain S1 Holdings as a subsidiary and that S1 Holdings will be operated as the holding company for S1's European operations, providing treasury and other services to FICS, the FICS Subsidiaries and any other European entity which becomes a subsidiary of S1 Holdings. S1 further agrees with each of the Sellers that, for at least three years from the last of the Payment Dates, it will cause S1 Holdings not to sell or directly or indirectly transfer or assign (including transfers in case of a merger or split-up) the FICS Securities. S1 Holdings agrees that for at least three years from the last of the Payment Dates (i) it will operate as the holding company for S1's European operations, providing treasury and other services to FICS, the FICS Subsidiaries and any other European entity which becomes a subsidiary of S1 Holdings, and (ii) it will not sell or directly or indirectly transfer or assign (including transfers in case of a merger or split-up) the FICS Securities. S1 further agrees from the Closing Date until at least the Third Payment Date, if any, that it will provide resources for the operations of FICS consistent with the operating budget of S1, as determined by the Board of Directors of S1 in accordance with Annex A.



     5.4  COMPLIANCE WITH ANTITRUST LAWS.



     Each of the parties hereto shall make all filings of any applications, notices or other documents required under applicable antitrust Laws and use its reasonable best efforts to resolve objections, if any, which may be asserted with respect to the Transaction under antitrust laws, including, without limitation, the Hart-Scott-Rodino Act and any foreign competition laws. In the event a suit is threatened or instituted challenging the Transaction as violative of antitrust laws, each of the parties hereto shall use its reasonable best efforts to avoid the filing of, or resist or resolve such suit. The parties hereto shall use their reasonable best efforts to take such action as may be required: (a) by the Antitrust Division of the Department of Justice or the Federal Trade Commission in order to resolve such objections as either of them may have to the Transaction under antitrust laws, or (b) by any federal or state court of the United States, in any suit brought by a private party or governmental entity challenging the Transaction as violative of antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order which has the effect of preventing the consummation of the Transaction or by any foreign entity that may require prior approval of the Transaction. Reasonable best efforts shall not include, among other things and to the extent S1 so desires, the willingness of S1 to accept an order agreeing to the divestiture, or the holding separate, of any assets of FICS or S1.



                                   ARTICLE VI



                             ADDITIONAL AGREEMENTS



     6.1  REGULATORY MATTERS.



        (a) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement. S1 Holdings and the Sellers shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to S1 Holdings or FICS, as the case may be, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement; provided, however, that nothing contained herein shall be deemed to provide either party with a right to review any information provided to any


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


Governmental Entity on a confidential basis in connection with the transactions contemplated hereby. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to consummation of the transactions contemplated herein.



        (b) The Sellers shall cause FICS to, upon request, furnish S1 Holdings with all information concerning FICS and its directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of S1 Holdings to any Governmental Entity in connection with the Transaction or the other transactions contemplated by this Agreement.



        (c) S1 Holdings and the Sellers shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval (defined in Section 7.1(b) hereof) will not be obtained or that the receipt of any such approval will be materially delayed.



     6.2  ACCESS TO INFORMATION.



        (a) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, the Sellers shall cause FICS to accord to the officers, employees, accountants, counsel and other representatives of S1 Holdings, access, during normal business hours during the period prior to the Closing, to all FICS's and its Subsidiaries' properties, books, contracts, commitments and records and, during such period, FICS shall make available to S1 Holdings (i) a copy of each report, schedule, Proxy Statement and other document filed or received by it (including its Subsidiaries) during such period pursuant to the requirements of federal securities laws or other federal or state Laws and (ii) all other information concerning its (including its Subsidiaries) business, properties and personnel as S1 Holdings may reasonably request (except as to information deemed confidential or competitively sensitive ("Confidential Matters")) and such meetings of committees of the Board of Directors and management of FICS which S1 Holdings desires. S1 Holdings shall receive notice of all meetings of the FICS Board of Directors and any committees thereof, and of any management committees (in all cases, at least as timely as all FICS representatives to such meetings are required to be provided notice). S1 Holdings will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the Confidential Information and Non-disclosure Agreement between FICS, Edify Corporation and S1 (by which S1 Holdings unconditionally agrees to be bound by signing this Agreement) dated April 27, 1999 and the Confidential Information and Non-disclosure Agreement between FICS and S1 dated March 31, 1999 (together, the "Confidentiality Agreements"). The parties agree and acknowledge that the Confidentiality Agreements will continue in full force and effect in accordance with their terms.



        (b) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, S1 Holdings shall afford to the officers, employees, accountants, counsel and other representatives of FICS, access, during normal business hours during the period prior to the Closing, to such information regarding S1 Holdings, except as to Confidential Matters, as shall be reasonably necessary for FICS to fulfill its obligations pursuant to this Agreement or which may be reasonably necessary for FICS to confirm that the representations and warranties of S1 Holdings contained herein are true and correct and that the covenants of S1 Holdings contained herein have been performed in all material respects. The Sellers shall cause FICS to hold all such information in


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


confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement.



        (c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.



        (d) The Sellers shall cause FICS to provide S1 Holdings with true, correct and complete copies of all financial and other information provided to directors of FICS in connection with meetings of its Boards of Directors or committees thereof.



     6.3  SHAREHOLDER MEETING.



     S1 shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders within 45 days after the proxy statement to be used for such meeting is approved by the SEC for use for the purpose of voting upon the approval of this Agreement, this Transaction and other transactions related to this Agreement. Management and the Board of Directors of S1 shall recommend approval of each of this Agreement and the Transaction.



     6.4  RESERVED.



     6.5  FICS YEAR 2000 OFFICER.



     No later than 20 business days following the date of this Agreement, the Sellers shall cause FICS to appoint an officer (the "Y2K Officer"), reasonably acceptable to S1 Holdings, which officer shall be responsible for coordinating matters related to any year 2000 issues of FICS and any FICS Subsidiary. Such Y2K Officer shall, among other things, coordinate the efforts of FICS and each FICS Subsidiary and take those steps necessary to ensure that their products (including existing products and technology and products and technology currently under development) will, when used in accordance with associated documentation on a specified platform or platforms, be capable upon installation of accurately processing, providing, and receiving date data from, into, and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and making leap-year calculations, provided that all other non-FICS or FICS Subsidiary products (e.g., hardware, software and firmware) used in or in combination with FICS' or its Subsidiaries' products, properly exchange data with FICS' and its Subsidiaries products. Such year 2000 compliance shall, at a minimum, meet the standards and guidelines established by the United States Federal Financial Institutions Examination Council. The Y2K Officer shall also provide monthly written reports regarding year 2000 issues of FICS and any FICS Subsidiary, and resolution thereof, to the management of FICS and S1.



     6.6  SUBSEQUENT INTERIM FINANCIAL STATEMENTS.



        (a) As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter, S1 shall make available to FICS its Quarterly Reports on Form 10-Q, as filed with the SEC under the Exchange Act. S1 shall make available to FICS any Current Reports on Form 8-K promptly after filing such reports with the SEC. For the purposes of this Section 6.6, the filing of any such document required to be made available herein via the SEC's EDGAR filing system shall be deemed to satisfy the requirements hereof.



        (b) The Sellers shall cause FICS, as soon as reasonably practicable, but in no event more than 30 days after the end of each fiscal quarter, to deliver to S1 Holdings its unaudited consolidated financial statements for such quarter.



        (c) The Sellers shall cause FICS, as soon as reasonably practicable, but in no event more than 30 days after the end of each calendar month prior to Closing, to deliver to S1 Holdings its consolidated interim financial statements for such month.

     6.7  ADVICE OF CHANGES.



     S1 Holdings, S1 and the Sellers, with respect to FICS, shall promptly advise the other party of any change or event that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect on it or to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Closing Date, each party will promptly supplement or amend its disclosure schedule delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule or which is necessary to correct any information in such disclosure schedule which has been rendered inaccurate thereby. No supplement or amendment to such disclosure schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 7.2(a) or 7.3(a) hereof, as the case may be, or the compliance by FICS with the covenants set forth in
Section 5.1 hereof.



     6.8  CURRENT INFORMATION.



        (a) During the period from the date of this Agreement to the Closing Date, the Sellers shall cause FICS to cause one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of S1 Holdings and to report the general status of the ongoing operations of FICS. The Sellers will promptly notify S1 Holdings of any material change in the normal course of business or in the operation of the properties of FICS and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving FICS, and will keep S1 Holdings fully informed of such events.



        (b) During the period from the date of this Agreement to the Closing Date, S1 Holdings will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of FICS and to report the general status of the ongoing operations of S1. S1 Holdings will promptly notify the Sellers of any material change in the normal course of business or in the operation of the properties of S1 and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving S1 Holdings or S1, and will keep the Sellers fully informed of such events.



     6.9  TRANSACTION EXPENSES OF FICS.



        (a) For planning purposes, the Sellers shall cause FICS, within 15 days from the date hereof, to provide S1 Holdings with its estimated budget of transaction-related expenses reasonably anticipated to be payable by FICS in connection with this transaction, including the fees and expenses of counsel, accountants, investment bankers and other professionals. The Sellers shall cause FICS to promptly notify S1 Holdings if or when it determines that it will expect to exceed its budget.



        (b) Promptly after the execution of this Agreement, the Sellers shall cause FICS to ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. FICS shall accrue and/or pay all of such amounts which are actually due and owing as soon as possible.



        (c) The Sellers shall cause FICS to advise S1 Holdings monthly of all out-of-pocket expenses which FICS has incurred in connection with this transaction.

     6.10  JOINDER OF ADDITIONAL SELLERS.



     Prior to Closing, S1 Holdings hereby agrees to send, at the same time and in the same manner as to S1's stockholders, a copy of the S1 Proxy Statement (as defined in the S1 Stock Purchase Agreement) and a copy of this Agreement to each of the individuals identified by FICS as a stockholder or bondholder of FICS who is not a party hereto. Prior to the Closing, S1 and the Sellers hereby agree that each of the stockholders of FICS who is not a party hereto shall be offered the opportunity to join this Agreement as a Seller by indicating acceptance of the terms of this Agreement by a writing signed by such person stating that such person (i) has read the S1 Proxy Statement and this Agreement, (ii) fully understands the risks involved in proceeding with the transactions contemplated by this Agreement, and (iii) agrees to join this Agreement as a Seller.



                                  ARTICLE VII



                              CONDITIONS PRECEDENT



     7.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE TRANSACTION.



     The respective obligation of each party to effect the Transaction shall be subject to the satisfaction at or prior to the Closing of the following conditions:



        (a) SHAREHOLDER APPROVALS.



        This Agreement shall have been approved by any requisite shareholder vote.



        (b) OTHER APPROVALS.



        All governmental and regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated (all such approvals and the expiration or termination of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals"). No Requisite Regulatory Approval shall contain a non-customary condition that S1 Holdings or the Sellers reasonably determines to be burdensome or otherwise alter the benefits for which it bargained in this Agreement.



        (c) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY.



        No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transaction or any of the other transactions (an "Injunction") contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Transaction.



     7.2  CONDITIONS TO OBLIGATIONS OF S1 HOLDINGS.



     The obligation of S1 Holdings to effect the Transaction is also subject to the satisfaction or waiver by S1 Holdings at or prior to the Closing of the following conditions:



        (a) REPRESENTATIONS AND WARRANTIES.



        The representations and warranties of the Sellers set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct, unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect on FICS. Such determination of aggregate Material Adverse Effect shall be made as if there were no materiality qualifications in such representations and warranties. S1 Holdings shall have received a certificate signed on behalf of FICS by each of the President and Chief Financial Officer of FICS to the foregoing effect.



        (b) PERFORMANCE OF COVENANTS AND AGREEMENTS OF THE SELLERS



        The Sellers shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement at or prior to the Closing Date. S1 Holdings shall have received a certificate signed on behalf of each Seller to such effect.



        (c) CONSENTS UNDER AGREEMENTS.



        The consent, approval or waiver of each person (other than the Governmental Entities referred to in Section 7.1(b) hereof) whose consent or approval shall be required in order to permit the succession by S1 Holdings, to the extent applicable, to any obligation, right or interest of FICS under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained except for those, the failure of which to obtain, will not result in a Material Adverse Effect on S1 Holdings or FICS.



        (d) NO PENDING GOVERNMENTAL ACTIONS.



        No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.



        (e) NO MATERIAL ADVERSE CHANGE.



        There shall have been no changes, other than changes contemplated by this Agreement, in the business, operations, condition (financial or otherwise), assets or liabilities of FICS or any FICS Subsidiary (regardless of whether or not such events or changes are inconsistent with the representations and warranties given herein) that individually or in the aggregate has had or would have a Material Adverse Effect on FICS.



        (f) ACCOUNTANT'S COMFORT LETTER.



        The Sellers shall have caused to be delivered on the respective dates thereof to S1 Holdings "comfort letters" from PricewaterhouseCoopers & Co. Bedrijfsrevisoren, FICS' independent public accountants, dated the date the Proxy Statement (or last amendment thereto) and dated the date of the Closing, and addressed to S1 Holdings, the Sellers and FICS, with respect to FICS' financial data presented in the Proxy Statement, which letters shall be based upon Statements on Auditing Standards Nos. 72 and 76.



        (g) FINANCING



        S1 Holdings shall have obtained the necessary financing contemplated by
Section 1.3(c) above no later than October 15, 1999.



     7.3  CONDITIONS TO OBLIGATIONS OF THE SELLERS



     The obligation of the Sellers to effect the Transaction is also subject to the satisfaction or waiver by the Majority Sellers at or prior to the Closing Date of the following conditions:



        (a) REPRESENTATIONS AND WARRANTIES.



        The representations and warranties of S1 Holdings and S1 set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct, unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect on S1 Holdings or S1, as the case may be. Such determination of aggregate Material Adverse Effect shall be made as if there were no materiality qualifications in such representations and warranties. FICS and the Sellers shall have received a certificate signed on behalf of S1 Holdings by each of the Managing Director of S1 Holdings and the President and the Chief Financial Officer of S1 Holdings to the foregoing effect.



        (b) PERFORMANCE OF COVENANTS AND AGREEMENTS OF S1 HOLDINGS AND S1.



        S1 Holdings and S1 shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement at or prior to the Closing Date. FICS and the Sellers shall have received a certificate signed on behalf of S1 Holdings by each of the President and Chief Financial Officer of S1 Holdings to such effect.



        (c) TAX OPINION.



        General Atlantic Partners 20, L.P., General Atlantic Partners 52, L.P. and GAP Coinvestment Partners, L.P. shall have received an opinion as to the tax-free nature of the transactions contemplated hereby, in form and substance reasonably satisfactory to them.



        (d) CONSENTS UNDER AGREEMENTS.



        The consent or approval or waiver of each person (other than the Governmental Entities referred to in Section 7.1(b)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which S1 Holdings is a party or is otherwise bound shall have been obtained.



        (e) NO PENDING GOVERNMENTAL ACTIONS.



        No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.



        (f) NO MATERIAL ADVERSE CHANGE.



        There shall have been no changes, other than changes contemplated by this Agreement, in the business, operations, condition (financial or otherwise), assets or liabilities of S1 or any S1 Subsidiary (regardless of whether or not such events or changes are inconsistent with the representations and warranties given herein) that individually or in the aggregate has had or would have a Material Adverse Effect on S1.



                                  ARTICLE VIII



                           TERMINATION AND AMENDMENT



     8.1  TERMINATION.



     This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the matters presented in connection with the Transaction by any of the Majority Sellers, if applicable:



        (a) by mutual consent of S1 Holdings and each of the Sellers in a written instrument, if the Board of Directors of S1 Holdings so determines by a vote of a majority of the members of its entire Board and each of the Sellers so determines in its individual judgment;

        (b) by either S1 Holdings or any of the Majority Sellers upon written notice to the other party (i) 30 days after the date on which any request or application for a Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Regulatory Approval, unless within the 30-day period following such denial or withdrawal the parties agree to file, and have filed with the applicable Governmental Entity, a petition for rehearing or an amended application, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.1(b), if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;



        (c) by either S1 Holdings or any of the Majority Sellers if the Transaction shall not have been consummated on or before March 31, 2000, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;



        (d) by either S1 Holdings (provided that S1 Holdings is not in breach of its obligations under Section 6.3 hereof) or any of the Majority Sellers if the approval of the S1 shareholders required for the consummation of the Transaction shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof;



        (e) by either S1 Holdings or any of the Majority Sellers (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give the other party the right to terminate this Agreement) if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other party or the Sellers (as to S1 Holdings), if such breach, individually or in the aggregate, has had or is likely to have a Material Adverse Effect on the breaching party, and such breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto or such breach, by its nature, cannot be cured prior to the Closing;



        (f) by either S1 Holdings or any of the Majority Sellers (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give the other party the right to terminate this Agreement) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, and such breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto or such breach, by its nature, cannot be cured prior to the Closing;



        (g) by either S1 Holdings or any of the Majority Sellers at any time after the termination of the S1 Stock Purchase Agreement in accordance with its terms;



        (h) by any of the Majority Sellers in the event any requested advance that is permitted by the terms of the Loan Agreement, dated the date hereof, between FICS and S1, is not made by S1 within five business days after FICS makes a written demand therefor; and



     8.2  EFFECT OF TERMINATION.



     In the event of termination of this Agreement by either S1 Holdings or the Sellers as provided in Section 8.1 hereof, this Agreement shall forthwith become void and have no effect except (i) the last sentences of Sections 6.2(a) and 6.2(b) and Sections 8.2, 9.2 and 9.3 hereof shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this

Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful or intentional breach of any provision of this Agreement.



     8.3  AMENDMENT.



     Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, at any time before or after approval of the matters presented in connection with the Transaction by the stockholders of S1. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.



     8.4  EXTENSION; WAIVER.



     At any time prior to the Closing, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.



                                   ARTICLE IX



                               GENERAL PROVISIONS



     9.1  EXPENSES.



     All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.



     9.2  NOTICES.



     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):



            (a)  if to S1 Holdings, to:
                 S1 Europe Holdings N.V.
                 c/o Hogan & Hartson L.L.P.
                 Avenue des Arts 41
                 1040 Brussels, Belgium
                 Attn.: Robert F. Stockwell,
                        President

            with copies (which shall not constitute notice) to:

                 Hogan & Hartson L.L.P.
                 Columbia Square
                 555 Thirteenth Street, N.W.
                 Washington, DC 20004-1109
                 Attn.: Stuart G. Stein, Esq.

            and

                 Hogan & Hartson L.L.P.
                 Avenue des Arts 41
                 1040 Brussels, Belgium
                 Attn.: Claud v.S. Eley, Esq.

            (b)  if to any Seller, to:



     The address set forth next to such Seller's name in Section 9.2 of the FICS Disclosure Schedule.




            (c)  if to S1, to:
                 Security First Technologies Corporation
                 3390 Peachtree Road, NE, Suite 1700
                 Atlanta, Georgia 30326
                 Attn: Robert F. Stockwell, Chief Financial Officer

                 with a copy (which shall not constitute notice) to:

                 Hogan & Hartson L.L.P.
                 Columbia Square
                 555 Thirteenth Street, N.W.
                 Washington, DC 20004-1109
                 Attn.: Stuart G. Stein, Esq.

            (d)  if to FICS, to:
                 FICS Group N.V.
                 Excelsiorlaan 87
                 1930 Zaventem, Belgium
                 Attn.: Steven Sipowicz, Chief Financial Officer

                 with a copy (which shall not constitute notice) to:

                 Brown, Rudnick, Freed & Gesmer
                 Stanmore House
                 29-30 St. James's Street
                 London SW1A 1HB, England
                 Attn.: Lawrence A. Levy, Esq.
                        Colin Hugh Buckley, Esq.



     9.3  INTERPRETATION.



     When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or an Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."



     9.4  COUNTERPARTS.



     This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.



     9.5  ENTIRE AGREEMENT.



     This Agreement (including the disclosure schedules, documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement.



     9.6  GOVERNING LAW.



     This Agreement shall be governed and construed in accordance with the laws of Delaware, without regard to any applicable conflicts of law rules.



     9.7  ENFORCEMENT OF AGREEMENT.



     The parties hereto agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.



     9.8  SEVERABILITY.



     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.



     9.9  PUBLICITY.



     Except as otherwise required by applicable law or the rules of the Nasdaq Stock Market National Market System (or such other exchange on which any capital stock of S1 Holdings or any parent or subsidiary of S1 Holdings may become listed), EASDAQ or the Belgian Banking and Finance Commission, so long as this Agreement is in effect, neither S1 Holdings nor FICS shall, or shall permit any of S1 Holdings, FICS or any of their Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.



     9.10  ASSIGNMENT; LIMITATION OF BENEFITS.



     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties which shall not be unreasonably withheld. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.7 hereof and this Section 9.10, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, and the covenants, undertakings and agreements set out herein shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their permitted assigns.



     9.11  ADDITIONAL DEFINITIONS.



     References to "$" in this Agreement are to United States dollars. In addition to any other definitions contained in this Agreement, the following words, terms and phrases shall have the following meanings when used in this Agreement.



     "knowledge": with respect to any entity, refers to the knowledge of such entity's directors and officers in the ordinary course of their duties in such positions.



     "Laws": any and all statutes, laws, ordinances, rules, regulations, orders, permits, judgments, injunctions, decrees, case law and other rules of law enacted, promulgated or issued by any Governmental Entity.



     "Material Adverse Effect": with respect to S1 Holdings, S1 or FICS, means a condition, event, change or occurrence that is reasonably likely to have a material adverse effect upon (A) the financial condition, results of operations, business or properties of the relevant entity (other than as a result of changes in laws or regulations or accounting rules of general applicability or interpretations thereof), or (B) the ability of the relevant entity to perform its obligations under, and to consummate the transactions contemplated by, this Agreement. In addition to the foregoing, with respect to FICS only, if the Transaction shall not have then been consummated and FICS's "revenue" for either (i) the third fiscal quarter of 1999 is below $10,000,000, or (ii) the fourth fiscal quarter of 1999 is below $12,000,000, then a Material Adverse Effect shall have been deemed to have occurred.



     For the purpose of the foregoing sentence, the term "revenue" shall equal all amounts properly reported as such under U.S. GAAP, except that any revenue attributable to operations of FICS other than in accordance with Section 5.1 hereof shall not be deemed to be "revenue."



     9.12  SURVIVAL.



     None of the representations, warranties, covenants and agreements of the Sellers, FICS or S1 in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Transaction, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Transaction.



     9.13  CUMULATIVE REMEDIES.



     The remedies provided herein shall be cumulative and shall not preclude the assertion of any other rights or the seeking of any other remedies, whether at law or in equity, by any party hereto. In no event may any claim be brought hereunder by any party against FICS.



     9.14  RELEASE OF CLAIMS.



     Each Seller, for himself or itself, and for his or its heirs and assigns or his or its successors and assigns, hereby agrees that as of the Transaction he, she or it shall remise, release, acquit and forever discharge FICS and each FICS Subsidiary and all present or former officers, directors and employees of FICS and each FICS Subsidiary in their capacities as such, and each of them, from any and all actions and causes of action (whether at law or in equity), losses, damages, costs, expenses, liabilities, obligations and claims or demands of any kind, including, without limitation, attorneys' fees and other legal costs and expenses, known or unknown, foreseen and unforeseen, whether now existing or arising at any time in the future; provided, however, that this release shall not apply to rights and claims of a Seller for indemnification from FICS where the Seller is made a party to a proceeding because he or it was an officer or director of FICS and to rights and claims of a Seller against FICS as necessary to allow the Seller to make claims under any insurance policies maintained by FICS. Notwithstanding, and without limiting the generality of the foregoing, each Seller further agrees that he, she or it waives any right of contribution or indemnification against FICS with respect to any claim to Damages asserted against the such Seller pursuant to this Agreement.



                                   ARTICLE X



                                INDEMNIFICATION



     10.1  INDEMNIFICATION OF THE SELLERS.



     S1 Holdings agrees to indemnify, defend and hold harmless the Sellers at all times after the Transaction from and against any and all claims, damages, losses, liabilities, payments, costs, obligations and expenses (including, without limitation, all legal, accounting and other professional fees and disbursements) (collectively, "Damages") to the extent such Damages arise out of, result from or relate to:



        (a) a breach in any respect of any representation or warranty made by S1 Holdings contained in this Agreement; or



        (b) a breach in any respect of any covenant, agreement or undertaking made by S1 Holdings in this Agreement or in any certificate or other instrument or agreement delivered by or on behalf of S1 Holdings pursuant to this Agreement.



     10.2  CLAIM FOR INDEMNIFICATION.



     Any claim for indemnification made under Section 10.1 hereof must be made by a written notice to S1 Holdings. Such notice shall specify in reasonable detail the particulars of the claim for indemnity and the basis upon which indemnity is claimed.



     10.3  THIRD PARTY CLAIMS.



     Each party shall cooperate with the other in determining the validity of any third party claim or assertion and in defending the validity of any third party claim or assertion and in defending against third parties with respect to the same. The party seeking indemnification ("Claimant") shall promptly furnish to S1 Holdings (for the purposes of this Section 10.3, the "Respondent") copies of all notices, pleadings and other documents with respect to any third party claim for which indemnification is sought, provided, however, that failure to so notify the Respondent will relieve the Respondent from any liability which the Claimant may have hereunder, if but only if, and only to the extent that, such failure to notify the Respondent results in loss or damage to the Respondent or the forfeiture by the Respondent of substantial rights or defenses otherwise available to the Respondent with respect to such claim. The defense of such litigation and choice of counsel with respect thereto shall be within the control of the Claimant (and the fees and reimbursements of counsel for Claimant in connection with such defense shall be at the Claimant's sole expense), unless the Respondent, no later than 10 days before an answer or other pleading must be served, elects to undertake the defense of such claim. The Respondent shall always have the right to elect to participate in the defense of any such third party claim at its sole expense. Each of the parties agrees not to settle or compromise any third party suit, claim or proceeding with respect to which any of the other parties has an obligation to indemnify without the prior written consent of such other parties, which consent shall not be unreasonably withheld, provided such other party has acknowledged the obligation to indemnify.

     IN WITNESS WHEREOF, the Sellers have executed and delivered this Agreement, and S1 Holdings, S1 and FICS have caused this Agreement to be executed and delivered by their respective representatives duly authorized, all as of the date first above written.



                                  S1 EUROPE HOLDINGS N.V.



                                  By: /s/


                                     -------------------------------------------


                                      Name: Robert F. Stockwell


                                      Title:  President



                                  THE SELLERS:



                                  /s/

                                  ----------------------------------------------

                                  MICHEL AKKERMANS



                                  PAMICA N.V.



                                  By: /s/

                                     -------------------------------------------

                                      Name:


                                      Title:



                                  GENERAL ATLANTIC PARTNERS 20, L.P.
                                  By: GENERAL ATLANTIC PARTNERS, LLC, its
                                  General Partner



                                  By: /s/

                                     -------------------------------------------

                                      Name:




                                      Title:





                                  GENERAL ATLANTIC PARTNERS 52, L.P.


                                  By: GENERAL ATLANTIC PARTNERS, LLC, its
                                  General Partner



                                  By: /s/


                                     -------------------------------------------


                                      Name:




                                      Title:

                                  GAP COINVESTMENT PARTNERS, L.P.



                                  By: /s/


                                     -------------------------------------------


                                      Name:




                                      Title:





                                  GIMV N.V.



                                  By: /s/

                                     -------------------------------------------

                                      Name:


                                      Title:


                                  ----------------------------------------------

                                  GUY MOONS


                                  ----------------------------------------------

                                  STEVEN VAN ROSSEN


                                  ----------------------------------------------

                                  NADINE QUAEYHAEGENS



                                  /s/

                                  ----------------------------------------------

                                  ETIENNE CASTIAUX



                                  /s/

                                  ----------------------------------------------

                                  GOORT GELTEN



                                  /s/

                                  ----------------------------------------------

                                  LOEK VAN DEN BOOG



                                  /s/

                                  ----------------------------------------------

                                  FREDRICK DUMAS



                                  UNICO PORTFOLIO LTD.


                                  By: /s/

                                     -------------------------------------------

                                      Name:


                                      Title:

                                  SECURITY FIRST TECHNOLOGIES CORPORATION


                                  (for the limited purposes set forth herein)



                                  By: /s/


                                     -------------------------------------------


                                      Name: James S. Mahan III


                                      Title:  Chairman and Chief Executive
                                      Officer



                                  FICS GROUP N.V.


                                  (for the limited purposes set forth herein)



                                  By: /s/


                                     -------------------------------------------


                                      Name:


                                      Title:

                                   EXHIBIT A


                                       S1



                             STOCKHOLDER AGREEMENT



     This STOCKHOLDER AGREEMENT, dated as of September 21, 1999, is entered into by and among each of the stockholders of FICS Group N.V., a Belgian corporation (naamloze vennootschap ("N.V.")) ("FICS"), listed on the signature page of this Stockholder Agreement (collectively, the "FICS Stockholders"), and the stockholders of Security First Technologies Corporation, a Delaware corporation ("S1"), named on Schedule I hereto (collectively, the "Stockholders") who are directors, executive officers or other affiliates of S1 (for purposes of Rule 145 under the Securities Act of 1933, as amended).



     WHEREAS, S1, the FICS Stockholders, S1 Europe Holdings N.V., a Belgian corporation ("S1 Holdings"), and FICS have entered into that certain Share Purchase Agreement II, dated as of September 21, 1999 (the "Agreement"), which is conditioned upon, and requires, the execution of this Stockholder Agreement and which provides for, among other things, the acquisition of all or substantially all of the capital stock of FICS by S1 Holdings (the "Transaction"); and



     WHEREAS, in order to induce the FICS Stockholders to enter into or proceed with the Agreement, the Stockholders represent and warrant that the facts provided herein are accurate as to each of the Stockholders set forth herein, and each of the Stockholders agrees to, among other things, vote in favor of the Agreement, the Transaction and the other transactions contemplated by the Agreement in his/her capacity as a stockholder of S1.



     NOW, THEREFORE in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:



     1. OWNERSHIP OF S1 COMMON STOCK. Each Stockholder represents and warrants that the number of shares of S1 common stock, par value $.01 per share ("S1 Common Stock"), set forth opposite such Stockholder's name on Schedule I hereto is the total number of shares of S1 Common Stock over which such person has "beneficial ownership" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, except that the provisions of Rule 13d-3(d)(1)(i) shall be considered without any limit as to time.



     2. AGREEMENTS OF THE STOCKHOLDERS. Each Stockholder covenants and agrees that:



        (a) Such Stockholder shall, at any meeting of the holders of S1 Common Stock called for the purpose, vote or cause to be voted all shares of S1 Common Stock with respect to which such Stockholder has the right to vote (whether owned as of the date hereof or hereafter acquired) in favor of the Agreement, the Transaction and the other transactions contemplated by the Agreement.



        (b) Prior to the Closing Date, except as otherwise expressly permitted hereby, such Stockholder shall not, sell, pledge, transfer or otherwise dispose of his/her shares of S1 Common Stock; provided, however, that this Section 2(b) shall not apply to a pledge existing as of the date hereof.



     3. SUCCESSORS AND ASSIGNS. A Stockholder may sell, pledge, transfer or otherwise dispose of his/her shares of S1 Common Stock, provided that such Stockholder obtains the prior written consent of a number of FICS Stockholders that together own a majority of the capital stock of FICS and that any acquirer of such S1 Common Stock agrees in writing to be bound by this Stockholder Agreement.

     4. SPECIFIC PERFORMANCE; TERMINATION. The parties agree and intend that this Stockholder Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Stockholder Agreement are inadequate. Each of the Stockholders agrees that irreparable damage to the FICS Stockholders would occur in the event that the provisions of this Stockholder Agreement were not performed in accordance with its specific terms or were otherwise breached by any of the Stockholders. It is accordingly agreed that the FICS Stockholders shall be entitled to an injunction or injunctions to prevent breaches of this Stockholder Agreement by any of the Stockholders and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which S1 is entitled at law or in equity. This Stockholder Agreement may be terminated at any time prior to the consummation of the Transaction by the mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.



     5. NOTICES. Notices may be provided to the FICS Stockholders and the Stockholders in the manner specified in the Agreement, with all notices to the Stockholders being provided to them at the addresses set forth at Schedule I.



     6. GOVERNING LAW. This Stockholder Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.



     7. COUNTERPARTS. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.



     8. HEADINGS. The section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement.



     9. DEFINITIONS. Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

     IN WITNESS WHEREOF, each of the FICS Stockholders and the Stockholders have caused this Stockholder Agreement to be executed and delivered as of the day and year first above written.



                                  FICS STOCKHOLDERS:



                                  ----------------------------------------------


                                  MICHEL AKKERMANS



                                  PAMICA N.V.



                                  By:


                                     -------------------------------------------


                                      Name:


                                      Title:



                                  GENERAL ATLANTIC PARTNERS 20, L.P.


                                  By: GENERAL ATLANTIC PARTNERS, LLC, its
                                  General Partner



                                  By:


                                     -------------------------------------------


                                      Name:


                                      Title:



                                  GENERAL ATLANTIC PARTNERS 52, L.P.


                                  By: GENERAL ATLANTIC PARTNERS, LLC, its
                                  General Partner



                                  By:


                                     -------------------------------------------


                                      Name:


                                      Title:



                                  GAP COINVESTMENT PARTNERS, L.P.


                                  By:


                                     -------------------------------------------


                                      Name:


                                      Title:

                                  GIMV N.V.



                                  By:

                                     -------------------------------------------

                                      Name:


                                      Title:


                                  ----------------------------------------------

                                  GUY MOONS


                                  ----------------------------------------------

                                  STEVEN VAN ROSSEN


                                  ----------------------------------------------

                                  NADINE QUAEYHAEGENS


                                  ----------------------------------------------

                                  ETIENNE CASTIAUX


                                  ----------------------------------------------

                                  GOORT GELTEN


                                  ----------------------------------------------

                                  LOEK VAN DEN BOOG


                                  ----------------------------------------------

                                  FREDRICK DUMAS



                                  UNICO PORTFOLIO LTD.


                                  By:

                                     -------------------------------------------

                                      Name:


                                      Title:

THE STOCKHOLDERS:



------------------------------------------------------        ----------------------------

------------------------------------------------------        ----------------------------

------------------------------------------------------        ----------------------------

------------------------------------------------------        ----------------------------

------------------------------------------------------        ----------------------------

------------------------------------------------------        ----------------------------

                                   SCHEDULE I



                                                                   NUMBER OF SHARES OF S1 COMMON
              NAME AND ADDRESS OF STOCKHOLDER                        STOCK BENEFICIALLY OWNED
              -------------------------------                      -----------------------------
James S. Mahan III..........................................
Chairman, Chief Executive Officer and President
3390 Peachtree Road
Suite 1700
Atlanta, GA 30326

Robert F. Stockwell.........................................
Chief Financial Officer and Treasurer
3390 Peachtree Road
Suite 1700
Atlanta, GA 30326

Daniel H. Drechsel..........................................
President and Chief Operating Officer
of S1's operating subsidiary
3390 Peachtree Road
Suite 1700
Atlanta, GA 30326

Robert W. Copelan, D.V.M. ..................................
Director
Post Office Box 10
Paris, KY 40362

Dorsey R. Gardner...........................................
Director
1 International Place
Suite 2401
Boston, MA 02110

Joseph S. McCall............................................
Director
Two Ravinia Drive
Suite 1000
Atlanta, GA 30346

Howard J. Runnion, Jr.......................................
Director
420 West (4th) Street
Suite 100, NC 35795
Winston-Salem, NC 27101

Jackson L. Wilson...........................................
Director
5215 North O'Connor Boulevard
Suite 2100
Irving, TX 75039

                                   SCHEDULE A



                        STOCKHOLDERS                               PERCENTAGE
                        ------------                               ----------
Michel Akkermans............................................          43.40
PAMICA N.V..................................................          17.05
General Atlantic Partners 20, L.P...........................          23.99
GAP Coinvestment Partners, L.P..............................           3.41
General Atlantic Partners 52, L.P...........................            .53
GIMV N.V....................................................           6.34
Guy Moons...................................................            .27
Steven Van Rossen...........................................            .05
Nadine Quaeyhaegens.........................................            .14
Etienne Castiaux............................................            .14
Goort Gelten................................................           1.71
Frederick Dumas.............................................            .34
Loek van den Boog...........................................            .92
UNICO PORTFOLIO Ltd.........................................           1.71
                                                                     ------
          TOTAL.............................................         100.00%
                                                                     ======

                                  SCHEDULE 1.3



     For purposes of this Schedule, the following terms shall have the meanings set out below. For the purposes of this Schedule, any fractional number shall be rounded to the nearest thousandth.



     The "2000 Carry-over Earn-out Points" shall mean such number of Earn-out Points as computed in Section 3 or Section 7 of this Schedule.



     The "2000 Contract Earn-out Period" shall mean the period beginning on the date hereof and ending on December 31, 2000.



     The "2001 Contract Earn-out Period" shall mean the period beginning on January 1, 2001 and ending on the Third Payment Date.



     The "2000 Contract Earn-out Points" shall mean such number of Earn-out Points as computed in Section 5 of this Schedule.



     The "2001 Contract Earn-out Points" shall mean such number of Earn-out Points as computed in Section 6 of this Schedule.



     The "2000 Earn-out Payment" shall equal the product of (x) the 2000 Earn-out Points multiplied by (y) $35.75.



     The "2001 Earn-out Payment" shall equal the product of (x) the 2001 Earn-out Points multiplied by (y) $35.75.



     The "2001 Earn-out Points Pool" shall mean such number of Earn-out Points remaining after subtracting (i) the 2000 Earn-out Points, (ii) the number of Earn-out Points deemed unearned and forfeited at the time of calculating the number of 2000 Revenue Earn-out Points and (iii) the 2000 Carry-over Earn-out Points from 4,500,000.



     The "2000 Earn-out Points" shall mean such number of Earn-out Points equal to the sum of the 2000 Contract Earn-out Points plus the 2000 Revenue Earn-out Points.



     The "2001 Earn-out Points" shall mean such number of Earn-out Points equal to the sum of the 2001 Contract Earn-out Points plus the 2001 Revenue Earn-out Points.



     The "2000 Revenue Earn-out Points" shall mean such number of Earn-out Points as computed in Section 7 of this Schedule.



     The "2001 Revenue Earn-out Points" shall mean such number of Earn-out Points as computed in Section 8 of this Schedule.



     The "2000 Revenue Shortfall" shall mean the difference between the 2000 Revenue Target and FICS 2000 Revenue.



     The "Earn-out Payments" shall mean the 2000 Earn-out Payment together with the 2001 Earn-out Payment.



     "FICS Fourth Quarter 1999 Revenue" shall mean all revenues generated by FICS on a consolidated basis, based upon the year-end audited numbers, for the fourth quarter of 1999.



     The "FICS Fourth Quarter 1999 Revenue Adjustment" shall be computed as follows:



        - if FICS Fourth Quarter 1999 Revenue is greater than or equal to $14,000,000 but less than or equal to $17,000,000, then the FICS Fourth Quarter 1999 Revenue Adjustment shall be 0.

        - if FICS Fourth Quarter 1999 Revenue is greater than $17,000,000 or less than $14,000,000, then:



           - if the FICS Fourth Quarter 1999 Revenue is greater than $17,000,000, then the FICS Fourth Quarter 1999 Revenue Adjustment shall mean (x) the FICS Fourth Quarter 1999 Revenue minus $17,000,000 divided by (y) 2.



           - if the FICS Fourth Quarter 1999 Revenue is less than $14,000,000, then the FICS Fourth Quarter 1999 Revenue Adjustment shall mean (x) the FICS Fourth Quarter 1999 Revenue minus $14,000,000 divided by
             (y) 2.



     "FICS 2000 Expenses" shall mean all expenses generated by FICS on a consolidated basis, based upon the year-end audited numbers, for fiscal year 2000, as adjusted pursuant to Annex A hereto.



     "FICS 2001 Expenses" shall mean all expenses generated by FICS on a consolidated basis, based upon the year-end audited numbers, for fiscal year 2001, as adjusted pursuant to Annex A hereto.



     "FICS 2000 Revenue" shall mean all revenues generated by FICS on a consolidated basis, based upon the year-end audited numbers, for fiscal year 2000, as adjusted pursuant to Annex A hereto.



     "FICS 2001 Revenue" shall mean all revenues generated by FICS on a consolidated basis, based upon the year-end audited numbers, for fiscal year 2001, as adjusted pursuant to Annex A hereto.



     A "Final Contract" shall mean any contract which has been executed by the relevant Large Customer and S1, or any subsidiary thereof, and which has been approved in connection with S1's standard contract approval process, as may be in effect from time to time.



     "Fiscal Year 2000" shall mean the fiscal year ending December 31, 2000.



     "Fiscal Year 2001" shall mean the fiscal year ending December 31, 2001.



     A "Large Customer" is any entity or any subsidiary of any entity listed on Annex C hereto, or as otherwise agreed to by the Board of Directors of S1.



     A "Large Customer Contract" shall mean a Final Contract with any Large Customer for one of the following: (i) Corporate Internet Banking product, (ii) S1 data center operations, or (iii) Virtual Financial Manager product, or as otherwise agreed to by the Board of Directors of S1.



     "Revenue" or "revenues" shall mean any amounts which should properly be reported as "revenue" in accordance with U.S. GAAP in the consolidated audited income statement of S1.



        1. EARN-OUT POINTS. The 2000 Earn-out Points and the 2001 Earn-out Points (together, the "Earn-out Points") shall be determined in accordance with Sections 2 through 9 below; provided that, the maximum aggregate number of Earn-out Points shall be 4,500,000.



        2. FICS CONSOLIDATED EXPENSES.  Notwithstanding anything in this
Schedule 1.3 to the contrary, if the FICS 2000 Expenses exceed the consolidated expenses budgeted by the Board of Directors of S1 for FICS on a consolidated basis by more than 10%, or if FICS does not achieve at least 90% of the consolidated gross margin specified in the annual budget of S1 Board of Directors, then at the Second Payment Date (i) the 2000 Revenue Earn-out Points shall equal 0, (ii) the 2000 Carry-over Points shall equal 0, (iii) a number of points equal to ((4,500,000 minus the 2000 Contract Earn-out Points) divided by 2), shall be deemed unearned and forfeited, and (iv) the 2001 Earn-out Points shall be calculated in the manner set forth at Section 6 and Section 8 below.

Notwithstanding anything in this Schedule 1.3 to the contrary, if FICS 2001 Expenses exceed the consolidated expenses budgeted by the Board of Directors of S1 for FICS's on a consolidated basis by more than 10%, or if FICS does not achieve at least 90% of the consolidated gross margin specified in the annual budget of S1 Board of Directors, then at the Third Payment Date (a) the 2001 Revenue Earn-out Points shall equal 0, and (b) any remaining Earn-out Points not earned as 2001 Contract Earn-out Points shall be deemed unearned and forfeited. Nothing in this Section 2 shall be construed to affect the ability to earn the 2000 Contract Earn-out Points or the 2001 Contract Earn-out Points.



        3. REVENUE TARGETS. The applicable revenue target for FICS for fiscal year 2000 shall be $89,000,000 (the "2000 Revenue Target"). The applicable revenue target for FICS for fiscal year 2001 shall be $123,000,000 (the "2001 Revenue Target"); provided that if the Financial Reporting Services division of FICS is sold or its operations are discontinued (the date of such occurrence, the "FRS Sale/Discontinuation Date") at any time after the date hereof but prior to December 31, 2001, then the 2000 Revenue Target and the 2001 Revenue Target shall be adjusted pursuant to the following:



           (i) if the FRS Sale/Discontinuation Date occurs prior to January 1, 2000, then the 2000 Revenue Target shall be reduced by $21,500,000 (the "2000 FRS Revenue Target Reduction Amount") and the 2001 Revenue Target shall be reduced by $30,500,000 (the "2001 FRS Revenue Target Reduction Amount");



           (ii) if the FRS Sale/Discontinuation Date occurs after December 31, 1999 but prior to January 1, 2001, then the 2000 Revenue Target shall be reduced by the 2000 FRS Revenue Target Reduction Amount on a pro rata basis and the 2001 Revenue Target shall be reduced by the 2001 FRS Revenue Target Reduction Amount; or



           (iii) if the FRS Sale/Discontinuation Date occurs after December 31, 2000 but prior to January 1, 2002, then there shall be no adjustment of the 2000 Revenue Target and the 2001 Revenue Target shall be reduced by the 2001 Revenue Target Reduction Amount on a pro rata basis.



In addition, the 2000 Revenue Target and 2001 Revenue Target will be appropriately adjusted to reflect any discontinuation or disposition of any operations of FICS approved by the Board of S1.



        4. DISTRIBUTION OF EARN-OUT PAYMENTS. The 2000 Earn-out Payment shall be distributed on the Second Payment Date. The 2001 Earn-out Payment shall be distributed on the Third Payment Date. The maximum aggregate value of the Earn-out Payments shall be $160,875,000.



        5. 2000 CONTRACT EARN-OUT POINTS. A number of Earn-out Points equal to 225,000 shall be deemed earned for each Large Customer Contract executed during the 2000 Contract Earn-out Period, up to five such Large Customer Contracts (such aggregate number of points, the "2000 Contract Earn-out Points"); provided, however, if more than five (but in any case less than ten) Large Customer Contracts are executed during the 2000 Earn-out Contract Period, then a number of Earn-out Points computed pursuant to Section 6 below shall be deemed earned during the 2001 Contract Earn-Out Period with respect to each such Large Customer Contract executed over five (together, the "Excess 2000 Large Customer Contracts"). For the 2000 Contract Earn-out Period and the 2001 Contract Earn-out Period, for purposes hereof, Earn-out Points may be earned for executing up to ten Large Customer Contracts, in the aggregate. Notwithstanding anything to the contrary herein, for the purposes hereof, Earn-out Points may be earned only once for each Large Customer.

        6. 2001 CONTRACT EARN-OUT POINTS. A number of Earn-out Points as computed below shall be deemed earned for each Large Customer Contract executed during the 2001 Contract Earn-out Period (each, a "2001 Large Customer Contract") and shall be distributed on the Third Payment Date. The "2001 Contract Earn-out Point Pool" shall mean the number of Earn-out Points remaining after subtracting 1,125,000 from the 2001 Earn-out Point Pool.



     The "2001 Contract Earn-out Point Value" shall be computed as follows:



        ((2001 Contract Earn-out Point Pool divided by (the total number of 2001 Large Customer Contracts plus the total number of Excess 2000 Large Customer Contracts)



        ; provided, however, the 2001 Contract Earn-out Point Value shall not exceed 225,000.



     The "2001 Contract Earn-out Points" shall be computed as follows:



        ((the total number of 2001 Large Customer Contracts plus the total number of Excess 2000 Large Customer Contracts) multiplied by the 2001 Contract Earn-out Point Value)



        7. 2000 REVENUE EARN-OUT POINTS. For Fiscal Year 2000, a number of Earn-out Points may be earned pursuant to the following:



          ((FICS 2000 Revenue plus the FICS Fourth Quarter 1999 Revenue Adjustment) divided by the 2000 Revenue Target) = Y



           - if Y is greater than or equal to 1.000, then (a) the number of 2000 Revenue Earn-out Points shall equal:



                ((4,500,000 minus the 2000 Contract Earn-out Points) divided by
                2);



                (b) the "2000 Carry-over Earn-out Points" shall equal 0; and (c) the number of forfeited Earn-out Points shall equal 0.



           - if Y is greater than 0.800, but less than 1.000, then (a) the number of 2000 Revenue Earn-out Points shall equal:



                (((Y minus 0.800) divided by 0.200) multiplied by ((4,500,000 minus the 2000 Contract Earn-out Points) divided by 2));



                (b) the "2000 Carry-over Earn-out Points" shall equal the following (and such 2000 Carry-over Earn-out Points shall be earned and distributed pursuant to Section 8 below):



                (((1.000 minus Y) divided by 0.200) multiplied by ((4,500,000 minus the 2000 Contract Earn-out Points) divided by 2));



                and (c) the number of forfeited Earn-out Points shall equal 0.



           - if Y is less than or equal to 0.800, then (a) the number of 2000 Revenue Earn-out Points shall equal 0; (b) the "2000 Carry-over Earn-out Points" shall equal the following (and such 2000 Carry-over Earn-out Points shall be earned and distributed pursuant to Section 8 below):



                (4,500,000 minus the 2000 Contract Earn-out Points) divided by
                4));

                and (c) a number of Earn-out Points equal to the following shall be deemed unearned and forfeited:



                (4,500,000 minus the 2000 Contract Earn-out Points) divided by
                4))



        8. 2001 REVENUE EARN-OUT POINTS. For Fiscal Year 2001, a number of Earn-out Points may be earned pursuant to the following:



           ((FICS 2001 Revenue plus the FICS Fourth Quarter 1999 Revenue Adjustment) divided by the 2001 FICS Revenue Target) = Z



           ((FICS 2001 Revenue minus 2001 FICS Revenue Target) divided by the 2000 Revenue Shortfall) = X; provided that, X shall be less than or equal to 1.000



           - if Z is less than or equal to 0.800, then (a) the number of 2001 Revenue Earn-out Points shall equal 0; and (b) any remaining Earn-out Points, including any 2000 Carry-over Earn-out Points shall be deemed unearned and shall be forfeited.



           - if Z is exactly 1.000, then (a) the number of 2001 Revenue Earn-out Points shall equal:



                (2001 Earn-out Point Pool minus the 2001 Contract Earn-out Points);



                and (b) any remaining Earn-out Points, including any 2000 Carry-over Earn-out Points, shall be deemed unearned and shall be forfeited.



           - if Z is greater than 0.800 but less than 1.000, then (a) the number of 2001 Revenue Earn-out Points shall equal:



                (((Z minus 0.800) divided by 0.200) multiplied by (2001 Earn-out Points Pool minus 2001 Contract Earn-out Points));



                and (b) any remaining Earn-out Points, including any 2000 Carry-over Earn-out Points, shall be deemed unearned and shall be forfeited.



           - if Z is greater than 1.000, then (a) the number of 2001 Revenue Earn-out Points shall equal:



                ((2001 Earn-out Points Pool minus the 2001 Contract Earn-out Points) plus (X multiplied by the 2000 Carry-over Earn-out Points));



                and (b) any remaining Earn-out ) Points, including any unearned 2000 Carry-over Earn-out Points, after giving effect to the distribution in the immediately preceding subsection (a), shall be deemed unearned and shall be forfeited.



        9. DISPUTE RESOLUTION. All disputes with respect to this Schedule 1.3 which cannot be resolved by mutual agreement of the parties thereto (each a "Disputed Matter"), shall be resolved solely in accordance with the provisions of Annex B to this Schedule.



        10. OTHER. Attached at Annex D is a set of examples of calculations of Earn-out Points, the purpose of which is to serve as guidance in calculating Earn-out Points.

                            ANNEX A TO SCHEDULE 1.3



                              REVENUE AND EXPENSES



     REVENUE



     - Inter-company revenues (to or from (a) North, South and Central America operations, as reported on FICS Financial Statements (together, the "Americas"), to or from (b) Europe, Middle East and Africa operations, as reported on FICS Financial Statements (together, "EMEA"), and Asian Pacific operations, as reported on FICS Financial Statements ("APAC")) will count only to the extent that the Americas or EMEA has recognized revenues from external parties.



     EXPENSES



     - On an annual basis, the board of directors of S1 shall establish a reasonable budget for each of the geographical theaters (which are the Americas, EMEA and APAC) which will establish operating parameters (which shall be in the ordinary course and consistent with past practice) for gross margins on licenses and professional services (except FRS which will have its own budget), data center operations and FRS licenses and services. In addition, the board shall establish for each theatre, as a percentage of revenue, expense targets for sales and marketing, general and administrative expenses (expenses of management controlled by the theatres) and depreciation and amortization expenses, excluding goodwill. All such budgets and targets will be reasonable and consistent with S1's worldwide operations.



     - Any general overhead allocations from headquarters will not be included in the expense parameters noted above. However, direct costs paid by any non-EMEA or APAC entity on behalf of the EMEA or APAC theatres will be charged to EMEA or APAC as a direct cost.



     - Any expense or loss actually accrued on the consolidated financial statements by S1 following Closing related to any of the following shall be treated as an expense for purposes hereof:



        (a) a breach of any representation or warranty made by FICS contained in this Agreement (provided that, any potential expense related to a breach of any representation or warranty that is the subject of a claim may be accrued outside such period upon final resolution thereof);



        (b) any liability relating to payment of any employer or employee (ordinary or extraordinary) social security taxes, withholding taxes, or other levies, taxes or charges, of whatever nature, on payments, of whatever nature, made or which should have been made by FICS or any FICS Subsidiary to its employees or independent contractors with respect to the period prior to Closing;



        (c) any liability relating to payment of any remuneration, vacation pay or any fringe benefits of whatever nature (other than stock options) on the basis of any laws, decrees, ordinances, regulations, collective labor agreements or any other rules, to any employee or independent contractor employed or hired by FICS or any FICS Subsidiary on or prior to the Closing;



        (d) any liability relating to payment of any group insurance contributions, any related taxes, or any related social security contributions on the basis of any laws, decrees, ordinances or regulations applicable to FICS or any FICS Subsidiary prior to the Closing; or

        (e) any liability relating to the sale by FICS or any FICS Subsidiary of the ABACUS engine outside of Belgium.



; provided that, no such expense or loss shall be so treated as an expense or loss if, and to the extent, that it is already reflected as an expense or reduction in revenue on the FICS Financial Statements.

                                    ANNEX B



                               DISPUTE RESOLUTION



     1. INTERNAL MEDIATION. First the Disputed Matter shall be referred jointly to such senior executives as may be mutually agreed upon by the parties from time to time. If such persons do not agree upon a decision within 10 days after referral of the matter to them, the parties shall proceed to the next stage of the dispute resolution procedure.



     2. OUTSIDE MEDIATION. S1 and the other party may, upon written notice and within 10 days after the conclusion of internal mediation, elect to utilize a non-binding resolution procedure whereby each presents its case at a hearing (the "Hearing") before a panel consisting of a senior executive of each of the parties and a mutually acceptable neutral adviser. If a party elects to utilize outside mediation the other party agrees to participate. The Hearing will occur no more than 10 days after a party serves written notice to use outside mediation. Each party may be represented at the Hearing by lawyers. If the matter cannot be resolved at such Hearing by the senior executives, the neutral adviser may be asked to assist the senior executives in evaluating the strengths and weaknesses of each party's position on the merits of the Disputed Matter. Thereafter, the senior executives shall meet and try again to resolve the matter. If the matter cannot be resolved at such meeting, the parties' only recourse is binding arbitration as provided for in this Annex and the outside mediation proceedings will have been without prejudice to the legal position of either party. No arbitration may commence concerning the Disputed Matter until 15 days have elapsed from the first day of the Hearing. The parties shall each bear their respective costs incurred in connection with this procedure, except that they shall share equally the fees and expenses of the neutral adviser and the costs of the facility for the Hearing.



     3. ARBITRATION. If the Disputed Matter is not submitted to outside mediation and cannot be resolved within 10 days of referral to inside mediation, or, if submitted, cannot be resolved within 15 days of the Hearing, then either party may within 10 days after the completion of inside or outside mediation, as appropriate, upon written notice, submit the Disputed Matter to formal binding arbitration in accordance with the arbitration provisions below.



     4. NO ACTIONS. Neither party will institute any action or proceeding against the other party in any court concerning any Disputed Matter other than to seek entry of a judgment upon an award rendered by the arbitrators pursuant to this dispute resolution process or to seek temporary or preliminary equitable relief.



     5. ARBITRATION PROVISIONS.



        (A) The Disputed Matter shall be settled by final and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"); provided, however, that if such Rules are inconsistent with any provision of this Agreement, this Agreement shall control;



        (B) Any such arbitration shall be conducted in the Atlanta metropolitan area at a place and time mutually agreed upon by the parties or, failing mutual agreement, selected by the arbitrators;



        (C) Any arbitration shall be conducted before a panel of 3 arbitrators who shall be compensated for their services at a rate to be determined by the AAA in the event the parties are not able to agree upon their rate of compensation, but based upon hourly or daily consulting rates for the neutral arbitrator reasonably consistent with such arbitrator's normal charges or fees. Within 15 days of notice by a party seeking arbitration under this provision, the party requesting arbitration shall appoint one arbitrator and within 15 days thereafter the other party shall appoint the second arbitrator. The persons so appointed shall meet the qualification requirement described in (D) below. Within 15 days after the appointment of the second arbitrator, the two arbitrators so chosen shall mutually agree upon the selection of the third, impartial and neutral arbitrator. In the event the chosen arbitrators cannot agree upon the selection of the third arbitrator, the AAA Rules for the selection of such an arbitrator shall be followed, provided that the selection is from among such persons who meet the above-stated requirements;



        (D) In any dispute in which the amount of controversy, exclusive of interest and costs, is less than $25,000, there shall be only one arbitrator agreed to by the parties who shall meet the requirements described above for the neutral arbitrator; in all other cases, there shall be three arbitrators.



        (E) Each party shall bear its own costs and expenses of arbitration including, but not limited to, filing fees and attorneys' fees, and each party hereby agrees to pay one-half of the administrative fees of the AAA and of the compensation to be paid to the arbitrators in any such arbitration and one-half of the costs of transcripts and other expenses of the arbitration proceedings, subject, however, to allocation of costs and expenses (excluding attorneys' fees) by the arbitrators consistent with the award.



        (F) The parties agree to make available to the arbitrator(s) all non-privileged books, records, schedules and other information reasonably requested by them. Such materials are to be made available to the arbitrator(s) at such times as are deemed necessary by them to make their decision as herein provided;



        (G) The arbitrator(s) may conduct any pre-trial proceedings by telephonic conference call rather than by a face-to-face meeting;



        (H) The arbitrator(s) shall, prior to rendering their decision on the arbitration matter, afford each of the parties an opportunity, both orally and in writing, to present any relevant evidence (the formal rules of evidence applicable to judicial proceedings shall not apply) and to express, orally and/or in writing that party's point of view and arguments as to the proper determination of the arbitration matter; provided, however, that either party submitting written material shall be required to deliver a copy of such written material to the other party concurrently with the delivery thereof to the arbitrator(s) and such other party shall have the opportunity to submit a written reply, a copy of which shall also be delivered to the other party concurrently with the delivery thereof to the arbitrator(s). Oral argument shall take place only at a hearing before the arbitrator(s) at which all parties are afforded a reasonable opportunity to be present and be heard;



        (I) In the event of a willful default by any of the parties hereto in appearing before the arbitrator(s) after due written notice shall have been given, the arbitrator(s) are hereby authorized to render a decision upon the testimony of the party(ies) appearing before the arbitrator(s);



        (J) The arbitrator(s) shall (by decision of a majority of the arbitrators) make a decision and award resolving the dispute within 45 days after the selection of the last arbitrator, or the first arbitrator if only one arbitrator is to decide the dispute; and within 15 days of the last hearing held concerning such dispute(s);



        (K) Any judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof;



        (L) Within 30 days after the arbitrators make their decision and award, the arbitrators shall render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision and award rendered by them and deliver such documents to each party to this Agreement along with a signed copy of the award;

        (M) The arbitrator(s) shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a disputed matter, including the award of interim or preliminary relief; and



        (N) The arbitrator(s) chosen in accordance with these provisions shall not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the Agreement.

                                    ANNEX C



                                LARGE CUSTOMERS



        1. Current list of top 200 largest banks worldwide by asset size as reported by Institutional Investor (or if such publication does not then publish such a list, another internationally recognized directory of similar acceptance), as updated from time to time; provided however, that for purposes hereof any such bank must have at least $25,000,000,000 in assets; and



        2. Current list of top 100 world financial institutions by market capitalization as reported by American Banker (or if such publication does not then publish such a list, another internationally recognized directory of similar acceptance).



     Notwithstanding the foregoing, a Large Customer shall not include (i) any entity ("Entity") with which S1, in each case at the time of entering into the related contract, has any contractual relationship, (ii) any parent or subsidiary of such Entity, or (iii) any entity under the direct or indirect common control of such Entity.

                                                                         ANNEX D



                              EARN-OUT EXAMPLES(1)


                                                                                                                   2001 LARGE
                                                                                                          FICS      CUSTOMER
FICS 2000                                                                                                 2001      CONTRACTS
EXPENSES                              EXCESS                                                            EXPENSES    INCLUDING
  <110%      2000         2000         2000                    2000           2000           2000         <110%    EXCESS 2000
AND GROSS    LARGE      CONTRACT       LARGE                 REVENUES      CARRY-OVER      EARN-OUT     AND GROSS     LARGE
 MARGIN    CUSTOMER     EARN-OUT     CUSTOMER                EARN-OUT       EARN-OUT        POINTS       MARGIN     CUSTOMER
TEST MET   CONTRACTS     POINTS      CONTRACTS     Y          POINTS         POINTS       FORFEITED     TEST MET   CONTRACTS)
---------  ---------  ------------   ---------  --------   ------------   ------------   ------------   ---------  -----------
    Y         3            675,000      0         0.91        1,051,875        860,625              0       Y        5
    Y         7          1,125,000      2         0.87          590,625      1,096,875              0       N        2
    Y         1            225,000      0          1.0        2,137,500              0              0       Y        3
    Y         4            900,000      0         0.89          810,000        990,000              0       Y        5
    Y         6          1,125,000      1         0.77                0        843,750        843,750       Y        3
    N         5          1,125,000      0           --                0              0      1,687,500       Y        2
    Y         10         1,125,000      5          1.0        1,687,500              0              0       Y        5
    Y         0                  0      0         0.99        2,137,500        112,500              0       Y        1
    N         2            450,000      0           --                0              0      2,025,000       N        3
    N         3            675,000      0         0.75                0        956,250        956,250       Y        4


                                                          2000       2000
  2001                                                   CARRY-     CARRY-
 LARGE       2001                             2001        OVER       OVER        2001
CONTRACT   EARN-OUT                          REVENUE    EARN-OUT   EARN-OUT    EARN-OUT
EARN-OUT    POINT                           EARN-OUT     POINTS     POINTS      POINTS
 POINTS     VALUE        Z          X        POINTS      EARNED    FORFEITED   FORFEITED
--------   --------   --------   --------   ---------   --------   ---------   ---------
787,500    157,500      0.89          0       506,250         0      860,625     618,750
450,000    225,000        --         --             0         0    1,096,875   1,237,500
675,000    225,000      0.96          0     1,170,000         0            0     292,500
675,000    135,000      >1.0        0.4     1,125,000   396,000      594,000           0
562,000    187,000      >1.0       0.06     1,125,000    50,625      793,125           0
450,000    225,000      0.82          0       123,750         0            0   1,113,750
562,500    112,500      >1.0        1.0     1,125,000         0            0           0
225,000    225,000      >1.0        0.8     2,025,000    90,000       22,500           0
225,000    225,000        --         --             0         0            0   1,350,000
787,500    196,875      0.79          0             0         0      956,250   1,125,000



---------------


(1) Revenue targets for Fiscal Year 2000 and Fiscal Year 2001 are $89 million and $123 million respectively, as adjusted for the FICS Fourth Quarter 1999 Revenue Adjustment and the sale or discontinuation of the FICS Financial Reporting System Division, if applicable.

                                                                         ANNEX B



                          STOCK PURCHASE AGREEMENT II


                                  BY AND AMONG


                    SECURITY FIRST TECHNOLOGIES CORPORATION,


                          THE INDIVIDUALS AND ENTITIES


                           WHO ARE SIGNATORIES HERETO


                                      AND


                                FICS GROUP N.V.


                                  DATED AS OF


                              SEPTEMBER 21, 1999,


                                   AS AMENDED

                               TABLE OF CONTENTS



                                                              PAGE
SECTION 1 PURCHASE AND SALE OF THE SHARES...................   B-4
      1.1 Sale and Issuance of the Initial Shares...........   B-4
      1.2 Stock Purchase....................................   B-5
      1.3 First Closing.....................................   B-5
      1.4 Second Closing....................................   B-5
      1.5 Third Closing.....................................   B-5
SECTION 2 STOCK OPTIONS.....................................   B-6
      2.1 Successor Options.................................   B-6
      2.2 Additional Options................................   B-6
SECTION 3 REPRESENTATIONS AND WARRANTIES OF S1..............   B-7
      3.1 Corporate Organization............................   B-7
      3.2 Capitalization....................................   B-7
      3.3 Authority; No Violation...........................   B-8
      3.4 Consents and Approvals............................   B-8
      3.5 Financial Statements; Exchange Act Filings; Books
     and Records............................................   B-9
      3.6 Broker's Fees.....................................   B-9
      3.7 Absence of Certain Changes or Events..............   B-9
      3.8 Legal Proceedings.................................  B-10
      3.9 Taxes and Tax Returns.............................  B-10
     3.10 Employee Plans....................................  B-11
     3.11 Certain Contracts.................................  B-13
     3.12 Environmental Matters.............................  B-13
     3.13 Properties and Assets.............................  B-14
     3.14 Insurance.........................................  B-14
     3.15 Compliance with Applicable Laws...................  B-14
     3.16 S1 Information....................................  B-15
     3.17 Intellectual Property.............................  B-15
SECTION 4 REPRESENTATIONS AND WARRANTIES OF PURCHASERS......  B-17
      4.1 Organization of Purchasers........................  B-17
      4.2 Authorization of Transaction......................  B-17
      4.3 Non-Contravention.................................  B-18
      4.4 Broker's Fees.....................................  B-18
      4.5 Adequate Resources................................  B-18
      4.6 No Legal, Tax or Investment Advice................  B-18
      4.7 Status of Purchasers..............................  B-18
SECTION 5 ADDITIONAL AGREEMENTS.............................  B-19
      5.1 Lock-up Covenant..................................  B-19
      5.2 S1 Board of Directors.............................  B-19
      5.3 Compliance with Antitrust Laws....................  B-19
      5.4 Regulatory Matters................................  B-20
      5.5 Stockholder Meeting...............................  B-21
      5.6 Legal Conditions..................................  B-21
      5.7 Stock Exchange Listing............................  B-21
      5.8 Registration of S1 Common Stock...................  B-21

      5.9 Resale of Akkermans' S1 Common Stock..............  B-22
     5.10 Registration Proceedings..........................  B-22
     5.11 Conduct of S1's Business..........................  B-25
     5.12 Advice of Changes.................................  B-25
     5.13 Joinder of Additional Purchasers..................  B-25
SECTION 6 CONDITIONS TO FIRST CLOSING.......................  B-26
      6.1 Conditions to Obligations of All Parties..........  B-26
      6.2 Conditions to the Obligations of Purchasers.......  B-26
      6.3 Conditions to Obligations of S1...................  B-27
SECTION 7 CLOSINGS..........................................  B-27
      7.1 Deliveries by S1..................................  B-27
      7.2 Deliveries by Purchasers..........................  B-28
SECTION 8 LEGEND............................................  B-29
      8.1 Endorsement.......................................  B-29
      8.2 Removal of Legend.................................  B-29
SECTION 9 TERMINATION.......................................  B-30
      9.1 Mutual Consent....................................  B-30
      9.2 Other Termination.................................  B-30
      9.3 Effect of Termination.............................  B-31
SECTION 10 MISCELLANEOUS....................................  B-31
      10.1 Additional Actions and Documents.................  B-31
      10.2 Expenses.........................................  B-31
      10.3 Notices..........................................  B-31
      10.4 Waiver...........................................  B-32
      10.5 Binding Effect...................................  B-32
      10.6 Entire Agreement; Amendment......................  B-32
      10.7 Severability.....................................  B-33
      10.8 Headings.........................................  B-33
      10.9 Governing Law....................................  B-33
     10.10 Signature in Counterparts........................  B-33
     10.11 No Third Party Beneficiaries.....................  B-33
     10.12 Assignability....................................  B-33
     10.13 Parties Not Partners.............................  B-34
     10.14 Non-Survival of Representations and Warranties...  B-34
     10.15 Certain Definitions..............................  B-34

                          STOCK PURCHASE AGREEMENT II



     This Stock Purchase Agreement II, dated as of the 21st day of September, 1999, as amended by an Amendment to Stock Purchase Agreement II, dated as of October 7, 1999 (this "Agreement"), is entered into by and among Security First Technologies Corporation, a Delaware corporation ("S1"), the individuals and entities who are signatories hereto, and as may be joined by other individuals and entities from time to time, (each, a "Purchaser" and collectively, "Purchasers") and FICS Group N.V., a Belgian corporation ("FICS") (for the limited purposes set forth in Section 5 and Section 6.3(b) hereof).



     WHEREAS, the parties hereto and other individuals had previously entered into that certain Stock Purchase Agreement, dated as of May 16, 1999, by and among S1, the individuals identified on Schedule 1 thereto (the "Former Purchasers"), and FICS for the limited purposes stated therein (the "Former Agreement");



     WHEREAS, pursuant to Section 9.1 of the Former Agreement the parties thereto have terminated the Former Agreement as confirmed by that certain letter agreement from S1 to the Former Purchasers and FICS, dated as of even date herewith;



     WHEREAS, the Board of Directors of S1 and each Purchaser have determined that it is in their best interests, or in the best interests of their respective companies and stockholders, as the case may be, to complete the transaction described in this Agreement whereby S1 will sell and issue to each Purchaser, and each Purchaser will subscribe for and acquire, a number of shares of S1's common stock, par value $0.01 per share ("S1 Common Stock") and a number of options to purchase shares of S1 Common Stock, as described below.



     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the sufficiency of which is hereby acknowledged, the parties mutually agree as follows:



                                   SECTION 1



                        PURCHASE AND SALE OF THE SHARES



     1.1  SALE AND ISSUANCE OF THE INITIAL SHARES.



        (a) At the First Closing (as defined at Section 1.3 hereof) and subject to the terms and conditions of this Agreement, each Purchaser hereby subscribes for, and agrees to purchase the "Initial shares" for aggregate consideration (the "Initial Share Consideration") equal to the product of (i) $35.75 multiplied by (ii) the number of Initial shares (after adjustment for any stock splits, combinations or dividends or distributions in such common stock between the date of this Agreement and the date immediately prior to the First Closing). As to each Purchaser, "Initial shares" shall mean 10,000,000 multiplied by the percentage (the "Purchaser Ratio") set forth across from each Purchaser's name on Schedule 1 hereto. S1 agrees to sell and issue the Initial Shares to the Purchasers at the First Closing for the Initial Share Consideration subject to the terms of this Agreement.



        (b) The Initial Share Consideration shall be payable in cash, a bill of exchange issued by S1 Holdings or in any other form reasonably acceptable to S1.

     1.2  STOCK PURCHASE.



        (a) Upon the Second Closing, the Purchasers shall purchase from S1 and S1 agrees to sell to the Purchasers that number of shares of S1 Common Stock equal to (i) the "2000 Earn-out Payment" (as such term is defined in that certain Share Purchase Agreement II, dated of even date herewith, by and among S1 Europe Holdings N.V., a Belgian corporation (naamloze vennootschap ("N.V.")) and a subsidiary of S1, the Purchasers, and for the limited purposes stated therein, S1 and FICS (the "Holdings Purchase Agreement")), divided by (ii) $35.75 (the "2000 shares").



        (b) Upon the Third Closing, the Purchasers shall purchase from S1 and S1 agrees to sell to the Purchasers that number of shares of S1 Common Stock equal to (i) the "2001 Earn-out Payment" (as such term is defined in the Holdings Purchase Agreement), divided by (ii) $35.75 (the "2001 shares").



        (c) In the event S1 should split or combine the S1 Common Stock, or pay any dividend or other distribution on all of its common stock in such common stock, then the dollar amount set forth in clause (ii) in each of paragraphs 1.2(a) and (b) above shall be appropriately adjusted to reflect such split, combination, dividend or distribution.



     1.3  FIRST CLOSING.



        (a) The First Closing shall take place concurrently with the closing of the "Transaction," as defined in the Holdings Purchase Agreement.



        (b) On the date of the First Closing (the "First Closing Date"), the First Closing shall take place at 10:00 a.m., Washington, D.C. time, at the offices of Hogan & Hartson L.L.P., 555 13th Street, N.W., Washington, D.C. 20004, or at such other time and place as the parties shall mutually agree.



     1.4  SECOND CLOSING.



        (a) The Second Closing shall take place concurrently with the "Second Payment Date" as defined in the Holdings Purchase Agreement.



        (b) On the date of the Second Closing (the "Second Closing Date"), the Second Closing shall take place at 10:00 a.m., Washington, D.C. time, at the offices of Hogan & Hartson L.L.P., 555 13th Street, N.W., Washington, D.C. 20004, or at such other time and place as the parties shall mutually agree.



     1.5  THIRD CLOSING.



        (a) The Third Closing shall take place concurrently with the "Third Payment Date" as defined in the Holdings Purchase Agreement.



        (b) On the date of the Third Closing (the "Third Closing Date"), the Third Closing shall take place at 10:00 a.m., Washington, D.C. time, at the offices of Hogan & Hartson L.L.P., 555 13th Street, N.W., Washington, D.C. 20004, or at such other time and place as the parties shall mutually agree.

                                   SECTION 2



                                 STOCK OPTIONS



     2.1  SUCCESSOR OPTIONS.



     Upon the First Closing, S1 shall offer in exchange for each option (a "FICS Option") which is outstanding and unexercised immediately prior thereto, and granted by FICS under the 1998 Stock Plan of FICS Group Holdings, Inc., a Delaware corporation ("FICS Holdings") (the "FICS Stock Plan"), or otherwise, an option to purchase shares of S1 Common Stock (each, a "Successor Option") in an amount and at an exercise price determined as provided below:



        (1) The number of Successor Options to be granted shall be equal to (a)
98.905896 (the "Conversion Number") multiplied by (b) the number of shares of FICS Holdings subject to FICS Options; provided that such Conversion Number shall be adjusted for any stock splits, combinations or dividends or distributions of the S1 Common Stock between the date hereof and the First Closing; and



        (2) The exercise price for each of the Successor Options shall be equal to the exercise price per share of FICS Subsidiary Stock under the option immediately before the First Closing divided by the Conversion Number, provided that such exercise price shall be rounded down to the nearest cent.



The parties hereto understand that the number of shares of S1 Common Stock subject to Successor Options and the price thereof shall be adjusted appropriately for any stock splits, combinations or dividends or distributions in the FICS capital stock, as of the date hereof. The duration and other terms of the Successor Options immediately after the First Closing shall be the same as the corresponding terms of the FICS Options in effect immediately before the First Closing, except that all references to FICS in the FICS Stock Plan (and the corresponding references in the option agreement documenting such FICS Option) shall be deemed to be references to S1.



     2.2  ADDITIONAL OPTIONS.



     Upon the First Closing, or as soon as possible thereafter, S1 shall grant, as compensation and pursuant to the terms of one of its stock option plans existing as of the date hereof, a number of options to purchase shares of S1 Common Stock (each, an "Additional Option") to such individuals who are employees of FICS or any of its subsidiaries and as designated by Michel Akkermans ("Akkermans"), solely in his capacity as an officer and director of S1 and in consultation with S1. No such options will be granted to Akkermans or a person related to Akkermans. The aggregate number of such grants shall not exceed (a) 4,000,000 (after adjustment for any stock splits, combinations or dividends or distributions in the S1 Common Stock between the date of this Agreement and the First Closing) minus (b) the number of Successor Options to be granted pursuant to Section 2.1 hereof. Each Additional Option shall have an exercise price not less than the stock price, as quoted on the Nasdaq Stock Market or such other national exchange on which the S1 Common Stock is then traded, of a share of S1 Common Stock at the close of business on the last business day prior to the date of such grant.

                                   SECTION 3



                      REPRESENTATIONS AND WARRANTIES OF S1



     S1 hereby makes the following representations and warranties to each Purchaser as set forth in this Section 3, each of which is being relied upon by each Purchaser as a material inducement to enter into and perform this Agreement. All of the disclosure schedules of S1 referenced below and thereby required of S1 pursuant to this Agreement, which disclosure schedules shall be cross-referenced to the specific sections and subsections of this Agreement and delivered herewith, are referred to herein as the "S1 Disclosure Schedule."



     3.1  CORPORATE ORGANIZATION.



        (a) S1 is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. S1 has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of S1, copies of which have previously been made available to the Purchasers, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.



        (b) Each Subsidiary of S1 (each, a "S1 Subsidiary") and the jurisdiction of its organization is set forth at Section 3.1(b) of the S1 Disclosure Schedule. Except as set forth at Section 3.1(b) of the S1 Disclosure Schedule, each S1 Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each S1 Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or location of any material properties or assets owned or leased by it makes such licensing or qualification necessary. The charter and other corporate governance documents of each S1 Subsidiary, copies of which have previously been delivered to the Purchasers, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.



     3.2  CAPITALIZATION.



        (a) The authorized capital stock of S1 consists of (i) 350,000,000 shares S1 Common Stock, of which 27,674,239 shares were outstanding at August 31, 1999 and (ii) 25,000,000 shares of serial preferred stock, par value $.01 per share ("S1 Preferred Stock"), 1,637,832 shares of which were designated as "Series A Convertible Preferred Stock," 749,064 of which were designated as "Series B Redeemable Convertible Preferred Stock" and 215,000 shares of which were designated as "Series C Redeemable Convertible Preferred Stock." At August 30, 1999, 391,450 shares of Series A Convertible Preferred Stock, 749,064 shares of Series B Redeemable Convertible Preferred Stock and 215,000 shares of Series C Redeemable Convertible Preferred Stock were outstanding. At such date, there were 13,953,024 shares of S1 Common Stock reserved for issuance pursuant to employee stock options (of which options to purchase 8,960,912 shares are currently outstanding). All of the issued and outstanding shares of S1 Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and upon issuance in accordance with the terms hereof, the Initial shares will be duly authorized and validly issued, and fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, except as set forth above, S1 does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of S1 Common Stock or S1 Preferred Stock or any other equity securities of S1 or any securities presenting the right to purchase or otherwise receive any shares of S1 Common Stock or S1 Preferred Stock, other than as set forth at Section 3.2(a) of the S1 Disclosure Schedule.



        (b) S1 owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the S1 Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No S1 Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.



     3.3  AUTHORITY; NO VIOLATION.



        (a) S1 has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of S1. Except for the approval of the S1 Issuance as contemplated by this Agreement by the requisite vote of S1's stockholders, no other corporate proceedings on the part of S1 (except for matters related to setting the date, time, place and record date for the special meeting) are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by S1 and (assuming due authorization, execution and delivery by FICS and each of the Purchasers) will constitute a valid and binding obligation of S1, enforceable against S1 in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar law affecting creditors' rights and remedies generally.



        (b) Neither the execution and delivery of this Agreement by S1, nor the consummation by S1 of the transactions contemplated hereby, nor compliance by S1 with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of S1, or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any Laws (as defined below) applicable to S1 or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of S1 under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which S1 is or will be, as the case may be, a party, or by which S1 or any of its properties or assets may be bound or affected.



     3.4  CONSENTS AND APPROVALS.



     No consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with (1) the execution and delivery by S1 of this Agreement, and (2) the consummation by S1 of the S1 Issuance and the other transactions contemplated hereby, except for such consents, approvals or filings the failure of which to obtain will not have a Material Adverse Effect (as defined below) on the ability of S1 to consummate the transactions contemplated hereby.



     3.5  FINANCIAL STATEMENTS; EXCHANGE ACT FILINGS; BOOKS AND RECORDS.



     S1 has previously delivered to representatives of Purchasers true, correct and complete copies of the consolidated balance sheets of S1 and its Subsidiaries as of December 31 for the fiscal years 1998 and 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal years 1996 through 1998, inclusive, as reported in S1's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of KPMG LLP, independent public accountants with respect to S1, and the interim financial statements of S1 as of and for the six months ended June 30, 1999 and 1998, as included in S1's quarterly report on Form 10-Q for the quarter ended June 30, 1999, as filed with the SEC, and the financial statements of S1 as of and for the month ended July 31, 1999 and 1998. The financial statements referred to in this Section 3.5 (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to normal recurring audit adjustments) the results of the consolidated operations and consolidated financial condition of S1 and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in accordance with U.S. GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. S1's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and all subsequently filed reports under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act comply in all material respects with the appropriate requirements for such reports under the Exchange Act, and S1 has previously delivered to FICS true, correct and complete copies of such reports. The books and records of S1 and its Subsidiaries have been, and are being, maintained in all material respects in accordance with U.S. GAAP and any other applicable legal and accounting requirements.



     3.6  BROKER'S FEES.



     Neither S1 nor any S1 Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except that S1 has engaged, and will pay a fee or commission to BancBoston Robertson Stephens, Inc. ("BBRS") in accordance with the terms of a letter agreement between BBRS and S1, dated April 9, 1999, a true, complete and correct copy of which has been provided to Purchasers.



     3.7  ABSENCE OF CERTAIN CHANGES OR EVENTS.



        (a) Except as disclosed in S1's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, or any other report filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, true, correct and complete copies of which have previously been delivered or made available to representatives of Purchasers, since December 31, 1998, (i) neither S1 nor any S1 Subsidiary has incurred any material liability, except as contemplated by this Agreement or in the ordinary course of their businesses consistent with their past practices, and (ii) no event has occurred which has had, or is likely to have, individually or in the aggregate, a Material Adverse Effect on S1.

        (b) Since December 31, 1998, S1 and each S1 Subsidiary has carried on its respective businesses in the ordinary and usual course consistent with past practices.



     3.8  LEGAL PROCEEDINGS.



        (a) Neither S1 nor any of its Subsidiaries is a party to any, and there are no pending or, to S1's knowledge, threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against S1 or any of its Subsidiaries or which challenge the validity of the transactions contemplated by this Agreement as to which there is a reasonable probability of success.



        (b) There is no injunction, order, judgment or decree imposed upon S1, any of its Subsidiaries or the assets of S1 or any of its Subsidiaries.



     3.9  TAXES AND TAX RETURNS.



        (a) For purposes of this Section 3.9, S1 shall include S1, each S1 Subsidiary and each other affiliated or related corporation or entity if S1 or any S1 Subsidiary has or could have any material liability for the taxes of such corporation or entity. S1 has duly filed all Tax Returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provision on the financial statements referred to in Section 3.5 hereof in accordance with United States generally accepted accounting principles ("U.S. GAAP") for the payment of all material Taxes which have been incurred or are due or claimed to be due from it by Taxing Authorities on or prior to the date hereof other than Taxes (a) which
(x) are not yet delinquent or (y) are being contested in good faith and set forth in Section 3.9 of the S1 Disclosure Schedule and (b) which have not been finally determined. The charges, accruals, and reserves with respect to Taxes on the books of S1 are adequate (as determined in accordance with U.S. GAAP) and are at least equal to its liability for Taxes. There exists no proposed tax assessment against S1 except as disclosed in the S1 financial statements. No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any property or assets held, acquired, or to be acquired by S1. All Taxes that S1 is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body. All liability with respect to the Tax Returns of S1 has been satisfied for all years to and including 1998. No Taxing Authority has notified S1 of, or otherwise asserted, that there are any material deficiencies with respect to the Tax Returns of S1 subsequent to 1994. There are no material disputes pending, or claims asserted for, Taxes or assessments upon S1, nor has S1 been requested to give any currently effective waivers extending the statutory period of limitation applicable to any Tax Return for any period. In addition, Tax Returns that are accurate and complete in all material respects have been filed by S1 for all periods for which returns were due with respect to income tax withholding with respect to wages and other income and the amounts shown on such Tax Returns to be due and payable have been paid in full or adequate provision therefor in accordance with U.S. GAAP has been included by S1 in the financial statements referred to in Section 3.5. All S1 Tax Returns have been examined by the relevant Taxing Authorities, or closed without audit by applicable statutes of limitations, and all deficiencies proposed as a result of such examinations have been paid or settled, for all periods before and including the taxable year ended December 31, 1994. S1 has not consented to any waiver or extension of any statute of limitations with respect to any Tax. S1 has provided or made available to S1 complete and correct copies of its Tax Returns and all material correspondence and documents, if any, relating directly or indirectly to taxes for each taxable year or other relevant period as to which the applicable statute of limitations has not run on the date hereof. For this purpose, "correspondence and documents" include, without limitation, amended Tax Returns, pending claims for refunds, notices from Taxing Authorities of proposed changes or adjustments to Taxes or

Tax Returns that have not been finally resolved, consents to assessment or collection of Taxes, acceptances of proposed adjustments, closing agreements, rulings and determination letters and requests therefor, and all other written communications to or from Taxing Authorities relating to any material Tax liability of S1.



        (b) For purposes of this Agreement:



           "Tax" means any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Taxing Authority or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.



           "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Taxing Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any law, regulation or other legal requirement relating to any Tax.



           "Taxing Authority" means any:



                (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;



                (b) federal, state, local, municipal, foreign, or other government;



                (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);



                (d) multi-national organization or body; or



                (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.



     3.10  EMPLOYEE PLANS.



        (a) For purposes of this Section 3.10, S1 shall include each of its Subsidiaries and any other entity that together with S1 would be deemed a "single employer" within for purposes of ERISA (determined without regard to whether such entity conducts business in the United States). Section 3.10 of the S1 Disclosure Schedule sets forth a true and complete list of each U.S. Plan and each other plan, arrangement or agreement providing benefits to the current or former employees of S1 that S1 maintains or contributes to as of the date of this Agreement, or that S1 has within the last six years maintained or contributed to or under which S1 has any liability (collectively, the "S1 Plans").



        (b) S1 has heretofore delivered or made available to S1 true, correct and complete copies of each of the S1 Plans and all related documents (other than S1 Plans established by a governmental agency or authority to which S1 is required to contribute under applicable law), including but not limited to (i) the actuarial report for such S1 Plan (if applicable) for each of the last five years, (ii) the most recent determination letter from the IRS (if applicable) for each U.S. Plan, (iii) the current summary plan description and any summaries of material modification for each U.S. Plan and any corresponding document for each other S1 Plan, (iv) all annual reports for each U.S. Plan filed for the preceding five plan years and any annual or other periodical financial information concerning any other S1 Plan filed with any governmental agency or authority or provided to employees or beneficiaries of such S1 Plan, (v) all agreements with fiduciaries and service providers relating to the S1 Plan, (vi) all substantive correspondence relating to any such S1 Plan addressed to or received from any governmental agency or authority, (vii) all personnel, payroll, and employment manuals and policies, (viii) a written description of any S1 Plan that is not otherwise in writing.



        (c) S1 has performed all of its obligations under all S1 Plans. S1 has made appropriate entries in its financial records and statements for all obligations and liabilities under the S1 Plans that have accrued but are not due. No statement, either written or oral, has been made by S1 with regard to any S1 Plan that was not in accordance with the S1 Plan and that could have an adverse economic consequence to S1. S1 has no liability to the IRS, the U.S. Pension Benefit Guaranty Corporation or to any other governmental or quasi-governmental agency or authority with respect to any S1 Plan. No S1 Plan is subject to Title IV of ERISA.



        (d) Except as set forth at Section 3.10 of the S1 Disclosure Schedule,
(i) each of the S1 Plans has been operated and administered in all material respects in compliance with applicable Laws, including, but not limited, in the case of each U.S. Plan, to ERISA and the Code, (ii) each of the U.S. Plans intended to be "qualified" within the meaning of Section 401 of the Code is so qualified and S1 has received a determination letter or opinion letter from the IRS to such effect, which letter remains in full force and effect, (iii) with respect to each U.S. Plan that is subject to the funding requirements of ERISA and the Code, the present value of accrued benefits under such S1 Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such S1 Plan's actuary with respect to such S1 Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such S1 Plan allocable to such accrued benefits, (iv) no S1 Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of S1 beyond their retirement or other termination of service, other than (a) coverage mandated by applicable Law, (b) death benefits or retirement benefits under an S1 Plan that also provides post-retirement income, annuity or pension benefits (including an "employee pension plan" as that term is defined in ERISA), (c) deferred compensation benefits under an S1 Plan that are accrued as liabilities on the books of S1 , or (d) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no liability under ERISA or any other law relating to employee benefits or employees or their beneficiaries has been incurred by S1 that has not been satisfied in full, and no condition exists that presents a material risk of S1 incurring a material liability thereunder, (vi) no U.S. Plan is a "multiemployer pension plan," as such term is defined in ERISA and no other S1 Plan is maintained pursuant to any collective bargaining agreement or other agreement with a labor union or other authorized representative of labor, (vii) all contributions or other amounts payable by S1 with respect to each S1 Plan and all other liabilities of each such entity with respect to each S1 Plan, in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting practices and, in the case of a U.S. Plan, ERISA and the Code, (viii) S1 and each S1 Subsidiary have not engaged in a "prohibited transaction" as defined in ERISA or the Code in connection with which S1 could be subject to either any material excise tax or civil penalty assessed pursuant to ERISA or the Code, (ix) to the knowledge of S1, there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the plans or any trusts related thereto, (x) all S1 Plans could be terminated as of the First Closing without material liability in excess of the amount accrued therefor on the S1 financial statements; (xi) no S1 Plan, either individually or collectively, provides for any payment by S1 that would not be deductible for U.S. federal income tax purposes; (xii) no "accumulated funding deficiency" as defined in ERISA or the Code, whether or not waived, and no "unfunded current liability" as determined under the Code exists with respect to any U.S. Plan;
(xiii) no U.S. Plan has
experienced a "reportable event" (as such term is defined in ERISA and regulations thereunder) that is not subject to an administrative or statutory waiver from the reporting requirement.



     3.11  CERTAIN CONTRACTS.



        (a) Except as set forth at Section 3.11(a) of the S1 Disclosure Schedule, neither S1 nor any of its Subsidiaries is a party to or bound by any contract, arrangement or commitment (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise), becoming due from S1 or any of its respective Subsidiaries to any director, officer or employee thereof, (iii) which materially restricts the conduct of any line of business by S1 or any of its Subsidiaries, (iv) with or to a labor union or guild (including any collective bargaining agreement) or (v) except as set forth on Section 3.11(a) of the S1 Disclosure Schedule, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (including as to this clause (v), any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan). Except as set forth at Section 3.11(a) of the S1 Disclosure Schedule, there are no employment, consulting and deferred compensation agreements to which S1 or any of its Subsidiaries is a party. Section 3.11(a) of the S1 Disclosure Schedule sets forth a list of all material contracts (as defined in Item 601(b)(10) of Regulation S-K) of S1 and its Subsidiaries. Each contract, arrangement or commitment of the type described in this Section 3.11(a), whether or not set forth in Section 3.11(a) of the S1 Disclosure Schedule, is referred to herein as a "S1 Contract," and neither S1 nor any of its Subsidiaries has received notice of, nor do any executive officers of such entities know of, any violation of any S1 Contract.



        (b) (i) Each S1 Contract is valid and binding and in full force and effect, (ii) S1 and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each S1 Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of S1 or any of its Subsidiaries under any such S1 Contract.



     3.12  ENVIRONMENTAL MATTERS.



        (a) Each of S1 and the S1 Subsidiaries is in compliance in all material respects with all applicable Laws and regulations relating to pollution or protection of the environment (including without limitation, laws and regulations relating to emissions, discharges, releases and threatened releases of Hazardous Materials (as hereinafter defined)), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials;



        (b) There is no suit, claim, action, proceeding, investigation or notice pending or, to the knowledge of S1 and its Subsidiaries threatened (or past or present actions or events that could form the basis of any such suit, claim, action, proceeding, investigation or notice), in which S1 or any S1 Subsidiary has been or, with respect to threatened suits, claims, actions, proceedings, investigations or notices may be, named as a defendant (x) for alleged material noncompliance (including by any predecessor), with any environmental law, rule or regulation or (y) relating to any material release or threatened release into the environment of any Hazardous Material, occurring at or on a site owned, leased or operated by S1 or any S1 Subsidiary, or to the knowledge of S1, relating to any material release or threatened release into the environment of any Hazardous Material, occurring at or on a site not owned, leased or operated by S1 or any S1 Subsidiary;



        (c) To the knowledge of S1 and its Subsidiaries, during the period of S1's or any S1 Subsidiary's ownership or operation of any of its properties, there has not been any material release of Hazardous Materials in, on, under or affecting any such property; and



        (d) For purposes of this Agreement, the term "Hazardous Material" means any hazardous waste, petroleum product, polychlorinated biphenyl, chemical, pollutant, contaminant, pesticide, radioactive substance, or other toxic material, or other material or substance (in each such case, other than small quantities of such substances in retail containers) regulated under any applicable environmental or public health statute, law, ordinance, rule or regulation.



     3.13  PROPERTIES AND ASSETS.



     Except for (a) items reflected in S1's consolidated financial statements as of December 31, 1998 referred to in Section 3.5 hereof, (b) exceptions to title that do not interfere materially with S1's or any S1 Subsidiary's use and enjoyment of owned or leased real property, (c) liens for current real estate taxes not yet delinquent, or being contested in good faith, properly reserved against (and reflected on the financial statements referred to in Section 3.5 above), and (d) properties and assets sold or transferred in the ordinary course of business consistent with past practices since December 31, 1998, S1 and each S1 Subsidiary have good and, as to owned real property, marketable and insurable title to all their properties and assets, free and clear of all liens, claims, charges and other encumbrances. S1 and each S1 Subsidiary, as lessees, have the right under valid and subsisting leases to occupy, use and possess all property leased by them, and neither S1 nor any S1 Subsidiary has experienced any material uninsured damage or destruction with respect to such properties since December 31, 1998. All properties and assets used by S1 and each S1 Subsidiary are in good operating condition and repair suitable for the purposes for which they are currently utilized and comply in all material respects with all Laws relating thereto now in effect or scheduled to come into effect. S1 and each S1 Subsidiary enjoy peaceful and undisturbed possession under all leases for the use of all property under which they are the lessees, and all leases to which S1 or any S1 Subsidiary is a party are valid and binding obligations in accordance with the terms thereof. Neither S1 nor any S1 Subsidiary is in material default with respect to any such lease, and there has occurred no default by S1 or any S1 Subsidiary or event which with the lapse of time or the giving of notice, or both, would constitute a material default under any such lease. To the knowledge of S1, there are no Laws, conditions of record, or other impediments which interfere with the intended use by S1 or any S1 Subsidiary of any of the property owned, leased, or occupied by them.



     3.14  INSURANCE.



     The existing insurance carried by S1 and S1 Subsidiaries is and will continue to be, in respect of the nature of the risks insured against and the amount of coverage provided, substantially similar in kind and amount to that customarily carried by parties similarly situated who own properties and engage in businesses substantially similar to that of S1 and the S1 Subsidiaries, and is sufficient for compliance by S1 and the S1 Subsidiaries with all requirements of Law and agreements to which S1 or any of the S1 Subsidiaries is subject or is party.



     3.15  COMPLIANCE WITH APPLICABLE LAWS.



     Each of S1 and any S1 Subsidiary has complied in all material respects with all Laws applicable to it or to the operation of its business. Neither S1 nor any S1 Subsidiary has received any notice of

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any material alleged or threatened claim, violation, or liability under any such
Laws that has not heretofore been cured and for which there is any remaining liability.



     3.16  S1 INFORMATION.



     The information relating to S1 and each S1 Subsidiary to be provided by S1 to be contained in the S1 Proxy Statement (as defined below) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.



     3.17  INTELLECTUAL PROPERTY.



     Except, in each case, as set forth in Section 3.17 of the S1 Disclosure
Schedule:



        (a) (i) S1 and its Subsidiaries own, free and clear of liens, orders and arbitration awards, or are licensed or otherwise possess valid and enforceable rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, schematics, technology, know-how, trade secrets, ideas, algorithms, processes, Software (as defined below), and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the business of S1 and its Subsidiaries. "Software" means any and all (i) computer programs and applications, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (iv) the technology supporting any Internet site(s) operated by or on behalf of S1 or any of its Subsidiaries, and (v) all documentation, including user manuals and training materials, relating to any of the foregoing.



           (ii) Except as would not be materially adverse to the business of S1 or its Subsidiaries, S1 and its Subsidiaries have taken reasonable steps to protect their Intellectual Property. There is no litigation pending or, to the knowledge of S1 and its Subsidiaries, threatened or any written claim from any person challenging the ownership, use, validity or enforceability of any Intellectual Property, nor is there any basis for the assertion of any such claim or challenge.



           (iii) No material patent, trademark, service mark, copyright, trade secret, computer software or other intellectual property right other than the Intellectual Property set forth on Section 3.17 of the S1 Disclosure Schedule is necessary to conduct the businesses of S1 and its Subsidiaries as presently conducted.



        (b) Section 3.17 of the S1 Disclosure Schedule lists all (i) patents, patent applications, registered and unregistered trademarks, trade names and service marks and registered copyrights, owned by S1 included in the Intellectual Property, including the jurisdictions in which each such item of Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) material licenses, sublicenses and other agreements as to which S1 and its Subsidiaries are a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) licenses, sublicenses and other agreements as to which S1 and its Subsidiaries are a party and pursuant to which S1 and its Subsidiaries are authorized to use any third party patents, trademarks or copyrights, including Software ("Third Party Intellectual Property Rights") which are incorporated in, are or form a part of any S1 or Subsidiary product.



        (c) (i) To the knowledge of S1 and its Subsidiaries, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of S1 or its Subsidiaries, any trade secret material to S1 or its Subsidiaries, or any Intellectual Property right of any third party to the extent licensed by or through S1 or its Subsidiaries, by any employee of S1 or any S1 Subsidiary or third party for whom S1 is responsible. Except as set forth in Section 3.17 of the S1 Disclosure Schedule, there are no royalties, fees or other payments payable by S1 or its Subsidiaries to any person by reason of the ownership, use, sale or disposition of Intellectual Property.



           (ii) To the knowledge of S1 and its Subsidiaries, there has been no prior use of S1's registered trademarks by any third party which would confer upon said third party superior rights in such trademarks. S1 and its Subsidiaries have taken reasonable steps to adequately police the trademarks against third party infringement, and the material trademarks registered in the United States have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates or any amendment, supplement or office action related thereto.



        (d) S1 and its Subsidiaries are not, nor will they be as a result of the execution and delivery of this Agreement or the performance of their obligations under this Agreement, in breach of any material license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, and the execution and delivery of this Agreement or the performance of the obligations under this Agreement by S1 and its Subsidiaries will not result in the loss or impairment of, or give rise to any right of any third party to terminate, any of S1's or any of its Subsidiaries' rights to own any of its Intellectual Property or their respective rights under any material license agreements, nor require the consent of any Governmental Entity or third party in respect of any such Intellectual Property.



        (e) S1 and its Subsidiaries (i) have no knowledge (including knowledge of any litigation pending or threatened or any written claim from any person) or reason to believe that the conduct of their businesses infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party; and (ii) have not advised any third party that such third party may be infringing any Intellectual Property or breaching any license or agreement involving Intellectual Property and have not brought or threatened any claim against such third party for such conduct.



        (f) The Software owned or purported to be owned by S1 or any of its Subsidiaries, was either (i) developed by employees of S1 or any of its Subsidiaries within the scope of their employment; (ii) developed by independent contractors or consultants who have assigned their rights to S1 or any of its Subsidiaries pursuant to written agreements; or (iii) otherwise acquired by S1 or its Subsidiary from a third party.



        (g) All employees and independent contractors and consultants of S1 and its Subsidiaries have executed and delivered to S1 or its Subsidiaries, as the case may be, agreements regarding the protection of proprietary information and the assignment to S1 or its Subsidiaries of any Intellectual Property arising from services performed for S1 or its Subsidiaries by such persons.



        (h) S1 and its Subsidiaries have obtained or entered into written agreements with their employees and with third parties, in transactions deemed appropriate, in connection with the disclosure to, or use or appropriation by, employees and third parties, of trade secret or proprietary information owned by S1 and its Subsidiaries and not otherwise protected by a patent, a patent application, copyright, trademark, or other registration or legal scheme ("S1 Confidential Information"), and do not know of any situation involving such employee or third party use, disclosure or appropriation of S1 Confidential Information where the lack of such a written agreement is likely to result in any Material Adverse Effect. Except as set forth in Section 3.17 of the S1 Disclosure Schedule, neither S1 nor any of its Subsidiaries have furnished the source code of any of their

Software products to any third party, deposited any such source code in escrow, or otherwise provided access to such source code to any third party.



        (i) Except as would not be materially adverse to the business of S1 or its Subsidiaries, S1 and its Subsidiaries have taken reasonable steps with the intent of ensuring that their products (including existing products and technology and products and technology currently under development) will, when used in accordance with associated documentation on a specified platform or platforms, be capable upon installation of accurately processing, providing, and receiving date data from, into, and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and making leap-year calculations, provided that all other non-S1 or S1 Subsidiary products (e.g., hardware, software and firmware) used in or in combination with S1's or its Subsidiaries' products, properly exchange data with S1's and its Subsidiaries products.



                                   SECTION 4



                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS



     Each of the Purchasers severally and not jointly hereby makes the following representations and warranties to S1 as set forth in this Section 4 each of which is being relied upon by S1 as a material inducement to enter into and perform this Agreement. All of the disclosure schedules of the Purchasers referenced below and thereby required of the Purchasers pursuant to this Agreement, which disclosure schedules shall be cross-referenced to the specific sections and subsections of this Agreement and delivered herewith, are referred to herein as the "Purchasers' Disclosure Schedule."



     4.1  ORGANIZATION OF PURCHASERS.



     Such Purchaser not a natural person is duly organized and validly existing under the laws of the jurisdiction of its formation.



     4.2  AUTHORIZATION OF TRANSACTION.



        (a) If such Purchaser is not a natural person, such Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of such Purchaser and no other proceedings on the part of such Purchaser are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Purchaser and (assuming due authorization, execution and delivery by S1 and FICS of this Agreement) will constitute a valid and legally binding obligation of such Purchaser, enforceable in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. Except as set forth in Section 4.2(a) of the Purchasers' Disclosure Schedule, no Purchaser need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.



        (b) Such Purchaser acknowledges that he, she or it has read this Agreement and has been provided with, or been granted access to, all information necessary to make his or her decision to execute this Agreement. Such Purchaser acknowledges that his, her or its signature on this Agreement shall be deemed his, her or its written consent to the execution of this Agreement and to the consummation of all of the transactions contemplated by this Agreement, except for such consents, approvals or filings the failure of which to obtain will not have a Material Adverse Effect on the ability of such Purchaser to consummate the transactions contemplated hereby.



     4.3  NON-CONTRAVENTION.



     Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) assuming that the consents and approvals referred to in Section 4.2(a) are duly obtained, (x) violate any Laws applicable to such Purchaser or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of such Purchaser under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Purchaser is or will be, as the case may be, a party, or by which such Purchaser or any of its properties or assets may be bound or affected or (B) if such Purchaser is not a natural person, violate any provisions of its organizational documents.



     4.4 BROKER'S FEES.



     Except for the fee payable to Credit Suisse First Boston ("CSFB") in accordance with the terms of a letter agreement between CSFB and FICS, dated May 16, 1999, such Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement nor has such Purchaser created any such liability or obligation which, upon consummation of the transactions contemplated by this Agreement or the Transaction, will become an obligation of S1 or any subsidiary.



     4.5  ADEQUATE RESOURCES.



     Such Purchaser will have, at the time of the First Closing, the Second Closing and the Third Closing, sufficient cash or other resources to perform its obligations hereunder.



     4.6  NO LEGAL, TAX OR INVESTMENT ADVICE.



     Such Purchaser understands that nothing in this Agreement or any other materials presented to such Purchaser in connection with the purchase and sale of the Initial Shares, the 2000 Earn-out Shares, the 2001 Earn-out Shares or the Transaction constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Initial Shares.



     4.7  STATUS OF PURCHASERS.



     Each of the Purchasers who are original signatories to this Agreement not including any Purchasers joined to this Agreement pursuant to Section 5.13 hereof represent that as of the date hereof, such Purchaser is a director, executive officer or other affiliate of FICS.

                                   SECTION 5



                             ADDITIONAL AGREEMENTS



     5.1  LOCK-UP COVENANT.



     During the period beginning on the First Closing and ending on the date 180 days after the First Closing, each of the Akkermans, Pamica N.V., General Atlantic Partners 20, L.P., GAP Coinvestment Partners, L.P., or General Atlantic Partners 52, L.P., covenant that they will not, without the prior written consent of S1, offer, sell or otherwise dispose of, directly or indirectly, any capital stock of S1 which Purchasers may own directly, indirectly or beneficially; provided, however, that any such Purchaser may transfer some or all of the Initial Shares to a corporation, partnership or other legal entity controlled by such Purchaser if such transferee agrees in writing to hold any Initial Shares received subject to the provisions of this Agreement and to transfer such Initial Shares back to such Purchaser if such transferee ceases to be controlled by such Purchaser.



     5.2  S1 BOARD OF DIRECTORS.



        (a) Effective upon the First Closing, S1 shall have adopted a resolution pursuant to Section 3.2 of its Amended and Restated Bylaws to increase the size of its Board of Directors by at least two members, and shall thereupon invite Akkermans and one other individual designated by Akkermans to serve as an additional member (the "FICS Members") of the Board of Directors of S1 to serve for a term expiring at the third successive annual meeting following the First Closing; provided, however, that S1 shall have no obligation to invite any FICS Member to serve on S1's Board if such person is not a member in good standing of the FICS Board of Directors immediately prior to the First Closing. In addition, S1 shall have amended its Amended and Restated Bylaws to provide that for a period of two years following the First Closing, the nominating committee for vacancies or additional members shall consist of all members of the Board of Directors.



        (b) The parties agree that, as of the date of the First Closing, Akkermans shall be appointed to hold the offices of President and Chairman of the Board of Directors of S1, each with the duties and responsibilities specified in the Amended and Restated Bylaws of S1.



     5.3  COMPLIANCE WITH ANTITRUST LAWS.



     Each of FICS, the Purchasers and S1 shall make all filings of any applications, notices or other documents required under applicable antitrust Laws and use its reasonable best efforts to resolve objections, if any, which may be asserted with respect to the transactions contemplated by this Agreement or the Transaction under antitrust laws, including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). In the event a suit is threatened or instituted challenging the transactions contemplated by this Agreement or the Transaction as violative of antitrust laws, each of the Purchasers and S1 shall use its reasonable best efforts to avoid the filing of, or resist or resolve such suit. The Purchasers and S1 shall use their reasonable best efforts to take such action as may be required: (a) by the Antitrust Division of the Department of Justice or the Federal Trade Commission in order to resolve such objections as either of them may have to the transactions contemplated by this Agreement or the Transaction under antitrust laws, or (b) by any federal or state court of the United States, in any suit brought by a private party or Governmental Entity challenging the transactions contemplated by this Agreement or the Transaction as violative of antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order which has the effect of preventing the consummation of the transactions contemplated by this Agreement or the Transaction. Reasonable best efforts shall not include, among other things and to the extent S1 so desires, the willingness of S1 to accept an order agreeing to the divestiture, or the holding separate, of any assets of FICS or S1.



     5.4  REGULATORY MATTERS.



        (a) Upon the execution and delivery of this Agreement, S1 and the Purchasers shall promptly cause to be prepared and filed with the SEC a proxy statement and prospectus (the "S1 Proxy Statement") for soliciting the approval of this Agreement and the S1 Issuance by the stockholders of S1. The S1 Proxy Statement may be included in a registration statement on an appropriate registration form prepared pursuant to Section 5.8 hereof. S1 shall use its reasonable best efforts to have the S1 Proxy Statement cleared for use by the SEC as soon as possible after the filing. The parties shall cooperate in responding to and considering any questions or comments from the SEC staff regarding the information contained in the S1 Proxy Statement. If at any time after the S1 Proxy Statement is filed with the SEC, and prior to the date of the First Closing, any event relating to FICS is discovered by the Purchasers which should be set forth in an amendment of, or a supplement to, the S1 Proxy Statement, the Purchasers shall promptly inform S1, and shall furnish S1 with all necessary information relating to such event whereupon S1 shall promptly cause an appropriate amendment to the S1 Proxy Statement to be filed with the SEC. S1 (if prior to the meeting of stockholders pursuant to Section 4.5 hereof) shall take all necessary action as promptly as practicable to permit an appropriate amendment or supplement to be transmitted to its stockholders entitled to vote at such meeting. If at any time after the S1 Proxy Statement is filed with the SEC, and prior to the date of the First Closing, any event relating to S1 is discovered by S1 which should be set forth in an amendment of, or a supplement to, the S1 Proxy Statement, S1 shall promptly inform the Purchasers, and S1 shall promptly cause an appropriate amendment to the Proxy Statement to be filed with the SEC. S1 (if prior to the meeting of stockholders pursuant to Section 4.5 hereof) shall take all necessary action as promptly as practicable to permit an appropriate amendment or supplement to be transmitted to its stockholders entitled to vote at such meeting.



        (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement. S1 and the Purchasers shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to S1 or the Purchasers, as the case may be, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement; provided, however, that nothing contained herein shall be deemed to provide either party with a right to review any information provided to any Governmental Entity on a confidential basis in connection with the transactions contemplated hereby; and further provided that S1 and Akkermans shall mutually agree on any such information regarding the structure or purpose of the structure of the transactions contemplated by this Agreement and the Holdings Purchase Agreement prior to its appearance. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to contemplation of the transactions contemplated herein.

        (c) The Purchasers shall, upon request, furnish S1 with all information concerning FICS and its directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the S1 Proxy Statement or any other statement, filing, notice or application made by or on behalf of S1 to any Governmental Entity in connection with the transactions contemplated by this Agreement or the Transaction.



        (d) S1 and the Purchasers shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval (as defined in the Holdings Purchase Agreement) will not be obtained or that the receipt of any such approval will be materially delayed.



     5.5  STOCKHOLDER MEETING.



     S1 shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders within 45 days after the S1 Proxy Statement is approved by the SEC for use for the purpose of voting upon the approval of this Agreement and the S1 Issuance. Management and the Board of Directors of S1 shall recommend approval of each of this Agreement, the S1 Issuance and the Transaction.



     5.6  LEGAL CONDITIONS.



     Each of S1 and the Purchasers shall use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the transactions contemplated by this Agreement or the Transaction and, subject to the conditions set forth in Section 6 hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Purchasers or S1 in connection with transactions contemplated by this Agreement or the Transaction.



     5.7  STOCK EXCHANGE LISTING.



     S1 shall cause the Initial Shares, the 2000 Shares and the 2001 Shares to be approved for quotation on the Nasdaq Stock Market National Market System ("Nasdaq") (or such other exchange on which the S1 Common Stock has become listed, or approved for listing) prior to the First Closing.



     5.8  REGISTRATION OF S1 COMMON STOCK.



     Upon the execution and delivery of this Agreement, S1 and FICS (as to information to be included therein pertaining to FICS) shall promptly cause to be prepared and filed with the SEC a registration statement of S1 on Form S-4, including the Proxy Statement/Prospectus (the "Registration Statement") for the purpose of registering the S1 Common Stock (including the 2000 Shares and the 2001 Shares) to be issued pursuant to this Agreement, and for soliciting the approval of this Agreement by the stockholders of S1. S1 and FICS shall use their reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as possible after the filing. The parties shall each promptly notify the other upon the receipt of any comments from the SEC or its staff, or any other governmental officials, supply each other with all such correspondence with any Governmental Entity other than confidential information, and cooperate in responding to and considering any questions or comments from the SEC staff regarding the information contained in the Registration Statement. If at any time after the Registration Statement is filed with the SEC, and prior to the First Closing, any event relating to S1 or FICS is discovered by such party which should be set forth in an amendment of, or a supplement to, the Registration Statement, including the Prospectus/Proxy Statement, such party shall promptly inform the other, and shall furnish all necessary information relating to such event whereupon the appropriate party shall promptly cause an appropriate amendment to the Registration Statement or supplement to the Prospectus/Proxy Statement to be filed with the SEC. Upon the effectiveness of such amendment or supplement, the parties (if prior to the meeting of stockholders pursuant to Section 5.5 hereof) will take all necessary action as promptly as practicable to permit an appropriate amendment or supplement to be transmitted to the S1 stockholders entitled to vote at such meeting. S1 shall also use reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Each party shall furnish all information as may be reasonably requested by the other in connection with any such action.



     5.9  RESALE OF AKKERMANS' S1 COMMON STOCK.



     Prior to the First Closing, S1 shall either (i) file a registration statement on an appropriate form (the "Akkermans Registration Statement") with the SEC and use its commercially reasonable efforts to cause the Akkermans Registration Statement to be declared effective upon the First Closing (or such later date as Akkermans may request) to effect the registration under the Securities Act of 1933 as amended (the "Securities Act") of the Akkermans Registration Statement for the resale by Akkermans of such amount of shares of S1 Common Stock as determined by Akkermans not later than the day before the First Closing, but in no event greater than an amount of shares (the "Resale Shares") the net proceeds from the sale of which (after giving effect to underwriting fees, expenses, commissions and discounts) shall be at least (A)
(x) 0.18 multiplied by (y) the closing per share price of S1 Common Stock on the last trading day prior to the First Closing, multiplied by (z) the number of shares of S1 Common Stock he beneficially acquires in the First Closing pursuant to this Agreement, plus (B) $15,000,000, on customary terms and under then prevailing market conditions, at a per share offering price as determined by S1 in its reasonable judgment to be fair and adequate to Akkermans, or (ii) make arrangements for Akkermans to sell the Resale Shares pursuant to an exemption from registration under the Securities Act with the same net proceeds as set forth in subsection (i) of this paragraph and on substantially similar terms to those specified in subsection (i) of this paragraph, including without limitation the per share offering price.



     5.10  REGISTRATION PROCEEDINGS.



     S1 shall conduct all registration proceedings pursuant to this Agreement in accordance with the following:



        (1) S1 shall use its commercially reasonable efforts, but shall not be required, to conduct an underwritten offering.



        (2) If, after it becomes effective, such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental authority, such registration shall not be deemed to have been effected unless such stop order, injunction or other order shall have been subsequently vacated or removed.



        (3) S1 shall, subject to the other relevant provisions of this
Agreement:



           (A) use its commercially reasonable efforts to cause the registration statement to become effective as soon as practicable after the filing thereof;

           (B) prepare and file with the SEC as promptly as is reasonably practicable (and in any event within 60 days after such amendment or supplement becomes necessary) such amendments and supplements to the registration statement contained therein as may be necessary to keep such registration statement effective for the respective periods specified or until each Purchaser has completed the distribution described in such registration statement, whichever occurs first;



           (C) furnish to Purchasers such number of copies of such registration statement, each amendment and supplement thereto as they may reasonably request;



           (D) use its commercially reasonable efforts to register or qualify such shares under the state blue sky or securities or banking laws ("Blue Sky Laws") of such jurisdictions as Purchasers reasonably request (and to keep such registrations and qualifications effective for a period of no less than one year following the First Closing, or until Purchasers have completed the distribution of such shares, whichever occurs first), and to do any and all other acts and things that may be reasonably necessary or advisable to enable such Purchasers to consummate the disposition of such shares in such jurisdictions; provided, however, that S1 will not be required to do any of the following: (i) qualify generally to do business in any jurisdiction where it would not be required but for this Section 5.10, (ii) subject itself to taxation in any such jurisdiction, or (iii) file any general consent to service of process in any such jurisdiction;



           (E) promptly notify Purchasers at any time during the period that S1 is required to keep the registration statement effective, of the occurrence of any event as a result of which such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, and prepare a supplement or amendment to the registration statement so that, as thereafter delivered to the purchasers of such shares, the registration statement will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;



           (F) use commercially reasonable efforts to cause all such shares to be listed on Nasdaq or such other national exchange on which S1 Common Stock shall then be listed; and



           (G) provide a transfer agent and registrar (if S1 does not already have such an agent) for all such shares not later than the effective date of such registration statement.



        (4) If, pursuant to this Section 5.10, S1 Common Stock owned by a Purchaser is included in a registration statement, then such Purchaser shall pay all transfer taxes, if any, relating to the sale of its S1 Common Stock, the fees and expenses of its own counsel, and its pro rata portion of any underwriting discounts or commissions or the equivalent thereof.



        (5) Except for the fees and expenses specified in paragraph (4) of this
Section 5.10 and except as provided this paragraph (5), S1 shall pay all expenses incident to the registration and to S1's performance of or compliance with this Agreement, including, without limitation, all SEC registration and filing fees, fees and expenses of compliance with Blue Sky Laws, underwriting discounts, fees, and expenses (other than a Purchaser's pro rata portion of any underwriting discounts or commissions or the equivalent thereof), printing expenses, messenger and delivery expenses, and fees and expenses of counsel for S1 and all independent certified public accountants and other persons retained by S1.



        (6) Each Purchaser (for the purposes of this paragraph (6), the "Indemnifying Person") agrees to indemnify and hold harmless S1, each of S1's officers and directors, and each person, if any, who controls or may control S1 within the meaning of the Securities Act (for the purposes of this paragraph
(6), S1, its officers and directors, and any such other persons being referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including, without limitation, interest, penalties, and reasonable attorneys' fees and disbursements, asserted against, resulting to, imposed upon, or incurred by such Indemnified Person, directly or indirectly (collectively, referred to for purposes of this paragraph
(vii) and the corresponding provision of paragraph (viii) below in the singular as a "Claim" and in the plural as "Claims"), based upon, arising out of, or resulting from any untrue statement of a material fact contained in the registration statement or any omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, to the extent that such Claim is based upon, arises out of or results from any untrue statement or omission based upon information furnished to S1 by such Purchaser in a written document provided by such Purchaser for use in connection with the Registration Statement; provided that such Purchaser will not be liable in any such case to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement in reliance upon or in conformity with written information furnished to such Purchaser by S1 or an underwriter in connection with the registration statement specifically for use in the preparation thereof.



        (7) S1 (for the purposes of this paragraph (7), the "Indemnifying Person") agrees to indemnify and hold harmless the Purchasers and any underwriters participating in the distribution of S1 Common Stock pursuant to a registration statement (for the purposes of this paragraph (7), the Purchasers and any such other persons also being referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against all Claims based upon, arising out of, or resulting from any untrue statement of a material fact contained in the registration statement or any omission to state therein a material fact necessary in order to make the statement made therein, in the light of the circumstances under which they were made, not misleading, provided that S1 will not be liable in any such case to the extent that any such Claim arises out of or results from any untrue statement or omission based upon information furnished to S1 by any Purchaser in a written document provided by such Purchaser for use in connection with the registration statement.



        (8) The indemnification set forth herein shall be in addition to any liability S1 or any Purchaser may otherwise have in connection with any registration of S1 Common Stock. Within a reasonable time after receiving definitive notice of any Claim in respect of which an Indemnified Person may seek indemnification under this Section 5.10, such Indemnified Person shall submit written notice thereof to such Indemnifying Person. The failure of the Indemnified Person so to notify the Indemnifying Person of any such Claim shall not relieve the Indemnifying Person from any liability it may have hereunder except to the extent that (a) such liability was caused or increased by such omission, or (b) the ability of the Indemnifying Person to reduce such liability was materially adversely affected by such omission. In addition, the omission of the Indemnified Person so to notify the Indemnifying Person of any such Claim shall not relieve the Indemnifying Person from any liability it may have otherwise than hereunder. The Indemnifying Person shall have the right to undertake, by counsel or representatives of its own choosing, the defense, compromise, or settlement (without admitting liability of the Indemnifying Person) of any such Claim asserted, such defense, compromise, or settlement to be undertaken at the expense and risk of the Indemnifying Person, and the Indemnified Person shall have the right to engage separate counsel, at its own expense, which counsel for the Indemnifying Person shall keep informed and consult with in a reasonable manner. In the event the Indemnifying Person shall fail to undertake such defense by its own representatives, the Indemnifying Person shall give prompt written notice of such election to the Indemnified Person, and the Indemnified Person shall undertake the defense, compromise, or settlement (without admitting liability of the Indemnified Person) thereof on behalf of and for the account and risk of the Indemnifying Person by counsel or other representatives designated by the Indemnified Person. In the event that any Claim shall arise out of a transaction or cover any period or periods wherein S1 and any Purchaser shall each be liable hereunder for part of the liability or obligation arising therefrom, then the parties shall, each choosing its own counsel and bearing its own expenses, defend such Claim, and no settlement or compromise of such Claim may be made without the joint consent or approval of S1 and such Purchaser. Notwithstanding the foregoing, no Indemnifying Person shall be obligated hereunder with respect to amounts paid in settlement of any Claim if such settlement is effected without the consent of such Indemnifying Person (which consent shall not be unreasonably withheld).



        (9) If the indemnification provided for in this Section 5.10 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party (as defined in either paragraph (6) or (7)) with respect to any Claim, then such Purchaser or S1, as applicable and as the case may be (each an "Indemnifying Party"), in lieu of indemnifying an Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such claim.



     5.11  CONDUCT OF S1'S BUSINESS.



     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the First Closing, except with respect to (i) the certain Agreement and Plan of Merger dated as of May 16, 1999 by and among S1, Sahara Strategy Corporation and Edify Corporation, and (ii) the certain Stock Purchase and Option Agreement dated as of May 16, 1999 by and between S1 and Intuit Inc., prior to entering into any such agreement S1 agrees to consult with the Purchasers and reasonably consider their views with respect to any transactions having a value over $50,000,000 in which S1 proposes to engage.



     5.12  ADVICE OF CHANGES.



     S1 and the Purchasers shall promptly advise the other party of any change or event that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect on it or to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the First Closing Date, each party will promptly supplement or amend its disclosure schedule delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule or which is necessary to correct any information in such disclosure schedule which has been rendered inaccurate thereby. No supplement or amendment to such disclosure schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 6.2(a) or 6.3(a) hereof, as the case may be.



     5.13  JOINDER OF ADDITIONAL PURCHASERS.



     Prior to the First Closing, S1 hereby agrees to send, at the same time and in the same manner as to the S1 stockholders, a copy of the S1 Proxy Statement and a copy of this Agreement to each of the FICS shareholders who is not an original signatory to this Agreement. Prior to the First Closing, S1 and the Purchasers hereby agree that such individuals shall be offered the opportunity to join this Agreement as an additional Purchaser by indicating acceptance of the terms of this Agreement by a writing signed by such individual stating that such individual (i) has read the S1 Proxy Statement and this Agreement, (ii) fully understands this risks involved in proceeding with the transaction contemplated by this Agreement, and (iii) agrees to join this Agreement as a Purchaser.



                                   SECTION 6



                          CONDITIONS TO FIRST CLOSING



     6.1  CONDITIONS TO OBLIGATIONS OF ALL PARTIES.



     The obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the date of the First Closing, of each of the following conditions precedent:



        (a) Termination. Neither this Agreement nor the Holdings Purchase Agreement shall have been terminated in accordance with its terms.



        (b) No Governmental Action. No action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement or to affect adversely the financial condition and business prospects of S1.



     6.2  CONDITIONS TO THE OBLIGATIONS OF PURCHASERS.



     The obligations of Purchasers to purchase the Initial Shares as contemplated by this Agreement are subject to the satisfaction, on or before the date of the First Closing, of each of the following conditions precedent, any one or more of which may be waived by the written consent of the Purchasers:



        (a) Representations and Warranties. The representations and warranties of S1 contained in this Agreement shall be true, correct and complete in all material respects when made and shall be true and correct on the date of the First Closing, with the same force and effect as if made on the date of the First Closing.



        (b) Compliance with Covenants. S1 shall have in all material respects performed all obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by S1 on or prior to the date of the First Closing.



        (c) Akkermans Resale Agreement. At the First Closing, either (i) the Akkermans Registration Statement shall be able to be declared effective by the SEC, subject only to completion of the Closing (and the action of the SEC thereafter to declare said Registration Statement effective) and an underwriting agreement in reasonable and customary form shall have been prepared and executed by S1 and the lead underwriter for the offering of S1 Common Stock described in the prospectus constituting a part of the Akkermans Registration Statement, and shall be ready for use upon execution by Akkermans, or (ii) arrangements shall have been made for Akkermans to sell the Resale Shares pursuant to an exemption from registration under the Securities Act on substantially similar terms to those specified in subsection (i) of Section 5.9 hereof, including without limitation the per share offering price.



        (d) Transaction. The Transaction contemplated by the Holdings Purchase Agreement shall have been consummated.

        (e) Registration Statement. The Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act.



     6.3  CONDITIONS TO OBLIGATIONS OF S1.



     The obligations of S1 to sell the Initial Shares as contemplated by this Agreement are subject to the satisfaction, on or before the date of the First Closing, of each of the following conditions precedent, any one or more of which may be waived by S1, in its sole and absolute discretion:



        (a) Representations and Warranties. The representations and warranties of Purchasers contained in this Agreement shall be true, correct and complete in all material respects when made and shall be true and correct as of the date of the First Closing with the same force and effect as if made on the date of the First Closing.



        (b) Compliance with Covenants. Purchasers and FICS shall have in all material respects performed all obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by it on or prior to the date of the First Closing.



                                   SECTION 7



                                    CLOSINGS



     7.1  DELIVERIES BY S1.



        (a) At the First Closing, S1 shall deliver to Purchasers the following:



           (1) Certificates registered in Purchasers' names, representing all of the Initial Shares in the amounts set forth in Section 1.1 above.



           (2) A copy of the resolutions of the Board of Directors of S1, as certified as of the First Closing Date by the Secretary or other appropriate officer of S1, as being true, correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement by S1, the authorization, sale, issuance and delivery of the Initial Shares, and the performance of S1's obligations hereunder.



           (3) A certificate of S1 signed by an authorized officer of S1 certifying that the representations and warranties of S1 made herein are true, complete and correct in all material respects as of the date of this Agreement and are true and correct as of the date of the First Closing, and S1 has in all material respects performed all obligations and agreements and complied with all covenants required to be performed or complied with by S1 on or prior to the First Closing.



           (4) Successor Options and related option agreements for each option delivered pursuant to Section 2.1 above.



           (5) Additional Options and related option agreements for each option delivered pursuant to Section 2.2 above.



           (6) Such other certificates, instruments or documents as Purchasers may reasonably request in order to effect and document the transactions contemplated hereby.



           (7) An update of S1's Disclosure Schedule reflecting any change required as if the Agreement were being executed as of the date of the First Closing.

        (b) At the Second Closing, S1 shall deliver to Purchasers the following:



           (1) Certificates registered in Purchasers' names, representing all of the 2000 Earn-out Shares in the amounts set forth in Section 1.2 above.



           (2) Such other certificates, instruments or documents as Purchasers may reasonably request in order to effect and document the transactions contemplated hereby.



        (c) At the Third Closing, S1 shall deliver to Purchasers the following:



           (1) Certificates registered in Purchasers' names, representing all of the 2001 Earn-out Shares in the amounts set forth in Section 1.2 above.



           (2) Such other certificates, instruments or documents as Purchasers may reasonably request in order to effect and document the transactions contemplated hereby.



     7.2  DELIVERIES BY PURCHASERS.



        (a) At the First Closing, the Purchasers shall deliver to S1 the following:



           (1) The Initial Share Consideration, in the form determined pursuant to Section 1.1(b) hereof.



           (2) A certificate of each Purchaser signed by such Purchaser or an authorized officer of such Purchaser certifying that the representations and warranties of such Purchaser made herein are true, complete and correct in all material respects as of the date of this Agreement and are true and correct as of the date of the First Closing, and such Purchaser has in all material respects performed all obligations and agreements and complied with all covenants required to be performed or complied with by Purchaser on or prior to the First Closing.



           (3) If the Purchaser is not a natural person, a copy of the resolutions or other corporate documentation, certified by the Secretary of such Purchaser as being true, correct and complete and then in full force and effect, authorizing the execution, delivery and performance by Purchaser of this Agreement, Purchaser's obligations hereunder and the Transaction.



           (4) Such other certificates, instruments or documents as S1 may reasonably request in order to effect and document the transaction contemplated hereby.



           (5) An update of the Purchasers' Disclosure Schedule reflecting any change required as if the Agreement were being executed as of the date of the First Closing.



        (b) At the Second Closing, the Purchasers shall deliver to S1 the following:



           (1) The 2000 Earn-out Consideration, in the form determined pursuant to Section 1.3(c) hereof.



           (2) Such other certificates, instruments or documents as S1 may reasonably request in order to effect and document the transaction contemplated hereby.



        (c) At the Third Closing, the Purchasers shall deliver to S1 the following:



           (1) The 2001 Earn-out Consideration, in the form determined pursuant to Section 1.3(c) hereof.



           (2) Such other certificates, instruments or documents as S1 may reasonably request in order to effect and document the transaction contemplated hereby.

                                   SECTION 8



                                     LEGEND



     8.1  ENDORSEMENT.



        (a) Certificates representing the Initial Shares delivered to the Purchasers subject to the lock-up period specified in Section 5.1, shall bear the following legend (in addition to the legends specified by Sections 8.1(b) and 8.1(c) hereof, if applicable, and any legend required by applicable state securities laws):



          THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SPECIFIED IN THE STOCK PURCHASE AGREEMENT II DATED SEPTEMBER 21, 1999 (THE "AGREEMENT") BETWEEN S1 AND THE ORIGINAL PURCHASER, AND NO TRANSFER OF SHARES SHALL BE VALID OR EFFECTIVE ABSENT COMPLIANCE WITH SUCH RESTRICTIONS. ALL SUBSEQUENT HOLDERS OF THIS CERTIFICATE WILL HAVE AGREED TO BE BOUND BY CERTAIN OF THE TERMS OF THE AGREEMENT. COPIES OF THE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE REGISTERED HOLDER OF THIS CERTIFICATE TO THE SECRETARY OF S1.



        (b) Certificates representing the Initial Shares delivered to each of Akkermans, Pamica N.V., General Atlantic Partners 20, L.P., GAP Coinvestment Partners, L.P., General Atlantic Partners 52, L.P., and GIMV N.V. shall bear the following legend (in addition to the legends specified by Sections 8.1(a) and 8.1(c) hereof, if applicable, and any legend required by applicable state securities laws):



          THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. UNTIL SEPTEMBER 21, 2000, THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH SUCH RULE OR UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933.



        (c) Certificates representing the Initial Shares and the Earn-out Shares delivered to the FICS Members shall bear the following legend (in addition to the legends specified by Sections 8.1(a) and 8.1(b) hereof, if applicable, and any legend required by applicable state securities laws):



          THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNLESS S1 HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.



     8.2  REMOVAL OF LEGEND.



     For each stock certificate that has been endorsed with the legend pursuant to Section 8.1(a) hereof, insofar as it relates to restrictions specified in this Agreement, such paragraph shall be removed upon the expiration of the six-month lock-up period described in Section 5.1.

                                   SECTION 9



                                  TERMINATION



     9.1  MUTUAL CONSENT.



     S1 and the Purchasers may terminate this Agreement at any time by mutual written agreement.



     9.2  OTHER TERMINATION.



     S1 or the Purchasers may terminate this Agreement by giving notice (a "Termination Notice") to the other parties at the time designated in this Section or, in the absence of such designation, at any time up to and including the date of the First Closing, if any one or more of the following shall have occurred and be continuing:



        (a) Termination By Any Party. Any party may terminate this Agreement under any one or more of the following circumstances:



           (1) at any time after termination of the Holdings Purchase Agreement in accordance with its terms;



           (2) a court or other governmental authority of competent jurisdiction shall have issued an order, writ, injunction or decree or shall have taken any other action permanently restraining or otherwise prohibiting the purchase of the Initial Shares contemplated hereby and such order, writ, injunction, decree or other action shall have become final and nonappealable.



        (b) Termination By the Purchasers. The Purchasers may terminate this Agreement



           (1) on the date of the First Closing, if any condition precedent set forth in Sections 6.1 or 6.2 shall not have been satisfied;



           (2) at any time prior to or on the date of the First Closing, if S1 engages in any transaction (i) in which S1 proposes to issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, a number of shares of voting capital stock greater than 50% of its shares of its outstanding shares of voting capital stock, (ii) involving or contemplating the acquisition or purchase of more than 50% of any class or series of capital stock, or 50% of the assets of S1, (iii) any lease or sale transaction out of the ordinary course of business of more than 50% of the assets of S1, or (iv) any liquidation or dissolution of S1, without obtaining the prior written consent of the Purchasers (which consent shall not be unreasonably withheld); and



           (3) provided that the Purchasers are not then in breach of any representation, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give S1 the right to terminate this Agreement, if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of S1, if such breach, individually or in the aggregate, has had or is likely to have a Material Adverse Effect on S1, and such breach shall not have been cured within 30 days following receipt by the S1 of written notice of such breach from the Purchasers or such breach, by its nature, cannot be cured prior to the First Closing



        (c) Termination By S1. S1 may terminate this Agreement on the date of the First Closing, if any condition precedent set forth in Sections 6.1 or 6.3 shall not have been satisfied.

     9.3  EFFECT OF TERMINATION.



     Termination of this Agreement pursuant to this Section shall not relieve any party of any liability for a default or other breach, default or nonperformance under this Agreement. Notwithstanding the foregoing, no party hereto shall be liable for consequential or punitive damages in connection with such termination.



                                   SECTION 10



                                 MISCELLANEOUS



     10.1  ADDITIONAL ACTIONS AND DOCUMENTS.



     Each of the parties hereto agrees that it will, at any time, prior to, at or after the Third Closing, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including export license applications) as may be necessary or reasonably requested in connection with the consummation of the purchase and sale contemplated by this Agreement or in order to fully effectuate the purposes, terms and conditions of this Agreement.



     10.2  EXPENSES.



     Each party hereto shall pay its own expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions contemplated hereby.



     10.3  NOTICES.



     All notices, demands, requests, or other communications which may be or are required to be given or made by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by first-class registered or certified mail, return receipt requested, postage prepaid, or delivered by overnight air courier, addressed as follows:



            (i)  if to S1:
                 Security First Technologies Corporation
                 3390 Peachtree Road, NE, Suite 1700
                 Atlanta, Georgia 30326
                 Attn.: President

                 with a copy (which shall not constitute notice) to:

                 Hogan & Hartson L.L.P.
                 555 Thirteenth Street, N.W.
                 Washington, D.C. 20004
                 Attn.: Stuart G. Stein, Esq.

            and

                 Hogan & Hartson L.L.P.
                 Avenue des Arts 41
                 1040 Brussels, Belgium
                 Attn.: Claud V. S. Eley, Esq.

            (b)  if to FICS, to:
                 FICS Group N.V.
                 Excelsiorlaan 87
                 1930 Zaventem, Belgium
                 Attn.: Steven Sipowicz,
                 Chief Financial Officer

                 with a copy (which shall not constitute notice) to:

                 Brown, Rudnick, Freed & Gesmer
                 Stanmore House
                 29-30 St. James's Street
                 London SW1A 1HB, England
                 Attn.: Lawrence A. Levy, Esq.
                       Colin Hugh Buckley, Esq.

            (c) if to any Purchaser, to the address set forth opposite such Purchaser's name on Schedule 1 attached hereto.



or such other address as the addressee may indicate by written notice to the other parties. Each notice, demand, request, or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the affidavit of messenger being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.



     10.4  WAIVER.



     No waiver by any party of any failure or refusal of any other party to comply with its obligations under this Agreement shall be deemed a waiver of any other or subsequent failure or refusal to so comply by such other party. No waiver shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth.



     10.5  BINDING EFFECT.



     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.



     10.6  ENTIRE AGREEMENT; AMENDMENT.



     This Agreement, including the other instruments and documents referred to herein or delivered pursuant hereto, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification or discharge is sought.



     10.7  SEVERABILITY.



     If any part of any provision of this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said Agreement.



     10.8  HEADINGS.



     The headings of the sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.



     10.9  GOVERNING LAW.



     This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed under and in accordance with the laws of the State of Delaware, excluding the choice of law rules thereof.



     10.10  SIGNATURE IN COUNTERPARTS.



     This Agreement may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.



     Except as expressly provided herein, this Agreement is made and entered into for the sole protection and benefit of the parties hereto, and no other person or entity shall have any right of action hereon, right to claim any right or benefit from the terms contained herein or be deemed a third party beneficiary hereunder.



     10.11  NO THIRD PARTY BENEFICIARIES.



     Except as expressly provided herein, this Agreement is made and entered into for the sole protection and benefit of the parties hereto, and no other person or entity shall have any right of action hereon, right to claim any right or benefit from the terms contained herein or be deemed a third party beneficiary hereunder.



     10.12  ASSIGNABILITY.



     All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective transferees, successors and assigns; provided, however, that neither this Agreement nor any rights, privileges, duties and obligations of the parties hereto may be assigned or delegated by any party hereto without the prior written consent of all the parties to this Agreement and any such purported or attempted assignment shall be null and void ab initio and of no force or effect provided, further that a Purchaser may assign this Agreement, including rights, privileges, duties and obligations hereunder to any affiliate of such Purchaser which is wholly or substantially owned directly or indirectly by such Purchaser so long as such assignment does not in any way materially delay or otherwise materially adversely impact the ability of the parties hereto to effect the transactions contemplated hereby.



     10.13  PARTIES NOT PARTNERS.



     Nothing contained in this Agreement shall constitute any party as a partner with, agent for or principal of any one or more of the other parties or their successors and assigns



     10.14  NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES.



     None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the First Closing, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the First Closing.



     10.15  CERTAIN DEFINITIONS.



     References to "$" in this Agreement are to United States dollars. In addition to any other definitions contained in this Agreement, the following words, terms and phrases shall have the following meanings when used in this Agreement.



     "Affiliated Person": any director, officer or 5% or greater shareholder, spouse or other person living in the same household of such director, officer or shareholder, or any company, partnership or trust in which any of the foregoing persons is an officer, 5% or greater shareholder, general partner or 5% or greater trust beneficiary.



     "knowledge": with respect to any entity, refers to the knowledge of such entity's directors and officers in the ordinary course of their duties in such positions.



     "Laws": any and all statutes, laws, ordinances, rules, regulations, orders, permits, judgments, injunctions, decrees, case law and other rules of law enacted, promulgated or issued by any Governmental Entity.



     "Material Adverse Effect": with respect to S1, means a condition, event, change or occurrence that is reasonably likely to have a material adverse effect upon (A) the financial condition, results of operations, business or properties of the relevant entity (other than as a result of changes in laws or regulations or accounting rules of general applicability or interpretations thereof), or (B) the ability of the relevant entity to perform its obligations under, and to consummate the transactions contemplated by, this Agreement.


                                    [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.



                                  SECURITY FIRST TECHNOLOGIES CORPORATION



                                  By:         /s/ JAMES S. MAHAN III


                                     -------------------------------------------


                                      Name: James S. Mahan III


                                      Title: Chairman and Chief Executive
                                      Officer

THE PURCHASERS:



By: /s/

    ----------------------------------------

    MICHEL AKKERMANS



PAMICA N.V.



By: /s/

    ----------------------------------------

    Name:


    Title:



GENERAL ATLANTIC PARTNERS 20, L.P.


By: GENERAL ATLANTIC PARTNERS, LLC, its
General Partner



By: /s/

    ----------------------------------------

    Name:




    Title:





GENERAL ATLANTIC PARTNERS 52, L.P.


By: GENERAL ATLANTIC PARTNERS, LLC, its
General Partner



By: /s/

    ----------------------------------------

    Name:


    Title:



GAP COINVESTMENT PARTNERS, L.P.



By: /s/

    ----------------------------------------

    Name:




    Title:

GIMV N.V.



By: /s/

    -----------------------------------------------------------------

    Name:


    Title:


------------------------------------------------------------------

GUY MOONS


------------------------------------------------------------------

STEVEN VAN ROSSEN


------------------------------------------------------------------

NADINE QUAEYHAEGENS


/s/
------------------------------------------------------------------

ETIENNE CASTIAUX


/s/
------------------------------------------------------------------

GOORT GELTEN


/s/
------------------------------------------------------------------

LOEK VAN DEN BOOG


/s/
------------------------------------------------------------------

FREDRICK DUMAS

UNICO PORTFOLIO LTD.



By: /s/


    -----------------------------------------------------------------


    Name:


    Title:

FICS GROUP N.V.


(for the limited purposes set forth herein)



By: /s/

    ----------------------------------------

    Name:


    Title:

                                   SCHEDULE 1



                         PURCHASER                            PERCENTAGE
                         ---------                            ----------
Michel Akkermans............................................     43.40
PAMICA N.V..................................................     17.05
General Atlantic Partners 20, L.P...........................     23.99
GAP Coinvestment Partners, L.P..............................      3.41
General Atlantic Partners 52, L.P...........................       .53
GIMV N.V....................................................      6.34
Guy Moons...................................................       .27
Steven Van Rossen...........................................       .05
Nadine Quaeyhaegens.........................................       .14
Etienne Castiaux............................................       .14
Goort Gelten................................................      1.71
Frederick Dumas.............................................       .34
Loek van den Boog...........................................       .92
UNICO PORTFOLIO Ltd.........................................      1.71
          TOTAL.............................................    100.00%

                                                                         ANNEX C


                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                    SECURITY FIRST TECHNOLOGIES CORPORATION,
                          SAHARA STRATEGY CORPORATION
                                      AND
                               EDIFY CORPORATION
                                  DATED AS OF
                                  MAY 16, 1999

                               TABLE OF CONTENTS


                                                              PAGE
ARTICLE I THE MERGER........................................   C-5
      1.1 The Merger........................................   C-5
      1.2 Effective Time....................................   C-5
      1.3 Effects of the Merger.............................   C-6
      1.4 Conversion of Edify Common Stock..................   C-6
      1.5 Conversion of Merger Sub Common Stock.............   C-7
      1.6 Options...........................................   C-7
      1.7 Certificate of Incorporation......................   C-7
      1.8 By-Laws...........................................   C-8
      1.9 Directors and Officers............................   C-8
     1.10 Tax Consequences..................................   C-8
ARTICLE II EXCHANGE OF SHARES...............................   C-8
     2.1 S1 to Make Shares Available........................   C-8
     2.2 Exchange of Shares.................................   C-8
ARTICLE III REPRESENTATIONS AND WARRANTIES OF EDIFY.........  C-10
      3.1 Corporate Organization............................  C-10
      3.2 Capitalization....................................  C-10
      3.3 Authority; No Violation...........................  C-11
      3.4 Consents and Approvals............................  C-12
      3.5 Financial Statements; Exchange Act Filings; Books
     and Records............................................  C-13
      3.6 Broker's Fees.....................................  C-13
      3.7 Absence of Certain Changes or Events..............  C-14
      3.8 Legal Proceedings.................................  C-14
      3.9 Taxes and Tax Returns.............................  C-14
     3.10 Employee Plans....................................  C-15
     3.11 Certain Contracts.................................  C-17
     3.12 Agreements with Regulatory Agencies...............  C-18
     3.13 Certificate of Incorporation......................  C-18
     3.14 Environmental Matters.............................  C-18
     3.15 Properties and Assets.............................  C-19
     3.16 Insurance.........................................  C-19
     3.17 Compliance with Applicable Laws...................  C-20
     3.18 Affiliates........................................  C-20
     3.19 Ownership of S1 Common Stock......................  C-20
     3.20 Fairness Opinion..................................  C-20
     3.21 Change of Control Payments........................  C-21
     3.22 Disclosure........................................  C-21
     3.23 Board Approval....................................  C-21
     3.24 Section 203 of the Delaware General Corporation
          Law and Edify Rights Plan Not Applicable..........  C-21
     3.25 Intellectual Property.............................  C-22
     3.26 Additional Information............................  C-24
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF S1.............  C-24
      4.1 Corporate Organization............................  C-24
      4.2 Capitalization....................................  C-25

      4.3 Authority; No Violation...........................  C-25
      4.4 Consents and Approvals............................  C-26
      4.5 Financial Statements; Exchange Act Filings; Books
     and Records............................................  C-27
      4.6 Broker's Fees.....................................  C-28
      4.7 Absence of Certain Changes or Events..............  C-28
      4.8 Legal Proceedings.................................  C-28
      4.9 Taxes and Tax Returns.............................  C-28
     4.10 Employee Plans....................................  C-29
     4.11 Certain Contracts.................................  C-31
     4.12 Environmental Matters.............................  C-31
     4.13 Properties and Assets.............................  C-32
     4.14 Insurance.........................................  C-33
     4.15 Compliance with Applicable Laws...................  C-33
     4.16 S1 Information....................................  C-33
     4.17 Intellectual Property.............................  C-33
     4.18 BBRS Fairness Opinion.............................  C-35
     4.19 Merger Sub Board Approval.........................  C-35
     4.20 S1 Board Approval.................................  C-36
     4.21 Agreements with Regulatory Agencies...............  C-36
     4.22 Certificate of Incorporation......................  C-36
     4.23 Affiliates........................................  C-36
     4.24 Additional Information............................  C-36
ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS.........  C-36
      5.1 Covenants of Edify................................  C-36
      5.2 Covenants of S1...................................  C-39
      5.3 Compliance with Antitrust Laws....................  C-39
ARTICLE VI ADDITIONAL AGREEMENTS............................  C-40
      6.1 Regulatory Matters................................  C-40
      6.2 Access to Information.............................  C-41
      6.3 Stockholder Meetings..............................  C-42
      6.4 Legal Conditions to Merger........................  C-42
      6.5 Stock Exchange Listing............................  C-42
      6.6 Employees.........................................  C-43
      6.7 Indemnification...................................  C-43
      6.8 Subsequent Interim and Annual Financial
     Statements.............................................  C-44
      6.9 Additional Agreements.............................  C-44
     6.10 Advice of Changes.................................  C-45
     6.11 Current Information...............................  C-45
     6.12 Transaction Expenses of Edify.....................  C-45
     6.13 Form S-8..........................................  C-45
     6.14 Edify ESPP........................................  C-45
     6.15 Board of Directors................................  C-46
     6.16 Bylaws............................................  C-46
ARTICLE VII CONDITIONS PRECEDENT............................  C-46
      7.1 Conditions to Each Party's Obligation To Effect
     the Merger.............................................  C-46
      7.2 Conditions to Obligations of S1 and Merger Sub....  C-47
      7.3 Conditions to Obligations of Edify................  C-48

ARTICLE VIII TERMINATION AND AMENDMENT......................  C-49
      8.1 Termination.......................................  C-49
      8.2 Effect of Termination.............................  C-50
      8.3 Amendment.........................................  C-51
      8.4 Extension; Waiver.................................  C-51
ARTICLE IX GENERAL PROVISIONS...............................  C-51
      9.1 Closing...........................................  C-51
      9.2 Nonsurvival of Representations, Warranties and
     Agreements.............................................  C-51
      9.3 Expenses; Breakup Fee.............................  C-52
      9.4 Notices...........................................  C-52
      9.5 Interpretation....................................  C-53
      9.6 Counterparts......................................  C-53
      9.7 Entire Agreement..................................  C-53
      9.8 Governing Law.....................................  C-53
      9.9 Enforcement of Agreement..........................  C-53
     9.10 Severability......................................  C-54
     9.11 Publicity.........................................  C-54
     9.12 Assignment; Limitation of Benefits................  C-54
     9.13 Additional Definitions............................  C-54
EXHIBITS
     A           Option Agreement
     B           Certificate of Merger
     C           Edify Stockholder Agreement
     D           S1 Stockholder Agreement

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER, dated as of May 16, 1999 (this "Agreement"), is entered into by and among Security First Technologies Corporation, a Delaware corporation ("S1"), Sahara Strategy Corporation, a Delaware corporation and wholly owned subsidiary of S1 ("Merger Sub"), and Edify Corporation, a Delaware corporation ("Edify").

     WHEREAS, the Boards of Directors of S1, Merger Sub and Edify have determined that it is in the best interests of their respective companies and stockholders to consummate the business combination transaction provided for herein in which Merger Sub will, subject to the terms and conditions set forth herein, merge with and into Edify, with Edify being the Surviving Corporation (as defined) and a wholly owned subsidiary of S1 (the "Merger");

     WHEREAS, as an inducement to S1 to enter into this Agreement, Edify will enter into an option agreement, in the form attached hereto as Exhibit A (the "Option Agreement"), with S1 immediately following the execution of this Agreement pursuant to which Edify will grant S1 an option to purchase, under certain circumstances, newly issued shares of common stock, par value $0.001 per share, of Edify (including the associated Rights (as defined in that certain Rights Agreement (the "Edify Rights Plan") dated as of August 10, 1998 between Edify and BankBoston, N.A.) ("Edify Common Stock"), representing up to 19.9% of the issued and outstanding shares of Edify Common Stock as of the first date, if any, that the option becomes exercisable, at an exercise price of $17.87 per share, upon the terms and conditions therein contained, and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger;

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1  THE MERGER.

     Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.2 hereof), Merger Sub shall merge into Edify, with Edify being the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger. Upon consummation of the Merger, the corporate existence of Merger Sub shall cease and the Surviving Corporation shall continue to exist as a Delaware corporation, and a wholly owned subsidiary of S1.

     1.2  EFFECTIVE TIME.

     The Merger shall become effective on the Closing Date (as defined in Section 9.1 hereof), upon the filing of the certificate of merger (the "Certificate of Merger") in the form attached as Exhibit B hereto with the Secretary of State of the State of Delaware (or at such later time as may be agreed by Edify and S1 in writing and specified in the Certificate of Merger). The term "Effective Time" shall be the date and time when the Merger becomes effective as set forth in the Certificate of Merger.

     1.3  EFFECTS OF THE MERGER.

     At and after the Effective Time, the Merger shall have the effects set forth in Sections 259 and 261 of the DGCL.

     1.4  CONVERSION OF EDIFY COMMON STOCK.

        (a) At the Effective Time, subject to Section 1.4(b) hereof, each share of Edify Common Stock issued and outstanding prior to the Effective Time shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into the right to receive, and be exchangeable for,
0.330969 shares of S1 common stock, par value $0.01 per share ("S1 Common Stock"). The number of shares of S1 Common Stock issuable with respect to each share of Edify Common Stock, as determined and adjusted as set forth herein, is called the "Exchange Ratio."

        (b) At the Effective Time, all of the shares of Edify Common Stock converted into S1 Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of Edify Common Stock shall thereafter represent the right to receive (i) the number of whole shares of S1 Common Stock and (ii) cash in lieu of fractional shares of S1 Common Stock into which the shares of Edify Common Stock represented by such Certificate have been converted pursuant to Section 1.4(a) hereof. Certificates previously representing shares of Edify Common Stock shall be exchanged for certificates representing whole shares of S1 Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2 hereof, without any interest thereon. If prior to the Effective Time, S1 should split or combine its common stock, or pay a dividend or other distribution in such common stock, then the Exchange Ratio shall be appropriately adjusted to fully reflect such split, combination, dividend or distribution.

        (c) At the Effective Time, all shares of Edify Common Stock that are owned by Edify as treasury stock and all shares of Edify Common Stock that are owned directly or indirectly by S1 or Edify or any of their respective Subsidiaries shall be canceled and shall cease to exist and no stock of S1 or other consideration shall be delivered in exchange therefor. All shares of S1 Common Stock that are owned by Edify or any of its Subsidiaries shall become treasury stock of S1.

        (d) Certificates for fractions of shares of S1 Common Stock will not be issued. In lieu of a fraction of a share of S1 Common Stock, each holder of Edify Common Stock otherwise entitled to a fraction of a share of S1 Common Stock shall be entitled to receive an amount of cash equal to (i) the fraction of a share of the S1 Common Stock to which such holder would otherwise be entitled, multiplied by (ii) the actual market value of the S1 Common Stock, which shall be deemed to be the average of the daily closing prices per share for S1 Common Stock for the twenty consecutive trading days on which shares of S1 Common Stock are actually traded (as reported on the Nasdaq Stock Market National Market System) ending on the third trading day preceding the Closing Date. Following consummation of the Merger, no holder of Edify Common Stock shall be entitled to dividends or any other rights in respect of any such fraction.

        (e) If any shares of Edify Common Stock outstanding immediately prior to the Effective Time are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Edify, then the shares of S1 Common Stock issued in exchange for such shares of Edify Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of S1 Common Stock accordingly may be marked with appropriate legends. Edify shall take all action that may be necessary to ensure that, from and after the Effective Time, S1 is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

     1.5  CONVERSION OF MERGER SUB COMMON STOCK.

     Each of the shares of the common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall become shares of the Surviving Corporation after the Merger and shall thereupon constitute all of the issued and outstanding shares of the Surviving Corporation.

     1.6  OPTIONS.

     At the Effective Time, each option granted by Edify to purchase shares of Edify Common Stock which is outstanding and unexercised immediately prior thereto, whether or not vested, shall be converted automatically into an option to purchase shares of S1 Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the 1996 Equity Incentive Plan (the "1996 Equity Plan"), the 1996 Directors Stock Option Plan (the "Directors Plan"), or the 1990 Stock Option Plan (the "1990 Option Plan"), as the case may be, (the 1996 Equity Plan, the Directors Plan and the 1990 Option Plan, collectively, the "Edify Stock Plans")):

        (1) The number of shares of S1 Common Stock to be subject to the option immediately after the Effective Time shall be equal to the product of the number of shares of Edify Common Stock subject to the option immediately before the Effective Time, multiplied by the Exchange Ratio, provided that any fractional shares of S1 Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

        (2) The exercise price per share of S1 Common Stock under the option immediately after the Effective Time shall be equal to the exercise price per share of Edify Common Stock under the option immediately before the Effective Time divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent.

The adjustment provided herein shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The duration, vesting schedule, exercisability and other terms of the option immediately after the Effective Time shall be the same as the corresponding terms in effect immediately before the Effective Time, except that all references to Edify in the Edify Stock Plans (and the corresponding references in the option agreement documenting such option) shall be deemed to be references to S1. Except as set forth in Section 1.6 of the Edify Disclosure Schedule, vesting of stock options under the Edify stock plans shall not be accelerated as a result of the Merger. Continuous employment with Edify or its subsidiaries shall be credited to the optionee for purposes of determining the vesting of all assumed Edify options after the Effective Time. It is intended that Edify options assumed by S1 shall qualify following the Effective Time as incentive stock options are defined in Section 422 of the Code to the extent such options qualified as such prior to the Effective Time and the provisions of this Section 1.6 shall be applied consistently with such intent. As soon as reasonably practicable, but in no event more than 30 days after the Effective Time, S1 will issue to each holder of an assumed option notice of the foregoing assumption by S1 of such Edify option.

     1.7  CERTIFICATE OF INCORPORATION.

     At the Effective Time, the Certificate of Incorporation of Edify, as the Surviving Corporation, shall be amended to be the same form of Certificate of Incorporation as Merger Sub.

     1.8  BY-LAWS.

     At the Effective Time, the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation.

     1.9  DIRECTORS AND OFFICERS.

     At the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.

     1.10  TAX CONSEQUENCES.

     It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of the Code.

                                   ARTICLE II

                               EXCHANGE OF SHARES

     2.1  S1 TO MAKE SHARES AVAILABLE.

     At or prior to the Effective Time, S1 shall deposit, or shall cause to be deposited, with S1's transfer agent, American Stock Transfer & Trust Company, or such other bank, trust company or transfer agent as S1 may select and is reasonably acceptable to Edify (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of S1 Common Stock, the cash in lieu of fractional shares and any dividends or distributions pursuant to Section 2.2(b) (such cash, dividends and certificates for shares of S1 Common Stock, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section
1.4 and paid pursuant to Section 2.2(a) hereof in exchange for outstanding shares of Edify Common Stock.

     2.2  EXCHANGE OF SHARES.

        (a) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of S1 Common Stock, the cash in lieu of fractional shares into which the shares of Edify Common Stock represented by such Certificate or Certificates shall have been converted and any dividends or distributions pursuant to Section 2.2(b) pursuant to this Agreement. Edify shall have the right to review both the letter of transmittal and the instructions prior to such documents being finalized. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of S1 Common Stock to which such holder of Edify Common Stock shall have become entitled pursuant to the provisions of Article I hereof (with such legends as may be required pursuant to Section 1.4(e) hereof), (y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this
Article II and any dividends or distributions pursuant to Section 2.2(b), and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates.

        (b) No dividends or other distributions declared after the Effective Time with respect to S1 Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article
II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of S1 Common Stock represented by such Certificate. No holder of an unsurrendered Certificate shall be entitled, until the surrender of such Certificate, to vote the shares of S1 Common Stock into which his Edify Common Stock shall have been converted.

        (c) If any certificate representing shares of S1 Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of S1 Common Stock in any name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

        (d) After the close of business on the day immediately prior to the Effective Time, there shall be no transfers on the stock transfer books of Edify of the shares of Edify Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for certificates representing shares of S1 Common Stock as provided in this Article II.

        (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Edify for six months after the Effective Time may be returned to S1. Any stockholders of Edify who have not complied with this Article II prior to such return shall thereafter look only to S1 for payment of their shares of S1 Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on S1 Common Stock deliverable in respect of each share of Edify Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of S1, Edify, the Exchange Agent or any other person shall be liable to any former holder of shares of Edify Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

        (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by S1, the posting by such person of a bond in such amount as S1 may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of S1 Common Stock, cash in lieu of fractional shares deliverable in respect thereof and any dividends or distributions pursuant to Section 2.2(b) pursuant to this Agreement.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF EDIFY

     Edify hereby makes the following representations and warranties to S1 and Merger Sub as set forth in this Article III, subject to the exceptions disclosed in writing in the Edify Disclosure Schedule as of the date hereof, each of which is being relied upon by S1 and Merger Sub as a material inducement to enter into and perform this Agreement. All of the disclosure schedules of Edify referenced below or otherwise required pursuant to this Agreement are referred to herein as the "Edify Disclosure Schedule."

     3.1  CORPORATE ORGANIZATION.

        (a) Edify is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Except as set forth in Section
3.1 of the Edify Disclosure Schedule, Edify has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or location of any material properties or assets owned or leased by it makes such licensing or qualification necessary. The Certificate of Incorporation and By-Laws of Edify, copies of which have previously been made available to S1, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

        (b) No subsidiary of Edify is a "Significant Subsidiary" as such term is defined in Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"). Edify EMEA Ltd. and each other subsidiary of Edify (each, an "Edify Subsidiary") has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or the location of any material properties or assets owned or leased by it makes such licensing or qualification necessary. The Certificate of Incorporation and By-Laws or other corporate governance documents of each Edify Subsidiary, copies of which have previously been made available to S1, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

        (c) Neither Edify nor any Edify Subsidiary has agreed or is obligated to make, or is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect (each, a "Contract") under which Contract it may become obligated to make, any future investment in or capital contribution to any other entity. Neither Edify nor any Edify Subsidiary has, at any time, been a general partner of any general partnership, limited partnership or other entity.

     3.2  CAPITALIZATION.

        (a) The authorized capital stock of Edify consists of 55,000,000 shares of Edify Common Stock and 5,000,000 shares of preferred stock, $0.001 par value per share (the "Edify Preferred Stock"). Except as set forth in Section 3.2(a) of the Edify Disclosure Schedule, as of the date hereof, there are (x) 17,696,952 shares of Edify Common Stock issued and outstanding and no shares of Edify Common Stock held in Edify's treasury, (y) no shares of Edify Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise, except for 5,146,790 shares of Edify Common Stock reserved for issuance pursuant to the Edify Stock Plans (of which options for

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5,027,283 shares are currently outstanding), (ii) the shares of Edify Common
Stock reserved for issuance upon exercise of the option to be issued to S1 pursuant to the Option Agreement, and (iii) 296,885 shares of Edify Common Stock reserved for issuance pursuant to the Edify 1996 Employee Stock Purchase Plan (the "Edify ESPP"), and (z) no shares of Edify Preferred Stock issued or outstanding, held in Edify's treasury or reserved for issuance upon exercise of outstanding stock options or otherwise, other than 500,000 shares of Edify Preferred Stock designated as Series A Junior Participating Preferred Stock pursuant to the Edify Rights Plan. Upon consummation of the Merger, (A) the shares of S1 Common Stock issued in exchange for any shares of Edify Common Stock that are subject to a Contract pursuant to which Edify has the right to repurchase, redeem or otherwise reacquire any shares of Edify Common Stock will, without any further act of S1, Edify or any other person, become subject to the restrictions, conditions and other provisions contained in such Contract, and
(B) S1 will automatically succeed to and become entitled to exercise Edify's rights and remedies under any such Contract. All of the issued and outstanding shares of Edify Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for the Option Agreement, the Edify Rights Plan, the Edify ESPP, the Edify Stock Plans and as disclosed in
Section 3.2 of the Edify Disclosure Schedule, Edify does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Edify Common Stock or Edify Preferred Stock or any other equity security of Edify or any securities representing the right to purchase or otherwise receive any shares of Edify Common Stock or any other equity security of Edify. The names of the optionees, the date of each option to purchase Edify Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under the Edify Stock Plans are set forth in Section 3.2(a) of the Edify Disclosure Schedule. Since December 31, 1998, Edify has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than (i) pursuant to the exercise of director or employee stock options granted prior to December 31, 1998 under the Edify Stock Plans and (ii) pursuant to the Edify ESPP.

        (b) Section 3.2(b) of the Edify Disclosure Schedule sets forth a true, correct and complete list of all Subsidiaries of Edify and their respective jurisdictions of incorporation or organization as of the date of this Agreement. Except as set forth in Section 3.2(b) of the Edify Disclosure Schedule, Edify owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of its Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Edify Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

     3.3  AUTHORITY; NO VIOLATION.

        (a) Edify has full corporate power and authority to execute and deliver this Agreement and the Option Agreement and, subject to the adoption of this Agreement by a majority of the outstanding shares of Edify Common Stock, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Edify. The Board of Directors of Edify has declared this Agreement advisable and directed that this Agreement and the transactions contemplated hereby be submitted to Edify's stockholders for approval at a special meeting of such stockholders and, except

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for the adoption of this Agreement by the requisite vote of Edify's stockholders, no other corporate proceedings on the part of Edify (except for matters related to setting the date, time, place and record date for the special meeting) are necessary to approve this Agreement or the Option Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement and the Option Agreement have been duly and validly executed and delivered by Edify and (assuming due authorization, execution and delivery by S1 and Merger Sub of this Agreement and by S1 of the Option Agreement) constitute valid and binding obligations of Edify, enforceable against Edify in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

        (b) Except as set forth at Section 3.3(b) of the Edify Disclosure Schedule, none of the execution and delivery of this Agreement and the Option Agreement by Edify, the consummation by Edify of the transactions contemplated hereby and thereby, or compliance by Edify with any of the terms or provisions hereof and thereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws of Edify, or (ii) assuming that the consents and approvals referred to in Sections 3.3(a) and 3.4 hereof are duly obtained, (x) violate any Laws (as defined in Section 9.13) applicable to Edify or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Edify under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Edify is a party, or by which it or any of its properties or assets may be bound or affected, except, in each case, where such violation, conflict, breach, loss, default, termination, cancellation or acceleration would not have a Material Adverse Effect on Edify or the Surviving Corporation.

     3.4  CONSENTS AND APPROVALS.

        (a) Except for (i) the effectiveness of a registration statement on Form S-4 to register the shares of S1 Common Stock to be issued in connection with the Merger (including the shares of S1 Common Stock that may be issued upon the exercise of the options referred to in Section 1.6 hereof), and the filing of the joint proxy statement/prospectus to be used in soliciting the approval of Edify's and S1's stockholders at a special meeting to be held in connection with this Agreement and the transactions contemplated hereby (the "Proxy Statement/Prospectus"), (ii) the approval of this Agreement by the requisite vote of the stockholders of Edify, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and, if applicable, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the securities or antitrust laws of any foreign country, and (v) such filings, authorizations or approvals as may be set forth in Section 3.4 of the Edify Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity"), or with any third party are necessary in connection with (1) the execution and delivery by Edify of this Agreement and the Option Agreement, (2) the consummation by Edify of the Merger and the other transactions contemplated hereby, and (3) the consummation by Edify of the Option Agreement and the transactions contemplated thereby, except, in each case, for such consents, approvals or filings, the failure of which to obtain will not have (x) a material adverse effect on the ability of S1 to consummate the transactions contemplated hereby or

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(y) a Material Adverse Effect on Edify, S1 or the Surviving Corporation
following the Effective Time.

        (b) Except as set forth in Section 3.4(b) of the Edify Disclosure Schedule, Edify hereby represents to S1 that it has no knowledge of any reason why approval or effectiveness of any of the applications, notices or filings referred to in Section 3.4(a) cannot be obtained or granted on a timely basis.

     3.5  FINANCIAL STATEMENTS; EXCHANGE ACT FILINGS; BOOKS AND RECORDS.

     Edify has previously made available to S1 true, correct and complete copies of the consolidated balance sheets of Edify and its Subsidiary as of December 31 for the fiscal years 1997 and 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal years 1996 through 1998, inclusive, as reported in Edify's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of KPMG LLP, independent public accountants with respect to Edify, and the interim financial statements of Edify as of and for the three months ended March 31, 1998 and 1999, as included in the Edify quarterly report on Form 10-Q for the period ended March 31, 1999 as filed with the SEC. The financial statements referred to in this Section 3.5 (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 6.8 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial condition of Edify and its Subsidiary for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.8 hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.8 hereof will be prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q or any successor form. Edify's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and all reports filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act since December 31, 1996 comply in all material respects with the appropriate requirements for such reports under the Exchange Act, and Edify has previously made available to S1 true, correct and complete copies of such reports. The books and records of Edify have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

     3.6  BROKER'S FEES.

     Neither Edify nor any Edify Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement or the Option Agreement, except that Edify has engaged, and will pay a fee or commission to Goldman, Sachs & Co. ("Goldman") in accordance with the terms of a letter agreement between Goldman and Edify, dated March 19, 1999, a true, complete and correct copy of which has been previously delivered by Edify to S1.

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     3.7  ABSENCE OF CERTAIN CHANGES OR EVENTS.

        (a) Except as disclosed in Edify's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, or any other report filed since December 31, 1998 under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, true and correct copies of which have been made available to S1, since December 31, 1998
(i) neither Edify nor any Edify Subsidiary has incurred any material liability, except as contemplated by the Agreement or in the ordinary course of their business consistent with their past practices, and (ii) no event has occurred which has had, or would have, individually or in the aggregate, a Material Adverse Effect (as defined in Section 9.13) on Edify.

        (b) Since December 31, 1998, Edify and its Subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with their past practices.

     3.8  LEGAL PROCEEDINGS.

        (a) Except as disclosed on Schedule 3.8 to the Edify Disclosure Schedule, neither Edify nor any of its Subsidiaries is a party to any, and there are no pending or threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Edify or any of its Subsidiaries.

        (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon Edify, any of its Subsidiaries or the assets of Edify or any of its Subsidiaries.

        (c) No Governmental Entity has at any time challenged or questioned in a writing delivered to Edify the legal right of Edify to design, manufacture, offer or sell any of its products or services in the present manner or style thereof. As of the date hereof, to the knowledge of Edify, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, cause or provide a bona fide basis for a director or executive officer of Edify to seek indemnification from Edify.

     3.9  TAXES AND TAX RETURNS.

        (a) For purposes of this Section 3.9, Edify shall include Edify and each Edify Subsidiary and any other affiliated or related corporation or entity if Edify or any Edify Subsidiary has or could have any material liability for the Taxes of such corporation or entity. Edify has duly filed all Tax Returns required to be filed by it on or before the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provision in the financial statements referred to in Sections 3.5 and 6.8 hereof in accordance with GAAP for the payment of all material Taxes that have been incurred or are due or claimed to be due from it by Taxing Authorities on or before the date hereof other than Taxes (a) that (x) are not yet delinquent or
(y) are being contested in good faith and set forth in Section 3.9 of the Edify Disclosure Schedule and (b) that have not been finally determined. The charges, accruals, and reserves with respect to Taxes in the financial statements referred to in Sections 3.5 and 6.8 are adequate (determined in accordance with GAAP) and are at least equal to its liability for Taxes. There exists no proposed tax assessment against Edify except as disclosed in the financial statements referred to in Sections 3.5 and 6.8 hereof in accordance with GAAP. No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any property or assets held, acquired, or to be acquired by Edify. All Taxes that Edify is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Taxing Authority. All liability with respect to the Tax Returns of Edify has been satisfied for all years to and including 1998. No Taxing Authority has notified Edify of, or otherwise asserted, that there are any material deficiencies with respect to the Tax Returns of Edify subsequent to 1994. There are no material disputes pending, or claims asserted, for

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Taxes or assessments of Edify, nor has Edify given or been requested to give any currently effective waiver extending the statutory period of limitation applicable to any Tax Return. In addition, Tax Returns that are accurate and complete in all material respects have been filed by Edify for all periods for which returns were due with respect to income and employment tax withholding with respect to wages and other income and the amounts shown on such Tax Returns to be due and payable have been paid in full or adequate provision therefor in accordance with GAAP has been included by Edify in the financial statements referred to in Sections 3.5 and 6.8 hereto. All Edify Tax Returns have been examined by the relevant Taxing Authorities, or closed without audit by applicable statutes of limitations, and all deficiencies proposed as a result of such examinations have been paid or settled, for all periods before and including the taxable year ended December 31, 1994. Edify has provided or made available to S1 complete and correct copies of its Tax Returns and all material correspondence and documents, if any, relating directly or indirectly to Taxes for each taxable year or other relevant period as to which the applicable statute of limitations has not run on the date hereof. For this purpose, "correspondence and documents" include, without limitation, amended Tax Returns, pending claims for refunds, notices from Taxing Authorities of proposed changes or adjustments to Taxes or Tax Returns that have not been finally resolved, consents to assessment or collection of Taxes, acceptances of proposed adjustments, closing agreements, rulings and determination letters and requests therefor, and all other written communications to or from Taxing Authorities relating to any material Tax liability of Edify.

        (b) For purposes of this Agreement:

           "Tax" means any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Taxing Authority or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

           "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Taxing Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any law, regulation or other legal requirement relating to any Tax.

           "Taxing Authority" means any:

                (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                (b) federal, state, local, municipal, foreign, or other government;

                (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                (d) multi-national organization or body; or

                (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     3.10  EMPLOYEE PLANS.

        (a) For purposes of this Section 3.10, Edify shall include each of its Subsidiaries and any other entity that together with Edify would be deemed a "single employer" for purposes of the

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Employee Retirement Income Security Act of 1974, as amended ("ERISA")
(determined without regard to whether such entity conducts business in the United States). Section 3.10(a) of the Edify Disclosure Schedule sets forth a true and complete list of each employee benefit plan (within the meaning of sec. 3(3) of ERISA) ("ERISA Plan") and each other plan, arrangement or agreement providing benefits to the current or former employees of Edify that as of the date of this Agreement Edify maintains, to which Edify contributes or under which Edify has any liability, or within the last six years that Edify has maintained, to which Edify has contributed or under which Edify has had any liability (collectively, the "Edify Plans"). Each Edify Plan that is an ERISA Plan is referred to as a "Edify ERISA Plan."

        (b) Edify has heretofore made available to S1 true, correct and complete copies of each of the Edify Plans and all related documents, including but not limited to (i) the actuarial report for such Edify Plan (if applicable) for each of the last five years, (ii) the most recent determination letter from the Internal Revenue Service ("IRS"), if applicable, for each Edify ERISA Plan,
(iii) the current summary plan description and any summaries of material modification for each Edify ERISA Plan and any corresponding document for each other Edify Plan which have not been incorporated into the current summary plan description, (iv) all annual reports for each Edify ERISA Plan filed for the preceding five plan years and any annual or other periodical financial information concerning any other Edify Plan filed with any governmental agency,
(v) all agreements with fiduciaries and service providers relating to the Edify Plan, (vi) all substantive correspondence relating to any such Edify Plan addressed to or received from any governmental agency or authority, (vii) all personnel, payroll, and employment manuals and policies, and (viii) a written description of any Edify Plan that is not otherwise in writing.

        (c) Edify has performed all of its obligations under all Edify Plans. Edify has made appropriate entries in the financial statements referred to in Sections 3.5 and 6.8 hereof in accordance with GAAP for all obligations and liabilities under the Edify Plans. No statement, either written or oral, has been made by Edify with regard to any Edify Plan that was not in accordance with the Edify Plan and that could have a Material Adverse Effect on S1. Edify has no liability to the IRS, the U.S. Pension Benefit Guaranty Corporation or to any other governmental or quasi-governmental agency or authority with respect to any Edify Plan. No Edify ERISA Plan is subject to title IV of ERISA.

        (d) Except as set forth at Section 3.10(d) of the Edify Disclosure Schedule, (i) each of the Edify Plans has been operated and administered in all material respects in compliance with applicable Laws, including, but not limited, in the case of each Edify ERISA Plan, to ERISA and the Code, (ii) each of the Edify ERISA Plans intended to be "qualified" within the meaning of
Section 401 of the Code is so qualified and Edify has received a determination letter or opinion letter from the IRS to such effect, which letter remains in full force and effect, (iii) with respect to each Edify ERISA Plan that is subject to the funding requirements of ERISA and the Code, the present value of accrued benefits under such Edify Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Edify Plan's actuary with respect to such Edify Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Edify Plan allocable to such accrued benefits, (iv) no Edify Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of Edify beyond their retirement or other termination of service, other than (a) coverage mandated by applicable Law, (b) death benefits or retirement benefits under an Edify Plan that also provides post-retirement income, annuity or pension benefits (including an "employee pension plan" as that term is defined in ERISA), (c) deferred compensation benefits under an Edify Plan that are accrued as liabilities in the financial statements referred to in Sections 3.5 and 6.8 hereof in accordance with GAAP, or (d) benefits the full cost of which is borne

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by the current or former employee (or his beneficiary), (v) no liability under
Title IV of ERISA has been incurred by Edify that has not been satisfied in full, and no condition exists that presents a material risk of Edify incurring a material liability thereunder, (vi) no Edify ERISA Plan is a "multiemployer pension plan," as such term is defined in ERISA and no other Edify Plan is maintained pursuant to any collective bargaining agreement or other agreement with a labor union or other authorized representative of labor, (vii) all contributions or other amounts payable by Edify with respect to each Edify Plan and all other liabilities of each such entity with respect to each Edify Plan, in respect of current or prior plan years have been paid or accrued in the financial statements referred to in Sections 3.5 and 6.8 hereof in accordance with GAAP and, in the case of an Edify ERISA Plan, ERISA and the Code, (viii) Edify has not engaged in a "prohibited transaction" as defined in ERISA or the Code in connection with which Edify could be subject to either any material excise tax or civil penalty assessed pursuant to ERISA or the Code, (ix) to the knowledge of Edify, there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Edify Plans or any trusts related thereto, (x) all Edify Plans could be terminated as of the Closing without material liability in excess of the amount accrued therefor in the financial statements referred to in Sections 3.5 and 6.8 hereof in accordance with GAAP; (xi) no Edify Plan, either individually or collectively, provides for any material payment by Edify that would not be deductible for U.S. federal income tax purposes; (xii) no "accumulated funding deficiency" as defined in ERISA or the Code, whether or not waived, and no "unfunded current liability" as determined under the Code exists with respect to any Edify ERISA Plan; (xiii) no Edify ERISA Plan has experienced a "reportable event" (as such term is defined in ERISA and regulations thereunder) that is not subject to an administrative or statutory waiver from the reporting requirement.

     3.11  CERTAIN CONTRACTS.

        (a) Except as set forth at Section 3.11 of the Edify Disclosure Schedule, neither Edify nor any of its Subsidiaries is a party to or bound by any contract, arrangement or commitment (i) with respect to the employment of any directors, officers, employees or consultants (other than standard offer letters which provide for no more than at-will employment), (ii) which, upon execution of this Agreement or the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from S1, Edify, the Surviving Corporation or any of their respective Subsidiaries to any director, officer or employee thereof, (iii) with or to a labor union or guild (including any collective bargaining agreement),
(iv) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (v) containing any covenant materially limiting the right of Edify or any of its Subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights, (vi) relating to the disposition or acquisition by Edify or any of its Subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Edify or any of its Subsidiaries has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Edify's Subsidiaries that is material to Edify's business as currently conducted, or
(vii) to provide source code to any third party for any product or technology that is material to Edify and its Subsidiaries taken as a whole. Edify has previously made available to S1 true, correct and complete copies of all employment, consulting and deferred compensation agreements to which Edify or any of its Subsidiaries is a party. Section 3.11(a) of the Edify Disclosure Schedule sets forth a list of all material contracts (as defined in Item 601(b)(10) of

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Regulation S-K) of Edify. Each contract, arrangement or commitment of the type described in this Section 3.11(a), whether or not set forth in Section 3.11(a) of the Edify Disclosure Schedule, is referred to herein as a "Edify Contract," and neither Edify nor any of its Subsidiaries has received written notice of, nor do any executive officers of such entities know of, any violation of any Edify Contract.

        (b) (i) Except as set forth in Section 3.11 of the Edify Disclosure Schedule, each Edify Contract is valid and binding and in full force and effect as to the obligations of Edify thereunder, and, to the knowledge of Edify, is valid and binding and in full force and effect as to the obligations by the third parties thereto, (ii) Edify and each of its Subsidiaries has, and to the knowledge of Edify, each third party has, in all material respects performed all obligations required to be performed by it to date under each Edify Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of Edify or any of its Subsidiaries under any such Edify Contract or, to the knowledge of Edify, any third party thereto.

     3.12  AGREEMENTS WITH REGULATORY AGENCIES.

     Edify (i) is not subject to any cease-and-desist or other order issued by,
(ii) is not a party to any written agreement, consent agreement or memorandum of understanding with, and (iii) has not adopted any board resolutions at the request of (each, whether or not set forth on Section 3.12 of the Edify Disclosure Schedule, a "Regulatory Agreement"), any Governmental Entity that restricts the conduct of its business or that in any manner relates to its management or its business, nor has Edify been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

     3.13  CERTIFICATE OF INCORPORATION.

     The Board of Directors of Edify has approved the offer of S1 to enter into this Agreement and the Option Agreement, and has approved Edify's entering into this Agreement and the Option Agreement, and the transactions contemplated thereby, such that under Edify's Certificate of Incorporation the only vote of Edify stockholders necessary to consummate the transactions contemplated hereby (including the Merger and issuance under the Option Agreement) is the approval of at least a majority of the outstanding shares of Edify Common Stock.

     3.14  ENVIRONMENTAL MATTERS.

        (a) Each of Edify and the Edify Subsidiaries is in compliance in all material respects with all applicable federal and state laws and regulations relating to pollution or protection of the environment (including without limitation, laws and regulations relating to emissions, discharges, releases and threatened releases of Hazardous Material (as hereinafter defined), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials;

        (b) There is no suit, claim, action, proceeding, investigation or notice pending or to the knowledge of Edify's directors and executive officers threatened (or past or present actions or events that could form the basis of any such suit, claim, action, proceeding, investigation or notice), in which Edify or any Edify Subsidiary has been or, with respect to threatened suits, claims, actions, proceedings, investigations or notices may be, named as a defendant (x) for alleged material noncompliance (including by any predecessor), with any environmental law, rule or regulation or (y) relating to any material release or threatened release into the environment of any Hazardous

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Material, whether or not occurring at or on a site owned, leased or operated by
Edify or any Edify Subsidiary;

        (c) To the knowledge of Edify's directors and executive officers, during the period of Edify's or any Edify Subsidiary's ownership or operation of any of its properties, there has not been any material release of Hazardous Materials in, on, under or affecting any such property.

        (d) For purposes of this Section 3.14, the term "Hazardous Material" means any hazardous waste, petroleum product, polychlorinated biphenyl, chemical, pollutant, contaminant, pesticide, radioactive substance, or other toxic material, or other material or substance (in each such case, other than small quantities of such substances in retail containers) regulated under any applicable environmental or public health statute, law, ordinance, rule or regulation.

     3.15  PROPERTIES AND ASSETS.

     Section 3.15 of the Edify Disclosure Schedule lists (i) all real property owned by Edify and each Edify Subsidiary; (ii) each real property lease, sublease or installment purchase arrangement to which Edify or any Edify Subsidiary is a party; (iii) a description of each contract for the purchase, sale, or development of real estate to which Edify or any Edify Subsidiary is a party; and (iv) all items of Edify's or any Edify Subsidiary's tangible personal property and equipment with a book value of $25,000 or more or having any annual lease payment of $25,000 or more. Except for (a) items reflected in Edify's consolidated financial statements as of December 31, 1998 referred to in Section
3.5 hereof, (b) exceptions to title that do not interfere materially with Edify's or any Edify Subsidiary's use and enjoyment of owned or leased real property, (c) liens for current real estate taxes not yet delinquent, or being contested in good faith, properly reserved against (and reflected on the financial statements referred to in Section 3.5 above), (d) properties and assets sold or transferred in the ordinary course of business consistent with past practices since December 31, 1998, and (e) items listed in Section 3.15 of the Edify Disclosure Schedule, Edify and each Edify Subsidiary have good and, as to owned real property, marketable and insurable title to all their properties and assets, reflected in its consolidated financial statements of Edify as of December 31, 1998, free and clear of all liens, claims, charges and other encumbrances. Edify and each Edify Subsidiary, as lessees, have the right under valid and subsisting leases to occupy, use and possess all property leased by them, and there has not occurred under any such lease any material breach, violation or default by Edify, and neither Edify nor any Edify Subsidiary has experienced any material uninsured damage or destruction with respect to such properties since December 31, 1998. All properties and assets used by Edify and each Edify Subsidiary are in good operating condition and repair (subject to ordinary wear and tear) and comply in all material respects with all Laws relating thereto now in effect. Edify and each Edify Subsidiary enjoy peaceful and undisturbed possession under all leases for the use of all property under which they are the lessees, and all leases to which Edify or any Edify Subsidiary is a party are valid and binding obligations of Edify, and to the knowledge of Edify with respect to the respective third parties thereto, enforceable, in accordance with the terms thereof. Neither Edify nor any Edify Subsidiary is in material default with respect to any such lease, and there has occurred no default by Edify or event which with the lapse of time or the giving of notice, or both, would constitute a material default under any such lease. There are no Laws, conditions of record, or other impediments which interfere with the intended use by Edify or any Edify Subsidiary of any of the property owned, leased, or occupied by them.

     3.16  INSURANCE.

     Section 3.16 of the Edify Disclosure Schedule contains a true, correct and complete list of all insurance policies and bonds maintained by Edify and any Edify Subsidiary, including the name of

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the insurer, the policy number, the type of policy and any applicable deductibles, and all such insurance policies and bonds (or other insurance policies and bonds that have, from time to time, in respect of the nature of the risks insured against and amount of coverage provided, been substantially similar in kind and amount to that customarily carried by parties similarly situated who own properties and engage in businesses substantially similar to that of Edify and any Edify Subsidiary) are in full force and effect and have been in full force and effect. As of the date hereof, neither Edify nor any Edify Subsidiary has received any notice of cancellation or amendment of any such policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion. The existing insurance carried by Edify and Edify Subsidiaries is, in respect of the nature of the risks insured against and the amount of coverage provided, substantially similar in kind and amount to that customarily carried by parties similarly situated who own properties and engage in businesses substantially similar to that of Edify and the Edify Subsidiaries, and is sufficient for compliance by Edify and the Edify Subsidiaries with all requirements of Law and agreements to which Edify or any of the Edify Subsidiaries is subject or is party. True, correct and complete copies of all such policies and bonds reflected at Section 3.16 of the Edify Disclosure Schedule, as in effect on the date hereof, have been made available to S1.

     3.17  COMPLIANCE WITH APPLICABLE LAWS.

     Each of Edify and any Edify Subsidiary has complied in all material respects with all Laws applicable to it or to the operation of its business. Neither Edify nor any Edify Subsidiary has received any written notice or to Edify's knowledge, any other notice, of any material alleged or threatened claim, violation, or liability under any such Laws that has not heretofore been cured and for which there is no remaining liability.

     3.18  AFFILIATES.

     Each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act")) of Edify is listed at Section 3.18 of the Edify Disclosure Schedule, and except as indicated thereon, each such person has delivered to S1, concurrently with the execution of this Agreement, a stockholder agreement in the form of Exhibit C hereto (the "Edify Stockholder Agreement").

     3.19  OWNERSHIP OF S1 COMMON STOCK.

     Except as set forth at Section 3.19 of the Edify Disclosure Schedule, neither Edify nor to Edify's knowledge any of its directors or officers (i) beneficially own, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, more than 1% of shares of the outstanding capital stock of S1 (other than those agreements, arrangements or understandings specifically contemplated hereby).

     3.20  FAIRNESS OPINION.

     Edify has received an opinion from Goldman to the effect that, in its opinion, the consideration to be paid to stockholders of Edify hereunder is fair to such stockholders from a financial point of view ("Fairness Opinion"), and, except as set forth in Section 3.20 of the Edify Disclosure Schedule, Goldman has consented to the inclusion of the Fairness Opinion in the Registration Statement (defined below).

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     3.21  CHANGE OF CONTROL PAYMENTS.

     Section 3.21 of the Edify Disclosure Schedule sets forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former employees and directors of Edify or any of its Subsidiaries as a result of or in connection with the Merger.

     3.22  DISCLOSURE.

     None of the information supplied or to be supplied by or on behalf of Edify for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Edify with respect to statements made or incorporated by reference therein about S1 or Merger Sub supplied by S1 for inclusion or incorporation by reference in the Registration Statement. None of the information supplied or to be supplied by or on behalf of Edify for inclusion or incorporation by reference in the Proxy Statement/Prospectus will, at the time the Proxy Statement/Prospectus is mailed to the stockholders of Edify or S1, at the time of Edify stockholders' meeting or S1 stockholders' meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by Edify with respect to statements made or incorporated by reference therein about S1 or Merger Sub supplied by S1 for inclusion or incorporation by reference in the Proxy Statement/Prospectus.

     3.23  BOARD APPROVAL.

     The Board of Directors of Edify (including any required committee or subgroup of the Board of Directors of Edify) has, as of the date of this Agreement, declared this Agreement advisable and determined (i) that the Merger is fair to, and in the best interests of Edify and its stockholders, and (ii) to recommend that the stockholders of Edify approve and adopt this Agreement and approve the Merger.

     3.24 SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW AND EDIFY RIGHTS PLAN NOT APPLICABLE.

     The Board of Directors of Edify has taken all actions so that (a) the restrictions contained in Section 203 of the Delaware General Corporation Law applicable to a "business combination" (as defined in such Section 203) will not apply to the execution, delivery or performance of this Agreement or the Option Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement and the Option Agreement and (b) the execution, delivery and performance of this Agreement and the Option Agreement and the consummation of the Merger will not cause any change, effect or result under the Edify Rights Plan which is adverse to the interests of S1. Without limiting the generality of the foregoing, if necessary to accomplish the foregoing, the Edify Rights Plan has been amended to (i) render the Edify Rights Plan inapplicable to the Merger and the other transactions contemplated by this Agreement, (ii) ensure that (x) none of S1 or its Subsidiaries is an Acquiring Person (as defined in the Edify Rights Plan) pursuant to the Edify Rights Plan by virtue of the execution of this Agreement or the Option Agreement or the

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consummation of the Merger or the other transactions contemplated hereby and thereby and (y) a Distribution Date or Shares Acquisition Date (as such terms are defined in the Edify Rights Plan) does not occur by reason of the execution of this Agreement or the Option Agreement, the consummation of the Merger, or the consummation of the transactions contemplated hereby or thereby, and such amendment may not be further amended by Edify without the prior consent of S1 in its sole discretion.

     3.25  INTELLECTUAL PROPERTY.

     Except, in each case, as set forth in Section 3.25 of the Edify Disclosure
Schedule:

        (a) (i) Edify and each Edify Subsidiary owns, free and clear of liens, orders and arbitration awards, or are licensed or otherwise possess valid and enforceable rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, schematics, technology, know-how, trade secrets, ideas, algorithms, processes, Software (as defined below), and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the business of Edify and the Edify Subsidiaries. "Software" means any and all (i) computer programs and applications, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (iv) the technology supporting any Internet site(s) operated by or on behalf of Edify or any Edify Subsidiary, and (v) all documentation, including user manuals and training materials, relating to any of the foregoing.

           (ii) Except as would not be materially adverse to the business of Edify or any Edify Subsidiary, Edify and the Edify Subsidiaries have taken reasonable steps to protect their Intellectual Property. There is no litigation pending or, to the knowledge of Edify and the Edify Subsidiaries, threatened or any written claim from any person challenging the ownership, use, validity or enforceability of any Intellectual Property, nor is there any basis for the assertion of any such claim or challenge.

           (iii) No material patent, trademark, service mark, copyright, trade secret, computer software or other intellectual property right other than the Intellectual Property set forth on Schedule 3.25 is necessary to conduct the businesses of Edify and its Subsidiaries as presently conducted.

        (b) Schedule 3.25(b) lists all (i) patents, patent applications, registered and unregistered trademarks, trade names and service marks, and registered copyrights owned by Edify included in the Intellectual Property, including the jurisdictions in which each such item of Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) Electronic Banking System software licenses and value added reseller agreements, and (iii) licenses, sublicenses and other agreements as to which Edify and any Edify Subsidiary are a party and pursuant to which Edify and its Subsidiaries are authorized to use any third party patents, trademarks or copyrights, including Software ("Third Party Intellectual Property Rights") which are incorporated in, are or form a part of any Edify or Edify Subsidiary product.

        (c) (i) To the knowledge of Edify and the Edify Subsidiaries, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Edify or any Edify Subsidiary, any trade secret material to Edify or its Subsidiaries, or any Intellectual Property right of any third party to the extent licensed by or through Edify or its Subsidiaries, by any employee of Edify or any Edify subsidiary or third party for whom Edify is responsible. Except as set forth in

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Schedule 3.25(c), there are no royalties, fees or other payments payable by
Edify or its Subsidiaries to any person by reason of the ownership, use, sale or disposition of Intellectual Property.

           (ii) To the knowledge of Edify and its Subsidiaries, there has been no prior use of Edify's registered trademarks by any third party which would confer upon said third party superior rights in such trademarks. Edify and its Subsidiaries have taken reasonable steps to adequately police the trademarks against third party infringement, and the material trademarks registered in the United States and in other jurisdictions where Edify or its Subsidiaries are doing business have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates or any amendment, supplement or office action related thereto.

        (d) Edify and its Subsidiaries are not, nor will they be as a result of the execution and delivery of this Agreement or the performance of their obligations under this Agreement, in breach of any material license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, and the execution and delivery of this Agreement or the performance of the obligations under this Agreement by Edify and its Subsidiaries will not result in the loss or impairment of, or give rise to any right of any third party to terminate, any of Edify's or any of its Subsidiaries' rights to own any of its Intellectual Property or their respective rights under any material license agreements, nor require the consent of any Governmental Entity or third party in respect of any such Intellectual Property.

        (e) Edify and its Subsidiaries (i) have no knowledge (including knowledge of any litigation pending or threatened or any written claim from any person) or reason to believe that the conduct of their businesses infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party; and (ii) have not advised any third party that such third party may be infringing any Intellectual Property or breaching any license or agreement involving Intellectual Property and have not brought or threatened any claim against such third party for such conduct.

        (f) The Software owned or purported to be owned by Edify or any of its Subsidiaries, was either (i) developed by employees of Edify or any of its Subsidiaries within the scope of their employment; (ii) developed by independent contractors or consultants who have assigned their rights to Edify or any of its Subsidiaries pursuant to written agreements; or (iii) otherwise acquired by Edify or its Subsidiary from a third party.

        (g) All employees and independent contractors and consultants of Edify and its Subsidiaries have executed and delivered to Edify or its Subsidiaries, as the case may be, agreements regarding the protection of proprietary information and the assignment to Edify or its Subsidiaries of any Intellectual Property arising from services performed for Edify or its Subsidiaries by such persons.

        (h) Edify and its Subsidiaries have obtained or entered into written agreements with their employees and with third parties, in transactions deemed appropriate, in connection with the disclosure to or use or appropriation by, employees and third parties, of trade secret or proprietary information owned by Edify and its Subsidiaries and not otherwise protected by a patent, a patent application, copyright, trademark, or other registration or legal scheme ("Edify Confidential Information"), and do not know of any situation involving such employee or third party use, disclosure or appropriation of Edify Confidential Information where the lack of such a written agreement is likely to result in any Material Adverse Effect. Except as set forth in Schedule 3.25(h), neither Edify nor any of its Subsidiaries has furnished the source code of any of their Software products to any third party, deposited any such source code in escrow or otherwise provided access to such source code to any third party.

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        (i) Except as would not be materially adverse to the business of Edify or its Subsidiaries, Edify and its Subsidiaries have taken reasonable steps with the intent of ensuring that their products (including existing products and technology and products and technology currently under development) will, when used in accordance with associated documentation on a specified platform or platforms, be capable upon installation of accurately processing, providing, and receiving date data from, into, and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and making leap-year calculations, provided that all other non-Edify or Edify Subsidiary products (e.g., hardware, software and firmware) used in or in combination with Edify's or its Subsidiaries' products, properly exchange data with Edify's and its Subsidiaries products.

     3.26  ADDITIONAL INFORMATION.

     The information contained in Edify's registration statement on Form 8-A relating to the Edify Common Stock, as filed with the SEC, and all other reports filed subsequent thereto through the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act did not at the respective dates of filing with the SEC contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF S1

     S1 hereby makes the following representations and warranties to Edify and each Seller as set forth in this Article IV, subject to the exceptions disclosed in writing in the S1 Disclosure Schedule as of the date hereof, each of which is being relied upon by Edify as a material inducement to enter into and perform this Agreement. All of the disclosure schedules of S1 referenced below or otherwise required of S1 pursuant to this Agreement, which disclosure schedules shall be cross-referenced to the specific sections and subsections of this Agreement and delivered herewith, are referred to herein as the "S1 Disclosure Schedule."

     4.1  CORPORATE ORGANIZATION.

        (a) S1 is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. S1 has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of S1, copies of which have previously been made available to Edify, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

        (b) Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary of S1 (each, a "S1 Subsidiary") and the jurisdiction of its organization is set forth at Section 4.1(b) of the S1 Disclosure Schedule. Each S1 Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each S1 Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or location of any material properties or assets owned or leased by it makes such licensing or qualification necessary. The chartering and other corporate

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governance documents of each S1 Subsidiary, copies of which have previously been made available to Edify, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

     4.2  CAPITALIZATION.

        (a) The authorized capital stock of S1 consists of (i) 60,000,000 shares of S1 Common Stock, of which 25,428,778 shares were outstanding at May 10, 1999 and (ii) 5,000,000 shares of serial preferred stock, par value $.01 per share ("S1 Preferred Stock"), 1,637,832 shares of which were designated as "Series A Convertible Preferred Stock," 749,604 of which were designated as "Series B Redeemable Convertible Preferred Stock" and 215,000 shares of which were designated as "Series C Redeemable Convertible Preferred Stock." At May 10, 1999, 466,450 shares of Series A Convertible Preferred Stock, 749,604 shares of Series B Redeemable Convertible Preferred Stock and 215,000 shares of Series C Redeemable Convertible Preferred Stock were outstanding. At such date, there were 12,353,798 shares of S1 Common Stock reserved for issuance pursuant to employee stock options (of which options for 9,607,750 shares are currently outstanding). All of the issued and outstanding shares of S1 Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and upon issuance in accordance with the terms hereof, the shares of S1 Common Stock to be issued in the Merger (including, without limitation, upon exercise of options to purchase Edify Common Stock) are duly authorized and upon issuance in accordance with the terms hereof, will be validly issued, and fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except as set forth above, S1 does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of S1 Common Stock or S1 Preferred Stock or any other equity securities of S1 or any securities presenting the right to purchase or otherwise receive any shares of S1 Common Stock or S1 Preferred Stock, other than as set forth at Section 4.2(a) of the S1 Disclosure Schedule.

        (b) Except as set forth at Section 4.2(b) of the S1 Disclosure Schedule, S1 owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the S1 Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No S1 Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

     4.3  AUTHORITY; NO VIOLATION.

        (a) S1 has full corporate power and authority to execute and deliver this Agreement, and, subject to approval by the holders of a majority of the shares of S1 Common Stock represented in person or by proxy at the meeting of S1 stockholders at which the issuance of the shares of S1 Common Stock in the Merger contemplated hereby (the "S1 Issuance") is considered, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of S1. The Board of Directors of S1 has declared the S1 Issuance and this Agreement advisable and directed that S1 Issuance be submitted to S1's stockholders for approval at a special meeting of such stockholders and, except for the approval of such matters by the requisite vote of S1's stockholders, no other

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corporate proceedings on the part of S1 (except for matters related to setting the date, time, place and record date for the special meeting) are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement and the Option Agreement have been duly and validly executed and delivered by S1 and (assuming due authorization, execution and delivery by Merger Sub and Edify) constitute valid and binding obligations of S1, enforceable against S1 in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar law affecting creditors' rights and remedies generally.

        (b) Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Merger Sub. The Board of Directors of Merger Sub has declared this Agreement advisable and directed that approval of this Agreement and the Merger be submitted to Merger Sub's stockholder for approval by such stockholder and, except for the approval of such matters by the required vote of Merger Sub's stockholder, no other corporate proceedings on the part of Merger Sub (except for matters related to setting the date, time, place and record date for the special meeting, if applicable) are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Merger Sub and (assuming due authorization, execution and delivery by S1 and Edify) constitutes valid and binding obligations of Merger Sub, enforceable against Merger Sub in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar law affecting creditors' rights and remedies generally. All of the outstanding shares of Merger Sub common stock, par value $.01 per share, have been duly authorized, validly issued and are fully paid and non-assessable and are owned by S1. Merger Sub was formed for the purpose of consummating the Merger and has no material liabilities.

        (c) Neither the execution and delivery of this Agreement by S1 or Merger Sub nor the consummation by S1 or Merger Sub of the transactions contemplated hereby or thereby, nor compliance by S1 or Merger Sub with any of the terms or provisions hereof or thereof, will (i) violate any provision of (x) the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of S1 or (y) the Certificate of Incorporation or Bylaws of Merger Sub, or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any Laws applicable to S1 or Merger Sub or any of their properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of S1 or Merger Sub under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which S1 or Merger Sub is a party, or by which S1 or Merger Sub or any of their properties or assets may be bound or affected, except, in each case, where such violation, conflict, breach, loss, default, termination, cancellation or acceleration would not have a Material Adverse Effect on S1.

     4.4  CONSENTS AND APPROVALS.

        (a) Except for (i) the effectiveness of the Registration Statement containing the Proxy Statement/Prospectus in connection with obtaining stockholder approval of the S1 Issuance by the requisite vote of stockholders of S1, (ii) the approval of this Agreement and the issuance of S1

Common Stock in the Merger by the requisite vote of the stockholders of S1 and Merger Sub, respectively, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and, if applicable, the HSR Act, and the securities or antitrust laws of any foreign country, (v) such filings and approvals as are required to be made or obtained with Nasdaq (or such other exchange as may be applicable) in connection with the issuance of the shares of S1 Common Stock pursuant to this Agreement, and (vi) such other consents and approvals as may be set forth in
Section 4.4(a) of the S1 Disclosure Schedule, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (1) the execution and delivery by S1 of this Agreement and the Option Agreement, and (2) the consummation by S1 of the Merger and the other transactions contemplated hereby, except for such consents, approvals or filings the failure of which to obtain will not have (x) a material adverse effect on the ability of S1 or Merger Sub to consummate the transactions contemplated hereby or (y) a Material Adverse Effect on Edify, S1 or the Surviving Corporation following the Effective Time.

        (b) S1 hereby represents to Edify that it has no knowledge of any reason why approval or effectiveness of any of the applications, notices or filings referred to in Section 4.4(a) cannot be obtained or granted on a timely basis.

     4.5  FINANCIAL STATEMENTS; EXCHANGE ACT FILINGS; BOOKS AND RECORDS.

     S1 has previously made available to Edify true, correct and complete copies of the consolidated balance sheets of S1 and its Subsidiaries as of December 31 for the fiscal years 1998 and 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal years 1996 through 1998, inclusive, as reported in S1's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the SEC under the Exchange Act, in each case accompanied by the audit report of KPMG LLP, independent public accountants with respect to S1, and the interim financial statements of S1 as of and for the three months ended March 31, 1998 and 1997, as included in S1's quarterly report on Form 10-Q for the quarter ended March 31, 1999, as filed with the SEC. The financial statements referred to in this Section 4.5 (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 6.8 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial condition of S1 and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.8 hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.8 hereof will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q or any successor form. S1's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and all subsequently filed reports under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act comply in all material respects with the appropriate requirements for such reports under the Exchange Act, and S1 has previously made available to Edify true, correct and complete copies of such reports. The books and records of S1 and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

     4.6  BROKER'S FEES.

     Neither S1 nor any S1 Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement or the Option Agreement, except that S1 has engaged, and will pay a fee or commission to BancBoston Robertson Stephens, Inc. ("BBRS") in accordance with the terms of a letter agreement between BBRS and S1, dated April 9, 1999, a true, complete and correct copy of which has been provided to Edify.

     4.7  ABSENCE OF CERTAIN CHANGES OR EVENTS.

        (a) Except as disclosed in S1's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, or any other report filed since December 31, 1998, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, true, correct and complete copies of which have previously been made available to Edify, since December 31, 1998, (i) neither S1 nor any S1 Subsidiary has incurred any material liability, except as contemplated by this Agreement, in the ordinary course of their businesses consistent with their past practices, or as contemplated by that certain share exchange agreement by and among S1, FICS Group N.V. and the shareholders of FICS Group N.V., dated as of even date herewith, and (ii) no event has occurred which has had, or would have, individually or in the aggregate, a Material Adverse Effect on S1.

        (b) Since December 31, 1998, S1 and each S1 Subsidiary has carried on its respective businesses in the ordinary and usual course consistent with past practices.

     4.8  LEGAL PROCEEDINGS.

        (a) Except as set forth at Section 4.8 of the S1 Disclosure Schedule, neither S1 nor any of its Subsidiaries is a party to any, and there are no pending or, to S1's knowledge, threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against S1 or any of its Subsidiaries or which challenge the validity or propriety of the transactions contemplated by this Agreement or the Option Agreement as to which there is a reasonable probability of success.

        (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon S1, any of its Subsidiaries or the assets of S1 or any of its Subsidiaries.

        (c) No Governmental Entity has at any time challenged in a writing delivered to S1 the legal right of S1 to design, manufacture, offer or sell any of its products or services in the present manner or style thereof. As of the date hereof, to the knowledge of S1, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, cause or provide a bona fide basis for a director or executive officer of S1 to seek indemnification from S1.

     4.9  TAXES AND TAX RETURNS.

     For purposes of this Section 4.9, S1 shall include S1 and each S1 Subsidiary and each other affiliated or related corporation or entity if S1 or any S1 Subsidiary has or could have any material liability for the Taxes of such corporation or entity. S1 has duly filed all Tax Returns required to be filed by it on or before the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provision in the financial statements referred to in Sections 4.5 and 6.8 hereof in accordance with GAAP for the payment of all material Taxes that have been incurred or are due or claimed to be due from it by Taxing Authorities on or before the date hereof other than Taxes (a) that (x) are not yet delinquent or (y) are being contested in good faith and set forth in Section 4.9 of the S1 Disclosure Schedule and (b) that have not been finally determined. The charges, accruals, and reserves with respect to Taxes in the financial statements referred to in Sections 4.5 and 6.8 are adequate (determined in accordance with GAAP) and are at least equal to its liability for Taxes. There exists no proposed tax assessment against S1 except as disclosed in the financial statements referred to in Sections 3.5 and 6.8 hereof in accordance with GAAP. No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any property or assets held, acquired, or to be acquired by S1. All Taxes that S1 is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Taxing Authority. All liability with respect to the Tax Returns of S1 has been satisfied for all years to and including 1998. No Taxing Authority has notified S1 of, or otherwise asserted, that there are any material deficiencies with respect to the Tax Returns of S1 subsequent to 1994. There are no material disputes pending, or claims asserted for, Taxes or assessments of S1, nor has S1 given or been requested to give any currently effective waiver extending the statutory period of limitation applicable to any Tax Return. In addition, Tax Returns that are accurate and complete in all material respects have been filed by S1 for all periods for which returns were due with respect to income and employment tax withholding with respect to wages and other income and the amounts shown on such Tax Returns to be due and payable have been paid in full or adequate provision therefor in accordance with GAAP has been included by S1 in the financial statements referred to in Sections 4.5 and 6.8 hereto. All S1 Tax Returns have been examined by the relevant Taxing Authorities, or closed without audit by applicable statutes of limitations, and all deficiencies proposed as a result of such examinations have been paid or settled, for all periods before and including the taxable year ended December 31, 1994. S1 has provided or made available to Edify complete and correct copies of its Tax Returns and all material correspondence and documents, if any, relating directly or indirectly to Taxes for each taxable year or other relevant period as to which the applicable statute of limitations has not run on the date hereof. For this purpose, "correspondence and documents" include, without limitation, amended Tax Returns, pending claims for refunds, notices from Taxing Authorities of proposed changes or adjustments to Taxes or Tax Returns that have not been finally resolved, consents to assessment or collection of Taxes, acceptances of proposed adjustments, closing agreements, rulings and determination letters and requests therefor, and all other written communications to or from Taxing Authorities relating to any material Tax liability of S1.

     4.10  EMPLOYEE PLANS.

        (a) For purposes of this Section 4.10, S1 shall include each of its Subsidiaries and any other entity that together with S1 would be deemed a "single employer" for purposes of ERISA (determined without regard to whether such entity conducts business in the United States). Section 4.10(a) of the S1 Disclosure Schedule sets forth a true and complete list of each ERISA Plan and each other plan, arrangement or agreement providing benefits to the current or former employees of S1 that as of the date of this Agreement S1 maintains, to which S1 contributes or under which S1 has any liability, or within the last six years that S1 has maintained, to which S1 has contributed or under which S1 has had any liability (collectively, the "S1 Plans"). Each S1 Plan that is an ERISA Plan is referred to as a "S1 ERISA Plan."

        (b) S1 has heretofore made available to S1 true, correct and complete copies of each of the S1 Plans and all related documents, including but not limited to (i) the actuarial report for such S1 Plan (if applicable) for each of the last five years, (ii) the most recent determination letter from the IRS (if applicable) for each S1 ERISA Plan, (iii) the current summary plan description and any summaries of material modification for each S1 ERISA Plan and any corresponding document for each other S1 Plan, (iv) all annual reports for each S1 ERISA Plan filed for the preceding five plan years and any annual or other periodical financial information concerning any other S1 Plan filed with any governmental agency, (v) all agreements with fiduciaries and service providers relating to the S1 Plan, (vi) all substantive correspondence relating to any such S1 Plan addressed to or received from any governmental agency or authority, (vii) all personnel, payroll, and employment manuals and policies, and (viii) a written description of any S1 Plan that is not otherwise in writing.

        (c) S1 has performed all of its obligations under all S1 Plans. S1 has made appropriate entries in the financial statements referred to in Sections 4.5 and 6.8 hereof in accordance with GAAP for all obligations and liabilities under the S1 Plans. No statement, either written or oral, has been made by S1 with regard to any S1 Plan that was not in accordance with the S1 Plan and that could have an Material Adverse Effect on S1. S1 has no liability to the IRS, the U.S. Pension Benefit Guaranty Corporation or to any other governmental or quasi-governmental agency or authority with respect to any S1 Plan. No S1 ERISA Plan is subject to title IV of ERISA.

        (d) Except as set forth at Section 4.10(d) of the S1 Disclosure Schedule, (i) each of the S1 Plans has been operated and administered in all material respects in compliance with applicable Laws, including, but not limited, in the case of each S1 ERISA Plan, to ERISA and the Code, (ii) each of the S1 ERISA Plans intended to be "qualified" within the meaning of Section 401 of the Code is so qualified and S1 has received a determination letter or opinion letter from the IRS to such effect, which letter remains in full force and effect, (iii) with respect to each S1 ERISA Plan that is subject to the funding requirements of ERISA and the Code, the present value of accrued benefits under such S1 Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such S1 Plan's actuary with respect to such S1 Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such S1 Plan allocable to such accrued benefits, (iv) no S1 Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of S1 beyond their retirement or other termination of service, other than (a) coverage mandated by applicable Law, (b) death benefits or retirement benefits under an S1 Plan that also provides post-retirement income, annuity or pension benefits (including an "employee pension plan" as that term is defined in ERISA), (c) deferred compensation benefits under an S1 Plan that are accrued as liabilities in the financial statements referred to in Sections 4.5 and 6.8 hereof in accordance with GAAP, or (d) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no liability under Title IV of ERISA has been incurred by S1 that has not been satisfied in full, and no condition exists that presents a material risk of S1 incurring a material liability thereunder, (vi) no S1 ERISA Plan is a "multiemployer pension plan," as such term is defined in ERISA and no other S1 Plan is maintained pursuant to any collective bargaining agreement or other agreement with a labor union or other authorized representative of labor, (vii) all contributions or other amounts payable by S1 with respect to each S1 Plan and all other liabilities of each such entity with respect to each S1 Plan, in respect of current or prior plan years have been paid or accrued in the financial statements referred to in Sections 4.5 and 6.8 hereof in accordance with GAAP and, in the case of a S1 ERISA Plan, ERISA and the Code, (viii) S1 has not engaged in a "prohibited transaction" as defined in ERISA or the Code in connection with which S1 could be subject to either any material excise tax or civil penalty assessed pursuant to ERISA or the Code,
(ix) to the knowledge of S1, there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the S1 Plans or any trusts related thereto, (x) all S1 Plans could be terminated as of the Closing without material liability in excess of the amount accrued therefor in the financial statements referred to in Sections 4.5 and 6.8 hereof in accordance with GAAP; (xi) except with respect to nonqualified stock options granted to employees, no S1 Plan, either individually or collectively, provides for any material payment by S1 that would not be deductible for U.S. federal income tax purposes; (xii) no "accumulated funding deficiency" as defined in ERISA or the Code, whether or not waived, and no "unfunded current liability" as determined under the Code exists with respect to any S1 ERISA Plan; (xiii) no S1 ERISA Plan has experienced a "reportable event" (as such term is defined in ERISA and regulations thereunder) that is not subject to an administrative or statutory waiver from the reporting requirement.

     4.11  CERTAIN CONTRACTS.

        (a) Except as set forth at Section 4.11 of the S1 Disclosure Schedule, neither S1 nor any of its Subsidiaries is a party to or bound by any contract, arrangement or commitment (i) with respect to the employment of any directors, officers, employees or consultants (other than standard offer letters which provide for not more than at-will employment), (ii) which, upon execution of this Agreement or the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from S1, Edify or any of their respective Subsidiaries to any director, officer or employee thereof, (iii) with or to a labor union or guild (including any collective bargaining agreement), (iv) except as set forth on Section 4.11(a)(iv) of the S1 Disclosure Schedule, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (including as to this clause
(iv), any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan), (v) containing any covenant materially limiting the right of S1 or any of its Subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights, (vi) relating to the disposition or acquisition by S1 or any of its Subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which S1 or any of its Subsidiaries has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than S1's Subsidiaries that is material to S1's business as currently conducted, or (vii) to provide source code to any third party for any product or technology that is material to S1 and its Subsidiaries taken as a whole. Except as set forth at Section 4.11 of the S1 Disclosure Schedule, there are no employment, consulting and deferred compensation agreements to which S1 or any of its Subsidiaries is a party.
Section 4.11(a) of the S1 Disclosure Schedule sets forth a list of all material contracts (as defined in Item 601(b)(10) of Regulation S-K) of S1 and its Subsidiaries. Each contract, arrangement or commitment of the type described in this Section 4.11(a), whether or not set forth in Section 4.11(a) of the S1 Disclosure Schedule, is referred to herein as a "S1 Contract," and neither S1 nor any of its Subsidiaries has received notice of, nor do any executive officers of such entities know of, any violation of any S1 Contract.

        (b) (i) Each S1 Contract is valid and binding and in full force and effect as to the obligations of S1 thereunder, and to the knowledge of S1, is valid and binding and in full force and effect as to the obligations by the third parties thereto, (ii) S1 and each of its Subsidiaries has, and to the knowledge of S1, each third party has, in all material respects performed all obligations required to be performed by it to date under each S1 Contract, and
(iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of S1 or any of its Subsidiaries under any such S1 Contract or, to the knowledge of S1, any third party thereto.

     4.12  ENVIRONMENTAL MATTERS.

        (a) Each of S1 and the S1 Subsidiaries is in compliance in all material respects with all applicable laws and regulations relating to pollution or protection of the environment (including without limitation, laws and regulations relating to emissions, discharges, releases and threatened releases of Hazardous Materials (as hereinafter defined), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials;

        (b) There is no suit, claim, action, proceeding, investigation or notice pending or, to the knowledge of S1 and its Subsidiaries threatened (or past or present actions or events that could form the basis of any such suit, claim, action, proceeding, investigation or notice), in which S1 or any S1 Subsidiary has been or, with respect to threatened suits, claims, actions, proceedings, investigations or notices may be, named as a defendant (x) for alleged material noncompliance (including by any predecessor), with any environmental law, rule or regulation or (y) relating to any material release or threatened release into the environment of any Hazardous Material, occurring at or on a site owned, leased or operated by S1 or any S1 Subsidiary, or to the knowledge of S1, relating to any material release or threatened release into the environment of any Hazardous Material, occurring at or on a site not owned, leased or operated by S1 or any S1 Subsidiary;

        (c) To the knowledge of S1 and its Subsidiaries, during the period of S1's or any S1 Subsidiary's ownership or operation of any of its properties, there has not been any material release of Hazardous Materials in, on, under or affecting any such property.

        (d) For purposes of this Section 4.12, the term "Hazardous Material" means any hazardous waste, petroleum product, polychlorinated biphenyl, chemical, pollutant, contaminant, pesticide, radioactive substance, or other toxic material, or other material or substance (in each such case, other than small quantities of such substances in retail containers) regulated under any applicable environmental or public health statute, law, ordinance, rule or regulation.

     4.13  PROPERTIES AND ASSETS.

     Except for (a) items reflected in S1's consolidated financial statements as of December 31, 1998 referred to in Section 4.5 hereof, (b) exceptions to title that do not interfere materially with S1's or any S1 Subsidiary's use and enjoyment of owned or leased real property, (c) liens for current real estate taxes not yet delinquent, or being contested in good faith, properly reserved against (and reflected on the financial statements referred to in Section 4.5 above), (d) properties and assets sold or transferred in the ordinary course of business consistent with past practices since December 31, 1998, and (e) items listed in Section 4.13 of the S1 Disclosure Schedule, S1 and each S1 Subsidiary have good and, as to owned real property, marketable and insurable title to all their properties and assets, free and clear of all liens, claims, charges and other encumbrances. S1 and each S1 Subsidiary, as lessees, have the right under valid and subsisting leases to occupy, use and possess all property leased by them, and neither S1 nor any S1 Subsidiary has experienced any material uninsured damage or destruction with respect to such properties since December 31, 1998. All properties and assets used by S1 and each S1 Subsidiary are in good operating condition and repair (subject to ordinary wear and tear) and comply in all material respects with all Laws relating thereto now in effect or scheduled to come into effect. S1 and each S1 Subsidiary enjoy peaceful and undisturbed possession under all leases for the use of all property under which they are the lessees, and all leases to which S1 or any S1 Subsidiary is a party are valid and binding obligations of S1, and to the knowledge of S1, with respect to the respective third parties thereto, enforceable in accordance with the terms thereof. Neither S1 nor any S1 Subsidiary is in material default with respect to any such lease, and there has occurred no default by S1 or any S1 Subsidiary or event which with the lapse of time or the giving of notice, or both, would constitute a material default under any such lease. There are no Laws, conditions of record, or other impediments which interfere with the intended use by S1 or any S1 Subsidiary of any of the property owned, leased, or occupied by them.

     4.14  INSURANCE.

     The existing insurance carried by S1 and S1 Subsidiaries is and will continue to be, in respect of the nature of the risks insured against and the amount of coverage provided, substantially similar in kind and amount to that customarily carried by parties similarly situated who own properties and engage in businesses substantially similar to that of S1 and the S1 Subsidiaries, and is sufficient for compliance by S1 and the S1 Subsidiaries with all requirements of Law and agreements to which S1 or any of the S1 Subsidiaries is subject or is party.

     4.15  COMPLIANCE WITH APPLICABLE LAWS.

     Each of S1 and any S1 Subsidiary has complied in all material respects with all Laws applicable to it or to the operation of its business. Neither S1 nor any S1 Subsidiary has received any written notice of any material alleged or threatened claim, violation, or liability under any such Laws that has not heretofore been cured and for which there is no remaining liability.

     4.16  S1 INFORMATION.

     None of the information supplied or to be supplied by or on behalf of S1 for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by S1 with respect to statements made or incorporated by reference therein about Edify supplied by Edify for inclusion or incorporation by reference in the Registration Statement. None of the information supplied or to be supplied by or on behalf of S1 for inclusion or incorporation by reference in the Proxy Statement/Prospectus will, at the time the Proxy Statement/Prospectus is mailed to the stockholders of Edify or S1, at the time of Edify stockholders' meeting or S1 stockholders' meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by S1 with respect to statements made or incorporated by reference therein about Edify supplied by Edify for inclusion or incorporation by reference in the Proxy Statement/Prospectus.

     4.17  INTELLECTUAL PROPERTY.

     Except, in each case, as set forth in Section 4.17 of the Edify Disclosure
Schedule:

        (a) (i) S1 and its Subsidiaries own, free and clear of liens, orders and arbitration awards, or are licensed or otherwise possess valid and enforceable rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, schematics, technology, know-how, trade secrets, ideas, algorithms, processes, Software (as defined below), and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the business of S1 and its Subsidiaries. "Software" means any and all (i) computer programs and applications, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (iv) the technology supporting any Internet site(s) operated by or on behalf of S1 or any of its Subsidiaries, and (v) all documentation, including user manuals and training materials, relating to any of the foregoing.

           (ii) Except as would not be materially adverse to the business of S1 or its Subsidiaries, S1 and its Subsidiaries have taken reasonable steps to protect their Intellectual Property. There is no litigation pending or, to the knowledge of S1 and its Subsidiaries, threatened or any written claim from any person challenging the ownership, use, validity or enforceability of any Intellectual Property.

           (iii) No material patent, trademark, service mark, copyright, trade secret, computer software or other intellectual property right other than the Intellectual Property set forth on Schedule 4.17 is necessary to conduct the businesses of S1 and its Subsidiaries as presently conducted.

        (b) Schedule 4.17 lists all (i) patents, patent applications, registered and unregistered trademarks, trade names and service marks and registered copyrights owned by S1 included in the Intellectual Property, including the jurisdictions in which each such item of Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) material licenses, sublicenses and other agreements as to which S1 and its Subsidiaries are a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) licenses, sublicenses and other agreements as to which S1 and its Subsidiaries are a party and pursuant to which S1 and its Subsidiaries are authorized to use any third party patents, trademarks or copyrights, including Software ("Third Party Intellectual Property Rights") which are incorporated in, are or form a part of any S1 or Subsidiary product.

        (c) (i) To the knowledge of S1 and its Subsidiaries, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of S1 or its Subsidiaries, any trade secret material to S1 or its Subsidiaries, or any Intellectual Property right of any third party to the extent licensed by or through S1 or its Subsidiaries, by any employee of S1 or S1 Subsidiary or third party for whom S1 is responsible. Except as set forth in Schedule 4.17, there are no royalties, fees or other payments payable by S1 or its Subsidiaries to any person by reason of the ownership, use, sale or disposition of Intellectual Property.

           (ii) To the knowledge of S1 and its Subsidiaries, there has been no prior use of S1's registered trademarks by any third party which would confer upon said third party superior rights in such trademarks. S1 and its Subsidiaries have taken reasonable steps to adequately police the trademarks against third party infringement, and the material trademarks registered in the United States have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates or any amendment, supplement or office action related thereto.

        (d) S1 and its Subsidiaries are not, nor will they be as a result of the execution and delivery of this Agreement or the performance of their obligations under this Agreement, in breach of any material license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, and the execution and delivery of this Agreement or the performance of the obligations under this Agreement by S1 and its Subsidiaries will not result in the loss or impairment of, or give rise to any right of any third party to terminate, any of S1's or any of its Subsidiaries' rights to own any of its Intellectual Property or their respective rights under any material license agreements, nor require the consent of any Governmental Entity or third party in respect of any such Intellectual Property.

        (e) S1 and its Subsidiaries (i) have no knowledge (including knowledge of any litigation pending or threatened or any written claim from any person) or reason to believe that the conduct of their businesses infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party; and (ii) have not advised any third party that such third party may be infringing any Intellectual Property or breaching any license or agreement involving Intellectual Property and have not brought or threatened any claim against such third party for such conduct.

        (f) The Software owned or purported to be owned by S1 or any of its Subsidiaries, was either (i) developed by employees of S1 or any of its Subsidiaries within the scope of their employment; (ii) developed by independent contractors or consultants who have assigned their rights to S1 or any of its Subsidiaries pursuant to written agreements; or (iii) otherwise acquired by S1 or its Subsidiary from a third party.

        (g) All employees and independent contractors and consultants of S1 and its Subsidiaries have executed and delivered to S1 or its Subsidiaries, as the case may be, agreements regarding the protection of proprietary information and the assignment to S1 or its Subsidiaries of any Intellectual Property arising from services performed for S1 or its Subsidiaries by such persons.

        (h) S1 and its Subsidiaries have obtained or entered into written agreements with their employees and with third parties, in transactions deemed appropriate, in connection with the disclosure to, or use or appropriation by, employees and third parties, of trade secret or proprietary information owned by S1 and its Subsidiaries and not otherwise protected by a patent, a patent application, copyright, trademark, or other registration or legal scheme ("S1 Confidential Information"), and do not know of any situation involving such employee or third party use, disclosure or appropriation of S1 Confidential Information where the lack of such a written agreement is likely to result in any Material Adverse Effect. Except as set forth in Schedule 4.17, neither S1 nor any of its Subsidiaries have furnished the source code of any of their Software products to any third party, deposited any such source code in escrow, or otherwise provided access to such source code to any third party.

        (i) Except as would not be materially adverse to the business of S1 or its Subsidiaries, S1 and its Subsidiaries have taken reasonable steps with the intent of ensuring that their products (including existing products and technology and products and technology currently under development) will, when used in accordance with associated documentation on a specified platform or platforms, be capable upon installation of accurately processing, providing, and receiving date data from, into, and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and making leap-year calculations, provided that all other non-S1 or S1 Subsidiary products (e.g., hardware, software and firmware) used in or in combination with S1's or its Subsidiaries' products, properly exchange data with S1's and its Subsidiaries products.

     4.18  BBRS FAIRNESS OPINION.

     S1 has received an opinion from BancBoston Robertson Stephens, Inc. to the effect that, in its opinion, the consideration to be paid to by S1 to the stockholders of Edify hereunder is fair to such stockholders from a financial point of view (the "BBRS Fairness Opinion"), and, except as set forth in
Schedule 4.18 of the S1 Disclosure Schedule, BancBoston Robertson Stephens, Inc. has consented to the inclusion of the BBRS Fairness Opinion in the Registration Statement.

     4.19  MERGER SUB BOARD APPROVAL.

     The Board of Directors of Merger Sub (including any required committee or subgroup of the Board of Directors of Merger Sub) has, as of the date of this Agreement, determined (i) that the Merger is fair to, and in the best interests of Merger Sub and its stockholders and (ii) to recommend that the stockholders of Merger Sub approve and adopt this Agreement and approve the Merger.

     4.20  S1 BOARD APPROVAL.

     The Board of Directors of S1 (including any required committee or subgroup of the Board of Directors of S1) has, as of the date of this Agreement, determined that it is in the best interests of S1 and its stockholders to approve the issuance of shares of S1 Common Stock in the Merger pursuant to the terms and conditions of this Agreement.

     4.21  AGREEMENTS WITH REGULATORY AGENCIES.

     S1 (i) is not subject to any cease-and-desist or other order issued by,
(ii) is not a party to any Regulatory Agreement with, and (iii) has not adopted any board resolutions at the request of, any Governmental Entity that restricts the conduct of its business or that in any manner relates to its management or its business, nor has S1 been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

     4.22  CERTIFICATE OF INCORPORATION.

     The Board of Directors of S1 has approved S1's entering into this Agreement and the Option Agreement, and the transactions contemplated thereby, such that under S1's Certificate of Incorporation the only vote of S1 stockholders necessary to consummate the transactions contemplated hereby (including the Merger and the S1 Issuance) is the approval of the S1 Issuance by the holders of a majority of the shares of S1 Common Stock represented in person or by proxy at a meeting of S1 stockholders held for such purpose.

     4.23  AFFILIATES.

     Each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of S1 is listed at Section
4.23 of the S1 Disclosure Schedule, and except as indicated thereon each such person has delivered to S1, concurrently with the execution of this Agreement, a stockholder agreement in the form of Exhibit D hereto (the "S1 Stockholder Agreement").

     4.24  ADDITIONAL INFORMATION.

     The information contained in S1's registration statement on Form 8-A, as filed with the SEC on September 30, 1998, and all other reports filed subsequent thereto through the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act, did not at the respective dates of filing with the SEC contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     5.1  COVENANTS OF EDIFY.

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated or permitted by this Agreement or the Option Agreement or with the prior written consent of S1, Edify and each Edify Subsidiary shall carry on their respective businesses in the ordinary course consistent with past practices. Edify will use its reasonable efforts to (x) preserve its business organization and that of each Edify Subsidiary intact, (y) keep available to itself and S1 the present services of the employees of Edify and each Edify Subsidiary and (z) preserve for itself and S1 the goodwill of the customers of Edify and each Edify Subsidiary and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth in the Edify Disclosure Schedule or as otherwise contemplated by this Agreement or consented to by S1 in writing, Edify shall not, and shall not permit any Edify Subsidiary to:

        (a) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock;

        (b) (i) split, combine or reclassify any shares of its capital stock or, except as permitted by Section 5.1(c), issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock except upon the exercise or fulfillment of rights or options issued or existing pursuant to the Edify Stock Plans in accordance with their present terms, all to the extent outstanding and in existence on the date of this Agreement, or pursuant to the Option Agreement, or (ii) repurchase, redeem or otherwise acquire (except repurchases of unvested shares at cost in connection with the termination of the employee relationship with any employee pursuant to stock option or purchase agreements in effect on the date of this Agreement), any shares of the capital stock of Edify or any Edify Subsidiary, or any securities convertible into or exercisable for any shares of the capital stock of Edify or any Edify Subsidiary;

        (c) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or, except as provided in
Section 5.1(k)(ii) hereof, any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than (i) the grant of options under the 1996 Equity Plan, not to exceed 420,000 shares in the aggregate, to purchase Edify Common Stock to newly hired employees in amounts and on terms consistent with prior practice and at a price not less than the market price on the date of the grant, (ii) the issuance of Edify Common Stock pursuant to stock options or similar rights to acquire Edify Common Stock granted pursuant to the Edify Stock Plans outstanding prior to the date of this Agreement or granted under Section 5.1(c)(i) hereof and the Edify ESPP, in each case in accordance with their present terms and (iii) pursuant to the Option Agreement;

        (d) amend its Certificate of Incorporation, By-Laws or other similar governing documents;

        (e) authorize or permit any of its officers, directors, employees or agents to, directly or indirectly, solicit, initiate or knowingly encourage any inquiries relating to, or the making of any proposal for, hold substantive discussions or negotiations with, knowingly provide any information to, any person, entity or group (other than S1) concerning any Acquisition Transaction (as defined below), or approve, endorse or recommend any such proposal or enter into any letter of intent or similar document or any contract, agreement or commitment relating to any Acquisition Transaction. Notwithstanding the foregoing, Edify may enter into discussions or negotiations or knowingly provide information in connection with a possible Acquisition Transaction if the Board of Directors of Edify, after consultation with counsel, reasonably determines in the exercise of its fiduciary duty that such discussions or negotiations should be commenced or such information should be furnished. Edify shall promptly advise S1 of any discussions or negotiations concerning any Acquisition Transaction and communicate to S1 the material terms of any proposal, whether written or oral, which it may receive in respect of any such Acquisition Transaction and whether it is having discussions or negotiations with a third party about an Acquisition Transaction with or providing information in connection with, or which may lead to, an Acquisition Transaction with a third party. Edify will promptly cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than S1 with respect to any of the foregoing. As used in this Agreement, Acquisition Transaction shall mean any offer, proposal or expression of interest relating to (i) any tender or exchange offer, (ii) merger (other than the Merger), consolidation or other business combination involving Edify or any Edify Subsidiary, or (iii) the acquisition in any manner of a substantial equity interest in, or a substantial portion of the assets of Edify other than the transactions contemplated or permitted by this Agreement and the Option Agreement, involving or contemplating the acquisition or purchase of more than 20%, in the case of any class or series of capital stock or 20% in the case of the assets of Edify, as well as any lease or sale transaction out of the ordinary course of business of more than 20% of the assets of Edify or any liquidation or dissolution of Edify;

        (f) make capital expenditures aggregating in excess of $75,000;

        (g) enter into any new line of business or, except in the ordinary course of business, (i) enter into any material contract (as defined in Item 601(b)(10) of Regulation S-K), or other contract requiring aggregate payments exceeding $100,000, or (ii) modify, amend or transfer in any material respect, or terminate, any material contract to which Edify or any of its Subsidiaries is a party or waive, release, or assign any material rights thereunder;

        (h) acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or a material amount of assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any material amount of assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings, or in the ordinary course of business;

        (i) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue or in any of the conditions to the Merger set forth in
Article VII not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

        (j) change its methods of accounting in effect at December 31, 1998 except as required by changes in GAAP as concurred to by S1's independent auditors;

        (k) (i) except as required by applicable law or to maintain qualification pursuant to the Code, adopt, amend, renew or terminate any Edify Plan or any agreement, arrangement, plan or policy between Edify or any Edify Subsidiary and one or more of its current or former directors or officers, (ii) except as permitted by Section 5.1(c), increase in any manner the compensation of any employee or director or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares), (iii) enter into, modify or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of compensation or benefits, other than normal annual increases in pay, consistent with past practice, (iv) hire any new employee at a level of director or above at an annual base salary compensation in excess of $125,000, (v) pay expenses of any employees or directors for attending conventions or similar meetings which conventions or meetings are held after the date hereof, other than in the ordinary course of business consistent with past practice, (vi) promote to a rank of director or more senior any employee, or (vii) pay any retention or other bonuses to any employees;

        (l) except for short-term borrowings with a maturity of one year or less in the ordinary course of business consistent with past practices, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

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

        (m) sell, purchase, enter into a lease, relocate, open or close any office;

        (n) make any equity investment or commitment to make such an investment in any entity or real estate;

        (o) make any investment, other than in the ordinary course of business consistent with past practices;

        (p) sell, purchase or lease any real property;

        (q) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of any options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

        (r) transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to material Intellectual Property other than in the ordinary course of business, or enter into grants to future patent rights, other than as may be required by applicable Laws;

        (s) take any action (including any action by its Board of Directors) to amend the terms of the Edify Rights Plan or otherwise to cause Edify's representation set forth in Section 3.24 hereof to be untrue in any respect; or

        (t) agree or commit to do any of the actions set forth in (a) - (s) above.

     The consent of S1 to any action by Edify or any Edify Subsidiary that is not permitted by any of the preceding paragraphs shall be evidenced by a writing signed by the President or any Executive Vice President of S1.

     5.2  COVENANTS OF S1.

     During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with Edify's prior written consent, S1 shall not (i) take any action that would materially adversely affect S1's or Merger Sub's ability to consummate the transactions contemplated by this Agreement or materially delay consummation of the transaction contemplated by this Agreement or (ii) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law.

     5.3  COMPLIANCE WITH ANTITRUST LAWS.

     Each of S1 and Edify shall use its reasonable best efforts to resolve objections, if any, which may be asserted with respect to the Merger under antitrust laws, including, without limitation and if applicable, the HSR Act. In the event a suit is threatened or instituted challenging the Merger as violative of antitrust laws, each of S1 and Edify shall use its reasonable best efforts to avoid the filing of, or resist or resolve such suit. S1 and Edify shall use their reasonable best efforts to take such action as may be required by: (a) the Antitrust Division of the Department of Justice or the Federal Trade Commission in order to resolve such objections as either of them may have to the Merger under antitrust laws, or (b) any federal or state court of the United States, in any suit brought by a private party or Governmental Entity challenging the Merger as violative of antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order which has the effect of preventing the consummation of the Merger. Reasonable best efforts shall not include the willingness of S1 to accept an order agreeing to the divestiture, or the holding separate, of any assets of S1 or Edify which S1 reasonably determines to be material to S1 or to benefits of the transaction for which it has bargained for hereunder.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.1  REGULATORY MATTERS.

        (a) Upon the execution and delivery of this Agreement, S1 and Edify (as to information to be included therein pertaining to Edify) shall promptly cause to be prepared and filed with the SEC a registration statement of S1 on Form S-4, including the Proxy Statement/Prospectus (the "Registration Statement") for the purpose of registering the S1 Common Stock to be issued in the Merger, and for soliciting the approval of this Agreement and the Merger by the stockholders of Edify and S1. S1 and Edify shall use their reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as possible after the filing. The parties shall each promptly notify the other upon the receipt of any comments from the SEC or its staff, or any other governmental officials, supply each other with all such correspondence with any Governmental Entity other than confidential information, and cooperate in responding to and considering any questions or comments from the SEC staff regarding the information contained in the Registration Statement. If at any time after the Registration Statement is filed with the SEC, and prior to the Closing Date, any event relating to S1 or Edify is discovered by such party which should be set forth in an amendment of, or a supplement to, the Registration Statement, including the Prospectus/Proxy Statement (including, without limitation, any change in the Fairness Opinion), such party shall promptly inform the other, and shall furnish all necessary information relating to such event whereupon the appropriate party shall promptly cause an appropriate amendment to the Registration Statement or supplement to the Prospectus/Proxy Statement to be filed with the SEC. Upon the effectiveness of such amendment or supplement, the parties (if prior to the meetings of stockholders pursuant to Section 6.3 hereof) will take all necessary action as promptly as practicable to permit an appropriate amendment or supplement to be transmitted to their stockholders entitled to vote at such meetings. S1 shall also use reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Each party shall furnish all information as may be reasonably requested by the other in connection with any such action.

        (b) As promptly as practicable following the execution and delivery of this Agreement, if applicable, each of Edify and S1 will prepare and file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "DOJ") Notification and Report Forms relating to the transactions contemplated herein and by the Option Agreement if and as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed by the parties (the "Antitrust Filings"). The parties will comply with any requests for additional information relating to the Antitrust Filings and will use their reasonable best efforts to secure all required approvals of the Antitrust Filings.

        (c) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (which shall include the Antitrust Filings), and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger). Edify and S1 shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Edify or S1 and Merger Sub, as the case may be, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement and will promptly notify each other of any communication with any Governmental Entity and provide the other with an opportunity to participate in any meetings with a Governmental Entity relating thereto; provided, however, that nothing contained herein shall be deemed to provide either party with a right to review any information provided to any Governmental Entity on a confidential basis in connection with the transactions contemplated hereby. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to contemplation of the transactions contemplated herein.

        (d) S1 and Edify shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval (defined in Section 7.1(c) hereof) will not be obtained or that the receipt of any such approval will be materially delayed.

     6.2  ACCESS TO INFORMATION.

        (a) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, Edify shall provide to the officers, employees, accountants, counsel and other representatives of S1 and Merger Sub, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, Edify shall make available to S1 (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or other federal or state Laws and (ii) all other information concerning its business, properties and personnel as S1 may reasonably request (except as to information which is confidential or competitively sensitive ("Confidential Matters")). S1 will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the Confidential Information and Non-disclosure Agreement between the parties dated April 12, 1999 (the "Confidentiality Agreement"). The parties agree and acknowledge that the Confidentiality Agreement will continue in full force and effect in accordance with its terms.

        (b) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, S1 shall, and shall cause Merger Sub to, provide to the officers, employees, accountants, counsel and other representatives of Edify, access, during normal business hours during the period prior to the Effective Time, to such information regarding S1 (except as to Confidential Matters), as shall be reasonably necessary for Edify to fulfill its obligations pursuant to this Agreement or which may be reasonably necessary for Edify to confirm that the representations and warranties of S1 contained herein are true and correct and that the covenants of S1 contained herein have been performed in all material respects. S1 also will provide a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or other federal or state banking Laws and all other information concerning its business as Edify may reasonably request (except Confidential Matters). Edify will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement.

        (c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

        (d) Edify shall provide S1 with true, correct and complete copies of all financial information provided to directors of Edify in connection with meetings of its Boards of Directors or committees thereof, except as to Confidential Matters.

     6.3  STOCKHOLDER MEETINGS.

        (a) Edify shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders within 45 days after the Registration Statement becomes effective for the purpose of voting upon the approval of this Agreement and the Merger (the "Edify Special Meeting"). The Board of Directors of Edify shall recommend to Edify's stockholders approval of this Agreement, including the Merger, and the transactions contemplated hereby, together with any matters incident thereto, and shall oppose any third party proposal or other action that is inconsistent with this Agreement or the consummation of the transactions contemplated hereby, unless the Board of Directors of Edify reasonably determines, following consultation with Edify's legal counsel, that to withdraw such recommendation or opposition, as the case may be, would be required in the exercise of its fiduciary duties.

        (b) S1 shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders within 45 days after the Registration Statement becomes effective for the purpose of voting upon the approval of the S1 Issuance (the "S1 Special Meeting"). The Board of Directors of S1 shall recommend to S1's stockholders approval of the S1 Issuance.

        (c) Edify and S1 will coordinate and cooperate with respect to the timing of, calling, mailing notice and convening the Edify Special Meeting and the S1 Special Meeting.

     6.4  LEGAL CONDITIONS TO MERGER.

     Each of S1 and Edify shall use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by Edify or S1 in connection with the Merger and the other transactions contemplated by this Agreement.

     6.5  STOCK EXCHANGE LISTING.

     S1 shall cause the shares of S1 Common Stock to be issued in the Merger and pursuant to options referred to herein to be approved for quotation on the Nasdaq Stock Market National Market System (or such other national securities exchange on which the S1 Common Stock has become listed, or approved for listing) prior to the Closing.

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

     6.6  EMPLOYEES.

        (a) S1 agrees that, at the Effective Time, it will grant options pursuant to one or more of the S1 stock option plans existing as of the date hereof to the individuals (provided, in each case, that such person is an officer of the rank of director or more senior at Edify immediately prior to the Effective Time) at such price and in such amounts as are specified in Section 6.6(a) of the Edify Disclosure Schedule. Such options will vest no less than 25% per year, will have no performance criteria (other than as to employment with S1 or any of its Subsidiaries) and otherwise be subject to the terms and conditions of the S1 stock option plan under which they are granted.

        (b) S1 will have no obligation to retain any employee or group of employees of Edify following the Effective Time. As soon as practicable after the execution of this Agreement, Edify and S1 shall confer and work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements (and terminate Edify employee plans immediately prior to the Effective Time, if appropriate) so as to provide benefits to Edify employees initially upon the Merger which are generally equivalent to those being provided to employees of Edify immediately preceding the Effective Time, as well as to determine appropriate termination benefits for Edify employees generally and certain members of Edify management in particular in addition to any and all severance, separation, retention and salary continuation plans, programs or arrangements disclosed on the Edify Disclosure Schedule. Continuous employment with Edify or its subsidiaries shall be credited to Edify employees who become S1 employees for all purposes of eligibility and vesting of benefits but not for purposes of accrual of benefits.

     6.7  INDEMNIFICATION.

        (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of Edify (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of Edify or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto to the extent permitted by applicable law and the Certificate of Incorporation and By-Laws of Edify. It is understood and agreed that after the Effective Time, S1 shall indemnify and hold harmless, as and to the fullest extent permitted by applicable law and the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of S1 or the Certificate of Incorporation and Bylaws of Merger Sub, as may be the case, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to S1; provided, however, that (1) S1 shall have the right to assume the defense thereof and upon such assumption S1 shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if S1 elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between S1 and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to S1, and S1 shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) S1 shall be obligated pursuant to this paragraph to pay for only one firm of counsel for each Indemnified Party and one firm of local counsel, and (3) S1 shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed). S1 shall have no obligation to advance expenses incurred in connection with a threatened or pending action, suit or preceding in advance of final disposition of such action, suit or proceeding, unless (i) S1 would be permitted to advance such expenses pursuant to the DGCL and S1's Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, and (ii) S1 receives an undertaking by the Indemnified Party to repay such amount if it is determined that such party is not entitled to be indemnified by S1 pursuant to the DGCL and S1's Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, Edify's Certificate of Incorporation or Bylaws, or this Agreement. Any Indemnified Party wishing to claim indemnification under this Section 6.7, upon learning of any such claim, action, suit, proceeding or investigation, shall notify S1 thereof; provided, however, that the failure to so notify shall not affect the obligations of S1 under this Sect ion 6.7 except to the extent such failure to notify materially prejudices S1. S1's obligations under this Section 6.7 continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

        (b) S1 shall use commercially reasonable efforts to cause the persons serving as officers and directors of Edify immediately prior to the Effective Time to be covered by a directors' and officers' liability insurance policy ("Tail Insurance") of substantially the same coverage and amounts containing terms and conditions which are generally not less advantageous than Edify's current policy with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such for an aggregate premium cost for the Tail Insurance of not more than 120% of premium for current coverage, and for a period not less than two years.

        (c) In the event S1 or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of S1 assume the obligations set forth in this section.

     6.8  SUBSEQUENT INTERIM AND ANNUAL FINANCIAL STATEMENTS.

     As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the fourth fiscal quarter), S1 will deliver to Edify and Edify will deliver to S1 their respective Quarterly Reports on Form 10-Q, as filed with the SEC under the Exchange Act. Each party shall deliver to the other any Current Reports on Form 8-K promptly after filing such reports with the SEC.

     6.9  ADDITIONAL AGREEMENTS.

     In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and S1's and Edify's Subsidiaries shall take all such necessary action as may be reasonably requested by either party or any such person. S1 shall cause Merger Sub to perform all of its obligations under this Agreement and the transactions contemplated hereby.

     6.10  ADVICE OF CHANGES.

     S1 and Edify shall promptly advise the other party of any change or event that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect on it or to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Closing Date, each party will promptly supplement or amend its disclosure schedule delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule or which is necessary to correct any information in such disclosure schedule which has been rendered inaccurate thereby. No supplement or amendment to such disclosure schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 7.2(a) or 7.3(a) hereof, as the case may be, or the compliance by Edify or S1, as the case may be, with the respective covenants set forth in Sections 5.1 and
5.2 hereof.

     6.11  CURRENT INFORMATION.

     Each party will promptly notify the other of any material change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving it, and will keep the other fully informed of such events.

     6.12  TRANSACTION EXPENSES OF EDIFY.

        (a) For planning purposes, Edify shall, within 15 days from the date hereof, provide S1 with its estimated budget of transaction-related expenses reasonably anticipated to be payable by Edify in connection with this transaction, including the fees and expenses of counsel, accountants, investment bankers and other professionals. Edify shall promptly notify S1 if or when it determines that it will expect to exceed its budget.

        (b) Promptly after the execution of this Agreement, Edify shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. Edify shall accrue and/or pay all of such amounts promptly thereafter.

        (c) S1, in reasonable consultation with Edify, shall make all arrangements with respect to the printing and mailing of the Joint Proxy Statement/Prospectus. S1, if it deems necessary, also shall engage (at S1's expense) a proxy solicitation firm to assist in the solicitation of proxies for the special meetings of S1's and/or Edify's stockholders. Edify agrees to cooperate as to such matters.

     6.13  FORM S-8.

     S1 agrees to file a registration statement on Form S-8 for the shares of S1 Common Stock issuable with respect to assumed Edify stock options, as described in Section 1.6 of this Agreement as soon as reasonably practicable after the Effective Time and shall maintain the effectiveness of such registration statement thereafter for so long as any of such options or other rights remain outstanding.

     6.14  EDIFY ESPP.

     At the Effective Time, each outstanding purchase right with respect to all open Offering Periods under the Edify ESPP (each an "Assumed Purchase Right") shall be assumed by S1. Each Assumed Purchase Right shall continue to have, and be subject to, the terms and conditions set forth in the Edify ESPP and the documents governing the Assumed Purchase Right, except that the purchase price of such shares of S1 Common Stock for each respective Purchase Date under each Assumed Purchase Right shall be the lower of (i) the quotient determined by dividing eighty-five percent (85%) of the fair market value of Edify Common Stock on the Offering Date of each assumed Offering Period by the Exchange Ratio or (ii) eighty-five percent (85%) of the fair market value of the S1 Common Stock on each Purchase Date of each assumed Offering Period occurring after the Effective Time (with the number of shares rounded down to the nearest whole share and the purchase price rounded up to the nearest whole cent). The Assumed Purchase Rights shall be exercised at such times following the Effective Time as set forth in the Edify ESPP, and each participant shall, accordingly, be issued shares of S1 Common Stock at such times. The Edify ESPP shall terminate with the exercise of the last Assumed Purchase Right, and no additional purchase rights shall be granted under the Edify ESPP following the Effective Time. S1 agrees that from and after the Effective Time, employees of Edify may participate in S1's employee stock purchase plan, subject to the terms and conditions of such plan. Capitalized terms in this Section 6.14 if not otherwise defined in this Agreement, have the meanings ascribed to them in the Edify ESPP.

     6.15  BOARD OF DIRECTORS.

     Promptly following the Effective Time, the Board of Directors of S1 will take all actions necessary in order for Jeffrey M. Crowe to be appointed promptly to S1's Board of Directors for a three-year term; provided, however,that S1 shall have no obligation to invite Mr. Crowe to serve on S1's Board of Directors if Mr. Crowe is not both Chief Executive Officer and a member in good standing of Edify's Board of Directors immediately prior to the Effective Time.

     6.16  BYLAWS.

     Prior to the Effective Time, S1 shall amend its Bylaws to create an office of Vice Chairman, the holder of which shall report directly to the Chief Executive Officer of S1.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

     7.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.

     The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) STOCKHOLDER APPROVALS.

        This Agreement, including the Certificate of Merger and the Merger shall have been approved and adopted at the Edify Special Meeting by the affirmative vote of the holders of at least a majority of the outstanding shares of Edify Common Stock entitled to vote thereon. The S1 Issuance shall have been approved by the holders of a majority of the outstanding Shares of S1 Common Stock represented at the S1 Special Meeting in person or by proxy.

          (b) STOCK EXCHANGE LISTING.

        The shares of S1 Common Stock which shall be issued in the Merger (including the S1 Common Stock that may be issued upon exercise of the options referred to in Section 1.6 hereof) upon consummation of the Merger shall have been authorized for quotation on the Nasdaq Stock

Market National Market System (or such other national securities exchange on which the S1 Common Stock may become listed).

          (c) REGISTRATION STATEMENT.

        The Registration Statement shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (d) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY; HSR ACT.

        No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement or the Certificate of Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger. All waiting periods, if any, under the HSR Act or foreign merger notification requirements, if applicable, relating to the transactions contemplated hereby will have expired or been terminated early and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

          (e) FEDERAL TAX OPINION.

        S1 and Edify shall each have received from Hogan & Hartson L.L.P., S1's special counsel, an opinion to S1 and Edify, in form and substance reasonably satisfactory to them, substantially to the effect that on the basis of facts, representations, and assumptions set forth in such opinion which are consistent with the state of facts existing at the time of such opinion, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel may require and, to the extent such counsel deems necessary or appropriate, may rely upon representations made in certificates of officers of Edify, S1, Merger Sub, their respective affiliates and others. If Hogan & Hartson L.L.P. does not render such opinion, this condition may be satisfied if Fenwick & West LLP renders such opinion, relying upon such representations.

     7.2  CONDITIONS TO OBLIGATIONS OF S1 AND MERGER SUB.

     The obligation of S1 and Merger Sub to effect the Merger is also subject to the satisfaction or waiver by S1 at or prior to the Effective Time of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES.

        The representations and warranties of Edify set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct, unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect on Edify. Such determination of aggregate Material Adverse Effect shall be made as if there were no materiality qualifications in such representations and warranties. S1 shall have received a certificate signed on behalf of Edify by each of the President and Chief Executive Officer and the Chief Financial Officer of Edify to the foregoing effect.

          (b) PERFORMANCE OF COVENANTS AND AGREEMENTS OF EDIFY.

        Edify shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, except in each case where such nonperformance does not or would not have a Material Adverse Effect on any of Edify, S1 or the Surviving Corporation. S1 shall have received a certificate signed on behalf of Edify by each of the President and Chief Executive Officer and the Chief Financial Officer of Edify to such effect.

          (c) CONSENTS UNDER AGREEMENTS.

        The consent, approval or waiver of each person whose consent or approval shall be required in order to permit the succession by S1, to the extent applicable, to any obligation, right or interest of Edify under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained except for those, the failure of which to obtain, will not result in a Material Adverse Effect on S1 or Edify.

          (d) NO PENDING GOVERNMENTAL ACTIONS.

        No proceeding initiated by any Governmental Entity seeking an Injunction preventing consummation of the Merger shall be pending or shall have been threatened in writing.

          (e) NO MATERIAL ADVERSE CHANGE.

        There shall have been no Material Adverse Effect with respect to Edify, which is continuing.

          (f) ACCOUNTANT'S COMFORT LETTER.

        Edify shall have caused to be delivered on the respective dates thereof to S1 "comfort letters" from KPMG LLP, Edify's independent public accountants, dated the date on which the Registration Statement or last amendment thereto shall become effective, and dated the date of the Closing (defined in Section
9.1 hereof), and addressed to S1 and Edify, with respect to Edify's financial data presented in the Proxy Statement/Prospectus, which letters shall be based upon Statements on Auditing Standards Nos. 72 and 76.

     7.3  CONDITIONS TO OBLIGATIONS OF EDIFY.

     The obligation of Edify to effect the Merger is also subject to the satisfaction or waiver by Edify at or prior to the Effective Time of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES.

        The representations and warranties of S1 and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct, unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have

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

a Material Adverse Effect on S1. Such determination of aggregate Material Adverse Effect shall be made as if there were no materiality qualifications in such representations and warranties. Edify shall have received a certificate signed on behalf of S1 by each of the President and Chief Executive Officer and the Chief Financial Officer of S1 to the foregoing effect.

          (b) PERFORMANCE OF COVENANTS AND AGREEMENTS OF S1.

        S1 and Merger Sub shall have each performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, except in each case where such nonperformance does not or would not have a Material Adverse Effect on any of Edify, S1 or the Surviving Corporation. Edify shall have received a certificate signed on behalf of S1 by each of the President and Chief Executive Officer and the Chief Financial Officer of S1 to such effect.

          (c) NO MATERIAL ADVERSE EFFECT.

        There shall have been no Material Adverse Effect with respect to S1, which is continuing.

                                  ARTICLE VIII

                           TERMINATION AND AMENDMENT

     8.1  TERMINATION.

     This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Edify or S1, if applicable:

        (a) by mutual consent of S1 and Edify in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

        (b) by either S1 or Edify if a Governmental Entity shall have issued an order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

        (c) by either S1 or Edify if the Merger shall not have been consummated on or before March 31, 2000, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

        (d) by either S1 or Edify (provided that the terminating party is not in breach of its obligations under Section 6.3 hereof) if the approval of the stockholders of either party required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment or postponement thereof, respectively;

        (e) by either S1 or Edify (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give the other party the right to terminate this Agreement) if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other party, if such breach, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the breaching party, and such breach shall not have been cured within

30 days following receipt by the breaching party of written notice of such breach from the other party hereto or such breach, by its nature, cannot be cured prior to the Closing or within 30 days, whichever is longer;

        (f) by either S1 or Edify (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give the other party the right to terminate this Agreement) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, and such breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto or such breach, by its nature, cannot be cured prior to the Closing or within 30 days, whichever is longer, except in each case where such breach does not or would not have a Material Adverse Effect on any of Edify, S1 or the Surviving Corporation;

        (g) by S1, if Edify's Board of Directors, for any reason, (i) fails to call and hold within 45 days of the effectiveness of the Registration Statement a special meeting of Edify's stockholders to consider and approve this Agreement and the transactions contemplated hereby, (ii) withdraws or amends or modifies in a manner adverse to S1 or fails to recommend to stockholders the approval of this Agreement and the transactions contemplated hereby, (iii) approves or recommends any third party proposal for an Acquisition Transaction that is inconsistent with the transactions contemplated by this Agreement, (iv) fails to recommend rejection of a tender or exchange offer relating to Edify's securities which is commenced by a third party not affiliated with S1, within ten business days from the date the tender or exchange offer commenced, or (v) violates
Section 5.1(e) of this Agreement;

        (h) by Edify, if S1's Board of Directors, for any reason, (i) fails to call and hold within 45 days of the effectiveness of the Registration Statement a special meeting of S1's stockholders to consider and approve the issuance of shares of S1 Common Stock in the Merger, or (ii) withdraws or amends or modifies in a manner adverse to Edify or fails to recommend to stockholders the approval of the issuance of shares of S1 Common Stock in the Merger; and

        (i) by Edify, on or after December 1, 1999, if, (1) Edify's Board of Directors authorizes Edify to enter into an agreement concerning an Acquisition Transaction on terms that Edify's Board of Directors reasonably determines, after consultation with its financial advisor, to be more favorable to Edify's stockholders than the Merger (a "Superior Proposal") and Edify notifies S1 in writing that it intends to enter into such an agreement, attaching the agreement so authorized to such notice, (2) S1 does not make, within five business days after receipt of such notice, a written offer that Edify's Board of Directors reasonably determines, after consultation with its financial advisor, to be at least as favorable to Edify's stockholders as the Superior Proposal, it being understood that Edify may not enter into any such agreement during such five business day period, and (3) Edify pays the applicable break-up fee under
Section 9.3 hereof.

     8.2  EFFECT OF TERMINATION.

     In the event of termination of this Agreement by either S1 or Edify as provided in Section 8.1 hereof, this Agreement shall forthwith become void and have no effect except (i) the last sentence of Sections 6.2(a) and Sections 8.2 and 9.3 hereof shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful or intentional breach of any provision of this Agreement.

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

     8.3  AMENDMENT.

     Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Board of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Edify or S1; provided, however, that after any approval of the transactions contemplated by this Agreement by Edify's stockholders, there may not be, without further approval of such stockholders, any amendment of this Agreement which (i) alters or changes the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of Edify, (ii) alters or changes any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alters or changes any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series thereof of Edify. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.4  EXTENSION; WAIVER.

     At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1  CLOSING.

     Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. at the main offices of S1 on (i) the fifth business day following the receipt of the last Requisite Regulatory Approval or stockholder approval after all applicable waiting periods have expired or been terminated or (ii) such other date, place and time as the parties may agree in writing (the "Closing Date").

     9.2  NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

     None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than pursuant to the Option Agreement, which shall terminate in accordance with its terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

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

     9.3  EXPENSES; BREAKUP FEE.

     Except as provided below, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, provided that all filing and other fees paid to the SEC shall be borne by S1. If this Agreement is terminated by S1 (1) under
Section 8.1(d) due to the failure of the Edify stockholders to give their required approval at the Edify Special Meeting, or (2) under Sections 8.1(e) or 8.1(f) by reason of a breach of Edify's representations or warranties or failure of Edify to perform its covenants under this Agreement, or (3) under Section 8.1(g), Edify shall pay all documented, reasonable costs and expenses up to $500,000 incurred by S1 in connection with this Agreement and the transactions contemplated hereby, plus a breakup fee of (x) $1,000,000, in the case of a termination under clause (1) of this sentence, or (y) $5,000,000, in the case of a termination under clause (2) or (3) of this sentence. If this Agreement is terminated by Edify under Section 8.1(i), Edify shall pay all documented, reasonable costs and expenses up to $500,000 incurred by S1 in connection with this Agreement and the transactions contemplated hereby, plus a breakup fee of $5,000,000. If this Agreement shall be terminated by Edify (1) under Section 8.1(d) due to the failure of S1 stockholders to give their required approval at the S1 Special Meeting, (2) under Sections 8.1(e) or (f) by reason of a breach of S1's representations or warranties or failure of S1 to perform its covenants under this Agreement, or (3) under Section 8.1(h), S1 shall pay all documented, reasonable costs and expenses up to $500,000 incurred by Edify in connection with this Agreement and the transactions contemplated hereby, plus a breakup fee of (x) $1,000,000, in the case of a termination under clause (1) of this sentence, or (y) $5,000,000, in the case of a termination under clause (2) or
(3) of this sentence.

     9.4  NOTICES.

     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)  if to S1, to:
                 Security First Technologies Corporation
                 3390 Peachtree Road, NE
                 Suite 1700
                 Atlanta, GA 30326
                 Attn.: Robert F. Stockwell
                        Chief Financial Officer

                 with a copy (which shall not constitute notice) to:

                 Hogan & Hartson L.L.P.
                 Columbia Square
                 555 Thirteenth Street, N.W.
                 Washington, DC 20004
                 Attn.: Stuart G. Stein, Esq.

            and

            (b)  if to Edify, to:
                 Edify Corporation
                 2840 San Tomas Expressway
                 Santa Clara, CA 95051
                 Attn.: Jeffrey M. Crowe
                 President and Chief Executive Officer

                 with a copy (which shall not constitute notice) to:

                 Fenwick & West LLP
                 Two Palo Alto Square
                 Palo Alto, CA 94306
                 Attn.: Gordon K. Davidson, Esq.

     9.5  INTERPRETATION.

     When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or an Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     9.6  COUNTERPARTS.

     This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.7  ENTIRE AGREEMENT.

     This Agreement (including the disclosure schedules, documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, the Certificate of Merger, the Option Agreement, the Edify Stockholder Agreement and the S1 Stockholder Agreement.

     9.8  GOVERNING LAW.

     This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law rules.

     9.9  ENFORCEMENT OF AGREEMENT.

     The parties hereto agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.10  SEVERABILITY.

     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     9.11  PUBLICITY.

     Except as otherwise required by law or the rules of The Nasdaq Stock Market (or such other exchange on which the S1 Common Stock may become listed), so long as this Agreement is in effect, neither S1 nor Edify shall, or shall permit any of S1's or Edify's Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement, the Certificate of Merger, the Option Agreement, the Edify Stockholder Agreement or the S1 Stockholder Agreement without the consent of the other party, which consent shall not be unreasonably withheld. S1 and Edify agree that the joint press release announcing the signing of this Agreement shall contain a statement regarding the use of Edify's technology in such form and content as the parties shall mutually agree in their sole and absolute discretion.

     9.12  ASSIGNMENT; LIMITATION OF BENEFITS.

     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.7 hereof, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, and the covenants, undertakings and agreements set out herein shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their permitted assigns.

     9.13  ADDITIONAL DEFINITIONS.

     In addition to any other definitions contained in this Agreement, the following words, terms and phrases shall have the following meanings when used in this Agreement.

     "Affiliated Person": any director, officer or 5% or greater stockholder, spouse or other person living in the same household of such director, officer or stockholder, or any company, partnership or trust in which any of the foregoing persons is an officer, 5% or greater stockholder, general partner or 5% or greater trust beneficiary.

     "knowledge" or "know" means with respect to a party hereto, with respect to a matter in question, that the directors or any executive officer of such party has actual knowledge of such matter.

     "Laws": any and all statutes, laws, ordinances, rules, regulations, orders, permits, judgments, injunctions, decrees, case law and other rules of law enacted, promulgated or issued by any Governmental Entity.

     "Material Adverse Effect": with respect to S1 or Edify, as the case may be, means a condition, event, change or occurrence that has had or would have a material adverse effect upon Edify and its Subsidiaries, taken as a whole, or S1 and its Subsidiaries, taken as a whole, as the case may be, taking into account
(A) the business, customers, assets, capitalization, financial condition and results of operations of S1 or Edify and their respective Subsidiaries (in each case, taken as a whole), other than as a result primarily of (i) the direct effect of the public announcement, pendency or consummation of the Merger, (ii) changes in general economic conditions or changes affecting the industry generally in which such entity operates, or (iii) changes in the respective trading prices for S1 Common Stock or Edify Common Stock, or (B) the ability of S1 or Edify to perform its obligations under, and to consummate the transactions contemplated by, this Agreement, the Certificate of Merger and, in the case of Edify, the Option Agreement.

     "Subsidiary": with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

     IN WITNESS WHEREOF, S1, Merger Sub and Edify have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                  SECURITY FIRST TECHNOLOGIES CORPORATION

                                  By:         /s/ JAMES S. MAHAN III
                                     -------------------------------------------
                                      James S. Mahan III
                                      Chairman and Chief Executive Officer

                                  SAHARA STRATEGY CORPORATION

                                  By:        /s/ ROBERT F. STOCKWELL
                                     -------------------------------------------
                                      Robert F. Stockwell
                                      President

                                  EDIFY CORPORATION

                                  By:          /s/ JEFFREY M. CROWE
                                     -------------------------------------------
                                      Jeffrey M. Crowe
                                      President and Chief Executive Officer

                                                                         ANNEX D


                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                    SECURITY FIRST TECHNOLOGIES CORPORATION,
                      VERTICALONE ACQUISITION CORPORATION
                                      AND
                            VERTICALONE CORPORATION
                                  DATED AS OF
                               SEPTEMBER 23, 1999

                               TABLE OF CONTENTS



                                                              PAGE
ARTICLE I THE MERGER........................................  D- 5
      1.1 The Merger........................................  D- 5
      1.2 Effective Time....................................  D- 6
      1.3 Effects of the Merger.............................  D- 6
      1.4 Conversion of VerticalOne Capital Stock...........  D- 6
      1.5 Conversion of Merger Sub Common Stock.............  D- 8
      1.6 Options, Warrants and Other Rights................  D- 8
      1.7 Certificate of Incorporation......................  D- 8
      1.8 By-Laws...........................................  D- 9
      1.9 Directors and Officers............................  D- 9
     1.10 Tax Consequences..................................  D- 9
ARTICLE II EXCHANGE OF SHARES AND ESCROW....................  D- 9
      2.1 S1 to Make Shares Available.......................  D- 9
      2.2 Exchange of Shares................................  D- 9
      2.3 Escrow Agreement..................................  D-11
ARTICLE III REPRESENTATIONS AND WARRANTIES OF VERTICALONE...  D-11
      3.1 Organization and Standing.........................  D-11
      3.2 Authorization; Binding Obligation.................  D-11
      3.3 Subsidiaries......................................  D-12
      3.4 Non-contravention.................................  D-12
      3.5 Taxes and Tax Returns.............................  D-12
      3.6 Capitalization....................................  D-13
      3.7 Directors, Officers and Employees.................  D-14
      3.8 Financial Statements..............................  D-14
      3.9 [OMITTED].........................................  D-15
     3.10 Conduct of Business; Absence of Changes having a
      Material Adverse Effect...............................  D-15
     3.11 Properties and Assets.............................  D-15
     3.12 Consents and Approval.............................  D-15
     3.13 Intellectual Property.............................  D-16
     3.14 Contracts.........................................  D-17
     3.15 Books and Records.................................  D-18
     3.16 Litigation; Disputes..............................  D-18
     3.17 Pension and Benefit Plans.........................  D-19
     3.18 Compliance with Applicable Laws...................  D-20
     3.19 Fees and Expenses of Brokers and Others...........  D-20
     3.20 Disclosure........................................  D-20
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF S1.............  D-20
      4.1 Organization and Standing.........................  D-21
      4.2 Authorization; Binding Obligation.................  D-21
      4.3 Subsidiaries......................................  D-22
      4.4 Capitalization; Validity of Shares; Issuance......  D-22
      4.5 Non-Contravention.................................  D-22
      4.6 Financial Statements; Exchange Act Filings; Books
     and Records............................................  D-23
      4.7 Properties and Assets.............................  D-23
      4.8 Consents and Approval.............................  D-24
      4.9 Litigation; Disputes..............................  D-24

     4.10 Absence of Certain Changes or Events..............  D-25
     4.11 Compliance with Applicable Laws...................  D-25
     4.12 Taxes and Tax Returns.............................  D-25
ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS.........  D-26
      5.1 Covenants of VerticalOne..........................  D-26
ARTICLE VI ADDITIONAL AGREEMENTS............................  D-28
      6.1 Regulatory Matters................................  D-28
      6.2 Access to Information.............................  D-30
      6.3 Stockholder Meetings..............................  D-30
      6.4 Legal Conditions to Merger........................  D-31
      6.5 Stock Exchange Listing............................  D-31
      6.6 Employees.........................................  D-31
      6.7 Indemnification...................................  D-32
      6.8 Freely Tradable Shares............................  D-34
      6.9 Additional Agreements.............................  D-34
     6.10 Advice of Changes.................................  D-35
     6.11 Current Information...............................  D-35
     6.12 Transaction Expenses of VerticalOne...............  D-35
     6.13 Form S-8..........................................  D-35
     6.14 Lock-up...........................................  D-36
     6.15 Board of Directors................................  D-36
     6.16 Tax Treatment.....................................  D-37
ARTICLE VII CONDITIONS PRECEDENT............................  D-37
      7.1 Conditions to Each Party's Obligation To Effect
     the Merger.............................................  D-37
      7.2 Conditions to Obligations of S1 and Merger Sub....  D-38
      7.3 Conditions to Obligations of VerticalOne..........  D-39
ARTICLE VIII TERMINATION AND AMENDMENT......................  D-40
      8.1 Termination.......................................  D-40
      8.2 Effect of Termination.............................  D-41
      8.3 Amendment.........................................  D-41
      8.4 Extension; Waiver.................................  D-42
ARTICLE IX GENERAL PROVISIONS...............................  D-42
      9.1 Closing...........................................  D-42
      9.2 [OMITTED].........................................  D-42
      9.3 Expenses..........................................  D-42
      9.4 Notices...........................................  D-42
      9.5 Interpretation....................................  D-43
      9.6 Counterparts......................................  D-43
      9.7 Entire Agreement..................................  D-44
      9.8 Governing Law.....................................  D-44
      9.9 Enforcement of Agreement..........................  D-44
     9.10 Severability......................................  D-44
     9.11 Publicity.........................................  D-44
     9.12 Assignment; Limitation of Benefits................  D-44
     9.13 Additional Definitions............................  D-45

EXHIBITS
     A           omitted
     B           Escrow Agreement
     C           omitted
     D           omitted

                          AGREEMENT AND PLAN OF MERGER



     This AGREEMENT AND PLAN OF MERGER, dated as of September 23, 1999 (this "Agreement"), is entered into by and among Security First Technologies Corporation, a Delaware corporation ("S1"), VerticalOne Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of S1 ("Merger Sub"), and VerticalOne Corporation, a Delaware corporation ("VerticalOne").



     WHEREAS, the Boards of Directors of S1, Merger Sub and VerticalOne have determined that it is advisable and in the best interests of their respective companies and stockholders to consummate the business combination transaction provided for herein in which Merger Sub will, subject to the terms and conditions set forth herein, merge with and into VerticalOne, with VerticalOne being the Surviving Corporation (as defined in Section 1.1 hereof) and a wholly owned subsidiary of S1 (the "Merger"); and



     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger; and



     WHEREAS, contemporaneous with execution of this Agreement, S1 and VerticalOne are entering into that certain Stock Purchase Agreement dated as of the date hereof (the "Investment Agreement"), pursuant to which S1 has agreed to purchase $15,000,000 of a newly designated series of preferred stock of VerticalOne; and



     WHEREAS, contemporaneous with execution of this Agreement, S1 and VerticalOne are entering into a Strategic Marketing Agreement, dated as of the date hereof (the "Strategic Marketing Agreement"), pursuant to which S1 agrees to market to its customers certain products and services of VerticalOne, and a related Warrant Agreement, also dated as of the date hereof (the "S1 Warrant Agreement"), pursuant to which VerticalOne has granted to S1 a warrant to purchase up to 1,000,000 shares of common stock of VerticalOne on the terms and subject to the conditions set forth therein; and



     WHEREAS, the execution of this Agreement and the consummation of the transactions contemplated hereby by VerticalOne (including the issuance by VerticalOne of the Series C Preferred Stock) represents consideration for an overall strategic relationship entered in by and between VerticalOne and S1 as of the date hereof;



     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:



                                   ARTICLE I



                                   THE MERGER



     1.1  THE MERGER.



     Subject to the terms and conditions of this Agreement, in accordance with
Section 251 of the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.2 hereof), Merger Sub shall merge into VerticalOne, with VerticalOne being the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger. Upon consummation of the Merger, the corporate existence of Merger Sub shall cease, and the Surviving Corporation shall continue to exist as a Delaware corporation and a wholly owned subsidiary of S1. Notwithstanding the foregoing, the parties agree that they will take all such actions as may be reasonably necessary (including, without limitation, amending this Article I) to change the method of effecting the Merger

(including, without limitation, causing Merger Sub to be the Surviving Corporation) if and to the extent reasonably necessary to satisfy the condition set forth in Section 7.1(f); provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of VerticalOne Capital Stock as provided for in this Agreement, (ii) adversely affect the tax treatment of VerticalOne's stockholders or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.



     1.2  EFFECTIVE TIME.



     The Merger shall become effective on the Closing Date (as defined in Section 9.1 hereof), upon the filing of the certificate of merger (the "Certificate of Merger") in the form attached as EXHIBIT A hereto with the Secretary of State of the State of Delaware (or at such later time as may be agreed by VerticalOne and S1 in writing and specified in the Certificate of Merger). The term "Effective Time" shall be the date and time when the Merger becomes effective as set forth in the Certificate of Merger.



     1.3  EFFECTS OF THE MERGER.



     At and after the Effective Time, the Merger shall have the effects set forth in Sections 259 and 261 of the DGCL.



     1.4  CONVERSION OF VERTICALONE CAPITAL STOCK.



        (a) At the Effective Time, subject to Section 1.4(c), 1.4(d), 1.4(e) and 1.4(g) hereof, each share of VerticalOne common stock, par value $0.001 per share ("VerticalOne Common Stock"), issued and outstanding immediately prior to the Effective Time (excluding shares held by stockholders who perfect their dissenters' rights of appraisal as provided in Section 1.4(g) hereof) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into the right to receive, and be exchangeable for, (i)
0.1903 shares of S1 Common Stock, par value $0.01 per share ("S1 Common Stock") (the "Firm Exchange Ratio") and (ii) the contingent right to receive up to
0.0097 shares of S1 Common Stock (as the same may be adjusted as provided herein, the "Escrow Exchange Ratio"). The sum of the Firm Exchange Ratio and the Escrow Exchange Ratio (0.2000 shares of S1 Common Stock) is referred to herein as the "Exchange Ratio."



        (b) At the Effective Time, subject to Sections 1.4(c), 1.4(d), 1.4(e) and 1.4(g) hereof, each share of VerticalOne Series A Preferred Stock ("VerticalOne Series A Stock"), each share of VerticalOne Series B Preferred Stock ("VerticalOne Series B Stock"), and each share of VerticalOne Series C Preferred Stock ("VerticalOne Series C Stock" and, together with the VerticalOne Series A Stock and the VerticalOne Series B Stock, the "VerticalOne Preferred Stock") issued and outstanding immediately prior to the Effective Time (excluding shares held by stockholders who perfect their dissenters' rights of appraisal as provided in Section 1.4(g) hereof) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into the right to receive, and be exchangeable for, (i) the number of shares of S1 Common Stock which equals the number of whole shares of VerticalOne Common Stock (rounding down where necessary) into which such share of VerticalOne Preferred Stock would be convertible immediately prior to the Effective Time, pursuant to VerticalOne's certificate of incorporation as in effect at the Effective Time, multiplied by the Firm Exchange Ratio, and (ii) the contingent right to receive up to the number of shares of S1 Common Stock which equals the number of whole shares of VerticalOne Common Stock (rounding down where necessary) into which such share of VerticalOne Preferred Stock would be convertible immediately prior to the Effective Time, pursuant to VerticalOne's certificate of incorporation as in effect at the Effective Time, multiplied by the Escrow Exchange Ratio.



        (c) At the Effective Time, all of the shares of VerticalOne Common Stock and VerticalOne Preferred Stock ("VerticalOne Capital Stock") converted into S1 Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of VerticalOne Capital Stock shall thereafter represent the right to receive (i) the number of whole Firm Shares (as defined below), (ii) cash in lieu of fractional Firm Shares into which the shares of VerticalOne Capital Stock represented by such Certificate have been converted pursuant to Section 1.4(a) and 1.4(b) hereof, and (iii) the contingent right to receive Escrow Shares (as defined below) as provided in the Escrow Agreement. Certificates previously representing shares of VerticalOne Capital Stock shall be exchanged for certificates representing whole shares of S1 Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2 hereof, without any interest thereon. If prior to the Effective Time, S1 should split or combine the S1 Common Stock, or pay a dividend or other distribution in S1 Common Stock, then the Firm Exchange Ratio and the Escrow Exchange Ratio shall be appropriately adjusted to fully reflect such split, combination, dividend or distribution. For purposes of this Agreement, the "Firm Shares" shall mean the aggregate number of shares of S1 Common Stock issuable pursuant to Sections 1.4(a)(i) and 1.4(b)(i) and "Escrow Shares" shall mean the aggregate number of shares of S1 Common Stock issuable pursuant to Sections 1.4(a)(ii) and 1.4(b)(ii).



        (d) At the Effective Time, all shares of VerticalOne Capital Stock that are owned by VerticalOne as treasury stock and all shares of VerticalOne Capital Stock that are owned by S1 shall be canceled and shall cease to exist and no stock of S1 or other consideration shall be delivered in exchange therefor. All shares of S1 Common Stock that are owned by VerticalOne shall become treasury stock of S1.



        (e) Certificates for fractions of shares of S1 Common Stock will not be issued. In lieu of a fraction of a share of S1 Common Stock, each holder of VerticalOne Capital Stock otherwise entitled to a fraction of a Firm Share shall be entitled to receive an amount of cash equal to (i) the fraction of a share of the S1 Common Stock to which such holder would otherwise be entitled, multiplied by (ii) the actual market value of the S1 Common Stock, which shall be deemed to be the average of the daily closing prices per share for S1 Common Stock for the ten consecutive trading days on which shares of S1 Common Stock are actually traded (as reported on the Nasdaq Stock Market National Market System) ending on the third trading day preceding the date hereof.



        (f) Following consummation of the Merger, no holder of VerticalOne Capital Stock shall be entitled to dividends or any other rights in respect of any fraction of a share of S1 Common Stock.



        (g) Any holder of shares of VerticalOne Capital Stock who perfects such holder's dissenters' rights in accordance with and as contemplated by Section 262 of the DGCL shall be entitled to receive such payments as may be determined pursuant to such provision of Law; provided that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of the DGCL and surrendered to the Surviving Corporation the Certificate or Certificates representing the shares of VerticalOne Capital Stock for which payment is being made. In the event that after the Effective Time a dissenting stockholder of VerticalOne fails to perfect or effectively withdraws or loses such holder's rights to appraisal and of payment of such holder's shares of VerticalOne Capital Stock, the Surviving Corporation shall issue and deliver the consideration to which such holder of shares of VerticalOne

Capital Stock is entitled under this Section 1.4 (without interest) upon surrender of such holder's Certificate or Certificates.



     1.5  CONVERSION OF MERGER SUB COMMON STOCK.



     Each of the shares of the common stock, par value $.01 per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be cancelled and exchanged for one share of Common Stock of the Surviving Corporation and all of the shares of Common Stock of the Surviving Corporation issued in exchange for shares of Merger Sub Common Stock shall thereupon constitute all of the issued and outstanding shares of the Surviving Corporation.



     1.6  OPTIONS, WARRANTS AND OTHER RIGHTS.



     At the Effective Time, each option, warrant or other right or instrument (each, an "instrument") granted by VerticalOne to purchase shares of VerticalOne Common Stock which is outstanding and unexercised immediately prior thereto, whether or not vested, shall be converted automatically into a corresponding right to purchase shares of S1 Common Stock in an amount and at an exercise price to be determined as provided below and, if applicable to any particular instrument, subject to the terms of VerticalOne's 1998 Stock Option Plan (the "VerticalOne Plan"):



        (a) The number of shares of S1 Common Stock to be subject to the instrument immediately after the Effective Time shall be equal to the product of the number of shares of VerticalOne Common Stock subject to the instrument immediately prior to the Effective Time, multiplied by the Exchange Ratio, provided that any fractional shares of S1 Common Stock resulting from such multiplication shall be rounded down to the nearest whole share; and



        (b) The exercise price per share of S1 Common Stock under the instrument immediately after the Effective Time shall be equal to the exercise price per share of VerticalOne Common Stock under the instrument immediately prior to the Effective Time divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest whole cent.



     The adjustment provided herein shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Except as set forth in SECTION 1.6 OF THE VERTICALONE DISCLOSURE SCHEDULE, the duration, vesting schedule, exercisability and other terms of each instrument immediately after the Effective Time shall be the same as the corresponding terms in effect immediately prior to the Effective Time. Except as set forth in SECTION 1.6 OF THE VERTICALONE DISCLOSURE SCHEDULE, vesting of stock options under the VerticalOne Plan shall not be accelerated as a result of the Merger. Continuous employment with VerticalOne shall be credited to the optionee for purposes of determining the vesting of all assumed VerticalOne options after the Effective Time. It is intended that VerticalOne options assumed by S1 shall qualify following the Effective Time as incentive stock options are defined in Section 422 of the Code to the extent such options qualified as such immediately prior to the Effective Time and the provisions of this Section 1.6 shall be applied consistently with such intent. As soon as reasonably practicable, but in no event more than 30 days after the Effective Time, S1 will issue to each holder of an assumed instrument notice of the foregoing assumption by S1 of such VerticalOne instrument.



     1.7  CERTIFICATE OF INCORPORATION.



     At the Effective Time, the certificate of incorporation of VerticalOne, as the Surviving Corporation, shall be amended to be the same form of certificate of incorporation as Merger Sub, except that the name of the Surviving Corporation shall be VerticalOne Corporation.

     1.8  BYLAWS.



     At the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation.



     1.9  DIRECTORS AND OFFICERS.



     At the Effective Time, the directors of Merger Sub, together with Gregg Freishtat, and the officers of VerticalOne immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.



     1.10  TAX CONSEQUENCES.



     It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of the Code.



                                   ARTICLE II



                         EXCHANGE OF SHARES AND ESCROW



     2.1  S1 TO MAKE SHARES AVAILABLE.



     At or prior to the Effective Time, S1 shall deposit, or shall cause to be deposited, with S1's transfer agent, American Stock Transfer & Trust Company, or such other bank, trust company or transfer agent as S1 may select and is reasonably acceptable to VerticalOne (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the Firm Shares, cash in lieu of fractional Firm Shares and any dividends or distributions pursuant to Section 2.2(b) hereof (such cash, dividends and certificates for shares of S1 Common Stock being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section
1.4 hereof and paid pursuant to Section 2.2(a) hereof in exchange for outstanding shares of VerticalOne Capital Stock.



     2.2  EXCHANGE OF SHARES.



        (a) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Firm Shares, the cash in lieu of fractional Firm Shares into which the shares of VerticalOne Capital Stock represented by such Certificate or Certificates shall have been converted and any dividends or distributions pursuant to Section 2.2(b) hereof. VerticalOne shall have the right to review both the letter of transmittal and the instructions prior to such documents being finalized. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole Firm Shares to which such holder of VerticalOne Capital Stock shall have become entitled pursuant to the provisions of Article I hereof, (y) a check representing the amount of cash in lieu of fractional Firm Shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this
Article II, and (z) any dividends or distributions pursuant to Section 2.2(b) hereof, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates.



        (b) No dividends or other distributions declared after the Effective Time with respect to S1 Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article
II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of S1 Common Stock represented by such Certificate. No holder of an unsurrendered Certificate shall be entitled, until the surrender of such Certificate, to vote the shares of S1 Common Stock into which such holder's VerticalOne Capital Stock shall have been converted.



        (c) If any certificate representing shares of S1 Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of S1 Common Stock in any name other than that of the registered holder of the Certificate surrendered, or shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.



        (d) After the close of business on the day immediately prior to the Effective Time, there shall be no transfers on the stock transfer books of VerticalOne of the shares of VerticalOne Capital Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for the consideration provided in Article I.



        (e) Any portion of the Exchange Fund that remains unclaimed by the former holders of VerticalOne Capital Stock for six months after the Effective Time will be returned to S1. Any former holders of VerticalOne Capital Stock who have not complied with this Article II prior to such return shall thereafter look only to S1 for payment of their Firm Shares, cash in lieu of fractional shares and unpaid dividends and distributions on S1 Common Stock deliverable in respect of each share of VerticalOne Capital Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of S1, VerticalOne, the Exchange Agent or any other person shall be liable to any former holder of shares of VerticalOne Capital Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.



        (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by S1, the posting by such person of a bond in such amount as S1 may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate a certificate representing the number of whole Firm Shares to which the holder of such Certificate shall have become entitled pursuant to the provisions of Article I hereof, cash in lieu of fractional shares deliverable in respect thereof and any dividends or distributions pursuant to
Section 2.2(b) hereof pursuant to this Agreement.



        (g) Whenever Firm Shares are deposited with the Exchange Agent pursuant to Section 2.1 hereof, S1 shall also deposit the Escrow Shares, rounded to the nearest whole share, and any dividends or distribution pursuant to Section 2.2(b) hereof to be issued and paid pursuant to Section 1.4 hereof with American Stock Transfer and Trust Company as escrow agent (the "Escrow Agent") to collectively be held in escrow pursuant to the Escrow Agreement and distributed in accordance with terms thereof.



     2.3  ESCROW AGREEMENT.



     Pursuant to the escrow agreement, attached hereto as EXHIBIT B, to be entered into among S1, the stockholder representative as named in the escrow agreement and the Escrow Agent (the "Escrow Agreement"), the Escrow Shares and other property to be delivered pursuant to Section 2.2(g) hereof shall be delivered to the Escrow Agent at Closing.



                                  ARTICLE III



                 REPRESENTATIONS AND WARRANTIES OF VERTICALONE



     VerticalOne hereby makes the following representations and warranties to S1 and Merger Sub as set forth in this Article III, subject to the exceptions disclosed in writing in the VerticalOne Disclosure Schedule as of the date hereof, each of which is being relied upon by S1 and Merger Sub as a material inducement to enter into and perform this Agreement. All of the disclosure schedules of VerticalOne referenced below or otherwise required pursuant to this Agreement are referred to herein as the "VerticalOne Disclosure Schedule."



     3.1  ORGANIZATION AND STANDING.



     VerticalOne is a corporation duly organized and validly existing under the laws of the State of Delaware. VerticalOne has the full corporate power and authority to own and operate its properties and assets, to carry on its business as currently conducted, to execute and deliver this Agreement and, subject to the conditions specified herein, to carry out and perform its obligations under the terms of this Agreement. VerticalOne has furnished to S1 a true and complete copy of VerticalOne's certificate of incorporation, as currently in effect, and a true and complete copy of VerticalOne's bylaws, as currently in effect, in both cases, certified by its corporate secretary.



     3.2  AUTHORIZATION; BINDING OBLIGATION.



     VerticalOne has all requisite corporate power and authority to enter into and to deliver this Agreement and, subject to the adoption of this Agreement by the holders of a majority of the outstanding shares of VerticalOne Common Stock, by the holders of a majority of the outstanding shares of VerticalOne Series A Stock, by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of VerticalOne Common Stock, VerticalOne Series A Stock and VerticalOne Series B Stock, voting together as a single class, and by a majority of the votes entitled to be cast by the holders of the outstanding shares of VerticalOne Series B Stock, voting as a separate class, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of VerticalOne. The Board of Directors of VerticalOne has declared the Merger and this Agreement advisable and directed that this Agreement be submitted to VerticalOne's stockholders for adoption at a VerticalOne special meeting of stockholders and, except for the adoption of this Agreement by the requisite votes of the appropriate group of VerticalOne stockholders, no other corporate proceedings on the part of VerticalOne (except for matters related to setting the date, time, place and record date for such special meeting) are necessary to approve or adopt this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by VerticalOne and (assuming due authorization, execution and deliver by S1 and Merger Sub) constitutes a valid and binding obligation of VerticalOne enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws effecting the enforcement of creditor's rights.



     3.3  SUBSIDIARIES.



     VerticalOne has no subsidiaries and no equity investment or other interest in, nor has VerticalOne made advances or loans to, any corporation, association, partnership, joint venture or other entity.



     3.4  NON-CONTRAVENTION.



     Neither the execution and delivery of this Agreement by VerticalOne, nor the consummation by VerticalOne of the transactions contemplated hereby, nor compliance by VerticalOne with any of the terms or provisions hereof, will (i) violate any provision of the certificate of incorporation or bylaws of VerticalOne, or (ii) assuming that the consents and approvals referred to in Sections 3.2 and 3.12 hereof are duly obtained, (x) violate any Laws (as defined in Section 9.13 hereof) applicable to VerticalOne or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of VerticalOne under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which VerticalOne is a party, or by which it or any of its properties or assets may be bound or affected, except, in each case, where such violation, conflict, breach, loss, default, termination, cancellation or acceleration would not have a Material Adverse Effect on VerticalOne or the Surviving Corporation.



     3.5  TAXES AND TAX RETURNS.



        (a) For purposes of this Section 3.5, VerticalOne shall include VerticalOne and each other affiliated or related corporation or entity if VerticalOne has or could have any material liability for the Taxes of such corporation or entity. VerticalOne has duly filed all Tax Returns required to be filed by it on or before the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provision in the financial statements referred to in Section 3.8 hereof in accordance with GAAP for the payment of all material Taxes that have been incurred or are due or claimed to be due from it by Taxing Authorities on or before the date hereof other than Taxes (a) that (x) are not yet delinquent or (y) are being contested in good faith and set forth in SECTION 3.5 OF THE VERTICALONE DISCLOSURE SCHEDULE and (b) that have not been finally determined. The charges, accruals, and reserves with respect to Taxes in the financial statements referred to in
Section 3.8 are adequate (determined in accordance with GAAP) and are at least equal to its liability for Taxes. There exists no proposed tax assessment against VerticalOne except as disclosed in the financial statements referred to in Section 3.8 hereof in accordance with GAAP. No consent to the application of
Section 341(f)(2) of the Code has been filed with respect to any property or assets held, acquired, or to be acquired by VerticalOne. All Taxes that VerticalOne is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Taxing Authority. All liability with respect to the Tax Returns of VerticalOne has been satisfied for all years to and including 1998. No Taxing Authority has notified VerticalOne of, or otherwise asserted, that there are any material deficiencies with respect to the Tax Returns of

VerticalOne subsequent to its incorporation. There are no material disputes pending, or claims asserted for, Taxes or assessments of VerticalOne, nor has VerticalOne given or been requested to give any currently effective waiver extending the statutory period of limitation applicable to any Tax Return. In addition, Tax Returns that are accurate and complete in all material respects have been filed by VerticalOne for all periods for which returns were due with respect to income and employment tax withholding with respect to wages and other income and the amounts shown on such Tax Returns to be due and payable have been paid in full or adequate provision therefor in accordance with GAAP has been included by VerticalOne in the financial statements referred to in Section 3.8 hereto. VerticalOne has provided or made available to S1 complete and correct copies of its Tax Returns and all material correspondence and documents, if any, relating directly or indirectly to Taxes for each taxable year or other relevant period as to which the applicable statute of limitations has not run on the date hereof. For this purpose, "correspondence and documents" include, without limitation, amended Tax Returns, pending claims for refunds, notices from Taxing Authorities of proposed changes or adjustments to Taxes or Tax Returns that have not been finally resolved, consents to assessment or collection of Taxes, acceptances of proposed adjustments, closing agreements, rulings and determination letters and requests therefor, and all other written communications to or from Taxing Authorities relating to any material Tax liability of VerticalOne.



        (b) For purposes of this Agreement:



     "Tax" means any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Taxing Authority or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.



     "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Taxing Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any law, regulation or other legal requirement relating to any Tax.



           "Taxing Authority" means any;



                (a) nation, state, county, city, town, village, district or other jurisdiction of any nature;



                (b) federal, state, local, municipal, foreign, or other government;



                (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal);



                (d) multi-national organization or body; or



                (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.



     3.6  CAPITALIZATION.



     The authorized capital stock of VerticalOne consists of 40,000,000 shares of common stock, $.001 par value per share, of which 7,552,400 shares are issued and outstanding, and 15,980,097 shares of convertible preferred stock (3,919,243 shares of VerticalOne Series A Stock, 7,716,050 shares of VerticalOne Series B Stock and 4,344,804 shares of VerticalOne Series C Stock), $.01 per value per share, of which 14,243,534 shares are issued and outstanding, 3,919,243 of which are VerticalOne Series A Stock, 7,716,049 shares are VerticalOne Series B Stock, and 2,608,242 shares are VerticalOne Series C Stock.
SECTION 3.6 OF THE VERTICALONE DISCLOSURE SCHEDULE sets forth a true and correct list of the shares of VerticalOne Capital Stock owned of record and beneficially by each VerticalOne stockholder presently, to be updated immediately prior to the Effective Time. 2,411,500 shares of VerticalOne Common Stock are reserved for issuance of options and 14,243,534 shares of VerticalOne Common Stock are reserved for conversion of VerticalOne Preferred Stock. In addition, a warrant has been granted to Jeffrey Rubin which is exercisable for 45,000 shares of VerticalOne Common Stock for an exercise price of $.10 per share, a warrant has been issued to Michael Karlin for 90,000 shares of VerticalOne Common Stock for an exercise price of $.32 per share, and a warrant has been issued to S1 pursuant to the Warrant Agreement. As of the date of this Agreement, except as set forth above, VerticalOne does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of VerticalOne Capital Stock or any other equity securities of VerticalOne or any securities presenting the right to purchase or otherwise receive any shares of VerticalOne Capital Stock, other than as set forth at Section 3.6 of the VerticalOne Disclosure Schedule.



     3.7  DIRECTORS, OFFICERS AND EMPLOYEES.



     SECTION 3.7 OF THE VERTICALONE DISCLOSURE SCHEDULE sets forth an accurate and complete list of all current directors, officers and employees of VerticalOne, showing each such person's name, positions, and annual rate of remuneration, and bonus arrangements and fringe benefits, not otherwise required to be identified in SECTION 3.17 OF THE VERTICALONE DISCLOSURE SCHEDULE, for the current fiscal year.



     3.8  FINANCIAL STATEMENTS.



     VerticalOne has prepared and furnished to S1, and there are included as attachments to SECTION 3.8 OF THE VERTICALONE DISCLOSURE SCHEDULE, the balance sheet of VerticalOne as of the end of the fiscal year ending December 31, 1998 and the statements of income, changes in stockholders' equity and cash flows for such fiscal year, all of which are unaudited. VerticalOne also has prepared and furnished to S1, and there are included as attachments to SECTION 3.8 OF THE VERTICALONE DISCLOSURE SCHEDULE, the balance sheets of VerticalOne as of August 31, 1999, and the statements of income, changes in stockholders' equity and cash flows for the period then ended, all of which are unaudited. The financial statements referred to in the preceding two sentences, together with all financial statements furnished to S1 after the date hereof pursuant to this Agreement, are collectively referred to as the "VerticalOne Financial Statements". The VerticalOne Financial Statements (a) are in accordance with the books and records of VerticalOne, (b) present fairly the financial position of VerticalOne as of the respective dates and the results of operations and changes in financial position for the respective periods indicated, except that unaudited interim financial statements are subject to year-end adjustments which are not expected to be material in amount or effect, and (c) except as indicated in the notes thereto, have been prepared in accordance with generally accepted accounting principals ("GAAP") on a basis consistent with prior accounting periods (except for the omission of footnotes). SECTION 3.8 OF THE VERTICALONE DISCLOSURE SCHEDULE sets forth all changes in accounting methods (for financial accounting purposes) at any time made, agreed to, requested or required with respect to VerticalOne.


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


     3.9  [OMITTED].



     3.10 CONDUCT OF BUSINESS; ABSENCE OF CHANGES HAVING A MATERIAL ADVERSE EFFECT.



     Since August 31, 1999, (i) the business of VerticalOne has been conducted only in the ordinary course of business, (ii) there have been no changes in the business financial condition or results of operations of VerticalOne which have had a Material Adverse Effect on VerticalOne, (iii) VerticalOne has not incurred any material liability, except as contemplated by this Agreement or in the ordinary course of business and (iv) there has been no material change in any policy or practice followed by VerticalOne in the ordinary course of business.



     3.11  PROPERTIES AND ASSETS.



     SECTION 3.11 OF THE VERTICALONE DISCLOSURE SCHEDULE lists all real property owned by VerticalOne as of the date hereof. Except for (a) items reflected in VerticalOne's financial statements as of August 31, 1999 referred to in Section
3.8 hereof, (b) exceptions to title that do not interfere materially with VerticalOne's use and enjoyment of owned or leased real property, (c) liens for current real estate taxes not yet delinquent, or being contested in good faith, properly reserved against (and reflected on the financial statements referred to in Section 3.8 above), (d) properties and assets sold or transferred in the ordinary course of business consistent with past practices since August 31, 1999, and (e) items listed in SECTION 3.11 OF THE VERTICALONE DISCLOSURE SCHEDULE, VerticalOne has good and, as to owned real property, marketable and insurable title to all its properties and assets, reflected in the VerticalOne Financial Statements, free and clear of all encumbrances. All tangible personal property used by VerticalOne is in good operating condition and repair (subject to ordinary wear and tear) and is suitable and adequate for the uses for which it is intended and is being used. There are no Laws or conditions of record which interfere with the intended use by VerticalOne of any of the real or tangible personal property owned, leased, or occupied by it.



     3.12  CONSENTS AND APPROVAL.



        (a) Except for (i) the effectiveness of a registration statement on Form S-4 to register the shares of S1 Common Stock to be issued in connection with the Merger (including the shares of S1 Common Stock that may be issued upon the exercise of the options referred to in Section 1.6 hereof), and the filing of the joint proxy statement/prospectus to be used in soliciting the approval of VerticalOne's and S1's stockholders at the special meetings to be held in connection with this Agreement and the transactions contemplated hereby (the "Proxy Statement/Prospectus"), (ii) the approval of this Agreement by the requisite votes of the stockholders of VerticalOne, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities (or related) laws and, if applicable, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (v) such filings, authorizations or approvals as may be set forth in SECTION 3.12(a) OF THE VERTICALONE DISCLOSURE SCHEDULE, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity")-or with any third party are necessary in connection with (1) the execution and delivery by VerticalOne of this Agreement and (2) the consummation by VerticalOne of the Merger and the other transactions contemplated hereby, except, in each case, for such consents, approvals or filings, the failure of which to obtain will not have (x) a Material Adverse Effect on the ability of VerticalOne to consummate the transactions contemplated hereby or (y) a Material Adverse Effect on VerticalOne, S1 or the Surviving Corporation following the Effective Time.

        (b) VerticalOne hereby represents to S1 that it has no knowledge of any reason relating to VerticalOne why approval or effectiveness of any of the applications, notices or filings referred to in Section 3.12(a) cannot be obtained or granted on a timely basis.



     3.13  INTELLECTUAL PROPERTY.



     3.13.1 SECTION 3.13 OF THE VERTICALONE DISCLOSURE SCHEDULE sets forth separately all patents and patent applications (domestic and foreign), trademark registrations and trademark applications (domestic and foreign) and all copyright registrations (x) of which VerticalOne is the exclusive owner, identifying the subject matter and any related registration, (y) that VerticalOne uses pursuant to license or other authorization of a third party, listing the subject matter, any ancillary registration and the source of authorization and (z) that VerticalOne owns jointly with a third party. SECTION
3.13 OF THE VERTICALONE DISCLOSURE SCHEDULE also identifies all owned or licensed software that is integral to the delivery by VerticalOne of the services it offers as of the date hereof to its end users.



     3.13.2 VerticalOne owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property. Except as set forth in SECTION 3.13 OF THE VERTICALONE DISCLOSURE SCHEDULE and license fees paid in respect of "shrink-wrap" software, VerticalOne pays no royalty to anyone with respect to any Intellectual Property. Each item of Intellectual Property owned or used by VerticalOne immediately prior to the Closing Date will be owned or available for use on identical terms and conditions immediately subsequent to the Closing Date.



     3.13.3 SECTION 3.13 OF THE VERTICALONE DISCLOSURE SCHEDULE identifies each patent, franchise, trademark, copyright or other registration that has been issued to VerticalOne with respect to any of its Intellectual Property, identifies each pending application or application for registration that VerticalOne has made with respect to any of its Intellectual Property and identifies each license, agreement or other permission that VerticalOne has granted to any third party with respect to any of its Intellectual Property (together with any exceptions thereto). VerticalOne has made available to S1 correct and complete copies of all such patents, franchises, registrations, applications, licenses, agreements and permissions (as amended to date) and all other written documentation evidencing ownership and prosecution (if applicable) of each such item. SECTION 3.13 OF THE VERTICALONE DISCLOSURE SCHEDULE also identifies each trade name or unregistered trademark used by VerticalOne in connection with its business. With respect to each item of Intellectual Property required to be identified on SECTION 3.13 OF THE VERTICALONE DISCLOSURE
SCHEDULE:



        (i) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;



        (ii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of VerticalOne, is threatened which challenges the legality, validity, enforceability, use or ownership of the item; and



        (iii) VerticalOne has not licensed or permitted any third party to use any such item.



     3.13.4 VerticalOne has not infringed upon or misappropriated any intellectual property of any third party, and VerticalOne has not received any unresolved charge, complaint, claim, demand or notice alleging any such infringement from any third party or misappropriation (including any claim that VerticalOne must obtain an independent license from any third party or refrain from using any intellectual property rights of any third party). To the knowledge of VerticalOne, no third party has infringed upon or misappropriated any Intellectual Property rights of VerticalOne.



     3.13.5 The Software owned or purported to be owned by VerticalOne was either (i) developed by employees of VerticalOne within the scope of their employment; (ii) developed by independent contractors or consultants who have assigned their rights to VerticalOne pursuant to written agreements; or (iii) otherwise acquired by VerticalOne from a third party.



     3.13.6 All employees and independent contractors and consultants of VerticalOne have executed and delivered to VerticalOne, agreements regarding the protection of VerticalOne's proprietary information and the assignment to VerticalOne of any Intellectual Property arising from services performed for VerticalOne by such persons.



     3.13.7 VerticalOne has obtained or entered into appropriate written agreements with its employees and with third parties in connection with the disclosure to or use or appropriation by, employees and third parties, of trade secret or proprietary information owned by VerticalOne and not otherwise protected by a patent, a patent application, copyright, trademark, or other registration or legal scheme ("Confidential Information"). Except as set forth in SECTION 3.13 OF THE VERTICALONE DISCLOSURE SCHEDULE, VerticalOne has not furnished the source code of any of its Software products to any third party, deposited any such source code in escrow or otherwise provided access to such source code to any third party.



     3.13.8 VerticalOne will have taken reasonable steps with the intent of ensuring that its products (including existing products and technology and products and technology currently under development) will, when used in accordance with associated documentation on a specified platform or platforms, be capable of accurately processing, providing, and receiving date data from, into, and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and, making leap year calculations, provided that all other non-VerticalOne products (e.g., hardware, software and firmware) used in or in combination with VerticalOne's products, properly exchange data with VerticalOne's products, except for failures which would not be materially adverse to the business of VerticalOne.



     3.13.9 For purposes of this Section 3.13, the term "Intellectual Property" shall mean the following items as necessary for the operation of the business of VerticalOne of gathering of personal information from various Web sites and delivering that information to end users over the Internet: (a) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) trademarks, service marks, trade dress, logos, trade names and corporate names, including all goodwill associated therewith and all applications, registrations and renewals in connection therewith, (c) copyrightable works, copyrights and all applications, registrations and renewals in connection therewith, (d) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (e) computer software, together with all translations, adaptations, derivations and combinations thereof (including data and related documentation), (f) all other proprietary rights, and (g) all copies and tangible embodiments thereof (in whatever form or medium).



     3.14  CONTRACTS.



     3.14.1 SECTION 3.14 OF THE VERTICALONE DISCLOSURE SCHEDULE contains an accurate and complete list as of the date of this Agreement of: (a) all Contracts (as defined in Section 9.13 hereof), including: (i) all Contracts for the employment of any officer, employee, consultant or independent contractor (other than standard offer letters which provide for no more than at-will employment); (ii) all distributor, dealer, manufacturer's representative, sales agency or advertising agreements; (iii) all Contracts for the future purchase, sale or lease of materials, supplies, services, merchandise or equipment involving payments of more than $250,000 over its remaining term (including, without limitation, periods covered by any option to renew by either party); (iv) all Contracts for the purchase, sale or lease of any real estate; and (v) all Contracts granting any preferential rights to purchase any of its real or tangible personal property, other than in the ordinary course of business; (b) all Contracts which contains any provisions requiring VerticalOne to indemnify any other party thereto; (c) all joint venture agreements; (d) all outstanding loans to any affiliate of VerticalOne; (e) all Contracts containing Contracts not to compete and exclusivity Contracts that impose any restriction on any business operations of VerticalOne; and (f) all Contracts guaranteeing payment or any other obligation of any affiliate of VerticalOne to any other Person. VerticalOne has made available to S1 true and complete copies of each Contract listed (or required to be listed) in SECTION 3.14 OF THE VERTICALONE DISCLOSURE SCHEDULE (and all amendments and modifications thereto) (collectively, the "Material Contracts"). VerticalOne has performed and, to the knowledge of VerticalOne, every other party has performed, each material term, covenant and condition of each Material Contract that is to be performed by any of them at or before the date of this Agreement.



     3.14.2 Each Material Contract, to the knowledge of VerticalOne, is in full force and effect and constitutes a valid and binding obligation of, and is legally enforceable against, each party thereto. There does not exist under any Material Contract any event of default and no event has occurred that would, with the passage of time or compliance with any applicable notice requirements, constitute a default by VerticalOne, or, to the knowledge of VerticalOne, any other party under the Material Contracts. Except as set forth in SECTION 3.14 OF THE VERTICALONE DISCLOSURE SCHEDULE, to the knowledge of VerticalOne, no party to any of the Material Contracts intends to cancel, terminate, or exercise any option under any of the Contracts. Except as set forth in SECTION 3.14 OF THE VERTICALONE DISCLOSURE SCHEDULE, consummation of the transactions contemplated by this Agreement will not (and will not give any firm, person or other entity a right to) terminate or modify any rights of, or accelerate or increase any obligation of, VerticalOne under any Material Contract.



     3.14.3 VerticalOne, as lessee, has the right under valid and subsisting leases to occupy, use and possess all property leased by it, and there has not occurred under any such lease any breach, violation or default by VerticalOne which would have a Material Adverse Effect on VerticalOne, and VerticalOne has not experienced any material uninsured damage or destruction with respect to such properties since December 31, 1998. VerticalOne enjoys peaceful and undisturbed possession under all leases for the use of all property under which it is the lessee.



     3.15  BOOKS AND RECORDS.



     Except as set forth in SECTION 3.15 OF THE VERTICALONE DISCLOSURE SCHEDULE, the books of account, stock records, minute books and other records of VerticalOne are true and complete and have been maintained in accordance with good business practices, and the matters contained therein are appropriately and accurately reflected in the Financial Statements.



     3.16  LITIGATION; DISPUTES.



     3.16.1 Except as set forth on SECTION 3.16 OF THE VERTICALONE DISCLOSURE SCHEDULE, there are no actions, suits, claims, arbitrations, proceedings or investigations pending, or to the knowledge of VerticalOne, threatened or reasonably anticipated against, affecting or involving VerticalOne or its business or properties or assets, or the transactions contemplated by this Agreement, at law or in equity or admiralty, or before or by any court, arbitrator or governmental authority, domestic or foreign. VerticalOne is not operating under, subject to or in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or governmental authority.

     3.16.2 VerticalOne is not involved in or, to the knowledge of VerticalOne, does not reasonably anticipate any dispute with any of its current or former employees, agents, brokers, distributors, vendors, customers, business consultants, representatives or independent contractors (or any current or former employees of any of the foregoing persons or entities).



     3.17  PENSION AND BENEFIT PLANS.



     3.17.1 SECTION 3.17 OF THE VERTICALONE DISCLOSURE SCHEDULE sets forth a true and complete list of each employee benefit plan (within the meaning of Section 3(3) of ERISA), arrangement or agreement that is maintained or contributed to as of the date of this Agreement, or that has within the last six years been maintained or contributed to, by VerticalOne or any other entity which together with VerticalOne would be deemed a "single employer" within the meaning of Section 4001 of ERISA or Code Sections 414(b), (c) or (m) or under which VerticalOne has any liability (collectively, the "Plans").



     3.17.2 VerticalOne has heretofore made available to S1 true, correct and complete copies of each of the Plans and all related documents, including but not limited to (i) the actuarial report for such Plan (if applicable) since such Plan came into existence, (ii) the most recent determination letter from the Internal Revenue Service (if applicable) for such Plan, (iii) the current summary plan description and any summaries of material modification, (iv) all annual reports (Form 5500 series) for each Plan filed since such Plan came into existence, (v) all agreements with fiduciaries and service providers relating to the Plan, and (vi) all substantive correspondence relating to any such Plan addressed to or received from the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency.



     3.17.3 Except as set forth at SECTION 3.17 OF THE VERTICALONE DISCLOSURE SCHEDULE, (i) each of the Plans has been operated and administered in all material respects in compliance with applicable Laws, including but not limited to ERISA and the Code, (ii) each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, (iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, (iv) no Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of VerticalOne beyond their retirement or other termination of service, other than (w) coverage mandated by applicable Law, (x) death benefits or retirement benefits under a Plan that is an "employee pension plan," as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits under a Plan that are accrued as liabilities on the books of VerticalOne, or (z) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no liability under Title IV of ERISA has been incurred by VerticalOne that has not been satisfied in full, and no condition exists that presents a material risk to VerticalOne incurring a material liability thereunder, (vi) no Plan is a "multi employer pension plan," as such term is defined in Section 3(37) of ERISA, (vii) all contributions or other amounts payable by VerticalOne as of the Effective Time with respect to each Plan and all other liabilities of VerticalOne with respect to each Plan, in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting practices and Section 412 of the Code, (viii) VerticalOne has not engaged in a transaction in connection with which VerticalOne could be subject to either a civil penalty assessed pursuant to
Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, (ix) to the knowledge of VerticalOne, there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto, and

(x) all Plans (other than Plans providing for the payment of benefits from the general assets of VerticalOne) could be terminated as of the Effective Time without material liability; (xi) no Plan, program, agreement or other arrangement, either individually or collectively, provides for any payment by VerticalOne that would not be deductible under Code Sections 162(a)(1), 162(m) or 404 or that would constitute a "parachute payment" within the meaning of Code
Section 280G; (xii) no "accumulated funding deficiency" as defined in Section 302(a)(2) of ERISA or Section 412 of the Code, whether or not waived, and no "unfunded current liability" as determined under Section 412(l) of the Code exists with respect to any Plan; and (xiii) no Plan has experienced a "reportable event" (as such term is defined in Section 4043(b) of ERISA) that is not subject to an administrative or statutory waiver from the reporting requirement.



     3.18  COMPLIANCE WITH APPLICABLE LAWS.



     VerticalOne has not received any notice of any alleged violation of any federal, state or local Law relating to VerticalOne or the assets or properties of VerticalOne.



     3.19  FEES AND EXPENSES OF BROKERS AND OTHERS.



     Except as set forth in SECTION 3.19 OF THE VERTICALONE DISCLOSURE SCHEDULE, no agent, broker, investment or commercial banker, person or firm acting on behalf of VerticalOne is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with any of the transactions contemplated by this Agreement.



     3.20  DISCLOSURE.



     None of the information supplied or to be supplied by or on behalf of VerticalOne for inclusion in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to make the statements made therein, not misleading, except that no representation or warranty is made by VerticalOne with respect to statements made or incorporated by reference therein about S1 or Merger Sub. None of the information supplied or to be supplied by or on behalf of VerticalOne for inclusion in the Joint Proxy Statement/Prospectus will, at the time the Joint Proxy Statement/Prospectus is mailed to the stockholders of VerticalOne or S1, at the time of VerticalOne Special Meeting or the S1 Special Meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements made therein, in the light of the circumstances under which they were made, no misleading.



                                   ARTICLE IV



                      REPRESENTATIONS AND WARRANTIES OF S1



     S1 hereby makes the following representations and warranties to VerticalOne as set forth in this Article IV, subject to the exceptions disclosed in writing in the S1 Disclosure Schedule as of the date hereof, each of which is being relied upon by VerticalOne as a material inducement to enter into and perform this Agreement. All of the disclosure schedules of S1 referenced below or otherwise required of S1 pursuant to this Agreement are referred to herein as the "S1 Disclosure Schedule."

     4.1  ORGANIZATION AND STANDING.



        (a) S1 is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. S1 has the full corporate power and authority to own and operate its properties and assets, to carry on its business as currently conducted, to execute and deliver this Agreement, to sell and issue the S1 Common Stock hereunder, and, subject to the conditions specified herein, to carry out and perform its obligations under the terms of this Agreement. S1 has furnished to VerticalOne a true and complete copy of S1's certificate of incorporation, as currently in effect, and a true and complete copy of S1's bylaws, as currently in effect, in both cases, certified by its corporate secretary.



        (b) Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary of S1 (each, a "S1 Subsidiary") and the jurisdiction of its organization is set forth at SECTION 4.1 OF THE S1 DISCLOSURE SCHEDULE. Each S1 Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization except as set forth at SECTION 4.1 OF THE S1 DISCLOSURE SCHEDULE. Each S1 Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or location of any material properties or assets owned or leased by it makes such licensing or qualification necessary. The chartering and other corporate governance documents of each S1 Subsidiary, copies of which have previously been made available to VerticalOne, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.



     4.2  AUTHORIZATION; BINDING OBLIGATION.



        (a) S1 has all requisite corporate power and authority to enter into and to deliver this Agreement, and, subject to approval by the holders of a majority of the shares of S1 Common Stock represented in person or by proxy at the S1 Special Meeting at which the issuance of the shares of S1 Common Stock in the Merger contemplated hereby is considered, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of S1. The Board of Directors of S1 has declared the issuance of the shares of S1 Common Stock in the Merger and this Agreement advisable and directed that the issuance of the shares of S1 Common Stock in the Merger be submitted to S1's stockholders for approval at the S1 Special Meeting and, except for the approval of such matter by the requisite vote of S1's stockholders, no other corporate proceedings on the part of S1 (except for matters related to setting the date, time, place and record date for the S1 Special Meeting) are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement, has been duly and validly executed and delivered by S1, and constitutes a valid and binding obligation of S1 enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws effecting the enforcement of creditor's rights.



        (b) Merger Sub has all requisite corporate power and authority to enter into and to deliver this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Merger Sub. The Board of Directors of the Merger Sub has declared this Agreement advisable and directed the approval of this Agreement and the Merger be submitted to Merger Sub's stockholder for approval by such stockholder and, except for the approval of such matters by the required vote of Merger Sub's stockholder, no other corporate proceedings on the part of Merger (except for matters related to setting the date, time, place and record date for the special meeting, if applicable) are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement, has been duly and validly executed and delivered by Merger Sub and constitutes a valid and binding obligation of Merger Sub enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws effecting the enforcement of creditor's rights.



     4.3  SUBSIDIARIES.



     S1's direct subsidiaries are Security First Technologies, Inc., Horizontal Corporation, Sahara Strategy Corporation, S1 Europe Holdings, N.V. and Security First Technologies Holding LLC, and S1 does not otherwise directly own any other corporation, association or business entity.



     4.4  CAPITALIZATION; VALIDITY OF SHARES; ISSUANCE.



        (a) The authorized capital stock of S1 consists of (i) 350,000,000 shares of S1 Common Stock, of which 27,674,239 shares were outstanding at August 31, 1999 and (ii) 25,000,000 shares of serial preferred stock, par value $.01 per share ("S1 Preferred Stock"), 1,637,832 shares of which were designated as "Series A Convertible Preferred Stock," 749,064 of which were designated as "Series B Redeemable Convertible Preferred Stock" and 215,000 shares of which were designated as "Series C Redeemable Convertible Preferred Stock." At August 31, 1999, 391,450 shares of Series A Convertible Preferred Stock, 749,064 shares of Series B Redeemable Convertible Preferred Stock and 215,000 shares of Series C Redeemable Convertible Preferred Stock were outstanding. At such date, there were 13,953,024 shares of S1 Common Stock reserved for issuance pursuant to employee stock options (of which options for 8,960,912 shares are currently outstanding). All of the issued and outstanding shares of S1 Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and upon issuance in accordance with the terms hereof, the shares of S1 Common Stock to be issued in the Merger are duly authorized and upon issuance in accordance with the terms hereof, will be validly issued, and fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except as set forth above, S1 does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of S1 Common Stock or S1 Preferred Stock or any other equity securities of S1 or any securities presenting the right to purchase or otherwise receive any shares of S1 Common Stock or S1 Preferred Stock, other than as set forth at SECTION 4.4(a) OF THE S1 DISCLOSURE SCHEDULE.



        (b) Except as set forth at SECTION 4.4(b) OF THE S1 DISCLOSURE SCHEDULE, S1 owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the S1 Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No S1 Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.



     4.5  NON-CONTRAVENTION.



     Neither the execution and delivery of this Agreement by S1 or Merger Sub nor the consummation by S1 or Merger Sub of the transactions contemplated hereby or thereby, nor compliance by S1 or Merger Sub with any of the terms or provisions hereof or thereof, will (i) violate any provision of (x) the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of S1 or (y) the certificate of incorporation or bylaws of Merger Sub, or (ii) assuming that the consents and approvals referred to in Sections 4.2 and 4.8 are duly obtained,
(x) violate any Laws applicable to S1 or Merger Sub or any of their properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of S1 or Merger Sub under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which S1 or Merger Sub is a party, or by which S1 or Merger Sub or any of their properties or assets may be bound or affected, except, in each case, where such violation, conflict, breach, loss, default, termination, cancellation or acceleration would not have a Material Adverse Effect on S1.



     4.6  FINANCIAL STATEMENTS; EXCHANGE ACT FILINGS; BOOKS AND RECORDS.



     S1 has previously made available to VerticalOne true, correct and complete copies of the consolidated balance sheets of S1 and its Subsidiaries as of December 31 for the fiscal years 1998 and 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal years 1996 through 1998, inclusive, as reported in S1's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of KPMG LLP, independent public accountants with respect to S1, and the interim financial statements of S1 as of and for the six months ended June 30, 1999 and 1998, as included in S1's quarterly report on Form 10-Q for the quarter ended June 30, 1999, as filed with the SEC. The financial statements referred to in this Section 4.6 (including the related notes, where applicable) (the "S1 Financial Statements") fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and consolidated financial condition of S1 and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q or any successor form. S1's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and all subsequently filed reports under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act comply in all material respects with the appropriate requirements for such reports under the Exchange Act, and S1 has previously made available to VerticalOne true, correct and complete copies of such reports. The books and records of S1 and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.



     4.7  PROPERTIES AND ASSETS.



     Except for (a) items reflected in S1's consolidated financial statements as of December 31, 1998 referred to in Section 4.6 hereof, (b) exceptions to title that do not interfere materially with S1's use and enjoyment of owned or leased real property, (c) liens for current real estate taxes not yet delinquent, or being contested in good faith, properly reserved against (and reflected on the financial statements referred to in Section 4.6 above), (d) properties and assets sold or transferred in the ordinary course of business consistent with past practices since December 31, 1998, and (e) items listed in SECTION 4.7 OF THE S1 DISCLOSURE SCHEDULE, S1 (for purposes of this section, including its Subsidiaries) has good, and as to real property, valid and marketable title to all of its properties and assets reflected in the S1 Financial Statements, free and clear of all encumbrances, except as set forth in the S1 Financial Statements. All personal property used by S1 is in good operating condition and repair (subject to ordinary wear and tear) and is suitable and adequate for the uses for which it is intended or is being used. Each of S1 and its Subsidiaries owns or possesses the right to use all material trademarks, service marks, trade names, copyrights, patents, and licenses currently used by it in the conduct of its business. No material product or service offered and no material trademark, service mark, or similar right used by S1 or its Subsidiaries infringes any rights or patents of any other person, and, as of the date hereof, neither S1 nor any of its Subsidiaries has received any written or oral notice of any claim of such infringement. There are no Laws, conditions of record, or other impediments which interfere with the intended use by S1 of any of the property owned, leased, or occupied by it.



     4.8  CONSENTS AND APPROVAL.



        (a) Except for (i) the effectiveness of a registration statement containing the Proxy Statement/Prospectus in connection with obtaining stockholder approval of the S1 Issuance by the requisite vote of stockholders of S1, (ii) the approval of this Agreement and the issuance of S1 Common Stock in the Merger by the requisite vote of the stockholders of S1 and Merger Sub, respectively, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities (or related) laws and, if applicable, the HSR Act, (v) such filings and approvals as are required to be made or obtained with Nasdaq (or such other exchange as may be applicable) in connection with the issuance of the shares of S1 Common Stock pursuant to this Agreement, and (vi) such other consents and approvals as may be set forth in SECTION 4.8 OF THE S1 DISCLOSURE SCHEDULE, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (1) the execution and delivery by S1 and Merger Sub of this Agreement and (2) the consummation by S1 and Merger Sub of the Merger, the S1 Issuance and the other transactions contemplated hereby, except for such consents, approvals or filings the failure of which to obtain will not have (x) a Material Adverse Effect on the ability of S1 or Merger Sub to consummate the transactions contemplated hereby or (y) a Material Adverse Effect on VerticalOne, S1 or the Surviving Corporation following the Effective Time.



        (b) S1 hereby represents to VerticalOne that it has no knowledge of any reason relating to S1 or its Subsidiaries why approval or effectiveness of any of the applications, notices or filings referred to in Section 4.8(a) cannot be obtained or granted on a timely basis.



     4.9  LITIGATION; DISPUTES.



     Except as set forth in SECTION 4.9 OF THE S1 DISCLOSURE SCHEDULE, there are no actions, suits, claims, arbitrations, proceedings or investigations pending, or to the knowledge of S1, threatened or reasonably anticipated against, affecting or involving S1 or its business or properties or assets, or the transactions contemplated by this Agreement, at law or in equity or admiralty, or before or by any court, arbitrator or governmental authority, domestic or foreign in each case which will have a Material Adverse Effect on S1. S1 is not operating under, subject to or in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or governmental authority.

     4.10  ABSENCE OF CERTAIN CHANGES OR EVENTS.



     Except as disclosed in its reports filed prior to the date hereof under the Exchange Act, there have been no changes in the business, operations, results of operations or financial condition of S1 and its Subsidiaries which have had a Material Adverse Effect on S1, and since December 31, 1998 neither S1 nor any of its Subsidiaries has incurred any material liability, except as contemplated hereby or in the ordinary course of their business consistent with their past practices and which has not had a Material Adverse Effect on S1. Since December 31, 1998, S1 and its Subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with their past practices.



     4.11  COMPLIANCE WITH APPLICABLE LAWS.



     Neither S1 nor any Subsidiary thereof has received any notice of any alleged violation, of any federal, state or local Law relating to S1, its Subsidiaries or the assets or properties of S1 or its Subsidiaries.



     4.12  TAXES AND TAX RETURNS.



     For purposes of this Section 4.12, S1 shall include S1 and each S1 Subsidiary and each other affiliated or related corporation or entity if S1 or any S1 Subsidiary has or could have any material liability for the Taxes of such corporation or entity. S1 has duly filed all Tax Returns required to be filed by it on or before the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provision in the financial statements referred to in Section 4.6 hereof in accordance with GAAP for the payment of all material Taxes that have been incurred or are due or claimed to be due from it by Taxing Authorities on or before the date hereof other than Taxes (a) that (x) are not yet delinquent or (y) are being contested in good faith and set forth in SECTION 4.12 OF THE S1 DISCLOSURE SCHEDULE and (b) that have not been finally determined. The charges, accruals, and reserves with respect to Taxes in the financial statements referred to in Section 4.6 are adequate (determined in accordance with GAAP) and are at least equal to its liability for Taxes. There exists no proposed tax assessment against S1 except as disclosed in the financial statements referred to in Section 4.6 hereof in accordance with GAAP. No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any property or assets held, acquired, or to be acquired by S1. All Taxes that S1 is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Taxing Authority. All liability with respect to the Tax Returns of S1 has been satisfied for all years to and including 1998. No Taxing Authority has notified S1 of, or otherwise asserted, that there are any material deficiencies with respect to the Tax Returns of S1 subsequent to 1994. There are no material disputes pending, or claims asserted for, Taxes or assessments of S1, nor has S1 given or been requested to give any currently effective waiver extending the statutory period of limitation applicable to any Tax Return. In addition, Tax Returns that are accurate and complete in all material respects have been filed by S1 for all periods for which returns were due with respect to income and employment tax withholding with respect to wages and other income and the amounts shown on such Tax Returns to be due and payable have been paid in full or adequate provision therefor in accordance with GAAP has been included by S1 in the financial statements referred to in Section 4.6 hereto. All S1 Tax Returns have been examined by the relevant Taxing Authorities, or closed without audit by applicable statutes of limitations, and all deficiencies proposed as a result of such examinations have been paid or settled, for all periods before and including the taxable year ended December 31, 1994. S1 has provided or made available to VerticalOne complete and correct copies of its Tax Returns and all material correspondence and documents, if any, relating directly or indirectly to Taxes for each taxable year or other relevant period as to which the applicable statute of limitations has not run on the date hereof. For this purpose, "correspondence and documents" include, without limitation, amended Tax Returns, pending claims for refunds, notices from Taxing Authorities of proposed changes or adjustments to Taxes or Tax Returns that have not been finally resolved, consents to assessment or collection of Taxes, acceptances of proposed adjustments, closing agreements, rulings and determination letters and requests therefor, and all other written communications to or from Taxing Authorities relating to any material Tax liability of S1.



                                   ARTICLE V



                   COVENANTS RELATING TO CONDUCT OF BUSINESS



     5.1  COVENANTS OF VERTICALONE.



     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of S1, VerticalOne shall carry on its business in the ordinary course consistent with past practices. VerticalOne will use its reasonable efforts to
(x) preserve its business organization intact, (y) keep available to itself and S1 the present services of the employees of VerticalOne and (z) preserve for itself and S1 the goodwill of the customers of VerticalOne and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth in the VERTICALONE DISCLOSURE SCHEDULE or as otherwise contemplated by this Agreement or consented to by S1 in writing, VerticalOne shall not:



        (a) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock;



        (b) (i) split, combine or reclassify any shares of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (ii) repurchase, redeem or otherwise acquire (except repurchases of unvested shares in connection with the termination of the employee relationship with any employee pursuant to and in accordance with stock option or purchase agreements in effect on the date of this Agreement or entered into after the date of the Agreement in compliance herewith), any shares of the capital stock of VerticalOne, or any securities convertible into or exercisable for any shares of the capital stock of VerticalOne;



        (c) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock, or enter into any agreement with respect to any of the foregoing, except upon the conversion of shares of the Preferred Stock in accordance with VerticalOne's certificate of incorporation or the exercise or fulfillment of instruments, all to the extent outstanding and in existence on the date of this Agreement or issued after the date of this Agreement in compliance herewith;



        (d) amend its certificate of incorporation, bylaws or other similar governing documents;



        (e) authorize or permit any of its officers, directors, employees or agents to, directly or indirectly, solicit, initiate or knowingly encourage any inquiries relating to, or the making of any proposal for, hold substantive discussions or negotiations with, knowingly provide any information to, any person, entity or group (other than S1) concerning any Acquisition Transaction (as defined below), or approve, endorse or recommend any such proposal or enter into any letter of intent or similar document or any contract, agreement or commitment relating to any Acquisition Transaction. VerticalOne will promptly cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than S1 with respect to any of the foregoing.

As used in this Agreement, Acquisition Transaction shall mean any offer, proposal or expression of interest relating to (i) any tender or exchange offer,
(ii) merger (other than the Merger), consolidation or other business combination involving VerticalOne or (iii) the acquisition in any manner of a substantial equity interest in, or a substantial portion of the assets of VerticalOne other than the transactions contemplated or permitted by this Agreement, involving or contemplating the acquisition or purchase of more than 20%, in the case of any class or series of capital stock, or 20%, in the case of the assets of VerticalOne, as well as any lease or sale transaction out of the ordinary course of business of more than 20% of the assets of VerticalOne or any liquidation or dissolution of VerticalOne;



        (f) make capital expenditures aggregating in excess of $250,000;



        (g) enter into any new line of business or, except in the ordinary course of business, or enter into any material contract (as defined in Item 601(b)(10) of Regulation S-K), or other contract requiring aggregate payments exceeding $100,000 or (ii) modify, amend or transfer in any material respect, or terminate, any material contact to which VerticalOne is a party or waive, release, or assign any material rights thereunder;



        (h) acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or a material amount of assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any material amount of assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings, or in the ordinary course of business;



        (i) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue or in any of the conditions to the Merger set forth in
Article VII not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;



        (j) change its methods of accounting in effect at December 31, 1998 except as required by changes in GAAP as concurred to by S1's independent auditors;



        (k) (i) except as required by applicable law or to maintain qualification pursuant to the Code, adopt, amend, renew or terminate the VerticalOne Plan or any agreement, arrangement, plan or policy between VerticalOne and one or more of its current or former directors or officers, (ii) increase in any manner the compensation of any employee or director or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares) other than normal course increases in pay, consistent with past practice, (iii) enter into, modify or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of compensation or benefits, other than normal increases in pay, consistent with past practice, (iv) hire any new employee at an annual base salary compensation in excess of $150,000, (v) pay expenses of any employees or directors for attending conventions or similar meetings which conventions or meetings are held after the date hereof, other than in the ordinary course of business consistent with past practices; (vi) promote any employee other than consistent with past practices, or (vi) pay any retention or other bonuses to any employees;



        (l) except for short-term borrowings with a maturity of one year or less in the ordinary course of business consistent with past practices, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

        (m) sell or purchase any real property or enter into a lease, relocate, open or close any office, except that VerticalOne may enter into a lease and open an office at a to-be-determined location in Northern California;



        (n) make any equity investment or commitment to make such an investment in any entity or real estate;



        (o) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of any options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;



        (p) transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to material Intellectual Property other than in the ordinary course of business, or enter into grants to future patent rights, other than as may be required by applicable Laws;



        (q) agree or commit to do any of the actions set forth in (a) - (p) above.



     The consent of S1 to any action by VerticalOne that is not permitted by any of the preceding paragraphs shall be evidenced by a writing signed by the President or any Executive Vice President of S1.



                                   ARTICLE VI



                             ADDITIONAL AGREEMENTS



     6.1  REGULATORY MATTERS.



        (a) Upon the execution and delivery of this Agreement, S1 and VerticalOne (as to information to be included therein pertaining to VerticalOne) shall promptly cause to be prepared and filed with the SEC a registration statement of S1 on Form S-4, including the joint proxy statement - prospectus (the "Joint Proxy Statement/Prospectus") to be delivered to the VerticalOne and S1 stockholders in connection with the Merger (the "Registration Statement") for the purpose of registering the S1 Common Stock to be issued in the Merger, and for soliciting the approval of this Agreement and the Merger by the stockholders of VerticalOne and S1. S1 and VerticalOne shall use their reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as possible after the filing. The parties shall each promptly notify the other upon the receipt of any comments from the SEC or its staff, or any other governmental officials, supply each other with all such correspondence with any Governmental Entity other than confidential information, and cooperate in responding to and considering any questions or comments from the SEC staff regarding the information contained in the Registration Statement. If at any time after the Registration Statement is filed with the SEC, and prior to the Closing Date, any event relating to S1 or VerticalOne is discovered by such party which should be set forth in an amendment of, or a supplement to, the Registration Statement, including the Joint Proxy Statement/Prospectus, such party shall promptly inform the other, and shall furnish all necessary information relating to such event whereupon the appropriate party shall promptly cause an appropriate amendment to the Registration Statement or supplement to the Joint Proxy Statement/Prospectus to be filed with the SEC. Upon the effectiveness of such amendment or supplement, the parties (if prior to the meetings of stockholders pursuant to Section 6.3 hereof) will take all necessary action as promptly as practicable to permit an appropriate amendment or supplement to be transmitted to their stockholders entitled to vote at such meetings. S1 shall also use reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Each party shall furnish all information as may be reasonably requested by the other in connection with any such action.



        (b) As promptly as practicable following the execution and delivery of this Agreement, if applicable, each of VerticalOne and S1 will prepare and file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "DOJ") Notification and Report Forms relating to the transactions contemplated herein if and as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed by the parties (the "Antitrust Filings"). The parties will comply with any requests for additional information relating to the Antitrust Filings and will use their reasonable best efforts to secure all required approvals of the Antitrust Filings.



        (c) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (which shall include the Antitrust Filings), and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger). VerticalOne and S1 shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to VerticalOne or S1 and Merger Sub, as the case may be, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement and will promptly notify each other of any communication with any Governmental Entity and provide the other with an opportunity to participate in any meetings with a Governmental Entity relating thereto; provided, however, that nothing contained herein shall be deemed to provide either party with a right to review any information provided to any Governmental Entity on a confidential basis in connection with the transactions contemplated hereby. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to contemplation of the transactions contemplated herein.



        (d) Each of S1 and VerticalOne shall use its reasonable best efforts to resolve objections, if any, which may be asserted with respect to the Merger under antitrust laws, including, without limitation, the HSR Act. In the event a suit is threatened or instituted challenging the Merger as violative of antitrust laws, each of S1 and VerticalOne shall use its reasonable best efforts to avoid the filing of, or resist or resolve such suit. S1 and VerticalOne shall use their reasonable best efforts to take such action as may be required by: (x) the DOJ or the FTC in order to resolve such objections as either of them may have to the Merger under antitrust laws, or (y) any federal or state court of the United States, in any suit brought by a private party or Governmental Entity challenging the Merger as violative of antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order which has the effect of preventing the consummation of the Merger. Reasonable best efforts shall not include the willingness of S1 to accept an order agreeing to the divestiture, or the holding separate, of any assets of S1 or VerticalOne which S1 reasonably determines to be material to S1 or to benefits of the transaction for which it has bargained for hereunder.

        (e) S1 and VerticalOne shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any requisite regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed.



     6.2  ACCESS TO INFORMATION.



        (a) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, VerticalOne shall provide to the officers, employees, accountants, counsel and other representatives of S1 and Merger Sub, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, VerticalOne shall make available to S1 all information concerning its business, properties and personnel as S1 may reasonably request (except as to information which is confidential or competitively sensitive ("Confidential Matters")) provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. Each party will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the confidential information and non-disclosure agreement between the parties dated September 10, 1999 (the "Confidentiality Agreement"). The parties agree and acknowledge that the Confidentiality Agreement will continue in full force and effect in accordance with its terms.



        (b) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, S1 shall, and shall cause Merger Sub to, provide to the officers, employees, accountants, counsel and other representatives of VerticalOne, access, during normal business hours during the period prior to the Effective Time, to such information regarding S1, (except as to Confidential Matters), as shall be reasonably necessary for VerticalOne to fulfill its obligations pursuant to this Agreement or which may be reasonably necessary for VerticalOne to confirm that the representations and warranties of S1 contained herein are true and correct and that the covenants of S1 contained herein have been performed in all material respects. S1 also will provide a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal securities laws and all other information concerning its business as VerticalOne may reasonably request (except Confidential Matters). VerticalOne will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement.



        (c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties or covenants of the other set forth herein.



        (d) VerticalOne shall provide S1 with true, correct and complete copies of all financial information provided to the directors of VerticalOne in connection with meetings of its Board of Directors or committees thereof, except as to Confidential Matters. S1 shall provide the chief executive office of VerticalOne true, correct and complete copies of all financial information provided to the directors of S1 in connection with meetings of its board of Directors or committees thereof, except as to Confidential Information.



     6.3  STOCKHOLDER MEETINGS.



        (a) VerticalOne shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders within 45 days after the Registration Statement becomes effective for the purpose of voting upon the adoption of this Agreement (the "VerticalOne Special Meeting"). The Board of Directors of VerticalOne shall declare the advisability of the Merger and recommend to

VerticalOne's stockholders adoption of this Agreement, together with any matters incident thereto, and shall oppose and third party proposal or other action that is inconsistent with this Agreement or the consummation of the transactions contemplated hereby, unless the Board of Directors of VerticalOne reasonably determines, following consultation with VerticalOne's legal counsel, that to declare the Merger inadvisable or to withdraw such recommendation or opposition, as the case may be, would be required in the exercise of its fiduciary duties.



        (b) S1 shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders within 45 days after the Registration Statement becomes effective for the purpose of voting upon the approval of S1 issuing of shares of S1 Common Stock in the Merger so that it may perform its obligations under Article II hereof, and to increase the number of shares available under its Stock Option Plan so that it may perform its obligations under Section 6.6 hereof (the "S1 Special Meeting"). The Board of Directors of S1 shall recommend to S1's stockholders approval of such issuance of S1 Common Stock.



        (c) The Board of Directors of S1 shall approve the Merger as the sole stockholder of Merger Sub. S1 shall vote, and shall cause each of its Subsidiaries to vote, all shares of VerticalOne Capital Stock owned by it or any of its Subsidiaries in favor of adoption of this Agreement.



        (d) VerticalOne and S1 will coordinate and cooperate with respect to the timing of, calling, mailing notice and convening the VerticalOne Special Meeting and the S1 Special Meeting.



     6.4  LEGAL CONDITIONS TO MERGER.



     Each of S1 and VerticalOne shall use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by VerticalOne or S1 in connection with the Merger and the other transactions contemplated by this Agreement.



     6.5  STOCK EXCHANGE LISTING.



     S1 shall cause the shares of S1 Common Stock to be issued in the Merger and pursuant to VerticalOne options assumed hereunder to be approved for quotation on the Nasdaq Stock Market National Market System (or any national securities exchange on which the S1 Common Stock has become listed, or approved for listing) prior to the Closing.



     6.6  EMPLOYEES.



        (a) S1 agrees that, in connection with the Merger, 2.0 million shares of S1 Common Stock will be available for grant to employees of VerticalOne, pursuant to one or more of the S1 stock option plans. The selection of the optionees and the number of shares subject to each such option shall be made by Gregg Freishtat or his designee (the "Employee Representative") and ratified by S1 in accordance with its stock option plans, such ratification not to be unreasonably withheld. The optionees may be selected before or after the Closing Date. The exercise price of options granted at Closing or for two months after the Closing Date shall be the lesser of the fair market value of a share of S1 Common Stock as of the close of business on the date hereof or the Closing Date (fair market value meaning the closing price of S1 Common Stock on the applicable day). The exercise price of options granted after such two-month period shall be the fair market value of the S1

Common Stock on the date of grant. Except as otherwise provided in the specific option grant to an optionee as consented to by S1, the options granted to each optionee shall vest over four years, 25% at each one-year anniversary date of the grant. Notwithstanding Section 5.1 hereof, VerticalOne may grant instruments to purchase any number of shares of VerticalOne Common Stock after the date hereof but prior to the Closing Date, provided that (i) the exercise or conversion price with respect to any such instrument is not less than $5.751 per share and (ii) the grant of any such instrument to purchase shares of VerticalOne Common Stock shall, upon consummation of the Merger, have the effect of reducing the number of shares of S1 Common Stock (determined by converting the number of shares of VerticalOne Common Stock subject to such instruments into the corresponding number of shares of S1 Common Stock at the Exchange Ratio) otherwise available for grant pursuant to this Section 6.6(a).



        (b) S1 will have no obligation to retain any employee or group of employees of VerticalOne following the Effective Time. As soon as practicable after the execution of this Agreement, VerticalOne and S1 shall confer and work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements (and terminate VerticalOne employee plans immediately prior to the Effective Time, if appropriate) so as to provide benefits to VerticalOne employees initially upon the Merger which are generally equivalent to those being provided to employees of S1 at the Effective Time as long as such benefits are not materially less favorable as those available to the employees of VerticalOne immediately preceding the Effective Time. If, however, during a two-year period beginning on the Closing Date, S1 causes the termination of a VerticalOne employee over the objection of the Employee Representative, such employee shall be paid a one-time severance payment equal to his or her then current salary for 90 days and any options granted under the VerticalOne Plan or granted pursuant to Section 6.6(a) hereof which are then unvested, but which vest in the next twelve months, will automatically vest.



        (c) Any shares of VerticalOne Common Stock subject to options currently outstanding under the VerticalOne Plan, which options are forfeited by an employee who leaves VerticalOne's employment or are otherwise terminated in accordance with the VerticalOne Plan without being exercised, shall be available for re-grant by the Employee Representative before or at any time within two years following the Closing Date subject to the ratification provided for in
Section 6.6(a). Any such re-grants that take effect after the Merger shall be effected as grants of instruments to purchase shares of S1 Common Stock, after taking into account the conversion of the shares of VerticalOne Common Stock underlying such forfeited options into shares of S1 Common Stock at the Exchange Ratio, and taking into account the appropriate exercise price for such instruments based on the provisions of Section 6.6(a) of this Agreement.



     6.7  INDEMNIFICATION.



        (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of VerticalOne (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of VerticalOne or any of VerticalOne's subsidiaries, or a trustee administering an employee benefit plan of VerticalOne or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time (an "Indemnifiable Claim"), the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto to the extent permitted by applicable law and the certificate of incorporation and bylaws of VerticalOne.

        (b) It is understood and agreed that after the Effective Time, the Surviving Corporation and S1 shall indemnify and hold harmless, as and to the fullest extent permitted by applicable law and the certificate of incorporation and bylaws of the Surviving Corporation or the certificate of incorporation and bylaws of S1, as may be the case, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation in connection with an Indemnifiable Claim, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to S1; provided, however, that (1) S1 shall have the right to assume the defense thereof and upon such assumption S1 shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if S1 elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between S1 and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to S1, and S1 shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) S1 shall be obligated pursuant to this paragraph to pay for only one firm of counsel for each Indemnified Party and one firm of local counsel, and (3) S1 shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed).



        (c) S1 shall have no obligation to advance expenses incurred in connection with a threatened or pending action, suit or preceding in advance of final disposition of such action, suit or proceeding, unless (1) S1 would be permitted to advance such expenses pursuant to the DGCL and S1's certificate of incorporation or bylaws, and (2) S1 receives an undertaking by the Indemnified Party to repay such amount if it is determined that such party is not entitled to be indemnified by S1 pursuant to the DGCL and S1's certificate of incorporation or bylaws, VerticalOne's certificate of incorporation or bylaws, or this Agreement. Any Indemnified Party wishing to claim indemnification under this Section 6.7, upon learning of any such claim, action, suit, proceeding or investigation, shall notify S1 thereof; provided, however, that the failure to so notify shall not affect the obligations of S1 under this Section 6.7 except to the extent such failure to notify materially prejudices S1. S1's obligations under this Section 6.7 continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.



        (d) S1 shall use commercially reasonable efforts to cause the persons serving as officers and directors of VerticalOne immediately prior to the Effective Time to be covered by a directors' and officers' liability insurance policy ("Tail Insurance") of substantially the same coverage and amounts containing terms and conditions which are generally not less advantageous than VerticalOne's current policy with respect to acts or omissions occurring prior to the effective Time which were committed by such officers and directors in their capacity as such for an aggregate premium cost for the Tail Insurance of not more than 150% of the premium for current coverage (the "Maximum Amount"), and for a period not less than two years. If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, S1 shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.



        (e) In the event S1 or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of S1 assume the obligations set forth in this section.



        (f) In addition to the obligations listed in Section 6.7(b), S1 agrees to indemnify, defend and hold harmless the Indemnified Parties at all times after the Effective Time from and against any and all claims, damages, losses, liabilities, payments, costs, obligations and expenses (including, without limitation, all legal, accounting and other professional fees and disbursements) (collectively, "Damages") to the extent such Damages arise out of, result from or relate to:



           (1) a breach in any material respect of any representation or warranty made by S1 contained in this Agreement; or



           (2) a breach in any material respect of any agreement or undertaking made by S1 in this Agreement, the Escrow Agreement, the Investment Agreement, the Warrant Agreement, or any other agreement delivered by or on behalf of VerticalOne or S1 pursuant to this Agreement.



        (g) All representations and warranties, covenants, agreements and undertakings of VerticalOne and S1 continued in or made pursuant to this Agreement or in any certificate furnished pursuant hereto shall survive for a period of 12 months after the Effective Time; provided, however, that if a claim is still pending under the Escrow Agreement at the end of such period, the particular representation, warranty, covenant, agreement and/or undertaking upon which such claim is based will survive (but only with respect to such claim) until the claim is resolved in accordance with the provisions of the Escrow Agreement.



        (h) Each party shall cooperate with the other in determining the validity of any third party claim or assertion and in defending the validity of any third party claim or assertion in defending against third parties with respect to the same.



     6.8  FREELY TRADABLE SHARES.



     If, for whatever reason, any former VerticalOne stockholder receives shares of S1 Common Stock at the Effective Time that are either "restricted securities" within the meaning of SEC Rule 144(a)(3) under the Securities Act of 1933, as amended (the "Securities Act"), or otherwise (other than by reason of the application of the restrictions set forth in Section 6.14 or, in the case of a former VerticalOne stockholder who becomes an affiliate of S1, by reason of S1 trading policies applicable to others similarly situated) is precluded by Rule 145 under the Securities Act from selling or disposing of all of the shares of S1 Common Stock received by such person in the Merger within one calendar quarter immediately following the Effective Time in the absence of an effective registration statement therefor, shall be entitled to registration rights for such shares as set forth in EXHIBIT C.



     6.9  ADDITIONAL AGREEMENTS.



     In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and S1's Subsidiaries shall take all such necessary action as may be reasonably requested by either party or any such person. S1 shall cause Merger Sub to perform all of its obligations under this Agreement and the transactions contemplated hereby.

     6.10  ADVICE OF CHANGES.



     S1 and VerticalOne shall promptly advise the other party of any change or event that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on it or to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Closing Date, each party will promptly supplement or amend its disclosure schedule delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule or which is necessary to correct any information in such disclosure schedule which has been rendered inaccurate thereby. No supplement or amendment to such disclosure schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 7.2(a) or 7.3(a) hereof, as the case may be, or the compliance by VerticalOne with the covenants set forth in Section 5.1 hereof.



     6.11  CURRENT INFORMATION.



     Each party will promptly notify the other of any material change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving it, and will keep the other fully informed of such events.



     6.12  TRANSACTION EXPENSES OF VERTICALONE.



        (a) For planning purposes, VerticalOne shall, within 30 days from the date hereof, provide S1 with its estimated budget of transaction-related expenses reasonably anticipated to be payable by VerticalOne in connection with this transaction, including the fees and expenses of counsel, accountants, investment bankers and other professionals. VerticalOne shall promptly notify S1 if or when it determines that it will expect to exceed its budget.



        (b) Promptly after the execution of this Agreement, VerticalOne shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. VerticalOne shall accrue and/or pay all of such amounts promptly thereafter.



        (c) S1, in reasonable consultation with VerticalOne, shall make all arrangements with respect to the printing and mailing of the Joint Proxy Statement/Prospectus. S1, if it deems necessary, also shall engage (at S1's expense) a proxy solicitation firm to assist in the solicitation of proxies for the S1 Special Meeting and the VerticalOne Special Meeting. VerticalOne agrees to cooperate as to such matters.



     6.13  FORM S-8.



     S1 agrees to file a registration statement on Form S-8 for the shares of S1 Common Stock issuable with respect to assumed VerticalOne stock options, as described in Section 1.6 of this Agreement, and, to the extent not already covered by an effective registration statement, the shares of S1 Common Stock issuable with respect to S1 options granted pursuant to Sections 6.6(a) and 6.6(c) of this Agreement, in each case as soon as reasonably practicable after the Effective Time and shall maintain the effectiveness of each such registration statement thereafter for so long as any of such options or other rights remain outstanding.

     6.14  LOCK-UP.



        (a) The holders of VerticalOne Series A Stock and VerticalOne Series B Stock shall not be permitted to sell any shares of S1 Common Stock received upon conversion of their VerticalOne Preferred Stock pursuant to this Agreement for 180 days after the Closing Date; (x) provided, however, (i) if S1 does not give notice (the "Offering Notice") within 90 days after the Closing Date of its intention to register shares for sale in a public offering, (ii) if S1 does not file a registration statement regarding such sale within 21 days after the date of the Offering Notice, or (iii) if such registration statement is filed, it is subsequently withdrawn or the offering to which it relates is subsequently abandoned or otherwise terminated, each holder of VerticalOne Series A Stock and VerticalOne Series B Stock may sell half of such holder's shares 90 days after the Closing Date and the other half 180 days after the Closing Date; and (y) provided further that if such registration is effected, but each of the holders of VerticalOne Series A Stock and VerticalOne Series B Stock are not able (under the terms of any underwriting agreement for the offering to which such registration statement relates) to sell at least one-half of such holder's shares in such registration, then each former holder of VerticalOne Series A Stock and VerticalOne Series B Stock may sell such number of such holder's shares of S1 Common Stock as is equal to the difference between one-half of such holder's shares and the number of shares of such holder sold in the offering for the remainder of the 180 days after the Closing Date. In the event that such holders are permitted to sell S1 Common Stock during the 180 day period after the Closing Date, other than shares sold in the offering to which such Offering Notice relates or other than shares sold in accordance with proviso (y) of the preceding sentence, each holder of VerticalOne Series A Stock and VerticalOne Series B Stock may not sell more than 25,000 shares per day.



        (b) VerticalOne shall use its best efforts to cause all holders of shares of VerticalOne Common Stock outstanding as of the Effective Time to agree not to sell any shares of S1 Common Stock received upon conversion of such VerticalOne Common Stock pursuant to this Agreement except as follows: 33% of the S1 Common Stock received may be sold six months after the Closing Date; 66%, 12 months after the Closing Date; and the other 100%, 18 months after the Closing Date.



        (c) The agreements set forth in this section shall be memorialized by a lock-up agreement attached hereto as EXHIBIT D, which VerticalOne shall use its best efforts to cause the holders of VerticalOne Common Stock, VerticalOne Series A Stock and VerticalOne Series B Stock to execute.



        (d) Each certificate representing shares of S1 Common Stock received by holders of VerticalOne Common Stock, VerticalOne Series A Stock and VerticalOne Series B Stock in the Merger shall be stamped or otherwise imprinted with a legend substantially in the following form:



           The sale, transfer or assignment, pledge, or encumbrance of the securities represented by this certificate are subject to the terms and conditions of an Agreement and Plan of Merger dated September 23, 1999 among Security First Technologies Corporation, VerticalOne Acquisition Corporation and VerticalOne Corporation. Copies of such agreement may be obtained at no cost by written request made by the holder of record of this certificate to the Secretary of Security First Technologies Corporation.



     S1 need not register a transfer of legended S1 Common Stock and may instruct its transfer agent not to register such transfer, unless the conditions specified in the legend are satisfied.



     6.15  BOARD OF DIRECTORS.



     Promptly following the Effective Time, the Board of Directors of S1 will take all actions necessary in order for Gregg Freishtat to be appointed promptly to S1's Board of Directors for a term ending at the third annual meeting of S1 stockholders after the Effective Time; provided, however, that S1 shall have no obligation to invite Gregg Freishtat to serve on S1's Board of Directors if he is not both Chief Executive Officer and a member in good standing of VerticalOne's Board of Directors immediately prior to the Effective Time.



     6.16  TAX TREATMENT.



     Each of the parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.



                                  ARTICLE VII



                              CONDITIONS PRECEDENT



     7.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.



     The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:



          (a) STOCKHOLDER APPROVALS.



        This Agreement, including the Certificate of Merger and the Merger shall have been approved and adopted at the VerticalOne Special Meeting by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of VerticalOne Common Stock, VerticalOne Series A Stock and VerticalOne Series B Stock, voting together as a single class, and by a majority of the votes entitled to be cast by the holders of the outstanding shares of VertricalOne Series C Stock, voting as a separate class, in person or by proxy. The issuance of shares of S1 Common Stock in the Merger shall have been approved by the holders of a majority of the outstanding shares of S1 Common Stock represented at the S1 Special Meeting in person or by proxy.



          (b) STOCK EXCHANGE LISTING.



        The shares of S1 Common Stock which shall be issued in the Merger (including the S1 Common Stock that may be issued upon exercise of the options referred to in Section 1.6 hereof) upon consummation of the Merger shall have been authorized for quotation on the Nasdaq Stock Market National Market System (or any national securities exchange on which the S1 Common Stock may become listed).



          (c) REGISTRATION STATEMENT.



        The Registration Statement shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC; provided, however, this condition is not applicable if Section 6.8 becomes applicable.



          (d) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY; HSR ACT.



        No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement or the Certificate of Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger. All waiting periods, if any, under the HSR Act or foreign merger notification requirements, if applicable, relating to the transactions contemplated hereby will have expired or been terminated early and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.



          (e) NO PENDING GOVERNMENTAL ACTIONS.



        No proceeding initiated by any Governmental Entity seeking an Injunction preventing consummation of the Merger shall be pending or shall have been threatened in writing.



          (f) FEDERAL TAX OPINION.



        S1 and VerticalOne shall have received from Alston & Bird LLP, VerticalOne's special counsel, an opinion to S1 and VerticalOne, in form and substance reasonably satisfactory to them, substantially to the effect that on the basis of facts, representations, and assumptions set forth in such opinion which are consistent with the state of facts existing at the time of such opinion, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel may require and, to the extent such counsel deems necessary or appropriate, may rely upon representations made in certificates of officers of VerticalOne, S1, Merger Sub, their respective affiliates and others. If Alston & Bird LLP does not render such opinion, this condition may be satisfied if Hogan & Hartson L.L.P., S1's special counsel, renders such opinion, relying upon such representations.



     7.2  CONDITIONS TO OBLIGATIONS OF S1 AND MERGER SUB.



     The obligation of S1 and Merger Sub to effect the Merger is also subject to the satisfaction or waiver by S1 at or prior to the Effective Time of the following conditions:



          (a) REPRESENTATIONS AND WARRANTIES.



        The representations and warranties of VerticalOne set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct, unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect on VerticalOne. Such determination of aggregate Material Adverse Effect shall be made as if there were no materiality qualifications in such representations and warranties. S1 shall have received a certificate signed on behalf of VerticalOne by each of the President and Chief Executive Officer and the Chief Financial Officer of VerticalOne to the foregoing effect.



          (b) PERFORMANCE OF COVENANTS AND AGREEMENTS OF VERTICALONE.



        VerticalOne shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, except in each case where such nonperformance does not or would not have a Material Adverse Effect on any of VerticalOne, S1 or the Surviving Corporation. S1 shall have received a certificate signed on behalf of

VerticalOne by each of the President and Chief Executive Officer and the Chief Financial Officer of VerticalOne to such effect.



          (c) CONSENTS UNDER AGREEMENTS.



        The consent, approval or waiver of each person whose consent or approval shall be required in order to permit the succession by S1, to the extent applicable, to any obligation, right or interest of VerticalOne under any Contract shall have been obtained except for those, the failure of which to obtain, will not result in a Material Adverse Effect on S1 or VerticalOne.



          (d) NO MATERIAL ADVERSE EFFECT.



        There shall have been no Material Adverse Effect with respect to VerticalOne, which is continuing.



          (e) ACCOUNTANT'S COMFORT LETTER.



        VerticalOne shall have caused to be delivered on the respective dates thereof to S1 "comfort letters" from KPMG LLP, VerticalOne's independent public accountants, dated the date on which the Registration Statement or last amendment thereto shall become effective, and dated the date of the Closing (defined in Section 9.1 hereof), and addressed to S1 and VerticalOne, with respect to VerticalOne's financial data presented in the Joint Proxy Statement/Prospectus, which letters shall be based upon Statements on Auditing Standards Nos. 72 and 76.



     7.3  CONDITIONS TO OBLIGATIONS OF VERTICALONE.



     The obligation of VerticalOne to effect the Merger is also subject to the satisfaction or waiver by VerticalOne at or prior to the Effective Time of the following conditions:



          (a) REPRESENTATIONS AND WARRANTIES.



        The representations and warranties of S1 and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct, unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect on S1. Such determination of aggregate Material Adverse Effect shall be made as if there were no materiality qualifications in such representations and warranties. VerticalOne shall have received a certificate signed on behalf of S1 by each of the President and Chief Executive Officer and the Chief Financial Officer of S1 to the foregoing effect.



          (b) PERFORMANCE OF COVENANTS AND AGREEMENTS OF S1.



        S1 and Merger Sub shall have each performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, except in each case where such nonperformance does not or would not have a Material Adverse Effect on any of VerticalOne, S1 or the Surviving Corporation. VerticalOne shall have received a certificate signed on behalf of S1 by each of the President and Chief Executive Officer and the Chief Financial Officer of S1 to such effect.

          (c) NO MATERIAL ADVERSE EFFECT.



        There shall have been no Material Adverse Effect with respect to S1, which is continuing.



                                  ARTICLE VIII



                           TERMINATION AND AMENDMENT



     8.1  TERMINATION.



     This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of VerticalOne or S1, if applicable:



        (a) by mutual consent of S1 and VerticalOne in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;



        (b) by either S1 or VerticalOne if a Governmental Entity shall have issued an order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;



        (c) by either S1 or VerticalOne if the Merger shall not have been consummated on or before January 10, 2000 (the "Original Final Date"), unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; provided, however, that if the Merger has not been consummated as of the Original Final Date because S1 or VerticalOne has not received a required consent or approval from one or more Governmental Entities, or any waiting period required by law has not expired or been terminated, in either case in a time frame sufficient to permit the Merger to be consummated by the Original Final Date; or in the event that S1, in its discretion, reasonably exercised, postpones the Closing due to the pending nature of a proposed acquisition or business combination of another Person by S1 or an underwritten offering of its equity or debt securities, then S1 may, by the delivery to VerticalOne of the notice (an "Extension Notice") not earlier than January 6, 2000 and not later than the close of business on the Original Final Date, extend the Closing Date to a date not later than March 1, 2000 (and such extension shall be given effect irrespective of whether VerticalOne responds as contemplated in the following sentence). Upon receipt of such Extension Notice, VerticalOne may, in its sole discretion, provide notice to S1 within five business days following its receipt of such Extension Notice, of its desire to consummate the Merger on the basis of its satisfaction of the conditions to Closing set forth in Sections 7.2(a), (b), (c) and (d). If VerticalOne so elects, then it shall provide to S1 the certificates referred to in the final sentences of Sections 7.2(a) and 7.2(b) as to its satisfaction of such conditions as of the Original Final Date (or such later date as of which such notice from VerticalOne is delivered) (the date of such delivery, the "Certificate Date"). The effect of the delivery of such certificate shall be as follows: (i) VerticalOne shall be deemed to have satisfied such conditions to Closing as of the Certificate Date and no further satisfaction of such conditions on the part of VerticalOne shall be necessary as of the Closing Date and (ii) the "Distribution Date," as such term is defined in the Escrow Agreement shall mean one year from the Certificate Date;



        (d) by either S1 or VerticalOne (provided that S1 is not in breach of its obligations under Section 6.3 hereof) if the approval of the stockholders of either party required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at either the S1 Special Meeting or the VerticalOne Special Meeting or at any adjournment or postponement thereof, respectively;

        (e) by either S1 or VerticalOne (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give the other party the right to terminate this Agreement) if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other party, if such breach, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the breaching party, and such breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto or such breach, by its nature, cannot be cured prior to the Closing or within 30 days, whichever is longer;



        (f) by either S1 or VerticalOne (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give the other party the right to terminate this Agreement) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, and such breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto or such breach, by its nature, cannot be cured prior to the Closing or within 30 days, whichever is longer, except in each case where such breach does not or would not have a Material Adverse Effect on any of VerticalOne, S1 or the Surviving Corporation;



        (g) by S1, if VerticalOne's Board of Directors, for any reason, (i) fails to call and hold within 45 days of the effectiveness of the Registration Statement the VerticalOne Special Meeting to consider and approve this Agreement and the transactions contemplated hereby, (ii) withdraws or amends or modifies in a manner adverse to S1 or fails to recommend to stockholders the approval of this Agreement and the transactions contemplated hereby, (iii) approves or recommends any third party proposal for an Acquisition Transaction that is inconsistent with the transactions contemplated by this Agreement, (iv) fails to recommend rejection of a tender or exchange offer relating to VerticalOne's securities which is commenced by a third party not affiliated with S1, within ten business days from the date the tender or exchange offer commenced, or (v) violates Section 5.1(e) of this Agreement; and



        (h) by VerticalOne, if S1's Board of Directors, for any reason, (i) fails to call and hold within 45 days of the effectiveness of the Registration Statement the S1 Special Meeting to consider and approve the issuance of shares of S1 Common Stock in the Merger, or (ii) withdraws or amends or modifies in a manner adverse to VerticalOne or fails to recommend to stockholders the approval of the issuance of shares of S1 Common Stock in the Merger.



     8.2  EFFECT OF TERMINATION.



     In the event of termination of this Agreement by either S1 or VerticalOne as provided in Section 8.1 hereof, this Agreement shall forthwith become void and have no effect except (i) the last two sentences of Section 6.2(a), and Sections 8.2 and 9.3 hereof shall survive any termination of this Agreement, and
(ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful or intentional breach of any provision of this Agreement.



     8.3  AMENDMENT.



     Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Board of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of VerticalOne or S1; provided, however, that after any approval of the transactions contemplated by this

Agreement by VerticalOne's stockholders, there may not be, without further approval of such stockholders, any amendment of this Agreement which (i) alters or changes the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of VerticalOne, (ii) alters or changes any term of the certificate of incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alters or changes any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series thereof of VerticalOne. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.



     8.4  EXTENSION; WAIVER.



     At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.



                                   ARTICLE IX



                               GENERAL PROVISIONS



     9.1  CLOSING.



     Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. at the main offices of S1 on (i) the fifth business day following the receipt of the last requisite regulatory approval or stockholder approval and after all applicable waiting periods have expired or been terminated or (ii) such other date, place and time as the parties may agree in writing (the "Closing Date").



     9.2  [OMITTED].



     9.3  EXPENSES.



     Except as provided in Section 6.12(c) and in this Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, provided that all filing and other fees paid to the SEC and all printing and mailing expenses associated with the registration statement and the Joint Proxy Statement/Prospectus shall be borne by S1.



     9.4  NOTICES.



     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):



            (a)  if to S1, to:
                 Security First Technologies Corporation
                 3390 Peachtree Road, NE
                 Suite 1700
                 Atlanta, GA 30326
                 Attn.: Robert F. Stockwell
                        Chief Financial Officer

                 with a copy (which shall not constitute notice) to:

                 Hogan & Hartson L.L.P.
                 Columbia Square
                 555 Thirteenth Street, N.W.
                 Washington, DC 20004
                 Attn.: Stuart G. Stein, Esq.

            and

            (b)  if to VerticalOne, to:
                 VerticalOne Corporation
                 Two Concourse Parkway, Suite 700
                 Atlanta, GA 30328
                 Attn: Gregg S. Freishtat
                       Chairman and Chief Executive Officer

                 with a copy (which shall not constitute notice) to:

                 Alston & Bird LLP
                 601 Pennsylvania Avenue, N.W.
                 North Building, 11th Floor
                 Washington, DC 20004
                 Attn.: David E. Brown, Jr., Esq.



     9.5  INTERPRETATION.



     When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or an Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."



     9.6  COUNTERPARTS.



     This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.



     9.7  ENTIRE AGREEMENT.



     This Agreement (including the disclosure schedules, exhibits, documents and the instruments referred to herein, which hereby incorporated by reference) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Escrow Agreement, the Confidentiality Agreement and the Certificate of Merger.



     9.8  GOVERNING LAW.



     This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law rules.



     9.9  ENFORCEMENT OF AGREEMENT.



     The parties hereto agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.



     9.10  SEVERABILITY.



     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.



     9.11  PUBLICITY.



     Except as otherwise required by law or the rules of The Nasdaq Stock Market (or any national securities exchange on which the S1 Common Stock may become listed), so long as this Agreement is in effect, neither S1 nor VerticalOne shall, or shall permit any of S1's Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement or the Certificate of Merger without the consent of the other party, which consent shall not be unreasonably withheld. S1 and VerticalOne agree that the joint press release announcing the signing of this Agreement shall contain a statement regarding the use of VerticalOne's technology in such form and content as the parties shall mutually agree in their sole and absolute discretion.



     9.12  ASSIGNMENT; LIMITATION OF BENEFITS.



     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Sections
6.6 and 6.7 hereof, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, and the covenants, undertakings and agreements set out herein shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their permitted assigns.



     9.13  ADDITIONAL DEFINITIONS.



     In addition to any other definitions contained in this Agreement, the following words, terms and phrases shall have the following meanings when used in this Agreement.



     "affiliate": of any Person means any director, officer or 5% or greater stockholder of such Person, any spouse or other person living in the same household of such director, officer or stockholder, or any company, partnership or trust in which any of the foregoing persons is an officer, 5% or greater stockholder, general partner or 5% or greater trust beneficiary.



     "Contract": shall mean any contract, agreement, license, instrument and understanding (whether or not in writing) to which VerticalOne or S1 is a party which, if it imposes a future annual monetary obligation on any party thereto, that monetary obligation is $25,000 or greater, except for a Contract for which another monetary obligation is specified herein.



     "knowledge": "know" or "known" means with respect to a party hereto, with respect to a matter in question, that the directors or any executive officer of such party has actual knowledge of such matter.



     "Laws": any and all statutes, laws, ordinances, rules, regulations, orders, permits, judgments, injunctions, decrees, case law and other rules of law enacted, promulgated or issued by any Governmental Entity.



     "Material Adverse Effect": with respect to S1 or VerticalOne, as the case may be, means a condition, event, change or occurrence that has had or would have a material adverse effect upon VerticalOne or upon S1 and its Subsidiaries, taken as a whole, as the case may be, taking into account (A) the business, customers, assets, capitalization, financial condition and results of operations of VerticalOne or S1 and its Subsidiaries (in each case, taken as a whole), other than as a result primarily of (i) the direct effect of the public announcement, pendency or consummation of the Merger, or (ii) changes in general economic conditions or changes affecting the industry generally in which such entity operates, or (iii) changes in the trading price for S1 Common Stock (excluding any condition, event, change or occurrence underlying such change to the extent such condition, event, change or occurrence would otherwise constitute a Material Adverse Effect), or (B) the ability of S1 or VerticalOne to perform its obligations under, and to consummate the transactions contemplated by, this Agreement or the Certificate of Merger.



     "Person": shall mean an individual, corporation, partnership, association, joint venture, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).



     "Subsidiary": with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

     IN WITNESS WHEREOF, S1, Merger Sub, and VerticalOne have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.



                                  SECURITY FIRST TECHNOLOGIES CORPORATION



                                  By:        /s/ ROBERT F. STOCKWELL

                                     -------------------------------------------

                                      Name: Robert F. Stockwell


                                      Title:  Chief Financial Officer and
                                      Treasurer



                                  VERTICALONE ACQUISITION CORPORATION



                                  By:        /s/ ROBERT F. STOCKWELL

                                     -------------------------------------------

                                      Name: Robert F. Stockwell


                                      Title:  Director and President



                                  VERTICALONE CORPORATION



                                  By:           /s/ NEAL W. MCEWEN

                                     -------------------------------------------

                                      Name: Neal W. McEwen


                                      Title:  President and Chief Financial
                                      Officer

                                                                       EXHIBIT B

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of
January   , 2000, by and among Security First Technologies Corporation, a
Delaware corporation ("S1"),           , as representative (the "Stockholder
Representative") of the interests of the former stockholders of VerticalOne Corporation, a Delaware corporation ("VerticalOne"), and American Stock Transfer & Trust Company, as escrow agent, hereunder (including any successor escrow agent, the "Escrow Agent").

                                   WITNESSETH

     VerticalOne Acquisition Corporation ("Merger Sub") is a wholly owned subsidiary of S1 and each of S1, Merger Sub and VerticalOne is a party to an Agreement and Plan of Merger, dated as of September 23, 1999 (the "Merger Agreement"), pursuant to which Merger Sub has on the Closing Date (as defined in the Merger Agreement) merged (the "Merger") with and into VerticalOne with VerticalOne surviving the Merger and becoming a wholly owned subsidiary of S1. Pursuant to Section 1.4 of the Merger Agreement, each share of VerticalOne Capital Stock (as defined in the Merger Agreement) was converted into and exchanged for the right to receive (i) a number of shares of common stock, par value $0.001 per share, of S1 ("S1 Common Stock") and (ii) the contingent right to receive a number of shares of S1 Common Stock (including any cash or other property distributable in respect thereof, the "Escrow Shares").

     Pursuant to the terms of the Merger Agreement, the Escrow Shares have been issued and will be held by the Escrow Agent pursuant to the terms of this Agreement until termination of this Agreement as provided herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1
                            ESTABLISHMENT OF ESCROW

     1.1 ESCROW SHARES. On this date, S1 has executed a stock certificate in negotiable form representing the Escrow Shares and naming the Escrow Agent, on behalf of the respective interests of the former holders of VerticalOne Capital Stock (other than holders who perfected their dissenters' rights of appraisal as provided in Section 1.4(g) of the Merger Agreement) (the "Stockholders"), as the registered holder. The Escrow Agent acknowledges receipt of the Escrow Shares and agrees to hold and disburse the Escrow Shares for the benefit of S1 and the Stockholders, as the case may be, in accordance with the provisions of this Agreement, with the same force and effect as if the Escrow Shares had been delivered by S1 to each Stockholder and subsequently delivered by such Stockholder to the Escrow Agent.

     1.2 STOCKHOLDER PERCENTAGE INTERESTS. On this date, S1 and VerticalOne have prepared and delivered to the Stockholder Representative a schedule showing for each Stockholder (a) the respective percentage interest (the "Percentage Interest") of each such Stockholder in the Escrow Shares, and (b) the corresponding aggregate maximum number of shares of S1 Common Stock issuable to each Stockholder, subject to the adjustments provided herein.

                                   ARTICLE 2
                       ASSERTION AND RESOLUTION OF CLAIMS

     2.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

          (a) "AGGREGATE VALUE" at any time shall mean the product of the Value Per Share and the number of Escrow Shares then held in escrow pursuant to this Agreement.

          (b) "DISPUTED LOSS NOTICE" shall mean a Loss Notice that is disputed by the Stockholder Representative by delivery of a Protest Notice.

          (c) "DISTRIBUTION DATE" shall mean the date that is one year from the earlier of (i) the date of the Effective Time or (ii), if applicable, the Certificate Date (as defined in the Section 8.1(c) of the Merger Agreement).

          (d) "LOSS" shall mean any direct or indirect demand, claim, damage, payment, obligation, action or cause of action, assessment, loss, liability, cost or expense, including without limitation, penalties, interest on any amount payable to a third party as a result of the foregoing, and any legal or other expense reasonably incurred in connection with investigating or defending any claim or action, whether or not resulting in any liability, and any amount paid in settlement of any claim or action.

          (e) "LOSS NOTICE" shall mean a written notice, as prescribed in
     Section 2.3 hereof, provided by S1 to the Escrow Agent and the Stockholder Representative setting forth in reasonable detail the nature and amount of an Recoverable Loss or potential Recoverable Loss.

          (f) "PROTEST NOTICE" shall mean a written notice, as prescribed in
     Section 2.3 hereof, provided by the Stockholder Representative to S1 if the Stockholder Representative disputes any Loss Notice received from S1.

          (g) "RECOVERABLE LOSS" shall mean any Loss for which S1 may obtain recovery pursuant to Section 2.2 hereof.

          (h) "VALUE PER SHARE" shall mean, with respect to determining the number of Escrow Shares attributable to any Recoverable Loss, the average of the closing prices per share of S1 Common Stock on the Nasdaq Stock Market's National Market System for the ten trading days immediately preceding the date of the Loss Notice relating to such Recoverable Loss (as reported in The Wall Street Journal or, if not reported therein, any other authoritative source selected by S1).

          (i) Any other capitalized term used herein but not defined herein shall have the same meaning as provided in the Merger Agreement.

     2.2 RIGHT TO REIMBURSEMENT. Subject to the express limitations of Section
3.5 hereof, S1 shall be entitled to receive a distribution of a number of Escrow Shares having an aggregate Value Per Share in the amount of any Recoverable Loss suffered or incurred by S1, its Subsidiaries (including VerticalOne), and their respective directors, officers and employees, as and when due, which arises out of or results from (i) any inaccuracy in any of the representations and warranties of VerticalOne existing as of the earlier of (x) the date of closing of the Merger Agreement or (y) if applicable, the Certificate Date or (ii) breach of any of the covenants and agreements of VerticalOne set forth in the Merger Agreement.

     2.3 NOTICE OF CLAIM. If S1 incurs a Recoverable Loss, or should S1 negotiate a proposed settlement in satisfaction of a potential Recoverable Loss, it shall promptly provide a Loss Notice to the Stockholder Representative and the Escrow Agent. If the Stockholder Representative disputes the amount sought under any such Loss Notice or otherwise disputes the right of S1 to be reimbursed hereunder, the Stockholder Representative shall provide S1 a Protest Notice within 15 days of the date of any such Loss Notice is given. If no Protest Notice is received by S1 within 15 days from the date on which any Loss Notice is given, or if a Protest Notice is received and the dispute is resolved in favor of S1 after following the procedures set forth below, then the amount sought under such Loss Notice shall represent an reimbursement obligation hereunder (the amount so reimbursable being referred to as the "Reimbursement Amount").

     2.4 PROCEDURE WITH RESPECT TO DISPUTED LOSS NOTICES. A Loss Notice with respect to which a Protest Notice is given shall mean a Disputed Loss Notice.

          (a) INTERNAL MEDIATION. First the Disputed Loss Notice shall be referred jointly to such senior executives as may be mutually agreed upon by the parties from time to time. If such persons do not agree upon a decision within 10 days after referral of the matter to them, the parties shall proceed to the next stage of the dispute resolution procedure.

          (b) OUTSIDE MEDIATION. Escrow Agent and S1 may, upon written notice and within 10 days after the conclusion of internal mediation, elect to utilize a non-binding resolution procedure whereby each presents its case at a hearing (the "Hearing") before a panel consisting of a senior executive of each of the parties and a mutually acceptable neutral adviser. If a party elects to utilize outside mediation the other party agrees to participate. The Hearing will occur no more than 10 days after a party serves written notice to use outside mediation. Each party may be represented at the Hearing by lawyers. If the matter cannot be resolved at such Hearing by the senior executives, the neutral adviser may be asked to assist the senior executives in evaluating the strengths and weaknesses of each party's position on the merits of the Disputed Loss Notice. Thereafter, the senior executives shall meet and try again to resolve the matter. If the matter cannot be resolved at such meeting, the parties' only recourse is binding arbitration as provided for in this Agreement and the outside mediation proceedings will have been without prejudice to the legal position of either party. No arbitration may commence concerning the Disputed Loss Notice until 15 days have elapsed from the first day of the Hearing. The parties shall each bear their respective costs incurred in connection with this procedure, except that they shall share equally the fees and expenses of the neutral adviser and the costs of the facility for the Hearing.

          (c) ARBITRATION. If the Disputed Loss Notice is not submitted to outside mediation and cannot be resolved within 10 days of referral to inside mediation, or, if submitted, cannot be resolved within 15 days of the Hearing, then either party may within 10 days after the completion of inside or outside mediation, as appropriate, upon written notice, submit the Disputed Loss Notice to formal binding arbitration in accordance with the arbitration provisions below.

          (d) NO ACTIONS. Neither party will institute any action or proceeding against the other party in any court concerning any Disputed Loss Notice other than to seek entry of a judgment upon an award rendered by the arbitrators pursuant to this dispute resolution process or to seek temporary or preliminary equitable relief.

     (e) ARBITRATION PROVISIONS.

                (i) The Disputed Loss Notice shall be settled by final and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"); provided, however, that if such Rules are inconsistent with any provision of this Agreement, this Agreement shall control;

                (ii) Any such arbitration shall be conducted in the Atlanta metropolitan area at a place and time mutually agreed upon by the parties or, failing mutual agreement, selected by the arbitrators;

                (iii) Any arbitration shall be conducted before a panel of 3 arbitrators who shall be compensated for their services at a rate to be determined by the AAA in the event the parties are not able to agree upon their rate of compensation, but based upon hourly or daily consulting rates for the neutral arbitrator reasonably consistent with such arbitrator's normal charges or fees. Within 15 days of notice by a party seeking arbitration under this provision, the party requesting arbitration shall appoint one arbitrator and within 15 days thereafter the other party shall appoint the second arbitrator. The persons so appointed shall meet the qualification requirement described in (iv) below. Within 15 days after the appointment of the second arbitrator, the two arbitrators so chosen shall mutually agree upon the selection of the third, impartial and neutral arbitrator. In the event the chosen arbitrators cannot agree upon the selection of the third arbitrator, the AAA Rules for the selection of such an arbitrator shall be followed, provided that the selection is from among such persons who meet the above-stated requirements;

                (iv) In any dispute in which the amount of controversy, exclusive of interest and costs, is less than $25,000, there shall be only one arbitrator agreed to by the parties who shall meet the requirements described above for the neutral arbitrator; in all other cases, there shall be three arbitrators;

                (v) Each party shall bear its own costs and expenses of arbitration including, but not limited to, filing fees and attorneys' fees, and each party hereby agrees to pay one-half of the administrative fees of the AAA and of the compensation to be paid to the arbitrators in any such arbitration and one-half of the costs of transcripts and other expenses of the arbitration proceedings, subject, however, to allocation of costs and expenses (excluding attorneys' fees) by the arbitrators consistent with the award;

                (vi) The parties agree to make available to the arbitrator(s) all non-privileged books, records, schedules and other information reasonably requested by them. Such materials are to be made available to the arbitrator(s) at such times as are deemed necessary by them to make their decision as herein provided;

                (vii) The arbitrator(s) may conduct any pre-trial proceedings by telephonic conference call rather than by a face-to-face meeting;

                (viii) The arbitrator(s) shall, prior to rendering their decision on the arbitration matter, afford each of the parties an opportunity, both orally and in writing, to present any relevant evidence (the formal rules of evidence applicable to judicial proceedings shall not apply) and to express, orally and/or in writing that party's point of view and arguments as to the proper determination of the arbitration matter; provided, however, that either party submitting written material shall be required to deliver a copy of such written material to the other party concurrently with the delivery thereof to the arbitrator(s) and such other party shall have the opportunity to submit a written reply, a copy of which shall also be delivered to the other party concurrently with the delivery thereof to the arbitrator(s). Oral argument shall take place only at a hearing before the arbitrator(s) at which all parties are afforded a reasonable opportunity to be present and be heard;

                (ix) In the event of a willful default by any of the parties hereto in appearing before the arbitrator(s) after due written notice shall have been given, the arbitrator(s) are hereby authorized to render a decision upon the testimony of the party(ies) appearing before the arbitrator(s);

                (x) The arbitrator(s) shall (by decision of a majority of the arbitrators) make a decision and award resolving the dispute within 45 days after the selection of the last arbitrator, or the first arbitrator if only one arbitrator is to decide the dispute; and within 15 days of the last hearing held concerning such dispute(s);

                (xi) Any judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof;

                (xii) Within 30 days after the arbitrators make their decision and award, the arbitrators shall render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision and award rendered by them and deliver such documents to each party to this Agreement along with a signed copy of the award;

                (xiii) The arbitrator(s) shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a disputed matter, including the award of interim or preliminary relief; and

                (xiv) The arbitrator(s) chosen in accordance with these provisions shall not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the Agreement.

     2.5 EMPLOYMENT OF COUNSEL. The Stockholder Representative may designate legal counsel of its choice to conduct and direct the entire defense of any litigation or claim described in a Loss Notice. Upon the receipt by the Stockholder Representative of notice of any such claim contained in a Loss Notice and the designation by the Stockholder Representative of counsel to defend any such claim, the Stockholder Representative shall notify S1 in writing. Any attorneys' fees incurred in connection with the defense of such litigation or claim shall be paid from any cash then held in the escrow, and if there is not sufficient cash to pay such fees, then from the sale of Escrow Shares, not in excess of the amount necessary to pay such fees, as directed by the Stockholder Representative. S1 may, at his expense, participate in the defense of any litigation or claim; provided that control of any such defense shall be with counsel selected by the Stockholder Representative.

     2.6 EXCLUSIVE REMEDY. If S1 incurs an Recoverable Loss, the sole and exclusive means of recovery shall be as set forth in this Agreement and the escrow established hereunder. Neither the Stockholder Representative nor the Stockholders have any obligation or liability to S1 or any of its subsidiaries (including VerticalOne) beyond the several interests of such Stockholders in the Escrow Shares. S1 agrees that if it or any of its subsidiaries (including Vertical One) incurs any Recoverable Loss it will not sue or seek recourse against the Stockholder Representative or the Stockholders, or any of them, other than as provided in this Agreement.

                                   ARTICLE 3
                  TERM; DISTRIBUTION OF ESCROW SHARES; LIMITS

     3.1 TERM. The term of this Agreement shall commence at the Effective Time and shall terminate at such time as all Escrow Shares have been distributed to the Stockholders, to S1 or canceled pursuant to the terms of this Agreement.

     3.2 ADJUSTMENT OF ESCROW SHARES. The number of Escrow Shares subject to this Agreement shall be adjusted from time to time, as follows: If, between the date of this Agreement and the Distribution Date, S1 shall be entitled to be reimbursed pursuant to a Loss Notice under Article 2 of this Agreement, then (a) the Escrow Agent shall deliver to S1 (or, if so directed by S1, the transfer agent for the S1 Common Stock) the S1 Common Stock certificates representing the Escrow Shares held in escrow immediately prior to delivery of the Loss Notice,
(b) S1 shall issue and deliver to the Escrow Agent new stock certificates (the "Replacement Certificates") in the name of the Escrow Agent representing a number of shares of S1 Common Stock equal to the difference between (x) the number of Escrow Shares in escrow immediately prior to such Loss Notice and (y) the quotient (rounded to the next highest whole number) obtained by dividing the Reimbursement Amount by the Value Per Share, and (c) the Escrow Agent shall hold the Replacement Certificates in escrow pursuant to this Agreement. Upon the issuance of any Replacement Certificates, the shares represented by such Replacement Certificates shall be deemed to be "Escrow Shares" for all purposes of this Agreement.


     3.3 DISTRIBUTION OF ESCROW SHARES. On the Distribution Date, the Escrow Agent shall deliver to S1 (or, if so directed by S1, the transfer agent for the S1 Common Stock) for cancellation the certificates representing the Escrow Shares then held in escrow as of the Distribution Date ("Available Escrow Shares") and with respect to which a Loss Notice is not pending. With respect to Loss Notices pending as of the Distribution Date, S1 and the Stockholder Representative shall use their reasonable efforts to agree in writing on the Reimbursement Amount with respect to any such pending Loss Notices; provided, that if S1 and the Stockholder Representative are not able to agree on the Reimbursement Amount with respect to such Loss Notices by the Distribution Date, the amount of the Reimbursement Amount for purposes of the calculations in the following sentence of this Section 3.3 shall be the amount claimed by S1 in its Loss Notice plus an estimate of S1's and the Stockholder Representative's maximum legal expenses made by S1 in good faith. Upon determination of the Reimbursement Amount in accordance with the preceding sentence, (a) the Escrow Agent shall deliver to S1 (or, if so directed by S1, the transfer agent for the S1 Common Stock) for cancellation the S1 Common Stock certificates representing the Escrow Shares then held in escrow, (b) S1 shall promptly issue and deliver to the Escrow Agent for distribution to the Stockholders new certificates representing the number of shares of S1 Common Stock (the "Distribution Shares") equal to the quotient obtained by dividing (x) the difference between the Aggregate Value immediately prior to such Distribution Date and the aggregate Reimbursement Amount with respect to such pending Loss Notices by (y) the Value Per Share (the "Undisputed Escrow Shares"), and such certificates shall be denominated in the names of the respective Stockholders in amounts equal to the product of the Undisputed Escrow Shares and each Stockholder's Percentage Interest, and (c) S1 shall issue to the Escrow Agent, and the Escrow Agent shall retain in escrow pending final determination of the Reimbursement Amount, new certificates representing the number of shares of S1 Common Stock equal to the quotient obtained by dividing (x) the aggregate Reimbursement Amount with respect to such pending Loss Notices by (y) the Value Per Share ("Disputed Escrow Shares"). Any such delivery of S1 Common Stock to Stockholders shall be of full shares and any fractional portions shall be rounded to the nearest whole number by the Escrow Agent so that the number of shares remaining in escrow to be delivered will be fully allocated among such Stockholders. Upon the final resolution as agreed by S1 and the Stockholder Representative in writing of any Loss Notice for which Disputed Escrow Shares were retained in escrow after the Distribution Date, the Escrow Agent shall promptly deliver to S1 (or, if so directed by S1, the transfer agent for the S1 Common Stock) the appropriate number of Disputed Escrow Shares corresponding to the Reimbursement Amount corresponding to such Loss Notice (if any) as well as S1's and the Stockholder Representative's reasonable legal and other expenses and shall deliver any remaining Disputed Escrow Shares to the Stockholders in accordance with their respective Percentage Interests in such remaining Disputed Escrow Shares.

     3.4 EFFECT OF FINAL DELIVERY. This Agreement shall continue in full force and effect until the Escrow Agent has delivered all of the Escrow Shares pursuant to the terms hereof. After all of such Escrow Shares have been so delivered, all rights, duties and obligations of the respective parties hereunder shall terminate.

     3.5 LIMITATIONS. Notwithstanding anything to the contrary contained in this Agreement, S1 may not submit a Loss Notice (and no obligation to reimburse shall exist) until the aggregate Recoverable Losses hereunder shall equal $750,000 (the "Deductible"). If and when the sum of all Recoverable Losses hereunder equals or exceeds the Deductible, then S1 may submit a Loss Notice for all Recoverable Losses incurred in excess of the Deductible.

                                   ARTICLE 4
                           ESCROW STOCK CERTIFICATES

     The Escrow Agent may at any time request S1 to issue new certificates representing the Escrow Shares in such denominations as may be necessary or appropriate in carrying out the Escrow Agent's obligations under this Agreement.

                                   ARTICLE 5
                            DIVIDENDS; VOTING RIGHTS

     5.1 CASH DIVIDENDS; VOTING RIGHTS. All cash dividends or other property distributed by S1, or received by the Escrow Agent in respect of, the Escrow Shares shall be retained by the Escrow Agent in escrow and shall be considered "Escrow Shares" to be distributed in accordance with the terms of this Agreement. Each Stockholder shall have the right to direct the Escrow Agent in writing as to the exercise of voting rights with respect to such Escrow Shares held by the Escrow Agent on behalf of such Stockholder, and the Escrow Agent shall comply with any such directions if received in a timely manner. In the absence of such directions, the Escrow Agent shall not vote any such Escrow Shares.

     5.2 STOCK SPLITS; STOCK DIVIDENDS. In the event of any stock split or stock dividend with respect to S1 Common Stock that becomes effective during the term of this Agreement, the additional shares so issued with respect to the Escrow Shares shall be added to the Escrow Shares and any other references herein to a specific number of shares of S1 Common Stock or references herein to prices for or the fair market value of S1 Common Stock shall be adjusted accordingly.

                                   ARTICLE 6
                                THE ESCROW AGENT

     6.1 LIABILITY. The Escrow Agent shall be liable only to hold the Escrow Shares and to deliver the same to the persons named herein in accordance with the provisions of this Agreement. By acceptance of this Escrow Agreement, the Escrow Agent is acting in the capacity of a depository only, and shall not be liable or responsible for any damages, losses or expenses unless such damages, losses or expenses shall be caused by the gross negligence or malfeasance of the Escrow Agent. No Escrow Agent shall incur any liability with respect to (a) any action taken or omitted in good faith upon the advice of its counsel with respect to any questions relating to the duties and responsibilities of the Escrow Agent under this Agreement; or (b) any action taken or omitted in reliance upon any instrument, including the written instructions provided for herein, not only as to the due execution of such instrument, or the identity, or authority of any person executing such instrument, or the validity and effectiveness of such instrument, but also as to the truth and accuracy of any information contained therein, provided that such Escrow Agent shall in good faith believe such instrument to be genuine, to have been signed by a proper person or persons, and to conform to the provisions of this Agreement. In the event of any disagreement or the presentation of adverse claims or demands in connection with or for any item affected hereby, the Escrow Agent shall, at its option, be entitled to refuse to comply with any such claims or demands during the continuance of such disagreement and may refrain from delivering any item affected hereby, and in so doing the Escrow Agent shall not become liable to the parties, or to any other person, due to its failure to comply with any such adverse claim or demand. The Escrow Agent shall be entitled to continue, without liability, to refrain and refuse to act until all of the rights of the adverse claimants have been either fully resolved among themselves, arbitrated to a final award, or finally adjudicated by a court having jurisdiction over the dispute. The Escrow Agent shall be held harmless and indemnified by S1 in connection with any claims against it in connection with its service as escrow agent hereunder. Any action requested to be taken by the Escrow Agent hereunder and not otherwise specifically set forth herein shall require the agreement in writing of the Stockholder Representative, S1 and any successor Escrow Agent.

     6.2 SUCCESSOR. The Escrow Agent, with the prior written consent of the Stockholder Representative and S1, may by written instrument designate a bank or trust company to act as successor Escrow Agent. Any such successor Escrow Agent must agree to be and shall be bound by, and shall have all the rights, duties and responsibilities of the Escrow Agent under, this Agreement.

     6.3 EXPENSES. S1 shall bear all of the Escrow Agent's reasonable expenses, including the actual out-of-pocket cost of outside legal services should the Escrow Agent deem it necessary in its reasonable discretion to retain an outside attorney, incurred in carrying out its obligations under this Agreement. The Escrow Agent shall not be liable for any action taken in good faith in accordance with the advice of an attorney.

                                   ARTICLE 7
                           STOCKHOLDER REPRESENTATIVE

     7.1 POWER AND AUTHORITY. The Stockholder Representative shall have full power and authority to represent the Stockholders and their successors with respect to all matters arising under this Agreement, and all action taken by the Stockholder Representative hereunder shall be binding upon such Stockholders and their successors as if expressly ratified and confirmed in writing by each of them. Without limiting the generality of the foregoing, the Stockholder Representative shall have full power and authority, on behalf of all the Stockholders and their successors, to interpret all the terms and provisions of this Agreement, to dispute or fail to dispute any claim of Recoverable Loss against the Escrow Shares made by S1, to negotiate and compromise any dispute which may arise under this Agreement, to sign any releases or other documents with respect to any such dispute, and to authorize payments to be made with respect thereto.

     7.2 RESIGNATION; SUCCESSORS. The Stockholder Representative, or any successor hereafter appointed, may resign and shall be discharged of his duties hereunder upon the appointment of a successor Stockholder Representative as hereinafter provided. In case of such resignation, or in the event of the death or inability to act of the Stockholder Representative, a successor shall be named from among the Stockholders by a majority of the members of the Board of Directors of VerticalOne who served on such board immediately prior to the Effective Time of the Merger and are not then serving on the Board of S1. Each such successor Stockholder Representative shall have all the power, authority, rights and privileges hereby conferred upon the original Stockholder Representative, and the term "Stockholder Representative" as used herein shall be deemed to include such successor Stockholder Representative.

                                   ARTICLE 8
                                 MISCELLANEOUS

     8.1 TRANSFERABILITY. A Stockholder may not transfer any interest in the Escrow Shares or any other right under this Escrow Agreement to any other party, except that upon written notice from the legal representative of the estate of a deceased Stockholder to the Escrow Agent, the rights of such Stockholder under this Escrow Agreement shall be transferred to the estate of such Stockholder, and subsequently to any beneficiary thereof, in the event of the Stockholder's death; provided, however, that any such beneficiary or the legal representative of any such estate shall be bound by the provisions of this Escrow Agreement without taking any further action. The Escrow Agent shall be entitled to treat the legal representative of the estate of such Stockholder, and subsequently any beneficiary thereof, as the absolute owner of the rights of such Stockholder under this Escrow Agreement in all respects and shall incur no liability for distributions made in good faith to the legal representatives of such Stockholder or such beneficiary in accordance with the terms of this Escrow Agreement.

     8.2 NOTICES. Each party shall keep each of the other parties hereto advised in writing of all transactions pursuant to this Agreement. Any notices or other communications required or permitted under this Agreement shall be in writing and shall be sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

If to S1:
     Security First Technologies Corporation
     3390 Peachtree Road, NE
     Suite 1700
     Atlanta, GA 30326
     Attn.: Robert F. Stockwell
         Chief Financial Officer

with a copy to:
     Hogan & Hartson L.L.P.
     Columbia Square
     555 Thirteenth Street, N.W.
     Washington, DC 20004
     Attn.: Stuart G. Stein, Esq.

If to Stockholder Representative:
     Attn:

with a copy to:
     Alston & Bird LLP
     601 Pennsylvania Avenue, N.W.
     North Building, 11th Floor
     Washington, DC 20004
     Attn.: David E. Brown, Jr., Esq.

or such other person or address as shall be furnished in writing by any of the parties and any such notice or communication shall be deemed to have been given as of the date so mailed.

     8.3 CONSTRUCTION. The validity, enforcement and construction of this Agreement shall be governed by the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     8.4 BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the parties hereto.

     8.5 SEPARABILITY. If any provision or section of this Agreement is determined to be void or otherwise unenforceable, it shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain unenforceable in accordance with their terms.

     8.6 HEADINGS. The headings and subheadings contained in this Agreement are for reference only and for the benefit of the parties and shall not be considered in the interpretation or construction of this Agreement.

     8.7 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     8.8 AMENDMENTS. This Agreement may be amended from time to time but only by written agreement signed by all of the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the day and year first above written.

                                          SECURITY FIRST TECHNOLOGIES
                                          CORPORATION


                                          By:
                                          --------------------------------------
                                             President

                                          "STOCKHOLDER REPRESENTATIVE"

                                          --------------------------------(SEAL)

                                          "ESCROW AGENT"

                                          By:
                                          --------------------------------------

PRIVILEGED AND CONFIDENTIAL



                                                                         ANNEX E



September 21, 1999



Board of Directors


Security First Technologies Corporation


3390 Peachtree Road, NE, Suite 1700


Atlanta, Georgia 30326



Members of the Board:



     We understand that (i) Security First Technologies Corporation ("S1" or the "Company"), S1 Europe Holdings N.V. ("S1 Holdings"), FICS Group N.V. ("FICS") and each of the stockholders and bondholders of FICS listed therein are proposing to terminate that certain Share Purchase Agreement, dated May 16, 1999, (ii) S1, FICS and the individuals identified on Schedule 1 thereto are proposing to terminate that certain Stock Purchase Agreement, dated May 16, 1999, (iii) S1 Holdings and certain of the shareholders of FICS who are signatories thereto (the "Sellers"), and, for the limited purposes stated therein, S1 and FICS are proposing to enter into that certain Share Purchase Agreement II (the "Share Purchase Agreement II") which will provide for, among other things, the purchase by S1 Holdings from the Sellers of all the issued and outstanding FICS Securities (as defined below) and (iv) S1 and each of the entities and individuals who are signatories thereto (the "Purchasers") and, for the limited purposes stated therein, FICS, are proposing to enter into that certain Stock Purchase Agreement II (the "Stock Purchase Agreement II", and, together with the Share Purchase Agreement II, the "Agreements") which will provide for, among other things, the purchase by the Purchasers from S1 of a number of shares of the Company's common stock, par value $0.01 per share (the "Company's Common Stock"). The transactions contemplated by the Agreements are referred to herein as the "Transaction."



     Upon consummation of the Transaction, FICS will be a subsidiary of the Company. The Agreements contemplate that at the initial closing of the
Transaction: (i) 96,350 ordinary shares of FICS ("FICS Ordinary Shares"); (ii) 40,000 shares of Series B1 preferred stock of FICS ("FICS Series B1 Preferred Stock"); (iii) 950 shares of Series B2 preferred stock of FICS ("FICS Series B2 Preferred Stock"); (iv) 9,302 shares of Series C preferred stock of FICS ("FICS Series C Preferred Stock", and, together with FICS Ordinary Shares, FICS Series B1 Preferred Stock and FICS Series B2 Preferred Stock, the "FICS Capital Stock"); and (v) FICS securities otherwise convertible into capital stock of FICS (the "FICS Stock Equivalents", and, together with the FICS Capital Stock, the "FICS Securities"), in the aggregate, shall be exchanged for 10,000,000 shares of the Company's Common Stock; accordingly, each share of FICS Capital Stock and FICS Stock Equivalents shall be exchanged under the Agreements for
68.21189342574 shares of Company Common Stock, as such number may be adjusted to account for the additional issuance of up to 4,500,000 shares of the Company's Common Stock pursuant to certain earn-out provisions included in the Agreements, (the "Exchange Ratio") of the Company's Common Stock. Also upon the initial closing, S1 will assume outstanding options for FICS Securities and issue additional options for an aggregate of 4,000,000 shares of Company Common Stock.



     You have asked us whether, in our opinion, as of the date hereof, the Exchange Ratio is fair to the Company from a financial point of view.

     For purposes of this opinion we have, among other things:



     (i) reviewed certain publicly available financial statements and other business and financial information of the Company and FICS, respectively;



     (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company and FICS, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, prepared by the management of the Company and FICS, respectively;



     (iii) reviewed certain financial forecasts and other forward looking financial information prepared by the management of the Company and FICS, respectively;



     (iv) held discussions with the respective management of the Company and FICS concerning the businesses, past and current operations, financial condition and future prospects of the Company and FICS, independently and combined, including discussions with the management of the Company and FICS concerning cost savings and other synergies that are expected to result from the Transaction, as well as their views regarding the strategic rationale for the Transaction;



     (v) reviewed the financial terms and conditions set forth in copies of the Agreements, each dated September 20, 1999 (the "Agreements");



     (vi) reviewed the stock price and trading history of the Company's Common Stock;



     (vii) compared the financial performance of the Company and FICS and the prices and trading activity of Company Common Stock with that of certain other publicly traded companies comparable with the Company and FICS, respectively;



    (viii) compared the financial terms of the Transaction with the financial terms, to the extent publicly available, of other transactions we deemed relevant;



     (ix) reviewed the pro forma impact of the Transaction on the Company's earnings per share (the "Pro Forma Analysis");



     (x) reviewed and considered in the analysis information prepared by members of management of the Company and FICS, respectively, relating to the relative contributions of the Company and FICS to the combined company;



     (xi)  prepared a discounted cash flow analysis of FICS;



     (xii) participated in discussions and negotiations among representatives of the Company and FICS and their financial and legal advisors; and



     (xii) made such other studies and inquiries, and reviewed such other data and performed such other analyses as we deemed relevant.



     We understand that the Company has also entered into an Agreement and Plan of Merger (the "Edify Merger Agreement") with Sahara Strategy Corporation (a wholly owned subsidiary of the Company, "Merger Sub") and Edify Corporation ("Edify"), which will provide for, among other things, the acquisition of Edify (the "Edify Merger") by the merger of Merger Sub with and into Edify. Upon consummation of the Edify Merger, Edify will become a wholly owned subsidiary of the Company. We have reviewed a copy of the executed Edify Merger Agreement dated May 16, 1999 (the "Edify Merger Agreement"). The Company has informed us that the Edify Merger could occur at approximately the same time as the Transaction, but neither the Transaction nor the Edify Merger is contingent upon the other occurring. As a result, we have conducted the Pro Forma Analysis as if the Transaction and the Edify Merger are both consummated and also as if the Transaction is consummated and the Edify Merger is not consummated.



     In our review and analysis, and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us (including information furnished to us orally or as otherwise discussed with us by the management of the Company, FICS and Edify, respectively) or publicly available and have neither attempted to verify, nor assumed responsibility for verifying, any of such information. We have relied upon the assurances of the management of the Company, FICS and Edify, respectively, that they are not aware of any facts that would make such information inaccurate or misleading. Furthermore, we did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets or liabilities (contingent or otherwise) of the Company, FICS or Edify, nor were we furnished with any such evaluation or appraisal. With respect to the financial forecasts and projections (and the assumptions and bases therefor) for each of the Company, FICS and Edify that we have reviewed, upon the advice of the management of the Company, FICS and Edify, respectively, we have assumed that such forecasts and projections have been reasonably prepared in good faith on the basis of reasonable assumptions and reflect the best available estimates and judgments as to the future financial condition and performance of the Company, FICS and Edify, respectively, and we have further assumed that such projections and forecasts will be realized in the amounts and in the time periods currently estimated. In this regard, we note that each of the Company, FICS and Edify face exposure to the Year 2000 problem. We have not undertaken any independent analysis to evaluate the reliability or accuracy of the assumptions made by the management of the Company, FICS and Edify with respect to the potential effect that the Year 2000 problem might have on their respective forecasts. In addition, we have assumed that the Transaction will be consummated in accordance with the terms set forth in the Agreements, including that the Transaction will be accounted for as a "purchase" business combination in accordance with U.S. generally accepted accounting principles ("GAAP") and that the Edify Merger will be consummated in accordance with the terms set forth in the Edify Merger Agreement, including that the Edify Merger will be accounted for as a "purchase" business combination in accordance with GAAP. We have assumed that each of the Transaction and the Edify Merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended. We have assumed that the historical financial statements of each of the Company, FICS and Edify reviewed by us have been prepared and fairly presented in accordance with GAAP consistently applied. We have relied as to all legal matters relevant to rendering our opinion on the advice of counsel.



     This opinion is necessarily based upon financial, market, economic and other conditions as in effect on, and information made available to us as of, the date hereof. It should be understood that subsequent developments may affect the conclusion expressed in this opinion and that we disclaim any undertaking or obligation to advise any person of any change in any matter affecting this opinion which may come or be brought to our attention after the date of this opinion. Our opinion is limited to the fairness, from a financial point of view and as to the date hereof, to the Company of the Exchange Ratio. We do not express any opinion as to (i) the value of any employee agreements or other arrangements entered into in connection with the Transaction, (ii) any tax or other consequences that might result from the Transaction, (iii) what the value of the Company's Common Stock will be when issued to FICS's stockholders pursuant to the Transaction or the price at which the shares of the Company's Common Stock that are issued pursuant to the Transaction may be traded in the future or (iv) the fairness of the Edify Merger. Our opinion does not address the relative merits of the Transaction and the other business strategies that the Board of Directors of the Company has considered or may be considering, nor does it address the decision of the Board of Directors of the Company to proceed with the Transaction.

     We have acted as financial advisor to the Company in connection with this transaction and will receive (i) a fee contingent upon the delivery of this opinion and (ii) an additional fee contingent upon the consummation of the Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of such engagement. We are also acting as financial advisor to the Company in connection with the Edify Merger and will receive (i) a fee contingent upon the delivery of an opinion and (ii) an additional fee contingent upon the consummation of the Edify Merger. The Company has agreed to indemnify us for certain liabilities that may arise out of such engagement. In the past, we have provided certain investment banking services to the Company for which we will be paid fees, including acting as the Company's exclusive financial advisor in connection with an investment in the Company by Intuit, Inc. We have also provided certain investment banking services to FICS in the past, including acting as potential co-managing underwriter in connection with a potential initial public offering for FICS in the first half of this year. We maintain a market in the shares of common stock of Edify. In the ordinary course of our business, we and our affiliates may actively trade the debt and equity securities of the Company and Edify for our own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.



     Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of the Company in connection with its evaluation of the Transaction. Our opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company or FICS as to how such stockholder should vote, or take any other action, with respect to the Transaction. This opinion may not be summarized, described or referred to or furnished to any party except with our express prior written consent.



     Based upon and subject to the foregoing considerations, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the Company from a financial point of view.



                                Very truly yours,



                                /s/ BANCBOSTON ROBERTSON STEPHENS INC.



                                BANCBOSTON ROBERTSON STEPHENS INC.

                                                                         ANNEX F


May 16, 1999

Board of Directors
Security First Technologies Corporation
3390 Peachtree Road, NE, Suite 1700
Atlanta, Georgia 30326

Members of the Board:


     We understand that Security First Technologies Corporation (the "Company"), Sahara Security Corporation (a wholly owned subsidiary of the Company, "Merger Sub"), and Edify Corporation ("Edify") are proposing to enter into an Agreement and Plan of Merger dated as of May 16, 1999 (the "Agreement"), which will provide, among other things, for the merger (the "Merger") of Merger Sub with and into Edify. Upon the consummation of the Merger, Edify will become a wholly owned subsidiary of the Company. Under the terms set forth in the Agreement, at the effective time of the Merger, each share of common stock of Edify, par value $0.001 per share ("Edify Common Stock"), will be converted into the right to receive .330969 shares (the "Exchange Ratio") of common stock of the Company, par value $0.01 per share ("Company Common Stock"). The terms and conditions of the Merger are set out more fully in the Agreement.


     You have asked us whether, in our opinion, the Exchange Ratio is fair, from a financial point of view and as of the date hereof, to the Company.

     For purposes of this opinion we have, among other things:

     (i) reviewed certain publicly available financial statements and other business and financial information of the Company and Edify, respectively;

     (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company and Edify, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, prepared by the managements of the Company and Edify;

     (iii) reviewed certain financial forecasts and other forward looking financial information prepared by the managements of the Company and Edify, respectively;

     (iv) held discussions with the respective managements of the Company and Edify concerning the businesses, past and current operations, financial condition and future prospects of the Company and Edify, independently and combined, including discussions with the managements of the Company and Edify concerning cost savings and other synergies that are expected to result from the Merger, as well as their views regarding the strategic rationale for the Merger;

     (v) reviewed the financial terms and conditions set forth in the Agreement;

     (vi) reviewed the stock price and trading history of Company Common Stock and Edify Common Stock;

     (vii) compared the financial performance of the Company and Edify and the prices and trading activity of Company Common Stock and Edify Common Stock with that of certain other publicly traded companies comparable with the Company and Edify, respectively;

    (viii) compared the financial terms of the Merger with the financial terms, to the extent publicly available, of other transactions we deemed relevant;

     (ix) reviewed the pro forma impact of the Merger on the Company's earnings per share (the "Pro Forma Analysis");

     (x) reviewed and considered in the analysis information prepared by members of management of the Company and Edify relating to the relative contributions of the Company and Edify to the combined company;

     (xi)  prepared a discounted cash flow analysis of Edify;

     (xii) participated in discussions and negotiations among representatives of the Company and Edify and their financial and legal advisors; and

    (xiii) made such other studies and inquiries, and reviewed such other data and performed such other analyses, as we deemed relevant.

     We also understand that S1 Europe Holdings N.V., a Belgian entity in the process of incorporation ("S1 Holdings") and represented by the Company, is proposing to enter into a Share Purchase Agreement dated as of the date hereof (the "Share Purchase Agreement") with stockholders and bondholders of FICS Group N.V., a Belgian corporation ("FICS") and, for the limited purposes stated therein, the Company and FICS, and that the Company is proposing to enter into a Stock Purchase Agreement dated as of the date hereof (the "Stock Purchase Agreement" and, together with the Share Purchase Agreement, the "FICS Transaction Agreements") with stockholders and bondholders of FICS and, for the limited purposes stated therein, FICS, which agreements will provide, among other things, for the purchase by S1 Holdings of all of the issued and outstanding capital stock of FICS and all of the issued and outstanding securities otherwise convertible into capital stock of FICS (the transactions contemplated by the FICS Transaction Agreements being the "FICS Transaction"). The Company has informed us that the FICS Transaction could occur at approximately the same time as the Merger, but that neither the Merger nor the FICS Transaction is contingent upon the other occurring. As a result, we have conducted the Pro Forma Analysis as if the Merger and the FICS Transaction are both consummated (based upon the information that has been provided to us and reviewed by us related to FICS) and also as if the Merger is consummated and the FICS Transaction is not consummated.

     In our review and analysis, and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us (including information furnished to us orally or otherwise discussed with us by management of the Company, Edify and FICS) or publicly available and have neither attempted to verify, nor assumed responsibility for verifying, any of such information. We have relied upon the assurances of management of the Company, Edify and FICS that they are not aware of any facts that would make such information inaccurate or misleading. Furthermore, we did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets or liabilities (contingent or otherwise) of the Company, Edify or FICS, nor were we furnished with any such evaluation or appraisal. With respect to the financial forecasts and projections (and the assumptions and bases therefor) for each of the Company, Edify and FICS that we have reviewed, upon the advice of the managements of the Company, Edify and FICS, we have assumed that such forecasts and projections have been reasonably prepared in good faith on the basis of reasonable assumptions and reflect the best available estimates and judgments as to the future financial condition and performance of the Company, Edify and FICS, respectively, and we have further assumed that such projections and forecasts will be realized in the amounts and in the time periods currently estimated. In this regard, we note that each of the Company, Edify and FICS face exposure to the

Year 2000 problem. We have not undertaken any independent analysis to evaluate the reliability or accuracy of the assumptions made by the managements of the Company, Edify and FICS with respect to the potential effect that the Year 2000 problem might have on their respective forecasts. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Agreement, including that the Merger will be accounted for as a "purchase" business combination in accordance with U.S. generally accepted accounting principles ("GAAP"), and that the FICS Transaction will be consummated in accordance with the terms set forth in the FICS Transaction Agreements, including that the FICS Transaction will be accounted for as a "purchase" business combination in accordance with GAAP. We have assumed that each of the Merger and the FICS Transaction will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended. We have assumed that the historical financial statements of each of the Company, Edify and FICS reviewed by us have been prepared and fairly presented in accordance with GAAP consistently applied. We have relied as to all legal matters relevant to rendering our opinion on the advice of counsel.

     This opinion is necessarily based upon financial, market, economic and other conditions as in effect on, and information made available to us as of, the date hereof. It should be understood that subsequent developments may affect the conclusion expressed in this opinion and that we disclaim any undertaking or obligation to advise any person of any change in any matter affecting this opinion which may come or be brought to our attention after the date of this opinion. Our opinion is limited to the fairness, from a financial point of view and as to the date hereof, of the Exchange Ratio to the Company. We do not express any opinion as to (i) the value of any employee agreements or other employee arrangements entered into in connection with the Merger, (ii) any tax or other consequences that might result from the Merger, (iii) what the value of Company Common Stock will be when issued to Edify's stockholders pursuant to the Merger or the price at which the shares of Company Common Stock that are issued pursuant to the Merger may be traded in the future or (iv) the fairness of the FICS Transaction. Our opinion does not address the relative merits of the Merger and the other business strategies that the Board of Directors of the Company has considered or may be considering, nor does it address the decision of the Board of Directors of the Company to proceed with the Merger.

     We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee contingent upon the delivery of this opinion. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of such engagement. We are also acting as financial advisor to the Company in connection with the FICS Transaction and will receive a fee contingent upon the delivery of an opinion in connection with such transaction and an additional fee contingent upon the consummation of such transaction. The Company has also agreed to indemnify us for certain liabilities that may arise out of such engagement. In the past, we have provided certain investment banking services to the Company for which we will be paid fees, including acting as the Company's exclusive financial advisor in connection with an investment in the Company by Intuit, Inc. We have also provided certain investment banking services to FICS in the past, including acting as co-managing underwriter in connection with a potential initial public offering for FICS in the first half of this year. We maintain a market in the shares of Edify Common Stock. In the ordinary course of our business, we and our affiliates may actively trade the debt and equity securities of the Company and Edify for our own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of the Company in connection with its evaluation of the Merger. Our opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company or Edify as to how such stockholder should vote, or take any other action, with respect to the Merger.

This opinion may not be summarized, described or referred to or furnished to any party except with our express prior written consent.

     Based upon and subject to the foregoing considerations, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the Company from a financial point of view.

                                Very truly yours,


                                /s/ BANCBOSTON ROBERTSON STEPHENS INC.


                                BANCBOSTON ROBERTSON STEPHENS INC.

                                                                         ANNEX G


                                                            [GOLDMAN SACHS LOGO]



PERSONAL AND CONFIDENTIAL

-------------------------------------------------------------------------------


October 12, 1999


Board of Directors
Edify Corporation
2840 San Tomas Expressway
Santa Clara, CA 95051

Gentlemen:

     You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $0.001 per share (the "Shares"), of Edify Corporation ("Edify") of the exchange ratio of 0.330969 of a share of Common Stock, par value $0.01 per share ("S1 Common Stock"), of Security First Technologies Corporation ("S1") to be received for each Share (the "Edify Exchange Ratio") pursuant to the Agreement and Plan of Merger, dated as of May 16, 1999, among S1, Sahara Strategy Corporation, a wholly-owned subsidiary of S1 ("Merger Sub"), and Edify (the "Agreement"), providing for the merger of Merger Sub with and into Edify (the "Merger"). We understand that S1 Europe Holdings N.V., a Belgian corporation and a wholly-owned subsidiary of S1 ("S1 Europe Holdings"), has entered into the Share Purchase Agreement II, dated as of September 21, 1999 (the "Share Purchase Agreement"), among S1 Europe Holdings, each of the stockholders and bondholders of FICS Group N.V., a Belgian corporation ("FICS"), and, for certain limited purposes stated therein, S1 and FICS pursuant to which S1 Europe Holdings will acquire all the issued and outstanding capital stock of FICS and all the issued and outstanding securities convertible into capital stock of FICS for an aggregate purchase price equal to the Transaction Consideration (as defined in the Share Purchase Agreement). We also understand that, concurrently with such acquisition of such capital stock and convertible securities of FICS, pursuant to the Stock Purchase Agreement II, dated as of September 21, 1999 (the "Stock Purchase Agreement"), among S1, certain individuals party thereto (the "Purchasers") and FICS (for certain limited purposes), the Purchasers will subscribe for shares of S1 Common Stock as provided therein in exchange for payment by the Purchasers to S1 of the Transaction Consideration in cash. The transactions contemplated by the Share Purchase Agreement and the Stock Purchase Agreement are collectively referred to as the "FICS Transaction". We also understand that S1 has entered into an Agreement and Plan of Merger, dated as of September 23, 1999 (the "VerticalOne Agreement"), with VerticalOne Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of S1 ("Acquisition Sub"), and VerticalOne Corporation, a Delaware corporation ("VerticalOne"), pursuant to which Acquisition Sub will merge with and into VerticalOne and each issued and outstanding share of common stock, par value $0.001 per share ("VerticalOne Common Stock"), of VerticalOne will be converted into a number of shares of S1 Common Stock equal to the Exchange Ratio (as defined in the VerticalOne Agreement) and each share of preferred stock of VerticalOne will be converted into a number of shares of S1 Common Stock equal to that number of shares of VerticalOne Common Stock into which it is then convertible multiplied by the Exchange Ratio (as defined in the VerticalOne Agreement) (the "VerticalOne Transaction"). We understand that, pursuant to the Agreement, consummation of the Merger is not conditioned upon consummation of the FICS Transaction or the VerticalOne Transaction.

     Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with Edify, having provided certain investment banking services to Edify from time to time, including having acted as lead managing underwriter of the initial public offering of 2,875,000 Shares in May 1996, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. As you know and with your consent, Goldman, Sachs & Co. is acting as financial advisor to S1 in connection with the VerticalOne Transaction and may provide investment banking services to S1 in the future. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of Edify or S1 for its own account and for the accounts of customers. As of the date hereof, Goldman, Sachs & Co. accumulated a long position of 963,882 Shares.

     In connection with this opinion, we have reviewed, among other things, the Agreement; the Share Purchase Agreement; the Stock Purchase Agreement; the VerticalOne Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of Edify for the three years ended December 31, 1998 and S1 for the two years ended December 31, 1998; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Edify and S1; audited historical financial statements of FICS for the two years ended December 31, 1998; certain other communications from Edify and S1 to their respective stockholders; certain internal financial analyses and forecasts for Edify, S1 and FICS prepared by their respective managements and certain financial analyses and forecasts for VerticalOne prepared by the management of S1; and certain pro forma combined financial analyses and forecasts for Edify, S1, FICS and VerticalOne prepared by the managements of S1, Edify and FICS (the "Pro Forma Forecasts"), including certain cost savings and operating synergies projected by the managements of S1, Edify and FICS to result from the Merger, the FICS Transaction and the VerticalOne Transaction. We also have held discussions with members of the senior management of Edify, S1 and FICS regarding the past and current business operations, financial condition and future prospects of their respective companies and the strategic rationale for, and the potential benefits of, the Merger and the FICS Transaction, and with members of the senior management of S1 and Edify regarding the strategic rationale for, and the potential benefits of, the VerticalOne Transaction. In addition, we have reviewed the reported price and trading activity for the Shares and S1 Common Stock, compared certain financial and stock market information for Edify and S1 with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the software industry and performed such other studies and analyses as we considered appropriate.

     We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the financial forecasts, including the Pro Forma Forecasts, prepared by the managements of Edify, S1 and FICS have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of Edify, S1 and FICS, as the case may be, and that (i) if the FICS

Transaction and the VerticalOne Transaction are consummated, the Pro Forma Forecasts will be realized in the amounts and time periods contemplated thereby, and (ii) if one or more of the FICS Transaction and the VerticalOne Transaction are not consummated, the applicable forecasts for S1, FICS and VerticalOne, as the case may be, will be realized in the amounts and time periods contemplated thereby. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of Edify, S1, FICS or VerticalOne or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of Edify in connection with its consideration of the transactions contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction.

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Edify Exchange Ratio is fair from a financial point of view to the holders of Shares.

Very truly yours,

/s/GOLDMAN, SACHS & CO.
---------------------------
(GOLDMAN, SACHS & CO.)

                                                                         ANNEX H

                                                            [GOLDMAN SACHS LOGO]


PERSONAL AND CONFIDENTIAL

-------------------------------------------------------------------------------

September 23, 1999

Board of Directors
Security First Technologies Corporation
3390 Peachtree Road, NE, Suite 1700
Atlanta, Georgia 30326

Gentlemen:

     You have requested our opinion as to the fairness from a financial point of view to Security First Technologies Corporation (the "Company") of the exchange ratio of 0.200 shares of Common Stock, par value $0.01 per share (the "Shares"), of the Company (the "Exchange Ratio") to be issued for each share of Common Stock, par value $.001 per share, of VerticalOne Corporation (the "Seller") pursuant to the Agreement and Plan of Merger, dated as of September 23, 1999, among the Seller, VerticalOne Acquisition Corporation, a wholly-owned subsidiary of the Company, and the Company (the "Agreement"). We understand that the Company also entered into an agreement to purchase (the "FICS Transaction") all of the outstanding capital stock of FICS N.V. ("FICS"), and that the Company also entered into an agreement to merge (the "Edify Transaction") with Edify Corporation ("Edify").

     Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. As you know, Edify has retained Goldman, Sachs & Co. as its financial advisor in connection with the Edify Transaction. The Company has consented to Goldman, Sachs & Co. acting as financial advisor to Edify in connection with the Edify Transaction and acting as financial advisor to the Company in connection with its potential transaction with the Seller.

     In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the two years ended December 31, 1998 and of Edify for the three years ended December 31, 1998; the form of Registration Statement on Form S-4 dated July 9, 1999, which you have informed us is not yet effective; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Edify; certain other communications from the Company and Edify to their respective stockholders; certain financial and other information of the Seller with respect to its operations on and after November 1998, the date of its organization; audited historical financial statements of FICS for the two years ended December 31, 1998; certain internal financial analyses and forecasts for the Company prepared by the management of the Company on a pro forma basis for the Edify Transaction and the FICS Transaction (the "Pro Forma

Forecasts"); certain internal financial analyses and forecasts for the Seller prepared by the management of the Seller; and certain financial analyses and forecasts for the Seller prepared by the management of the Company, including certain cost savings and operating synergies projected by the managements of the Company and the Seller to result from the transaction contemplated by the Agreement (the "Seller Forecasts"). We also have held discussions with members of the senior management of the Company and the Seller regarding the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Shares, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations and performed such other studies and analyses as we considered appropriate.

     We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the Pro Forma Forecasts and Seller Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company, and that the Pro Forma Forecasts and Seller Forecasts will be realized in the amounts and time periods contemplated thereby. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Seller or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction.

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the Company.

Very truly yours,

/s/GOLDMAN, SACHS & CO.
---------------------------
(GOLDMAN, SACHS & CO.)

                                                                         ANNEX I



                        DELAWARE GENERAL CORPORATION LAW



262. APPRAISAL RIGHTS.



     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.



     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec.251 (other than a merger effected pursuant to sec.251(g) of this title), sec.252, sec.254, sec.257, sec.258, sec.263 or sec.264 of this title:



          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec.251 of this title.



          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:



           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;



           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or



           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.



        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.



     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.



     (d) Appraisal rights shall be perfected as follows:



        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or
            (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or



        (2) If the merger or consolidation was approved pursuant to sec.228 or sec.253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.



     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.



     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by l or more publications at least l week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.



     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.



     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.



     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.



     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.



     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.



     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware sets forth certain circumstances under which directors, officers, employees and agents may be indemnified against liability that they may incur in their capacity as such.

     Section 6 of S1's amended and restated certificate of incorporation provides for indemnification of S1's directors, officers, employees and agents under certain circumstances. Section 6 of S1's amended and restated certificate of incorporation, which is filed as Exhibit 3.1 to this Registration Statement, is incorporated into this document by reference.

     S1 also has the power to purchase and maintain insurance on behalf of its directors, officers, employees and agents and certain other persons. S1 has in effect a policy of liability insurance covering its directors and officers, the effect of which is to reimburse its directors and officers against certain damages and expenses resulting from certain claims made against them caused by their negligent act, error or omission.

     The foregoing indemnity and insurance provisions have the effect of reducing directors' and officers' exposure to personal liability for actions taken in connection with their respective positions.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of S1 pursuant to the foregoing provisions, or otherwise, S1 has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by S1 of expenses incurred or paid by a director, officer or controlling person of S1 in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, S1 will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) EXHIBITS


EXHIBIT
  NO.                         EXHIBIT DESCRIPTION
-------                       -------------------
  2.1     Share Purchase Agreement II, dated as of September 21, 1999, by and among S1 Europe Holdings N.V., a Belgian corporation, the stockholders of FICS Group N.V., a Belgian corporation, who are listed as signatories thereto, and, for the limited purposes therein, S1 and FICS Group N.V. (filed as Exhibit
          2.1 to S1's Current Report on Form 8-K filed with the SEC on
          September 23, 1999 and incorporated herein by reference).
  2.1.1   Amendment to Share Purchase Agreement II, dated as of
          October 7, 1999, by and among S1 Europe Holdings N.V., a
          Belgian corporation, the stockholders of FICS Group N.V., a
          Belgian corporation, who are listed as signatories thereto, and, for the limited purposes therein, S1 and FICS Group
          N.V.
  2.2     Agreement and Plan of Merger, dated as of May 16, 1999, by and among S1, Sahara Strategy Corporation and Edify
          Corporation (filed as Exhibit 2.2 to S1's Current Report on
          Form 8-K filed with the SEC on May 21, 1999 and incorporated herein by reference).

EXHIBIT
  NO.                         EXHIBIT DESCRIPTION
-------                       -------------------
  2.3     Option Agreement, dated as of May 16, 1999, between Edify
          Corporation and S1 (filed as Exhibit 2.3 to S1's Current
          Report on Form 8-K filed with the SEC on May 21, 1999 and
          incorporated herein by reference).
  2.4     Agreement and Plan of Merger, dated as of September 23,
          1999, by and among S1, VerticalOne Acquisition Corporation and VerticalOne Corporation (filed as Exhibit 2.1 to S1's
          Current Report on Form 8-K filed with the SEC on October 1,
          1999 and incorporated herein by reference).
  3.1     Amended and Restated Certificate of Incorporation of S1
          (filed as Exhibit 1 to S1's Registration Statement on Form
          8-A filed with the SEC on September 30, 1998 and
          incorporated herein by reference).
  3.2     Certificate of Amendment to Amended and Restated Certificate
          of Incorporation of S1 (filed as Exhibit 4.2 to S1's
          Registration Statement on Form S-8 (Reg. No. 333-82369) and
          incorporated herein by reference).
  3.3     Certificate of Designation for S1's Series B Redeemable
          Convertible Preferred Stock (filed as Exhibit 2 to S1's
          Registration Statement on Form 8-A filed with the SEC on
          September 30, 1998 and incorporated herein by reference).
  3.4     Certificate of Designation for S1's Series C Redeemable
          Convertible Preferred Stock (filed as Exhibit 3 to S1's
          Quarterly Report on Form 10-Q for the quarterly period
          ending March 31, 1999 and incorporated herein by reference).
  3.5     Amended and Restated Bylaws of S1 (filed as Exhibit 3 to
          S1's Registration Statement on Form 8-A filed with the SEC on September 30, 1998 and incorporated herein by reference).
  4.1     Specimen certificate for S1's common stock (filed as Exhibit
          4 to S1's Registration Statement on Form 8-A filed with the
          SEC on September 30, 1998 and incorporated herein by
          reference).
  4.2     Specimen certificate for S1's Series A Convertible Preferred
          Stock (filed as Exhibit 4.2 to S1's Annual Report on Form
          10-K for the fiscal year ended December 31, 1998 and
          incorporated herein by reference).
  4.3     Specimen certificate for S1's Series B Convertible
          Redeemable Preferred Stock (filed as Exhibit 4.3 to S1's
          Annual Report on Form 10-K for the fiscal year ended
          December 31, 1998 and incorporated herein by reference).
  4.4     Specimen certificate for S1's Series C Redeemable
          Convertible Preferred Stock (filed as Exhibit 4 to S1's
          Quarterly Report on Form 10-Q for the quarterly period
          ending March 31, 1999 and incorporated herein by reference).
  5.1     Opinion of Hogan & Hartson L.L.P. as to the validity of the shares being registered.
  8.1     Form of Opinion of KPMG LLP regarding tax matters in
          connection with the FICS Transaction.
  8.2     Form of Opinion of Hogan & Hartson L.L.P. regarding tax
          matters in connection with the Edify Transaction.*
  8.3     Form of Opinion of Alston & Bird LLP regarding tax matters in connection with the VerticalOne Transaction.
 10.1     Second Amended and Restated Plan of Reorganization, dated as of March 9, 1998, by and among Security First Network Bank
          ("SFNB"), S1 and New Security First Network Bank, as amended on June 4, 1998 and September 25, 1998 (filed as Exhibit
          10.2 to S1's Current Report on Form 8-K filed with the SEC on October 14, 1998 and incorporated herein by reference).
 10.2     Stock Purchase Agreement, dated as of March 9, 1998, by and among Royal Bank of Canada, RBC Holdings (Delaware) Inc.,
          SFNB and S1, as amended on June 5, 1998 (attached as
          Appendix C to the Proxy Statement/Prospectus that formed a part of S1's Registration Statement on Form S-4 (File No.
          333-56181) filed with the SEC on June 5, 1998 and
          incorporated herein by reference).

EXHIBIT
  NO.                         EXHIBIT DESCRIPTION
-------                       -------------------
 10.3     Common Stock Purchase and Option Agreement, dated as of
          March 9, 1998, by and among SFNB, RBC Holdings (Delaware)
          Inc. and S1, as amended on June 5, 1998 (filed as Exhibit
          2.3 to S1's Registration Statement on Form S-4 (File No.
          333-56181) filed with the SEC on June 5, 1998 and
          incorporated herein by reference).
 10.4     Registration Rights Agreement, dated as of February 25,
          1999, by and among S1, Royal Bank of Canada and RBC Holdings
          (Delaware) Inc. (filed as Exhibit 10.1 to S1's Quarterly
          Report on Form 10-Q for the quarterly period ended March 31,
          1999 and incorporated herein by reference).
 10.5     Stock Purchase Agreement, dated as of June 29, 1998, by and among SFNB, S1 and State Farm Mutual Automobile Insurance
          Company (filed as Exhibit 10.4 to Pre-Effective Amendment
          No. 2 to the S1's Registration Statement on Form S-4 (File
          No. 333-56181) filed with the SEC on August 21, 1998 and
          incorporated herein by reference).
 10.6     Stock Purchase Agreement, dated as of February 19, 1999, by and between S1 and Hewlett-Packard Company, as amended on
          April 30, 1999 (filed as Exhibit 10.2 to S1's Quarterly
          Report on Form 10-Q for the quarterly period ending March
          31, 1999 and incorporated herein by reference).
 10.7     Stock Purchase Agreement, dated as of February 19, 1999, by and between S1 and AC II Technology (ACT II) B.V., as
          amended on April 30, 1999 (filed as Exhibit 10.3 to S1's
          Quarterly Report on Form 10-Q for the quarterly period
          ending March 31, 1999 and incorporated herein by reference).
 10.8     Warrant, dated February 19, 1999, issued by S1 to Andersen
          Consulting LLP (filed as Exhibit 10.4 to S1's Quarterly
          Report on Form 10-Q for the quarterly period ending March
          31, 1999 and incorporated herein by reference).
 10.9     Warrant, dated February 25, 1999, issued by S1 to Royal Bank of Canada (filed as Exhibit 10.5 to S1's Quarterly Report on
          Form 10-Q for the quarterly period ending March 31, 1999 and incorporated herein by reference).
 10.10    Stock Purchase and Option Agreement, dated as of May 16,
          1999, by and between S1 and Intuit Inc. (filed as Exhibit
          10.1 to S1's Current Report on Form 8-K filed with the SEC on May 21, 1999 and incorporated herein by reference).
 10.11    Stock Purchase Agreement, dated as of September 21, 1999, by and among S1, the individuals and entities listed as
          signatories thereto, and for the limited purposes therein,
          FICS Group N.V. (filed as Exhibit 10.1 to S1's Current
          Report on Form 8-K filed with the SEC on September 23, 1999 and incorporated herein by reference).
10.11.1   Amendment to Stock Purchase Agreement, dated as of October
          7, 1999, by and among S1, the individuals and entities
          listed as signatories thereto, and for the limited purposes therein, FICS Group N.V.
 10.12    Security First Technologies Corporation Amended and Restated
          1995 Stock Option Plan (filed as Appendix B to S1's
          definitive proxy statement for S1's 1999 annual meeting of stockholders and incorporated herein by reference).
 10.13    Security First Network Bank Amended and Restated Directors'
          Stock Option Plan (filed as Exhibit 10.2 to Pre-Effective
          Amendment No. 2 to S1's Registration Statement on Form S-4
          (File No. 333-56181) filed with the SEC on August 21, 1998 and incorporated herein by reference).
 10.14    Security First Technologies Corporation 1998 Directors'
          Stock Option Plan (filed as Exhibit 10.3 to Pre-Effective
          Amendment No. 1 to S1's Registration Statement on Form S-4
          (File No. 333-56181) filed with the SEC on July 30, 1998 and incorporated herein by reference).
 10.15    Loan Agreement, dated as of May 16, 1999, entered into by
          and between S1 and FICS Group N.V.*
 10.16    Loan Agreement, dated as of September 21, 1999, entered into by and between S1 and FICS Group N.V.

EXHIBIT
  NO.                         EXHIBIT DESCRIPTION
-------                       -------------------
 21.1     Subsidiaries of Security First Technologies Corporation.
 23.1     Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).
 23.2     Consent of KPMG LLP regarding S1 matters.
 23.3     Consent of Hogan & Hartson L.L.P. regarding tax matters in connection with the Edify Transaction (included in Exhibit
          8.2).
 23.4     Consent of Alston & Bird LLP regarding tax matters in
          connection with the VerticalOne Transaction.
 23.5     Consent of BancBoston Robertson Stephens Inc.
 23.6     Consent of Goldman, Sachs & Co. as advisor to S1 in
          connection with the VerticalOne Transaction.
 23.7     Consent of Goldman, Sachs & Co. as advisor to Edify in
          connection with the Edify Transaction.
 23.8     Consent of KPMG LLP regarding S1 financial statements
          (included in Exhibit 23.2).
 23.9     Consent of PricewaterhouseCoopers & Co. Bedrijfsrevisoren.
 23.10    Consent of KPMG LLP regarding Edify Corporation financial
          statements.
 23.11    Consent of KPMG LLP regarding VerticalOne financial
          statements.
 24.1     Power of Attorney (included at signature page to
          Registration Statement).
 24.2     Power of Attorney for Jackson L. Wilson, Jr.
 99.1     Consent of Michel Akkermans.
 99.2     Consent of Jeffrey M. Crowe.
 99.3     Consent of Gregg S. Freishtat.
 99.4     Proxy card of S1.
 99.5     Signature pages for FICS stockholders.
 99.6     Proxy card of Edify.*
 99.7     Proxy card of VerticalOne.



---------------


* Previously filed.


     (B) FINANCIAL STATEMENT SCHEDULES

     (C) OPINIONS OF FINANCIAL ADVISORS (INCLUDED IN THE PROSPECTUS/PROXY STATEMENT)

ITEM 22.  UNDERTAKINGS.

     (a) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) The registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (c) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415 (sec. 230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The undertaking concerning indemnification is included as part of the response to Item 20.

     (e) The registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) The registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     The undersigned registrant hereby undertakes:

     (g) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities registered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (h) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (i) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on October 12, 1999.


                                      SECURITY FIRST TECHNOLOGIES CORPORATION


                                      By:      /s/ ROBERT F. STOCKWELL

                                         ---------------------------------------

                                                  ROBERT F. STOCKWELL


                                         CHIEF FINANCIAL OFFICER AND TREASURER



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 12, 1999.


                     SIGNATURE                                            TITLE
                     ---------                                            -----
                         *                           Chairman, Chief Executive Officer, President
---------------------------------------------------    and Director (Principal Executive Officer)
                JAMES S. MAHAN  III

              /s/ ROBERT F. STOCKWELL                Chief Financial Officer and Treasurer
---------------------------------------------------    (Principal Financial Officer and Principal
                ROBERT F. STOCKWELL                    Accounting Officer)

                         *                           Director
---------------------------------------------------
                 ROBERT W. COPELAN

                         *                           Director
---------------------------------------------------
                 DORSEY R. GARDNER

                         *                           Director
---------------------------------------------------
                 JOSEPH S. MCCALL

                         *                           Director
---------------------------------------------------
              HOWARD J. RUNNION, JR.

                         *                           Director
---------------------------------------------------
              JACKSON L. WILSON, JR.

-------------
* Pursuant to Power of Attorney


By:   /s/ ROBERT F. STOCKWELL

    -------------------------------

          ROBERT F. STOCKWELL


           ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


EXHIBIT
  NO.                         EXHIBIT DESCRIPTION
-------                       -------------------
  2.1     Share Purchase Agreement II, dated as of September 21, 1999, by and among S1 Europe Holdings N.V., a Belgian corporation, the stockholders of FICS Group N.V., a Belgian corporation, who are listed as signatories thereto, and, for the limited purposes therein, S1 and FICS Group N.V. (filed as Exhibit
          2.1 to S1's Current Report on Form 8-K filed with the SEC on
          September 23, 1999 and incorporated herein by reference).
  2.1.1   Amendment to Share Purchase Agreement II, dated as of
          October 7, 1999, by and among S1 Europe Holdings N.V., a
          Belgian corporation, the stockholders of FICS Group N.V., a
          Belgian corporation, who are listed as signatories thereto, and, for the limited purposes therein, S1 and FICS Group
          N.V.
  2.2     Agreement and Plan of Merger, dated as of May 16, 1999, by and among S1, Sahara Strategy Corporation and Edify
          Corporation (filed as Exhibit 2.2 to S1's Current Report on
          Form 8-K filed with the SEC on May 21, 1999 and incorporated herein by reference).
  2.3     Option Agreement, dated as of May 16, 1999, between Edify
          Corporation and S1 (filed as Exhibit 2.3 to S1's Current
          Report on Form 8-K filed with the SEC on May 21, 1999 and
          incorporated herein by reference).
  2.4     Agreement and Plan of Merger, dated as of September 23,
          1999, by and among S1, VerticalOne Acquisition Corporation and VerticalOne Corporation (filed as Exhibit 2.1 to S1's
          Current Report on Form 8-K filed with the SEC on October 1,
          1999 and incorporated herein by reference).
  3.1     Amended and Restated Certificate of Incorporation of S1
          (filed as Exhibit 1 to S1's Registration Statement on Form
          8-A filed with the SEC on September 30, 1998 and
          incorporated herein by reference).
  3.2     Certificate of Amendment to Amended and Restated Certificate
          of Incorporation of S1 (filed as Exhibit 4.2 to S1's
          Registration Statement on Form S-8 (Reg. No. 333-82369) and
          incorporated herein by reference).
  3.3     Certificate of Designation for S1's Series B Redeemable
          Convertible Preferred Stock (filed as Exhibit 2 to S1's
          Registration Statement on Form 8-A filed with the SEC on
          September 30, 1998 and incorporated herein by reference).
  3.4     Certificate of Designation for S1's Series C Redeemable
          Convertible Preferred Stock (filed as Exhibit 3 to S1's
          Quarterly Report on Form 10-Q for the quarterly period
          ending March 31, 1999 and incorporated herein by reference).
  3.5     Amended and Restated Bylaws of S1 (filed as Exhibit 3 to
          S1's Registration Statement on Form 8-A filed with the SEC on September 30, 1998 and incorporated herein by reference).
  4.1     Specimen certificate for S1's common stock (filed as Exhibit
          4 to S1's Registration Statement on Form 8-A filed with the
          SEC on September 30, 1998 and incorporated herein by
          reference).
  4.2     Specimen certificate for S1's Series A Convertible Preferred
          Stock (filed as Exhibit 4.2 to S1's Annual Report on Form
          10-K for the fiscal year ended December 31, 1998 and
          incorporated herein by reference).
  4.3     Specimen certificate for S1's Series B Convertible
          Redeemable Preferred Stock (filed as Exhibit 4.3 to S1's
          Annual Report on Form 10-K for the fiscal year ended
          December 31, 1998 and incorporated herein by reference).
  4.4     Specimen certificate for S1's Series C Redeemable
          Convertible Preferred Stock (filed as Exhibit 4 to S1's
          Quarterly Report on Form 10-Q for the quarterly period
          ending March 31, 1999 and incorporated herein by reference).
  5.1     Opinion of Hogan & Hartson L.L.P. as to the validity of the shares being registered.
  8.1     Form of Opinion of KPMG LLP regarding tax matters in
          connection with the FICS Transaction.
  8.2     Form of Opinion of Hogan & Hartson L.L.P. regarding tax
          matters in connection with the Edify Transaction.*

EXHIBIT
  NO.                         EXHIBIT DESCRIPTION
-------                       -------------------
  8.3     Form of Opinion of Alston & Bird LLP regarding tax matters in connection with the VerticalOne Transaction.
 10.1     Second Amended and Restated Plan of Reorganization, dated as of March 9, 1998, by and among Security First Network Bank
          ("SFNB"), S1 and New Security First Network Bank, as amended on June 4, 1998 and September 25, 1998 (filed as Exhibit
          10.2 to S1's Current Report on Form 8-K filed with the SEC on October 14, 1998 and incorporated herein by reference).
 10.2     Stock Purchase Agreement, dated as of March 9, 1998, by and among Royal Bank of Canada, RBC Holdings (Delaware) Inc.,
          SFNB and S1, as amended on June 5, 1998 (attached as
          Appendix C to the Proxy Statement/Prospectus that formed a part of S1's Registration Statement on Form S-4 (File No.
          333-56181) filed with the SEC on June 5, 1998 and
          incorporated herein by reference).
 10.3     Common Stock Purchase and Option Agreement, dated as of
          March 9, 1998, by and among SFNB, RBC Holdings (Delaware)
          Inc. and S1, as amended on June 5, 1998 (filed as Exhibit
          2.3 to S1's Registration Statement on Form S-4 (File No.
          333-56181) filed with the SEC on June 5, 1998 and
          incorporated herein by reference).
 10.4     Registration Rights Agreement, dated as of February 25,
          1999, by and among S1, Royal Bank of Canada and RBC Holdings
          (Delaware) Inc. (filed as Exhibit 10.1 to S1's Quarterly
          Report on Form 10-Q for the quarterly period ended March 31,
          1999 and incorporated herein by reference).
 10.5     Stock Purchase Agreement, dated as of June 29, 1998, by and among SFNB, S1 and State Farm Mutual Automobile Insurance
          Company (filed as Exhibit 10.4 to Pre-Effective Amendment
          No. 2 to the S1's Registration Statement on Form S-4 (File
          No. 333-56181) filed with the SEC on August 21, 1998 and
          incorporated herein by reference).
 10.6     Stock Purchase Agreement, dated as of February 19, 1999, by and between S1 and Hewlett-Packard Company, as amended on
          April 30, 1999 (filed as Exhibit 10.2 to S1's Quarterly
          Report on Form 10-Q for the quarterly period ending March
          31, 1999 and incorporated herein by reference).
 10.7     Stock Purchase Agreement, dated as of February 19, 1999, by and between S1 and AC II Technology (ACT II) B.V., as
          amended on April 30, 1999 (filed as Exhibit 10.3 to S1's
          Quarterly Report on Form 10-Q for the quarterly period
          ending March 31, 1999 and incorporated herein by reference).
 10.8     Warrant, dated February 19, 1999, issued by S1 to Andersen
          Consulting LLP (filed as Exhibit 10.4 to S1's Quarterly
          Report on Form 10-Q for the quarterly period ending March
          31, 1999 and incorporated herein by reference).
 10.9     Warrant, dated February 25, 1999, issued by S1 to Royal Bank of Canada (filed as Exhibit 10.5 to S1's Quarterly Report on
          Form 10-Q for the quarterly period ending March 31, 1999 and incorporated herein by reference).
 10.10    Stock Purchase and Option Agreement, dated as of May 16,
          1999, by and between S1 and Intuit Inc. (filed as Exhibit
          10.1 to S1's Current Report on Form 8-K filed with the SEC on May 21, 1999 and incorporated herein by reference).
 10.11    Stock Purchase Agreement, dated as of September 21, 1999, by and among S1, the individuals and entities listed as
          signatories thereto, and for the limited purposes therein,
          FICS Group N.V. (filed as Exhibit 10.1 to S1's Current
          Report on Form 8-K filed with the SEC on September 23, 1999 and incorporated herein by reference).
10.11.1   Amendment to Stock Purchase Agreement, dated as of October
          7, 1999, by and among S1, the individuals and entities
          listed as signatories thereto, and for the limited purposes therein, FICS Group N.V.
 10.12    Security First Technologies Corporation Amended and Restated
          1995 Stock Option Plan (filed as Appendix B to S1's
          definitive proxy statement for S1's 1999 annual meeting of stockholders and incorporated herein by reference).

EXHIBIT
  NO.                         EXHIBIT DESCRIPTION
-------                       -------------------
 10.13    Security First Network Bank Amended and Restated Directors'
          Stock Option Plan (filed as Exhibit 10.2 to Pre-Effective
          Amendment No. 2 to S1's Registration Statement on Form S-4
          (File No. 333-56181) filed with the SEC on August 21, 1998 and incorporated herein by reference).
 10.14    Security First Technologies Corporation 1998 Directors'
          Stock Option Plan (filed as Exhibit 10.3 to Pre-Effective
          Amendment No. 1 to S1's Registration Statement on Form S-4
          (File No. 333-56181) filed with the SEC on July 30, 1998 and incorporated herein by reference).
 10.15    Loan Agreement, dated as of May 16, 1999, entered into by
          and between S1 and FICS Group N.V.*
 10.16    Loan Agreement, dated as of September 21, 1999, entered into by and between S1 and FICS Group N.V.
 21.1     Subsidiaries of Security First Technologies Corporation.
 23.1     Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).
 23.2     Consent of KPMG LLP regarding S1 matters.
 23.3     Consent of Hogan & Hartson L.L.P. regarding tax matters in connection with the Edify Transaction (included in Exhibit
          8.2).
 23.4     Consent of Alston & Bird LLP regarding tax matters in
          connection with the VerticalOne Transaction.
 23.5     Consent of BancBoston Robertson Stephens Inc.
 23.6     Consent of Goldman, Sachs & Co. as advisor to S1 in
          connection with the VerticalOne Transaction.
 23.7     Consent of Goldman, Sachs & Co. as advisor to Edify in
          connection with the Edify Transaction.
 23.8     Consent of KPMG LLP regarding S1 financial statements
          (included in Exhibit 23.2).
 23.9     Consent of PricewaterhouseCoopers & Co. Bedrijfsrevisoren.
 23.10    Consent of KPMG LLP regarding Edify Corporation financial
          statements.
 23.11    Consent of KPMG LLP regarding VerticalOne financial
          statements.
 24.1     Power of Attorney (included at signature page to
          Registration Statement).
 24.2     Power of Attorney for Jackson L. Wilson, Jr.
 99.1     Consent of Michel Akkermans.
 99.2     Consent of Jeffrey M. Crowe.
 99.3     Consent of Gregg S. Freishtat.
 99.4     Proxy card of S1.
 99.5     Signature pages for FICS stockholders.
 99.6     Proxy card of Edify.*
 99.7     Proxy card of VerticalOne.



---------------


* Previously filed.


     (B) FINANCIAL STATEMENT SCHEDULES

     (C) OPINIONS OF FINANCIAL ADVISORS (INCLUDED IN THE PROSPECTUS/PROXY STATEMENT)